Filed Pursuant to
                                                                  Rule 424(b)(5)
                                                              File #333-49129-01

PROSPECTUS SUPPLEMENT
(to Prospectus dated November 17, 1998)

                          $1,833,159,000 (Approximate)

                          LB Commercial Mortgage Trust

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1998-C4

      Structured Asset Securities Corporation (the "Depositor") will establish the Trust. The Trust will issue the eight (8) classes of "Offered Certificates" described in the table below, together with 11 additional classes of "Private Certificates". The Offered Certificates are the only securities offered pursuant to this prospectus supplement. The Private Certificates are not offered by this prospectus supplement. The Private Certificates are subordinated to, and provide credit enhancement for, the Offered Certificates.

      The assets of the Trust will include a pool of 285 fixed rate, monthly pay mortgage loans secured by first priority liens on 327 commercial and multifamily residential properties. The mortgage pool will have an "Initial Pool Balance" of approximately $2,025,590,706. The mortgage loans and related mortgaged properties are more fully described in this prospectus supplement.

                          -----------------------------

    You should fully consider the risk factors beginning on page S-27 in this Prospectus Supplement prior to investing in the Offered Certificates.

                          -----------------------------

     No governmental agency or instrumentality has insured or guaranteed the Offered Certificates or the underlying mortgage loans.

     The Offered Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party.

      This prospectus supplement may be used to offer and sell the Offered
         Certificates only if accompanied by the Depositor's prospectus dated November 17, 1998.

                        Approximate Initial      % of
                       Certificate Balance or   Initial      Initial Pass-      Assumed Final                    Expected Ratings
Offered Certificates     Notional Amount(1)   Pool Balance  Through Rate(3)  Distribution Date(5)   CUSIP No.    (Moody's/S&P)(6)
--------------------     ------------------   ------------  ---------------  --------------------   ---------    ----------------
Class A-1-a ..........   $  275,000,000          13.6%          5.870%         August 2006          501773BZ7         Aaa/AAA
Class A-1-b ..........   $  693,553,000          34.2%          6.210%         October 2008         501773CA1         Aaa/AAA
Class A-2 ............   $  500,000,000          24.7%          6.300%         October 2008         501773CB9         Aaa/AAA
Class B ..............   $  106,343,000           5.2%          6.360%         October 2008         501773CC7         Aa2/AA
Class C ..............   $  106,344,000           5.3%          6.500%         November 2008        501773CD5         A2/A
Class D ..............   $  121,535,000           6.0%          6.500%         December 2008        501773CE3         Baa2/BBB
Class E ..............   $   30,384,000           1.5%          6.500%         December 2008        501773CF0         Baa3/BBB-
Class X ..............   $2,025,590,706(2)        N/A           0.564%(4)      September 2023       501773CG8         Aaa/AAAr

(footnotes to table on next page)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

      Lehman Brothers Inc. (the "Underwriter") will purchase the Offered Certificates from the Depositor, subject to the satisfaction of certain conditions. The Underwriter currently intends to sell the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this Prospectus Supplement. Proceeds to the Depositor from the sale of the Offered Certificates will be an amount equal to approximately 104.0% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Depositor.

                                 LEHMAN BROTHERS

           The date of this Prospectus Supplement is November 17, 1998

Footnotes to the Table on the Cover of this Prospectus Supplement:

(1) The initial Certificate Balance or Notional Amount of any class of Offered Certificates may be as much as 5% larger or smaller than the aggregate principal balance or amount, as the case may be, shown in the table on the cover for such class. The terms "Certificate Balance" and "Notional Amount" are defined in this Prospectus Supplement under "Description of the Offered Certificates--General".

(2) The Class X Certificates will not have a Certificate Balance and will not entitle the holders thereof to any distributions of principal. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances outstanding from time to time of those classes of Certificates that do have Certificate Balances.

(3) In addition to distributions of interest, the holders of one or more classes of the Offered Certificates may be entitled to receive a portion of any prepayment premiums and/or yield maintenance charges received from time to time on the underlying mortgage loans. See "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

(4) The Pass-Through Rate shown in the table on the cover page for the Class X Certificates is the rate applicable for distributions to be made in December 1998. The Pass-Through Rate for such class is variable and will be calculated pursuant to a formula described under "Description of the Offered Certificates--Distributions--Calculations of Pass-Through Rates" in this Prospectus Supplement.

(5) The table on the cover shows the month and year in which the Assumed Final Distribution Date for each Class of Offered Certificates occurs. The Assumed Final Distribution Date is described under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement. The Rated Final Distribution Date, which is also described under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement, occurs in October 2035.

(6) By Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P"; and, together with Moody's, the "Rating Agencies"). See "Ratings" in this Prospectus Supplement.

Important Notice about the Information Contained in this Prospectus Supplement and the Accompanying Prospectus

      Information about the Offered Certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) the accompanying prospectus dated November 17, 1998 (the "Prospectus"), which provides general information, some of which may not apply to the Offered Certificates; and (b) this prospectus supplement dated November 17, 1998 (this "Prospectus Supplement"), which describes the specific terms of the Offered Certificates.

      You are urged to read both the Prospectus and this Prospectus Supplement in full to obtain material information concerning the Offered Certificates. If the descriptions of the Offered Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement. You should only rely on the information contained in this Prospectus Supplement and the Prospectus. The Depositor has not authorized any person to give any information or to make any representation that is different.

      This Prospectus Supplement and the Prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

      This Prospectus Supplement uses certain capitalized terms that are defined either in a different section of this Prospectus Supplement or in the Prospectus. This Prospectus Supplement includes an "Index of Principal Definitions" that identifies where to locate any definitions contained in this Prospectus Supplement for those capitalized terms that are most significant or are most commonly used and that are not otherwise defined in the Prospectus. The Prospectus contains a "Glossary" in which various significant or commonly used terms are defined.

      This Prospectus Supplement and the Prospectus include words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any related borrower. The forward-looking statements set forth in this Prospectus Supplement are made as of the date of this Prospectus Supplement. The Depositor has no obligation to update or revise any such forward-looking statement.

                         -----------------------------

      The Depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this Prospectus Supplement and the Prospectus form a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http://www.sec.gov).

                         -----------------------------

      The Underwriter is offering the Offered Certificates when, as and if issued and delivered to and accepted by the Underwriter, subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about November 24, 1998, against payment therefor in immediately available funds.

      There is currently no secondary market for the Offered Certificates. The Underwriter has informed the Depositor that it presently intends to make a secondary market in the Offered Certificates, but it is not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. The Depositor does not intend to list the Offered Certificates on any securities exchange. See "Risk Factors--Risks Related to the Certificates--Limited Liquidity" in this Prospectus Supplement.

                         -----------------------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
IMPORTANT NOTICE ABOUT
   THE INFORMATION CONTAINED IN
   THIS PROSPECTUS SUPPLEMENT AND
   THE ACCOMPANYING PROSPECTUS.............................................S-2

EXECUTIVE SUMMARY..........................................................S-6

SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-7

RISK FACTORS..............................................................S-27
      Risks Related to the Offered Certificates...........................S-27
      Risks Related to the Mortgage Loans.................................S-29

DESCRIPTION OF THE MORTGAGE POOL..........................................S-40
      General.............................................................S-40
      Certain Terms and Conditions of
         the Mortgage Loans...............................................S-42
      Credit Lease Loans..................................................S-46
      Assessments of Property Condition...................................S-48
      Additional Mortgage Loan Information................................S-48
      Mortgage Pool Characteristics.......................................S-50
      Assignment of the Mortgage Loans....................................S-69
      Representations and Warranties......................................S-70
      Cures and Repurchases...............................................S-71
      Changes in Mortgage Pool Characteristics............................S-71

SERVICING OF THE MORTGAGE LOANS...........................................S-72
      General.............................................................S-72
      The Master Servicer and the Special Servicer........................S-74
      Servicing and Other Compensation
         and Payment of Expenses..........................................S-74
      Evidence as to Compliance...........................................S-78
      Modifications, Waivers, Amendments
         and Consents.....................................................S-78
      Custodial Account...................................................S-80
      The Controlling Class Representative................................S-82
      Realization Upon Defaulted Mortgage Loans;
         Sale of Defaulted Mortgage Loans
         and REO Properties...............................................S-83
      REO Properties......................................................S-85
      Inspections; Collection of Operating Information....................S-86
      Replacement of the Master Servicer
         or the Special Servicer..........................................S-86
      Maintenance of Insurance............................................S-87
      Certain Matters Regarding the Depositor,
         the Master Servicer and the Special Servicer.....................S-87
      Events of Default...................................................S-88
      Rights Upon Event of Default........................................S-89

DESCRIPTION OF THE OFFERED CERTIFICATES...................................S-90
      General.............................................................S-90
      Registration and Denominations......................................S-92
      Collection Account..................................................S-92
      Seniority...........................................................S-93
      Certain Relevant Characteristics of
         the Mortgage Loans...............................................S-94
      Distributions.......................................................S-95
      Allocation of Realized Losses and
         Certain Other Shortfalls and Expenses...........................S-105
      P&I Advances.......................................................S-106
      Appraisal Reductions...............................................S-107
      Reports to Certificateholders;
         Certain Available Information...................................S-108
      Voting Rights......................................................S-113
      Amendment..........................................................S-113
      Termination........................................................S-114
      The Trustee........................................................S-114
      The Fiscal Agent ..................................................S-114

YIELD AND MATURITY CONSIDERATIONS........................................S-115
      Yield Considerations...............................................S-115
      Price/Yield Tables.................................................S-117
      Weighted Average Lives.............................................S-119

USE OF PROCEEDS..........................................................S-120

FEDERAL INCOME TAX CONSEQUENCES..........................................S-120
      General............................................................S-120
      Discount and Premium; Prepayment Premiums..........................S-120
      Constructive Sales of Class X Certificates.........................S-122
      Characterization of Investments in
         Offered Certificates............................................S-122
      Possible Taxes on Income From
         Foreclosure Property and Other Taxes............................S-122
      Reporting and Other Administrative Matters.........................S-123

CERTAIN ERISA CONSIDERATIONS.............................................S-123

LEGAL INVESTMENT.........................................................S-126

METHOD OF DISTRIBUTION...................................................S-127

LEGAL MATTERS............................................................S-127

RATINGS..................................................................S-128

INDEX OF PRINCIPAL DEFINITIONS...........................................S-130

                                                                           Page
                                                                           ----

ANNEX A-1--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS................... A-1
      The Mortgage Pool
      Loan Group 1
      Loan Group 2

ANNEX A-2--CERTAIN MONETARY TERMS OF THE MORTGAGE LOANS.................... A-2
      Loan Group 1
      Loan Group 2

ANNEX A-3--CERTAIN ADDITIONAL INFORMATION REGARDING
           THE GROUP 2 MORTGAGED PROPERTIES................................ A-3

ANNEX A-4--CERTAIN INFORMATION REGARDING RESERVES.......................... A-4
      Loan Group 1
      Loan Group 2

ANNEX B--TERM SHEET.........................................................B-1

ANNEX C-1--PRICE/YIELD TABLES...............................................C-1

ANNEX C-2--DECREMENT TABLES.................................................C-2

ANNEX D--FORM OF DELINQUENT LOAN STATUS REPORT..............................D-1

ANNEX E--FORM OF HISTORICAL LOAN MODIFICATION REPORT........................E-1

ANNEX F--FORM OF HISTORICAL LOSS ESTIMATE REPORT............................F-1

ANNEX G--FORM OF REO STATUS REPORT..........................................G-1

ANNEX H--FORM OF WATCH LIST REPORT..........................................H-1

ANNEX I--FORM OF OPERATING STATEMENT ANALYSIS...............................I-1

ANNEX J--FORM OF NOI ADJUSTMENT WORKSHEET...................................J-1

ANNEX K--FORM OF COMPARATIVE FINANCIAL STATUS REPORT........................K-1

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

      This Executive Summary summarizes selected information relating to the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Offered Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

                                 Initial            Approx.                                     Initial    Weighted
                               Certificate           % of          Approx.     Pass-Through      Pass-     Average
                                Balance or       Initial Pool  Initial Credit      Rate         Through      Life       Principal
   Class(es)   Ratings(1)   Notional Amount(2)      Balance      Support(3)     Description       Rate    (years)(4)    Window(4)
Offered Certificates
A-1-a           Aaa/AAA       $   275,000,000        13.6%        27.50%          Fixed         5.870%      5.085      12/98 - 8/06
A-1-b           Aaa/AAA       $   693,553,000        34.2%        27.50%          Fixed         6.210%      9.613       8/06 - 10/08
A-2             Aaa/AAA       $   500,000,000        24.7%        27.50%          Fixed         6.300%      8.388      12/98 - 10/08
B               Aa2/AA        $   106,343,000         5.2%        22.25%          Fixed         6.360%      9.892      10/08 - 10/08
C                A2/A         $   106,344,000         5.3%        17.00%          Fixed         6.500%      9.916      10/08 - 11/08
D              Baa2/BBB       $   121,535,000         6.0%        11.00%          Fixed         6.500%      9.999      11/08 - 12/08
E              Baa3/BBB-      $    30,384,000         1.5%         9.50%          Fixed         6.500%     10.058      12/08 - 12/08
                                                                                Variable IO
X              Aaa/AAAr       $ 2,025,590,706(5)      N/A           N/A         Strip Rate      0.564%       N/A       12/98 - 9/23

Private Certificates--Not Offered Hereby(6)
F                 (7)         $    50,640,000         2.5%         7.00%          Fixed         6.000%     10.058      12/08 - 12/08
G                 (7)         $    45,576,000         2.3%         4.75%          Fixed         5.600%     11.795      12/08 - 5/13
H                 (7)         $    15,192,000         0.8%         4.00%          Fixed         5.600%     14.659       5/13 - 8/13
J                 (7)         $    20,255,000         1.0%         3.00%          Fixed         5.600%     14.932       8/13 - 9/14
K                 (7)         $    10,128,000         0.5%         2.50%          Fixed         5.600%     16.557       9/14 - 3/16
L                 (7)         $    15,192,000         0.8%         1.75%          Fixed         5.600%     18.009       3/16 - 10/17
M                 (7)         $    10,128,000         0.5%         1.25%          Fixed         5.600%     19.351      10/17 - 6/18
N                 (7)         $    25,320,706         1.3%         0.00%          Fixed         5.600%     20.088       6/18 - 9/23

-----------------
(1) Ratings shown are those of Moody's and S&P, respectively. Classes marked "NR" will not be rated by the applicable rating agency.
(2) Depending on the actual size of the Initial Pool Balance, the initial Certificate Balance or Notional Amount of any class of Certificates may be as much as 5% larger or smaller than the aggregate principal balance or notional amount shown above.
(3) Represents the aggregate initial Certificate Balance (expressed as a percentage of the Initial Pool Balance) of all classes of Certificates that are subordinate to the indicated class.
(4) Based on the assumptions that each borrower timely makes all payments on its mortgage loan, that each mortgage loan with an Anticipated Repayment Date (as defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement) is paid in full on such date, and that no mortgage loan is otherwise prepaid prior to stated maturity. Further based on the other Modeling Assumptions (as defined under "Yield and Maturity Considerations" in this Prospectus Supplement).
(5)   Notional Amount.
(6) Information in this Prospectus Supplement regarding the terms of the Private Certificates is provided solely because of its potential relevance to an investment decision with respect to the Offered Certificates.
(7)   Not presented.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Offered Certificates, you should read carefully this Prospectus Supplement and the Prospectus in full.

                           Overview of the Transaction

Establishment of the Trust..........The Depositor is establishing a trust, to be designated as LB Commercial Mortgage Trust
                                    (the "Trust"). The assets of the Trust
                                    (collectively, the "Trust Fund") will
                                    primarily consist of a pool of certain
                                    multifamily and commercial mortgage loans having the characteristics described in this Prospectus Supplement (collectively, the "Mortgage Loans").

Issuance of the Certificates........The Depositor is establishing the Trust for purposes of issuing the Series 1998-C4
                                    Commercial Mortgage Pass-Through
                                    Certificates (the "Certificates") in
                                    multiple classes (each, a "Class"). The
                                    Certificates will, in the aggregate,
                                    represent the entire beneficial ownership of the Trust. The registered holders of the Certificates are referred to in this Prospectus Supplement as "Holders" or "Certificateholders".

The Governing Document..............The governing document for purposes of establishing the Trust and issuing the
                                    Certificates will be a Pooling and Servicing
                                    Agreement to be dated as of the Cut- off
                                    Date, between the Depositor, the Trustee, the Master Servicer and the Special Servicer (the "Pooling Agreement"). See "--The Relevant Parties" and "--Relevant Dates and Periods" below. The Pooling Agreement will also govern the servicing and administration of the Mortgage Loans and the other assets of the Trust. A copy of the Pooling Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K ("Form 8-K"), within 15 days after the initial issuance of the Offered Certificates. The SEC will make such Form 8-K and its exhibits available to the public for inspection.

                                Relevant Parties

Depositor ..........................Structured Asset Securities Corporation, a
                                    special purpose Delaware corporation. The
                                    Depositor is a direct, wholly-owned
                                    subsidiary of the Underwriter. See "--The
                                    Issuer" in the Prospectus.

Master Servicer.....................First Union National Bank, a national banking association. See "Servicing of the Mortgage Loans--The Master Servicer and the Special Servicer--The Master Servicer" in this Prospectus Supplement.

Special Servicer....................Lennar Partners, Inc., a Florida
                                    corporation. See "Servicing of the Mortgage
                                    Loans--The Master Servicer and the Special
                                    Servicer--The Special Servicer" in this
                                    Prospectus Supplement.

                                    The Holder (or Holders) of Certificates
                                    representing a majority interest in the
                                    Controlling Class will have the right,
                                    subject to certain conditions described in this Prospectus Supplement, to replace the Special Servicer and, further, to elect a representative from whom the Special Servicer will seek advice and approval and take direction. At any particular time, the "Controlling Class" will, in general, be the most subordinate Class of Certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) outstanding with a then-current Certificate Balance that is at least equal to 25% of the initial Certificate Balance thereof. See "Servicing of the Mortgage
                                    Loans--Replacement of the Master Servicer or Special Servicer" and "--Controlling Class Representative" in this Prospectus Supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Trustee.............................LaSalle National Bank, a national banking association. See "Description of the Offered
                                    Certificates--The Trustee" in this
                                    Prospectus Supplement. The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator").

Fiscal Agent........................ABN AMRO Bank N.V., a Netherlands banking corporation. See "Description of the Offered
                                    Certificates--The Fiscal Agent" in this
                                    Prospectus Supplement.

                           Relevant Dates and Periods

Cut-off Date........................In general, November 1, 1998. The Cut-off
                                    Date is the date as of which each particular
                                    Mortgage Loan became part of the Trust. As to any individual Mortgage Loan, the Cut-off Date is its Due Date occurring in November 1998 (or, if it was originated during such calendar month, its date of origination). References in this Prospectus Supplement and in the Prospectus to the "Cut-off Date" are to the applicable Cut-off Date for each Mortgage Loan.

Closing Date........................On or about November 24, 1998. The Closing
                                    Date is the date on which the Offered
                                    Certificates will initially be issued.

Distribution Date...................The 15th day of each month or, if any such
                                    15th day is not a business day, the next succeeding business day. The first Distribution Date will be December 15, 1998. The Distribution Date is the date each month on which distributions are to be made on the Certificates.

Record Date.........................With respect to any Distribution Date, the last business day of the calendar month
                                    immediately preceding the month in which such Distribution Date occurs. The Record Date is relevant for establishing which Certificateholders are entitled to receive distributions on the related Distribution Date.

Determination Date..................In general, with respect to any Mortgage
                                    Loan and Distribution Date, the 8th day of the calendar month in which such Distribution Date occurs or, if any such 8th day is not a business day, the immediately preceding business day. Solely in the case of the Mortgage Loan identified in this Prospectus Supplement as the "Fresno Loan", however, the Determination Date for any Distribution Date will be the 10th day of the calendar month in which such Distribution Date occurs or, if any such 10th day is not a business day, the immediately following business day. References in this Prospectus Supplement and in the Prospectus to "Determination Date" are to the applicable Determination Date for each Mortgage Loan and Distribution Date. The Determination Date is relevant for purposes of establishing the end of the Collection Period for the related Distribution Date.

Collection Period...................With respect to any Mortgage Loan for any
                                    Distribution Date, the period that begins immediately following the Determination Date in the calendar month prior to the month in which such Distribution Date occurs and continues through and includes the Determination Date in the calendar month in which such Distribution Date occurs, except that the first Collection Period begins immediately following the Cut-off Date. References in this Prospectus Supplement and in the Prospectus to "Collection Period" are to the applicable Collection Period for each Mortgage Loan and Distribution Date. Amounts available for distribution on any Distribution Date will be a function of the payments and other collections received, and any advances of payments due, in respect of each Mortgage Loan during the related Collection Period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Interest Accrual Period.............With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. The amount of interest distributable with respect to the interest-bearing Certificates on any Distribution Date will be a function of the interest accrued through the end of the related Interest Accrual Period.

Rated Final Distribution Date...... The Distribution Date in October 2035. As
                                    discussed in this Prospectus Supplement, the ratings assigned to the Offered Certificates will represent the likelihood of timely receipt by the Holders thereof of all interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by the Holders thereof of all principal to which they are entitled by the Rated Final Distribution Date.

Assumed Final Distribution Date.....With respect to any Class of Certificates, the Distribution Date on which the Holders of such Certificates would be expected to receive their last distribution based upon--

                                    o The assumption that each borrower timely makes all payments on its Mortgage Loan.

                                    o  The assumption that each underlying
                                       Mortgage Loan with an Anticipated
                                       Repayment Date is paid in full on that
                                       date.

                                    o The assumption that no borrower otherwise prepays its Mortgage Loan prior to stated maturity.

                                    o The other Modeling Assumptions set forth under "Yield and Modeling Assumptions" in this Prospectus Supplement.

                                    The Assumed Final Distribution Date for each
                                    Class of Offered Certificates is the
                                    Distribution Date in the calendar month and year set forth below for such Class.

                                                                Assumed Final
                                    Class                     Distribution Date
                                    -----                     -----------------
                                    Class A-1-a                  August 2006
                                    Class A-1-b                  October 2008
                                    Class A-2                    October 2008
                                    Class B                      October 2008
                                    Class C                     November 2008
                                    Class D                     December 2008
                                    Class E                     December 2008
                                    Class X                    September 2023

                          Overview of the Certificates

General.............................The Certificates will consist of 19 Classes, eight (8) of which will be Classes of
                                    Offered Certificates and 11 of which will be Classes of Private Certificates. The Offered Certificates are the only securities being offered pursuant to this Prospectus Supplement. The Depositor does not intend to register any of the Private Certificates under the Securities Act of 1933, as amended (the "Securities Act"), and is not offering such Certificates to you pursuant to this Prospectus Supplement or the Prospectus. The Depositor has included information regarding the Private Certificates in this Prospectus Supplement because of its potential relevance to an investment decision with respect to the Offered Certificates.

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                                      S-9
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Certain Characteristics of
the Certificates

A. The Offered Certificates.........Each Class of Offered Certificates will have the approximate initial Certificate Balance or Notional Amount as set forth below, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate (the "Pass-Through Rate") as set forth or otherwise described below:

                                      Approx. Initial
                                    Certificate Balance             Pass-Through
               Class                 or Notional Amount                 Rate
               -----                 ------------------                 ----
               Class A-1-a             $  275,000,000                  5.870%
               Class A-1-b             $  693,553,000                  6.210%
               Class A-2               $  500,000,000                  6.300%
               Class B                 $  106,343,000                  6.360%
               Class C                 $  106,344,000                  6.500%
               Class D                 $  121,535,000                  6.500%
               Class E                 $   30,384,000                  6.500%
               Class X                 $2,025,590,706(1)               0.564%(2)

                                    ---------------

                                    (1) The Class X Certificates will accrue
                                        interest based on a Notional Amount
                                        equal to the aggregate of the
                                        Certificate Balances outstanding from
                                        time to time of those Classes of
                                        Certificates that have Certificate
                                        Balances.

                                    (2) The Pass-Through Rate shown above for
                                        the Class X Certificates is the rate
                                        applicable for the Distribution Date in
                                        December 1998. The Pass-Through Rate for such Class will be variable and will be determined pursuant to a formula described under "Description of the Offered Certificates--Distributions--
                                        Calculations of Pass-Through Rates" in
                                        this Prospectus Supplement. Based on
                                        such formula, the Pass-Through Rate for
                                        such Class will generally be a function
                                        of the weighted average of the strip
                                        rates at which interest accrues on the
                                        respective components of the Notional
                                        Amount of the Class X Certificates from
                                        time to time.

                                    See "Description of the Offered
                                    Certificates--General" and
                                    "--Distributions--Calculations of
                                    Pass-Through Rates" in this Prospectus
                                    Supplement.

B.  The Private Certificates........Each Class of the Private Certificates will have the approximate initial Certificate
                                    Balance as set forth below, subject to a variance of plus or minus 5%, and will accrue interest at the Pass-Through Rate as set forth below:

                                             Approx. Initial        Pass-Through
                        Class              Certificate Balance          Rate
                        -----              -------------------          ----
                        Class F                $ 50,640,000            6.000%
                        Class G                $ 45,576,000            5.600%
                        Class H                $ 15,192,000            5.600%
                        Class J                $ 20,255,000            5.600%
                        Class K                $ 10,128,000            5.600%
                        Class L                $ 15,192,000            5.600%
                        Class M                $ 10,128,000            5.600%
                        Class N                $ 25,320,706            5.600%

Registration and Denominations......The Trust will be issuing the Offered
                                    Certificates in book-entry form in original denominations of: (i) in the case of the Class X Certificates, $250,000 initial notional amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Classes of Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC").

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                                      S-10
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                                    As a result, you will not receive a fully
                                    registered physical certificate representing your interest in any Offered Certificate, except under the limited circumstances described in this Prospectus Supplement and in the Prospectus. See "Description of the Offered Certificates--Registration and
                                    Denominations" in this Prospectus Supplement and "Description of the
                                    Securities--Book-Entry Registration" in the
                                    Prospectus.

Optional Termination ...............The Trust may be terminated when the aggregate Stated Principal Balance (as
                                    defined under "Description of the Offered
                                    Certificates--Certain Relevant
                                    Characteristics of the Mortgage Loans" in this Prospectus Supplement) of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the Offered Certificates--Termination" in this
                                    Prospectus Supplement.

Federal Income
  Tax Consequences .................The Pooling Agreement will require the
                                    Trustee, as REMIC Administrator, to make elections to treat designated portions of the Trust Fund as three separate "real estate mortgage investment conduits" (each, a "REMIC"). The lowest-tier REMIC will hold, among other things, the Mortgage Loans, as well as any Mortgaged Properties (as defined in this Prospectus Supplement under "--The Mortgage Loans and Mortgaged Properties" below) that may have been acquired by the Trust following a borrower default, but will exclude collections of certain additional interest accrued (and deferred as to payment) in respect of each Mortgage Loan with an Anticipated Repayment Date that remains outstanding thereafter (such excluded collections of additional interest are referred to in this Prospectus Supplement as the "Non-REMIC Assets"). The Non-REMIC Assets will collectively constitute a grantor trust (the "Grantor Trust") for federal income tax purposes. The Offered Certificates will evidence "regular interests" in a REMIC. The Offered Certificates (other than the Class A-1-a and Class X Certificates) will also represent pro rata undivided beneficial interests in the Grantor Trust.

                                    As a result of the foregoing, the Offered
                                    Certificates will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your Certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                    The Class D, Class E and Class X
                                    Certificates will, and the other Classes of Offered Certificates will not, be issued with original issue discount. If you own a Certificate issued with original issue discount, you may be required to report original issue discount income before receiving a corresponding amount of cash.

                                    For tax information reporting purposes, the Trustee, as REMIC Administrator, will compute the accrual of discount and premium on the Certificates based on the assumption that each Mortgage Loan with an Anticipated Repayment Date will be paid in full on such date and on the further assumption that no borrower will otherwise prepay its Mortgage Loan prior to stated maturity.

                                    It is anticipated that any prepayment
                                    premium or yield maintenance charge
                                    allocable to a Class of Offered Certificates will be ordinary income to the Holders of such Class as such amounts become due to the Trust. See "Description of the Offered Certificates-- Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

                                    For a more detailed discussion of the
                                    federal income aspects of investing in the Certificates, see "Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Considerations" in the Prospectus.

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                                      S-11
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ERISA...............................It is anticipated that certain employee benefit plans and other retirement
                                    arrangements subject to Title I of ERISA or
                                    Section 4975 of the Code will be able to invest in the Class A-1-a, Class A-1-b, Class A-2 and Class X Certificates, without giving rise to a prohibited transaction, based upon an individual prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor. However, investments in the other Offered Certificates by, on behalf of or with assets of such entities, will be restricted as described under "Certain ERISA Considerations" in this Prospectus Supplement.

                                    If you are a fiduciary of any employee
                                    benefit plan or other retirement arrangement subject to Title I of ERISA or section 4975 of the Code, you should review carefully with your legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Code. If you are using funds of an insurance company general account to purchase any Offered Certificates, you should consider the availability of Prohibited Transaction Class Exemption 95-60. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

Legal Investment....................The following Classes of Offered
                                    Certificates, upon initial issuance, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"):

                                    o  Class A-1-a
                                    o  Class A-1-b
                                    o  Class A-2
                                    o  Class B
                                    o  Class X

                                    The other Offered Certificates, upon initial issuance, will not constitute "mortgage related securities" within the meaning of SMMEA. You should consult your own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for you. See "Legal Investment" in this Prospectus Supplement and in the Prospectus.

Certain Investment Considerations...The yield to maturity on any Offered
                                    Certificate will be affected by the rate and timing of prepayments and other collections of principal on or in respect of the Mortgage Loans. In the case of Offered Certificates purchased at a discount, a slower than anticipated rate of prepayments could result in a lower than anticipated yield. In the case of Class X Certificates or any other Offered Certificates purchased at a premium, a faster than anticipated rate of prepayments could result in a lower than anticipated yield. If you are contemplating the purchase of a Class X Certificate, you should be aware that the yield to maturity on the Class X Certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations of Mortgage Loans and that an extremely rapid rate of prepayments and/or other liquidations in respect of the Mortgage Loans could result in a complete or partial loss of your initial investment. See "Yield and Maturity Considerations" in this Prospectus Supplement and "Yield and Prepayment Considerations" in the Prospectus.

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                                      S-12
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Ratings.............................It is a condition to the issuance of the respective Classes of the Offered
                                    Certificates that they receive the credit ratings indicated below:

                            Class                         Moody's           S&P
                            -----                         -------           ---
                            Class A-1-a...............      Aaa             AAA
                            Class A-1-b...............      Aaa             AAA
                            Class A-2.................      Aaa             AAA
                            Class B...................      Aa2             AA
                            Class C...................       A2              A
                            Class D...................      Baa2            BBB
                            Class E...................      Baa3           BBB-
                            Class X...................      Aaa            AAAr

                                    The ratings of the Offered Certificates
                                    address the timely payment of interest and, except in the case of the Class X Certificates, the ultimate payment of principal on or before the Rated Final Distribution Date. Such ratings do not, however, address--

                                    o  The tax attributes of the Offered
                                       Certificates or of the Trust.

                                    o The likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans.

                                    o  The degree to which prepayments on the
                                       Mortgage Loans might differ from those
                                       originally anticipated.

                                    o  The likelihood that prepayment premiums
                                       or yield maintenance charges will be
                                       received with respect to the Mortgage
                                       Loans.

                                    o  The likelihood that any Mortgage Loan
                                       with an Anticipated Repayment Date will
                                       remain outstanding past such date and
                                       will thereafter accrue any interest at a rate in excess of its current mortgage interest rate.

                                    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                    For a description of the limitations of the ratings of the Offered Certificates, see "Ratings" in this Prospectus Supplement and "Risk Factors--Limited Nature of Rating" in the Prospectus.

Reports to Certificateholders.......On each Distribution Date, the following reports will be available to you through the sources described under "Description of the Offered Certificates--Reports to
                                    Certificateholders; Available Information" in this Prospectus Supplement:

                                    o  Delinquent Loan Status Report
                                    o  Historical Loan Modification Report
                                    o  Historical Loss Estimate Report
                                    o  REO Status Report
                                    o  Watch List Report
                                    o  Loan Payoff Notification Report
                                    o  Comparative Financial Status Report
                                    o  Operating Statement Analysis

                                    The contents of such reports are described in this Prospectus Supplement under "Description of the Offered
                                    Certificates--Reports to Certificateholders;
                                    Available Information".

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                                      S-13
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                                    Upon reasonable prior notice, you will be
                                    permitted to review at the Trustee's offices during normal business hours a variety of information and documents that pertain to the Mortgage Loans and Mortgaged Properties, including loan documents, borrower operating statements, rent rolls and property inspection reports.

                                    See "Description of the Offered
                                    Certificates--Reports to Certificateholders;
                                    Available Information" in this Prospectus
                                    Supplement.

Analytics on Bloomberg..............Certain information regarding the Offered
                                    Certificates and the Mortgage Loans
                                    initially will be available from Bloomberg, L.P.

                     The Certificates: A Structural Summary

Seniority.......................... The following chart sets forth the relative seniority of the respective Classes of
                                    Certificates for purposes of--

                                    o Making distributions of interest and, if and when applicable, distributions of principal.

                                    o Allocating losses and other shortfalls on the Mortgage Loans, as well as certain default-related and otherwise unanticipated expenses of the Trust.

                                    In general, each identified Class of
                                    Certificates will, for the above specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart. Accordingly, the Class A-1-a, Class A-1-b, Class A-2 and Class X Certificates (collectively, the "Senior Certificates") are the most senior Classes of Certificates.

                        Summary Seniority Chart

   --------------------                          ---------------------
       Class A-1-a
       Class A-1-b            Most Senior              Class A-2
       and Class X     --------------------------     and Class X
   --------------------            |             ---------------------
                                   |
                                   |
                           -----------------
                                Class B
                           -----------------
                                   |
                                   |
                           -----------------
                                Class C
                           -----------------
                                   |
                                   |
                           -----------------
                                Class D
                           -----------------
                                   |
                                   |
                           -----------------
                                Class E
                           -----------------
                                   |
                                   |
         -------------------------------------------------------
                Various Classes of Private Certificates
         -------------------------------------------------------

                            Most Subordinate


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                                      S-14
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                                    The only form of credit support for any
                                    Class of Offered Certificates will be the above-referenced subordination of the other Classes of Certificates to which it is senior, including all of the Private Certificates.

                                    See "Description of the Offered
                                    Certificates--General", "--Seniority",
                                    "--Distributions" and "--Allocation of
                                    Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement.

Distributions

A.  General.........................Distributions of interest and principal will generally be made to the Holders of the
                                    various Classes of Certificates entitled thereto, sequentially based upon their relative seniority as depicted in the Summary Seniority Chart above. For purposes of calculating distributions on the Senior Certificates on any Distribution Date, however, the Mortgage Loans have been divided into two loan groups (each, a "Loan Group"), designated as "Loan Group 1" and "Loan Group 2", respectively. Loan Group 1 will consist of 229 Mortgage Loans, representing 84.7% of the Initial Pool Balance, and Loan Group 2 will consist of 56 Mortgage Loans, representing 15.3% of the Initial Pool Balance. Loan Group 2 includes all but eight of the Mortgage Loans that are secured by mortgage liens on multifamily properties, and Loan Group 1 includes all of the Mortgage Loans that are not otherwise included in Loan Group 2. See "Description of the Offered Certificates--Seniority", "--Distributions--Loan Groups" and
                                    "--Distributions--Priority of Payments" in this Prospectus Supplement.

B.  Distributions of Interest.......Each Class of Certificates (other than the
                                    Class R-I, Class R-II and Class R-III
                                    Certificates) will bear interest. In the case of each such Class, such interest will accrue during each Interest Accrual Period based upon--

                                    o the Pass-Through Rate for such Class for the related Distribution Date,

                                    o  the Certificate Balance or Notional
                                       Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date, and

                                    o the assumption that each year consists of twelve 30-day months.

                                    The timing of a prepayment on a Mortgage
                                    Loan may result in the collection of less than a full month's interest on such Mortgage Loan during the Collection Period of prepayment. As and to the extent described in this Prospectus Supplement, such shortfalls (net of the respective portions thereof attributable to the fees of the Master Servicer and certain other items), will be allocated to reduce the amount of accrued interest otherwise payable to the Holders of the respective Classes of interest-bearing Certificates, in reverse order of their seniority as depicted in the Summary Seniority Chart above. Any allocations of such shortfalls among the Holders of the respective Classes of the Senior Certificates will be made on a pro rata basis.

                                    On each Distribution Date, subject to
                                    available funds and the payment priorities described in this Prospectus Supplement, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued in respect of your Class of Offered Certificates through the end of the related Interest Accrual Period.

                                    See "Description of the Offered
                                    Certificates--Distributions-- Calculations
                                    of Interest", "--Distributions--Priority of
                                    Payments" and "--Allocations of Realized
                                    Losses and Certain Other Shortfalls and
                                    Expenses" in this Prospectus Supplement.


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                                      S-15
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C.  Distributions of Principal......The respective Classes of Certificates with
                                    Certificate Balances are referred to in this Prospectus Supplement as the "Principal Balance Certificates". In general, subject to available funds and the payment priorities described above, the Holders of each Class of Principal Balance Certificates will be entitled to receive an aggregate amount of principal over time equal to the related Certificate Balance. However, the Pooling Agreement will require the Trustee to make such distributions of principal in a specified sequential order such that--

                                    o  No distributions of principal will be
                                       made to the Holders of any Class of
                                       Private Certificates until the
                                       Certificate Balance of each Class of
                                       Offered Certificates (other than the
                                       Class X Certificates, which have no
                                       Certificate Balance) is reduced to zero.

                                    o  No distributions of principal will be
                                       made to the Holders of the Class B, Class
                                       C, Class D or Class E Certificates until, in the case of each such Class, the Certificate Balance of each more senior Class of Offered Certificates (other than the Class X Certificates, which have no Certificate Balance) is reduced to zero.

                                    o  No distributions of principal will be
                                       made to the Holders of the Class A- 1-b
                                       Certificates until either:

                                       (i) the Certificate Balance of the Class
                                           A-1-a Certificates is reduced to
                                           zero; or

                                       (ii) because of losses on the Mortgage
                                           Loans and/or certain default- related
                                           or otherwise unanticipated expenses
                                           of the Trust, the Certificate
                                           Balances of the Class B, Class C,
                                           Class D, Class E, Class F, Class G,
                                           Class H, Class J, Class K, Class L,
                                           Class M and Class N Certificates
                                           (collectively, the "Subordinate
                                           Principal Balance Certificates") have
                                           been reduced to zero (in which case,
                                           any distributions of principal on the
                                           Class A-1-a, Class A-1-b and Class
                                           A-2 Certificates will be made on a
                                           pro rata basis).

                                    o  In general, unless and until the
                                       Certificate Balances of the respective
                                       Classes of the Subordinate Principal
                                       Balance Certificates have all been
                                       reduced to zero because of losses on the Mortgage Loans and/or certain default-related or otherwise unanticipated expenses of the Trust, 84% of all payments (or advances in lieu thereof) and other collections of principal received in respect of the Mortgage Loans constituting Loan Group 1 will be applied to make distributions of principal on the Class A-1-a and/or Class A-1-b Certificates prior to being applied to making any distributions of principal on the Class A-2 Certificates.

                                    o  In general, unless and until the
                                       Certificate Balances of the respective
                                       Classes of the Subordinate Principal
                                       Balance Certificates have all been
                                       reduced to zero because of losses on the Mortgage Loans and/or certain default-related or otherwise unanticipated expenses of the Trust, 100% of all payments (or advances in lieu thereof) and other collections of principal received in respect of the Mortgage Loans constituting Loan Group 2, together with 16% of all payments (or advances in lieu thereof) and other collections of principal received in respect of the Mortgage Loans constituting Loan Group 1, will be applied to make distributions of principal on the Class A-2 Certificates prior to being applied to making any distributions of principal on the Class A-1-a and/or Class A- 1-b Certificates.


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                                      S-16
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                                    o  With respect to any Distribution Date,
                                       distributions of principal will not be
                                       made on the Class A-1-a, Class A-1-b
                                       and/or Class A-2 Certificates if doing so would result in an interest shortfall on any Class of Senior Certificates.

                                    The aggregate distributions of principal to be made on the respective Classes of Certificates with Certificate Balances on any Distribution Date will be a function of--

                                    o  the amount of all scheduled payments of
                                       principal due on the Mortgage Loans
                                       during the related Collection Period that are either received as of the related Determination Date or advanced by the Master Servicer, and

                                    o  the amount of any prepayments and other
                                       unscheduled collections of previously
                                       unadvanced principal in respect of the
                                       Mortgage Loans that are received during
                                       the related Collection Period.

                                    See "Description of the Offered
                                    Certificates--Calculation of the Principal
                                    Distribution Amount" and
                                    "--Distributions--Priority of Payments" in this Prospectus Supplement.

D.  Distributions of
        Prepayment Premiums and
        Yield Maintenance Charges...Any prepayment premium and/or yield maintenance charge collected in respect of a Mortgage Loan will be distributed, in the proportions described in this Prospectus Supplement, to the Holders of the Class X Certificates and/or to the Holders of any other Class or Classes of Certificates senior to the Class H Certificates that may be entitled to receive a portion of the related prepayment of principal. See "Description of the Offered
                                    Certificates--Distributions of Prepayment
                                    Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

Allocation of Losses and Certain
   Other Shortfalls and Expenses....Losses on the Mortgage Loans, together with certain default-related and other
                                    unanticipated expenses of the Trust, may cause the aggregate Stated Principal Balance of the Mortgage Loans to be less than the aggregate Certificate Balance of the respective Classes of Principal Balance Certificates (any such deficit being referred to in this Prospectus Supplement as a "Mortgage Pool Deficit"). If a Mortgage Pool Deficit exists following the distributions made on the Certificates on any Distribution Date, then the Certificate Balances of the respective Classes of the Subordinate Principal Balance Certificates will be successively reduced, in the reverse order of their seniority as depicted in the Summary Seniority Chart above, until the subject Mortgage Pool Deficit is eliminated. If a Mortgage Pool Deficit exists at any time after the Certificate Balances of the respective Classes of the Subordinate Principal Balance Certificates have all been reduced to zero, then the Certificate Balances of the Class A-1-a, Class A-1-b and Class A-2 Certificates will be reduced on a pro rata basis, until the subject Mortgage Pool Deficit is eliminated.

                                    In addition, the timing of a prepayment on a Mortgage Loan may result in the collection of less than a full month's interest on such Mortgage Loan during the Collection Period of prepayment. As and to the extent described in this Prospectus Supplement, such shortfalls (net of the respective portions thereof attributable to the fees of the Master Servicer and certain other items) will be allocated to reduce the amount of accrued interest otherwise payable to the Holders of the respective Classes of interest-bearing Certificates, in reverse order of their seniority as depicted in the Summary Seniority Chart above. Any allocations of such shortfalls among the Holders of the respective Classes of the Senior Certificates will be made on a pro rata basis.

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                                      S-17
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                                    See "Description of the Offered
                                    Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement.

Advances............................In general, the Master Servicer will be required to make advances (each, a "P&I
                                    Advance"), for distribution to the
                                    Certificateholders, in the amount of any delinquent monthly payments (other than balloon payments) of principal and interest due on the Mortgage Loans. The Master Servicer and, in some cases, the Special Servicer will also generally be required to make advances (each, a "Servicing Advance") to cover certain costs and expenses relating to the servicing and administration of the Mortgage Loans. P&I Advances and Servicing Advances are collectively referred to in this Prospectus Supplement as "Advances". If the Master Servicer or Special Servicer fails to make any Advance that it is required to make, the Trustee will be required to make such Advance. If the Trustee fails to make any Advance that it is required to make, the Fiscal Agent will be required to make such Advance. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, however, will be required to make any Advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related Mortgage Loan. As and to the extent described in this Prospectus Supplement, any party that makes an Advance will be entitled to receive interest thereon.

                                    See "Description of the Offered
                                    Certificates--P&I Advances" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement.

Appraisal Reductions................If certain adverse events or circumstances, called "Appraisal Trigger Events", occur or exist with respect to a Mortgage Loan or the related Mortgaged Property, the Special Servicer will be obligated to obtain a new appraisal of such Mortgaged Property. The new appraised value may reflect an "Appraisal Reduction Amount", which will, in general, be calculated based upon a comparison of (i) 90% of such new appraised value to (ii) the principal balance of, and certain other amounts due under, the subject Mortgage Loan. If an Appraisal Reduction Amount does exist, the amount otherwise required to be advanced in respect of interest on the subject Mortgage Loan will be reduced generally in the same proportion that the Appraisal Reduction Amount bears to the principal balance of such Mortgage Loan. Due to the payment priorities, this will generally reduce the funds available to pay interest on the most subordinate Class of Certificates then outstanding. See "Description of the Offered
                                    Certificates--Appraisal Reductions" in this
                                    Prospectus Supplement.

                   The Mortgage Loans and Mortgaged Properties

The Mortgage Pool...................The Trust Fund will primarily consist of the pool of Mortgage Loans (the "Mortgage
                                    Pool"). Each Mortgage Loan constitutes the obligation of one or more persons (individually and collectively, as to such Mortgage Loan, the "Borrower") to repay a specified sum with interest. Each Mortgage Loan will be secured by a first lien on the fee and/or leasehold interest of the related Borrower or another person in one or more commercial or multifamily residential properties (each, a "Mortgaged Property").

                                    For more detailed information on the
                                    Mortgage Loans, see the following sections in this Prospectus Supplement:

                                    o  "Description of the Mortgage Pool"

                                    o  "Risk Factors--Risks Related to the
                                       Mortgage Loans"

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                                      S-18
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                                    o  Annex A-1 - Certain Characteristics of
                                       the Mortgage Loans

                                    o  Annex A-2 - Certain Monetary Terms of the
                                       Mortgage Loans

                                    o  Annex A-3 - Certain Additional
                                       Information Regarding the Group 2
                                       Mortgage Loans

                                    o  Annex A-4 - Certain Information Regarding
                                       Reserves

                                    Set forth below is certain statistical
                                    information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

                                    o  All numerical information provided with
                                       respect to the Mortgage Loans is provided on an approximate basis.

                                    o All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

                                    o  When information with respect to the
                                       Mortgaged Properties is expressed as a
                                       percentage of the Initial Pool Balance,
                                       such percentages are based upon the
                                       Cut-off Date Balances of the related
                                       Mortgage Loans.

                                    o  In certain cases involving a Mortgage
                                       Loan that is secured by multiple
                                       Mortgaged Properties located in more than one state, a portion of such Mortgage Loan has been allocated to each such Mortgaged Property.

                                    o  Statistical information regarding the
                                       Mortgage Loans may change prior to the
                                       date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

                                    o  Certain capitalized terms used with
                                       respect to the Mortgage Loans are defined under "Description of the Mortgage Pool" in this Prospectus Supplement.

A. General Characteristics .........The Mortgage Pool will have the following general characteristics as of the Cut-off
                                    Date:

Initial Pool Balance(1) ..................................       $2,025,590,706
Number of Mortgage Loans .................................                  285
Number of Mortgaged Properties ...........................                  327

Maximum Cut-off Date Balance(2) ..........................       $  249,347,368
Minimum Cut-off Date Balance .............................       $      598,212
Average Cut-off Date Balance .............................       $    7,107,336

Maximum Mortgage Rate ....................................                8.940%
Minimum Mortgage Rate ....................................                5.920%
Weighted Average Mortgage Rate ...........................                6.840%

Maximum Original Term to Maturity ........................           300 months
Minimum Original Term to Maturity ........................            60 months
Weighted Average Original Term to Maturity ...............           123 months

Maximum Remaining Term to Maturity .......................           298 months
Minimum Remaining Term to Maturity .......................            57 months
Weighted Average Remaining Term to Maturity ..............           121 months

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                                      S-19
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Maximum Debt Service Coverage Ratio(3) ..........................         3.59x
Minimum Debt Service Coverage Ratio .............................         1.20x
Weighted Average Debt Service Coverage Ratio ....................         1.67x

Maximum Cut-off Date  Loan-to-Value Ratio(4) ....................         82.33%
Minimum Cut-off Date Loan-to-Value Ratio ........................         17.97%
Weighted Average Cut-off Date
    Loan-to-Value Ratio .........................................         65.69%

Maximum Maturity Loan-to-Value Ratio(5) .........................         75.73%
Minimum Maturity Loan-to-Value Ratio ............................          8.32%
Weighted Average Maturity Loan-to-Value Ratio ...................         56.42%

                                    ----------

                                    (1)  The "Initial Pool Balance" is equal to
                                         the aggregate Cut-off Date Balance of
                                         the Mortgage Pool and is subject to a
                                         permitted variance of plus or minus 5%.

                                    (2)  The "Cut-off Date Balance" of each
                                         Mortgage Loan is equal to its unpaid
                                         principal balance as of the Cut-off
                                         Date, after application of all payments
                                         of principal due in respect of such
                                         Mortgage Loan on or before such date,
                                         whether or not received.

                                    (3)  The "Debt Service Coverage Ratio" or
                                         "DSCR" for any Mortgage Loan is equal
                                         to the Net Cash Flow (as such term is
                                         defined in this Prospectus Supplement)
                                         generated by the related Mortgaged
                                         Property, divided by the product of 12
                                         times the monthly payment of principal
                                         and/or interest due in respect of such
                                         Mortgage Loan on the Cut-off Date. Debt
                                         Service Coverage Ratios have not been
                                         calculated and are not presented for
                                         Credit Lease Loans (as such term is
                                         defined below).

                                    (4)  The "Cut-off Date Loan-to-Value Ratio"
                                         or "Cut-off Date LTV Ratio" for any
                                         Mortgage Loan is equal to its Cut-off
                                         Date Balance, divided by the estimated
                                         value of the related Mortgaged Property
                                         as set forth in the most recent
                                         third-party appraisal available to the
                                         Depositor (or, in the case of the
                                         Mortgage Loans identified in this
                                         Prospectus Supplement as the "Arden
                                         Loan" and the "Fresno Loan", an
                                         internal valuation by the Originator
                                         (as such term is defined in this
                                         Prospectus Supplement under
                                         "Description of the Mortgage
                                         Pool--General")). Cut-off Date
                                         Loan-to-Value Ratios have not been
                                         calculated and are not presented for
                                         Credit Lease Loans.

                                    (5)  The "Maturity Loan-to-Value Ratio" for
                                         any Mortgage Loan that provides for a
                                         balloon payment or has an Anticipated
                                         Repayment Date is equal to the unpaid
                                         principal balance of such Mortgage Loan
                                         that will be outstanding as of its
                                         maturity date or Anticipated Repayment
                                         Date, as applicable, assuming no
                                         defaults or prepayments, divided by the
                                         estimated value of the related
                                         Mortgaged Property as set forth in the
                                         most recent third-party appraisal
                                         available to the Depositor (or, in the
                                         case of the Mortgage Loans identified
                                         in this Prospectus Supplement as the
                                         "Arden Loan" and the "Fresno Loan", an
                                         internal valuation by the Originator).
                                         Maturity Loan-to-Value Ratios have not
                                         been calculated and are not presented
                                         for Credit Lease Loans or for fully
                                         amortizing Mortgage Loans.

B. State Concentration .............The table below shows the number of, and the percentage of the Initial Pool Balance
                                    secured by, Mortgaged Properties located in the indicated states:

                                                  Number of
                                                  Mortgaged        % of Initial
                               State             Properties        Pool Balance
                               -----             ----------        ------------
                               California            34               19.8%
                               Texas                 37               11.5%
                               New York              35               10.5%
                               Illinois              27                9.5%
                               Florida               30                8.3%

                                    The remaining Mortgaged Properties are
                                    located throughout 30 other states and
                                    Puerto Rico. No more than 3.7% of the
                                    Initial Pool Balance is secured by Mortgaged
                                    Properties located in any such other
                                    jurisdiction.

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                                      S-20
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C.  Property Types..................The table below shows the number of, and the percentage of the Initial Pool Balance
                                    secured by, Mortgaged Properties operated for each indicated purpose:

                                    The Mortgage Pool

                                                     Number of
                                                     Mortgaged      % of Initial
              Property Type                          Properties     Pool Balance
              -------------                          ----------     ------------
              Anchored Retail                             73             20.1%
              Regional Mall                                3             12.9%
              Unanchored Retail                           54              7.1%
              -----------------                        -----            -----
                   Total Retail                          130             40.1%

              Multifamily Rental                          67             17.9%
              Hospitality                                 20             17.9%
              Office                                      44              9.5%
              Office/Industrial                           12              5.5%
              Credit Leases(1)                            28              3.9%
              Industrial/Warehouse                        16              3.3%
              Self Storage                                 5              0.8%
              Health Care                                  1              0.7%
              Manufactured Housing Community               3              0.3%
              Parking Garage                               1              0.2%

                                    ----------

                                    (1)  Properties subject to Credit Leases,
                                         regardless of property type.

                                  Loan Group 1

                                                     Number of
                                                     Mortgaged      % of Initial
              Property Type                          Properties     Pool Balance
              -------------                          ----------     ------------
              Anchored Retail                             73             23.7%
              Regional Mall                                3             15.2%
              Unanchored Retail                           54              8.4%
              -----------------                        -----            -----
                   Total Retail                          130             47.3%

              Multifamily Rental                           8              3.2%
              Hospitality                                 20             21.1%
              Office                                      44             11.2%
              Office/Industrial                           12              6.5%
              Credit Leases(1)                            28              4.6%
              Industrial/Warehouse                        16              3.9%
              Self Storage                                 5              0.9%
              Health Care                                  1              0.8%
              Manufactured Housing                         3              0.3%
              Parking Garage                               1              0.2%

                                    ----------

                                    (1)  Properties subject to Credit Leases,
                                         regardless of property type.

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                                      S-21
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                                  Loan Group 2

                                                     Number of
                                                     Mortgaged      % of Initial
              Property Type                          Properties     Pool Balance
              -------------                          ----------     ------------
              Multifamily Rental                        59              100%

The Six Largest Mortgage Loans

A. The Omni Loan....................Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this Prospectus Supplement as the "Omni Loan". See "Description of the Mortgage Pool--Significant Mortgage
                                    Loans--The Omni Loan" in this Prospectus
                                    Supplement.

Cut-off Date Balance .................                             $249,347,368
Mortgage Rate ........................                                     6.25%
Original Term to Maturity ............                               120 months
Original Amortization Term ...........                               300 months
Sponsor ..............................            TRT Holding Inc./ Omni Hotels
Properties ...........................               5 Full Service Omni Hotels
Size .................................                              1,858 rooms
Locations ............................                               IL, NY, TX
Appraised Value ......................                            $ 499,800,000
Cut-off Date LTV Ratio ...............                                    49.89%
DSCR .................................                                    2.34x
Lockbox ..............................     Springing, if DSCR falls below 1.50x
Reserves .............................       Ongoing taxes, insurance, and 3.5%
                                           FF&E with a letter of credit for one
                                                    additional month of reserve

B.  The Ontario Mills Loan..........Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this Prospectus Supplement as the "Ontario Mills Loan". See "Description of the Mortgage Pool--Significant Mortgage Loans--The Ontario Mills Loan" in this Prospectus Supplement.

Cut-off Date Balance..................                              $145,000,000
Mortgage Rate.........................                                     6.75%
Original Term to Maturity.............                                120 months
Original Amortization Term............                                360 months
Sponsor...............................           Simon Property Group, The Mills
                                                             Corporation, Kan Am
Anchors...............................                        AMC Entertainment,
                                                    JC Penney, Sports Authority,
                                             Burlington Coat Factory, Marshall's
Property..............................                       Super Regional Mall
Size..................................                              1,220,625 SF
Location..............................                               Ontario, CA
Appraised Value.......................                              $250,000,000
Cut-off Date LTV Ratio................                                    58.00%
DSCR..................................                                     1.73x
Lockbox...............................      Springing, if DSCR falls below 1.25x
Reserves..............................                Ongoing taxes and reserves

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                                      S-22
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C. The Arden Loan...................Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this Prospectus Supplement as the "Arden Loan". See "Description of the Mortgage Pool--Significant Mortgage
                                    Loans--The Arden Loan" in this Prospectus
                                    Supplement.

Cut-off Date Balance..................                              $111,200,000
Mortgage Rate.........................                                     6.61%
Sponsor...............................                        Arden Realty, Inc.
Original Term to Maturity.............                                118 months
Original Amortization.................              Interest only for 57 months;
                                                               then P&I based on
                                                          300 month amortization
Properties............................                    12 suburban office and
                                                       R&D Industrial properties
Size..................................                              2,239,948 SF
Location..............................                                        CA
Valuation.............................                              $235,000,000
Cut-off Date LTV Ratio................                                    47.32%
DSCR..................................                                     2.35x
Lockbox...............................            Springing, if DSCR falls below
                                                                           1.50x
Reserves..............................          Ongoing taxes, insurance, and
                                                $3,270,000 (floor amount,
                                                replenishing reserve) in tenant
                                                improvements, leasing
                                                commissions
                                                and capital expenditures reserve

D.  The Fresno Loan.................Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this Prospectus Supplement as the "Fresno Loan". See "Description of the Mortgage Pool--Significant Mortgage
                                    Loans--The Fresno Loan" in this Prospectus
                                    Supplement.

Cut-off Date Balance ...............                                $69,000,000
Mortgage Rate ......................                                       6.52%
Original Term to Maturity ..........                                 120 months
Original Amortization Term .........                                 360 months
Sponsor ............................                       The Macerich Company
Anchors ............................            Macy's, JC Penney, Gottschalk's
Property ...........................                              Regional Mall
Size ...............................                                 881,413 SF
Location ...........................                                 Fresno, CA
Valuation ..........................                               $113,693,000
Cut-off Date LTV Ratio .............                                      60.69%
DSCR ...............................                                      1.74x
Lockbox ............................ Springing, if DSCR falls to or below 1.35x
Reserves ...........................   Taxes and insurance if lockbox triggered

E. The Bayside Loan.................Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this Prospectus Supplement as the "Bayside Loan". See "Description of the Mortgage Pool--Significant Mortgage
                                    Loans--The Bayside Loan" in this Prospectus
                                    Supplement.

Cut-off Date Balance ................                               $62,936,317
Mortgage Rate .......................                                      5.92%
Original Term to Maturity ...........                                121 months
Original Amortization Term ..........                                360 months

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                                      S-23
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Sponsor..............................                          The Rouse Company
Major Tenants........................               Hard Rock Cafe, The Limited,
                                                           Warner Brothers Store
Property.............................                              Regional Mall
Size.................................                                 230,781 SF
Location.............................                                  Miami, FL
Value(1).............................                               $101,980,000
Cut-off Date LTV Ratio(1)............                                     61.71%
DSCR.................................                                      1.80x
Lockbox..............................                                       Hard
Reserves.............................      Ongoing taxes, insurance, replacement
                                                   reserves, tenant improvements
                                                         and leasing commissions

                                    --------------

                                    (1)   Bayside has an appraised value of
                                          $116,000,000. For purposes of
                                          calculating Cut-off Date LTV Ratio,
                                          this value has been adjusted to
                                          $101,980,000 to reflect the existence
                                          of municipal bond financing on the
                                          adjacent parking garage.

F.  The Inland Loan.................Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this Prospectus Supplement as the "Inland Loan". See "Description of the Mortgage Pool--Significant Mortgage
                                    Loans--The Inland Loan" in this Prospectus
                                    Supplement.

Cut-off Date Balance.................                                $54,600,000
Mortgage Rate........................                                      6.36%
Original Term to Maturity............                                 120 months
Original Amortization Term...........                  Interest only to Maturity
Sponsor..............................                 Inland Real Estate Company
Anchors..............................                         Wal-Mart, The Gap,
                                                            Dominick's, Pier One
Properties...........................                           12 Community and
                                                   Neighborhood Shopping Centers
Size.................................                               1,196,551 SF
Locations............................                             IL, MN, IN, WI
Appraised Value......................                               $105,995,000
Cut-off Date LTV Ratio...............                                     51.51%
DSCR.................................                                      2.74x
Lockbox..............................       Springing, if DSCR falls below 1.50x
Reserves.............................     Ongoing taxes, tenant improvements and
                                       leasing commissions  if lockbox triggered

Credit Lease Loans..................Mortgage Loans identified in this Prospectus
                                    Supplement as "Credit Lease Loans" are
                                    secured by Mortgaged Properties that are subject to a net lease obligation of a tenant having the characteristics described in the following sentence that occupies substantially all of the property. Except in those cases where a public rating has not been issued, such tenant, its direct or indirect parent or a guarantor of such tenant's obligations under the lease has a public senior unsecured long- term debt rating of at least "BB" (or the equivalent) from at least one nationally recognized statistical rating organization. See "Risk Factors and Other Special
                                    Considerations--Risks Related to the
                                    Mortgage Loans--Credit Lease Loans Have
                                    Special Risks" and "--Reliance on Credit
                                    Quality of Credit Tenants and Guarantors
                                    Have Special Risks" and "Description of the
                                    Mortgage Pool--Credit Lease Loans" in this
                                    Prospectus Supplement.

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                                      S-24
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Payment Terms.......................Each Mortgage Loan accrues interest at the annual rate (its "Mortgage Rate") set forth with respect thereto on Annex A-1 to this Prospectus Supplement. The Mortgage Rate for each Mortgage Loan is fixed for the entire term of such Mortgage Loan.

                                    Each Mortgage Loan provides for scheduled payments of principal and/or interest ("Scheduled P&I Payments") to be due on a particular day each month (its monthly "Due Date"). The Due Date for each Mortgage Loan other than the Fresno Loan is the first day of each month. The Due Date for the Fresno Loan is the tenth day of each month.

                                    Each Mortgage Loan identified in this
                                    Prospectus Supplement as a "Balloon Loan" provides for one of the following:

                                    o monthly payments of interest only for its entire term to stated maturity; or

                                    o  an amortization schedule that is
                                       significantly longer than its remaining
                                       term to stated maturity and which, in
                                       some cases, begins only after the end of an initial interest-only period.

                                    In any event, a Balloon Loan will require a substantial payment of principal on its maturity date (such payment, together with the corresponding interest payment, a "Balloon Payment").

                                    Mortgage Loans identified in this Prospectus
                                    Supplement as "ARD Loans" provide material disincentives to the related Borrower to allow its Mortgage Loan to remain outstanding past a specified date (the "Anticipated Repayment Date" or "ARD"). Such disincentives, which in each case will begin effective as of the related Anticipated Repayment Date, include:

                                    o The accrual of interest in excess of that accrued at the related Mortgage Rate. Such additional interest will be deferred until payment in full of all other amounts due under the ARD Loan (including the entire principal balance thereof). In general, such additional interest will be compounded.

                                    o  The application of certain excess cash
                                       flow from the related Mortgaged Property to pay principal. Such payment of principal will be in addition to the principal portion of the Scheduled P&I Payment.

                                    The remaining Mortgage Loans, referred to in this Prospectus Supplement as "Fully Amortizing Loans", have amortization schedules that amortize such Mortgage Loans in full or substantially in full by their respective maturity dates.

                                    The table below shows the number and
                                    percentage of Mortgage Loans that are
                                    Balloon Loans, ARD Loans and Fully
                                    Amortizing Loans, respectively:

                                                 Number of          % of Initial
                  Loan Type                    Mortgage Loans       Pool Balance
                  ---------                    --------------       ------------
                  Balloon Loans                      252                62.0%
                  ARD Loans                           11                35.2%
                  Fully Amortizing Loans              22                 2.8%

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                                      S-25
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Delinquency Status..................No Mortgage Loan was more than 30 days delinquent in respect of any Scheduled P&I
                                    Payment as of the Cut-off Date or at any time during the 12-month period preceding the Cut-off Date.

Prepayment Terms....................The prepayment restrictions for each
                                    Mortgage Loan are more fully described on Annex A-1 to this Prospectus Supplement. A prepayment lockout is currently in effect for each Mortgage Loan.

                                    Set forth below is information regarding the remaining lockout periods for the Mortgage
                                    Loans:

                     Maximum Remaining Lockout Period:                292 months
                     Minimum Remaining Lockout Period:                 22 months
                     Weighted Average Remaining Lockout Period:       118 months

                                    Two hundred seventy-three (273) Mortgage
                                    Loans, representing 97.5% of the Initial
                                    Pool Balance, are Defeasance Loans.
                                    "Defeasance Loans" permit the related
                                    Borrower, no earlier than the second
                                    anniversary of the Closing Date, to obtain a release of the related Mortgaged Property (or, where applicable, one or more of the related Mortgaged Properties) from the lien of the related mortgage or other security instrument by delivering U.S. Treasury obligations as substitute collateral.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in deciding whether to purchase the Offered Certificates of any Class.

Risks Related to the Offered Certificates

      The Offered Certificates are Supported by Limited Assets. If the assets of the Trust are insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency. See "Risk Factors--Limited Assets" in the Prospectus

      Risks Associated With Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. The Underwriter has informed the Depositor that it currently intends to make a secondary market in the Offered Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop. Even if a secondary market does develop for the Offered Certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the Offered Certificates. The Depositor does not intend to list the Offered Certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Limited Liquidity" in the Prospectus.

      Uncertain Yields to Maturity. The yield on your Certificates will depend on (a) the price you paid for such Certificates and (b) the rate, timing and amount of distributions on such Certificates. The rate, timing and amount of distributions on your Certificates will, in turn, depend on:

      o     the Pass-Through Rate(s) for your Certificates;

      o the rate and timing of payments and other collections of principal on the Mortgage Loans;

      o the rate and timing of defaults, and the severity of losses, if any, on the Mortgage Loans;

      o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the Certificates; and

      o the collection and distribution of prepayment premiums and yield maintenance charges with respect to the Mortgage Loans.

      Except to the extent that any of your Certificates have a fixed Pass-Through Rate, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that such factors might have on the yield to maturity of your Certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this Prospectus Supplement. See also "Yield and Prepayment Considerations" in the Prospectus.

      Risks Related to the Rate of Prepayment. If you purchase your Certificates at a premium, and if payments and other collections of principal on the Mortgage Loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your Certificates at a discount, and if payments and other collections of principal on the Mortgage Loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges, even if available and distributable in respect of your Certificates, may not be sufficient to offset fully any loss in yield on your Certificates.

      The investment performance of your Certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the Mortgage Loans being faster or slower than you anticipated. Accordingly, the actual yield to you may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. See "Yield and Maturity Considerations" in this Prospectus Supplement.

      If you purchase Class X Certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the Mortgage Loans. Prior to investing in the Class X Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment.

      Risks Associated with Borrower Defaults; Delinquencies and Defaults by Borrowers May Delay Payments to You. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

      If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the negative effect on your yield to maturity.

      Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates. See "Yield and Maturity Considerations" in this Prospectus Supplement.

      Potential Conflicts of Interest. The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" in this Prospectus Supplement. In certain circumstances, the existing Special Servicer may be replaced by the Holder or Holders of Certificates representing a majority interest in the Controlling Class. The interests of the Holders of the Controlling Class of Certificates (which, subject to significant losses on the Mortgage Pool, will be a Class of Private Certificates) may be in conflict with the interests of the Holders of the Offered Certificates. In addition, there is no restriction on the Master Servicer, the Special Servicer or any of their respective affiliates acquiring Certificates, including Private Certificates. Each of the Master Servicer and the Special Servicer is obligated to perform its respective servicing duties in accordance with the terms of the Pooling Agreement, including the servicing standard described in this Prospectus Supplement. As a Holder of Private Certificates, however, each of the Master Servicer and Special Servicer could have interests when dealing with defaulted Mortgage Loans or otherwise performing its duties under the Pooling Agreement that may be in conflict with your interests.

      As of the Closing Date, it is expected that the Depositor will hold the Controlling Class of Certificates. However, if and when such Certificates are sold, it is possible that the purchasers thereof will replace Lennar Partners, Inc. as the Special Servicer in connection with their acquisition of the Controlling Class. See "Servicing of the Mortgage Loans--Replacement of the Master Servicer or the Special Servicer" in this Prospectus Supplement.

      In addition, each of the Master Servicer and the Special Servicer services (and will, in the future, service) existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets as certain of the Mortgaged Properties. Consequently, personnel of the Master Servicer or the Special Servicer, as applicable, may perform services, on behalf of the Trust, with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the Mortgaged Properties. Despite the obligation of each of the Master Servicer and Special Servicer to perform its respective servicing obligations in accordance with the terms of the Pooling Agreement, including the servicing standard described in this Prospectus Supplement, such other servicing and property management obligations may pose inherent conflicts for the Master Servicer or the Special Servicer.

      Certain Rights to Payment that are Senior to Distributions on the Certificates. The Master Servicer, the Special Servicer and the Trustee are each entitled to receive out of payments on or proceeds of specific Mortgage Loans (or, in some cases, out of general collections on the Mortgage Pool) certain payments or reimbursements for or in respect of compensation, Advances (with interest thereon) and indemnities, prior to distributions on the Certificates. In particular, Advances are intended to provide liquidity not credit support, and the advancing party is entitled to receive interest on its Advances to offset its cost of funds.

      ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire Offered Certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of Offered Certificates. In particular, the purchase or holding of the Class B, Class C, Class D and Class E Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, such Certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Sections I and III of PTCE 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

      Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Trustee, the Borrowers and other third parties. The Master Servicer, the Special Servicer and the Trustee are currently modifying their computer systems and applications and expect that they will be year 2000 ready. They are also assessing the year 2000 readiness of key vendors and subcontractors to determine whether key processes and business activity will be interrupted. If the Master Servicer, the Special Servicer, the Trustee or any of their respective key vendors and subcontractors do not have by the year 2000 computerized systems which are able to correctly interpret data involving dates, the ability of such party to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) or make distributions with respect to the Certificates (in the case of the Trustee) may be materially and adversely affected. The failure of any Borrower to be "year 2000 compliant" could adversely affect the ability of the related Mortgaged Property to compete with other comparable properties.

Risks Related to the Mortgage Loans

      Repayment of the Mortgage Loans depends on the Successful Operation of the Mortgaged Properties. The Mortgage Loans are secured by first mortgage liens on interests in the following types of real property:

      o    Anchored Retail
      o    Unanchored Retail
      o    Regional Mall
      o    Multifamily
      o    Manufactured Housing Community
      o    Hospitality
      o    Office
      o    Office/Industrial
      o    Industrial/Warehouse
      o    Self-Storage
      o    Health Care
      o    Parking Garage

      Lending on multifamily and commercial properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the operation of the related real estate project.

      The ability of a Mortgaged Property to generate net operating income may be adversely affected by a number of factors, including:

      o    the age, design and construction quality of the property;
      o perceptions regarding the safety, convenience and attractiveness of the property;
      o    the proximity and attractiveness of competing properties;
      o    new construction;
      o    the adequacy of the property's management and maintenance;
      o    an increase in operating expenses;
      o an increase in the capital expenditures needed to maintain the property or make improvements;
      o    a decline in the financial condition of a major tenant;
      o    an increase in vacancy rates; and
      o    a decline in rental rates as leases are renewed or replaced.

      Other factors that may adversely affect the ability of a Mortgaged Property to generate net operating income are more general in nature, such as:

      o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);
      o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);
      o     demographic factors;
      o     customer tastes and preferences; and
      o     retroactive changes in building codes.

      The volatility of net operating income generated by a Mortgaged Property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;
      o     the creditworthiness of tenants;
      o     the rate at which new rentals occur;
      o     the percentage of total property expenses in relation to revenue;
      o the ratio of fixed operating expenses to those that vary with revenues; and
      o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, Mortgaged Properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as health-care facilities and hotel properties, can be expected to have more volatile cash flows than Mortgaged Properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of such Mortgaged Properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

      Tenant Concentration Entails Risk. In those cases where a Mortgaged Property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operation of any such tenant can have particularly significant effects on the net cash flow generated by such Mortgaged Property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of such Mortgaged Property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      Any Mortgaged Property operated for retail, office or industrial purposes also may be adversely affected if there is a concentration of tenants in a particular business or industry at any such property and that particular business or industry declines.

      Tenant Bankruptcy Entails Special Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular Mortgaged Property may adversely affect the income produced by such property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

      Certain Additional Risks Relating to Tenants. The Mortgaged Properties will be affected by the expiration of leases and the ability of the respective Borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of Mortgaged Properties operated for retail or office purposes, can be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant at any Mortgaged Property defaults in its lease obligations, the Borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may adversely affect the value of the Mortgaged Properties without affecting their current net operating income, including:

      o    changes in interest rates;
      o    the availability of refinancing sources;
      o    changes in governmental regulations or fiscal policy;
      o    zoning or tax laws; and
      o    potential environmental or other legal liabilities.

      Property Management May Affect Property Value. The operation of a Mortgaged Property will depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

      o     responding to changes in the local market;
      o     planning and implementing the rental structure;
      o     operating the property and providing building services;
      o     managing operating expenses; and
      o ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Mortgaged Properties that derive revenues primarily from short-term rental commitments, such as hotels, health care facilities and self-storage facilities, are generally more management intensive than properties leased to tenants under long-term leases.

      Factors Affecting the Operation of Retail Properties. One hundred eight
(108) Mortgage Loans, representing 40.1% of the Initial Pool Balance, are secured by retail properties at which customers may purchase various consumer goods and other products or may obtain various entertainment, recreational or personal services (such Mortgaged Properties, the "Retail Properties").

      The Retail Properties consist of--

      o     Regional and super-regional malls;
      o     Community and strip shopping centers;
      o     Power centers; and
      o     Individual stores and businesses.

      The value and operation of a Retail Property depend on the qualities and success of its tenants. The success of tenants generally at a Retail Property will be affected by--

      o     competition from other retail properties;
      o perceptions regarding the safety, convenience and attractiveness of the property;
      o     demographics of the surrounding area;
      o     traffic patterns and access to major thoroughfares;
      o     availability of parking;
      o     customer tastes and preferences; and
      o the drawing power of other tenants (some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property).

      A Retail Property generally must compete with comparable properties for tenants. Such competition is generally based on--

      o rent (the owner of a Retail Property may be required to offer a potential tenant a "free rent" period);
      o tenant improvements (the owner of a Retail Property may at its own expense significantly renovate and/or adapt space at the property to meet a particular tenant's needs); and
      o     the age and location of the property.

      Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a mall or shopping center also can be important, because anchors play a key role in generating customer traffic and making the mall or center desirable for other tenants. An "anchor tenant" is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property. Fifty-five (55) Mortgage Loans, representing 20.1% of the Initial Pool Balance, are secured by retail properties that the Depositor considers to be "anchored".

      The economic performance of an "anchored" Retail Property will be adversely affected by various factors, including:

      o     an anchor tenant's failure to renew its lease;
      o     termination of an anchor tenant's lease;
      o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
      o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent); or
      o     a loss of an anchor tenant's ability to attract shoppers.

      New Forms of Competition. The Retail Properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o    factory outlet centers;
      o    discount shopping centers and clubs;
      o    catalogue retailers;
      o    home shopping networks;
      o    internet web sites; and
      o    telemarketing.

      Factors Affecting the Operation of Multifamily Rental Properties. Sixty-four (64) Mortgage Loans representing 17.9% of the Initial Pool Balance, are secured by Mortgaged Properties improved by multifamily apartment buildings (such Mortgaged Properties, the "Multifamily Rental Properties"). Factors that will affect the value and operation of a Multifamily Rental Property include:

      o the physical attributes of the apartment building (e.g., its age, appearance, amenities and construction quality);
      o     the location of the property;
      o     the characteristics of the surrounding neighborhood;
      o the ability of management to provide adequate maintenance and insurance;
      o     the property's reputation;
      o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);
      o     the presence of competing properties;
      o the tenant mix (e.g., the tenant population may be predominantly students or may be heavily dependent on workers from a particular business or personnel from a local military base);
      o adverse local or national economic conditions (which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels); and
      o state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment).

      Effects of State and Local Regulations. Certain states where the Multifamily Rental Properties are located regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states where the Multifamily Rental Properties are located also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a Borrower's ability to raise property rents may impair such Borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Multifamily Rental Property.

      Factors Affecting the Operation of Hospitality Properties. Sixteen (16) Mortgage Loans, representing 17.9% of the Initial Pool Balance, are secured by full service hotels, limited service hotels or motels (such Mortgaged Properties, the "Hospitality Properties"). Certain of the Hospitality Properties are associated with national or regional franchise chains, while others are not affiliated with any franchise chain but may have their own brand identity.

      Various factors may adversely affect the economic performance of a Hospitality Property, including:

      o adverse economic or social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
      o     the construction of competing hotels or resorts;
      o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, the related Mortgage Loans generally require the Borrowers to fund reserves for furniture, fixtures and equipment);
      o a deterioration in the financial strength or managerial capabilities of the owner and operator of a Hospitality Property and
      o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

      In addition, because hotel and motel rooms generally are rented for short periods of time, such types of properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.

      Risks Relating to Affiliation with a Franchise or Hotel Management Company. The performance of a Hospitality Property that is affiliated with a franchise or hotel management company depends in part on:

      o the continued existence and financial strength of the franchisor or hotel management company;
      o     the public perception of the franchise or hotel chain service mark;
            and
      o     the duration of the franchise licensing or management agreements.

      Franchise agreements for certain of the Hospitality Properties may terminate prior to the effective maturity date of the related Mortgage Loan. Replacement franchises may require significantly higher fees.

      The transferability of franchise license agreements is generally restricted. Accordingly, in the event of a foreclosure of a Hospitality Property, the Trustee and the Special Servicer may be limited in their ability to use any franchise license applicable to such property without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the Trustee and Special Servicer may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure. In the case of most Hospitality Properties, an agreement was obtained from the franchisor to provide advance notice to the lender prior to terminating any license.

      Some states require that liquor licenses be held by a natural person and/or prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee (or the Special Servicer on its behalf) or any other purchaser in the foreclosure sale would be entitled to the rights under any liquor license for such property. If such is the case, it is possible that a new liquor license, if applied for, could not be obtained.

      Factors Affecting the Operation of Office Properties. Forty-four (44) Mortgage Loans, representing 9.5% of the Initial Pool Balance, are secured by office properties (such Mortgaged Properties, the "Office Properties"). One (1) other Mortgage Loan, representing 5.5% of the Initial Pool Balance, is secured by eight office and four R&D/industrial buildings, the substantial majority of the net rentable area of which consists of office space. A number of factors will affect the value and operation of an Office Property, including:

      o     the number and quality of tenants in the building;
      o the physical attributes of the building in relation to competing buildings;
      o     access to transportation;
      o     the strength and stability of the local economy;
      o     the availability of tax benefits;
      o     the desirability of the location of business; and
      o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

      Risks Associated with Related Parties. Certain groups of Borrowers are under common control. The largest of these groups of affiliated Borrowers are obligors under a Mortgage Loan representing 12.3% of the Initial Pool Balance. In addition, certain tenants lease space at more than one Mortgaged Property, and certain tenants are related to or affiliated with a Borrower. See Annex A-1 to this Prospectus Supplement. The bankruptcy or insolvency of, or other financial problems with respect to, any such Borrower or tenant could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

      Credit Lease Loans Have Special Risks. Twenty-six (26) Mortgage Loans, representing 3.9% of the Initial Pool Balance, are Credit Lease Loans. A "Credit Lease Loan" is a Mortgage Loan secured by a Mortgaged Property that is subject to a net lease (a "Credit Lease") with a tenant having the characteristics described in the next sentence (a "Credit Tenant") and occupying substantially all of such property. Except in two cases where no public rating has been issued, each Credit Tenant has (or, alternatively, the direct or indirect parent of such tenant or any guarantor of such tenant's obligations under the related Credit Lease (a "Credit Lease Guarantor") has) a public senior unsecured long-term debt rating of at least "BB" (or the equivalent) by at least one nationally recognized statistical rating organization. Based on the foregoing, the Credit Lease Loans were generally underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would have been acceptable had the related Mortgaged Properties been leased to less creditworthy tenants. In the event that a Credit Tenant defaults in its obligations under a Credit Lease, the Mortgaged Property may not be relet for sufficiently high rent to support debt service on the related Credit Lease Loan or funds received in liquidation of such Mortgaged Property may not be sufficient to satisfy the Borrower's obligations under such Credit Lease Loan.

      See "Description of the Mortgage Pool--Credit Lease Loans" in this Prospectus Supplement.

      Any rating assigned to a Credit Tenant or Credit Lease Guarantor, as applicable, by a rating agency will reflect only such rating agency's assessment of the long-term unsecured debt obligations of such entity. Such rating is not an assessment of the likelihood that the Credit Leases will not be terminated (pursuant to their terms or otherwise) or that the Credit Lease Loans will be timely repaid in full.

      Reliance on Credit Quality of Credit Tenants and Guarantors Has Special Risks. With respect to each Credit Lease Loan, interest and principal payments depend principally on the payment by the related Credit Tenant or Credit Lease Guarantor, if any, of monthly rent and other payments due under the related Credit Lease form such Credit Tenant. A downgrade in the credit rating of any of the Credit Tenants and/or the Credit Lease Guarantors may have a related adverse effect on the rating of your Certificates even if there is no default under the related Credit Lease Loan. See "Ratings" in this Prospectus Supplement.

      If a Credit Tenant or Credit Lease Guarantor defaults on its obligations to make monthly rental payments under a Credit Lease or the related guaranty, as the case may be, the Borrower under the related Credit Lease Loan may not have the ability to make required payments under such Credit Lease Loan. If a payment default on a Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgaged Property to recover amounts due under the Credit Lease Loan and will also be entitled (as successor to the Borrower), after appointment of a receiver or purchase of the property at foreclosure, to pursue any available remedies against the defaulting Credit Tenant and any defaulting Credit Lease Guarantor, which may include rights to all future monthly rental payments under the subject Credit Lease. If the default occurs before significant amortization of a Credit Lease Loan has occurred and no recovery is available from the related Borrower or from the Credit Tenant or any Credit Lease Guarantor, it is unlikely that the Special Servicer will be able to recover in full the amounts then due under such Credit Lease Loan.

      See "Description of the Mortgage Pool--Credit Lease Loans" in this Prospectus Supplement.

      Loan Concentration Entails Risk. In general, the inclusion a mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. Several Mortgage Loans have Cutoff Date Balances that are substantially higher than the average Cut-off Date Balance, which is $7,107,336. The following table sets forth Cut-off Date Balances and certain other information for the six largest individual Mortgage Loans. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this Prospectus Supplement for a description of each of the Mortgage Loans listed on the following table.

      Cut-off Date Balances and Concentration of Significant Mortgage Loans

                                       Cut-off      % of Initial   Cut-off Date   Debt Service
Mortgage Loan                        Date Balance   Pool Balance    LTV Ratio    Coverage Ratio
-------------                        ------------   ------------    ---------    --------------
Omni Loan                            $249,347,368       12.3%         49.89%          2.34x
Ontario Mills Loan                   $145,000,000        7.2%         58.00%          1.73x
Arden Loan                           $111,200,000        5.5%         47.32%          2.35x
Fresno Loan                          $ 69,000,000        3.4%         60.69%          1.74x
Bayside Loan                         $ 62,936,317        3.1%         61.71%          1.80x
Inland Loan                          $ 54,600,000        2.7%         51.51%          2.74x
                                     ------------       ----          -----           ----
Total/Weighted Average               $692,083,685       34.2%         53.46%          2.14x

      Geographic Concentration Entails Risks. A concentration of Mortgaged Properties in a particular locale, state or region increases the exposure of the Mortgage Pool to various factors, including:

      o any adverse economic developments that occur in the locale, state or region where the Mortgaged Properties are located;
      o changes in the real estate market where the Mortgaged Properties are located;
      o changes in governmental rules and fiscal policies in the governmental jurisdiction where the Mortgaged Properties are located; and
      o acts of nature, including floods, tornadoes and earthquakes in the areas where the Mortgaged Properties are located.

      The Mortgaged Properties are located in 35 states and Puerto Rico. The Mortgaged Properties located in each of the following states secure Mortgage Loans (or the allocated loan amounts) that represent 5% or more of the Initial Pool Balance:

                               Total Cut-off Date Balance
                                of Mortgage Loans Secured           % of Initial
State                     by Properties in the Particular State     Pool Balance
-----                     -------------------------------------     ------------
California                            $401,108,232                      19.8%
Texas                                 $233,832,858                      11.5%
New York                              $213,094,260                      10.5%
Illinois                              $191,465,787                       9.5%
Florida                               $168,134,019                       8.3%

      Risk of Changes in Mortgage Pool Composition. The Mortgage Loans amortize at different rates and mature over a period of 25 years. In addition, certain Mortgage Loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the Mortgage Pool will change over time.

      If you purchase Certificates with a Pass-Through Rate that is equal to or calculated based upon a weighted average of interest rates on the Mortgage Loans, your Pass-Through Rate will be affected (and may decline) as the relative composition of the Mortgage Pool changes.

      In addition, as payments and other collections of principal are received with respect to the Mortgage Loans, the remaining Mortgage Pool may exhibit an increased concentration with respect to property type, number and affiliation of Borrowers and geographic location. The later the Assumed Final Distribution Date for your Certificates (that is, except in the case of the Senior Certificates, the more subordinate that your Certificates are relative to other Offered Certificates), the more likely you are to be exposed to any risks associated with changes in concentrations of Borrower, loan or property characteristics.

      Extension and Default Risks Associated With Balloon Loans and ARD Loans. Two hundred fifty-two (252) Mortgage Loans, representing 62.0% of the Initial Pool Balance, are Balloon Loans, and eleven (11) Mortgage Loans, representing 35.2% of the Initial Pool Balance, are ARD Loans. The ability of a Borrower under a Balloon Loan to make the required Balloon Payment at maturity, and the ability of a Borrower under an ARD Loan to repay such Mortgage Loan on or before the related Anticipated Repayment Date, in each case depends upon its ability to refinance the loan or to sell the related Mortgaged Property and, further, on the financial strength and business plans of the Borrower's sponsor. The ability of a Borrower to refinance its Mortgage Loan or sell the related Mortgaged Property will be affected by a number of factors occurring at the time of attempted refinancing or sale, including:

      o     the level of available mortgage rates;
      o     the fair market value of the related Mortgaged Property;
      o     the Borrower's equity in the related Mortgaged Property;
      o     the financial condition of the Borrower;
      o     operating history of the related Mortgaged Property;
      o     tax laws;
      o     prevailing general and regional economic conditions; and
      o     the availability of credit for multifamily or commercial properties.

      See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this Prospectus Supplement and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

      Any failure of a Borrower under a Balloon Loan to timely pay its Balloon Payment will be a default thereunder. Subject to certain limitations, the Special Servicer may extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" in this Prospectus Supplement. There can be no assurance that any extension or modification will increase the recoveries in a given case.

      The failure of a Borrower under an ARD Loan to repay such Mortgage Loan by the related Anticipated Repayment Date will not constitute a default thereunder. Although an ARD Loan includes several provisions that give the Borrower an incentive to repay such Mortgage Loan by the related Anticipated Repayment Date, there can be no assurance that such Borrower will be sufficiently motivated or able to do so.

      If any Balloon Loan remains outstanding past its stated maturity, or if any ARD Loan remains outstanding past its Anticipated Repayment Date, the weighted average lives of certain Classes of the Offered Certificates may be extended. See "Yield and Maturity Considerations" in this Prospectus Supplement and "Yield and Prepayment Considerations" in the Prospectus.

      Risks of Subordinate and Other Additional Financing. While all of the Mortgage Loans either (i) prohibit the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) require the consent of the mortgagee under the related Mortgage Loan prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any subordinated indebtedness (and, in the case of the Bayside Loan, the senior secured debt described above) increases the difficulty of refinancing the related Mortgage Loan at maturity, and the related Borrower may have difficulty repaying multiple loans. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the Prospectus. Furthermore, certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

      Owners of certain Borrowers may incur indebtedness that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such Owner in the related Mortgaged Property. With respect to three Mortgage Loans, representing 5.5% of the Initial Pool Balance, the owners of the related Borrowers were known to have incurred such indebtedness as of the origination date of the related Mortgage Loan.

      In addition, the Borrower under the "Bayside Loan" described in this Prospectus Supplement has incurred additional debt that has an outstanding principal balance of $14,200,000 as of the Cut-off Date. This debt is secured by a lien on the parking garage portion of the "Bayside Property" and its lien is senior to the Mortgage on such portion of the "Bayside Property" securing the Bayside Loan. See "Description of the Mortgage Pool--Significant Mortgage Loans--The Bayside Loan--Additional Debt" in this Prospectus Supplement.

      The Depositor has not been able to confirm the existence of any other debt of the respective Borrowers.

      Limited Recourse. You should consider all of the Mortgage Loans to be nonrecourse loans (i.e., in the event of a default, recourse will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage
Loan). In those cases where recourse to a Borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken any evaluation of the financial condition of such Borrower or guarantor. Consequently, payment on each Mortgage Loan prior to maturity is dependent on one or more of the following:

      o     the sufficiency of the net operating income;

      o     the market value of the property at maturity; or

      o     the ability of the Borrower to refinance the Mortgaged Property.

      None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

      Environmental Risks. A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to each Mortgaged Property on or after October 6, 1997. Each such environmental site assessment or update generally complied with ASTM standards. In the case of certain Mortgaged Properties, a "Phase II" environmental assessment was also performed. If any such assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property, then (depending on the nature of the condition or circumstance) one of the following actions has been or is expected to be taken--

      o     environmental insurance was obtained;

      o an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead-based paint and/or radon) or periodic monitoring of nearby properties has been or is expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents; or

      o an escrow reserve was established to cover the estimated cost of remediation.

      There can be no assurance, however, that the environmental assessments identified all environmental conditions and risks or that the related Borrowers will implement all recommended operations and maintenance plans. In addition, the current environmental condition of the Mortgaged Properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the Mortgaged Properties (such as underground storage tanks).

      Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of ACMs into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use such property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as certain other federal and state laws, provide that a secured lender (such as the Trust) may be liable, as an "owner" or "operator" of the real property, regardless of whether the Borrower or a previous owner caused the environmental damage, if (i) agents or employees of the lender are deemed to have participated in the management of the Borrower or (ii) under certain conditions the lender actually takes possession of a Borrower's property or control of its day-to-day operations (as for example, through the appointment of a receiver or foreclosure). Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      See "Certain Legal Aspects of the Mortgage Loans--Environmental Matters" in the Prospectus.

      Risks Related to Lead-Based Paint at Multifamily Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Properties. In these cases, the Borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

      Risks Related to Off-Site LUSTs. Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks ("LUSTs") or other potential sources of groundwater contamination. Although the owners of those Mortgaged Properties and the Trust may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

      Risks Related to ACMs. At several of the Mortgaged Properties, ACMs have been detected through sampling by environmental consultants. The ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed. In connection therewith, the related Borrowers have agreed to establish and maintain operations and maintenance or abatement programs and/or have funded environmental reserves. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs.

      Risks Related to Property Condition. Except for the Mortgaged Properties securing the Credit Lease Loans, licensed engineers inspected all of the other Mortgaged Properties during the 12 months (or, in three such cases, during the 19 months) preceding the Cut-off Date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each Mortgaged Property. In some cases, the inspections identified conditions at a particular Mortgaged Property requiring repairs or replacements estimated to cost in excess of $100,000. In such cases, the Originator generally required the related Borrower to fund reserves, or deliver letters of credit or other instruments, to cover such costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs.

      Reserves May Be Insufficient. The Mortgage Loans generally require that reserves be funded on a monthly basis from cash flow generated by the related Mortgaged Property to cover ongoing monthly, semi-annual or annual expenses such as taxes and insurance. The Mortgage Loans generally also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the Mortgage Loan to fund identified capital expenditure items, certain leasing costs, identified environmental remediation costs or identified engineering remediation costs when such needs were identified. Such reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements.

      Limitations on Enforceability of Cross-Collateralization. The Mortgage Pool includes twenty (20) Mortgage Loans that are, either individually or through cross-collateralization with other such Mortgage Loans, secured by more than one Mortgaged Property. Three of those Mortgage Loans represent 12.3%, 5.5% and 2.7%, respectively, of the Initial Pool Balance. None of the other seventeen
(17) such Mortgage Loans represents more than 1.0% of the Initial Pool Balance. Certain of those twenty (20) Mortgage Loans are secured by multiple Mortgaged Properties as a result of cross-collateralization with certain other such Mortgage Loans. For purposes of this Prospectus Supplement, all of those twenty
(20) Mortgage Loans will constitute "Cross-Collateralized Mortgage Loans". Certain of the Cross-Collateralized Mortgage Loans or particular groups thereof provide for a full or partial termination of the applicable cross-collateralization and/or a release of one or more of the related Mortgaged Properties from the related mortgage lien(s), upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

      Certain of the Cross-Collateralized Mortgage Loans or particular groups thereof are (in each case) secured by Mortgaged Properties located in two or more states. Such "multi-state" Mortgage Loans collectively represent 15.0% of the Initial Pool Balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Therefore, upon a default under any such "multi-state" Mortgage Loan, it may not be possible to foreclose on the related Mortgaged Properties simultaneously.

      Certain of the Cross-Collateralized Mortgage Loans or particular groups thereof have (in each case) more than one Borrower. Such "multi-Borrower" Mortgage Loans collectively represent 12.9% of the Initial Pool Balance. If a Borrower under any such "multi-Borrower" Mortgage Loan were to become a debtor in a bankruptcy case, the creditors of that Borrower or the representative of that Borrower's bankruptcy estate could challenge the pledging of such Borrower's Mortgaged Property as a fraudulent conveyance. A lien granted by a Borrower under any such "multi-Borrower" Mortgage Loan to secure repayment of another Borrower's Mortgage Loan or share of the related loan proceeds, as the case may be, could be avoided if a court were to determine that--

      o the first such Borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured, and

      o the first such Borrower did not receive fair consideration or reasonably equivalent value for pledging its Mortgaged Property for the equal benefit of the other Borrower(s) under such "multi-Borrower" Mortgage Loan or the other Mortgage Loan(s) with which it is cross-collateralized.

Among other things, a legal challenge to the granting of the lien may focus on the benefits realized by the debtor/Borrower from the respective Mortgage Loan proceeds, as well as the benefit to it from the related cross-collateralization arrangement. If a court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the related Mortgage Loan(s) to existing or future indebtedness of that Borrower. The court could also allow the Borrower to recover payments it made pursuant to the avoided cross-collateralization.

      Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges. Ten (10) Mortgage Loans, representing 2.2% of the Initial Pool Balance, require that, during some period of the related loan term, any voluntary principal prepayment be accompanied by an additional amount ("Prepayment Consideration") generally calculated as a percentage of the amount prepaid (a "Prepayment Premium") and/or based on a yield maintenance formula (a "Yield Maintenance Charge"). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. Any Prepayment Premiums and/or Yield Maintenance Charges collected on the Mortgage Loans will be distributed to the persons and in the amounts and priorities described in this Prospectus Supplement under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges". The Depositor makes no representation or warranty, however, as to the collectability of any Prepayment Premium or Yield Maintenance Charges.

      The enforceability, under the laws of a number of states, of provisions providing for the payment of a Prepayment Premium or Yield Maintenance Charge upon an involuntary prepayment is unclear. Accordingly, the obligation of any Borrower under its Mortgage Loan to pay a Prepayment Premium or Yield Maintenance Charge in connection with an involuntary prepayment may not be enforceable under applicable law. In addition, even if the obligation is enforceable, any related liquidation proceeds may not be sufficient to make such payment. Liquidation proceeds are generally applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium or Yield Maintenance Charge due in connection with the liquidation of such Mortgage Loan. Furthermore, the Special Servicer has authority to waive a Prepayment Premium or Yield Maintenance Charge in connection with obtaining a pay-off of a defaulted Mortgage Loan. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Enforceability of Prepayment and Late Payment Fees" in the Prospectus.

      In certain circumstances involving the sale of Mortgage Loans by the Trust, no Prepayment Premium or Yield Maintenance Charge will be payable. See "Description of the Mortgage Pool--Cures and Repurchases", "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" and "Description of the Offered Certificates--Termination" in this Prospectus Supplement.

      Limitations on Enforceability of Other Provisions. The Mortgage Loans contain due-on-sale clauses, each of which permits the lender (with limited exception) to accelerate the maturity of the Mortgage Loan upon the sale, transfer or conveyance of (i) the related Mortgaged Property or (ii) certain interests in the related Borrower. The Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the Borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if--

      o     the default is deemed to be immaterial,
      o     the exercise of such remedies would be inequitable or unjust, or
      o     the circumstances would render the acceleration unconscionable.

      All or substantially all of the Mortgage Loans are, in each case, secured by an assignment of leases and rents pursuant to which the related Borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Borrower defaults, the license terminates and the lender is entitled to collect rents. In come cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in the Prospectus.

      Limitations of Appraisals. Appraisals were obtained for the Mortgaged Properties securing all but two of the Mortgage Loans. In the case of those two Mortgage Loans, which represent 8.9% of the Initial Pool Balance, internal valuations of the related Mortgaged Properties were performed by the Originator. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties is presented for illustrative purposes only on Annex A-1 to this Prospectus Supplement.

      Tax Considerations Related to Foreclosure. If the Trust were to acquire a Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property" (as defined in section 856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35% for federal purposes), thereby reducing net proceeds available for distribution with respect to the Certificates.

      Uninsured Loss; Sufficiency of Insurance. The Borrowers are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance with respect to the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, the Borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Borrower's ability to make payments under its Mortgage Loan. Although, in general, the Borrowers have covenanted to insure their respective Mortgaged Properties as described under "Description of the Mortgage Pool--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this Prospectus Supplement, there is a possibility of casualty losses with respect to a Mortgaged Property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained.

      In addition, earthquake insurance is not required to be maintained by a Borrower, except in the case of Mortgaged Properties located in the state of California where either (i) a seismic assessment revealed a probable or bounded maximum loss in excess of 20% of the amount of the estimated cost of the improvements or (ii) the related Mortgage Loan has a Cut-off Date Balance in excess of $50 million. In two such cases where earthquake insurance was obtained with respect to a Mortgage Loan with a Cut-off Date Balance in excess of $50 million, the related Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

      Risks Particular to Ground Leases. Several of the Mortgage Loans are secured by first mortgage liens on the related Borrower's leasehold interest in all or a portion of the related Mortgaged Property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). If a debtor lessee/Borrower rejects any or all of its leases, the Borrower's lender may not be able to succeed to the lessee/Borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/Borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/Borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, it is possible that the Trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Leasehold Risks" in the Prospectus.

      Risks Associated With Zoning Compliance. Due to changes in zoning requirements since the construction thereof, certain of the Mortgaged Properties may not comply with current zoning laws, including density, use, parking and set back requirements. The operation of these properties is considered to be a "permitted non-conforming use". This means that the Borrower is not required to alter its structure to comply with the new law; however, the Borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may be less than that which existed before the casualty.

      Costs Associated With Compliance With ADA. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a Mortgaged Property does not currently comply with the ADA, the related Borrower may be required to incur significant costs in order bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

      Litigation. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the Borrowers. The Depositor cannot provide any assurance that such litigation will not have a material adverse effect on the distributions to you.

                        DESCRIPTION OF THE MORTGAGE POOL

General

      The Mortgage Pool has an Initial Pool Balance of $2,025,590,706, subject to a variance of plus or minus 5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments due in respect of such Mortgage Loan on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $598,212 to $249,347,368, and the average Cut-off Date Balance of the Mortgage Loans is $7,107,336.

      This "Description of the Mortgage Pool" section contains certain statistical information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

      o All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

      o All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

      o When information with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans.

      o In certain cases involving a Mortgage Loan that is secured by multiple Mortgaged Properties located in more than one state, a portion of such Mortgage Loan has been allocated to each such Mortgaged Property.

      o Statistical information regarding the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

      o Certain capitalized terms used with respect to the Mortgage Loans are defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement.

      Each Mortgage Loan constitutes the obligation of the related Borrower to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note ( a "Mortgage Note") and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the related Borrower or another party in one or more related Mortgaged Properties. In general, the Mortgage Loans are secured by the Borrower's fee simple interest in the related Mortgaged Property or the Borrower's leasehold interest and the ground lessor's fee interest in the related Mortgaged Property. Twelve (12) Mortgage Loans, representing 7.1% of the Initial Pool Balance, are secured solely by the Borrower's leasehold interest in the related Mortgaged Property. In the latter cases, the ground lessor has generally agreed to give the holder of the Mortgage Loan notice of, and the right to cure, any default by the lessee and the term of the ground lease extends at least ten (10) years beyond the maturity date of the Mortgage Loan.

      The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgaged Properties operated for each indicated purpose:

                                         Number of
                                         Mortgaged            % of Initial
Property Type                            Properties           Pool Balance
-------------                            ----------           ------------
Anchored Retail                               73                  20.1%
Regional Mall                                  3                  12.9%
Unanchored Retail                             54                   7.1%
-----------------                           ----                 ------
     Total Retail                            130                  40.1%

Multifamily Rental                            67                  17.9&
Hospitality                                   20                  17.9%
Office                                        44                   9.5%
Office/Industrial                             12                   5.5%
Credit Leases(1)                              28                   3.9%
Industrial/Warehouse                          16                   3.3%
Self Storage                                   5                   0.8%
Health Care                                    1                   0.7%
Manufactured Housing                           3                   0.3%
Parking Garage                                 1                   0.2%

----------
(1)   Properties subject to Credit Leases, regardless of property type.

      The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgaged Properties located in the indicated states:

                                         Number of
                                         Mortgaged        % of Initial
State                                    Properties       Pool Balance
-----                                    ----------       ------------
California                                   34              19.8%
Texas                                        37              11.5%
New York                                     35              10.5%
Illinois                                     27               9.5%
Florida                                      30               8.3%

      The remaining Mortgaged Properties are located throughout 30 other states and Puerto Rico. No more than 3.7% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

      All of the Mortgage Loans were originated directly or indirectly through an affiliate of the Depositor or specifically for sale to such affiliate (such affiliate, the "Originator").

Certain Terms and Conditions of the Mortgage Loans

      Due Dates. All of the Mortgage Loans other than the Fresno Loan provide for Scheduled P&I Payments to be due on the first day of each month. The Fresno Loan provides for Scheduled P&I Payments to be due on the tenth day of the month.

      Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at a Mortgage Rate that is fixed until maturity. As described below, however, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is in excess of the Mortgage Rate otherwise in effect. As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans ranged from 5.92% per annum to 8.94% per annum, and the weighted average Mortgage Rate for the Mortgage Loans was 6.84% per annum.

      No Mortgage Loan provides for negative amortization or, except as described below with respect to the ARD Loans, for the deferral of interest.

      Each Mortgage Loan will accrue interest on the basis of one of the following conventions as detailed in Annex A-1 to this Prospectus Supplement:

      o Actual number of days elapsed during each one-month accrual period (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this Prospectus Supplement as "Actual/360 Mortgage Loans".

      o A 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Mortgage Loans that accrue interest on a 30/360 Basis are referred to in this Prospectus Supplement as "30/360 Mortgage Loans".

      ARD Loans. Eleven (11) Mortgage Loans, representing 35.2% of the Initial Pool Balance, are ARD Loans.

      An "ARD Loan" is characterized by the following features:

      o A maturity date that is approximately 25 years following origination.

      o The designation of an Anticipated Repayment Date that is approximately 10 years following origination. The Anticipated Repayment Date for each ARD Loan is listed on Annex A-1 to this Prospectus Supplement.

      o The ability of the related Borrower to prepay such Mortgage Loan, without restriction (including without any obligation to pay a Prepayment Premium or a Yield Maintenance Charge), at any time on or after the related Anticipated Repayment Date (and, in the case of certain ARD Loans, at any time on or after a date which may be up to six months prior to the related Anticipated Repayment Date).

      o Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.

      o From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") equal to the sum of (i) its Mortgage Rate, plus (ii) a specified margin (such margin, the "Additional Interest Rate").

      o The deferral of any interest accrued from and after the Anticipated Repayment Date that is in excess of interest accrued at the related Mortgage Rate on its unpaid principal balance outstanding from time to time (such excess interest being referred to as "Additional Interest"). Any Additional Interest accrued in respect of an ARD Loan following its Anticipated Repayment Date will not be payable until the entire principal balance of, and all other sums due under, such Mortgage Loan have been paid in full. In general, unpaid Additional Interest in respect of any ARD Loan will compound monthly at the related Revised Rate.

      o From and after the Anticipated Repayment Date, the application to accelerated amortization of principal of any and all monthly cash flow from the related Mortgaged Property which remains after payment of the applicable Scheduled P&I Payment and permitted operating expenses and capital expenditures. Such additional monthly payments of principal are referred to as "Accelerated Amortization Payments". Accelerated Amortization Payments and Additional Interest are considered separate from Scheduled P&I Payments due in respect of any ARD Loan.

      By the related Anticipated Repayment Date, the Borrower under each ARD Loan is required to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account (the "Lockbox Account") controlled by the Master Servicer.

      Balloon Loans. Two hundred fifty-two (252) Mortgage Loans, representing 62.0% of the Initial Pool Balance, are Balloon Loans.

      A "Balloon Loan" is characterized by either--

      o no amortization of principal (i.e., a requirement that the related Borrower make only payments of interest) prior to stated maturity, or

      o an amortization schedule that is significantly longer than the actual term of such Mortgage Loan,

which in either case results in a Balloon Payment being due in respect of such Mortgage Loan on its stated maturity date.

      Fully Amortizing Loans. Twenty-two (22) Mortgage Loans, representing 2.8% of the Initial Pool Balance, are Fully Amortizing Loans.

      A "Fully Amortizing Loan" is characterized by:

      o substantially equal Scheduled P&I Payments throughout the term of such Mortgage Loan, and

      o an amortization schedule that is approximately equal to the actual term of such Mortgage Loan.

      Amortization of Principal. The table below shows the indicated information regarding the amortization schedules and terms to maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Dates) for the Mortgage Loans (or the specified sub-groups thereof) as of the Cut-off Date.

                                                                 Fully
                                                Balloon   ARD  Amortizing  All
                                                 Loans   Loans   Loans    Loans
                                                 -----   -----   -----    -----
Original Term to Maturity (mos.)
     Maximum                                      240     120     300     300
     Minimum                                       60      84     177      60
     Weighted Average                             122     117     237     123

Remaining Term to Maturity (mos.)
     Maximum                                      239     120     298     298
     Minimum                                       57      75     176      57
     Weighted Average                             120     115     236     121

Original Amortization Term (mos.)(1)
     Maximum                                      360     360     300     360
     Minimum                                      180     300     177     177
     Weighted Average                             342     327     230     334

Remaining Amortization Term (mos.)(1)
     Maximum                                      360     360     298     360
     Minimum                                      178     298     176     176
     Weighted Average                             340     326     229     332

-----------
(1) Excludes the "Inland Loan" described herein, which is the sole Mortgage Loan that requires payments of interest only to its stated maturity date.

      Certain Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the Scheduled P&I Payments thereon upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the Mortgage Loan.

      Prepayment Provisions. As of their respective dates of origination, all of the Mortgage Loans prohibited voluntary prepayments for some specified period (a "Lockout Period"). In certain cases, such Lockout Period is followed by one or both of the following:

      o a period (a "Prepayment Consideration Period") during which any voluntary principal prepayment must be accompanied by a form of Prepayment Consideration, and/or

      o a period (an "Open Period") during which voluntary principal prepayments may be made without any Prepayment Consideration.

      The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A-1 to this Prospectus Supplement.

      Lockout Periods. As of the Cut-off Date, a Lockout Period was in effect for all of the Mortgage Loans and--

      o the maximum remaining Lockout Period as of the Cut-off Date is 292 months;

      o the minimum remaining Lockout Period as of the Cut-off Date is 22 months; and

      o the weighted average remaining Lockout Period as of the Cut-off Date is 118 months.

      Prepayment Consideration. Ten (10) Mortgage Loans, representing 2.2% of the Initial Pool Balance, provide for a Prepayment Consideration Period for some portion of the related loan term. The Prepayment Consideration for such Mortgage Loans may be in the form of Prepayment Premiums or Yield Maintenance Charges. Prepayment Premiums are calculated as a percentage (which may decline over time) of the principal amount prepaid. Yield Maintenance Charges are calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the persons and in the amounts and priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement. The Depositor makes no representation or warranty as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge or as to the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Enforceability of Prepayment and Late Payment Fees" in the Prospectus.

      Open Periods. Where a Mortgage Loan provides for an Open Period, the Open Period generally begins no more than three months prior to stated maturity (or, in the case of an ARD Loan, prior to the related Anticipated Repayment Date).

      Defeasance. Two hundred seventy-three (273) Mortgage Loans, representing 97.5% of the Initial Pool Balance, are Defeasance Loans. A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the related Borrower(s) to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States government securities (the "Defeasance Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan or group of Cross-Collateralized Mortgage Loans secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties). In general, the Defeasance Collateral to be delivered in connection with the defeasance of any Defeasance Loan must provide for a series of payments that--

      o will be made prior, but as close as possible, to all successive Due Dates through and including the scheduled maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) for such Mortgage Loan, and

      o will, in the case of each such Due Date, be in an aggregate amount equal to or greater than (with any excess to be returned to the related Borrower) the Scheduled P&I Payment due on such date (or, in the case of an ARD Loan for its Anticipated Repayment Date, the then remaining unpaid principal balance of such Mortgage Loan).

If less than all of the Mortgaged Properties securing any Cross-Collateralized Mortgage Loan or group of Cross-Collateralized Mortgage Loans are to be released in connection with any such defeasance, however, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Property or Properties to be released and the portion of the Scheduled P&I Payments attributable to such allocated loan amount.

      In connection with any such defeasance, the related Borrower is required to deliver a security agreement granting the Trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

      In no event is defeasance of any Defeasance Loan permitted prior to the second anniversary of the Closing Date.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgage Loans contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, these clauses either permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the Mortgage. See "--Additional Mortgage Loan Information--Other Financing" in this Prospectus Supplement. Certain of the Mortgage Loans, however, permit one or more of the following types of transfer:

      o a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a transferee reasonably acceptable to the lender;

      o a transfer of the related Mortgaged Property to a person that is related to the Borrower; or

      o     a transfer of certain beneficial interests in the Borrower.

      See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses in Mortgage Loans" and "--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

      Cross-Collateralized Mortgage Loans. The Mortgage Pool includes twenty
(20) Mortgage Loans that are, either individually or through cross-collateralization with other such Mortgage Loans, secured by more than one Mortgaged Property. Three of those Mortgage Loans represent 12.3%, 5.5% and 2.7%, respectively, of the Initial Pool Balance. None of the other seventeen
(17) such Mortgage Loans represents more than 1.0% of the Initial Pool Balance. Certain of those twenty (20) Mortgage Loans are secured by multiple Mortgaged Properties as a result of cross-collateralization with certain other such Mortgage Loans. For purposes of this Prospectus Supplement, all of those twenty
(20) Mortgage Loans will constitute "Cross-Collateralized Mortgage Loans". Certain of the Cross-Collateralized Mortgage Loans or particular groups thereof provide for a full or partial termination of the applicable cross-collateralization and/or a release of one or more of the related Mortgaged Properties from the related mortgage lien(s), upon the satisfaction of the conditions of one or more of the following conditions:

      o the pay down of the Mortgage Loan in an amount equal to a specified percentage (generally between 115% and 125%) of the portion of the aggregate loan amount allocated to the Mortgaged Property or Mortgaged Properties to be released.

      o the satisfaction of certain property performance tests (such as an occupancy test) for the remaining Mortgaged Properties; and/or

      o the satisfaction of certain debt service coverage and loan-to-value tests for the remaining Mortgaged Properties.

      Set forth below are the number of Mortgaged Properties securing, and the percentage of the Initial Pool Balance represented by, each "multi-property" Mortgage Loan that represents more than 1.0% of the Initial Pool Balance. None of the Mortgage Loans set forth in the following table are cross-collateralized with any other Mortgage Loan.

                        Number of
                        Mortgaged    % of Initial   Cut-off Date
Mortgage Loan           Properties   Pool Balance     LTV Ratio     DSC Ratio
-------------           ----------   ------------    -----------    ---------
 Omni Loan                  5           12.31%          49.89%        2.34x
 Arden Loan                12            5.49%          47.32%        2.35x
Inland Loan                12            2.70%          51.51%        2.74x

      The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a default with respect to any of the Cross-Collateralized Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination.

      Nonrecourse Nature of Mortgage Loans. You should consider each Mortgage Loan to be a nonrecourse obligation of the related Borrower (i.e., in the event of a payment default, the recourse of the Trust will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations). In those cases where the related Mortgage Loan documents permit recourse to a Borrower or guarantor, the Depositor has not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

Credit Lease Loans

      Twenty-six (26) Mortgage Loans, representing 3.9% of the Initial Pool Balance, are Credit Lease Loans. Except in the two cases where no public rating has been issued, each Credit Lease Loan is secured by a Mortgage on a Mortgaged Property that is subject to a net lease with a Credit Tenant, which possesses, or whose parent or affiliate that guarantees such tenant's obligations possesses, a public senior unsecured long-term debt rating of at least "BB" (or the equivalent) by a nationally recognized statistical rating organization.

      Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans (exclusive of any Balloon Payment thereunder) are scheduled to be fully repaid from monthly rental payments made over the Primary Term of the related Credit Lease. In connection with each Credit Lease Loan that provides for a Balloon Payment, the Trust will have the benefit of a residual value insurance policy that insures the payment of the Balloon Payment to the extent that the related Mortgaged Property cannot be sold for such amount at the stated maturity date because of changes in market conditions. Certain of the Credit Leases give the Credit Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

      The amount of the monthly rental payments payable by each Credit Tenant (plus, in the case of certain Credit Lease Loans, the amount in the debt service reserve account, which will be drawn upon through the date of the termination to cover any rent shortfalls) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan (exclusive of any Balloon Payment thereunder). In the case of each Credit Lease Loan with a debt service reserve account, withdrawals of funds on deposit in such account will be used to supplement monthly rental payments under the related Credit Lease in an amount necessary to cover Scheduled P&I Payments due under such Mortgage Loan during specific months during the term of such Mortgage Loan.

      The table below shows, for each Credit Tenant or related Credit Lease Guarantor, the number and aggregate Cut-off Date Balance of the related Credit Lease Loan or Loans, the rating of the Credit Tenant or related Credit Lease Guarantor and the Credit Lease type.

                                   Number     Cut-off Date        Lease         Credit Rating
Tenant/Guarantor                  of Loans      Balance          Type(3)        (Moody's/S&P)
----------------                  --------      -------          -------        -------------
Kmart                                 3       $11,834,934           NNN            Ba2 / BB
Food Lion                             2       $11,595,033           NNN             A3 / A-
Garden Ridge                          1       $10,377,575           NNN               (4)
Walgreen                              3       $ 9,705,019           NN             Aa3 / A+
CVS                                   6       $ 9,658,555           NN              A3 / A-
Eckerd(1)                             3       $ 7,974,406         NNN/NN            A2 / A
Rite Aid                              3       $ 5,560,672           NN            Baa1 / BBB+
Bell Atlantic of Virginia             1       $ 4,132,482            B              A1 / AA
Staples                               1       $ 2,640,770           NN            Baa2 / BBB-
Revco(2)                              1       $ 2,440,922           NN              A3 / A-
Southland (7-11)(5)                   1       $ 1,462,648           NN             Ba1 / BB+
IHOP                                  1       $ 1,375,000           NNN               (4)
----                                 --       -----------
Total                                26       $78,758,016           --                 --

-----------
Unless otherwise indicated, such ratings were the highest rating assigned to long-term obligations of the applicable tenant or guarantor, as applicable, by Moody's and S&P, respectively.

(1) Based upon the rating of Eckerd's parent, J.C. Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations. Eckerd Greensboro and Eckerd San Antonio, securing Mortgage Loans with a total Cut-off Date Balance of $5,453,702, are triple net leased and Eckerd Chattanooga, securing a Mortgage Loan with a Cut-off Date Balance of $2,520,704, is double net leased.
(2) Based upon the rating of Revco's parent, CVS Corporation, although it has made no explicit guaranty of Revco's obligations.
(3) "NNN" means triple net lease; "NN" means double net lease; and "B" means bond-type lease.
(4)   Private rating; disclosure not available.
(5)   Senior unsecured credit facilities.

      Each Credit Lease generally provides that the related Credit Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property and, except as discussed below in the case of certain of the Double Net Leases, for all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

      Generally, each Credit Lease Loan provides that if the Credit Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the related Borrower may possess certain cure rights.

      In addition, most of the Credit Leases permit the Credit Tenant, at its own expense, and generally with the consent of the related Borrower, to make such alterations or improvements on the related Mortgaged Property as the Credit Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Credit Tenant's obligation under the Credit Lease.

      Lease termination rights and rent abatement rights, if any, provided to Credit Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Borrower's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Borrower's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Credit Tenant, enforcement of restrictive covenants affecting other property owned by the Borrower in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") do not provide for Casualty or Condemnation Rights, Maintenance Rights or Additional Rights, and the Credit Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide for Casualty or Condemnation Rights and may provide for Additional Rights ("Triple Net Leases"). The Credit Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide for Casualty or Condemnation Rights and Maintenance Rights and may provide for Additional Rights ("Double Net Leases"). If the Borrower defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Credit Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receipt of tenant estoppel certificates (i.e., a certificate of the Credit Tenant confirming the non-existence of landlord default).

      Credit Leases with respect to one Credit Lease Loan, representing 0.2% of the Initial Pool Balance, are Bond-Type Leases, Credit Leases with respect to 11 Credit Lease Loans, representing 2.0% of the Initial Pool Balance, are Triple Net Leases and Credit Leases with respect to 14 Credit Lease Loans, representing 1.7% of the Initial Pool Balance, are Double Net Leases.

      At the end of the term of the Credit Leases, Credit Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in the original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

      In general, each Credit Tenant is obligated under its Credit Lease to make all monthly rental payments directly to the owner of the related Credit Lease Loan.

      In connection with each Credit Lease that provides for Casualty or Condemnation Rights, the Trust will have the benefit of a noncancelable Lease Enhancement Policy issued by the Enhancement Insurer. A "Lease Enhancement Policy" is an insurance policy that provides, subject to customary exclusions, that in the event of a permitted termination by a Credit Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "loss of rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. The "Enhancement Insurer" is Chubb Custom Insurance Company which, as of the Cut-off Date, had a financial strength rating of "AAA" from S&P. If the Credit Lease permits the Credit Tenant to abate all or a portion of the rent in the event of a partial condemnation, the "loss of rents" will be an amount equal to the portion of any monthly rental payments not made by such Credit Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is not required to pay amounts due under any Credit Lease Loan other than principal and, subject to the limitation above, accrued interest. Accordingly, it is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Borrower is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding servicing advances.

      Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

      The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this Prospectus Supplement by the designation "CTL" in the property type column.

Assessments of Property Condition

      Property Inspections. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgaged Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered by the Depositor to be material and adverse to the interests of the Holders of the Offered Certificates and for which adequate reserves have not been established.

      Appraisals. The Mortgaged Properties securing all but two of the Mortgage Loans were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, and such appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices. Internal valuations where performed for the Mortgaged Properties securing the Arden Loan and the Fresno Loan. The primary purpose of each such appraisal or internal valuation was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting "Appraised Values" are shown on Annex A-1 to this Prospectus Supplement.

      Environmental Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended remediation, the originator determined that the necessary remediation had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or would be adequately addressed post-closing. In some instances, the Originator required that reserves be established to cover the estimated cost of such remediation. Environmental site assessments indicated the presence of friable asbestos at the Mortgaged Property securing the Fresno Loan. The Borrower under the Fresno Loan and its predecessors have implemented, and such Borrower has covenanted to continue, an asbestos operations and maintenance program, including the removal, upon renovation of tenant spaces when warranted, of ACMs that are either disturbed during construction or present a material potential hazard due to condition or location. The Originator required the Fresno Borrower to establish a reserve of approximately $477,000 for potential costs associated with the plan, although this was not a recommendation set forth in the related environmental assessment.

      Engineering Assessments. In connection with the origination of each Mortgage Loan (other than the Credit Lease Loans), a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the Mortgaged Properties. In such cases, the related Borrowers were generally required to deposit with the lender an amount equal to between 100% and 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

      Earthquake Analyses. An architectural and engineering consultant performed an analysis on each of the 34 Mortgaged Properties located in the State of California. This was done in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable or bounded loss for the property in the case of an earthquake. Each Mortgaged Property that is located in California and secures any Mortgage Loan described under "--Significant Mortgage Loans" is covered by earthquake insurance as described in such section. With respect to the other Mortgaged Properties located in California, the related seismic analysis reports, which were prepared not earlier than October 27, 1997, concluded that in the event of an earthquake, only two of such Mortgaged Properties, representing security for 0.97% of the Initial Pool Balance, is likely to suffer a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements. Earthquake insurance is not required to be maintained by a Borrower, except in the case of Mortgaged Properties located in the state of California where either (i) a seismic assessment revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements or (ii) the related Mortgage Loan has a Cut-off Date Balance in excess of $50 million. In two such cases where earthquake insurance was obtained with respect to a Mortgage Loan with a Cut-off Date Balance in excess of $50 million, the related Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

Additional Mortgage Loan Information

      Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the 12-month period preceding the Cut-off Date, 30 days or more delinquent in respect of any Scheduled P&I Payment.

      Tenants. All of the Mortgaged Properties securing Credit Lease Loans, as well as twenty-one (21) other Mortgaged Properties used for retail purposes (which together represent security for 7.2% of the Initial Pool Balance), are leased to a single tenant. See Annex A-1 to this Prospectus Supplement.

      Certain of the Multifamily Rental Properties have material concentrations of student tenants.

      Other Financing. While all of the Mortgage Loans either (i) prohibit the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) require the consent of the holder of the first lien prior to so encumbering such property. A violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the Prospectus. Furthermore, certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or similar purposes.

      Owners of certain Borrowers may incur indebtedness that is secured by their ownership interests in such Borrowers. With respect to three Mortgage Loans, representing 5.5% of the Initial Pool Balance the owners of the related Borrowers were known to have incurred such indebtedness as of the origination date of the related Mortgage Loan.

      The Borrower under the Bayside Loan has incurred additional debt that has an outstanding principal amount of $14,200,000 as of the Cut-off Date. This debt is secured by a lien on the parking garage portion of the Bayside Property and such lien is senior to the Mortgage on such portion of the Bayside Property securing the Bayside Loan. See "--Significant Mortgage Loans--The Bayside Loan--Additional Debt" in this Prospectus Supplement.

      The Depositor has not been able to confirm the existence of any other debt of the respective Borrowers.

      Zoning and Building Code Compliance. The Originator examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time of origination. The Originator may have considered legal opinions, certifications from government officials, representations by the related Borrower or property condition assessments undertaken by independent licensed engineers in assessing compliance. The Depositor does not believe that there are any material existing violations with respect to the Mortgaged Properties.

      In some cases, the use, operation or structure of a Mortgaged Property constitutes a permitted nonconforming use or structure. Generally in such cases, the improvements on such Mortgaged Property may not be rebuilt to their current state in the event that such improvements are materially damaged or destroyed. Where a Mortgaged Property constitutes a permitted nonconforming use or structure and the improvements thereon may not be rebuilt in the event of a major casualty, the Originator--

      o determined that casualty insurance proceeds would be available in an amount sufficient to pay off the related Mortgage Loan in full;

      o determined that the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; and/or

      o     required a corresponding endorsement to the title insurance policy.

There is no assurance, however, that the conclusions of the Originator in this regard are correct.

      Hazard, Liability and Other Insurance. Each Mortgage generally requires the related Borrower to maintain the following insurance coverage--

      o Hazard insurance in an amount that generally is (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgaged Loan and 100% of the full insurable replacement cost of the improvements located on the such Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. However, certain Credit Lease Loans permit the related Credit Tenant to "self-insure".

      o If any portion of a Mortgaged Property was in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than the least of: (i) the outstanding principal balance of such Mortgage Loan; (ii) the full insurable value of such Mortgaged Property; (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended; and (iv) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

      o Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount customarily required by institutional lenders.

      o Business interruption or loss of rents insurance in an amount not less than the projected rental income or revenue from such Mortgaged Property for a period of at least six months.

      In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. However, earthquake insurance was required to be in place at the time or origination for each of the 34 Mortgaged Properties located in California as to which a seismic study established a maximum probable or bounded loss from an earthquake to be greater than 20% of the amount of the estimated replacement cost of the improvements or as to which the Cut-off Date Balance of the related Mortgage Loan is greater than $50 million. In two such cases where earthquake insurance was obtained with respect to a Mortgage Loan with a Cut-off Date Balance in excess of $50 million, the related Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

Mortgage Pool Characteristics

      Set forth below is certain information regarding the characteristics of the Mortgage Loans and Mortgaged Properties, presented in a tabular format. In addition, a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties is shown, both on a loan-by-loan/property-by-property basis and in tabular format, on Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this Prospectus Supplement. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this Prospectus Supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective Borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriter.

      For purposes of this Prospectus Supplement, including the tables and schedules on Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this Prospectus Supplement, the indicated terms have the following meanings:

1. "Debt Service Coverage Ratio", "DSC Ratio", "Cut-off Date DSC Ratio" or "UW NCF DSCR" means, with respect to any Mortgage Loan (other than a Credit Lease
Loan), the ratio of (a) "Net Cash Flow" produced by the related Mortgaged Property to (b) the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. Debt Service Coverage Ratios are not presented in this Prospectus Supplement for Credit Lease Loans because such Mortgage Loans were, in large part, underwritten based upon the Credit Tenant. In connection therewith, such ratios would be expected to be lower than for the other Mortgage Loans. The following discussion does not apply to Credit Lease Loans or the related Mortgaged Properties.

      In general, the "Net Cash Flow" for any Mortgaged Property is (x) the revenue derived from the use and operation of such Mortgaged Property, less (y) operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes, ground lease payments (if applicable) and, in the case of the Bayside Loan, debt service payments and reserve deposits required under the terms of the Miami Bonds) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the Net Cash Flow for any Mortgaged Property, the Originator relied on one or more of the following items supplied by the related Borrower. In general, such items were not audited or otherwise confirmed by an independent party.

      o     Rolling 12-month operating statements.

      o     Applicable year-to-date financial statements, if available.

      o Rent rolls that were current as of the date not earlier than six months prior to the respective date of origination. In general, rent rolls were used for Mortgaged Properties other than Hospitality Properties (each such Mortgaged Property other than a Hospitality Property, a "Rental Property").

      In determining the "revenue" component of Net Cash Flow for each Rental Property, the Originator generally relied on the most recent rent roll (as applicable) supplied by the related Borrower. Where the actual vacancy shown thereon and the market vacancy was less than 5.0%, the Originator normally assumed a minimum of 5.0% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers and certain single tenant properties (including all the Mortgaged Properties with Credit Tenants), space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the Originator's underwriting standards.

      In determining rental revenue for Mortgaged Properties that constitute multifamily, self storage and manufactured housing properties, the Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one to twelve month periods.

      For the other Rental Properties, the Originator generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of Hospitality Properties, gross receipts were determined on the basis of historical operating levels shown on the Borrower-supplied 12-month trailing operating statements.

      In the case of Mortgaged Properties that constitute residential health-care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then-current occupancy rates (with private occupancy rates within the then-current market ranges and vacancy levels at a minimum of 5%).

      In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

      In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related Borrower, except that--

      o If tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used.

      o Property management fees were generally assumed to be 3% to 6% of effective gross revenue (except with respect to Hospitality Properties, where a minimum of 4% of gross receipts was assumed, and except with respect to certain single-tenant Mortgaged Properties, where fees as low as 1.5% of effective gross receipts were assumed).

      o In general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

      o Expenses were generally assumed to include annual replacement reserves equal to:

            (i) in the case of Mortgaged Properties that constitute retail, office and industrial/warehouse properties, not less than $0.04 and not more than $0.57 per square foot net rentable commercial area;

            (ii) in the case of Multifamily Rental Properties, not less than $150 or more than $311 per residential unit per year, depending on the condition of the property;

            (iii) in the case of Hospitality Properties, not less than 3.5% of the gross revenues received by the property owner on an ongoing basis;

            (iv) in the case of Mortgaged Properties that constitute residential health-care facilities, $225 to $335 per bed per year;

            (v) in the case of Mortgaged Properties that constitute manufactured housing communities, not less than $35 per pad per year; and

            (vi) in the case of Mortgaged Properties that constitute self storage facilities, not less than $0.10 or more than $0.20 per square foot per year. In addition, in some instances, the Originator recharacterized as capital expenditures those items reported by Borrowers as operating expenses (thus increasing "net cash flow") where the Originator determined appropriate.

2. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan (other than a Credit Lease Loan), the ratio, expressed as a percentage, of (a) the Cut-off Date Balance of a Mortgage Loan to (b) the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Depositor (or, in the case of the Arden Loan and the Fresno Loan, an internal valuation by the Originator), net of, in the case of the Mortgaged Property securing the Bayside Loan, the outstanding principal balance of the Miami Bonds as of the Cut-off Date. Cut-off Date Loan-to-Value Ratios are not presented in this Prospectus Supplement for Credit Lease Loans because such Mortgage Loans were, in large part, underwritten based upon the Credit Tenant. In connection therewith, such ratios would be expected to be higher than for other Mortgage Loans.

3. "Maturity Loan-to-Value Ratio", "Maturity Date Loan-to-Value Ratio", "Maturity LTV Ratio" or "Maturity Date LTV Ratio" means the ratio, with respect to any Mortgage Loan (other than a Credit Lease Loan), expressed as a percentage, of (a) the expected balance of a Balloon Loan on its scheduled maturity date (prior to the payment of any Balloon Payment) or, in the case of an ARD Loan, on the Anticipated Repayment Date to (b) the appraised value of the Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Depositor (or, in the case of the Arden Loan and the Fresno Loan, an internal valuation by the Originator), net of, in the case of the Mortgaged Property securing the Bayside Loan, the outstanding principal balance of the Miami Bonds as of the Cut-off Date. Maturity Loan-to-Value Ratios are not presented in this Prospectus Supplement with respect to the Credit Lease Loans.

4. "Loan per Unit", "Loan per Bed", "Loan per Pad" or "Loan per Room" means, with respect to each Mortgage Loan secured by a lien on a Multifamily Rental Property, a Hospitality Property, a Mortgaged Property that constitutes a manufactured housing community or a Mortgaged Property that constitutes a health-care facility, respectively, the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, beds, pads or guest rooms, respectively, at or on the related Mortgaged Property.

5. "Loan per Sq. Ft." means, with respect to each Mortgage Loan secured by a lien on a Mortgaged Property that constitutes a retail, industrial/warehouse, self storage or office property, the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

6. "Year Built/Renovated" means the year that a Mortgaged Property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any Mortgaged Property which was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

7. "Weighted Average" or "wtd. avg." means averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

8. "Underwriting Reserves" means estimated annual capital costs, as used by the Originator in determining Net Cash Flow.

9. "Administrative Cost Rate" means, with respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate for such Mortgage Loan and the per annum rate at which the monthly fee of the Trustee is calculated.

10. "Original Amortization Term" means, with respect to each Mortgage Loan, the number of months from origination to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule, without regard to any Balloon Payment, if any, due on such Mortgage Loan and assuming no prepayments of principal and no defaults.

11. "Remaining Amortization Term" means, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule, without regard to any Balloon Payment, if any, due on such Mortgage Loan and assuming no prepayments of principal and no defaults.

12. The following abbreviations relating to prepayment provisions have the indicated meanings.

      o "L(v)" means, with respect to any Mortgage Loan, a period of v years during which prepayments of principal are prohibited.

      o "1%(w)" means with respect to any Mortgage Loan, a period of w years during which prepayments of principal are permitted, but must be accompanied by a Prepayment Premium equal to 1.0% of the principal amount prepaid.

      o "YM1% (x)" means, with respect to any Mortgage Loan, a period of x years during which prepayments of principal are permitted, but must be accompanied by an amount that constitutes the greater of a Yield Maintenance Charge and 1.0% of the principal amount prepaid.

      o "YM (y)" means, with respect to any Mortgage Loan, a period of y years during which prepayments of principal are permitted, but must be accompanied by an amount that constitutes a Yield Maintenance Charge.

      o "O(z)" means, with respect to any Mortgage Loan, a period of z years during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and no defeasance can be required.

13. "D" means each applicable Mortgage Loan, permits the related Borrower to pledge Defeasance Collateral to the holder of such Mortgage Loan.

14. "Occupancy Percentage" or "Occupancy Rate" means, with respect to any Mortgaged Property, references to--

      o in the case of Mortgaged Properties that constitute multifamily rental properties, manufactured housing communities and assisted living/congregate care facilities, the percentage of rental units, pads and rooms, respectively, that are rented as of the date of determination,

      o in the case of Mortgaged Properties that constitute office and retail properties, the percentage of the net rentable square footage rented as of the date of determination,

      o in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination (depending on Borrower reporting),

      o In the case of Hospitality Properties, the percentage of available rooms occupied as of the trailing twelve-month (such period ending on the date of determination).

15. "Remaining Term to Maturity" means, with respect to each Mortgage Loan, the number of months remaining to maturity (or, in the case of an ARD Loan, to the Anticipated Repayment Date).

16. "Original Term to Maturity" means, with respect to each Mortgage Loan, the number of months from origination to maturity (or, in the case of an ARD Loan, to the Anticipated Repayment Date).

17. "Capital Imp. Reserve" means funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

18. "Replacement Reserve" means funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of Hospitality Properties, reserves for furniture, fixtures and equipment. In certain cases, however, the reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except to the extent it is drawn upon.

19. "TI/LC Reserve" means funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except to the extent it is drawn upon.

20. "Original Interest-Only Period" means, with respect to any Mortgage Loan, the period, if any, following the related origination date during which scheduled payments of interest only are required.

21. "Remaining Interest-Only Period" means, with respect to any Mortgage Loan, the period, if any, following the Cut-off Date during which scheduled payments of interest only are required.

22. "Shadow" means, with respect to any Retail Property, a store or other business that materially affects the draw of customers to such Retail Property, but which may be located at a nearby property or on a portion of such Retail Property that does not constitute security for the related Mortgage Loan.

23. "NAP" means that with respect to a particular category of data that such data is not applicable.

24. "NAV" means that with respect to a particular category of data, such data is not available.

      The sum in any column of any of the following tables may not equal the indicated total due to rounding.

      The DSC Ratio and the Cut-off Date LTV Ratio calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Credit Tenants or Guarantors.

Significant Mortgage Loans

The Omni Loan

      The Loan. The "Omni Loan" has a Cut-off Date Balance of $249,347,368, representing 12.3% of the Initial Pool Balance, and is secured by first priority Mortgages encumbering the fee simple interests in five luxury hotels (the "Omni Properties") operating under the Omni name in New York, Chicago, Houston, Dallas and the Dallas suburb of Irving. The respective portions of the Omni Loan allocable to the five Omni Properties are cross-collateralized and cross-defaulted. The single note evidencing the Omni Loan was entered into by six related special purpose entities (the "Omni Borrower") owned and controlled by Omni Credit Holding Company, a wholly owned subsidiary of TRT Holdings Inc. ("TRT Holdings"). TRT Holdings, headquartered in Dallas, Texas, is a privately held holding company that owns interests in hotels and energy-related companies including a 100% ownership interest in Tana Oil & Gas, and significant investments in the common shares of Texaco, Inc. and Pacific Gas & Electric Co. TRT Holdings acquired the Omni brand name as well as nine Omni-flagged hotels in 1996 thus increasing its hotel investments and organizing them under a single franchise affiliation. Between 1995 and 1997, approximately $85 million in capital expenditures have been invested in the Omni Properties, with the majority of the expenditures related to the New York property.

      The Omni Loan is an ARD Loan with an Anticipated Repayment Date of September 1, 2008 and a stated maturity of September 1, 2023. Prior to the Anticipated Repayment Date, the Omni Borrower must make monthly payments of principal and interest based on a fixed Mortgage Rate of 6.25% per annum and an amortization schedule of 25 years. From and after the Anticipated Repayment Date, the mortgage interest rate steps up to the Revised Rate, which is the greater of (1) 11.25% per annum, and (2) 5% over the then-applicable United States Treasury rate. Any Additional Interest accrued on the Omni Loan will be deferred and added to the outstanding principal balance but will not earn interest. After the Anticipated Repayment Date, the Omni Borrower must also apply net cash flow derived from the operation of the Omni Properties (after debt service and reserves) toward additional amortization of principal.

      The Omni Borrower is prohibited from voluntarily prepaying the Omni Loan prior to the Anticipated Repayment Date. After the Anticipated Repayment Date, the Omni Loan may be voluntarily prepaid in whole or in part without payment of any Prepayment Consideration. The Omni Borrower has the right to defease all or a portion of the Omni Loan after the second anniversary of the Closing Date.

      The Properties. The hotels are located in New York City, Chicago, Houston, Dallas and the Dallas suburb of Irving. The hotels contain a total of 1,858 rooms and range in size from 337 rooms to 410 rooms. In addition, the Chicago property includes 139,000 square feet of office space and 24,000 square feet of retail space on the section of Michigan Avenue known as the "Magnificent Mile." The hotels are known as the Omni Berkshire Place Hotel (in New York), the Omni Chicago Hotel, the Omni Houston Hotel, the Omni Dallas Hotel Park West and the Omni Mandalay Hotel (in the Dallas suburb of Irving). For the trailing 12 months ended July 31, 1998, the Omni Properties achieved an overall weighted average occupancy of 74.1% and an overall average daily rate of $172.19.

      The following chart summarizes certain information regarding the hotels.

                           Overview of the Omni Hotels

                                                                      Yr. Built/      Avg.       ADR      RevPar      Appraised
Property                          Location                 # Rooms    Renovated     Occ. (1)   (1) (2)    (1) (3)       Value
--------                          --------                 -------    ---------     --------  ---------  --------       -----
Omni Berkshire Place Hotel        New York, New York           396    1926/1995       73.7%    $259.88    $191.53   $172,300,000
Omni Chicago Hotel                Chicago, Illinois            347       1990         78.6%    $186.78    $146.84   $119,800,000(4)
Omni Mandalay Hotel               Irving (Dallas), Texas       410       1982         73.9%    $154.26    $113.96   $ 87,700,000
Omni Houston Hotel                Houston, Texas               368       1981         72.3%    $129.31    $ 93.48   $ 66,200,000
Omni Dallas Hotel Park West       Dallas, Texas                337       1990         71.9%    $119.63    $ 86.02   $ 53,800,000
                                                            ------                   -----     -------    -------   ------------
Totals/Weighted Avg                                          1,858                    74.1%    $172.19    $127.51   $499,800,000

------------
(1)   Based on trailing 12 months ended 7/31/98.
(2)   "ADR" means average daily rate.
(3)   "RevPar" means revenue per available room.
(4)   The Chicago appraised value includes the office and retail components.

      Additional Collateral. A letter of credit in the approximate amount of $2.7 million (the "Reserve Letter of Credit") has been posted by the Omni Borrower to cover one month's reserve payments for taxes, insurance, debt service and furniture, fixtures and equipment expenditures ("FF&E"). Under certain circumstances, the lender may also draw on the Reserve Letter of Credit to pay for any recording taxes due in connection with any recordation of an executed but unrecorded second mortgage on the Omni Property located in New York (the "NY Omni Property"),

      Property Management. With the exception of the office and retail space at the Omni Property located in Chicago (the "Chicago Omni Property"), the Omni Properties are managed by Omni Hotel Management Company under separate agreements. The office and retail space at the Chicago Omni Property is managed by U.S. Equities Asset Management, Inc. The management agreements can be terminated by the lender mortgagee under the Omni Loan if an event of default occurs under the related loan documents, and the management fees in all of the management agreements are subordinated to the Omni Loan.

      Appraised Value. The aggregate appraised value of the Omni Properties as of August 1998 was $499,800,000, and the Omni Loan has a Cut-off Date LTV Ratio of 49.89%.

      DSC Ratio. The Omni Loan has a Debt Service Coverage Ratio of 2.34x.

      Lock Box. If the current debt service coverage ratio as calculated in accordance with the related Mortgage Loan documents (the "DSCR") (as calculated monthly on a rolling 12-month period), of the Omni Loan falls below 1.50x, a lock box account shall be established until such time the current DSCR increases to or exceeds 1.50x, when the operation of the lock box account may be suspended, subject to certain conditions pursuant to the loan documents.

      Intercompany Debt. Prior to the acquisition of the Omni Borrower, several members of the Omni Borrower had previously made an aggregate of $113.8 million in intercompany loans to the Omni Borrower which owns the NY Omni Property. This intercompany debt is subordinated to the Omni Loan and pledged to the lender as additional collateral. A standstill agreement provides that this intercompany debt can be paid only from excess cash flow, prohibits any transfer of the debt and requires the approval of the mortgagee under the Omni Loan before a reorganization of the Omni Borrower can be undertaken.

      The New York Mortgage. The first mortgage on the NY Omni Property secures the Omni Loan only to the extent of $40,000,000 of the aggregate indebtedness thereunder. The Omni Borrower executed an unrecorded second mortgage on the NY Omni Property securing maximum additional indebtedness of $132,500,000 under the Omni Loan. The lender is permitted to record that second mortgage if the current DSCR (calculated monthly based on a rolling 12-month period) of the Omni Loan (taking into account the net income from all five Omni Properties) is ever less than or equal to 1.35x, unless the Omni Borrower has delivered and (there is then in effect) a third-party letter of credit (acceptable to the mortgagee under the Omni Loan) in the amount of 148% of the portion of the outstanding principal balance of the Omni Loan that is allocated to the NY Omni Property. Any letter of credit delivered by the Omni Borrower must be returned to the Omni Borrower, and the mortgagee under the Omni Loan is prohibited from recording the second mortgage, if and when the current DSCR is greater than or equal to 1.50x for at least six consecutive months. The Omni Borrower must pay the potential mortgage recording tax into a reserve account if the current DSCR is less than or equal to 1.50x. The lien of the Trust on the NY Omni Property that is created by the second mortgage could be impaired if additional liens arise on the NY Omni Property prior to any recordation of the second mortgage.

      Releases and Substitutions. After the second anniversary of the Closing Date, the Omni Borrower may defease the Omni Loan in whole or in part and obtain the release of an individual Omni Property as long as certain conditions are satisfied including, but not limited to, the current DSCR of the remaining properties must be the greater of (1) the DSCR for the 12 calendar months immediately preceding the closing of the loan, or (2) the current DSCR of the remaining properties (including the defeased property) and the debt amount that includes the defeased loan amount for the 12 calendar months immediately preceding the release. So long as there is no event of default, the NY Omni Property or up to two (2) other individual Omni Properties may be individually substituted with another hotel property provided that a number of conditions are met, including (1) an appraisal of the substitute property must show an equal or greater value than the property to be released, (2) the current DCSR for all the properties following the substitution is equal to or greater than the current DSCR before substitution, (3) the net operating income of the substituted property does not show on average a 3% decline in its net operating income over the prior 3 years, and (4) the Rating Agencies have affirmed their ratings of the Certificates. No substitutions are permitted after the Anticipated Repayment Date.

      Reserves and Escrows. The Omni Borrower will make monthly escrow payments for taxes and insurance. In addition, the Omni Borrower shall make monthly reserve payments equal to 3.5% of gross income for the Omni Properties for the calendar month prior to the preceding calendar month to be used for FF&E.

The Ontario Mills Loan

      The Loan. The "Ontario Mills Loan" has a Cut-off Date Balance of $145,000,000, representing 7.2% of the Initial Pool Balance, and is secured by a first priority Mortgage encumbering the fee simple interest in a super regional mall known as the Ontario Mills Mall (the "Ontario Mills Property") with approximately 1.2 million square feet and located in Ontario, California. The Ontario Mills Loan was made to Ontario Mills Limited Partnership, a Delaware limited partnership (the "Ontario Mills Borrower"). Ontario Mills Borrower is owned, directly or indirectly, by The Mills Corporation (50%), Simon Property Group (25%) and Kan Am USA XIV Limited Partnership (25%). The Mills Corporation and Simon Property Group are both publicly traded real estate investment trusts ("REITs") whose shares are listed on the New York Stock Exchange under the symbols of "MLS" and "SPG" respectively. The Mills Corporation, headquartered in Arlington, Virginia, is a fully integrated self-managed owner and developer of super-regional value and entertainment oriented malls, as well as community centers. Its portfolio consists of approximately 14.1 million square feet of space and six additional centers are under development in various locations across the country. Simon Property Group, headquartered in Indianapolis, Indiana, is a fully integrated developer, owner and manager of regional and community shopping centers throughout the United States. Simon Property Group, the largest owner of regional malls in the United States, owns or has interests in 241 properties containing an aggregate of 165 million square feet of gross leasable area in 35 states.

      The Ontario Mills Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2008 and a stated maturity of December 1, 2028. Commencing in January 1999, the Ontario Mills Loan requires monthly payments of principal and interest based on a fixed Mortgage Rate of 6.75% per annum and an amortization schedule of 30 years. From and after the Anticipated Repayment Date, the mortgage interest rate steps up to the Revised Rate, which is the greater of (1) 11.75% per annum and (2) 5% over the then-applicable United States Treasury Rate. Any Additional Interest accrued on the Ontario Mills Loan will be deferred and added to the outstanding principal balance and will earn interest at the Revised Rate. After the Anticipated Repayment Date, the Ontario Mills Borrower must also apply net cash flow derived from the operation of the Ontario Mills Property (after debt service and reserves) toward additional amortization of principal.

      The Ontario Mills Borrower is prohibited from voluntarily prepaying the Ontario Mills Loan in whole or in part prior to 30 days before the Anticipated Repayment Date. During the 30-day period prior to the Anticipated Repayment Date, the Ontario Mills Loan may be voluntarily prepaid in full but not in part. On and after the Anticipated Repayment Date, the Ontario Mills Borrower may prepay the loan in whole or in part without payment of any Prepayment Consideration. The Ontario Mills Borrower has the right to defease all or a portion of the Ontario Mills Loan after the second anniversary of the Closing Date.

      The Property. The Ontario Mills Property is a single story enclosed super regional mall containing a gross leasable area ("GLA") of 1,220,625 square feet. In addition, there is a 125,000 square foot AMC Multi-Cinema occupying its own
14.7 acre pad contiguous to the center that is not a part of the Ontario Mills Loan collateral. The Ontario Mills Property was developed during 1995 and 1996 and is situated on a 116.3 acre site in Ontario, California which is about 40 miles east of downtown Los Angeles in an area known as the Inland Empire. Ontario Mills contains 166 tenants including 14 anchor tenants, four (4) of which occupy space in excess of 50,000 square feet each (the "Major Anchors"). The Major Anchors are JC Penney, Sports Authority, Burlington Coat Factory and Marshalls, and in the aggregate such Major Anchors occupy 23.4% of the GLA. Tenants other than Major Anchors include Saks Off Fifth, TJ Maxx, Bed, Bath & Beyond, Virgin Megastore and the Mikasa Factory Store. As of October 1, 1998, the Ontario Mills Property reported an occupancy level of 97.1% (exclusive of the 14 anchor tenants) and 98.5% overall occupancy (including the 14 anchor tenants).

      Summaries of pertinent information regarding the Ontario Mills Property including the major anchor tenants, square footage and total GLA, leading tenants other than the major anchor tenants and other information follow in the charts below.

                  GLA Overview of the Ontario Mills Property(1)

Tenant                     Square Footage  As % Total GLA(2)  Lease Expiration
------                     --------------  -----------------  ----------------
JC Penney                         105,028            8.6%         7/31/11
Burlington Coat Factory            79,989            6.6%         1/31/12
Marshalls                          50,895            4.2%         1/31/12
Sports Authority                   50,111            4.1%         1/29/12
                                ---------          -----
Major Anchor Space                286,023           23.4%
Other Anchor Space                292,962           24.0%
In-Line Stores                    504,921           41.4%
Entertainment Space
 (excludes AMC)                   136,719           11.2%
                                ---------          -----
Total                           1,220,625          100.0%

------------
(1)   As of October 1, 1998 rent roll.
(2)   May not sum to total due to rounding.

Ten Largest Tenants (Other Than Major Anchors) at the Ontario Mills Property (1)

Tenant                                  Square Footage    As % of Total GLA(2)
------                                  --------------    --------------------
Dave & Busters                              59,275                4.9%
Totally For Kids                            49,599                4.1%
Bed, Bath & Beyond                          44,208                3.6%
TJ Maxx                                     35,308                2.9%
American Wilderness                         30,639                2.5%
Sega Gameworks                              30,210                2.5%
Saks Off Fifth                              28,600                2.3%
Virgin Megastore                            27,521                2.3%
Off Rodeo Drive                             25,236                2.1%
Mikasa Factory Store                        21,078                1.7%
                                           -------               ----
Total                                      351,674               28.8%

-------------
(1)   As of October 1, 1998 rent roll.
(2)   May not sum to total due to rounding.

      Aggregate Lease Expiration Schedule for the Ontario Mills Property(1)

Year                               Expiring Square Feet    As % of Total GLA(2)
----                               --------------------    --------------------
1998, including month-to-
  month leases                              4,497                   0.4%
1999                                        7,675                   0.6%
2000                                       13,267                   1.1%
2001                                      211,632                  17.3%
2002                                       72,507                   5.9%
2003                                       33,673                   2.8%
2004                                       12,082                   1.0%
2005                                        5,382                   0.4%
2006                                      174,726                  14.3%
2007                                       98,537                   8.1%
2008                                       44,018                   3.6%
2009 & beyond                             523,899                  42.9%
Vacant                                     18,730                   1.5%
                                        ---------               --------
Total                                   1,220,625                 100.0%

5 Year Avg. Rollover                       61,916                   5.1%
7 Year Avg. Rollover                       50,762                   4.2%

-----------
(1)   Includes anchor tenants.
(2)   May not sum to total due to rounding.

      Mall Sales and Occupancy Costs. The Ontario Mills Borrower projected as part of its July 1998 budget that 1998 sales for comparable in-line space would be $358 per square foot. The Originator's analysis of tenant occupancy costs as a percent of sales (with sales based on the Ontario Mills Borrower's July 1998 budget and occupancy costs based on the October 1998 rent roll), excluding the AMC Theater, indicated that occupancy costs were approximately 9.4%.

      Property Management. The Ontario Mills Property is managed by Mills Services Corp., a Delaware corporation affiliated with The Mills Corporation and the Ontario Mills Borrower. The mortgagee under the Ontario Mills Loan is entitled to terminate the management agreement if an event of default occurs under the Ontario Mills Loan.

      Appraised Value. The appraised value of the Ontario Mills Property as of September, 1998, was $250,000,000, and the Ontario Mills Loan has a Cut-off Date LTV Ratio of 58.00%.

      DSC Ratio. The Ontario Mills Loan has a Debt Service Coverage Ratio of 1.73x.

      Lock Box. The Ontario Mills Borrower will be required to establish a lock box account and will cause all tenants to make payments directly to the lock box
(1) during any period when the current DSCR is less than 1.25x, (2) on the date which is (a) 30 days prior to the Anticipated Repayment Date or (b) the Anticipated Repayment Date if the Ontario Mills Borrower provides evidence to the lender 30 days prior to the Anticipated Repayment Date that the Ontario Mills Loan will be repaid on the Anticipated Repayment Date, and (3) upon the occurrence of an Event of Default.

      Development Parcel Releases. The Ontario Mills Borrower may obtain a release of certain non-income earning portions of the Ontario Mills Property if, among other conditions, no event of default exists, the Rating Agencies affirm their ratings of the Certificates and the current DSCR will be equal to or greater than 1.80x after giving effect to the release.

      Option Parcel Release. A tenant under a ground lease at the Ontario Mills Property has an option to purchase the underlying land. If the tenant exercises such purchase option, the option parcel will be released from the lien of the related Mortgage if, among other conditions, the Ontario Mills Borrower deposits with the lender cash or a letter of credit in the amount of the total proceeds from the sale, which must be not less than $1,200,000. Such cash or letter of credit would be held until the Ontario Mills Loan is paid in full.

      Reserves and Escrows. The Ontario Mills Borrower must make monthly escrow payments for real estate taxes and insurance.

      Seismic Assessment. The Ontario Mills Property has a seismic risk assessment with a probable maximum loss of 11.0% of the amount of the estimated replacement cost of the improvements. The property has the benefit of an earthquake insurance policy.

The Arden Loan

      The Loan. The "Arden Loan" has a Cut-off Date Balance of $111,200,000, representing 5.5% of the Initial Pool Balance, and is secured by first priority Mortgages encumbering the fee simple interests in 12 suburban office and R&D/industrial properties located in the metropolitan areas of Los Angeles and San Diego, California (the "Arden Properties"). The respective portions of Arden Loan allocable to the 12 Arden Properties are cross-collateralized and cross-defaulted. The Arden Loan was made to a special purpose entity (the "Arden Borrower") controlled by Arden Realty, Inc. ("Arden Realty"). Arden Realty, headquartered in Los Angeles, California, is an owner, manager and acquirer of office and industrial properties located in southern California; and, as of September 30, 1998, the company reported its portfolio of properties included 138 commercial properties (most of which are office properties) totaling approximately 17.9 million square feet. Arden Realty is a publicly traded REIT that issued shares publicly for the first time in 1996. Its shares are listed on the New York Stock Exchange under the symbol "ARI".

      The Arden Loan is an ARD Loan with an Anticipated Repayment Date of April 16, 2008 and a stated maturity of April 16, 2028. The Arden Borrower accrues interest at a fixed Mortgage Rate of 6.61% per annum until the related Anticipated Repayment Date. The Arden Loan requires monthly payments of interest only during the first 57 months of the loan term and, thereafter, beginning with the payment due in May 2003, requires monthly payments of interest and principal based on an amortization schedule of 25 years. From and after the Anticipated Repayment Date, the fixed interest rate will step-up to the Revised Rate, which is the greater of (1) 11.61% and (2) 5% over the then-applicable United States Treasury rate. Any Additional Interest accrued on the Arden Loan will be deferred and added to the outstanding principal balance and will earn interest at the Revised Rate. After the Anticipated Repayment Date, the Arden Borrower must also apply net cash flow derived from the operation of the Arden Properties (after debt service and reserves) toward additional amortization of principal.

      The Arden Borrower is prohibited from voluntarily prepaying the Arden Loan prior to the Anticipated Repayment Date. After the Anticipated Repayment Date, the Arden Loan may be voluntarily prepaid in whole or in part without any payment of Prepayment Consideration. The Arden Borrower has the right to defease all or a portion of the Arden Loan after the second anniversary of the Closing Date.

      The Properties. The 12 Arden Properties consist of eight (8) suburban office properties and four (4) R&D/Industrial properties representing 2,239,948 square feet of net rentable area ("NRA"). Individual properties range in size from 52,186 square feet to 597,550 square feet and are located in or around the Los Angeles and San Diego metropolitan areas. With the exception of one property built in 1991 and renovated in 1996, the remaining 11 Arden Properties were built during the 1980s with certain of them renovated in the mid- 1990s. There are approximately 353 tenants, including, among others, ARCO, Sony, Executone Info System, Interplay Productions and Honeywell. The 15 largest tenants occupy 35.5% of the NRA of the Arden Properties and the single largest tenant, ARCO, occupies 5.3% of the total NRA. As of September 1, 1998, the Arden Properties reported an overall occupancy level of 94.0%.

      A breakdown of the Arden Properties by property type as well as summaries on the properties including locations, square footage, main tenants and other pertinent information are highlighted in the charts that follow.

                        Overview of the Arden Properties

                          Summary by Property Type (1)

Type                  # Properties    Square Feet     As % of Total NRA (2)
----                  ------------    -----------     ---------------------
Office                      8          1,815,335                81.0%
R&D/Industrial              4            424,613                19.0%
                           --          ---------               -----
Total                      12          2,239,948               100.0%

----------
(1)   As of September 1, 1998 rent roll.
(2)   May not sum to total due to rounding.

                 Summary of the Arden Properties by Location (1)

Property                          Location                                   Type                    NRA
--------                          --------                                   ----                    ---
Centerpointe La Palma             La Palma, Orange County, CA                Office               597,550
Von Karman Corporate Center       Irvine, Orange County, CA                  Office               451,477
600 Corporate Pointe              Culver City, Los Angeles County, CA        Office               273,339
16000 Ventura                     Encino, Los Angeles County, CA             Office               174,841
Yorba Linda Business Center       Yorba Linda, Orange County, CA             R&D/Industrial       167,142
Poway Industrial                  Poway, San Diego County, CA                R&D/Industrial       112,000
Governor Park Plaza               San Diego, San Diego County, CA            Office               104,065
1950 Sawtelle                     Los Angeles, Los Angeles County, CA        Office               103,772
Via Frontera                      Rancho Bernardo, San Diego County, CA      R&D/Industrial        77,920
Huntington Commerce Center        Huntington Beach, Orange County, CA        R&D/Industrial        67,551
Sunset Pointe                     Newhall, Los Angeles County, CA            Office                58,105
Huntington Beach Plaza I & II     Huntington Beach, Orange County, CA        Office                52,186
                                                                                                ---------
Total                                                                                           2,239,948

-----------
(1)  As of September 1, 1998 rent roll.

                 Fifteen Largest Tenants at the Arden Properties
                       Ranked By Annual Base Rent ("ABR")

                                           Months
                                        Remaining In       Rentable          As % of                        As % of
Tenant                               Lease Term(1) (2)    Square Feet      Total NRA(3)        ABR        Total ABR(3)
------                               -----------------    -----------      ------------        ----       ------------
ARCO                                         95            117,865             5.3%        $ 2,110,298        6.8%
Sony                                         64             96,980             4.3%        $ 1,705,292        5.5%
Interplay Productions                        93            101,325             4.5%        $ 1,215,900        3.9%
Karl Storz Endoscopy                          7             56,324             2.5%        $   945,168        3.1%
Kaiser Foundations Health Plan               62             42,051             1.9%        $   857,840        2.8%
Chicago Title                                66             48,506             2.2%        $   807,672        2.6%
Executone Info System                        86            112,000             5.0%        $   604,800        2.0%
IKON Office Solutions                        19             53,132             2.4%        $   599,752        1.9%
Protection One                               61             23,520             1.0%        $   547,546        1.8%
City National Bank                           99             19,928             0.9%        $   539,269        1.7%
Document Sciences                            42             33,102             1.5%        $   441,515        1.4%
Honeywell, Inc.                              37             24,521             1.1%        $   441,378        1.4%
Employment Development Dept                  11             22,145             1.0%        $   391,776        1.3%
International Technology Corp.               42             24,735             1.1%        $   379,930        1.2%
Brown & Caldwell                             55             19,916             0.9%        $   370,438        1.2%
                                             --            -------            ----         -----------       ----
Total/Weighted Average                       65            796,050            35.5%        $11,958,573       38.7%

-------------
(1)   Remaining lease term from September 1, 1998.
(2)   Weighted average is based on square footage.
(3)   May not sum to total due to rounding.

         Aggregate Lease Expiration Schedule for the Arden Properties(1)

Year                                Expiring Square Feet   As % of Total NRA(2)
----                                --------------------   --------------------
1998, including month-to-
  month leases                             344,550                 15.4%
1999                                       337,762                 15.1%
2000                                       241,222                 10.8%
2001                                       162,865                  7.3%
2002                                       255,438                 11.4%
2003                                       177,660                  7.9%
2004                                       199,376                  8.9%
2005                                       117,921                  5.3%
2006                                       215,183                  9.6%
2007                                        51,974                  2.3%
2008                                             0                  0.0%
2009                                             0                  0.0%
2010 & beyond                                4,093                  0.2%
Vacant                                     131,904                  5.9%
                                         ---------                -----
Total                                    2,239,948                100.0%

5 Year Avg. Rollover                       268,367                 12.0%
7 Year Avg. Rollover                       245,553                 11.0%

------------
(1)   As of September 1, 1998 rent roll.
(2)   May not sum to total due to rounding.

      Property Management. The Arden Properties are managed by Arden Realty Limited Partnership, the parent of the Arden Borrower, under a single management agreement. The lender is entitled to terminate the management agreement if an event of default occurs under the Arden Loan documents. All management fees are subordinated to the Arden Loan.

      Value. The Arden Loan has a Cut-off Date LTV Ratio of 47.32% based upon an internal valuation of $235,000,000 (9.0% cap rate applied to an underwritten net operating income ("NOI") of $21,150,001).

      DSC Ratio. The Arden Loan has a Debt Service Coverage Ratio of 2.35x.

      Lock Box. The Arden Borrower will be required to establish one or more lock box accounts and instruct or cause tenants or other payors to make all rent and other payments into the lock box account(s) if, among other events, (1) the current DSCR falls below 1.50x during the loan's interest only period or below 1.27x during its amortization term, (2) the Arden Borrower fails to repay the Arden Loan on the Anticipated Repayment Date or (3) an event of default occurs.

      Reserves and Escrows. The Arden Borrower must make monthly escrow payments for real estate taxes and insurance. Upon closing of the Arden Loan, a reserve account was funded in the amount of $3,270,000 to be used for tenant improvements, leasing commissions and capital expenditures. As funds are disbursed, the account is replenished to the initial funding amount from excess cash flow.

      Releases and Substitutions. At any time after the second anniversary of the Closing Date and on or before the Anticipated Repayment Date, the Arden Borrower is permitted to defease the Arden Loan in whole or in part and obtain a release of one or more properties if, among other conditions, the current DSCR of the remaining properties is not less than the greater of (1) 2.22x during the loan's interest only period or 1.81x during its amortization term, or (2) the current DSCR of the remaining properties and the released properties for the prior twelve calendar months. During such period, the Arden Borrower may release one or more properties by substituting one or more office properties (individually, a "Substitute Property") provided that, no substitution can occur after the Anticipated Repayment Date, the substitution conditions noted below must be satisfied, a substitution may not take place more than two (2) times during the term of the Arden Loan, and no more than five (5) properties may be released during the term of the Arden Loan. The substitution conditions include:
(1) an appraisal of the substitute property must be delivered to the lender, (2) after giving effect to the substitution, the current DSCR of the properties must be at least equal to the greater of (a) 2.22x during the loan's interest only period or 1.81x during its amortization term, or (b) the current DSCR for the Arden Loan, based on all the Arden Properties (including the property to be substituted) immediately preceding the substitution, (3) the net operating income of the substitute property must not show a downward trend for the prior 3 years, (4) the net operating income and current DSCR of the substitute property must be 125% greater than the net operating income and current DSCR of the property being substituted, and (5) the Rating Agencies must have affirmed their ratings of the Certificates.

      Seismic Assessment. The Arden Properties have an aggregate seismic risk assessment with a probable maximum loss of 14.63% of the amount of the estimated replacement cost of the improvements. Such Mortgaged Properties have the benefit of an earthquake insurance policy from an AAA-rated insurer.

The Fresno Loan

      The Loan. The "Fresno Loan" has a Cut-off Date Balance of $69,000,000, representing 3.4% of the Initial Pool Balance, and is secured by a first deed of trust encumbering the fee simple interest in a regional mall and seven (7) outparcels (together, the "Fresno Property") known as the Fresno Fashion Fair Mall located in Fresno, California. The Fresno Loan was made to a limited partnership (the "Fresno Borrower") that was established to own the Fresno Property and is affiliated with and controlled by The Macerich Company ("Macerich"). Macerich, headquartered in Santa Monica, California, is a developer, owner and manager of regional and community shopping centers throughout the United States with a concentration in California. As of August 11, 1998, Macerich owned interests in 41 regional malls and five (5) community centers representing aggregating approximately 35 million square feet of GLA. Macerich is a publicly traded REIT whose shares are listed on the New York Stock Exchange under the symbol "MAC".

      The Fresno Loan is an ARD Loan with an Anticipated Repayment Date of August 10, 2008 and a stated maturity of August 10, 2031. The Fresno Loan accrues interest at a fixed Mortgage Rate of 6.52% per annum until the related Anticipated Repayment Date. The Fresno Loan requires monthly payments of interest only during the first three (3) years of the loan term (through July 10, 2001) and, thereafter, requires monthly payments of interest and principal based on an amortization schedule of 30 years. From and after the Anticipated Repayment Date, the fixed interest rate will step up to the Revised Rate, which is the greater of (a) 9.52% per annum, and (b) 3% over the then-applicable United States Treasury rate. Any Additional Interest accrued on the Fresno Loan will be deferred and added to the outstanding principal balance and will earn interest at the Revised Rate. After the Anticipated Repayment Date, the Fresno Borrower must also apply net cash flow derived from the operation of the Fresno Property (after debt service and reserves) toward additional amortization of principal.

      The Fresno Borrower is prohibited from voluntarily prepaying the Fresno Loan prior to the Anticipated Repayment Date. After the Anticipated Repayment Date, the Fresno Loan may be voluntarily prepaid in whole or in part without the payment of any Prepayment Consideration. The Fresno Borrower has the right to defease the Arden Loan after the second anniversary of the Closing Date.

      The Property. The Fresno Property is a single level regional mall with a GLA of 881,413 square feet. Situated on 68.53 acres, the Fresno Property provides 4,821 parking spaces (5.47 spaces per 1,000 square feet). Originally developed in 1970, the mall was expanded via a new addition in 1980 and was further expanded by 56,963 square feet in 1983. The three (3) anchor tenants at the Fresno Property are Macy's, JC Penney and Gottschalk's, which together occupy 484,231 square feet or 54.9% of the GLA. Macy's owns its improvements which are situated on a pad owned by the Fresno Borrower and leased to Macy's. The in-line mall space equals 357,330 square feet or 40.5% of the GLA. The seven
(7) outparcels total 39,852 square feet. As of June 30, 1998, the Fresno Property reported an occupancy level of 98.3%, including anchor tenants.

      A summary of the anchor tenants as well as in-line tenants and other information regarding the Fresno Property follows in the charts below.

                     GLA Overview of the Fresno Property(1)

Tenant                         Square Feet   As % of Total GLA(2)   Anchor Lease Expiration
------                         -----------   --------------------   -----------------------
Macy's (On Leased Pad)(3)        176,410           20.0%                      9/20/33
JC Penney                        153,769           17.4%                      11/30/02
Gottschalk's                     154,052           17.5%                      4/30/16
                                 -------          -----
Total Anchor Space               484,231           54.9%
In-Line Space                    357,330           40.5%
Outparcels                        39,852            4.5%
                                 -------          -----
Total                            881,413          100.0%

----------
(1)   As of June 30, 1998 rent roll.
(2)   May not sum to total due to rounding.
(3) Macy's square footage excludes space for Macy's Woman and Macy's Men and Children's stores, which are included in the in-line space.

              Ten Largest In-Line Tenants at the Fresno Property(1)

Tenant                                           Square Feet    Lease Expiration
------                                           -----------    ----------------
Macy's (2)                                           76,650          4/30/16
World Footlocker                                     15,734         12/31/02
The Limited                                          13,500          1/31/08
Express                                              12,600          1/31/05
America The Beautiful Dreamer                         7,500          5/23/99
Charlotte Russe                                       7,500          6/30/10
The Gap                                               7,328          1/31/06
Lerner                                                6,863          6/30/05
Victoria's Secret                                     6,478          1/31/06
Miller's Outpost for Levi's                           6,000          1/31/04
                                                   --------
Total                                               160,153

-------------
(1)   As of June 30, 1998 rent roll.
(2) This is the Macy's Men & Children's store under a separate lease from the anchor pad lease and the Macy's Woman store lease.
(3)   May not sum to total due to rounding.

                          Lease Expiration Schedule for
                          In-Line and Outparcel Tenants
                             at the Fresno Property

                                                                   As % of
                                                               Total In-Line &
Year                                    Expiring Square Feet  Outparcels GLA(1)
----                                    --------------------  -----------------
1998, including month-to-month leases         18,030                  4.5%
1999                                          14,531                  3.7%
2000                                          23,007                  5.8%
2001                                          29,506                  7.4%
2002                                          35,029                  8.8%
2003                                          20,036                  5.0%
2004                                          39,114                  9.8%
2005                                          27,932                  7.0%
2006                                          25,353                  6.4%
2007                                          18,820                  4.7%
2008                                          38,558                  9.7%
2009 & beyond                                 90,520                 22.8%
Vacant                                        16,746                  4.2%
                                            --------                -----
Total                                        397,182                100.0%

5 Year Avg. Rollover                          24,021                  6.0%
7 Year Avg. Rollover                          25,608                  6.4%

------------
(1)   May not sum to total due to rounding.

      Mall Sales and Occupancy Costs. The Fresno Borrower reported that sales were $322 per square foot for the trailing twelve-month period ending May 31, 1998 (based on same store sales and excluding anchor tenants). For the same trailing twelve-month period, tenant occupancy costs as a percent of sales (based on the Originator's analysis of the Fresno Borrower's reported base rent, percentage rent and reimbursements) were approximately 11.0%, also excluding anchor tenants.

      Property Management. The Fresno Property is managed by Macerich Property Management Company, a California corporation that is affiliated with and controlled by Macerich. The management agreement can be terminated by the lender upon an event of default under the loan documents.

      Value. The Fresno Loan has a Cut-off Date LTV Ratio of 60.69% based upon an internal valuation of $113,693,000 (8.5% cap rate applied to an underwritten NOI of $9,666,799).

      DSC Ratio. The Fresno Loan has a Debt Service Coverage Ratio of 1.74x.

      Lock Box. The Fresno Borrower must establish a lock box account and instruct the tenants of the Fresno Property to make payments to the lock box account if, among other events, (a) an event of default occurs under the Fresno Loan, (b) the Fresno Borrower has not repaid the Fresno Loan in full on or before the Anticipated Repayment Date or (c) the current DSCR of the Fresno Property is less than or equal to 1.35x.

      Seismic Assessment. The Fresno Property has a seismic risk assessment with a probable maximum loss of 10.0% of the amount of the estimated replacement cost of the improvements. The property has the benefit of an earthquake insurance policy.

      Environmental Assessment. The environmental site assessment for the Fresno Property indicated the presence of friable asbestos in the Fresno Property. The Fresno Borrower and its predecessors have implemented, and the Fresno Borrower has covenanted to continue, an asbestos operations and maintenance program, including the removal, upon renovation of tenant spaces when warranted, of ACMs that are either disturbed during construction or present a material potential hazard due to condition or location. The Originator required the Fresno Borrower to establish a reserve of approximately $477,000 for potential costs associated with the plan, although this was not a recommendation by the related environmental assessment.

The Bayside Loan

      The Loan. The "Bayside Loan" has a Cut-off Date Balance of $62,936,317, representing 3.1% of the Initial Pool Balance, and is secured by a first priority Mortgage encumbering the leasehold interest in the multi-tenant specialty retail center known as Bayside Marketplace and a second priority Mortgage encumbering the leasehold interest in the attached parking garage (collectively, the "Bayside Mortgage"). The specialty retail center and parking garage (the "Bayside Property") is located in Miami, Florida. The Bayside Loan was made to a limited partnership (the "Bayside Borrower") that was established to own the Bayside Property and is affiliated with and controlled by The Rouse Company ("Rouse"). Rouse, headquartered in Columbia, Maryland, is a developer and owner of urban marketplaces and regional retail centers, pioneering the enclosed mall, specialty and theme retailing, open storefronts, interior landscaping, cooperative advertising, merchandizing programs and food courts. Some of Rouse's well-known developments include Faneuil Hall in Boston; Harborplace and Gallery At Harborplace in Baltimore; and Riverwalk in New Orleans. Rouse was founded in 1939 and has been a publicly traded company since 1957. As of January l, 1998, it began operating as a REIT. Rouse's shares are traded on the New York Stock Exchange under the symbol "RSE".

      The Bayside Loan is a 10 year Balloon Loan with an amortization term of 30 years. The Mortgage Rate of the Bayside Loan is 5.92% per annum. Debt service payments are due monthly and the stated maturity of the Bayside Loan is November l, 2008. The Bayside Borrower is prohibited from prepaying the loan in whole or in part at any time prior to its stated maturity date. The Bayside Borrower is permitted to defease the Bayside Loan and obtain a release of the Bayside Property at any time after the second anniversary of the Closing Date.

      The Property. The Bayside Property is a multi-tenant specialty retail center built in 1987 and known as Bayside Marketplace, with a total GLA of 230,781 square feet, and a public parking garage that is connected to the retail center by pedestrian walkways. The retail center offers a variety of entertainment, dining and shopping establishments in several multi-level buildings interconnected by walkways. The retail center occupies a 13.1 acre site facing Miami's Biscayne Bay and located near the Port of Miami Cruise Line Terminal and site of the planned American Airlines Arena, intended host arena for the Miami Heat. The parking garage occupies an 11.3 acre parcel and contains 1,200 parking spaces (5.20 spaces per 1,000 square feet). The Bayside Borrower holds leasehold interests in the Bayside Property pursuant to separate ground leases with the City of Miami, both of which expire in 2030 (see "--Ground Lease Considerations" below). As of September 25, 1998, the retail center reported an occupancy level of 95.7%.

      A summary of the tenancies at the Bayside Property (including nationally recognized tenants) follows.

                    Tenant Summary of the Bayside Property(1)

                                                 As % of
Tenant                             GLA         Total GLA(2)   Lease Expiration
------                             ---         ------------   ----------------
Hard Rock Cafe                    19,200            8.3%           11/30/23
The Limited                        8,269            3.6%            7/31/99
Warner Brothers Store              7,858            3.4%           11/30/03
The Gap                            6,285            2.7%            1/31/99(3)
Victoria's Secret                  6,269            2.7%            1/31/03
Guess?                             5,488            2.4%            9/30/07
Hooters                            5,354            2.3%            2/01/00
Miami Heat Logo                    4,069            1.8%           12/31/02
Disney Store                       3,048            1.3%            8/31/01
                                 -------          ------
Nationally Recognized Tenants     65,840           28.5%

Other Tenants                    122,162           53.0%
Entrepreneurial Market             7,578            3.3%
Food Court                         7,046            3.1%
Other Restaurants                 28,155           12.2%
                                 -------         -------
Total                            230,781          100.0%

------------
(1)   As of September 25, 1998 rent roll.
(2)   May not sum to total due to rounding.
(3) The Gap has given notice of exercise of its renewal option extending through August 31, 2003, although the Bayside Borrower has not yet agreed to it. Pursuant to a notification clause, the lease now extends through January 31, 1999.

              Lease Expiration Schedule for the Bayside Property(1)

Year                                       Expiring Square Feet   As % of GLA(2)
----                                       --------------------   --------------
1998, including month-to month leases             10,217                4.4%
1999                                              26,787               11.6%
2000                                              16,245                7.0%
2001                                              24,904               10.8%
2002                                              22,954                9.9%
2003                                              34,427               14.9%
2004                                               8,057                3.5%
2005                                              16,687                7.2%
2006                                               4,677                2.0%
2007                                               9,646                4.2%
2008                                              19,566                8.5%
2009-2022                                              0                0.0%
2023                                              19,200                8.3%
Vacant                                             9,836                4.3%
                                                 -------               ----
Total                                            223,203               96.7%

5 year Avg. Rollover                              20,221                8.8%
7 year Avg. Rollover                              20,513                8.9%

-----------
(1) Based on September 25, 1998 rent roll, exclusive of 7,578 square feet of small specialty retail or kiosk spaces, which individually average 315 square feet.
(2)   May not sum to total due to rounding.

      Mall Sales and Occupancy Costs. The Bayside Borrower's reported sales for 1997 (based on same store sales) were $576 per square foot. For the same period, the Originator's analysis of occupancy costs as a percent of sales (derived by dividing total retail revenues by total retail sales) indicated that occupancy costs were approximately 13.9%.

      Property Management. The retail center is managed by Rouse-Miami, Inc. the Borrower's general partner and an affiliate of Rouse and the parking garage is managed by Miami Parking Associates, of Central Parking System of Florida, Inc. (the "Managers"). The mortgagee under the Bayside Loan has the right to replace one or both Managers upon an event of default under the related loan documents.

      Additional Debt. The City of Miami, fee owner of the retail center land and the parking garage land, financed the development of the parking garage through the issuance of revenue bonds (the "Miami Bonds") in an original amount of $16,570,000. The Miami Bonds are secured by the City of Miami's fee interest in the parking garage land and by the Bayside Borrower's leasehold interest in the parking garage. The Bayside Borrower is the obligor of a note payable to the City of Miami in the principal amount of the Miami Bonds. The annual debt service on the Miami Bonds is approximately $1,350,000, subject to a schedule of principal payments. The Miami Bonds had an outstanding principal balance of $14,200,000 as of the Cut-off Date and are scheduled to fully amortize by July 2014. The indenture for the Miami Bonds permits subordinate leasehold financing but the bond trustee is not required to provide to the mortgagee under the Bayside Loan any notices of default or the right to cure such default. In connection with the issuance of the Miami Bonds, the Bayside Borrower funded a reserve account controlled by the bond trustee in an amount equal to a full year of required debt service payments under the Miami Bonds. All revenues collected from the operation of the parking garage from time to time are deposited into another account controlled by the bond trustee. Any revenues that exceed debt service payments and reserve deposits required under the Miami Bonds are deposited into the lock box account established under the Bayside Loan as described below.

      Other Obligations. The ground lease relating to the shopping center portion of the Bayside Property requires the Bayside Borrower or any of its successors or assigns to lease a portion of the space and provide monetary assistance for tenant improvements to minority tenants and make an annual contribution of at least $100,000 for the education and development of minority businesses.

      Appraised Value. The Bayside Property had an appraised value of $116,000,000 as of June 1998. For purposes of the presentation in this Prospectus Supplement, the appraised value of the Bayside Property has been adjusted to $101,980,000, which is the property's appraised value net of the outstanding principal balance of the Miami Bonds as of the Cut-off Date. The Cut-off Date LTV Ratio of the Bayside Loan (calculated on such basis) is 61.71%.

      DSC Ratio. The Bayside Loan has a Debt Service Coverage Ratio of 1.80x.

      Ground Lease Considerations. The Bayside Borrower owns leasehold interests in the Bayside Property. The ground lessor is the City of Miami pursuant to separate ground leases that expire in 2030. Each ground lease grants to the Bayside Borrower two options to extend the expiration date by 15 years each time. The ground lease relating to the shopping center portion of the Bayside Property requires annual ground rent payments of the greater of (1) $1,000,000, or (2) 35% of net income available for distribution (as defined in the ground lease). The ground lease relating to the parking garage portion of the Bayside Property requires annual ground rent payments of the greater of (1) $80,000, or
(2) 50% of net income available for distribution (as defined in the ground lease). The combined ground rent payment used in the underwriting of the Bayside Loan was $1,700,000. The ground leases require the City of Miami's approval of a new operator of the Bayside Property in the event of a foreclosure by the lender or the sale of the Bayside Property at foreclosure. The City of Miami has agreed to give the holder of the Bayside Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. It has also agreed to give mortgagees under loans secured by each respective leasehold interest the right to enter into a new lease (on the same terms and conditions as the existing lease) upon a termination of the existing lease. With respect to the parking garage portion of the Bayside Property, the right of the mortgagee under the Bayside Loan to enter into a new lease is prior to a similar right held by the bond trustee for the Miami Bonds, although any new leasehold interest would (like the existing leasehold interest) be encumbered by a senior lien in favor of that bond trustee.

      Lock Box. The Bayside Borrower must deposit or cause to be deposited by tenants, all rents and receipts at the retail center, and any revenues from the parking garage that exceed debt service payments and reserve deposits required under the Miami Bonds, into a lock box account from which monthly payments of principal and interest, required reserve deposits and other amounts due on the Bayside Loan will be made. Prior to (but not following) an event of default, amounts in excess of such monthly payments, required reserve deposits and other amounts may be disbursed from the lock box account to the Bayside Borrower.

      Reserves and Escrows. The Bayside Borrower is required to make monthly escrow payments for real estate taxes and insurance premiums, including those for wind insurance. The Bayside Borrower also must make monthly reserve payments in the amount of $2,750 for repairs and replacements and other capital improvements and monthly reserve payments in the amount of $4,583 to a tenant improvement and leasing commissions reserve, except that the Bayside Borrower is not required to make deposits in such an account to the extent the amount on deposit would equal or exceed $150,000.

The Inland Loan

      The Loan. The "Inland Loan" has a Cut-off Date Balance of $54,600,000, representing 2.7% of the Initial Pool Balance, and is secured by first priority Mortgages encumbering the fee simple interests in seven (7) neighborhood shopping centers and five (5) community shopping centers (collectively, the "Inland Properties") with an aggregate 1,196,551 square feet of GLA. The respective portions of the Inland Loan allocable to the Inland Properties are cross-collateralized and cross-defaulted. The Inland Properties are located in Illinois, Indiana, Minnesota and Wisconsin. The Inland Loan was made to a special purpose entity (the "Inland Borrower") that was established to own the Inland Properties and is affiliated with and controlled by Inland Real Estate Corporation ("Inland Real Estate"). Inland Real Estate, headquartered in Oak Brook, Illinois, was formed in 1994 to invest in neighborhood and community centers located primarily within a 400 mile radius of its headquarters as well as single-user retail properties located throughout the United States. Inland Real Estate, with over 11.9 million square feet of properties, is a REIT whose shares are publicly registered but not listed or traded on an exchange.

      The Inland Loan is an ARD Loan with an Anticipated Repayment Date of October 1, 2008 and a stated maturity of October 1, 2033. The Inland Loan requires payments of interest only until the Anticipated Repayment Date based on the Mortgage Rate of 6.36% per annum. From and after the Anticipated Repayment Date, (1) the fixed interest rate steps up to the Revised Rate, which is the greater of (a) 11.36% per annum or (b) 5% over the then-current yield of the applicable 25-year United States Treasury bond, (2) the Inland Borrower must make monthly payments of interest at the Mortgage Rate and equal monthly principal payments based on a straightline 25-year amortization schedule and (3) the Inland Borrower must apply net cash flow derived from the operation of the Inland Properties (after debt service and reserves) toward additional amortization of principal. Any Additional Interest accrued on the Inland Loans will be deferred and added to the outstanding principal balance and will earn interest at the Revised Rate.

      The Inland Borrower is prohibited from voluntarily prepaying the Inland Loan prior to three months before the Anticipated Repayment Date. The Inland Loan is freely prepayable thereafter. The Inland Borrower has the right to defease all or a portion of the Inland Loan and obtain a release of one or more Inland Properties after the second anniversary of the Closing Date.

      The Properties. The 12 Inland Properties are made up of seven (7) neighborhood retail centers and five (5) community shopping centers with an aggregate GLA of 1,196,551 square feet. The Inland Properties are located in various locations in the Midwest primarily in Illinois where 9 of the centers are located and one each in Indiana, Minnesota and Wisconsin. The Inland Properties were developed at various times during the 1980s and 1990s and were acquired by the Inland Borrower in late 1997 and the first half of 1998. The Inland Borrower has invested approximately $780,000 to date in capital improvements since acquiring the Inland Properties, which range in size from 12,784 square feet to 270,283 square feet. Anchor tenants include Kmart, Dominick's, Sears, Walgreens and Wal-Mart. As of October 1, 1998, the Inland Properties reported an overall economic occupancy of 98.3% and a physical occupancy of 98.4% The variance between physical occupancy and economic occupancy represents certain master leased space currently not occupied, but for which a limited amount of monthly rental payments are held in escrow for the benefit of the Inland Borrower and included under the lien of the Mortgage. The variance also includes one unoccupied anchor space in a center also anchored by Wal-Mart (Lake Park Shopping Center) for which the tenant was continuing to make monthly rental payments as of October 1, 1998. This tenant's lease expires in December, 2011.

      A summary of information regarding the 12 retail centers appears in the tables that follow.

                        Overview of the Inland Properties

Property                             Location                             Center Type            GLA
--------                             --------                             -----------            ---
Bergen Plaza                         Oakdale, Washington County, MN       Community            270,283
Lake Park Shopping Center            Michigan City, Laporte County, IN    Community            229,639
Chestnut Court Shopping Center       Darien, DuPage County, IL            Community            170,027
Naper West Plaza                     Naperville, DuPage County, IL        Community            165,311
Oak Forest Commons                   Oak Forest, Cook County, IL          Community            108,360
High Point Center                    Madison, Dane County, WS             Neighborhood          86,204
St. James Crossing Shopping Center   Westmont, DuPage County, IL          Neighborhood          49,992
Elmhurst City Center                 Elmhurst, DuPage County, IL          Neighborhood          39,117
Wauconda Shopping Center             Wauconda, Lake County, IL            Neighborhood          31,157
Homewood Plaza                       Homewood, Cook County, IL            Neighborhood          19,000
Western Howard Plaza                 Chicago, Cook County, IL             Neighborhood          12,784
Wisner Plaza                         Chicago, Cook County, IL             Neighborhood          14,677
                                                                                             ---------
Total                                                                                        1,196,551

                   Anchor Tenants at the Inland Properties(1)

Property                          Anchors and National Tenants
--------                          ----------------------------
Bergen Plaza                      Kmart, Rainbow Foods, Blockbuster
Lake Park Shopping Center         Wal-Mart, Ameritech, Famous Footwear, BancOne
Chestnut Court Shopping Center    Blockbuster
Naper West Plaza                  Blockbuster, Famous Footwear, TJ Maxx,
                                  The Olive Garden
Oak Forest                        Dominick's, Hollywood Video, Sears Optical
High Point Center                 Pier One Imports
St. James Crossing                Countrywide Home
Elmhurst City Center              Walgreens, Famous Footwear
Wauconda Shopping Center          Sears Hardware
Homewood Plaza                    Blockbuster
Western Howard Plaza              The Gap, Pearle Vision
Wisner Plaza                      Blockbuster

-------------
(1) Based on October 1, 1998 property rent rolls except that information for the Oak Forest property is based on September 17, 1998 rent roll.

        Aggregate Lease Expiration Schedule for the Inland Properties(1)

Year                             Expiring Square Feet  As a % of Total GLA(2)
----                             --------------------  ----------------------
1998, including month-to-
  month leases                           24,251                  2.0%
1999                                    204,080                 17.1%
2000                                     90,684                  7.6%
2001                                     86,006                  7.2%
2002                                     92,759                  7.8%
2003                                    171,540                 14.3%
2004                                     35,437                  3.0%
2005                                     13,026                  1.1%
2006                                     57,872                  4.8%
2007                                     30,873                  2.6%
2008 & beyond                           370,066                 30.9%
Vacant                                   19,957                  1.7%
                                      ---------                ------
Total                                 1,196,551                100.0%

5 Year Avg. Rollover                     99,556                  8.3%
7 Year Avg. Rollover                    100,680                  8.4%

--------------
(1) Based on October 1, 1998 property rent rolls except that information for the Oak Forest property is based on September 17, 1998 rent roll.
(2)   May not sum to total due to rounding.

      Property Management. The Inland Properties are managed by Inland Commercial Property Management, Inc. The management agreements may be terminated by the mortgagee under the Inland Loan if an event of default occurs and the Inland Loan is accelerated by the lender.

      Appraised Value. The Inland Properties had an aggregate appraised value as of August/September 1998 of $105,995,000, and the Inland Loan has a Cut-off Date LTV Ratio of 51.51%.

      DSC Ratio. The Inland Loan has a Debt Service Coverage Ratio of 2.74x.

      Lock Box. If the current DSCR at any time is less than 1.50x for a 12 month period or the Inland Loan has not been repaid in full on or prior to the Anticipated Repayment Date, the Inland Borrower must establish a lock box account and instruct all tenants to make all payments of rents and revenues to the lock box account. If such a lock box account is established prior to the Anticipated Repayment Date, its operation will be suspended (until the Anticipated Repayment Date) if the current DSCR exceeds 1.50x for three consecutive quarters but may be reimposed if (among other events) the current DSCR falls to 1.50x or lower.

      Releases of Properties. After the second anniversary of the Closing Date, the Inland Borrower has the right to defease a portion of the Inland Loan and, in connection therewith, to obtain the release of an individual property from the lien of the related Mortgage, subject to specified conditions, including, but not limited to, that following the release of a property, the current DSCR of the remaining properties shall be the greater of (1) 2.89x, or (2) the current DSCR of the remaining properties and the property to be released, and taking into account the amount of the defeased loan amount relating to property to be released, for the 12 calendar months prior to the proposed release.

      Reserves and Escrows. The Inland Borrower must make monthly escrow payments relating to real estate taxes, with the exception of taxes payable by Kmart Corporation for Bergen Plaza. For as long as the Inland Borrower maintains an insurance policy acceptable to the mortgagee under the Inland Loan, the Inland Borrower does not have to reserve for insurance premiums. During the existence of the lock box account, the Inland Borrower must make monthly deposits to a reserve account for replacements and repairs and other capital improvements in a monthly amount determined by the mortgagee under the Inland Loan, and to a tenant improvements and leasing commissions reserve account in a monthly amount of $17,339.

Assignment of the Mortgage Loans

      On the Closing Date, the Depositor will acquire the Mortgage Loans from the Originator or another of its affiliates and will transfer the Mortgage Loans, without recourse, to the Trustee.

      In connection with its transfer of the Mortgage Loans to the Trustee, the Depositor must deliver or cause to be delivered thereto the following documents, among others, with respect to each Mortgage Loan--

      o the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit);

      o the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

      o the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

      o a completed assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

      o a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

      o an original or copy of all the written modification agreements in those instances in which the terms or provisions of a Mortgage or Mortgage Note have been modified;

      o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan);

      o an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

      o     if applicable, the original or a copy of the related ground lease;
            and

      o if applicable, the lease enhancement policy and any residual value insurance policy.

      The Pooling Agreement will require the Trustee to hold all of the documents so delivered to it with respect to the Mortgage Loans in trust for the benefit of the Certificateholders and, within a specified period of time following such delivery, to conduct a review of such documents. If any of the above-described documents required to be delivered to the Trustee in respect of each Mortgage Loan is not so delivered or is otherwise defective, and such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, such omission or defect, as the case may be, will constitute a "Material Document Defect" with respect to the related Mortgage Loan. The rights of the Trust against the Depositor with respect to any Material Document Defect are described under "--Cures and Repurchases" below. All of the above-described documents actually delivered to the Trustee in respect of any Mortgage Loan will collectively constitute the "Mortgage File" for such Mortgage Loan.

      The Pooling Agreement will further require the Trustee at the expense of the Depositor, within a specified period following the later of the Closing Date and receipt of the item, to submit for recording in the real property records of the appropriate jurisdiction each assignment of Mortgage and assignment of assignment of leases and rents in its favor delivered by the Depositor with respect to a Mortgage Loan as described above.

      See "The Trust Agreement--Assignment of Mortgage Assets" in the
Prospectus.

Representations and Warranties

      The Depositor will make, as to each Mortgage Loan, the following representations and warranties (subject to certain exceptions), among others, as of the Closing Date or as of such other date specified in the particular representation and warranty:

      o The information pertaining to such Mortgage Loan set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement was true and correct in all material respects as of the Cut-off Date.

      o To the best of the Depositor's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

      o The Depositor owns the Mortgage Loan, has good title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests.

      o The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

      o To the actual knowledge of the Depositor, the related Mortgage Note, each related Mortgage, each related assignment of leases and rents, if any, and each other agreement executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      o As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to the related Mortgage Note or any related Mortgage or other agreement executed in connection with such Mortgage Loan.

      o As of the Cut-off Date, to the actual knowledge of the Depositor, there is no valid offset, defense, counterclaim or right of rescission with respect to the related Mortgage Note or any related Mortgage or other agreement.

      o The assignment of the related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee (subject to customary bankruptcy and creditors' rights limitations).

      o Except to the extent described under "--Significant Mortgage Loans--The Bayside Loan" above, each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for

            (i) liens for real estate taxes and special assessments not yet due and payable,

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, and

            (iii) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage or materially affect the value or marketability of such Mortgaged Property.

      o To the actual knowledge of the Depositor, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property or Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

      o As of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property or Properties that materially affects the value thereof, and such Mortgaged Property was free of material damage.

      o As of the Cut-off Date, the Depositor has not received any notice of the commencement of any proceeding for the total or partial condemnation of the related Mortgaged Property or Properties that materially affects the value thereof, and such Mortgaged Property is free of material damage.

      o As of the date of its origination, all insurance required under the related Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property or Properties.

      o As of the Cut-off Date, the Mortgage Loan is not, and in the prior 12 months (or, if originated during such 12-month period, since the date of origination), has not been, 30 days or more past due in respect of any Scheduled P&I Payment.

      o One or more environmental site assessments were performed with resect to the related Mortgaged Property or Properties during the 13-month period preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced in this Prospectus Supplement, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

      If there exists a breach of any of the above-described representations and warranties made by the Depositor, and such breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the Certificateholders therein, such breach will constitute a "Material Breach" of such representation and warranty. The rights of the Trust against the Depositor with respect to any such Material Breach are described under "--Cures and Repurchases" below.

Cures and Repurchases

      If the Depositor discovers or receives notice of (i) a Material Document Defect with respect to any of its Mortgage Loans as described under "--Assignment of the Mortgage Loans" above or (ii) a Material Breach of any representation and warranty made by it as described under "--Representations and Warranties" above, then the Depositor will be obligated to--

      o remedy such Material Document Defect or Material Breach in all material respects, or

      o repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan at the time of purchase, plus (ii) all unpaid interest (other than Additional Interest and Default Interest) due in respect of such Mortgage Loan through the Due Date in the Collection Period of purchase, plus (iii) all unreimbursed Servicing Advances in respect of such Mortgage Loan.

The time period within which the Depositor must complete such remedy or repurchase will generally be limited to 90 days (or, if it is diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following the earlier of its discovery or receipt of notice of the subject Material Document Defect or Material Breach, as the case may be. However, if any Material Document Defect arises solely out of the failure of the applicable recording office to return a recorded Mortgage Loan document, and if the Depositor is diligently attempting to retrieve such document, such time period may be extended for up to two years following the Closing Date.

      The foregoing cure/repurchase obligations of the Depositor will constitute the sole remedy available to the Certificateholders in connection with a Material Document Defect or a Material Breach of representations or warranties with respect to any Mortgage Loan. No other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Document Defect or a Material Breach of representations and warranties if the Depositor defaults on its obligation to do so.

Changes in Mortgage Pool Characteristics

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted at the time the Offered Certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this Prospectus Supplement, may vary.

      A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Closing Date. Such Current Report on Form 8-K will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool such removal or addition will be noted in such Current Report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

General

      The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling Agreement. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties and to the rights and obligations of the Master Servicer and the Special Servicer thereunder, provided that the information in this Prospectus Supplement supersedes any contrary information set forth in the Prospectus. See "Servicing of Mortgage Loans" and "The Trust Agreement" in the Prospectus. For purposes of the Prospectus, the Pooling Agreement constitutes a Trust Agreement, a Master Servicing Agreement and a Special Servicing Agreement.

      The Pooling Agreement provides that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans for which it is responsible, directly or through sub-servicers, on behalf of the Trustee for the benefit of the Certificateholders, in accordance with all applicable laws, the express terms of the Pooling Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the Servicing Standard. The "Servicing Standard" requires that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans and other assets for which it is responsible:

      o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable mortgage loans that either are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders) or are held as part of its own portfolio, whichever servicing procedures are a higher standard;

      o with a view to the timely collection of all Scheduled P&I Payments due under the Mortgage Loans (or, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, with a view to the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis); and

      o     without regard to:

            (a) any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related Borrower;

            (b) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof;

            (c) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances;

            (d) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive reimbursement of costs, or the compensation payable to it under the Pooling Agreement generally or with respect to any particular transaction; and

            (e) the ownership, servicing or management of other loans or properties not included in or securing, as the case may be, the Mortgage Loans.

      In general, the Master Servicer will be responsible for the servicing and administration of--

      o all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

      o     all Corrected Mortgage Loans (also as defined below).

      The Special Servicer, on the other hand, will be responsible for the servicing and administration of--

      o each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

      o each Mortgaged Property that has been acquired by the Trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

      Specially Serviced Mortgage Loans and REO Properties collectively constitute "Specially Serviced Assets".

      Despite the foregoing, the Pooling Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared by the Master Servicer thereunder with respect to any Specially Serviced Mortgage Loans and REO Properties and, otherwise, to render certain incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties. Neither the Master Servicer nor the Special Servicer will have any responsibility for the performance by the other of its respective obligations and duties under the Pooling Agreement.

      A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

      (1) any Scheduled P&I Payment shall be delinquent 60 or more days (or, in the case of a delinquent Balloon Payment, if it is determined that the related Borrower has obtained a binding commitment to refinance the subject Mortgage Loan, such Balloon Payment shall be delinquent for such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur);

      (2) the Master Servicer shall have determined that (a) a default in making a Scheduled P&I Payment is likely to occur within 30 days,
            (b) such default is likely to remain unremedied for at least 60 days, and (c) in the case of a Balloon Payment, the related Borrower is not likely to refinance the subject Mortgage Loan within 120 days after the maturity date;

      (3) there shall have occurred a default (other than as described in clause (1) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days);

      (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or pertaining to the related Borrower and certain actions by or on behalf of the related Borrower indicating its insolvency or inability to pay its obligations; or

      (5) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

      So long as no other Servicing Transfer Event exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) if and when:

      (a) with respect to the circumstances described in clause (1) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a written modification, waiver or amendment granted or agreed to by the Special Servicer);

      (b) with respect to any of the circumstances described in clauses (2) and (4) of the preceding paragraph, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause (4), no later than the entry of an order or decree dismissing such proceeding;

      (c) with respect to the circumstances described in clause (3) of the preceding paragraph, when such default is cured as determined by the Special Servicer; and

      (d) with respect to the circumstances described in clause (5) of the preceding paragraph, when such proceedings are terminated.

The Master Servicer and the Special Servicer

      The Master Servicer. First Union National Bank ("FUNB"), a national banking association, will act as Master Servicer with respect to the Mortgage Pool. FUNB is a wholly owned subsidiary of First Union Corporation. Its principal servicing offices are located at Charlotte Plaza, 23rd Floor, 201 South College Street, Charlotte, North Carolina 28288-1075.

      As of June 30, 1998, FUNB and its affiliates were responsible for servicing approximately 3,522 commercial and multifamily loans, totaling approximately $16.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

      The information set forth in this Prospectus Supplement concerning the Master Servicer has been provided by it. Neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

      The Special Servicer. Lennar Partners, Inc. ("Lennar"), a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will act as Special Servicer with respect to the Mortgage Pool. The principal executive offices of Lennar are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate, (ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. Lennar has regional offices located across the country in Florida, Georgia, Oregon and California. As of September 1, 1998, Lennar and its affiliates were managing a portfolio with an original asset count of over 8,900 assets in most states with an original face value of over $30.0 billion, most of which are commercial real estate assets. Included in this managed portfolio is $23.6 billion of commercial real estate assets representing 44 securitization transactions, for which Lennar is the master servicer or special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including, the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

      The information set forth in this Prospectus Supplement concerning the Special Servicer has been provided by it. Neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Servicing and Other Compensation and Payment of Expenses

      The Master Servicing Fee. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee.

      In general, the "Master Servicing Fee" will--

      o be earned in respect of each and every Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan")),

      o be computed on a 30/360 Basis (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in such period and a 360-day year) and accrue at the applicable Master Servicing Fee Rate on the same principal amount as interest periodically accrues or is deemed to accrue, as the case may be, in respect of each Mortgage Loan, and

      o be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan.

      The "Master Servicing Fee Rate" will be a per annum rate determined on a loan-by-loan basis. The weighted average Master Servicing Fee Rate for the Mortgage Loans as of the Cut-off Date was 0.09% per annum.

      Additional Master Servicing Compensation. As additional servicing compensation, the Master Servicer will be entitled to receive--

      o All Prepayment Interest Excesses, if any, collected in respect of the entire Mortgage Pool. If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period, the amount of interest (less the amount of related Master Servicing Fees payable therefrom and any Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

      o All late payment charges and Default Interest, if any, collected in respect of the Mortgage Loans that, in each such case, accrued in respect of the related Mortgage Loan during a period when it was not a Specially Serviced Mortgage Loan or REO Mortgage Loan (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer, Trustee or Fiscal Agent, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement). "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

      Modification fees, assumption fees and certain other fees and charges collected on the Mortgage Loans will be allocated between the Master Servicer and the Special Servicer as additional servicing compensation.

      The Master Servicer will be authorized to invest or direct the investment of funds held in the Custodial Account (as defined under "--The Custodial Account" below), the Collection Account (as defined under "Description of the Offered Certificates--Collection Account" in this Prospectus Supplement), the Interest Reserve Account (as defined under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement), any escrow accounts and reserve accounts with respect to the Mortgage Loans, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds, subject, however, to any rights of the Borrowers thereto in the case of interest or other income earned on funds in escrow accounts and reserve accounts. However, the Master Servicer will be required to cover losses of principal on such investments out of its own funds.

      Prepayment Interest Shortfalls. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and any Additional Interest) on such prepayment will constitute a "Prepayment Interest Shortfall".

      The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred during any Collection Period with respect to Mortgage Loans that are neither Specially Serviced Mortgage Loans nor REO Mortgage Loans, the Master Servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

      (a) the aggregate of all such Prepayment Interest Shortfalls incurred during such Collection Period with respect to such Mortgage Loans that are neither Specially Serviced Mortgage Loans nor REO Mortgage Loans, and

      (b) the sum of the following components of the Master Servicer's aggregate servicing compensation for such Collection Period--

            (i) the aggregate of all Prepayment Interest Excesses, if any, collected with respect to the entire Mortgage Pool during such Collection Period, and

            (ii) with respect to each and every Mortgage Loan for which the Master Servicer receives Master Servicing Fees during such Collection Period, the portion of such fees calculated at an annual rate of 0.05% per annum.

      To the extent that the Compensating Interest Payment made by the Master Servicer for the related Distribution Date is less than the amount described in clause (a) of the preceding sentence, such difference, together with the aggregate of all Prepayment Interest Shortfalls, if any, incurred during the subject Collection Period in respect of any Specially Serviced Mortgage Loans, will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

      Any Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the Certificates on such Distribution Date as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. Any Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of interest-bearing Certificates, in reduction of the interest distributable thereon, in the amounts and priorities described under "Description of the Offered Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be--

      o     the Special Servicing Fee,
      o     the Workout Fee, and
      o     the Liquidation Fee.

      The Special Servicing Fee. In general, the "Special Servicing Fee" will--

      o be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every REO Mortgage Loan, if any,

      o be computed on a 30/360 Basis (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in such period and a 360-day year) and accrue at 0.25% per annum (the "Special Servicing Fee Rate") on the same principal amount as interest periodically accrues or is deemed to accrue, as the case may be, in respect of each Specially Serviced Mortgage Loan or REO Mortgage Loan, if any, and

      o be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Custodial Account from time to time.

      The Workout Fee. The Special Servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, with limited exception, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest), principal (including scheduled payments, prepayments and Balloon Payments at maturity) and Prepayment Consideration received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of such termination or resignation. The successor Special Servicer will not be entitled to any portion of such Workout Fees.

      The Liquidation Fee. The Special Servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds (as defined under "--Custodial Account" below). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Additional Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

      o the repurchase of any Mortgage Loan by the Depositor for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the 180-day cure period (see "Description of the Mortgage Pool--Cures and Repurchases" in this Prospectus Supplement).

      o the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Holder of Certificates evidencing a majority interest (or, if no one holds a majority interest, the single largest interest) in the Controlling Class (the "Dominant Controlling Class Certificateholder") (see "--Realization upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below); or

      o the purchase of all of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder in connection with the termination of the Trust (see "Description of the Offered Certificates--Termination" in this Prospectus Supplement).

      Additional Special Servicing Compensation. As additional special servicing compensation, the Special Servicer will be entitled to receive all late payment charges and Default Interest, if any, collected in respect of the Mortgage Loans that, in each such case, accrued in respect of the related Mortgage Loan during a period when it was a Specially Serviced Mortgage Loan or an REO Mortgage Loan (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special

Servicer, Trustee or Fiscal Agent, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement).

      Modification fees, assumption fees and certain other fees and charges collected on the Mortgage Loans will be allocated between the Master Servicer and the Special Servicer as additional servicing compensation.

      The Special Servicer will be authorized to invest or direct the investment of funds held in the REO Account (as defined under "--REO Properties" below) in Permitted Investments. The Special Servicer will be entitled to retain any interest or other income earned on such funds. However, the Special Servicer will be required to cover losses of principal on such investments out of its own funds.

      Payment of Expenses; Servicing Advances. Each of the Master Servicer and Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. However, each of the Master Servicer will be permitted to pay, and the Special Servicer will be permitted to direct payment of, certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Custodial Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "--The Custodial Account" and "Description of the Offered Certificates--Collection Account" in this Prospectus Supplement.

      In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds (each as defined under "--Custodial Account" below), on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds").

      The Special Servicer may request the Master Servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property (in lieu of the Special Servicer making such Advances). Any such request is to be made, in writing, at least five (5) business days (or two (2) business days in an emergency situation) in advance of the date on which the Servicing Advance is required to be made. The Master Servicer must make any such Servicing Advance that it is requested by the Special Servicer to so make within ten days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

      If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three more business days, to make such Servicing Advance. The Pooling Agreement will obligate the Fiscal Agent to make any Servicing Advance that the Trustee was obligated (but failed) to make.

      Notwithstanding the foregoing discussion or anything else to the contrary in this Prospectus Supplement, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will not be obligated to make Servicing Advances that, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, would not be ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). If the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent makes any Servicing Advance that it subsequently determines is a Nonrecoverable Servicing Advance, it may obtain reimbursement for such Servicing Advance out of general funds on deposit in the Custodial Account from time to time. See "--Custodial Account" below.

      The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Servicing Advances made thereby. Such interest will accrue on the amount of each Servicing Advance for so long as it is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any Servicing Advance will compound annually and be payable--

      o out of Default Interest and late payment charges collected on or in respect of the related Mortgage Loan during the Collection Period in which such Servicing Advance is reimbursed, and

      o if such Servicing Advance has been reimbursed, then (to the extent that the Default Interest and late payment charges described in the prior bullet point are insufficient) out of any amounts then on deposit in the Certificate Account.

Evidence as to Compliance

      On or before April 30 of each year, beginning April 30, 1999, each of the Master Servicer and the Special Servicer must--

      o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, among others, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, as applicable, which includes an assertion that the Master Servicer or Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate (except that, in rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers); and

      o deliver to the Trustee, among others, a statement signed by one or more officers thereof to the effect that, to the best knowledge of such officer or officers, the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year (or the portion thereof during which the Certificates were outstanding).

      Copies of the foregoing annual accountants' statement and officer's certificate of each of the Master Servicer and the Special Servicer will be made available to Certificateholders (at their expense) upon written request to the Trustee.

Modifications, Waivers, Amendments and Consents

      In the case of any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer described below, the Master Servicer will be responsible for responding to any request by a Mortgagor for the consent of the mortgagee with respect to a modification, waiver or amendment which would not (with limited exceptions involving the waiver of Default Interest and late payment charges) affect the amount or timing of any of the payment terms of such Mortgage Loan, result in the release of the related Borrower from any material terms of such Mortgage Loan, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. To the extent consistent with the foregoing, the Master Servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters. Except as described above and in other limited matters, the Master Servicer may not agree to waive, modify or amend any term of any Mortgage Loan. Furthermore, the Master Servicer may not agree to any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC Provisions (as defined in the Prospectus).

      The Pooling Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment
(a) is consistent with the Servicing Standard, and (b) except under the circumstances described below, will not--

      (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges but excluding Default Interest and other amounts payable as additional servicing compensation) payable under the Mortgage Loan,

      (ii) affect the obligation of the related Borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period,

      (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or

      (iv) in the reasonable, good faith judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

      Notwithstanding clause (b) of the preceding paragraph, but subject to the following paragraph and the discussion under "--Controlling Class
Representative" below, the Special Servicer may--

      (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge,

      (ii) reduce the amount of the Scheduled P&I Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,

      (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

      (iv) accept a principal prepayment on a Specially Serviced Mortgage Loan during any Lockout Period, or

      (v) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan;

provided that (w) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (x) in the reasonable, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, (y) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding and (z) in connection with extending for more than six months the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan, the Special Servicer has obtained an appraisal, in accordance with the standards of the Appraisal Institute, of the related Mortgaged Property, performed by an independent appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (x) of this proviso.

      In no event, however, will the Special Servicer be permitted to

      (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date,

      (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan as to which the Borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the then-existing Mortgage Rate for such Mortgage Loan (provided that such limitation of extensions made at a below market rate will not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification),

      (iii) if the Mortgage Loan is secured by a ground lease (but not the related fee interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such ground lease,

      (iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer, or

      (v) defer interest due on any Mortgage Loan in excess of 10% of the unpaid principal balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

      The Special Servicer and Master Servicer will each be required to notify the Trustee and the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee (with a copy to be delivered to or retained by, as applicable, the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Upon reasonable prior written notice to the Trustee, copies of each agreement whereby any such modification, waiver or amendment of any term of any

Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

Custodial Account

      General. The Master Servicer will be required to establish and maintain one or more separate accounts for purposes of holding payments and other collections in respect of the Mortgage Loans (collectively, the "Custodial Account"). The Custodial Account must be established in such a manner and/or with such a depository as are specified in the Pooling Agreement or, as confirmed in writing by each Rating Agency, as would not cause a qualification, downgrade or withdrawal of any of the ratings then assigned by such Rating Agency to any Class of Certificates (any account meeting such criteria, an "Eligible Account"). The funds held in the Custodial Account may be held as cash or invested in Permitted Investments.

      Any interest or other income earned on funds in the Custodial Account will be paid to the Master Servicer as additional compensation subject to the limitations set forth in the Pooling Agreement. See "--Servicing and Other Compensation and Payment of Expenses" above.

      Deposits. Under the Pooling Agreement, the Master Servicer must deposit or cause to be deposited in the Custodial Account within one business day following receipt (in the case of payments and other collections on the Mortgage Loans) or as otherwise required under the Pooling Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Closing Date (other than in respect of Scheduled P&I Payments due on the Mortgage Loans on or before the Cut-off Date, which belong to the Depositor):

      (i) all payments on account of principal on the Mortgage Loans, including principal prepayments;

      (ii) all payments on account of interest on the Mortgage Loans, including Default Interest and Additional Interest;

      (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges collected in respect of the Mortgage Loans;

      (iv) (A) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (collectively with any comparable amounts received with respect to an REO Property, "Insurance Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the related Borrower or another appropriate person, (B) all proceeds received in connection with the condemnation or the taking by right of eminent domain of a Mortgaged Property (collectively with any comparable amounts received with respect to an REO Property, "Condemnation Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the related Borrower or another appropriate person, and (C) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans by foreclosure or otherwise (collectively with any amounts received in connection with the sale of an REO Property and the amounts described in clause (v) below, "Liquidation Proceeds");

      (v) all cash proceeds paid in connection with (A) the repurchase of any Mortgage Loan by the Depositor as described under "Description of the Mortgage Pool--Cures and Repurchases" in this Prospectus Supplement, (B) the purchase of any defaulted Mortgage Loan by any party as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below and (C) the purchase of all remaining Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer, the Underwriter or the Dominant Controlling Class Certificateholder as described under "Description of the Offered Certificates--Termination" in this Prospectus Supplement;

      (vi) any amounts required to be deposited by the Master Servicer in connection with losses incurred with respect to Permitted Investments of funds held in the Custodial Account;

      (vii) all payments required to be deposited by the Master Servicer or the Special Servicer in the Custodial Account with respect to any deductible clause in any blanket insurance policy described under "--Maintenance of Insurance" below;

      (viii) any amount required to be transferred from the REO Account (if established); and

      (ix) any other amounts required to be so deposited under the Pooling Agreement.

      Upon receipt of any of the amounts described in clauses (i) through (v) above with respect to any Specially Serviced Mortgage Loan, the Special Servicer is generally required to promptly remit such amounts to the Master Servicer for deposit in the Custodial Account.

      Withdrawals. The Master Servicer may make withdrawals from the Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

      (i) to remit to the Trustee on or before the Distribution Date each month an amount generally equal to that portion of the Available Distribution Amount (as defined under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement) for the related Distribution Date then on deposit in the Custodial Account, together with certain amounts to be paid or reimbursed to the Trustee from the Collection Account and any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received during the related Collection Period;

      (ii) to apply amounts held for future distribution on the Certificates to make P&I Advances;

      (iii) to reimburse the Fiscal Agent, the Trustee or itself (in that order), as applicable, for unreimbursed P&I Advances (other than P&I Advances that constitute Nonrecoverable Advances (as defined below), which are reimbursable as described in clause (viii) below) made thereby (in each case, with its own funds), such reimbursement to be made out of Related Proceeds;

      (iv) to pay itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan (including each Specially Serviced Mortgage Loan and each REO Mortgage Loan), such payment being limited to amounts received on or in respect of such Mortgage Loan that are allocable as a recovery of interest thereon (or, if there has been a final liquidation of such Mortgage Loan and any related REO Property, such payment to be made out of general collections on the other Mortgage Loans and REO Properties);

      (v) to pay the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and each REO Mortgage Loan;

      (vi) to pay the Special Servicer (or, if applicable, a predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled as and from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

      (vii) to reimburse the Fiscal Agent, the Trustee, itself or the Special Servicer (in that order), as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), such reimbursement to be made out of Related Proceeds;

      (viii) to reimburse the Fiscal Agent, the Trustee, itself or the Special Servicer (in that order), as applicable, out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed Advances made thereby (in each case, with its own funds) that have been determined not to be ultimately recoverable from Related Proceeds (any such Advance, a "Nonrecoverable Advance");

      (ix) to pay the Fiscal Agent, the Trustee, the Special Servicer or itself (in that order), as applicable, unpaid interest on any Advance made thereby, such payment to be made out of Default Interest and late payment charges received (A) in respect of the Mortgage Loan as to which such Advance was made and (B) during the Collection Period in which such Advance is reimbursed;

      (x) following such time as it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, as applicable, for any unreimbursed Advance as described in clause (iii), (vii) or (viii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or itself (in that order), as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any interest accrued and payable on such Advance and not otherwise payable pursuant to clause
            (ix) above;

      (xi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund in connection with environmental remediation as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below;

      (xii) to pay itself, as additional servicing compensation, (A) interest and investment income earned in respect of amounts held in the Custodial Account, (B) any Prepayment Interest Excesses collected in respect of the Mortgage Loans and (C) to the extent not otherwise applied to cover interest on Advances, any Default Interest and late payment charges received in respect of Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Mortgage Loans;


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      (xiii) to pay the Special Servicer, as additional servicing compensation, any Default Interest and late payment charges received in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans and not otherwise applied to cover interest on Advances;

      (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of an independent appraiser or other expert in real estate matters as required under the Pooling Agreement;

      (xv) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, amounts payable to any such person as described under "--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer" below;

      (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of certain advice of counsel and tax accountants, the cost of certain opinions of counsel, the cost of recording the Pooling Agreement and the cost of the Trustee's transferring Mortgage Files to a successor after having been terminated by Certificateholders without cause, all as set forth in the Pooling Agreement;

     (xvii) with respect to each Mortgage Loan purchased pursuant to or as contemplated by the Pooling Agreement, to pay to the purchaser thereof all amounts received thereon subsequent to the date of purchase;

    (xviii) to pay certain servicing expenses that would, if advanced, constitute Nonrecoverable Advances, but the payment of which is determined nonetheless to be in the best interests of the Certificateholders; and

      (xix) to clear and terminate the Custodial Account upon the termination of the Pooling Agreement.

The Controlling Class Representative

      Selection. The Pooling Agreement permits the Holder or Holders of the majority of the Voting Rights (as defined under "Description of the Offered Certificates--Voting Rights" in this Prospectus Supplement) allocated to the Controlling Class of Certificates to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. In addition, if the Controlling Class of Certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the Trustee, such beneficial owners entitled to a majority of the Voting Rights allocated to the Controlling Class will be entitled to directly select a Controlling Class Representative. The "Controlling Class" of Certificates is the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a Certificate Balance that is greater than 25% of its original Certificate Balance. However, if no Class of Principal Balance Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Principal Balance Certificate with the latest alphabetical Class designation will be the "Controlling Class" of Certificates. The Class A-1-a, Class A-1-b and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Certificates.

      Certain Rights and Powers. The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto:

      (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

      (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

      (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust as described under "Description of the Offered
            Certificates--Termination" in this Prospectus Supplement) for less than the applicable Purchase Price;

      (iv)  any acceptance of a discounted payoff;

      (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

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      (vi)  any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

      (vii) any acceptance of substitute or additional collateral for a Mortgage Loan;

      (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

      (ix) any acceptance of an assumption agreement releasing a Borrower from liability under a Mortgage Loan.

      In addition, except as otherwise described below, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling Agreement.

      Notwithstanding the foregoing, no such advise, direction or objection contemplated by either of the two preceding paragraphs may require or cause the Special Servicer to violate any provision of the Pooling Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard.

      Limitation on Liability of Controlling Class Representative. The Controlling Class Representative will not be liable to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes, that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Controlling Class Representative will have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative for having so acted.

Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties

      A Borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Borrower that is unable to make Mortgage Loan payments may also be unable to make timely payments of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

      The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

      The Pooling Agreement grants to the Master Servicer, the Special Servicer and the Dominant Controlling Class Certificateholder a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become subject to foreclosure or similar proceedings, the Special Servicer will be required to give prompt written notice of such determination to the Trustee and the Master Servicer. The Trustee will be required, within 10 days after receipt of such notice, to provide a similar notice to the Dominant Controlling Class Certificateholder. Upon receipt of such notice and for a period of 30 days thereafter, the Dominant Controlling Class Certificateholder may (but will not be obligated to) purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder has not purchased such defaulted Mortgage Loan within 30 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may (but is not obligated to) purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. Despite the right of the Master Servicer, the Special Servicer and/or the

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Dominant Controlling Class Certificateholder to purchase any defaulted Mortgage
Loan, the Special Servicer need not delay foreclosure or similar proceedings with respect to such Mortgage Loan.

      The Special Servicer, at any time, may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days. Subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer will be permitted to accept any cash offer that constitutes a "fair price" (determined in accordance with the Pooling Agreement) for the particular Mortgage Loan. See "--Controlling Class Representative--Certain Rights and Powers" above.

      Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole). In addition, subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

      Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

      The Special Servicer will be required to exercise reasonable efforts, consistent with the Servicing Standard and the discussion under "--Controlling Class Representative--Certain Rights and Powers" above, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments and which are not sold as described above. Notwithstanding the foregoing, the Special Servicer may not, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

            (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) in the event that the determination described in the immediately preceding clause (i) above cannot be made, (A) the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (i) above, that it would maximize the recovery to the Certificateholders on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause (i) above, and
      (B) the Controlling Class Representative has not objected to the Special Servicer's doing so (or, if the Controlling Class Representative has objected, such objection is, in the Special Servicer's judgment, contrary to the Servicing Standard). See "--Controlling Class Representative--Certain Rights and Powers" above and "Certain Legal Aspects of Mortgage Loans--Environmental Matters" in the Prospectus.

      The cost of any environmental testing will be covered by, and reimbursable as, a Servicing Advance, and the cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph will be payable directly out of the Custodial Account.

      If neither of the conditions set forth in clauses (i) and (ii) of the second preceding paragraph has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). In connection therewith, the Special Servicer may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to effecting such release, (i) the Special Servicer must have notified the Trustee, among others, (ii) the Trustee must have notified the Certificateholders, (iii) the Holders of Certificates entitled to a majority of the Voting Rights must not have objected to such release within 30 days of their having been so notified thereof and (iv) the Controlling Class Representative must not have objected to such release or, if it did, such objection was, in the Special Servicer's judgment, inconsistent with the Servicing Standard.

REO Properties

      If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will be required to sell such Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless--

      o the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension"), or

      o the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of such property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC under the Code.

      Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any REO Property in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

      In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions (as defined in the Prospectus) and (ii) would, to the extent commercially reasonable and consistent with the foregoing clause (i), maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee (or any person appointed thereby to act as REMIC administrator) to determine the Trust's federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hotel or residential health-care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of Section 857(b)(4)(B) of the Code, or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to--

      o (i) a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), or

      o (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate.

      The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. See "Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Considerations" in the Prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the Custodial Account.

      One Mortgage Loan, representing 0.27% of the Initial Loan Balance, is secured by a Mortgaged Property located in Puerto Rico. In the case of an REO Property located in Puerto Rico, if the Trust were engaged in a trade or business in Puerto Rico, the Trust would be subject to Puerto Rican income tax with respect to income from such REO Property. If the Trust were not engaged in a trade or business in Puerto Rico, it would not be subject to Puerto Rican income tax on income from an REO Property located in Puerto Rico; however, income received from such REO Property, such as rental payments, would be subject to a Puerto Rican withholding tax at a rate of 29%. Gain on a sale by the Trust of REO Property located in Puerto Rico may be subject to Puerto Rican income tax at a rate of 29%, which may be collected through withholding. For purposes of computing gain on the sale of such property, the Trust's tax basis in the property will reflect its original cost to the Trust plus the cost of any permanent improvements. The imposition of any of these Puerto Rican taxes on the Trust could reduce the net proceeds available for distribution with respect to the Certificates. In addition, holders of Certificates would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any such Puerto Rican tax imposed on the Trust.

      The Special Servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired, the Special Servicer will be required to establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account is to be an Eligible Account. The Special Servicer will be required to deposit, or cause to be deposited, in the REO Account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. The funds held in the REO Account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO Account will be payable to the Special Servicer, subject to the limitations set forth in the Pooling Agreement.

      The Special Servicer will be required to withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Promptly following the end of each Collection Period, the Special Servicer will be required to withdraw from the REO Account and deposit, or deliver to the Master Servicer for deposit, into the Custodial Account the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of (i) any withdrawals made out of such amounts as described in the preceding sentence and (ii) any portion of such amounts that may be retained as reserves as described in the next sentence. The Special Servicer may, subject to certain limitations set forth in the Pooling Agreement, retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses).

Inspections; Collection of Operating Information

      The Special Servicer will be required at its expense to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Mortgage Loan and periodically thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan. In addition, the Special Servicer must at its expense perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year. The Master Servicer will be required at its expense to perform or cause to be performed a physical inspection of each Mortgaged Property securing a non-Specially Serviced Mortgage Loan (i) at least once every three calendar years in the case of Mortgaged Properties securing Credit Lease Loans, (ii) at least once every two calendar years in the case of Mortgage Loans that have outstanding principal balances of $2,000,000 or less and (iii) at least once every calendar year in the case of all other such Mortgaged Properties. The Master Servicer and the Special Servicer will each be required to prepare or cause to be prepared and deliver to the Trustee a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies the existence of any sale, transfer or abandonment of the Mortgaged Property or any material change in its condition or value.

      The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, will also be required to use reasonable efforts to collect from the related Borrowers (and, in the case of the Special Servicer, to deliver to the Master Servicer) and review the quarterly and annual operating statements and rent rolls with respect to each of the Mortgaged Properties and REO Properties. In connection therewith, with respect to each Mortgaged Property and REO Property, the Master Servicer will be required to prepare (based on reports generated by itself and the Special Servicer) and deliver to the Trustee a Comparative Financial Status Report for, or as of the end of, the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this Prospectus Supplement. Each of the Mortgages requires the related Borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the Master Servicer and the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Replacement of the Master Servicer or the Special Servicer

      The Pooling Agreement will permit the Depositor to terminate the initial Master Servicer and appoint a successor thereto at any time before the third anniversary of the Closing Date, subject to certain conditions. The Pooling Agreement will also permit the Holder or Holders of the majority of the Voting Rights allocated to the Controlling Class to terminate an existing Special Servicer and to appoint a successor thereto.

      Any such termination and appointment of a successor master servicer or special servicer will be subject to, among other things, the Trustee's receipt of--

      o written confirmation from each Rating Agency that the appointment of such successor will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective Classes of Certificates, and

      o the written agreement of the proposed Master Servicer or Special Servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability thereof.

      If the Controlling Class of Certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the Trustee, such beneficial owners entitled to a majority of the Voting Rights allocated to the Controlling Class will be entitled to directly replace the Special Servicer.

Maintenance of Insurance

      The Pooling Agreement will require the Master Servicer (with respect to Mortgage Loans other than Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage. The Pooling Agreement will further provide that--

      o if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer or the Special Servicer, as the case may be, must exercise such discretion in a manner consistent with the Servicing Standard; and

      o if and to the extent that a Mortgage so permits, the Master Servicer or the Special Servicer, as the case may be, must use reasonable efforts to cause the related Borrower to obtain the required insurance coverage from insurance companies or security or bonding companies qualified to write the related insurance policy in the relevant jurisdiction ("Qualified Insurers") that have a "claims paying ability" or "financial strength" rating meeting the requirements of the Pooling Agreement.

The Dominant Controlling Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at its expense, to the extent such insurance may reasonably be obtained.

      The Special Servicer will be required, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable Borrower under the related Mortgage.

      If either the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a "claims-paying ability" or "financial strength" rating that meets (or the obligations of which are guaranteed by an entity having such a rating that meets) the requirements of the Pooling Agreement and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements described in the preceding two paragraphs, and there occur one or more losses that would have been covered by such individual policy, then the Master Servicer or Special Servicer, as appropriate, must promptly deposit into the Custodial Account from its own funds the amount of such losses that would have been so covered by an individual policy but are not covered under the blanket policy because of such deductible clause.

Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer

      Any entity serving as Master Servicer or Special Servicer under the Pooling Agreement may have other normal business relationships with the Depositor or the Depositor's affiliates. The Pooling Agreement will permit each of the Master Servicer and the Special Servicer to resign from its obligations thereunder (in such capacity) upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Unless otherwise required by applicable law, no such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling Agreement. The Master Servicer and the Special Servicer will each also have the right to resign at any other time provided that--

      (i)   a willing successor thereto has been found,

      (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a qualification, downgrade or withdrawal of any rating or ratings then assigned to any Class of Certificates,

      (iii) the resigning party pays all costs and expenses in connection with such transfer, and

      (iv) the successor accepts appointment prior to the effectiveness of such resignation.

      Unless the long-term debt obligations thereof satisfy the ratings criteria specified in the Pooling Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling Agreement.

      The Pooling Agreement will provide that none of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust, the Trustee, the Fiscal Agent or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment, except that no such entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. The Pooling Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or reasonable expense incurred in connection with the Pooling Agreement or the Certificates, other than any loss, liability or expense --

      (i) that satisfies the criteria of a Servicing Advance (and which will be reimbursable out of Related Proceeds);

      (ii)  that constitutes allocable overhead;

      (iii) that, under generally accepted servicing practices in the commercial real estate loan servicing industry, constitutes a normal and customary servicing expense with respect to non-defaulted Mortgage Loans;

      (iv) specifically required to be borne by such party, without right of reimbursement, pursuant to the terms thereof;

      (iii) incurred in connection with any breach of a representation, warranty or covenant made therein; or

      (iv) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

In addition, the Pooling Agreement will provide that none of the Depositor, the Master Servicer or the Special Servicer will be under an obligation to appear in, prosecute or defend any legal action unless (a) such action is related to its respective responsibilities thereunder and (b) either (i) it is specifically required to bear the expense of such action or (ii) such action will not, in its opinion, involve it in any ultimate expense or liability for which it would not be reimbursed under the Pooling Agreement. However, each of the Depositor, the Master Servicer and the Special Servicer will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer or the Special Servicer, as the case may be, will be entitled to charge the Custodial Account therefor.

      Any person into which the Depositor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer is a party, or any person succeeding to the business (which may, in the case of the Master Servicer or Special Servicer, be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, will be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, under the Pooling Agreement; except that no successor or surviving person will succeed to the rights of the Master Servicer or the Special Servicer unless, among other things, such succession will not result in any qualification, downgrade or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

Events of Default

      "Events of Default" under the Pooling Agreement will include each of the following events, circumstances and conditions (and may include others):

      (1) any failure by the Master Servicer or the Special Servicer to deposit, or to remit to the appropriate party for deposit, into the Custodial Account or REO Account, as applicable, any amount required to be so deposited;

      (2) any failure by the Master Servicer to remit to the Trustee for deposit in the Collection Account any amount (other than a P&I Advance) required to be so remitted, which continues unremedied as of a specified time on the applicable Distribution Date;

      (3) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it under the Pooling Agreement, which Servicing Advance remains unmade for a period of three business days following the date on which notice has been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement;

      (4) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling Agreement, which failure continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling Agreement or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party to the Pooling Agreement), by Certificateholders entitled to not less than 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will be entitled to an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

      (5) any breach by the Master Servicer or the Special Servicer of any of its representations or warranties contained in the Pooling Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for 30 days after written notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party to the Pooling Agreement), by Certificateholders entitled to not less than 25% of the Voting Rights, provided, however, that with respect to any breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will be entitled to an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

      (6) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

      (7) one or more ratings assigned by either Rating Agency to the Certificates has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which such Rating Agency has determined is a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; and

      (8) the Master Servicer or the Special Servicer, as the case may be, is no longer "approved" by either Rating Agency to act in such capacity for pools of mortgage loans similar to the Mortgage Pool with ratings similar to that of the Certificates.

When a single entity acts as Master Servicer and Special Servicer, an Event of Default in one such capacity will constitute an Event of Default in the other such capacity.

Rights Upon Event of Default

      If an Event of Default described in clauses 1-6 under "--Events of Default" above occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party under the Pooling Agreement and in and to the Trust Fund other than any rights thereof as a Certificateholder (however, termination based solely on an Event of Default described in clause 6 under "--Events of Default" above may be unenforceable). If an Event of Default described in clauses 7 and 8 under "--Events of Default" above occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee is required to terminate all of the rights and obligations of the defaulting party under the Pooling Agreement and in and to the Trust Fund other than any rights thereof as a Certificateholder. Upon any such termination, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer or Special Servicer, as the case may be, under the Pooling Agreement and will be entitled to like compensation arrangements. If the Trustee is unwilling to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or if the Trustee is unable, or is not approved by each Rating Agency, to act as a master servicer or special servicer, as the case may be, the Trustee will be required to) appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer (subject in the case of successor Special Servicer, to the rights of the Holders of Certificates evidencing a majority interest in the Controlling Class to designate a successor

Special Servicer), as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

      Certificateholders entitled to at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default may waive such Event of Default; except that an Event of Default described in clauses 1, 2, 7 and 8 under "--Events of Default" above may only be waived by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the Pooling Agreement.

      No Certificateholder will have the right under the Pooling Agreement to institute any proceeding with respect thereto unless such Holder previously has given to the Trustee written notice of default and unless (except in the case of a default by the Trustee) Certificateholders entitled to not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless in the Trustee's opinion, such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

      The Certificates will be issued on or about the Closing Date, pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the Trust. The assets of the Trust will include:

      o     the Mortgage Loans;

      o any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off
            Date);

      o     the Mortgage Files for the Mortgage Loans;

      o     any REO Properties; and

      o such funds or assets as from time to time are deposited in the Collection Account (see "--Collection Account" below), the Custodial Account, the Interest Reserve Account, and/or the REO Account.

      The Certificates will include 19 separate Classes, eight (8) of which are Classes of Offered Certificates and 11 of which are Classes of Private Certificates. The tables below set forth the Class designation, the approximate initial Certificate Balance or Notional Amount and the Pass-Through Rate (or, in the case of the Class X Certificates, the initial Pass-Through Rate) for each Class of Certificates.

                              Offered Certificates

                                   Initial           Approximate
                            Certificate Balance or     Initial
Class Designation             Notional Amount(1)    Credit Support   Pass-Through Rate
-----------------             ------------------    --------------   -----------------
Class A-1-a                     $  275,000,000           27.50%            5.870%
Class A-1-b                     $  693,553,000           27.50%            6.210%
Class A-2                       $  500,000,000           27.50%            6.300%
Class B                         $  106,343,000           22.25%            6.360%
Class C                         $  106,344,000           17.00%            6.500%
Class D                         $  121,535,000           11.00%            6.500%
Class E                         $   30,384,000            9.50%            6.500%
Class X                         $2,025,590,706(2)          N/A             0.564%(3)

------------

(1) The initial Certificate Balance or Notional Amount of any Class of Offered Certificates may be as much as 5% larger or smaller than the aggregate principal balance or notional amount, as the case may be, shown above.

(2)   Notional Amount. The Class X Certificates will not have a Certificate
      Balance.

(3) The Pass-Through Rate shown above for the Class X Certificates is the rate applicable for the Distribution Date in December 1998. The Pass-Through Rate for the Class X Certificates is variable and will be calculated pursuant to a formula described under "--Distributions--Calculations of Pass-Through Rates" below.

                             Private Certificates(1)

                                                Approximate
                            Initial               Initial
Class Designation    Certificate Balance(2)    Credit Support  Pass-Through Rate
-----------------    ----------------------    --------------  -----------------
Class F                   $50,640,000               7.00%            6.000%
Class G                   $45,576,000               4.75%            5.600%
Class H                   $15,192,000               4.00%            5.600%
Class J                   $20,255,000               3.00%            5.600%
Class K                   $10,128,000               2.50%            5.600%
Class L                   $15,192,000               1.75%            5.600%
Class M                   $10,128,000               1.25%            5.600%
Class N                   $25,320,706                N/A             5.600%

-------------
(1) The Private Certificates will also include three Classes of REMIC Residual Certificates, designated as the Class R-I, Class R-II and Class R-III Certificates. The Class R-I, Class R-II and Class R-III Certificates do not have Certificate Balances, Notional Amounts or Pass-Through Rates.

(2) The initial Certificate Balance of any Class of Private Certificates may be as much as 5% larger or smaller than the aggregate principal balance shown above.

      The "Certificate Balance" of any Class of Principal Balance Certificates will represent the aggregate distributions of principal to which the Holders of such Certificates are entitled over time out of payments (or Advances in lieu thereof) and other collections on the assets of the Trust. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to such Class of Certificates on such Distribution Date. On any particular Distribution Date, the Certificate Balance of a Class of Principal Balance Certificates may also be permanently reduced as and to the extent described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses (each as defined in such section).

      The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. The "Notional Amount" of the Class X Certificates will represent the principal amount on which interest will accrue in respect of such Class from time to time. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Each such Certificate Balance will constitute a separate component (a "Component") of the Class Notional Amount of the Class X Certificates (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Principal Balance Certificates (e.g., the Certificate Balance of the Class A-1-a Certificates outstanding from time to time will constitute Component A-1-a of the Notional Amount of the Class X Certificates)).

      A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders thereof may thereafter be entitled to certain payments in reimbursement of any reductions made in the Certificate Balance, if any, of such Class of Certificates as described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses.

      As described under "Federal Income Tax Consequences" in this Prospectus Supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to in this Prospectus Supplement as the "Residual Interest Certificates". The remaining Certificates will evidence REMIC regular interests and are referred to in this Prospectus Supplement as the "Regular Interest Certificates".

      The Depositor is only offering the Offered Certificates pursuant to this Prospectus Supplement and the accompanying Prospectus. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this Prospectus Supplement contains information regarding the terms of the Private Certificates, the Depositor has provided such information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

Registration and Denominations

      The Offered Certificates will be issued in book-entry form in original denominations of:

      o in the case of the Class X Certificates, $250,000 initial notional amount and in any whole dollar denomination in excess thereof; and

      o in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof.

      Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the Cede & Co., as nominee of DTC.

      You will not be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing your interest in the Offered Certificates, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in such Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants").

      All references in this Prospectus Supplement to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this Prospectus Supplement to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

      As a result of the foregoing, you may experience certain delays in the receipt of payments on your Certificates and may have difficulty in pledging your Certificates. See "Description of the Securities--Book-Entry Registration" in the Prospectus.

      The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, the registration of transfers and exchanges of the Offered Certificates.

Collection Account

      General. The Trustee will be required to establish and maintain one or more accounts (collectively, the "Collection Account") for the distribution of payments to the Certificateholders. Each such account is to be an Eligible Account. The funds held in the Collection Account may be invested at the direction of the Master Servicer (or as otherwise provided in the Pooling Agreement) in Permitted Investments.

      Deposits. On or before the business day prior to each Distribution Date, the Master Servicer will be required to deliver to the Trustee, for deposit in the Collection Account, in immediately available funds, the amounts described in clause (i) under "Servicing of the Mortgage Loans--Custodial Account--Withdrawals". In addition, the Master Servicer will be required, as and when provided in the Pooling Agreement, to deliver to the Trustee for deposit in the Collection Account, any P&I Advances and/or Compensating Interest Payment with respect to each Distribution Date. Furthermore, during March of each year, the Trustee will transfer Interest Reserve Amounts in respect of the Actual/360 Mortgage Loans from the Interest Reserve Account to the Collection Account as described under "--Distributions--Interest Reserve Account" below.

      Withdrawals. The Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes, among others:

      1. to make distributions to the Certificateholders on each Distribution Date;

      2. to pay itself the Trustee Fee (as defined under "--The Trustee" below) each month;

      3. to reimburse and/or indemnify itself and certain related persons as described under "--The Trustee" below and to make certain comparable reimbursements and/or indemnifications with respect to the Fiscal Agent;

      4. to pay the Master Servicer, as additional servicing compensation, interest and other investment income earned in respect of amounts held in the Collection Account;

      5. to pay for the cost of certain opinions of counsel required under the Pooling Agreement;

      6. to pay any federal, state and local taxes imposed on the Trust, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the Trust Fund, all as described under "Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" in this Prospectus Supplement and as provided in the Pooling Agreement;

      7. to transfer, during January (except in a leap year) and February of each calendar year, Interest Reserve Amounts in respect of the Actual/360 Mortgage Loans to the Interest Reserve Account as described under "--Distributions--Interest Reserve Account" below; and

      8. to clear and terminate the Collection Account upon termination of the Trust.

Seniority

      The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--

      o making distributions of interest and, if and when applicable, distributions of principal, and

      o allocating Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls.

      In general, each identified Class of Certificates will, for the above-specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.

                            Expanded Seniority Chart

               -----------------              ------------------
                  Class A-1-a,
Most Senior       Class A-1-b   --------------    Class A-2          Most Senior
                  and Class X         |          and Class X
               -----------------      |       ------------------
                                      |
                                      |
                              -----------------
                                   Class B
                              -----------------
                                      |
                              -----------------
                                   Class C
                              -----------------
                                      |
                              -----------------
                                   Class D
                              -----------------
                                      |
                              -----------------
                                   Class E
                              -----------------
                                      |
                              -----------------
                                   Class F
                              -----------------
                                      |
                              -----------------
                                   Class G
                              -----------------
                                      |
                              -----------------
                                   Class H
                              -----------------
                                      |
                              -----------------
                                   Class J
                              -----------------
                                      |
                              -----------------
                                   Class K
                              -----------------
                                      |
                              -----------------
                                   Class L
                              -----------------
                                      |
                              -----------------
                                   Class M
                              -----------------
                                      |
                              -----------------
                                   Class N
                              -----------------
                                      |
                    -----------------------------------------
Most Subordinate    Classes of Residual Interest Certificates   Most Subordinate
                    -----------------------------------------

      The only form of credit support for any Class of Offered Certificates will be the above-referenced subordination of the other Classes of Certificates listed below it in the Expanded Seniority Chart, including all of the Private Certificates.

Certain Relevant Characteristics of the Mortgage Loans

      The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this Prospectus Supplement, relevant to the following discussions in this "Description of the Offered Certificates" section.

      Mortgage Pass-Through Rate. The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

      o in the case of each 30/360 Mortgage Loan, the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the Administrative Cost Rate for such Mortgage Loan, and

      o in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to (a) a fraction (expressed as a percentage), the numerator of which is twelve (12) times the aggregate amount of interest accrued (or, in the event of prepayments, that would have accrued) in respect of such Mortgage Loan during the calendar month immediately preceding the month in which such Distribution Date occurs, and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, minus (b) the Administrative Cost Rate for such Mortgage Loan; provided that the numerator of the fraction described in clause (a) above will, when the accrual of interest occurs during the calendar months of December (except in a year preceding a leap year) and January, be decreased by the amount of any Interest Reserve Amount transferred from the Collection Account to the Interest Reserve Account in respect of such Mortgage Loan in the following calendar month and will, when the accrual of interest occurs during the calendar month of February, be increased by the Interest Reserve Amounts to be transferred from the Interest Reserve Account to the Collection Account in respect of such Mortgage Loan in the following calendar month. See "--Distributions--Interest Reserve Account" below.

      Stated Principal Balance. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and will permanently be reduced on each Distribution Date (to not less than zero) by--

      o that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to such Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

      o the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period (see "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below).

Distributions

      General. Subject to available funds, the Trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. Notwithstanding the foregoing, the final distribution of principal and/or interest on any Regular Interest Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

      In order to receive its distributions by wire transfer, a Certificateholder must provide the Trustee with written wiring instructions no less than five business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

      Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through your DTC Participant. See "--Registration and Denominations" above.

      Loan Groups. For purposes of calculating distributions on the Senior Certificates, the Mortgage Pool has been divided into Loan Group 1 and Loan Group 2. Loan Group 1 consists of 229 Mortgage Loans (the "Group 1 Mortgage Loans"), representing 84.7% of the Initial Pool Balance, and Loan Group 2 consists of 56 Mortgage Loans (the "Group 2 Mortgage Loans"), representing 15.3% of the Initial Pool Balance. Loan Group 2 includes all but eight of the Multifamily Rental Properties, and Loan Group 1 includes all the Mortgaged Properties not otherwise included in Loan Group 2.

      The Available Distribution Amount. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to in this Prospectus Supplement as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

      (a) all payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account, the Custodial Account and the REO Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

            (i) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

            (ii) Prepayment Premiums, Yield Maintenance Charges and Additional Interest (which are separately distributable on the Certificates as described below in this Prospectus Supplement);

            (iii) all amounts that are payable or reimbursable to any person other than the Certificateholders as described under"--Collection Account--Withdrawals" above and "Servicing of the Mortgage Loans--Custodial Account--Withdrawals" and "--REO Properties" in this Prospectus Supplement.

            (iv) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are to be transferred from the Custodial Account to the Interest Reserve Account during such month and held for future distribution; and

            (v) amounts deposited in the Collection Account, the Custodial Account and/or the REO Account in error;

      (b) any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date; and

      (c) if such Distribution Date occurs during March of any year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are transferred from the Interest Reserve Account to the Certificate Account during such month.

      See "--Distributions--Interest Reserve Account" and "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" below.

      For purposes of making distributions on the Senior Certificates on any Distribution Date, the Available Distribution Amount for such date will be divided into the "Loan Group 1 Distribution Amount" and the "Loan Group 2 Distribution Amount". The Loan Group 1 Distribution Amount for any Distribution Date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the Mortgage Loans constituting Loan Group 1, and the Loan Group 2 Distribution Amount for any Distribution Date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the Mortgage Loans constituting Loan Group 2.

      Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in its name for the benefit of the Certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 1999, the Trustee will, on or before the Distribution Date in such month, withdraw from the Collection Account and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 Mortgage Loan as to which the Scheduled P&I Payment due in such month was either received or advanced. The "Interest Reserve Amount" in respect of any such Mortgage Loan for either such month will, in general, equal one day's interest accrued at a per annum rate equal to 31/30 of the related Mortgage Rate (net of the Administrative Cost Rate) on the Stated Principal Balance of such Mortgage Loan immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 1999, the Trustee will, on or before the Distribution Date in such month, withdraw from the Interest Reserve Account and deposit in the Collection Account any and all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Actual/360 Mortgage Loans. All such Interest Reserve Amounts that are so transferred from the Interest Reserve Account to the Collection Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

      Calculations of Interest. Each Class of Regular Interest Certificates will bear interest, such interest to accrue during each Interest Accrual Period based upon--

      o     The Pass-Through Rate for such Class for the related Distribution
            Date.

      o The Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date.

      o     The assumption that each year consists of twelve 30-day months.

      The total amount of interest accrued from time to time with respect to each Class of Regular Interest Certificates is referred to in this Prospectus Supplement as "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period may be distributable thereon as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date. The portion of the Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period that is actually distributable thereon is referred to in this Prospectus Supplement as the "Distributable Certificate Interest" for such Class. The Distributable Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest in respect of such Class for such Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to such Class as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

      Calculation of Pass-Through Rates. The Pass-Through Rate for each Class of Principal Balance Certificates will be fixed at the rate per annum set forth with respect to such Class in the tables under "--General" above.

      The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will equal the weighted average of the then applicable Class X Strip Rates for the respective Components of the Class Notional Amount of the Class X Certificates (weighted on the basis of the relative sizes of such Components immediately prior to such Distribution Date). The "Class X Strip Rate" in respect of any Component of the Class Notional Amount of the Class X Certificates for any Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for such Distribution Date, over (ii) the Pass-Through Rate then applicable to the Class of Principal Balance Certificates whose Class Principal Balance constitutes such Component.

      The Residual Interest Certificates will not have Pass-Through Rates.

      The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for such Distribution Date (weighted on the basis of such Mortgage Loans' respective Stated Principal Balances immediately prior to such Distribution Date).

      Calculation of the Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable in respect of the Principal Balance Certificates for such Distribution Date. The Principal Distribution Amount for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

            (a) the aggregate of all payments of principal (other than voluntary principal prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

            (b) the aggregate of the principal portions of all Scheduled P&I Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

            (c) the aggregate of all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

            (d) the aggregate of all other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

            (e) the aggregate of the principal portions of all P&I Advances made in respect of the Mortgage Loans for such Distribution Date.

      For purposes of making distributions of principal on the Class A-1-a, Class A-1-b and Class A-2 Certificates on any Distribution Date, the Principal Distribution Amount for such date will be divided into the "Loan Group 1 Principal Amounts" and the "Loan Group 2 Principal Amounts". The Loan Group 1 Principal Amounts for any Distribution Date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the Mortgage Loans included in Loan Group 1, and the Loan Group 2 Principal Amounts for any Distribution Date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the Mortgage Loans constituting Loan Group 2.

      Priority of Payments.

      General. In general, distributions of interest and principal are to be made to the Holders of the various Classes of Regular Interest Certificates sequentially based on their relative seniority as depicted in the Expanded Seniority Chart under "--Seniority" above. Accordingly, the Trustee will make distributions of interest and principal on the Senior Certificates (that is, the Class A-1-a, Class A-1-b, Class A-2 and Class X Certificates) prior to making such distributions in respect of any other Class of Regular Interest Certificates.

      Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date prior to the earlier of the Class A Principal Distribution Cross-Over Date and the final Distribution Date in connection with the termination of the Trust, the Trustee will (except as described below) apply 84% of the Loan Group 1 Distribution Amount for such date for the following purposes and in the following order of priority:

            (1) to pay interest to the Holders of the Class A-1-a, Class A-1-b and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates (or, in the case of the Class X Certificates, the portion thereof that accrued on Components A-1-a and A-1-b of such Class' Notional Amount) through the end of the related Interest Accrual Period;

            (2) to pay principal to the Holders of the Class A-1-a Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) 84% of the Loan Group 1 Principal Amounts for such Distribution Date;

            (3) if the Certificate Balance of the Class A-1-a Certificates has been reduced to zero, to pay principal to the Holders of the Class A-1-b Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the excess, if any, of (i) 84% of the Loan Group 1 Principal Amounts for such Distribution Date over (ii) any distributions of principal made with respect to the Class A-1-a Certificates on such Distribution Date in accordance with clause (2) of this paragraph;

            (4) if and to the extent not otherwise paid out of the Loan Group 2 Distribution Amount and/or the other 16% of the Loan Group 1 Distribution Amount, to pay interest to the Holders of the Class A-2 and Class X Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates (or, in the case of the Class X Certificates, the portion thereof that accrued on Components A-2, B, C, D, E, F, G, H, J, K, L, M and N of such Class' Notional Amount) through the end of the related Interest Accrual Period; and

            (5) if the Certificate Balances of the Class A-1-a and Class A-1-b Certificates have been reduced to zero, to pay principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Classes of Certificates (taking into account distributions of principal thereon made out of the Loan Group 2 Distribution Amount and/or the other 16% of the Loan Group 1 Distribution Amount) and (b) the excess, if any, of (i) 84% of the Loan Group 1 Principal Amounts for such Distribution Date over (ii) any distributions of principal made with respect to the Class A-1-a and/or Class A-1-b Certificates on such Distribution Date in accordance with clause (2) and/or clause (3) of this paragraph.

      Also on each Distribution Date prior to the earlier of the Class A Principal Distribution Cross-Over Date and the final Distribution Date in connection with the termination of the Trust, the Trustee will (except as described below) apply 100% of the Loan Group 2 Distribution Amount for such date and 16% of the Loan Group 1 Distribution Amount for such date for the following purposes and in the following order of priority:

            (1) to pay interest to the Holders of the Class A-2 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates (or, in the case of the Class X Certificates, the portion thereof that accrued on Components A-2, B, C, D, E, F, G, H, J, K, L, M and N of such Class' Notional Amount) through the end of the related Interest Accrual Period;

            (2) to pay principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the aggregate of 100% of the Loan Group 2 Principal Amounts for such Distribution Date and 16% of the Loan Group 1 Principal Amounts for such Distribution Date;

            (3) if and to the extent not otherwise paid out of the other 84% of the Loan Group 1 Distribution Amount, to pay interest to the Holders of the Class A-1-a, Class A-1-b and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates (or, in the case of the Class X Certificates, the portion thereof that accrued on Components A-1-a and A-1-b of such Class' Notional Amount) through the end of the related Interest Accrual Period;

            (4) if the Certificate Balance of the Class A-2 Certificates has been reduced to zero, to pay principal to the Holders of the Class A-1-a Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates (taking into account distributions of principal thereon made out of the other 84% of the Loan Group 1 Distribution Amount) and (b) the excess, if any, of (i) the aggregate of 100% of the Loan Group 2 Principal Amounts for such Distribution Date and 16% of the Loan Group 1 Principal Amounts for such Distribution Date over (ii) any distributions of principal made with respect to the Class A-2 Certificates on such Distribution Date in accordance with clause (2) of this paragraph; and

            (5) if the Certificate Balances of the Class A-2 and Class A-1-a Certificates have been reduced to zero, to pay principal to the Holders of the Class A-1-b Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates (taking into account distributions of principal thereon made out of the other 84% of the Loan Group 1 Distribution Amount) and (b) the excess, if any, of (i) the aggregate of 100% of the Loan Group 2 Principal Amounts for such Distribution Date and 16% of the Loan Group 1 Principal Amounts for such Distribution Date over (ii) any distributions of principal made with respect to the Class A-2 and/or Class A-1-a Certificates on such Distribution Date in accordance with clause (2) and/or clause (4) of this paragraph; and

      Notwithstanding the foregoing discussion under this "--Distributions of Interest and Principal on the Senior Certificates" subsection, if for any Distribution Date prior to the earlier of the Class A Principal Distribution Cross-Over Date and the final Distribution Date in connection with a termination of the Trust the application of the Group 1 Distribution Amount and the Group 2 Distribution Amount for such date in the manner described above would result in a shortfall in the payment of Distributable Certificate Interest with respect to any Class of Senior Certificates, then the Trustee will apply the entire Available Distribution Amount for such date first to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period. The Trustee will then apply any remaining portion of such Available Distribution Amount (up to the Principal Distribution Amount for the subject Distribution Date) to make distributions of principal on the Class A-1-a, Class A-1-b and Class A-2 Certificates as follows:

            (1) an amount equal to the lesser of (a) 84% of the Group 1 Principal Amounts for the subject Distribution Date and (b) the product of
      (i) such entire remaining portion of such Available Distribution Amount, multiplied by (ii) a fraction, the numerator of which is equal to 84% of the Group 1 Principal Amounts for the subject Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for the subject Distribution Date, will be applied to make distributions of principal on the Class A-1-a Certificates, the Class A-1-b Certificates and the Class A-2 Certificates, in that order, in each case until the related Certificate Balance is reduced to zero; and

            (2) an amount equal to the lesser of (a) 16% of the Group 1 Principal Amounts and 100% of the Group 2 Principal Amounts for the subject Distribution Date and (b) the product of (i) such entire remaining portion of such Available Distribution Amount, multiplied by (ii) a fraction, the numerator of which is equal to 16% of the Group 1 Principal Amounts and 100% of the Group 2 Principal Amounts for the subject Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for the subject Distribution Date, will be applied to make distributions of principal on the Class A-2 Certificates, the Class A-1-a Certificates and the Class A-1-b Certificates, in that order, in each case until the related Certificate Balance is reduced to zero.

      On each Distribution Date coinciding with or following the occurrence of any Class A Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with a termination of the Trust, the Trustee will apply the entire Available Distribution Amount for such date for the following purposes and in the following order of priority:

            (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period;

            (2) to pay principal to the Holders of the Class A-1-a, Class A-1-b and Class A-2 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the then outstanding Class Principal Balance of each such Class of Certificates; and

            (3) if applicable, to reimburse the Holders of the Class A-1-a, Class A-1-b and Class A-2 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the aggregate of all unreimbursed reductions, if any, made to the Certificate Balance of each such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses.

      The "Class A Principal Distribution Cross-Over Date" will be the first Distribution Date as of the commencement of business on which (i) the Class A-1-a, Class A-1-b and/or Class A-2 Certificates remain outstanding and (ii) the Certificate Balances of all the Classes of the Subordinate Principal Balance Certificates have previously been reduced to zero as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

      All Certificates, other than the Senior Certificates, collectively constitute the "Subordinate Certificates". The portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates is referred to in this Prospectus Supplement as the "Subordinate Available Distribution Amount". The Subordinate Available Distribution Amount for each Distribution Date will be applied to make distributions on the Subordinate Certificates as described below.

      Distributions of Interest and Principal on the Subordinate Certificates. On each Distribution Date, the Trustee will apply the Subordinate Available Distribution Amount for such date for the following purposes and in the following order of priority:

            (1) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (2) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (3) if applicable, to reimburse the Holders of the Class B Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (4) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (5) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (6) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (7) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (8) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (9) if applicable, to reimburse the Holders of the Class D Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (10) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (11) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (12) if applicable, to reimburse the Holders of the Class E Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (13) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (14) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (15) if applicable, to reimburse the Holders of the Class F Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (16) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (17) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (18) if applicable, to reimburse the Holders of the Class G Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (19) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (20) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (21) if applicable, to reimburse the Holders of the Class H Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (22) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (23) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (24) if applicable, to reimburse the Holders of the Class J Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (25) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (26) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (27) if applicable, to reimburse the Holders of the Class K Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (28) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (29) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (30) if applicable, to reimburse the Holders of the Class L Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (31) to pay interest to the Holders of the Class M Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (32) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (33) if applicable, to reimburse the Holders of the Class M Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

            (34) to pay interest to the Holders of the Class N Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

            (35) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

            (36) if applicable, to reimburse the Holders of the Class N Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

            (37) to pay to the Holders of the Residual Interest Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the distributions of principal to be made pursuant to clauses (2),
(5), (8), (11), (14), (17), (20), (23), (26), (29), (32) and (35) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Certificate Balance of such Class of Certificates outstanding immediately prior to such final Distribution Date (and without regard to the Principal Distribution Amount for such Distribution Date).

      Distributions of Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, any Prepayment Consideration (whether in the form of a Prepayment Premium or a Yield Maintenance Charge), or specified portions thereof, net of any Workout Fees and Liquidation Fees payable therefrom, will be distributed to the Holders of the respective Classes of Principal Balance Certificates senior to the Class H Certificates, up to, and on a pro rata basis in accordance with, their respective Prepayment Consideration Entitlements in connection with such particular Prepayment Consideration or specified portion thereof.

      The Prepayment Consideration Entitlement of the Holders of any Class of Principal Balance Certificates senior to the Class H Certificates with respect to any Prepayment Consideration, or specified portion thereof, net of Workout Fees and Liquidation Fees payable therefrom, will equal the following--

      o For each of the Class A-1-a, Class A-1-b or Class A-2 Certificates with respect to the portion of any Prepayment Consideration collected in respect of a Group 1 Mortgage Loan that is attributable to the Class A-1 Directed Principal Cash Flow Amounts distributable on a particular Distribution Date (provided that the Class A Principal Distribution Cross-Over Date has not occurred), the product of:

            (i) 84% of such Prepayment Consideration (net of any portion thereof payable as a Workout Fee or Liquidation Fee); multiplied by

            (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the excess, if any, of the Pass-Through Rate for the Class A-1-b Certificates (or, in the case of the Class A-1-a Certificates, the Pass-Through Rate for the Class A-1-a Certificates) over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate for such prepaid Mortgage Loan over the relevant Discount Rate; multiplied by

            (iii) a fraction, the numerator of which is a portion of such Class
                  A-1 Directed Principal Cash Flow Amounts payable to the Holders of such Class of Certificates, and the denominator of which is the entire amount of such Class A-1 Directed Principal Cash Flow Amounts.

      o For each of the Class A-1-a, Class A-1-b or Class A-2 Certificates with respect to the portion of any Prepayment Consideration collected in respect of any Mortgage Loan that is attributable to the Class A-2 Directed Principal Cash Flow Amounts distributable on a particular Distribution Date (provided that the Class A Principal Distribution CrossOver Date has not occurred), the product of:

            (i) 100% (if the prepaid Mortgage Loan is a Group 2 Mortgage Loan) or 16% (if the prepaid Mortgage Loan is a Group 1 Mortgage
                  Loan), as applicable, of such Prepayment Consideration (net of any portion thereof payable as a Workout Fee or Liquidation
                  Fee); multiplied by

            (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the excess, if any, of the Pass-Through Rate for the Class A-2 Certificates over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate for such prepaid Mortgage Loan over the relevant Discount Rate; multiplied by

            (iii) a fraction, the numerator of which is a portion of such Class
                  A-2 Directed Principal Cash Flow Amounts payable to the Holders of such Class of Certificates, and the denominator of which is the entire amount of such Class A-2 Directed Principal Cash Flow Amounts.

      o For each of the Class A-1-a, Class A-1-b or Class A-2 Certificates with respect to any Prepayment Consideration collected in respect of any Mortgage Loan that is attributable to any principal prepayment distributable on a particular Distribution Date (provided that the Class A Principal Distribution Cross-Over Date has occurred), the product of:

            (i) 100% of such Prepayment Consideration (net of any portion thereof payable as a Workout Fee or Liquidation Fee); multiplied by

            (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the excess, if any, of the Pass-Through Rate for such Class of Certificates over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate for such prepaid Mortgage Loan over the relevant Discount Rate; multiplied by

            (iii) a fraction, the numerator of which is the distribution of principal payable to the Holders of such Class of Certificates on such Distribution Date, and the denominator of which is the entire amount of the distribution of principal payable to the Holders of all the Class A-1-a, Class A-1-b and Class A-2 Certificates on such Distribution Date.

      o In the case of any Class of Subordinate Principal Balance Certificates senior to the Class H Certificates with respect to any Prepayment Consideration collected in respect of any Mortgage Loan that is attributable to any principal prepayment distributable on a particular Distribution Date, the product of:

            (i) 100% of such Prepayment Consideration (net of any portion thereof payable as a Workout Fee or Liquidation Fee); multiplied by

            (ii) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is the excess, if any, of the Pass-Through Rate for such Class of Certificates over the relevant Discount Rate, and the denominator of which is the excess, if any, of the Mortgage Rate for such prepaid Mortgage Loan over the relevant Discount Rate; multiplied by

            (iii) a fraction, the numerator of which is the distribution of principal payable to the Holders of such Class of Certificates on such Distribution Date, and the denominator of which is the entire amount of the Principal Distribution Amount for such Distribution Date.

      The "Discount Rate" applicable to any Class of Principal Balance Certificates with respect to any prepaid Mortgage Loan will equal the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

      For any Distribution Date, the "Class A-1 Directed Principal Cash Flow Amounts" will equal 84% of the Loan Group 1 Principal Amounts.

      For any Distribution Date, the "Class A-2 Directed Principal Cash Flow Amounts" will equal the aggregate of 16% of the Loan Group 1 Principal Amounts and 100% of the Loan Group 2 Principal Amounts.

      The portion of any Prepayment Premium and/or Yield Maintenance Charge (net of any portion thereof payable as a Workout Fee or Liquidation Fee) remaining after distribution of the amounts calculated as described above to the Holders of the respective Classes of Principal Balance Certificates senior to the Class H Certificates will be distributed to the Holders of the Class X Certificates. After the Distribution Date on which the Certificate Balances of all Classes of Principal Balance Certificates senior to the Class H Certificates have been reduced to zero, any Prepayment Premium and/or Yield Maintenance Charge collected on the Mortgage Loans (net of any portion thereof payable as a Workout Fee or Liquidation Fee) will be distributable entirely to the Holders of the Class X Certificates.

      The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium and/or Yield Maintenance Charge or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

      Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of all fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. The Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan. As and to the extent described under "--P&I Advances" below, the Master Servicer, the Trustee and the Fiscal Agent will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

      Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed among the Class A-1-b, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on a pro rata basis in accordance with the respective initial Certificate Balances of such Classes of Certificates. There can be no assurance as to what extent Additional Interest will accrue or be collected on the ARD Loans, if at all.

Allocation of Realized Losses and Certain Other Shortfalls and Expenses

      If Realized Losses and Additional Trust Fund Expenses are incurred, the aggregate Stated Principal Balance of the Mortgage Pool may decline below the aggregate Certificate Balance of the Principal Balance Certificates, thereby resulting in a Mortgage Pool Deficit equal to the difference between such aggregate balances. In general, if a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Certificate Balances of the various Classes of Principal Balance Certificates will be successively reduced, in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until such Mortgage Pool Deficit is eliminated. The first such Certificate Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding, and no such reduction would be made to the Certificate Balance of any Class of Principal Balance Certificates until the Certificate Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If a Mortgage Pool Deficit exists at any time after the Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have all been reduced to zero, the Certificate Balances of the Class A-1-a, Class A-1-b and Class A-2 Certificates will be reduced on a pro rata basis in accordance with the relative sizes of the Certificate Balances of such Classes of Certificates, until such Mortgage Pool Deficit is eliminated.

      The foregoing reductions in the Certificate Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused any Mortgage Pool Deficit. Any such reduction in the Certificate Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

      "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest or Additional Interest) and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven (other than Default Interest and Additional Interest) also will be treated as a Realized Loss.

      An "Additional Trust Fund Expense" is, in general, an expense of the Trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the related Borrower. Some examples of Additional Trust Fund Expenses are:

      o any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer;

      o any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances;

      o certain servicing and administrative expenses that have not been the subject of Servicing Advances (including the costs of certain required opinions of counsel);

      o certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee and Fiscal Agent as described under "--Trustee" in this Prospectus Supplement (the Fiscal Agent having the same rights to indemnity and reimbursement as described with respect to the Trustee), certain reimbursements to the Master Servicer, the Special Servicer and the Depositor as described under "Servicing of the Mortgage Loans--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer" in this Prospectus Supplement and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" in this Prospectus Supplement; and

      o any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this Prospectus Supplement.

      The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date among the respective Classes of Regular Interest Certificates (other than the Senior Certificates) sequentially in reverse order of their seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for the related Interest Accrual Period. If and to the extent that the Net Aggregate Prepayment Interest Shortfall for any Distribution Date exceeds the aggregate Accrued Certificate Interest in respect of the Subordinate Certificates for the related Interest Accrual Period, such portion will be allocated among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for the related Interest Accrual Period.

P&I Advances

      The Master Servicer will be required to make for each Distribution Date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Custodial Account that are not required to be part of the Available Distribution Amount for such Distribution Date) an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments (other than Balloon Payments) and any Assumed P&I Payments, in each case net of related Master Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related Borrowers or otherwise collected as of the close of business on the related Determination Date. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (also as defined below), then the Master Servicer will reduce the interest portion (but not the principal portion) of each P&I Advance that it must make in respect of such Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made in respect of a Required Appraisal Loan, as to which there exists an Appraisal Reduction Amount, will equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

      If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. See "--The Trustee" and "--The Fiscal Agent" below.

      The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it out of its own funds from Related Proceeds. None of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any P&I Advance that, in its reasonable good faith judgment, would not be ultimately recoverable out of Related Proceeds (any P&I Advance not so recoverable, a "Nonrecoverable P&I Advance"). If the Master Servicer, the Trustee or the Fiscal Agent makes any P&I Advance that it subsequently determines is a Nonrecoverable P&I Advance, it may obtain reimbursement for such P&I Advance out of general funds on deposit in the Custodial Account. See "Servicing of the Mortgage Loans--Custodial Account" in this Prospectus Supplement.

      The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on P&I Advances made thereby. Such interest will accrue on the amount of each P&I Advance for so long as it is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any P&I Advance will be payable--

      o out of Default Interest and late payment charges collected on the related Mortgage Loan during the Collection Period in which such P&I Advance is reimbursed, and

      o if such P&I Advance has been reimbursed, then (to the extent that the Default Interest and late payment charges described in the prior bullet point were insufficient) out of any amounts then on deposit in the Custodial Account.

      Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected as described above, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

      An "Assumed P&I Payment" is an amount deemed due in respect of:

      o each Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its most recent maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; and

      o each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed P&I Payment deemed due on any such Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due (but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to such maturity date). The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Scheduled P&I Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment) due on the last Due Date prior to the acquisition of such REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

Appraisal Reductions

      Within 60 days after the date on which any of the following events (each, an "Appraisal Trigger Event") has occurred with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the Special Servicer must obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a "Required Appraisal"), unless such an appraisal had previously been obtained within the prior twelve months--

      o Such Mortgage Loan is sixty (60) days delinquent in respect of any Scheduled P&I Payment.

      o Such Mortgage Loan is modified by the Special Servicer to reduce the amount of any Scheduled P&I Payment (other than a Balloon Payment).

      o A Balloon Payment with respect to any Mortgage Loan has not been paid within 20 days following its most recent scheduled maturity date.

      o A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing such Mortgage Loan.

      o The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

      o The Mortgaged Property securing such Mortgage Loan becomes an REO Property.

      As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined upon the first Determination Date following the later of the occurrence of the Appraisal Trigger Event (if no new appraisal is required) and the receipt of a new appraisal (if one is required)) equal to the excess, if any, of "x" over "y" where--

      o     "x" is equal to the sum of:

            (i)   the Stated Principal Balance of such Required Appraisal Loan;

            (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to the date of calculation (net of related Master Servicing Fees, and exclusive of any portion of such accrued and unpaid interest that constitutes Additional Interest and/or Default Interest);

            (iii) all accrued but unpaid Master Servicing Fees and Special
                  Servicing Fees in respect of such Required Appraisal Loan;

            (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan, together with interest thereon;

            (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan; and

            (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement reserves, in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item); and

      o "y" is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property (as such appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on such property that are prior to the lien of the Required Appraisal Loan and estimated liquidation expenses).

      With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least twelve consecutive Scheduled P&I Payments, and no other Servicing Transfer Event has occurred during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an updated appraisal. Based upon such update, the Special Servicer must redetermine and report to the Trustee the new Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

      The cost of each Required Appraisal (and any update thereof) will be advanced by the Special Servicer and will be reimbursable thereto as a Servicing Advance.

      If an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative will be entitled to obtain and deliver to the Master Servicer and the Trustee an appraisal meeting the requirements for a Required Appraisal and, further, will be entitled to request that the Appraisal Reduction Amount for such Required Appraisal Loan be recalculated based upon such new appraisal.

Reports to Certificateholders; Certain Available Information

      Certificateholder Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to prepare and deliver (or, if not prepared by the Trustee, to forward) on each Distribution Date to the Holders of each Class of Offered Certificates (and to each beneficial owner of an Offered Certificate held in book-entry form that is identified to the reasonable satisfaction of the Trustee):

      (1)   A "Distribution Date Statement" setting forth, among other things:

            o the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Principal Balance Certificates and applied to reduce the respective Certificate Balances thereof;

            o the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest, Prepayment Consideration and Additional Interest, respectively;

            o the Available Distribution Amount, Group 1 Distribution Amount and Group 2 Distribution Amount for such Distribution Date;

            o the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

            o the aggregate amount of (i) unreimbursed P&I Advances (and the aggregate amount of interest accrued and payable thereon) as of the close of business on the related Determination Date and
                  (ii) unreimbursed Servicing Advances (and the aggregate amount of interest accrued and payable thereon) outstanding as of the close of business on the related Determination Date;

            o the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

            o the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Mortgage Loans) as of the close of business on the related Determination Date;

            o the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (i)

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                  delinquent one month, (ii) delinquent two months, (iii)
                  delinquent three or more months, and (iv) as to which foreclosure proceedings have been commenced;

            o as to each Mortgage Loan referred to in the preceding bullet point, (i) the loan number thereof, (ii) the Stated Principal Balance thereof immediately following such Distribution Date,
                  (iii) whether the delinquency is in respect of its Balloon Payment, (iv) whether a notice of acceleration has been sent to the related Borrower and, if so, the date of such notice,
                  (v) whether a "Phase I" environmental assessment of the related Mortgaged Property has been performed as contemplated by the Pooling Agreement and (vi) a brief description of the status of any foreclosure proceedings or any workout or loan modification negotiations with the related Borrower;

            o with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (i) the loan number thereof, (ii) the nature of the liquidation event and, in the case of a determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined in accordance with the Servicing Standard, will be ultimately recoverable (a "Final Recovery Determination"), a brief description of the basis for such Final Recovery Determination, (iii) the aggregate of all Liquidation Proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates) and (iv) the amount of any Realized Loss in connection with such liquidation event;

            o with respect to any REO Property included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of income and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates);

            o with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related acquisition date of such REO Property;

            o with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (i) the loan number of the related Mortgage Loan, (ii) a brief description of the basis for the Final Recovery Determination, (iii) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (iv) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

            o the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Interest Certificates for the related Interest Accrual Period;

            o any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

            o the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

            o the Principal Distribution Amount, the Loan Group 1 Principal Amounts and the Loan Group 2 Principal Amounts for such Distribution Date, in each such case separately identifying the respective components thereof (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            o the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period;

            o the Certificate Balance of each Class of Principal Balance Certificates and the Notional Amount of the Class X Certificates immediately before and immediately after such Distribution Date, separately identifying any

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                  reduction therein due to the allocation of Realized Losses and
                  Additional Trust Fund Expenses on such Distribution Date;

            o the aggregate amount of interest on Advances paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period;

            o the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

            o the original and then current credit support levels for each Class of Regular Interest Certificates;

            o the original and then current ratings for each Class of Regular Interest Certificates;

            o the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (i) during the related Collection Period and (ii) since the Closing Date;

            o the aggregate amount of servicing compensation (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each sub-servicer, during the related Collection Period; and

            o such other information as the Trustee is required by the Code or other applicable law to furnish to enable
                  Certificateholders to prepare their tax returns.

      (2) A "CSSA Loan File" and a "CSSA Property File" setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

      The Master Servicer or the Special Servicer (as specified in the Pooling Agreement) is required to deliver to the Trustee monthly (and, on the first Distribution Date following its receipt thereof, the Trustee is required to deliver to each person that was sent a Distribution Date Statement) a copy of each of the following reports (collectively with the Distribution Date Statement, the "Certificateholder Reports"):

      (a) A "Delinquent Loan Status Report" containing substantially the information set forth in Annex D attached hereto and including, among other things, those Mortgage Loans which, as of the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

      (b) An "Historical Loan Modification Report" containing substantially the information set forth in Annex E attached hereto and including, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

      (c) An "Historical Loss Estimate Report" containing substantially the information set forth in Annex F attached hereto and including, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

      (d) An "REO Status Report" containing substantially the information set forth in Annex G attached hereto and including, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and
            (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

      (e) A "Watch List Report" containing substantially the content set forth in Annex H attached hereto, prepared by the Master Servicer and identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent

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            in respect of its real estate taxes, (iv) for which any outstanding
            Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Scheduled P&I Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

      (f) A "Loan Payoff Notification Report" setting forth, among other things, for each Mortgage Loan where written notice of anticipated payoff has been received as of the Determination Date immediately preceding the preparation of such report, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance Charges or Prepayment Premium due.

      (g) A "Comparative Financial Status Report" containing substantially the information set forth in Annex K attached hereto and including, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report, and the revenue and net operating income for each of the following three periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

      In addition, upon the request of any Holder or, to the extent identified to the reasonable satisfaction of the Trustee, beneficial owner of an Offered Certificate, the Trustee will be required to request from the Master Servicer, and, upon receipt, make available, during normal business hours at the offices of the Trustee, to the requesting party, copies of the following reports required to be prepared and maintained by the Master Servicer and/or Special
Servicer:

            (x) with respect to any Mortgaged Property or REO Property, an "Operating Statement Analysis" (containing substantially the information set forth in Annex I), together with copies of the subject annual operating statements attached thereto as an exhibit), and presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or Special Servicer in the other reports referenced above; and

            (y) with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or Special Servicer in the other reports referenced above.

      The reports identified in clauses (a), (b), (c), (d) and (f) above are referred to in this Prospectus Supplement as the "Unrestricted Master Servicer Reports", and the reports identified in clauses (e), (g), (x) and (y) above are referred to in this Prospectus Supplement as the "Restricted Master Servicer Reports".

      At the direction of the Depositor, the Trustee will also be required to make available monthly to, among others, the Holders and, to the extent identified to the reasonable satisfaction of the Trustee, the beneficial owners of the Offered Certificates an electronic file containing Mortgage Loan information, based on reports provided to it by the Master Servicer and/or the Special Servicer, in the "CSSA Loan periodic update file" and the "CSSA Property File" with the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report, REO Status Report, Loan Payoff Notification Report and Watch List Report attached (provided that these reports are delivered to the Trustee in an electronic format acceptable to the Trustee) via the Trustee's bulletin board. Access to the bulletin board can be obtained by dialing (714) 282-3990. Those who have an account on the bulletin board may retrieve the data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. In order to access information from the bulletin board the user must have available their assigned log-on ID. Certain information made available on the monthly Certificateholder Reports may be accessed by calling LaSalle National Bank's ASAP System. Investors may access the ASAP System by calling (312) 904-2200, and requesting statement number 371. The Trustee may (with the consent of the Depositor and the Underwriter) make the information that is available via its bulletin board, also available via the Internet at www.LNBABS.com.

      In addition, the Master Servicer may (with the consent of the Depositor and the Underwriter) make available each month via the Master Servicer's Internet Website, initially located at "www.firstunion.com", (i) to any interested party, the Unrestricted Master Servicer Reports, the Distribution Date Statement, the CSSA loan setup file, the CSSA Loan File, the Prospectus and the Prospectus Supplement, and (ii) to any Holder or beneficial owner of a Certificate, with the use of a password provided by the Master Servicer to such person upon receipt by the Master Servicer from such person of a certification in the form attached to the Pooling Agreement, the Restricted Master

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Servicer Reports and the CSSA Property File. For assistance with the Master
Servicer's Internet Website, investors may call (800) 326-1334.

      Within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items of the monthly Distribution Date Statements relating to amount distributed to such Certificateholder and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund.

      The information that pertains to Specially Serviced Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer (directly or through the Master Servicer) to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

      Other Information. The Pooling Agreement will obligate the Trustee to make available at its Corporate Trust Office (as defined below), during normal business hours, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items:

      o this Prospectus Supplement, the Prospectus and any other disclosure document relating to the Offered Certificates and the Private Certificates, in the form most recently provided to the Trustee by the Depositor or by any person designated by the Depositor;

      o the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Trustee since the Closing Date and any amendments thereto;

      o all reports delivered to Certificateholders since the Closing Date as described under "--Reports to Certificateholders; Certain Available Information--Certificateholder Reports" above;

      o all annual performance certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

      o all annual accountants' reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

      o the most recent inspection report prepared by the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee in respect of each Mortgaged Property as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement;

      o any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loan; Sale of Defaulted Mortgage Loans and REO Properties" in this Prospectus Supplement revealed that both of the conditions set forth therein were not satisfied;

      o each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee;

      o the most recent appraisal for each Mortgaged Property that has been delivered to the Trustee by either the Master Servicer or the Special Servicer; and

      o any and all officer's certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance.

Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information, including, without limitation, copy charges and reasonable fees for employee time and for space.

      In connection with providing access to the items described above, the Trustee will require:

      (A) in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

      (B) in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

      Book-Entry Certificates. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Certificateholder Reports and Operating Statement Analyses as if you were a Certificateholder, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued in respect of your Certificates, the foregoing information will be available to you only to the extent that it is made available through DTC and the DTC Participants. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Depositor, the REMIC Administrator and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Voting Rights

      At all times during the term of the Pooling Agreement:

      o 99% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Certificate Balances of such Classes of Certificates; and

      o 1% of the Voting Rights will be allocated to the Holders of the Class X Certificates.

      Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the Prospectus.

Amendment

      In general, the Pooling Agreement may be amended, under the circumstances and subject to the conditions described in the Prospectus under "The Trust Agreement--Amendment of the Trust Agreement". In addition, the Pooling Agreement may be amended by the parties thereto if --

      o the Rating Agencies have confirmed in writing that such amendment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates; and

      o the parties to the Pooling Agreement have obtained the consent of 100% of the Holders of each Class of non-rated Certificates that may be materially and adversely affected by such amendment.

Termination

      The obligations created by the Pooling Agreement will terminate following the earliest of :

      o the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund; and

      o the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by (in the following order of priority) the Depositor, the Underwriter, the Special Servicer, the Dominant Controlling Class Certificateholder or the Master Servicer.

      Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

      Any such purchase by the Depositor, the Underwriter, the Special Servicer, the Dominant Controlling Class Certificateholder or the Master Servicer of all the Mortgage Loans and any REO Properties remaining in the Trust Fund is required to be made at a price equal to (1) the greater of (x) the aggregate Purchase Price of all the Mortgage Loans and any REO Properties then included in the Trust Fund and (y) the aggregate fair market value of such Mortgage Loans and REO Properties then included in the Trust Fund (to be determined as mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee), minus
(2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate of amounts payable or reimbursable to such person under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Depositor, the Underwriter, the Special Servicer, the Dominant Controlling Class Certificateholder or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

      The purchase price paid in connection with the purchase of all Mortgage Loans and any REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

The Trustee

      LaSalle National Bank, a national banking association, will act as Trustee on behalf of the Certificateholders. See "The Trust Agreement--The Trustee", "--Duties of the Trustee" and "--Resignation of the Trustee" in the Prospectus. As of the Closing Date, the offices of the Trustee primarily responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services--LBCMT Series 1998-C4. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Collection Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan (including each REO Mortgage Loan) for any Distribution Date will equal one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the per annum rate (the "Trustee Fee Rate") set forth in the Pooling Agreement on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

      The Trustee and any director, officer, employee or agent thereof will be entitled to indemnification, from amounts held in the Trust Fund, for any loss, liability or reasonable "out-of-pocket" expense arising in respect of the Pooling Agreement or the Certificates; except that such indemnification will not extend to any expense specifically required to be borne by the Trustee pursuant to the terms of the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder.

      The Trustee will also have certain duties with respect to REMIC administration. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in this Prospectus Supplement.

The Fiscal Agent

      ABN AMRO Bank N.V., a Netherlands banking corporation, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The duties and obligations of the Fiscal Agent consist only of making P&I Advances as described under "--P&I Advances" above and Servicing Advances as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations. The Fiscal Agent will be entitled to reimbursement for each Advance made by it (with interest) in the same manner and to the same extent as the Trustee and the Master Servicer. The Fiscal Agent will be

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entitled to various rights, protections and indemnities similar to those afforded to the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent.

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

      General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on:

      o     the Pass-Through Rate for such Certificate;

      o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs;

      o the rate, timing and severity of Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls and the extent to which such losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs; and

      o the extent to which Prepayment Premiums, Yield Maintenance Charges and Additional Interest are collected on the Mortgage Loans and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

      Pass-Through Rates. The Pass-Through Rates for the respective Classes of the Principal Balance Certificates are, in each case, fixed. However, the Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for the Class X Certificates will vary with changes in the relative sizes of the Certificate Balances of the respective Classes of Principal Balance Certificates.

      See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this Prospectus Supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1-a, Class A-1-b and/or Class A-2 Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1- a, Class A-1-b and Class A-2 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially based on their relative seniority, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Principal Balance Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the respective dates on which any Balloon Payments are due, the respective Anticipated Repayment Dates for the ARD Loans and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund).

      Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the Borrower under any ARD Loan to repay its Mortgage Loan by or shortly after the related Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Principal Balance Certificates. Although each ARD Loan includes incentives for the related Borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related Borrower will want or be able to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

      The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase a Class X Certificate or if you purchase any other Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

      In general, assuming you purchased your Certificates at a discount or premium, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance or notional amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      If you are considering the purchase of Class X Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

      Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

      Even if they are available and distributable on your Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

      If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates.

      Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including:

      o     prevailing interest rates;

      o the terms of the Mortgage Loans (for example, provisions requiring Prepayment Consideration and/or Lockout Periods and amortization terms that require Balloon Payments);

      o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

      o the general supply and demand for retail shopping space, rental apartments, office space, hotel and motel rooms, industrial space, health care facility beds or manufactured housing community pads, as the case may be, in such areas;

      o     the quality of management of the Mortgaged Properties;

      o     the servicing of the Mortgage Loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Yield and Prepayment Considerations" in the Prospectus.

      The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for an ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      If a Mortgage Loan is not in a Lockout Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related Borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

      The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

      Unpaid Distributable Certificate Interest. If the portion of the Available Distribution Amount distributable in respect of interest on your Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable to you, the shortfall will be distributable to you on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity on your Certificates for so long as it is outstanding. See "Description of the Offered Certificates--Distributions--Priority of Payments" in this Prospectus Supplement.

      Delay in Payment of Distributions. Because monthly distributions will not be made on the Certificates until several days after the Due Dates for the Mortgage Loans during the related Collection Period, your effective yield will be lower than the yield that would otherwise be produced by your Pass-Through Rate and purchase price (assuming such price did not account for such delay).

Price/Yield Tables

      The tables on Annex C-1 hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class X Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Modeling Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (e.g.,

100.04 means 100 4/32%) as a percentage of the initial Certificate Balance or Notional Amount of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class X Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the Notional Amount of Class X Certificates (as if it were a Certificate Balance).

      The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including November 1, 1998 to but excluding the Assumed Settlement Date (as defined below), and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

      For purposes of the Yield Tables (except in the case of the Class X Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this Prospectus Supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

      Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans.

      The Yield Tables were derived from calculations based on the following assumptions (collectively, the "Modeling Assumptions"):

      o the Mortgage Loans have the characteristics set forth on Annex A-1 and the Initial Pool Balance is approximately $2,025,590,706;

      o the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Regular Interest Certificates is as described in this Prospectus Supplement;

      o the Pass-Through Rate for each Class of Regular Interest Certificates is as described in this Prospectus Supplement.

      o there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by Borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

      o scheduled interest and principal payments on the Mortgage Loans are timely received;

      o all Mortgage Loans have Due Dates on the first day of each month the payments are due and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 Basis or an Actual/360 Basis);

      o all prepayments are assumed to be accompanied by a full month's interest;

      o there are no breaches of the Depositor's representations and warranties regarding the Mortgage Loans;

      o Scheduled P&I Payments on the Mortgage Loans are timely received on the first day of each month;

      o no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lockout Period ("LOP"), yield maintenance period ("YMP") or declining premium period ("Declining Premium"), in each case if any; each ARD Loan is paid in full on its Anticipated Repayment Date; and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments);

      o no person or entity entitled thereto exercises its right of optional termination described in this Prospectus Supplement under "Description of the Offered Certificates--Termination";

      o     no Mortgage Loan is required to be repurchased by the Depositor;

      o no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

      o     there are no Additional Trust Fund Expenses;

      o distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 1998;

      o the Offered Certificates are settled on November 24, 1998 (the "Assumed Settlement Date"); and

      o the Arden Loan is assumed to have an Anticipated Repayment Date of May 1, 2008.

      The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus, neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the Yield Tables. In addition, there can be no assurance the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) during Lockout Periods, yield maintenance periods and/or declining premium periods, that the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates. For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Charge, and a "declining premium period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated as a declining percentage of the principal amount prepaid.

Weighted Average Lives

      The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined as follows:

      o multiply the amount of each principal distribution on such Certificate by the number of years from the Assumed Settlement Date to the related Distribution Date;

      o     sum the results; and

      o divide the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs.

      As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1-a, Class A-1-b and/or Class A-2 Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially based upon their relative seniority, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1-a, Class A-1-b and Class A-2 Certificates may be shorter, and the weighted average lives of the other Classes of Principal Balance Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Principal Balance Certificates.

      The tables (the "Decrement Tables") set forth in Annex C-2 show with respect to each Class of Offered Certificates (other than the Class X Certificates) the weighted average life thereof, and the percentage of the initial related Certificate Balance that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

      As used in each of the Decrement Tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (except that each ARD Loan is paid in full on its Anticipated Repayment Date). The columns headed "10%", "20%", "30%" and "50%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, yield maintenance period or declining premium period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs (except that each ARD Loan is paid in full on its Anticipated Repayment Date). There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period, a yield maintenance period or a declining premium period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions set forth in this Prospectus Supplement at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions set forth in this Prospectus Supplement at the same rate or that Mortgage Loans that are in a Lockout Period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

      To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the Decrement Tables, the Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by such tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that the Mortgage Loans will all prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the Decrement Tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. You are urged to conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The Pooling Agreement will require the Trustee, as REMIC Administrator, to make elections to treat designated portions of the Trust Fund as three separate REMICs, with the designations "REMIC I", "REMIC II" and "REMIC III", respectively. Upon the issuance of the Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement, REMIC I, REMIC II, and REMIC III, respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I, (iii) the separate non-certificated regular interests in REMIC II will be "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (v) the Regular Interest Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will evidence the sole class of residual interests in REMIC III.

      For federal income tax purposes the Class X Certificates will evidence multiple "regular interests" in REMIC III. See "Federal Income Tax Considerations" in the Prospectus. The Class A-1-b, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will represent pro rata (based on their respective initial Certificate Balances) undivided beneficial interests in the portion of the Trust Fund consisting of any Additional Interest collected on the ARD Loans, and such portion will be treated as part of a grantor trust for federal income tax purposes.

Discount and Premium; Prepayment Premiums

      For federal income tax reporting purposes, it is anticipated that the Class D, Class E and Class X Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the ARD

Loans will be repaid in full on their respective Anticipated Repayment Dates. There can be no assurance, however, that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Federal Income Tax Considerations" in the Prospectus.

      The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of 1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult your own tax advisor concerning the tax treatment of your Certificates.

      If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a Holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

      The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class X Certificates, which evidence the ownership of multiple regular interests, will be based on such aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of Class X Certificates, it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the Class X Certificates.

      Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. If you acquire an interest in any such Class of Certificates, it is recommended that you consult your own tax advisor regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Considerations--Taxation of Regular Interest Securities--Market Discount and Premium" in the Prospectus.

      Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Holders of each Class of Certificates entitled thereto as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the Holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, a Prepayment Premium or Yield Maintenance Charge will be treated as income to the Holders of a Class of Certificates entitled thereto only after the Master Servicer's actual receipt of such Prepayment Premium or Yield Maintenance Charge. The Internal Revenue Service may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums and Yield Maintenance Charges prior to their actual receipt. In the event that such projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and it is recommended that you consider consulting your own tax advisor concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

      Because Additional interest will arise on the ARD Loans only if (contrary to the prepayment assumption) they do not prepay on their related Anticipated Repayment Date, for federal income tax information reporting purposes it will be assumed that no such Additional Interest will be paid. Consequently, Additional Interest will not be reported as income in federal income tax information reports sent to Holders of the Principal Balance Certificates until such Additional Interest actually accrues. Similarly, no portion of such Holders' purchase price of their Certificates will be treated as allocable to their right to receive possible distributions of Additional Interest. However, the Internal Revenue Service may disagree with this treatment and assert that additional income should be accrued with respect to projected possible payments of Additional Interest in advance of its actual accrual, that additional original issue discount income should be accrued with respect to the REMIC regular interests related to one or more Classes of Principal Balance Certificates, or both. In either event, to the extent that any such projected possible payments of Additional Interest were not actually made or were smaller in amount than the portion of the Holder's purchase price allocated thereto, the Holder of such a Certificate would be allowed to claim a loss, but the timing and capital or ordinary character of such loss are unclear.

Constructive Sales of Class X Certificates

      The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only Class X Certificates, which do not have a principal balance, could be subject to this provision if a Holder of a Class X Certificate were to engage in a constructive sale transaction.

Characterization of Investments in Offered Certificates

      Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(c) of the Code, and consequently the Regular Interest Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Regular Interest Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

      The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" in this Prospectus Supplement.

Possible Taxes on Income From Foreclosure Property and Other Taxes

      In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code. To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

      To the extent permitted by then applicable laws, any tax on "prohibited transactions", tax on non-permitted contributions or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if)--

      o     such person has sufficient assets to do so, and

      o such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement.

Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

      It is possible that a Puerto Rican withholding tax may be imposed at a rate of 29% on interest payments received by the REMIC on a Mortgage Loan secured by Mortgaged Property located in Puerto Rico if a Certificateholder owns more than 50% of the related Borrower. In such a case, the withholding tax imposed on the REMIC would be specially allocated to the Certificateholder owning more than 50% of the Borrower, with the amount of tax treated as distributed to such holder. The Certificateholder would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any such Puerto Rican withholding tax imposed on the REMIC. Accordingly, investment in the Certificates may not be suitable for investors that own more that 50% of a Borrower under a Mortgage Loan secured by Mortgaged Property located in Puerto Rico.

Reporting and Other Administrative Matters

      Reporting of interest income, including original issue discount, if any, with respect to Regular Interest Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual Holders of Regular Interest Certificates and the IRS; Holders of Regular Interest Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a Regular Interest Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the Residual Interest Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the Regular Interest Certificate information reports will include a statement of the adjusted issue price of the Regular Interest Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular Holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Considerations" in the Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

      The U.S. Department of Labor has issued an individual prohibited transaction exemption (a "PTE") to The Underwriter (PTE 91- 14). Subject to the satisfaction of certain conditions set forth therein, PTE 91-14 (the "Exemption") generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

      (a)   the Underwriter,

      (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter, and

      (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

      o first, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

      o third, at the time of its acquisition by the Plan such Senior Certificate must be rated in one of the three highest generic rating categories by Moody's, S&P, Fitch, IBCA, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("DCR").

      o fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of the Exemption-Favored Parties, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicers, the Originator, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

      o fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

      Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Class A-1-a, Class A-1-b and Class A-2 Certificates be rated not lower than "Aaa" by Moody's and "AAA" by S&P and that the Class X Certificates be rated not lower than "Aaa" by Moody's and "AAAr" by S&P. Furthermore, upon initial issuance of the Certificates, the Trustee will not be affiliated with any other member of the Restricted Group. Accordingly, as of the Closing Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second, third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

      The Exemption also requires that the Trust meet the following requirements:

      o the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

      o certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of Senior Certificates and

      o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date of this Prospectus Supplement.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Originator, or a Borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan;

      (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

      (iii) the continued holding of Senior Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of this Prospectus Supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

      In addition, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with--

      (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is--

            (a) a Mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans; or

            (b)   an affiliate of such a person;

      (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

      (3)   the continued holding of Senior Certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund.

      Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

      Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

      o the Senior Certificates constitute "certificates" for purposes of the Exemption; and

      o the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

      In addition to determining the availability of the exemptive relief provided in the Exemption, a Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

      The characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemption. As a result, no transfer of a Class B, Class C, Class D or Class E Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any person to whom a transfer of any such Certificate or interest therein is made will be deemed to have represented to the Depositor, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any mortgagor with respect to the Mortgage Loans, the either (i) it is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, or with assets of a Plan or (ii) the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60.

      Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) that do not meet the requirements of the Exemption solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, DCR and S&P. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C, Class D and Class E Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

      Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

      The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      Upon issuance, the Senior Certificates and Class B Certificates (collectively, the "SMMEA Certificates") will constitute "mortgage related securities" for purposes of SMMEA. However, in order to remain "mortgage related securities", the SMMEA Certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the SMMEA Certificates will constitute "mortgage related securities" in part because they evidence interest in notes secured by first (or effectively first) mortgage liens on one or more parcels of real estate upon which is located a residential, commercial or mixed residential and commercial structure. No representation is made as to the effect on their status as "mortgage related securities" if any of the Borrowers entitled to do so elects to defease their respective Mortgage Loans. Such defeasance may not occur within two years of the Closing Date.

      The Class C, Class D and Class E Certificates will not upon issuance be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, is subject to significant interpretive uncertainties.

      The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

      All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

      See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement dated as of the date of this Prospectus Supplement (the "Underwriting Agreement"), between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 104.0% of the initial aggregate Certificate Balance of the Class A-1-a, Class A-1-b, Class A-2, Class B, Class C, Class D and Class E Certificates, plus accrued interest on all the Offered Certificates from the Cut-off Date.

      Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. You should consult with your legal advisors in this regard prior to any such reoffer or sale.

      The Underwriter has advised the Depositor that it, through one or more of their affiliates, presently intends to make a market in the Offered Certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Risks Associated with Liquidity and Market Value" in this Prospectus Supplement and "Risk Factors--Limited Liquidity" in the Prospectus.

      The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or to make contributions to the Underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for the Depositor and the Underwriter by Sidley & Austin, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective Classes of Offered Certificates be rated as follows:

Class                             Moody's             S&P
-----                             -------             ---
Class A-1-a                         Aaa               AAA
Class A-1-b                         Aaa               AAA
Class A-2                           Aaa               AAA
Class B                             Aa2                AA
Class C                             A2                 A
Class D                            Baa2               BBB
Class E                            Baa3               BBB-
Class X                             Aaa               AAAr

      The ratings of the Offered Certificates address the likelihood of the timely receipt by Holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by Holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of:

      o     the tax attributes of the Offered Certificates or of the Trust;

      o the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans;

      o the degree to which such prepayments might differ from those originally anticipated;

      o whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors; or

      o whether and to what extent Additional Interest will accrue or be collected on the ARD Loans.

      Also, a security rating does not represent any assessment of the yield to maturity that you may experience or, if you are purchasing Class X Certificates, the possibility that you might not fully recover your investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments).

      In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. As described in this Prospectus Supplement, the amounts payable with respect to the Class X Certificates do not include principal. Thus, if the Mortgage Pool were to prepay in the initial month, the Holders of the Class X Certificates would receive only a single month's interest. Although such Holders may have suffered a nearly complete loss of their investment, such result is consistent with the ratings received on the Class X Certificates because all amounts "due" to such Certificateholders would have been paid. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Principal Balance Certificates, whether as a result of principal payments or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings on the Class X Certificates do not address the timing or magnitude of any reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

      The "r" subscript on the rating assigned by S&P to the Class X Certificates denotes that there are noncredit risks associated with the securities and that the securities may experience increased volatility or fluctuations in expected returns.

      There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be downgraded, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P and/or Moody's.

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Credit Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

30/360 Basis............................................................S-42
30/360 Mortgage Loans...................................................S-42
ABR.....................................................................S-60
Accelerated Amortization Payments.......................................S-42
Accrued Certificate Interest............................................S-96
ACMs....................................................................S-36
Actual/360 Basis........................................................S-42
Actual/360 Mortgage Loans...............................................S-42
ADA.....................................................................S-40
Additional Interest.....................................................S-42
Additional Interest Rate................................................S-42
Additional Rights.......................................................S-47
Additional Trust Fund Expense..........................................S-105
Administrative Cost Rate................................................S-52
Advances................................................................S-18
Anticipated Repayment Date..............................................S-25
Appraisal Reduction Amount.............................................S-107
Appraisal Trigger Event................................................S-107
Appraisal Trigger Events................................................S-18
ARD.....................................................................S-25
ARD Loan................................................................S-42
ARD Loans...............................................................S-25
Arden Borrower..........................................................S-58
Arden Loan..............................................................S-58
Arden Properties........................................................S-58
Arden Realty............................................................S-58
Assumed Final Distribution Date..........................................S-9
Assumed P&I Payment....................................................S-107
Assumed Settlement Date................................................S-119
Available Distribution Amount...........................................S-95
Balloon Loan............................................................S-43
Balloon Loans...........................................................S-25
Balloon Payment.........................................................S-25
Bayside Borrower........................................................S-64
Bayside Loan............................................................S-64
Bayside Mortgage........................................................S-64
Bayside Property........................................................S-64
Bond-Type Leases........................................................S-47
Borrower................................................................S-18
Capital Imp. Reserve....................................................S-53
Casualty or Condemnation Rights.........................................S-47
CBE....................................................................S-117
CERCLA..................................................................S-37
Certificate Balance.....................................................S-91
Certificate Registrar...................................................S-92
Certificateholder Reports..............................................S-110
Certificateholders.......................................................S-7
Certificates.............................................................S-7
Chicago Omni Property...................................................S-55
Class....................................................................S-7
Class A Principal Distribution Cross-Over Date..........................S-99
Class A-1 Directed Principal Cash Flow Amounts.........................S-104
Class A-2 Directed Principal Cash Flow Amounts.........................S-104
Class X Strip Rate......................................................S-97
Closing Date.............................................................S-8
CMBS....................................................................S-74
Code...................................................................S-121
Collection Account......................................................S-92
Collection Period........................................................S-8
Comparative Financial Status Report....................................S-111
Compensating Interest Payment...........................................S-75
Component...............................................................S-91
Condemnation Proceeds...................................................S-80
Constant Prepayment Rate...............................................S-118
Controlling Class.......................................................S-82
Controlling Class Representative........................................S-82
Corporate Trust Office.................................................S-114
Corrected Mortgage Loan.................................................S-73
CPR....................................................................S-118
Credit Lease............................................................S-33
Credit Lease Default....................................................S-47
Credit Lease Guarantor..................................................S-33
Credit Lease Loan.......................................................S-33
Credit Lease Loans......................................................S-24
Credit Tenant...........................................................S-33
Cross-Collateralized Mortgage Loans...............................S-38, S-45
CSSA Loan File.........................................................S-110
CSSA Property File.....................................................S-110
Custodial Account.......................................................S-80
Cut-off Date.............................................................S-8
Cut-off Date Balance....................................................S-40
Cut-off Date DSC Ratio..................................................S-50
Cut-off Date Loan-to-Value Ratio........................................S-52
Cut-off Date LTV Ratio..................................................S-52
D.......................................................................S-53
DCR....................................................................S-124
Debt Service Coverage Ratio.............................................S-50
Declining Premium......................................................S-118
Decrement Tables.......................................................S-120
Default Interest........................................................S-75
Defeasance Collateral...................................................S-44
Defeasance Loan.........................................................S-44
Defeasance Loans........................................................S-26
Definitive Certificate..................................................S-92
Delinquent Loan Status Report..........................................S-110
Depositor...........................................................S-1, S-7
Determination Date.......................................................S-8
Discount Rate..........................................................S-104
Distributable Certificate Interest......................................S-96
Distribution Date........................................................S-8
Distribution Date Statement............................................S-108
Dominant Controlling Class Certificateholder............................S-76
Double Net Leases.......................................................S-47
DSC Ratio...............................................................S-50
DTC.....................................................................S-10
DTC Participants........................................................S-92
Due Date................................................................S-25
Eligible Account........................................................S-80
Enhancement Insurer.....................................................S-47
ERISA..................................................................S-123
Events of Default.......................................................S-88
Excluded Plan..........................................................S-125

Exemption................................................................S-123
Exemption Favored Parties................................................S-123
FF&E......................................................................S-54
Final Recovery Determination.............................................S-109
First Principal Payment Date.............................................S-117
Fiscal Agent...............................................................S-8
Fitch....................................................................S-124
Form 8-K...................................................................S-7
Fresno Borrower...........................................................S-61
Fresno Loan...............................................................S-61
Fresno Property...........................................................S-61
Fully Amortizing Loan.....................................................S-43
Fully Amortizing Loans....................................................S-25
FUNB......................................................................S-74
GLA.......................................................................S-56
Grantor Trust.............................................................S-11
Group 1 Mortgage Loans....................................................S-95
Group 2 Mortgage Loans....................................................S-95
Historical Loan Modification Report......................................S-110
Historical Loss Estimate Report..........................................S-110
Holders....................................................................S-7
Hospitality Properties....................................................S-32
Initial Pool Balance......................................................S-20
Inland Borrower...........................................................S-66
Inland Loan...............................................................S-66
Inland Properties.........................................................S-66
Inland Real Estate........................................................S-66
Insurance Proceeds........................................................S-80
Interest Accrual Period....................................................S-9
Interest Reserve Account..................................................S-96
Interest Reserve Amount...................................................S-96
IRS......................................................................S-121
Last Principal Payment Date..............................................S-117
Lease Enhancement Policy..................................................S-47
Lennar....................................................................S-74
Liquidation Fee...........................................................S-76
Liquidation Fee Rate......................................................S-76
Liquidation Proceeds......................................................S-80
LNR.......................................................................S-74
Loan Group................................................................S-15
Loan Group 1..............................................................S-15
Loan Group 1 Distribution Amount..........................................S-96
Loan Group 1 Principal Amounts............................................S-97
Loan Group 2..............................................................S-15
Loan Group 2 Distribution Amount..........................................S-96
Loan Group 2 Principal Amounts............................................S-97
Loan Payoff Notification Report..........................................S-111
Loan per Bed..............................................................S-52
Loan per Pad..............................................................S-52
Loan per Room.............................................................S-52
Loan per Sq. Ft...........................................................S-52
Loan per Unit.............................................................S-52
Lockbox Account...........................................................S-42
Lockout Period............................................................S-44
LOP......................................................................S-118
LUSTs.....................................................................S-37
Macerich..................................................................S-61
Maintenance Rights........................................................S-47
Major Anchors.............................................................S-56
Managers..................................................................S-65
Master Servicer............................................................S-7
Master Servicing Fee......................................................S-74
Master Servicing Fee Rate.................................................S-74
Material Breach...........................................................S-71
Material Document Defect..................................................S-69
Maturity Loan-to-Value Ratio..............................................S-52
Maturity LTV Ratio........................................................S-52
Miami Bonds...............................................................S-65
Modeling Assumptions.....................................................S-118
Moody's....................................................................S-2
Mortgage..................................................................S-41
Mortgage File.............................................................S-69
Mortgage Loan Deficit.....................................................S-17
Mortgage Loan Schedule....................................................S-70
Mortgage Loans.............................................................S-7
Mortgage Note.............................................................S-41
Mortgage Pass-Through Rate................................................S-94
Mortgage Pool.............................................................S-18
Mortgage Rate.............................................................S-25
Mortgaged Property........................................................S-18
Multifamily Rental Properties.............................................S-32
NAP.......................................................................S-53
NAV.......................................................................S-53
Net Aggregate Prepayment Interest Shortfall...............................S-75
Net Cash Flow.............................................................S-50
NOI.......................................................................S-61
Non-REMIC Assets..........................................................S-11
Nonrecoverable Advance....................................................S-81
Nonrecoverable P&I Advance...............................................S-106
Nonrecoverable Servicing Advance..........................................S-77
Notional Amount...........................................................S-91
NRA.......................................................................S-58
NY Omni Property..........................................................S-54
Occupancy Percentage......................................................S-53
Occupancy Rate............................................................S-53
Offered Certificates.......................................................S-1
Office Properties.........................................................S-33
OID Regulations..........................................................S-121
Omni Borrower.............................................................S-54
Omni Loan.................................................................S-54
Omni Properties...........................................................S-54
Ontario Mills Borrower....................................................S-55
Ontario Mills Loan........................................................S-55
Ontario Mills Property....................................................S-55
Open Period...............................................................S-44
Operating Statement Analysis.............................................S-111
Original Amortization Term................................................S-52
Original Interest-Only Period.............................................S-53
Original Term to Maturity.................................................S-53
Originator................................................................S-41
P&I Advance...............................................................S-18
Party in Interest........................................................S-125
Pass-Through Rate.........................................................S-10
Permitted Investments.....................................................S-75
Plan.....................................................................S-123
Plan Assets..............................................................S-123
Pooling Agreement..........................................................S-7
Prepayment Consideration..................................................S-38

Prepayment Consideration Period.........................................S-44
Prepayment Interest Excess..............................................S-75
Prepayment Interest Shortfall...........................................S-75
Prepayment Premium......................................................S-38
Primary Term............................................................S-46
Principal Balance Certificates..........................................S-16
Principal Distribution Amount...........................................S-97
Private Certificates.....................................................S-1
Prospectus...............................................................S-2
Prospectus Supplement....................................................S-2
PTCE....................................................................S-29
PTCE 95-60.............................................................S-126
PTE....................................................................S-123
Purchase Price..........................................................S-71
Qualified Insurers......................................................S-87
Rated Final Distribution Date............................................S-9
Rating Agencies..........................................................S-2
Realized Losses........................................................S-105
Record Date..............................................................S-8
Regular Interest Certificates...........................................S-92
REITs...................................................................S-55
Related Proceeds........................................................S-77
Remaining Amortization Term.............................................S-52
Remaining Interest-Only Period..........................................S-53
Remaining Term to Maturity..............................................S-53
REMIC...................................................................S-11
REMIC Administrator......................................................S-8
REMIC I................................................................S-120
REMIC II...............................................................S-120
REMIC III..............................................................S-120
Rental Property.........................................................S-50
REO Account.............................................................S-86
REO Extension...........................................................S-85
REO Mortgage Loan.......................................................S-74
REO Property............................................................S-73
REO Status Report......................................................S-110
REO Tax.................................................................S-85
Replacement Reserve.....................................................S-53
Required Appraisal.....................................................S-107
Required Appraisal Loan................................................S-107
Reserve Letter of Credit................................................S-54
Residual Interest Certificates..........................................S-92
Restricted Group.......................................................S-124
Restricted Master Servicer Reports.....................................S-111
Retail Properties.......................................................S-31
Revised Rate............................................................S-42
Rouse...................................................................S-64
S&P......................................................................S-2
Scheduled P&I Payments..................................................S-25
SEC......................................................................S-2
Securities Act...........................................................S-9
Senior Certificates.....................................................S-14
Servicing Advance.......................................................S-18
Servicing Standard......................................................S-72
Servicing Transfer Event................................................S-73
Shadow..................................................................S-53
Similar Law............................................................S-126
SMMEA...................................................................S-12
SMMEA Certificates.....................................................S-126
Special Servicer.........................................................S-7
Special Servicing Fee...................................................S-76
Special Servicing Fee Rate..............................................S-76
Specially Serviced Assets...............................................S-73
Specially Serviced Mortgage Loan........................................S-73
Stated Principal Balance................................................S-95
Subordinate Available Distribution Amount..............................S-100
Subordinate Certificates...............................................S-100
Subordinate Principal Balance Certificates..............................S-16
Substitute Property.....................................................S-61
TI/LC Reserve...........................................................S-53
Triple Net Leases.......................................................S-47
TRT Holdings............................................................S-54
Trust....................................................................S-7
Trust Fund...............................................................S-7
Trustee..................................................................S-8
Trustee Fee............................................................S-114
Trustee Fee Rate.......................................................S-114
Underwriter..............................................................S-1
Underwriting Agreement.................................................S-127
Underwriting Reserves...................................................S-52
Unrestricted Master Servicer Reports...................................S-111
Voting Rights..........................................................S-113
Watch List Report......................................................S-110
Weighted Average........................................................S-52
Weighted Average Mortgage Pass-Through Rate.............................S-97
Workout Fee.............................................................S-76
Workout Fee Rate........................................................S-76
Year Built/Renovated....................................................S-52
Yield Maintenance Charge................................................S-38
Yield Tables...........................................................S-117
YMP....................................................................S-118

                                                                       Annex A-1

                                 AGGREGATE POOL
                        ALL MORTGAGE PROPERTIES BY STATE

                                                 Aggregate      % by aggregate
                                    Number      Cut-off Date     Cut-off Date
State                              of Loans       Balance          Balance
----------------------             --------   ----------------  --------------
CA ...................              34        $  401,108,232         19.8%
TX ...................              37           233,832,858         11.5
NY ...................              35           213,094,260         10.5
IL ...................              27           191,465,787          9.5
FL ...................              30           168,134,019          8.3
IN ...................               9            74,557,424          3.7
PA ...................               9            74,379,266          3.7
VA ...................              19            68,016,326          3.4
AZ ...................              14            66,909,620          3.3
AL ...................               4            61,478,266          3.0
GA ...................              12            59,565,965          2.9
NC ...................              15            53,112,031          2.6
TN ...................               7            50,541,759          2.5
WA ...................               7            47,044,752          2.3
CT ...................               7            32,283,549          1.6
NV ...................               4            26,407,307          1.3
OH ...................               6            22,450,744          1.1
CO ...................               6            20,767,769          1.0
MD ...................               5            18,786,383          0.9
OK ...................               2            18,478,584          0.9
MI ...................               3            17,521,359          0.9
MN ...................               2            14,081,430          0.7
WI ...................               3            13,996,449          0.7
NJ ...................               5            13,782,722          0.7
MA ...................               4            11,229,214          0.6
MO ...................               3            10,031,242          0.5
OR ...................               2             9,442,111          0.5
SC ...................               3             6,120,005          0.3
PR ...................               1             5,600,000          0.3
RI ...................               5             5,489,976          0.3
KS ...................               2             4,996,497          0.2
LA ...................               1             2,625,000          0.1
MS ...................               1             2,593,980          0.1
ND ...................               1             2,494,604          0.1
KY ...................               1             1,771,992          0.1
WY ...................               1             1,399,225          0.1
                              --------        --------------        -----
Total:                             327        $2,025,590,706        100.0%
========================      ========        ==============        =====

                                 AGGREGATE POOL
                         MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                  Aggregate   % by Aggregate    Average       Highest     Wtd. Avg.    Wtd. Avg. Wtd. Avg. Wtd. Avg.
                    Number         Cut-off     Cut-off Date   Cut-off Date  Cut-off Date Cut-off Date   UW NCF   Occupancy  Mortgage
Property Type      of Loans      Date Balance    Balance        Balance       Balance      LTV (1)      DSCR (1)  Rate (2)   Rate
-------------      --------      ------------    -------        -------       -------      -------      -------- --------    ----
Retail                108     $   812,726,976     40.1%      $  7,525,250   $145,000,000     66.3%       1.62x    97.00%    6.825%
Multifamily            64         363,314,293     17.9          5,676,786     45,871,866     75.3        1.39     94.28     6.885
Hotel                  16         362,572,315     17.9         22,660,770    249,347,368     54.9        2.09      NAP      6.598
Office                 44         191,679,298      9.5          4,356,348     17,689,266     72.6        1.36     96.50     7.130
Office/Industrial       1         111,200,000      5.5        111,200,000    111,200,000     47.3        2.35     93.99     6.610
CTL                    26          78,758,016      3.9          3,029,154     10,377,575      NAP         NAP    100.00     7.145
Industrial/Whse        16          67,464,779      3.3          4,216,549     13,963,957     72.4        1.37     96.00     7.093
Self Storage            5          15,393,022      0.8          3,078,604      5,886,611     69.2        1.51     95.55     7.130
Health Care             1          14,138,000      0.7         14,138,000     14,138,000     74.8        1.37     90.80     7.150
Mobile Home Park        3           5,107,564      0.3          1,702,521      2,514,914     76.1        1.32     90.87     7.107
Parking Garage          1           3,236,444      0.2          3,236,444      3,236,444     51.4        1.49     94.07     7.260
-------------------   ---     ---------------    -----       ------------   ------------     ----        ----     -----     -----
Total/Avg./Wtd.Avg:   285     $ 2,025,590,706    100.0%      $  7,107,336   $249,347,368     65.7%       1.67x    96.16%    6.840%
===================   ===     ===============    =====       ============   ============     ====        ====     =====     =====

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 3.89% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                 AGGREGATE POOL
                             CUT-OFF DATE DSC RATIO
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                 Aggregate   % by Aggregate   Average       Highest      Wtd. Avg.   Wtd. Avg.  Wtd. Avg. Wtd. Avg.
Range of Cut-off     Number        Cut-off     Cut-off Date Cut-off Date  Cut-off Date  Cut-off Date  UW NCF   Occupancy   Mortgage
Date DSC Ratios(x)  of Loans     Date Balance    Balance     Balance        Balance        LTV        DSCR      Rate (1)    Rate
------------------  --------     ------------    -------     -------        -------        ---        ----      --------   ----
=< 1.20 ........       1      $     9,794,148      0.5%   $  9,794,148   $  9,794,148     79.0%       1.20x     87.01%     7.150%
1.21- 1.25 .....       7           28,290,641      1.5       4,041,520      7,991,787     76.5        1.24      95.69      7.127
1.26- 1.30 .....      32          160,855,985      8.3       5,026,750     18,073,694     76.3        1.27      96.33      7.099
1.31- 1.35 .....      66          320,569,851     16.5       4,857,119     17,732,659     75.4        1.33      96.03      7.060
1.36- 1.40 .....      47          242,303,233     12.4       5,155,388     45,871,866     75.6        1.37      95.13      7.051
l.41- 1.45 .....      31          104,303,465      5.4       3,364,628      9,286,153     71.9        1.42      97.35      7.103
1.46- 1.50 .....      32          199,487,893     10.2       6,233,997     47,643,694     69.6        1.47      95.68      7.111
1.51- 1.55 .....      15           52,116,514      2.7       3,474,434      8,471,798     71.4        1.52      96.27      7.132
1.56- 1.60 .....      10           64,805,712      3.3       6,480,571     22,984,600     61.1        1.57      93.73      6.822
1.61- 1.65 .....       2            4,576,523      0.2       2,288,261      2,395,067     71.5        1.61      96.40      6.826
1.66- 1.70 .....       2           11,934,901      0.6       5,967,451      6,995,368     72.4        1.66      94.76      7.058
1.71- 1.75 .....       3          220,485,303     11.3      73,495,101    145,000,000     59.0        1.74      98.41      6.687
1.76- 1.80 .....       1           62,936,317      3.2      62,936,317     62,936,317     61.7        1.80      95.74      5.920
1.86- 1.90 .....       2            4,184,189      0.2       2,092,095      2,186,160     40.9        1.87      85.98      6.978
1.91- 1.95 .....       1           27,481,479      1.4      27,481,479     27,481,479     57.3        1.92      88.20      6.750
2.06- 2.10 .....       1            7,481,918      0.4       7,481,918      7,481,918     52.0        2.08     100.00      6.420
2.11- 2.20 .....       1            3,400,000      0.2       3,400,000      3,400,000     40.0        2.15       NAP       7.050
2.31- 2.50 .....       3          365,535,313     18.8     121,845,104    249,347,368     49.0        2.34      94.25      6.362
2.51- 3.00 .....       1           54,600,000      2.8      54,600,000     54,600,000     51.5        2.74      98.40      6.360
3.01- 3.60 .....       1            1,689,305      0.1       1,689,305      1,689,305     18.0        3.59     100.00      6.730
------------------ -----      ---------------    -----    ------------   ------------     ----        ----      -----      -----
Totat/Avg./Wtd.Avg.: 259      $ 1,946,832,691    100.0%   $  7,516,729   $249,347,368     65.7%       1.67x     95.97%     6.827%
================== =====      ===============    =====    ============   ============     ====        ====      =====      =====

Weighted Average UW NCF DSCR:  1.67x

----------
(1) Occupancy Rates are calculated without reference to hospitality properties.

                                 AGGREGATE POOL
                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                   Aggregate  % by Aggregate   Average       Highest      Wtd. Avg.   Wtd. Avg.  Wtd. Avg. Wtd. Avg.
Range of Cut-off Date    Number     Cut-off    Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date  UW NCF   Occupancy  Mortgage
Loan-to-Value Ratios(%) of Loans  Date Balance    Balance      Balance       Balance        LTV        DSCR      Rate (1)    Rate
----------------------- --------  ------------    -------      -------       -------        ---        ----      --------   ------
15.00- 19.99 ........        1  $    1,689,305     0.1%   $   1,689,305   $   1,689,305      18.0%     3.59x      100.00%    6.730%
25.00- 29.99 ........        1       2,186,160     0.1        2,186,160       2,186,160      25.1      1.86        75.00     6.730
40.00- 44.99 ........        2       8,387,945     0.4        4,193,973       4,987,945      41.6      2.29       100.00     6.675
45.00- 49.99 ........        3     363,230,821    18.7      121,076,940     249,347,368      49.1      2.34        94.03     6.367
50.00- 54.99 ........        4      66,816,250     3.4       16,704,063      54,600,000      51.6      2.57        98.41     6.427
55.00- 59.99 ........        8     222,556,269    11.4       27,819,534     145,000,000      57.5      1.72        95.92     6.779
60.00- 64.99 ........       12     173,514,880     8.9       14,459,573      69,000,000      61.7      1.71        96.71     6.447
65.00- 69.99 ........       29     186,312,143     9.6        6,424,557      47,643,694      67.5      1.44        96.76     7.160
70.00- 74.99 ........      111     419,410,659    21.5        3,778,474      17,689,266      73.4      1.39        96.21     7.133
75.00- 79.99 ........       86     498,980,489    25.6        5,802,099      45,871,866      78.2      1.33        95.47     6.989
80.00- 84.99 ........        2       3,747,769     0.2        1,873,884       2,200,000      81.0      1.25        98.71     7.159
---------------------      ---  --------------   -----    -------------  --------------      ----      ----        -----     -----
Total/Avg./Wtd. Avg.:      259  $1,946,832,691   100.0%   $   7,516,729  $  249,347,368      65.7%     1.67x       95.97%    6.827%
=====================      ===  ==============   =====    =============  ==============      ====      ====        =====     =====

Weighted Average Cut-Off Date LW Ratio: 65.69%

----------
(1) Occupancy Rates are calculated without reference to hospitality properties.

                                 AGGREGATE POOL
                            MATURITY DATE LTV RATIOS
            (ALL BALLOON AND ARD LOANS OTHER THAN CREDIT LEASE LOANS)

                                Aggregate   % by Aggregate    Average         Highest      Wtd. Avg.  Wtd. Avg.  Wtd. Avg. Wtd. Avg.
Range of Maturity     Number     Cut-off      Cut-off Date   Cut-off Date  Cut-off Date  Cut-off Date  UW NCF   Occupancy  Mortgage
Date LTV Ratios(%)   of Loans   Date Balance   Balance        Balance         Balance        LTV        DSCR      Rate (1)   Rate
-------------------  --------   ------------   -------        -------         -------        ---        ----     --------    ----
=<  14.99 .........     2     $    3,875,465       0.2%   $    1,937,732    $  2,186,160     22.0%      2.62x       85.90%  6.730%
35.00-39.99 .......     2        254,335,313      13.2       127,167,657     249,347,368     49.7       2.34       100.00   6.253
40.00-44.99 .......     7        146,544,881       7.6        20,934,983     111,200,000     49.7       2.18        94.63   6.668
45.00-49.99 .......    17        104,697,854       5.4         6,158,697      27,481,479     64.4       1.57        92.32   7.014
50.00-54.99 .......    17        354,128,001      18.4        20,831,059     145,000,000     60.1       1.83        97.15   6.698
55.00-59.99 .......    32        178,120,442       9.2         5,566,264      69,000,000     66.1       1.53        96.38   6.854
60.00-64.99 .......    67        270,474,711      14.0         4,036,936      47,643,694     72.5       1.41        97.67   7.029
65.00-69.99 .......    95        506,965,596      26.3         5,336,480      18,073,694     76.7       1.35        95.90   7.034
70.00-74.99 .......    12        103,724,006       5.4         8,643,667      45,871,866     78.1       1.34        92.94   7.018
75.00-79.99 .......     1          3,193,249       0.2         3,193,249       3,193,249     79.8       1.33        96.88   6.950
-------------------   ---     --------------     -----    --------------    ------------     ----       ----        -----   -----
Total/Avg/Wtd. Avg.:  252     $1,926,059,520     100.0%   $    7,643,093    $249,347,368     65.7%      1.67x       95.93%  6.821%
===================   ===     ==============     =====    ==============    ============     ====       ====        =====   =====

Weighted Average Maturity Date LTV Ratio: 56.42%

----------
(1) Occupancy Rates are calculated without reference to hospitality properties.

                                 AGGREGATE POOL
                                 MORTGAGE RATES

                                Aggregate   % by Aggregate    Average         Highest      Wtd. Avg.  Wtd. Avg.  Wtd. Avg. Wtd. Avg.
Range of Mortgage     Number     Cut-off      Cut-off Date   Cut-off Date  Cut-off Date  Cut-off Date  UW NCF   Occupancy  Mortgage
    Rates(%)         of Loans   Date Balance   Balance        Balance         Balance        LTV(1)     DSCR(1)   Rate (2)   Rate
-------------------- --------   ------------   -------        -------         -------        ------     ----     --------    ----
    =< 6.499 .......     15   $  412,821,656    20.4%   $   27,521,444   $  249,347,368     53.7%      2.24x    96.70%     6.222%
6.500- 6.749 .......     24      271,823,966    13.4        11,325,999      111,200,000     57.1       1.96     96.33      6.606
6.750- 6.999 .......     65      607,246,264    30.0         9,342,250      145,000,000     68.9       1.50     95.90      6.840
7.000- 7.249 .......    122      460,208,010    22.7         3,772,197       17,689,266     73.7       1.37     95.53      7.107
7.250- 7.499 .......     38      148,376,871     7.3         3,904,655       17,510,145     72.9       1.39     97.82      7.308
7.500- 7.749 .......     12       56,045,385     2.8         4,670,449       15,150,000     72.6       1.42     96.39      7.598
7.750- 7.999 .......      7       51,324,303     2.5         7,332,043       30,818,758     68.0       1.42     98.06      7.856
8.000- 8.249 .......      1        7,366,676     0.4         7,368,676        7,366,676     72.6       1.27     98.00      8.100
8.750- 8.999 .......      1       10,377,575     0.5        10,377,575       10,377,575      NAP        NAP    100.00      8.940
--------------------    ---   --------------   -----    --------------   --------------     ----       ----    ------      -----
Total/Avg/Wtd. Avg.:    285   $2,025,590,706   100.0%   $    7,107,336   $  249,347,368     65.7%      1.67x    96.16%     6.840%
====================    ===   ==============   =====    ==============   ==============     ====       ====    ======      =====

Weighted Average Mortgage Rate: 6.840%

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 3.89% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

                                 AGGREGATE POOL
                           ORIGINAL TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

Range of Original              Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Terms to Maturity    Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    (months)        of Loans  Date Balance     Balance        Balance      Balance        LTV(1)      DSCR(1)    Rate(2)    Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
49-60 ..............     9   $   56,669,159      2.8%      $ 6,296,573   $ 17,689,266      73.0%       1.38x      92.46%    6.881%
73-96 ..............    19      181,263,486      8.9         9,540,183     47,643,694      73.5        1.39       95.51     6.905
97-108 .............     2       11,581,535      0.6         5,790,768      7,366,676      74.3        1.25       98.00     8.005
109-120 ............   203    1,541,492,774     76.1         7,593,560    249,347,368      64.2        1.73       96.14     6.818
121-132 ............     1       62,936,317      3.1        62,936,317     62,936,317      61.7        1.80       95.74     5.920
133-144 ............     1        3,992,223      0.2         3,992,223      3,992,223      72.3        1.39      100.00     7.260
169-180 ............    13       50,793,901      2.5         3,907,223     10,566,533      71.6        1.39       96.25     7.072
181-192 ............     1          745,925       *            745,925        745,925      67.8        1.26      100.00     7.500
205-216 ............     1       10,377,575      0.5        10,377,575     10,377,575       NAP         NAP      100.00     8.940
217-228 ............     1        1,278,688      0.1         1,278,688      1,278,688       NAP         NAP      100.00     7.050
229-240 ............    33       97,873,438      4.8         2,965,682      8,471,798      74.3        1.43       98.85     7.050
289-300 ............     1        6,585,686      0.3         6,585,686      6,585,686      62.1        1.41      100.00     7.830
---------------------  ---   --------------    -----       -----------   ------------      ----        ----      ------     -----
Total/Avg/Wtd. Avg.:   285   $2,025,590,706    100.0%      $ 7,107,336   $249,347,368      65.7%       1.67x      96.16%    6.840%
=====================  ===   ==============    =====       ===========   ============      ====        ====      ======     =====

Weighted Average Original Term to Maturity: 123 months

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 3.89% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

* Denotes a percentage less than 0.05% but greater than 0.0%

                                 AGGREGATE POOL
                           REMAINING TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

Range of Original              Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Terms to Maturity    Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    (months)        of Loans  Date Balance      Balance       Balance      Balance        LTV(1)      DSCR(1)    Rate(2)    Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
49-60 ...............    9   $   56,669,159       2.8%     $ 6,296,573   $ 17,689,266      73.0%       1.38x      92.46%    6.881%
73-96 ...............   19      181,263,486       8.9        9,540,183     47,643,694      73.5        1.39       95.51     6.905
97-108 ..............    3       16,741,076       0.8        5,580,359      7,366,676      75.9        1.28       96.95     7.828
109-120 .............  203    1,599,269,551      79.0        7,878,175    249,347,368      64.1        1.73       96.12     6.781
133-144 .............    1        3,992,223       0.2        3,992,223      3,992,223      72.3        1.39      100.00     7.260
169-180 .............   13       50,793,901       2.5        3,907,223     10,566,533      71.6        1.39       96.25     7.072
181-192 .............    1          745,925        *           745,925        745,925      67.8        1.26      100.00     7.500
205-216 .............    2       11,656,263       0.6        5,828,131     10,377,575       NAP         NAP      100.00     8.733
229-240 .............   33       97,873,438       4.8        2,965,862      8,471,798      74.3        1.43       98.85     7.050
289-300 .............    1        6,585,686       0.3        6,585,686      6,585,686      62.1        1.41      100.00     7.830
---------------------  ---   --------------     -----      -----------   ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  285   $2,025,590,706     100.0%     $ 7,107,336   $249,347,368      65.7%       1.67x      96.16%    6.840%
=====================  ===   ==============     =====      ===========   ============      ====        ====      ======     =====

Weighted Average Remaining Term to Maturity: 121 months

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 3.89% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

* Denotes a percentage less than 0.O5% but greater than 0.0%

                                 AGGREGATE POOL
                             CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)

                                                Aggregate    % by Aggregate    Average       Highest       Wtd. Avg.   Wtd. Avg.
                                      Number     Cut-off      Cut-off Date  Cut-off Date   Cut-off Date  Cut-off Date   UW NCF
Range of Cut-off Date Balances ($)   of Loans  Date Balance      Balance       Balance       Balance        LTV(1)      DSCR(1)
-----------------------------------  --------  ------------  -------------- ------------   ------------  ------------  ---------
          0.01 -   2,000,000.00          68   $  101,084,175        5.0%    $  1,486,532   $  1,998,922      70.5%       1.44x
  2,000,000.01 -   4,000,000.00         110      320,064,653       15.8        2,909,679      3,995,822      73.0        1.41
  4,000,000.01 -   6,000,000.00          48      242,077,283       12.0        5,043,277      6,000,000      73.4        1.41
  6,000,000.01 -   8,000,000.00          18      126,443,884        6.2        7,024,660      7,991,787      72.6        1.43
  8,000,000.01 -  10,000,000.00          10       88,116,886        4.4        8,811,689      9,794,148      77.8        1.34
 10,000,000.01 -  15,000,000.00          13      159,057,621        7.9       12,235,202     15,000,000      74.9        1.36
 15,000,000.01 -  20,000,000.00           7      121,862,121        6.0       17,408,874     18,480,470      71.6        1.36
 20,000,000.01 -  30,000,000.00           2       50,466,079        2.5       25,233,040     27,481,479      56.6        1.76
 30,000.000.01 -  40,000,000.00           1       30,818,758        1.5       30,818,758     30,818,758      66.3        1.47
 40,000,000.01 -  50,000,000.00           2       93,515,560        4.6       46,757,780     47,643,694      72.7        1.42
 50,000,000.01 -  60,000,000.00           1       54,600,000        2.7       54,600,000     54,600,000      51.5        2.74
 60,000,000.01 -  70,000,000.00           2      131,936,317        6.5       65,968,159     69,000,000      61.2        1.77
110,000,000.01 - 112,000,000.00           1      111,200,000        5.5      111,200,000    111,200,000      47.3        2.35
144,000,000.01 - 248,000,000.00           1      145,000,000        7.2      145,000,000    145,000,000      58.0        1.73
248,000,000.0l>=                          1      249,347,368       12.3      249,347,368    249,347,368      49.9        2.34
-----------------------------------     ---   --------------      -----     ------------   ------------      ----        ----
          Total/Avg./Wtd. Avg.:         285   $2,025,590,706      100.0%    $  7,107,336   $249,347,368      65.7%       1.67x
===================================     ===   ==============      =====     ============   ============      ====        ====

                                        Wtd. Avg.     Wtd. Avg.
                                        Occupancy     Mortgage
Range of Cut-off Date Balances ($)       Rate(2)       Rate
-----------------------------------     ---------     ---------
          0.01 -   2,000,000.00           97.36%        7.090%
  2,000,000.01 -   4,000,000.00           97.18         7.065
  4,000,000.01 -   6,000,000.00           96.74         6.998
  6,000,000.01 -   8,000,000.00           95.97         7.041
  8,000,000.01 -  10,000,000.00           95.27         7.020
 10,000,000.01 -  15,000,000.00           95.73         7.178
 15,000,000.01 -  20,000,000.00           93.46         7.104
 20,000,000.01 -  30,000,000.00           88.84         6.759
 30,000.000.01 -  40,000,000.00             NAP         7.875
 40,000,000.01 -  50,000,000.00           95.30         6.849
 50,000,000.01 -  60,000,000.00           98.40         6.360
 60,000,000.01 -  70,000,000.00           97.07         6.234
110,000,000.01 - 112,000,000.00           93.99         6.610
144,000,000.01 - 248,000,000.00           98.47         6.750
248,000,000.0l>=                            NAP         6.250
-----------------------------------      ------         -----
          Total/Avg./Wtd. Avg.:           96.16%        6.840%
===================================      ======         =====

Weighted Average Maturity Date Balance: $7,107,335.81

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 3.89% of the Initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

                                 AGGREGATE POOL
                          REMAINING AMORTIZATION TERMS
        (ALL MORTGAGE LOANS OTHER THAN INTEREST-ONLY MORTGAGE LOANS (1))

Range of Remaining             Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Amortization Terms   Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    (months)        of Loans  Date Balance      Balance       Balance      Balance        LTV(1)      DSCR(1)    Rate(2)    Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
170-181 .........        7   $   18,271,038       0.9%     $ 2,610,148   $  3,650,000      35.4%       2.14x      95.56%     7.012%
182-193 .........        2        4,878,407       0.2        2,439,203      4,132,482      67.8        1.26      100.00      6.729
206-217 .........        1        2,640,770       0.1        2,640,770      2,640,770       NAP         NAP      100.00      6.650
230-241 .........       20       47,536,069       2.4        2,376,803      4,985,461      73.2        1.35       98.42      6.962
254-265 .........        1        1,278,688       0.1        1,278,688      1,278,688       NAP         NAP      100.00      7.050
266-277 .........        5       27,821,235       1.4        5,564,247     10,377,575       NAP         NAP      100.00      7.524
278-289 .........        2        4,872,820       0.2        2,436,410      2,970,449       NAP         NAP      100.00      7.485
290-301 .........       58      621,920,820      31.6       10,722,773    249,347,368      57.8        1.96       95.57      6.715
314-325 .........        3        7,221,453       0.4        2,407,151      3,347,172      75.7        1.32      100.00      7.155
326-349 .........        4       20,827,319       1.1        5,206,830      7,366,676      75.6        1.28       96.84      7.691
350 >= ..........      181    1,213,722,087      61.6        6,705,647    145,000,000      70.3        1.48       95.94      6.884
---------------------  ---   --------------     -----      -----------   ------------      ----        ----      ------      -----
Total/Avg./Wtd. Avg.:  284   $1,970,990,706     100.0%     $ 6,940,108   $249,347,368      66.1%       1.64x      96.08%     6.853%
=====================  ===   ==============     =====      ===========   ============      ====        ====      ======      =====

Weighted Average Remaining Amortization Term: 332 months

----------
(1) Refers to Mortgage Loans that have payments of Interest-only to maturity or ARD.

(2) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 3.89% of the Initial Pool Balance.

(3) Occupancy Rates are calculated without reference to hospitality properties.

                                 AGGREGATE POOL
                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)

                               Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
   Amortization      Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
      Types         of Loans  Date Balance      Balance       Balance      Balance        LTV(1)      DSCR(1)    Rate(2)    Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
Balloon .............  252   $1,256,189,168     62.0%      $ 4,984,878   $ 62,936,317      72.2%       1.43x     95.59%     7.006%
ARD .................   11      712,163,637     35.2        64,742,149    249,347,368      54.7        2.08      97.15      6.526
Fully Amortizing ....   22       57,237,902      2.8         2,601,723      6,585,686      60.3        1.54      99.79      7.091
---------------------  ---   --------------    -----       -----------   ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  285   $2,025,590,706      100%      $ 7,107,336   $249,347,368      65.7%       1.67x     96.16%     6.840%
=====================  ===   ==============    =====       ===========   ============      ====        ====      ======     =====

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 3.89% of the initial Pool Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

                                 AGGREGATE POOL
                                 OCCUPANCY RATES
      (ALL MORTGAGE LOANS OTHER THAN THOSE SECURED BY HOSPITALITY PROPERTY)

                                  Aggregate     % by Aggregate      Average        Highest       Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
Range of Occupancy     Number      Cut-off       Cut-off Date     Cut-off Date   Cut-off Date   Cut-off Date   UW NCF      Mortgage
    Rates (%)         of Loans   Date Balance      Balance          Balance        Balance         LTV(1)      DSCR(1)       Rate
------------------    --------   ------------   --------------    ------------   ------------   ------------   ---------   ---------
70.01-75.00 .........     2     $    3,482,183       0.2%         $  1,741,092   $   2,186,160      42.0%       1.72x       6.994%
75.01-80.00 .........     1          4,596,530       0.3             4,596,530       4,596,530      61.3        1.48        6.350
80.01-85.00 .........     3         28,259,506       1.7             9,419,835      17,689,266      71.9        1.34        7.192
85.01-90.00 .........    16        110,328,667       6.6             6,895,542      27,481,479      66.8        1.52        6.920
90.01-95.00 .........    51        397,574,682       23.9            7,795,582     111,200,000      67.6        1.65        6.902
95.01 >= ............   196      1,118,776,822       67.3            5,708,045     145,000,000      68.5        1.56        6.881
---------------------   ---     --------------      -----          -----------    ------------      ----        ----        -----
Total/Avg./Wtd. Avg.:   269     $1,663,018,391      100.0%         $ 6,182,225    $145,000,000      68.2%       1.57x       6.892%
=====================   ===     ==============      =====          ===========    ============      ====        ====        =====

Weighted Average Occupancy Rate: 96.16%

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 3.89% of the initial Pool Balance.

                                     GROUP 1
                          MORTGAGE PROPERTIES BY STATE

                                                Aggregate         % by Aggregate
                            Number of          Cut-off Date         Cut-off Date
State                         Loans              Balance              Balance
--------------------        ---------        --------------       --------------
CA .................            29           $  378,218,811             22.0%
NY .................            32              199,911,508             11.6
IL .................            27              191,465,787             11.2
TX .................            25              188,414,822             11.0
FL .................            25              153,382,215              8.9
VA .................            19               68,016,326              4.0
AL .................             4               61,478,266              3.6
PA .................             6               55,107,724              3.2
WA .................             7               47,044,752              2.7
NC .................            14               43,317,883              2.5
GA .................             9               42,888,913              2.5
AZ .................             9               42,447,094              2.5
TN .................             6               41,301,338              2.4
CT .................             6               30,687,623              1.8
CO .................             6               20,767,769              1.2
IN .................             6               19,099,717              1.1
MD .................             5               18,786,383              1.1
MI .................             3               17,521,359              1.0
MN .................             2               14,081,430              0.8
WI .................             3               13,996,449              0.8
MA .................             4               11,229,214              0.7
NJ .................             3                8,948,645              0.5
OH .................             2                8,483,107              0.5
NV .................             3                8,333,614              0.5
PR .................             1                5,600,000              0.3
OR .................             1                4,086,243              0.2
SC .................             2                3,198,553              0.2
LA .................             1                2,625,000              0.2
MS .................             1                2,593,980              0.2
KS .................             1                2,500,000              0.1
RI .................             1                2,495,230              0.1
ND .................             1                2,494,604              0.1
MO .................             1                2,048,757              0.1
KY .................             1                1,771,992              0.1
WY .................             1                1,399,225              0.1
OK .................             1                  745,925               *
                               ---           --------------            ------
Total ..............           268           $1,716,490,256            100.00%
====================           ===           ==============            ======

* Denotes a percentage less than 0.05% but greater than 0.0%

                                     GROUP 1
                         MORTGAGE LOANS BY PROPERTY TYPE

                               Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
                     Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
 Property Type      of Loans  Date Balance      Balance       Balance      Balance        LTV(1)       DSCR      Rate(2)    Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
Retail .............   108   $  812,726,976      47.3%     $  7,525,250  $145,000,000      66.3%       1.62x      97.00%    6.825%
Hotel ..............    16      362,572,315      21.1        22,660,770   249,347,368      54.9        2.09         NAP     6.598
Office .............    44      191,679,298      11.2         4,356,348    17,689,266      72.6        1.36       96.50     7.130
Office/Industrial ..     1      111,200,000       6.5       111,200,000   111,200,000      47.3        2.35       93.99     6.610
CTL ................    26       78,758,016       4.6         3,029,154    10,377,575       NAP         NAP      100.00     7.145
Industrial/W'hse ...    16       67,464,779       3.9         4,216,549    13,963,957      72.4        1.37       96.00     7.093
Multifamily ........     8       54,213,843       3.2         6,776,730    22,984,600      61.3        1.64       94.62     6.730
Self Storage .......     5       15,393,022       0.9         3,078,604     5,886,611      69.2        1.51       95.55     7.130
Health Care ........     1       14,138,000       0.8        14,138,000    14,138,000      74.8        1.37       90.80     7.150
Mobile Home Park ...     3        5,107,564       0.3         1,702,521     2,514,914      76.1        1.32       90.87     7.107
Parking Garage .....     1        3,236,444       0.2         3,236,444     3,236,444      51.4        1.49       94.07     7.260
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  229   $1,716,490,256     100.0%     $  7,495,591  $249,347,368      63.4%       1.73x      96.60%    6.827%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 4.59% of the Group 1 Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

                                     GROUP 1
                             CUT-OFF DATE DSC RATIO
             (GROUP 1 MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

Range of Cut-off               Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Date DSC Ratios      Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
      (x)           of Loans  Date Balance      Balance       Balance      Balance        LTV(1)       DSCR       Rate       Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
1.21-1.25 ...........    3   $   16,291,574       1.0%     $  5,430,525  $  7,991,787      75.1%       1.24x      95.87%    7.237%
1.26-1.30 ...........   24      100,986,431       6.2         4,207,768    11,492,142      74.8        1.28       98.35     7.171
1.31-1.35 ...........   47      233,903,309      14.3         4,976,666    17,689,266      74.3        1.33       95.93     7.110
1.36-1.40 ...........   36      155,291,581       9.5         4,313,655    15,150,000      74.3        1.37       96.26     7.151
1.41-1.45 ...........   28       86,513,678       5.3         3,089,774     6,585,686      70.7        1.42       98.12     7.197
1.46-1.50 ...........   29      191,004,873      11.7         6,586,375    47,643,694      69.2        1.47       95.66     7.120
1.51-1.55 ...........   10       38,970,237       2.4         3,897,024     8,471,798      70.5        1.52       96.48     7.150
1.56-1.60 ...........    9       57,460,676       3.5         6,384,520    22,984,600      60.3        1.57       93.28     6.832
1.61-1.65 ...........    2        4,576,523       0.3         2,288,261     2,395,067      71.5        1.61       96.40     6.826
1.66-1.70 ...........    1        4,939,533       0.3         4,939,533     4,939,533      74.8        1.68         NAP     7.410
1.71-1.75 ...........    3      220,485,303      13.5        73,495,101   145,000,000      59.0        1.74       98.41     6.687
1.76-1.80 ...........    1       62,936,317       3.8        62,936,317    62,936,317      61.7        1.80       95.74     5.920
1.86-1.90 ...........    2        4,184,189       0.3         2,092,095     2,186,160      40.9        1.87       85.98     6.978
1.91-1.95 ...........    1       27,481,479       1.7        27,481,479    27,481,479      57.3        1.92       88.20     6.750
2.06-2.10 ...........    1        7,481,918       0.5         7,481,918     7,481,918      52.0        2.08      100.00     6.420
2.11-2.20 ...........    1        3,400,000       0.2         3,400,000     3,400,000      40.0        2.15         NAP     7.050
2.31-2.50 ...........    3      365,535,313      22.3       121,845,104   249,347,368      49.0        2.34       94.25     6.362
2.51-3.00 ...........    1       54,600,000       3.3        54,600,000    54,600,000      51.5        2.74       98.40     6.360
3.01-3.60 ...........    1        1,689,305       0.1         1,689,305     1,689,305      18.0        3.59      100.00     6.730
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  203   $1,637,732,241     100.0%     $  8,067,647  $249,347,368      63.4%       1.73x      96.39%    6.811%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average UW NCF DSCR: 1.73x

----------
(1) Occupancy Rates are calculated without reference to hospitality properties.

                                     GROUP 1
                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
           (ALL GROUP 1 MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

 Range of Cut-off              Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Date Loan-to-Value   Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    Ratios (%)      of Loans  Date Balance      Balance       Balance      Balance          LTV        DSCR      Rate(1)     Rate
------------------  --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
15.00-19.99 .........    1   $    1,689,305       0.1%     $  1,689,305  $  1,689,305      18.0%       3.59x     100.00%    6.730%
25.00-29.99 .........    1        2,186,160       0.1         2,186,160     2,186,160      25.1        1.86       75.00     6.730
40.00-44.99 .........    2        8,387,945       0.5         4,193,973     4,987,945      41.6        2.29      100.00     6.675
45.00-49.99 .........    3      363,230,821      22.2       121,076,940   249,347,368      49.1        2.34       94.03     6.367
50.00-54.99 .........    4       66,816,250       4.1        16,704,063    54,600,000      51.6        2.57       98.41     6.427
55.00-59.99 .........    8      222,556,269      13.6        27,819,534   145,000,000      57.5        1.72       95.92     6.779
60.00-64.99 .........   12      173,514,880      10.6        14,459,573    69,000,000      61.7        1.71       96.71     6.447
65.00-69.99 .........   26      174,422,174      10.7         6,708,545    47,643,694      67.4        1.44       96.95     7.188
70.00-74.99 .........   99      382,818,233      23.4         3,866,851    17,689,266      73.4        1.39       96.12     7.150
75.00-79.99 .........   46      239,910,203      14.6         5,215,439    17,510,145      77.6        1.34       97.31     7.071
80.00-84.99 .........    1        2,200,000       0.1         2,200,000     2,200,000      80.0        1.28      100.00     7.250
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  203   $1,637,732,241     100.0%     $  8,067,647  $249,347,368      63.4%       1.73x      96.39%    6.811%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average Cut-off Date LTV Ratio: 63.42%

----------
(1) Occupancy Rates are calculated without reference to hospitality properties.

                                     GROUP 1
                           MATURITY DATE LOAN-TO-VALUE
        (ALL GROUP 1 BALLOON AND ARD LOANS OTHER THAN CREDIT LEASE LOANS)

 Range of Maturity             Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Date Loan-to-Value   Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    Ratios (%)      of Loans  Date Balance      Balance       Balance      Balance          LTV        DSCR      Rate(1)     Rate
------------------  --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
=< 14.99 ............    2   $    3,875,465       0.2%     $  1,937,732  $  2,186,160      22.0%       2.62x      85.90%    6.730%
35.00- 39.99 ........    2      254,335,313      15.7       127,167,657   249,347,368      49.7        2.34      100.00     6.253
40.00 - 44.99 .......    7      146,544,881       9.1        20,934,983   111,200,000      49.7        2.18       94.63     6.668
45.00 -   49.99 .....   17      104,697,854       6.5         6,158,697    27,481,479      64.4        1.57       92.32     7.014
50.00-    54.99 .....   15      345,032,961      21.3        23,002,197   145,000,000      59.5        1.84       97.39     6.688
55.00 -   59.99 .....   26      160,258,554       9.9         6,163,791    69,000,000      65.7        1.54       96.29     6.847
60.00 -   64.99 .....   56      229,824,333      14.2         4,104,006    47,643,694      72.0        1.41       98.12     7.045
65.00 -   69.99 .....   64      343,146,670      21.2         5,361,667    17,689,266      75.7        1.36       96.33     7.116
70.00 -   74.99 .....    7       29,243,039       1.8         4,177,577    10,178,868      76.7        1.38       96.39     7.114
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  196   $1,616,959,070     100.0%     $  8,249,791  $249,347,368      63.5%       1.73x      96.35%    6.804%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average Maturity Date LTV Ratio: 54.24%.

----------
(1) Occupancy Rates are calculated without reference to hospitality properties.

                                     GROUP I
                                 MORTGAGE RATES

                               Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Range of Mortgage    Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    Rates (%)       of Loans  Date Balance      Balance       Balance      Balance        LTV(1)      DSCR(1)    Rate(2)     Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
   =< 6.499 .........   11   $  400,414,679      23.3%     $ 36,401,334  $249,347,368      52.9%       2.26x      96.89%    6.218%
6.500-6.749 .........   20      253,684,454      14.8        12,684,223   111,200,000      55.8        2.01       96.29     6.601
6.750-6.999 .........   39      402,786,081      23.5        10,327,848   145,000,000      64.0        1.58       96.84     6.814
7.000-7.249 .........  101      391,273,772      22.8         3,873,998    17,689,266      73.0        1.38       95.86     7.109
7.250-7.499 .........   37      143,217,331       8.3         3,870,739    17,510,145      72.7        1.39       97.96     7.303
7.500-7.749 .........   12       56,045,385       3.3         4,670,449    15,150,000      72.6        1.42       96.39     7.598
7.750-7.999 .........    7       51,324.303       3.0         7,332,043    30,818,758      68.0        1.42       98.06     7.856
8.000-8.249 .........    1        7,366,676       0.4         7,366,676     7,366,676      72.6        1.27       98.00     8.100
8.750-8.999 .........    1       10,377,575       0.6        10,377,575    10,377,575       NAP         NAP      100.00     8.940
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  229   $1,716,490,256     100.0%     $  7,495,591  $249,347,368      63.4%       1.73x      96.60%    6.827%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average Mortgage Rate: 6.827%

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 4.59% of the Initial Group 1 Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

                                     GROUP 1
                            ORIGINAL TERM TO MATURITY

Range of Original              Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Term to Maturity     Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    (months)        of Loans  Date Balance      Balance       Balance      Balance        LTV(1)      DSCR(1)    Rate(2)     Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
49-60 ...............    7   $   50,180,847       2.9%     $  7,168,692  $ 17,689,266      72.7%       1.39x      91.88%    6.877%
73-96 ...............   12      103,378,205       6.0         8,614,850    47,643,694      70.0        1.43       98.69     6.878
97-108 ..............    2       11,581,535       0.7         5,790,768     7,366,676      74.3        1.25       98.00     8.005
109-120 .............  158    1,324,413,981      77.2         8,382,367   249,347,368      62.0        1.79       96.32     6 806
121-132 .............    1       62,936,317       3.7        62,936,317    62,936,317      61.7        1.80       95.74     5.920
133-144 .............    1        3,992,223       0.2         3,992,223     3,992,223      72.3        1.39      100.00     7.260
169-180 .............   11       43,145,837       2.5         3,922,349    10,566,533      69.8        1.42       98.02     7.058
181-192 .............    1          745,925        *            745,925       745,925      67.8        1.26      100.00     7.500
205-216 .............    1       10,377,575       0.6        10,377,575    10,377,575       NAP         NAP      100.00     8.940
217-228 .............    1        1,278,688       0.1         1,278,688     1,278,688       NAP         NAP      100.00     7.050
229-240 .............   33       97,873,438       5.7         2,965,862     8,471,798      74.3        1.43       98.85     7.050
289-300 .............    1        6,585,686       0.4         6,585,686     6,585,686      62.1        1.41      100.00     7.830
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  229   $1,716,490,256     100.0%     $  7,495,591  $249,347,368      63.4%       1.73x      96.60%    6.827%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average Original Term to Maturity: 125 months

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 4.59% of the Group 1 Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

* Denotes a Percentage less than 0.05% but greater than 0.0%

                                     GROUP 1
                           REMAINING TERM TO MATURITY

Range of Remaining             Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Term to Maturity     Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    (months)        of Loans  Date Balance      Balance       Balance      Balance        LTV(1)      DSCR(1)    Rate(2)     Rate
------------------  --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
49-60 ...............    7   $   50,180,847       2.9%     $  7,168,692  $ 17,689,266      72.7%       1.39x      91.88%    6.877%
73-96 ...............   12      103,378,205       6.0         8,614,850    47,643,694      70.0        1.43       98.69     6.878
97-108 ..............    2       11,581,535       0.7         5,790,768     7,366,676      74.3        1.25       98.00     8.005
109-120 .............  159    1,387,350,298      80.8         8,725,474   249,347,368      62.0        1.79       96.28     6.766
133-144 .............    1        3,992,223       0.2         3,992,223     3,992,223      72.3        1.39      100.00     7.260
169-180 .............   11       43,145,837       2.5         3,922,349    10,566,533      69.8        1.42       98.02     7.058
181-192 .............    1          745,925        *            745,925       745,925      67.8        1.26      100.00     7.500
205-216 .............    2       11,656,263       0.7         5,828,131    10,377,575       NAP         NAP      100.00     8.733
229-240 .............   33       97,873,438       5.7         2,965,862     8,471,798      74.3        1.43       98.85     7.050
289-300 .............    1        6,585,686       0.4         6,585,686     6,585,686      62.1        1.41      100.00     7.830
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  229   $1,716,490,256     100.0%     $  7,495,591  $249,347,368      63.4%       1.73x      96.60%    6.827%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average Remaining Term to Maturity: 123 months.

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 4.59% of the initial Group 1 Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

* Denotes a percentage less than 0.05% but greater than 0.0%

                                     GROUP 1
                              CUT-OFF DATE BALANCES

                                                Aggregate    % by Aggregate    Average       Highest       Wtd. Avg.   Wtd. Avg,
                                      Number     Cut-off      Cut-off Date  Cut-off Date   Cut-off Date  Cut-off Date   UW NCF
Range of Cut-off Date Balances ($)   of Loans  Date Balance      Balance       Balance       Balance        LTV(1)      DSCR(1)
-----------------------------------  --------  ------------  -------------- ------------   ------------  ------------  ---------
          0.01-  2,000,000.00 .....      60   $   88,856,135        5.2%    $  1,480,936   $  1,998,922      69.7%       1.45x
  2,000,000.01-  4,000,000.00 .....      87      253,569,655       14.8        2,914,594      3,995,822      72.0        1.42
  4,000,000.01-  6,000,000.00 .....      37      188,883,256       11.0        5,104,953      6,000,000      72.0        1.43
  6,000,000.01-  8,000,000.00 .....      13       90,726,130        5.3        6,978,933      7,991,787      71.6        1.43
  8,000,000.01- 10,000,000.00 .....       5       42,009,026        2.4        8,401,805      8,587,890      76.1        1.39
 10,000,000.01- 15,000,000.00 .....      12      145,378,067        8.5       12,114,839     15,000,000      74.4        1.35
 15,000,000.01- 20,000,000.00 .....       5       86,055,769        5.0       17,211,154     18,480,470      68.4        1.39
 20,000,000.01- 30,000,000.00 .....       2       50,466,079        2.9       25,233,040     27,481,479      56.6        1.76
 30,000,000.01- 40,000,000.00 .....       1       30,818,758        1.8       30,818,758     30,818,758      66.3        1.47
 40,000,000.01- 50,000,000.00 .....       1       47,643,694        2.8       47,643,694     47,643,694      67.1        1.48
 50,000,000.01- 60,000,000.00 .....       1       54,600,000        3.2       54,600,000     54,600,000      51.5        2.74
 60,000,000.01- 70,000,000.00 .....       2      131,936,317        7.7       65,968,159     69,000,000      61.2        1.77
1l0,OOO,000.01-112,000,000.00 .....       1      111,200,000        6.5      111,200,000    111,200,000      47.3        2.35
144,000,000.01-248,000,000.00 .....       1      145,000,000        8.4      145,000,000    145,000,000      58.0        1.73
248,000,000.01>= ..................       1      249,347,368       14.5      249,347,368    249,347,368      49.9        2.34
-----------------------------------     ---   --------------      -----     ------------   ------------      ----        ----
          Total/Avg./Wtd. Avg.:         229   $1,716,490,256      100.0%    $  7,495,591   $249,347,368      63.4%       1.73x
===================================     ===   ==============      =====     ============   ============      ====        ====

                                      Wtd. Avg.     Wtd. Avg.
                                      Occupancy     Mortgage
Range of Cut-off Date Balances ($)     Rate(2)       Rate
-----------------------------------   ---------     ---------
          0.01-  2,000,000.00 .....    97.82%         7.107%
  2,000,000.01-  4,000,000.00 .....    97.69          7.103
  4,000,000.01-  6,000,000.00 .....    96.97          7.026
  6,000,000.01-  8,000,000.00 .....    97.21          7.104
  8,000,000.01- 10,000,000.00 .....    97.37          7.O7O
 10,000,000.01- 15,000,000.00 .....    95.75          7.206
 15,000,000.01- 20,000,000.00 .....    93.17          7.201
 20,000,000.01- 30,000,000.00 .....    88.84          6.759
 30,000,000.01- 40,000,000.00 .....      NAP          7.875
 40,000,000.01- 50,000,000.00 .....    98.48          6.790
 50,000,000.01- 60,000,000.00 .....    98.40          6.360
 60,000,000.01- 70,000,000.00 .....    97.07          6.234
1l0,OOO,000.01-112,000,000.00 .....    93.99          6.610
144,000,000.01-248,000,000.00 .....    98.47          6.750
248,000,000.01>= ..................      NAP          6.250
-----------------------------------    -----          -----
          Total/Avg./Wtd. Avg.:        96.60%         6.827%
===================================    =====          =====

Average Cut-Off Date Balance: $ 7,495,590.64.

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 4.59% of the Group 1 Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

                                     GROUP 1
                          REMAINING AMORTIZATION TERMS
    (ALL GROUP 1 MORTGAGE LOANS OTHER THAN INTEREST-ONLY MORTGAGE LOANS (1))

Range of Remaining             Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Amortization Terms   Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    (months)        of Loans  Date Balance      Balance       Balance      Balance        LTV(2)      DSCR(2)    Rate(3)     Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
170-181 .............    7   $   18,271,038       1.1%     $  2,610,148  $  3,650,000      35.4%       2.14x      95.56%    7.012%
182-193 .............    2        4,878,407       0.3         2,439.203     4,132,482      67.8        1.26      100.00     6.729
206-217 .............    1        2,640,770       0.2         2,640,770     2,640,770       NAP         NAP      100.00     6.650
230-241 .............   19       44,54l,323       2.7         2,344,280     4,985,461      72.1        1.36       98.38     6.966
254-265 .............    1        1,278,688       0.1         1,278,688     1,278,688       NAP         NAP      100.00     7.050
266-277 .............    5       27,821,235       1.7         5,564,247    10,377,575       NAP         NAP      100.00     7.524
278-289 .............    2        4,872,820       0.3         2,436,410     2,970,449       NAP         NAP      100.00     7.485
290-301 .............   49      591,705,351      35.6        12,075,619   249,347,368      56.8        1.99       95.82     6.697
314-325 .............    3        7,221,453       0.4         2,407,151     3,347,172      75.7        1.32      100.00     7.155
326-349 .............    3       15,667,779       0.9         5,222,593     7,366,676      74.3        1.27       97.58     7.777
350 >= ..............  136      942,991,392      56.7         6,933,760   145,000,000      68.1        1.52       96.43     6.883
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  228   $1,661,890,256     100.0%     $  7,288,992  $249,347,368      63.8%       1.70x      96.53%    6.842%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average Remaining Amortization Term: 329 months

----------
(1) Refers to Mortgage Loans that have payments of interest-only to maturity or ARD.

(2) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 4.59% of the Initial Group 1 Balance.

(3) Occupancy Rates are calculated without reference to hospitality properties.

                                     GROUP I
                               AMORTIZATION TYPES

                               Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
  Amortization       Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
     Types          of Loans  Date Balance      Balance       Balance      Balance        LTV(1)      DSCR(1)    Rate(2)     Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
Balloon .............  197   $  951,457,976      55.4%     $  4,829,736  $ 62,936,317      70.4%       1.46x     96.08%     7.036%
ARD .................   10      707,794,378      41.2        70,779,438   249,347,368      54.6        2.09      97.18      6.524
Fully Amortizing ....   22       57,237,902       3.3         2,601,723     6,585,686      60.3        1.54      99.79      7.091
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:  229   $1,716,490,256     100.0%     $  7,495,591  $249,347,368      63.4%       1.73x     96.60%     6.827%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 4.59% of the Initial Group 1 Balance.

(2) Occupancy Rates are calculated without reference to hospitality properties.

                                     GROUP 1
                                 OCCUPANCY RATES
 (ALL GROUP 1 MORTGAGE LOANS OTHER THAN THOSE SECURED BY HOSPITALITY PROPERTIES)

                                  Aggregate     % by Aggregate      Average        Highest       Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
Range of Occupancy     Number      Cut-off       Cut-off Date     Cut-off Date   Cut-off Date   Cut-off Date   UW NCF      Mortgage
    Rates (%)         of Loans   Date Balance      Balance          Balance        Balance         LTV(1)      DSCR(1)       Rate
-----------------     --------   ------------   --------------    ------------   ------------   ------------   ---------   ---------
70.01-75.00 .........     2     $    3,482,183        0.3%       $ 1,741,092     $  2,186.160       42.0%        1.72x       6.994%
75.01-80.00 .........     1          4,596,530        0.3          4,596,530        4,596,530       61.3         1.48        6.350
80.01-85.00 .........     2         22,159,211        1.6         11,079,606       17,689,266       69.7         1.37        7.195
85.01-90.00 .........    11         88,286,959        6.5          8,026,087       27,481,479       63.8         1.57        6.911
90.01-95.00 .........    33        265,290,826       19.6          8,039,116      111,200,000       62.6         1.79        6.892
95.01 >= ............   164        970,102,231       71.7          5,915,258      145,000,000       67.1         1.59        6.880
---------------------   ---     --------------      -----        -----------     ------------       ----         ----        -----
Total/Avg./Wtd. Avg.:   213     $1,353,917,941      100.0%       $ 6,356,422     $145,000,000       65.9%        1.63x       6.888%
=====================   ===     ==============      =====        ===========     ============       ====         ====        =====

Weighted Average Occupancy Rate: 96.60%

----------
(1) The Cut-off Date LTV and UW NCF DSCR information does not reflect the 26 Credit Lease Loans representing 4.59% of the initial Group 1 Balance.

                                     GROUP 2
                          MORTGAGE PROPERTIES BY STATE

                                                Aggregate         % by Aggregate
                            Number of          Cut-off Date         Cut-off Date
State                         Loans              Balance              Balance
--------------------        ---------        --------------       --------------
IN .................            3             $ 55,457,707              17.9%
TX .................           12               45,418,036              14.7
AZ .................            5               24,462,526               7.9
CA .................            5               22,889,422               7.4
PA .................            3               19,271,541               6.2
NV .................            1               18,073,694               5.8
OK .................            1               17,732,659               5.7
GA .................            3               16,677,053               5.4
FL .................            5               14,751,803               4.8
OH .................            4               13,967,637               4.5
NY .................            3               13,182,752               4.3
NC .................            1                9,794,148               3.2
TN .................            1                9,240,421               3.0
MO .................            2                7,982,485               2.6
OR .................            1                5,355,867               1.7
NJ .................            2                4,834,077               1.6
RI .................            4                2,994,746               1.0
SC .................            1                2,921,453               0.9
KS .................            1                2,496,497               0.8
CT .................            1                1,595,926               0.5
                              ---           --------------            ------
Total ..............           59             $309,100,450             100.0%
====================          ===           ==============            ======

                                     GROUP 2
                         MORTGAGE LOANS BY PROPERTY TYPE

                               Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
                     Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
   Property Types   of Loans  Date Balance      Balance       Balance      Balance         LTV         DSCR       Rate       Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
Multifamily .........   56   $  309,100,450     100.0%     $  5,519,651  $ 45,871,866      77.7%       1.35x     94.22%     6.912%
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:   56   $  309,100,450     100.0%     $  5,519,651  $ 45,871,866      77.7%       1.35x     94.22%     6.912%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

                                     GROUP 2
                             CUT-OFF DATE DSC RATIO

Range of Cut-off               Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
 Date DSC Ratios     Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
      (x)           of Loans  Date Balance      Balance       Balance      Balance         LTV         DSCR       Rate       Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
  =< 1.20 ...........    1   $    9,794,148       3.2%     $  9,794,148  $  9,794,148      79.0%       1.20x      87.01%    7.150%
1.21-1.25 ...........    4       11,999,067       3.9         2,999,767     4,369,259      78.3        1.24       95.44     6.979
1.26-1.30 ...........    8       59,869,554      19.4         7,483,694    18,073,694      78.9        1.27       92.93     6.976
1.31-1.35 ...........   19       86,666,542      28.0         4,561,397    17,732,659      78.4        1.33       96.31     6.925
1.36-1.40 ...........   11       87,011,652      28.1         7,910,150    45,871,866      78.1        1.36       93.10     6.873
1.41-1.45 ...........    3       17,789,787       5.8         5,929,929     9,286,153      77.5        1.41       94.07     6.647
1.46-1.50 ...........    3        8,483,020       2.7         2,827,673     4,989,037      76.6        1.48       96.05     6.899
1.51-1.55 ...........    5       13,146,277       4.3         2,629,255     3,673,898      74.2        1.51       95.77     7.076
1.56-1.60 ...........    1        7,345,035       2.4         7,345,035     7,345,035      67.5        1.60       95.96     6.740
1.61-1.65 ...........    1        6,995,368       2.3         6,995,368     6,995,368      70.7        1.65       94.76     6.810
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total                   56   $  309,100,450     100.0%     $  5,519,651  $ 45,871,866      77.7%       1.35x      94.22%    6.912%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average UW NCF DSCR: 1.35x.

                                     GROUP 2
                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

 Range of Cut-off              Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Date Loan-to-Value   Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    Ratios (%)      of Loans  Date Balance      Balance       Balance      Balance         LTV         DSCR       Rate       Rate
------------------  --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
65.00-69.99 .........    3   $   11,889,968       3.8%     $  3,963,323  $  7,345,035      68.1%       1.51x      94.72%    6.738%
70.00-74.99 .........   12       36,592,426      11.8         3,049,369     6,995,368      72.6        1.43       97.09     6.961
75.00-79.99 .........   40      259,070,287      83.8         6,476,757    45,871,866      78.9        1.33       93.78     6.913
80.00-84.99 .........    1        1,547,769       0.5         1,547,769     1,547,769      82.3        1.21       96.88     7.030
---------------------  ---   --------------     -----      ------------  ------------      ----        ----      ------     -----
Total/Avg./Wtd. Avg.:   56   $  309,100,450     100.0%     $  5,519,651  $ 45,871,866      77.7%       1.35x      94.22%    6.912%
=====================  ===   ==============     =====      ============  ============      ====        ====      ======     =====

Weighted Average Cut-off Date LTV: 77.71%

                                     GROUP 2
                            MATURITY DATE LTV RATIOS
                   (ALL MATURITY DATE BALLOON AND ARD LOANS)

Range of Maturity              Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
      Date           Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
  LTV Ratios (%)    of Loans  Date Balance      Balance       Balance      Balance         LTV         DSCR       Rate       Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
50.00-54.99..........    2  $    9,095,040         2.9%     $ 4,547,520  $  6,100,295       79.4%       1.29x    89.35%     7.088%
55.00-59.99..........    6      17,861,889         5.8        2,976,981     7,345,035       70.2        1.48     97.21      6.919
60.00-64.99..........   11      40,650,379        13.2        3,695,489     9,240,421       74.9        1.39     95.35      6.941
65.00-69.99..........   31     163,818,926        53.0        5,284,481    18,073,694       78.7        1.34     95.03      6.863
70.00-74.99..........    5      74,480,967        24.1       14,896,193    45,871,866       78.6        1.33     91.58      6.980
75.00-79.99..........    1       3,193,249         1.0        3,193,249     3,193,249       79.8        1.33     96.88      6.950
---------------------  ---  --------------       -----      -----------  ------------       ----        ----     -----      -----
Total/Avg./Wtd. Avg.:   56  $  309,100,450       100.0%     $ 5,519,651  $ 45,871,866       77.7%       1.35x    94.22%     6.912%
=====================  ===  ==============       =====      ===========  ============       ====        ====     =====      =====

Weighted Average Maturity Date LTV Ratio: 67.84%

                                     GROUP 2
                                 MORTGAGE RATES

                               Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Range of Mortgage    Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    Rates (%)       of Loans  Date Balance      Balance       Balance      Balance         LTV         DSCR       Rate       Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
    =< 6.499.........    4     $12,406,977         4.0%     $ 3,101,744  $  5,355,867       78.3%       1.40x    94.31%     6.356%
6.500- 6.749.........    4      18,139,512         5.9        4,534,878     7,345,035       72.7        1.45     96.85      6.677
6.750- 6.999.........   26     204,460,183        66.1        7,863,853    45,871,866       78.3        1.34     94.15      6.891
7.000- 7.249.........   21      68,934,238        22.3        3,282,583     9,794,148       76.9        1.33     93.71      7.099
7.250- 7.499.........    1       5,159,540         1.7        5,159,540     5,159,540       79.4        1.33     94.60      7.430
---------------------  ---  --------------       -----      -----------  ------------       ----        ----     -----      -----
Total/Avg./Wtd. Avg.:   56    $309,100,450       100.0%     $ 5,519,651  $ 45,871,866       77.7%       1.35x    94.22%     6.912%
=====================  ===  ==============       =====      ===========  ============       ====        ====     ======     =====

Weighted Average Mortgage Rate: 6.912%.

                                     GROUP 2
                            ORIGINAL TERM TO MATURITY

Range of Original              Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Terms to Maturity    Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    (months)        of Loans  Date Balance      Balance       Balance      Balance          LTV        DSCR       Rate       Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
49-60................    2   $   6,488,312         2.1%     $ 3,244,156  $  3,295,063       75.3%       1.34x    96.93%     6.909%
73-96................    7      77,885,281        25.2       11,126,469    45,871,866       78.0        1.34     91.60      6.941
109-120..............   45     217,078,793        70.2        4,823,973    18,073,694       77.6        1.36     95.33      6.894
169-180..............    2       7,648,064         2.5        3,824,032     6,100,295       80.3        1.26     87.09      7.150
---------------------  ---   -------------       -----      -----------  ------------       ----        ----     -----      -----
Total/Avg./Wtd. Avg.:   56   $ 309,100,450       100.0%     $ 5,519,651  $ 45,871,866       77.7%       1.35x    94.22%     6.912%
=====================  ===   =============       =====      ===========  ============       ====        ====     =====      =====

Weighted Average Original Term to Maturity: 111 months

                                     GROUP 2
                           REMAINING TERM TO MATURITY

Range of Remaining             Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
Terms to Maturity    Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
    (months)        of Loans  Date Balance      Balance       Balance      Balance          LTV        DSCR       Rate       Rate
-----------------   --------  ------------  -------------- ------------  ------------  ------------  ---------  ---------  ---------
49-60................    2   $   6,488,312         2.1%     $ 3,244,156  $  3,295,063       75.3%       1.34x    96.93%     6.909%
73-96................    7      77,885,281        25.2       11,126,469    45,871,866       78.0        1.34     91.60      6.941
97-108...............    1       5,159,540         1.7        5,159,540     5,159,540       79.4        1.33     94.60      7.430
109-120..............   44     211,919,253        68.6        4,816,347    18,073,694       77.6        1.36     95.35      6.881
169-180..............    2       7,648,064         2.5        3,824,032     6,100,295       80.3        1.26     87.09      7.150
---------------------  ---   -------------       -----      -----------  ------------       ----        ----     -----      -----
Total/Avg./Wtd. Avg.:   56   $ 309,100,450       100.0%     $ 5,519,651  $ 45,871,866       77.7%       1.35x    94.22%     6.912%
=====================  ===   =============       =====      ===========  ============       ====        ====     =====      =====

Weighted Average Original Term to Maturity: 109 months

                                     GROUP 2
                              CUT-OFF DATE BALANCES

                                           Aggregate    % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.
    Range of Cut-Off Date        Number     Cut-off      Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF
        Balances ($)            of Loans  Date Balance      Balance       Balance      Balance         LTV         DSCR
------------------------------- --------  ------------  -------------- ------------  ------------  ------------  ---------
         0.01- 2,000,000.00....     8     $ 12,228,040       4.0%      $ 1,528,505   $  1,943,385     75.1%       1.35x
 2,000,000.01- 4,000,000.00....    23       66,494,997      21.5         2,891,087      3,894,332     76.6        1.37
 4,000,000.01- 6,000,000.00....    11       53,194,027      17.2         4,835,821      5,587,721     78.0        1.34
 6,000,000.0l- 8,000,000.00....     5       35,717,754      11.6         7,143,551      7,738,378     75.3        1.42
 8,000,000.01-10,000,000.00....     5       46,107,861      14.9         9,221,572      9,794,148     79.3        1.29
10,000,000.01-15,000,000.00....     1       13,679,553       4.4        13,679,553     13,679,553     79.5        1.40
15,000,000.01-20,000,000.00....     2       35,806,353      11.6        17,903,176     18,073,694     79.1        1.30
40,000,000.01-50,000,000.00....     1       45,871,866      14.8        45,871,866     45,871,866     78.5        1.35
-------------------------------   ---     ------------     -----       -----------   ------------     ----        ----
Total/Avg./Wtd. Avg.:              56     $309,100,450     100.0%      $ 5,519,651   $ 45,871,866     77.7%       1.35x
===============================   ===     ============     =====       ===========   ============     ====        ====

                                  Wtd. Avg.  Wtd. Avg.
    Range of Cut-Off Date         Occupancy  Mortgage
        Balances ($)                Rate       Rate
-------------------------------   ---------  ---------
        0.01-  2,000,000.00....     93.99%     6.964%
 2,000,000.01- 4,000,000.00....     95.44      6.919
 4,000,000.01- 6,000,000.00....     95.99      6.898
 6,000,000.0l- 8,000,000.00....     93.05      6.880
 8,000,000.01-10,000,000.00....     93.35      6.975
10,000,000.01-15,000,000.00....     95.61      6.880
15,000,000.01-20,000,000.00....     94.00      6.871
40,000,000.01-50,000,000.00....     92.00      6.910
-------------------------------     -----      -----
Total/Avg./Wtd. Avg.:               94.22%     6.912%
===============================     =====      =====

Average Cut-off Date Balance: $5,519,651

                                     GROUP 2
                          REMAINING AMORTIZATION TERMS

 Range of Remaining             Aggregate   % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
 Amortization Terms   Number     Cut-off     Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
     (months)        of Loans  Date Balance     Balance       Balance      Balance         LTV         DSCR       Rate       Rate
-------------------- --------  ------------ -------------- ------------  ------------  ------------  ---------  ---------  ---------
230-241..............    1      $2,994,746        1.0%      $2,994,746    $2,994,746       78.8%       1.32x    99.00%     6.900%
290-301..............    9      30,215,469        9.8        3,357,274     9,240,421       77.2        1.33     93.67      7.071
326-349..............    1       5,159,540        1.7        5,159,540     5,159,540       79.4        1.33     94.60      7.430
350 >=...............   45     270,730,695       87.6        6,016,238    45,871,866       77.7        1.35     94.22      6.885
---------------------  ---    ------------      -----       ----------   -----------       ----        ----     -----      -----
Total/Avg./Wtd. Avg.:   56    $309,100,450      100.0%      $5,519,651   $45,871,866       77.7%       1.35x    94.22%     6.912%
=====================  ===    ============      =====       ==========   ===========       ====        ====     =====      =====

Weighted Average Remaining Amortization Term: 350 months

                                    GROUP 2
                               AMORTIZATION TYPES

                                Aggregate   % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.  Wtd. Avg.
                      Number     Cut-off     Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Occupancy  Mortgage
   Balloon Types     of Loans  Date Balance     Balance       Balance      Balance         LTV         DSCR       Rate       Rate
-------------------- --------  ------------ -------------- ------------  ------------  ------------  ---------  ---------  ---------
Balloon..............   55    $304,731,191        98.6%      $5,540,567   $45,871,866       77.7%       1.35x    94.23%     6.911%
ARD..................    1       4,369,259         1.4        4,369,259     4,369,259       77.7        1.24     93.51      6.990
---------------------  ---    ------------       -----       ----------   -----------       ----        ----     -----      -----
Total/Avg./Wtd. Avg.:   56    $309,100,450       100.0%      $5,519,651   $45,871,866       77.7%       1.35x    94.22%     6.912%
=====================  ===    ============       =====       ==========   ===========       ====        ====     =====      =====

                                    GROUP 2
                                 OCCUPANCY RATES

                                Aggregate   % by Aggregate    Average      Highest       Wtd. Avg.   Wtd. Avg.  Wtd. Avg.
      Range of        Number     Cut-off     Cut-off Date  Cut-off Date  Cut-off Date  Cut-off Date   UW NCF    Mortgage
 Occupancy Rates (%) of Loans  Date Balance     Balance       Balance      Balance         LTV         DSCR       Rate
-------------------- --------  ------------ -------------- ------------  ------------  ------------  ---------  ---------
80.01-85.00..........    1      $6,100,295         2.0%     $ 6,100,295   $ 6,100,295       79.7%       1.27x     7.180%
85.01-90.00..........    5      22,041,708         7.1        4,408,342     9,794,148       78.6        1.31      6.957
90.01-95.00..........   18     132,283,856        42.8        7,349,103    45,871,866       77.7        1.35      6.921
   95.01>=...........   32     148,674,591        48.1        4,646,081    17,732,659       77.5        1.36      6.887
---------------------  ---    ------------       -----       ----------   -----------       ----        ----      -----
Total/Avg./Wtd. Avg.:   56    $309,100,450       100.0%      $5,519,651   $45,871,866       77.7%       1.35x     6.912%
=====================  ===    ============       =====       ==========   ===========       ====        ====      =====

Weighted Average Occupancy Rate: 94.22%

Lehman Brothers Commercial Mortgage Trust 98 - C4

ITALICS indicate mortgage loans secured by multiple properties.

Control
No.        Group   Property Name                                          Address
====================================================================================================================================
   1         1     TRT Holdings                                           Various
  1a         1     Chicago Office & Retail                                676 North Michigan Avenue
  1b         1     NY                                                     21 East 52nd Street
  1c         1     Irving                                                 221 East Las Colinas
------------------------------------------------------------------------------------------------------------------------------------
  1d         1     Dallas                                                 1590 LBJ Freeway
  1e         1     Houston                                                Four Riverway

   2         1     Mills                                                  NEQ/Interstate 10 and Interstate 15

------------------------------------------------------------------------------------------------------------------------------------
   3         1     Arden II                                               Various
  3a         1     600 Corporate Pointe                                   600 Corporate Pointe
  3b         1     1950 Sawtelle                                          1950 Sawtelle Boulevard
  3c         1     16000 Ventura                                          16000 Ventura Blvd.
  3d         1     Centerpointe La Palma                                  1, 4, 5, 6, 18, 20, 22, 24, 26, 28, 30 Centerpointe Drive
------------------------------------------------------------------------------------------------------------------------------------
  3e         1     Governor Park Plaza                                    6333-6363 Greenwich Drive
  3f         1     Huntington Beach Plaza I & II                          5762 & 5772 Bolsa Avenue
  3g         1     Huntington Commerce Center                             5445 Oceanus Drive and 15121 Graham Street
  3h         1     Poway Industrial                                       13350 Stowe  Drive
  3i         1     Sunset Pointe                                          25129 The Old Road
------------------------------------------------------------------------------------------------------------------------------------
  3j         1     Via Frontera                                           10965-93 Via Frontera
  3k         1     Von Karman Corporate Center                            2121 Alton Parkway & 16969-16715 Von Karman Ave.
  3l         1     Yorba Linda Business Center                            22343-22349 and 22833 La Palma Avenue

   4         1     Fresno                                                 645 Shaw Avenue
------------------------------------------------------------------------------------------------------------------------------------
   5         1     Bayside                                                401 Biscayne Boulevard

   6         1     Inland                                                 Various
  6a         1     Homewood Plaza                                         935 West 175th Street
  6b         1     Oak Forest Commons Shopping Center                     NEC of 159th Street and Central Avenue
------------------------------------------------------------------------------------------------------------------------------------
  6c         1     St. James Crossing Shopping Center                     800-844 East Ogden Avenue
  6d         1     Naper West Plaza                                       SEC of Route 59 and Aurora Avenue
  6e         1     Bergen Plaza                                           7101 10th Street North
  6f         1     Wauconda Shopping Center                               620 West Liberty
  6g         1     Lake Park Plaza                                        4301 Franklin Street (Route 421)
------------------------------------------------------------------------------------------------------------------------------------
  6h         1     Chestnut Court Shopping Center                         7511 Lemont Road
  6i         1     Elmhurst City (City Centre and Ruby's)                 1 City Centre/Ruby's
  6j         1     Western Howard Plaza                                   2341-57 West Howard Street
  6k         1     Wisner/Milwaukee                                       2847-2865 North Milwaukee Avenue
  6l         1     High Point Shopping Center                             SEC of Mineral Point Road and D'Onofrio Drive
------------------------------------------------------------------------------------------------------------------------------------

   7         1     Montgomery Mall                                        South Boulevard (Hwy 82) & McGhee Road
   8         2     Mansards Apartment Community                           1818 Mansard Boulevard
   9         1     Best Western President Hotel                           234 West 48th Street
  10         1     Hundred Oaks Shopping Center                           719 Thompson Lane
------------------------------------------------------------------------------------------------------------------------------------
  11         1     Sterling Apartments                                    1815 John F. Kennedy Boulevard
  12         1     Warwick Hotel                                          401 Lenora Street
  13         2     Avion at Sunrise Mountain Apartments                   6901 E. Lake Mead Boulevard
  14         2     Park at Memorial Apartments                            4201 West Memorial Road
  15         1     Lee Farm Corporate Park                                83 Wooster Heights Road
------------------------------------------------------------------------------------------------------------------------------------
  16         1     Rodin Place                                            2000 Hamilton Street and 2001 Pennsylvania Avenue

  17         1     MacArthur Properties2                                  Various
  17a        1     MacArthur Properties                                   301 East 69th Street
  17b        1     MacArthur Properties                                   233 East 69th Street
------------------------------------------------------------------------------------------------------------------------------------
  17c        1     MacArthur Properties                                   305 East 72nd Street
  17d        1     MacArthur Properties                                   205 East 78th Street
  17e        1     MacArthur Properties                                   125-10 Queens Blvd.

  18         1     University Place                                       3260 & 3300 University Place
------------------------------------------------------------------------------------------------------------------------------------
  19         1     Milburn NYC                                            242 West 76th Street
  21         1     Savannah Square                                        One Savannah Square Drive
  22         1     Winston Salem Industrial                               Various

  23         1     Covington Portfolio                                    Various
------------------------------------------------------------------------------------------------------------------------------------

Control
No.        Group   Property Name                                          Address
====================================================================================================================================
  23a        1     Covington Portfolio - Westgate Shopping Center         556 Blue Ridge Avenue
  23b        1     Covington Portfolio - Rocky Mount                      Pell Avenue (Route 40)
  23c        1     Covington Portfolio - Southgate Shopping Center        Main Street at Griffin Boulevard

  24         2     Glen Hollow Apartments                                 1100 Newportville Road and 1701 Newport Road
------------------------------------------------------------------------------------------------------------------------------------
  25         1     Holiday Office Park                                    Various
  26         1     Gateway Business Center                                1680 Lyell Avenue
  27         1     Motorola                                               5201 Tollview Drive
  28         1     Ellis Building                                         1605 Main Street
  29         1     Super K-Mart                                           1800 West Valencia Road
------------------------------------------------------------------------------------------------------------------------------------
  30         1     Hospital Professional Bldg II                          1585 North Barrington Road
  31         1     Garden Ridge - Stockbridge                             5000 Mount Zion Parkway
  32         1     Jefferson Square                                       4700 42nd Avenue
  33         2     Wellington Farms Apartments                            4700 Twisted Oaks Road
  34         2     Arbor Ridge Apartments                                 330 East Enos Drive
------------------------------------------------------------------------------------------------------------------------------------
  35         2     L'Atriums on the Creek                                 1676 Carter Drive
  36         2     Country Oaks Apartments                                4631 Papermill Road
  37         1     Garden Ridge                                           1287 Central Park Drive
  38         1     Riverwalk Plaza                                        1608 South Federal Highway
  39         1     Pinnacle Center                                        550 Thornton Parkway
------------------------------------------------------------------------------------------------------------------------------------
  40         1     Yaohan Plaza                                           100 East Algonquin Road
  41         1     Fullerton University Shopping Center                   SWC Yorba Linda Boulevard and Placentia Avenue
  42         2     Presidential Estates Apartments                        1808 Century Way

  43         1     5 La-Z-Boy Retail Locations                            Various
------------------------------------------------------------------------------------------------------------------------------------
  43a        1     5 La-Z-Boy Retail Locations                            4515 South Cooper Street
  43b        1     5 La-Z-Boy Retail Locations                            450 East Round Grove Road
  43c        1     5 La-Z-Boy Retail Locations                            8633 Airport Freeway
  43d        1     5 La-Z-Boy Retail Locations                            1708 North Central Expressway
  43e        1     5 La-Z-Boy Retail Locations                            6329-B FM 1960 West
------------------------------------------------------------------------------------------------------------------------------------

  44         2     Promenade Apartments                                   6233 West Thomas Road
  45         1     Miramonte Apartments                                   8025 East Lincoln Drive
  46         2     Ashton Meadows Apartments                              7351 East Speedway Boulevard
  47         1     Sullivan Street                                        97, 107-109, 111, 113, 115, 117 & 119 Sullivan St.
------------------------------------------------------------------------------------------------------------------------------------
  48         1     Market at Cedar Hill Shopping Center                   229-235 FM 1382
  49         2     Grant Village Apartments                               110 Edtim Road, 222 & 300 Grant Boulevard and 101-104
                                                                            Village Drive
  50         1     11 East Adams                                          11 East Adams Street
  51         2     Southgate Towers Apartments                            5303-5305 Northfield Road
  52         1     Chesterfield Meadows Shopping Center                   6401-6501 Centralia Road & 6411-6439 Chesterfield
                                                                            Meadows Road
------------------------------------------------------------------------------------------------------------------------------------
  53         1     Northgate Shopping Center                              Fieldstown Road
  54         1     45 Executive Drive                                     45 Executive Drive
  55         1     Cipriano Square                                        8829 Greenbelt Road
  56         1     Cineplex Multiplex                                     37 Wall Street
  57         1     Black & Decker                                         195 Polk Avenue
------------------------------------------------------------------------------------------------------------------------------------
  58         1     Staten Island Hotel                                    1415 Richmond Avenue
  59         1     Cloverleaf Shopping Center                             3001 South Cannon Boulevard
  60         2     Deer Park Apartments                                   300 Deer Park Drive
  61         1     Kmart Town Center                                      6030-6050 Burke Commons Road
  62         1     Kash and Karry - Tampa                                 4317 Gandy Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  63         1     River Place                                            329 W. 18th Street
  64         1     Security Public Storage                                110 East 25th Street
  65         1     Newcastle Motel                                        1201 Atlantic Avenue
  66         1     Aventura Medical Plaza                                 21150 Biscayne Boulevard
  67         1     Southgate Village Shopping Center                      US Highway 31
------------------------------------------------------------------------------------------------------------------------------------
  68         1     Brewery District Office                                555 & 551 South Front Street, & 111 West Liberty Street
  69         1     Kent Business Center                                   25316-25530 74th Avenue South
  70         1     Villa Maria                                            SWC Route 2 & Clemente Ramirez De Arellano Street
  71         1     Kash and Karry - Hudson                                9017 State Road 52
  72         1     Forest Hill Shopping Center                            6750 Forest Hill Drive
------------------------------------------------------------------------------------------------------------------------------------
  73         2     Wyntree Apartments                                     2203 Plaster Road
  74         1     Keebler Krossing Shopping Center                       1099 Beltline Road
  75         1     Havasu North Shopping Center                           1799 North Kiowa Boulevard North
  76         1     Valencia Entertainment Center                          23460 Cinema Drive
  77         1     444 Saw Mill River Road                                444 Saw Mill River Road
------------------------------------------------------------------------------------------------------------------------------------
  78         2     Twin Lakes Apartments                                  201 Monroe Street
  79         1     Little Prairie Shopping Center                         College Street & Yelm Highway

Control
No.        Group   Property Name                                          Address
====================================================================================================================================
  80         2     JJ Court Apartments                                    900 NE Butler Market Road
  81         1     Citadel                                                8700 East Pinnacle Peak Road
  82         2     Roanoke West Apartments                                4440 Roanoke Parkway
------------------------------------------------------------------------------------------------------------------------------------
  83         1     Foothills Center                                       3930 East Ray Road
  84         1     Ardsley Plaza                                          875 Saw Mill River Road
  85         2     Wyngrove Apartments                                    5100 Welcome All Road
  86         1     450 Village Company                                    446-454 Avenue of the Americas
  87         1     Lone Mountain Plaza Shopping Center                    4810-4860 W. Lone Mountain Road
------------------------------------------------------------------------------------------------------------------------------------
  88         1     Kmart Store No. 4219 - Ashwaubenon, WI                 1109 Lombardi Access Road
  89         1     Holiday Inn Express - Minnetonka                       10985 Red Circle Drive
  90         1     335-355 Franklin Street                                335-355 Franklin Street
  91         2     Fountain Park Apartments                               12525 Kirkwood
  92         2     Brittany Court Apartments                              9000 East Speedway Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  93         1     Sully Square Shopping Center                           13957-13999 Metrotech Drive
  94         1     Capitol View Office Building                           150 West State Street
  95         2     The Oaks Apartments                                    3301 Providence Avenue
  96         1     Hampshire Place                                        7485-7495, 7505, 7511-7527 New Hampshire Avenue
  97         1     Shops at Butler Creek                                  SE/Q of Hwy 41 at Acworth-Due West Rd.
------------------------------------------------------------------------------------------------------------------------------------
  98         1     Mosside Village                                        2644 Mosside Boulevard
  99         1     River North Concourse                                  750 North Orleans Avenue
  100        1     Quality Suites                                         1406 Richmond Road
  101        2     Huntington Pointe Apartments                           6801 Wolflin Avenue
  102        1     St. Lawrence Plaza                                     South Side of State Highway 37, West side of Highway 131
------------------------------------------------------------------------------------------------------------------------------------
  103        1     Days Inn - San Diego                                   3350 Rosecrans Street
  104        2     Beechwood South Apartments                             155 Piccadilly Square

  105        1     Bell Atlantic of Virginia                              Various
 105a        1     Bell Atlantic of Virginia                              3850 Jermantown Road
------------------------------------------------------------------------------------------------------------------------------------
 105b        1     Bell Atlantic of Virginia                              2046 Enfield
 105c        1     Bell Atlantic of Virginia                              5425 Port Royal Road

  106        1     Sunnyslope Shopping Centre                             4555 Liberty Road South
  107        1     Uptown Shopping Center                                 700 Division Street
------------------------------------------------------------------------------------------------------------------------------------
  108        2     Woodman Lassen Apartments                              9933 Woodman Avenue
  109        1     Comfort Inn - Blacksburg                               3075 South Main Street
  110        1     Castle Rockland                                        100 Route 59
  111        1     K-Mart Plaza                                           2600 Yakima Valley Highway
  112        1     Lock It Up - San Jose                                  2170 O'Toole Avenue
------------------------------------------------------------------------------------------------------------------------------------
  113        1     Holiday Inn - Ashland                                  810 England Street
  114        1     Grandland Shopping Center                              18600 Fenkell Avenue
  115        1     North County Plaza                                     2216 & 2224 El Camino Real
  116        1     Christiansburg Hills Plaza Shopping Center             1540 Roanoke Street
  117        2     Forest Village Apartments                              1325-1345 North Forest Road
------------------------------------------------------------------------------------------------------------------------------------
  118        1     Bronxville West                                        42-50 Palmer Ave & 133-147 Parkway (a.k.a. 66 Palmer Ave)
  119        1     Days Inn - Laurel                                      13700 Baltimore Avenue
  120        1     Stratford Executive Park                               555 Lordship Blvd & 150 Long Beach Boulevard
  121        2     Chenault Creek                                         2900 Dilido Road
  122        1     Greenbriar Market Place                                2975 Headland Drive SW
------------------------------------------------------------------------------------------------------------------------------------
  123        2     Alston Arms Apartments                                 10-26 Lehigh Street & 13-31 Newman Street
  124        1     Citi Centre                                            290 NW 165th Street
  125        1     Kmart - La Crosse                                      2415 East State Highway 33
  126        1     Walgreen - Camp Bowie                                  6332 Camp Bowie Boulevard
  127        2     Sun Ridge Apartments                                   4885 North Chestnut Avenue
------------------------------------------------------------------------------------------------------------------------------------
  128        1     410-420 Tarrytown Road                                 410-420 Tarrytown Road
  129        1     New York Plaza                                         1909 & 1915 East Park Row Drive & 1930 Marilyn Road
  130        1     Lake Arbor Shopping Center                             7503-7561 West 80th Avenue
  131        1     Eckerd Drug Store                                      SEC of Thousand Oaks Drive and Jones Maltsberger Road
  132        1     Sleep Inn                                              40 North Front Street
------------------------------------------------------------------------------------------------------------------------------------
  133        1     Hall of Fame Marina                                    515 Seabreeze Boulevard
  134        2     Contemporary Village Apartments                        100 East Glenolden Avenue
  135        1     Commerce Exchange Business Park                        580 Commerce Street
  136        1     428 Tolland Turnpike                                   428 Tolland Road

------------------------------------------------------------------------------------------------------------------------------------
  137        1     Tropicana Center and Flamingo Jones                    Various
 137a        1     Flamingo Jones Shopping Center                         6115 Flamingo Road
 137b        1     Tropicana Lucky Shopping Center                        5955 West Tropicana Avenue

Control
No.        Group   Property Name                                          Address
====================================================================================================================================
  138        2     Cameron Ridge Apartments                               3441 Mira Loma Drive, 3430 & 3440 Virada Road
------------------------------------------------------------------------------------------------------------------------------------
  139        1     Loudon Plaza                                           359 Northern Boulevard
  140        1     Smartpark                                              575 Washington Street
  141        1     One North Penn Office Building                         One North Pennsylvania Avenue
  142        1     Kmart                                                  1801 West Jefferson
  143        1     125 Canal Street                                       125-31 Canal Street
------------------------------------------------------------------------------------------------------------------------------------
  144        1     Alton Circle                                           1751 Homer Adams Parkway
  145        2     Country Club Apartments                                17610 Cali Drive
  146        2     Trailing Vine Place Apartment                          2812 Trailing Vine Road
  147        1     Bayway Shopping Center                                 1141-1211 West NASA Road 1
  148        2     Park Row East Apartments                               3201 E. Park Row
------------------------------------------------------------------------------------------------------------------------------------
  149        1     Thunderbird Square                                     SEC Thunderbird Rd. and 35th Ave.
  150        1     Walgreens                                              8600 US Hwy 80 West (Las Vegas Trail)
  151        1     Sherwood Gardens Apts.                                 2000 New Rodgers Road
  152        1     Star Plaza                                             10055 Slater Avenue
  153        2     Stratford Place Apartments                             3207 East Airline
------------------------------------------------------------------------------------------------------------------------------------
  154        1     Morrell Plaza Shopping Center                          9900 Frankford Avenue
  155        1     Fountain Hills Plaza Shopping Center                   16605 East Palisades Boulevard
  156        2     La Quinta Apartments                                   6110 East Fifth Street

  157        2     Franklin Properties                                    Various
------------------------------------------------------------------------------------------------------------------------------------
 157a        2     Franklin Manor                                         29-31 Knight Street
 157b        2     Franklin Woods                                         1792 New Loudon Tpke
 157c        2     Franklin Terrace                                       100 Pawtucket
 157d        2     Franklin Place                                         31-33 Nellie Street

------------------------------------------------------------------------------------------------------------------------------------
  158        1     Foot Hills Shopping Center                             13111 West Alameda Parkway
  159        1     Walgreen - Portage                                     SWC of US Hwy. 6 & Willowcreek Road
  160        2     Riverchase Apartments                                  3421 Kay Street
  161        1     Quality Inn                                            1402 Richmond Road
  162        1     350-360 Tarrytown Road                                 350-360 Tarrytown Road
------------------------------------------------------------------------------------------------------------------------------------
  163        1     Kings Bay Plaza                                        U.S. 19 and Kings Bay Drive
  164        2     Hidden Valley Apartments                               9333-9351 Bales Drive
  165        1     Warlick Plaza                                          415 West A Street
  166        1     Upland Plaza                                           1610-1640 West Foothill Boulevard
  167        1     Sharon Lakes Plaza                                     7631 Sharon Lakes Drive
------------------------------------------------------------------------------------------------------------------------------------
  168        1     Randolph Plaza                                         8441 North Main Street
  169        1     Orangewood Business Plaza                              1717 & 1745 Orangewood Avenue & 571 Poplar
  170        1     Guilford Village                                       601 Milner Drive & 435 Dolley Madison Road
  171        1     North County Office                                    2204 El Camino Real
  172        1     1 Ethel Blvd                                           1 Ethel Blvd
------------------------------------------------------------------------------------------------------------------------------------
  173        1     The Embassy Cinema                                     14-26 Pine Street
  174        1     Staples - Galesburg                                    2383 North Henderson Street
  175        1     Pinebrook Village                                      3123 Louisiana Highway 28 East
  176        1     Studio Inn                                             1001 Highway 90
  177        1     Plaza 114                                              Grafton Street & State Route No. 114
------------------------------------------------------------------------------------------------------------------------------------
  178        1     201 Federal Road                                       201 Federal Road
  179        1     Eckerd                                                 7354 East Brainerd Road
  180        1     Glen Ellen Mobile Home Park                            2882 Gulf to Bay Boulevard
  181        1     Plaza West Strip Center                                3003 West Anderson Avenue
  182        1     Atrium at Delk Center                                  2759 Delk Road
------------------------------------------------------------------------------------------------------------------------------------
  183        1     3650 Industrial Avenue                                 3650 Industrial Avenue
  184        2     Jacksonville Apartments                                700 A-W Monterey Way
  185        1     West Bay Office Park                                   30-110 Quaker Lane
  186        1     Sav-On Drug Store                                      12618 Studebaker Road
  187        1     Holiday Inn Express - Fargo                            1040 40th Street, South
------------------------------------------------------------------------------------------------------------------------------------
  188        1     Smokey Hill Plaza Shopping Center                      16601-16695 East Smoky Hill Road
  189        2     Rue Granville Apartments                               7000 Rue Granville
  190        1     Revco - Savannah                                       712 Stephenson Avenue
  191        1     Turnberry Crossing Shopping Center                     12638 Jefferson Avenue
  192        1     Rite Aid - Walkill                                     1 Fitzgerald Drive
------------------------------------------------------------------------------------------------------------------------------------
  193        1     Lucky Industrial Park                                  8545-8575 N.W. 79th Street
  194        1     Target Center                                          1895-1999 North Congress Avenue
  195        1     Golfsmith                                              1001 West IH-20
  196        1     70 Garden Court                                        70 Garden Court
  197        2     Bonita Harbor Apartments                               7000-7001-7050-7080-7090 Bonita Drive
------------------------------------------------------------------------------------------------------------------------------------
  198        2     Caputo                                                 1045-65 West 76th Street

Control
No.        Group   Property Name                                          Address
====================================================================================================================================
  199        1     Heather Ridge Village                                  2045 North SH-360
  200        1     Leviner Office Building                                10203 Birchridge
  201        1     Shoppes of Avon                                        8101 East US Highway 36
  202        2     Buckner Village Apartments                             1810 John West Road
------------------------------------------------------------------------------------------------------------------------------------
  203        2     San Marco Village                                      2165 Dunsford Terrace
  204        1     Staples                                                3600 Commerce Drive
  205        1     Transcor                                               1120 NW 165th Street
  206        2     Vista Park Apartments                                  1447 Petaluma Hill Road
  207        2     Windsor Estates                                        1441-47 West 70th Avenue, 7011-41 North 15th Street
------------------------------------------------------------------------------------------------------------------------------------
  208        1     Roland Park Shopping Center                            4800-4816 Roland Avenue
  209        1     Pathmark Shopping Center                               Southeast Corner Route 347 and Canal Road
  210        1     Old Lake Place Shopping Center                         10479 Roswell Road
  211        1     West Flagler Shops                                     7101 W. Flagler Drive
  212        1     3128 North Ashland Avenue                              3128 North Ashland Avenue
------------------------------------------------------------------------------------------------------------------------------------
  213        1     Westgate Plaza                                         1347 West Broad Street (Highway 87-Business at Peanut Rd.)
  214        1     Hillsboro Shoppes                                      27-81 South Federal Highway
  215        1     Kmart - Tacoma                                         5401-5409 100th Street S.W.
  216        1     Post Office Annex Building                             700 St. Louis Union Station
  217        1     Eckerd - Greensboro                                    2100 North Elm Street
------------------------------------------------------------------------------------------------------------------------------------
  218        2     Regal Pointe Apartments                                6111 Willowbend
  219        1     Clarksville Crossing                                   916 Virginia Avenue (US Route 58 at Russell Street)
  220        1     Merchants Plaza                                        230-240 A1A North
  221        1     Statewide Self Storage                                 1901 Verne Roberts Circle
  222        1     25227 Grogans Mill Office Building                     25227 Grogan's Mill Road
------------------------------------------------------------------------------------------------------------------------------------
  223        1     Florida Space Center                                   1830 Hypoluxo Road
  224        2     Fairway Gardens                                        10-68 Park Hill Avenue, 30-48 Park Hill Court,
                                                                            31-49 Park Hill Lane, 15-33 Fairway Avenue
  225        1     Rite Aid - West Haven                                  70 Elm Street
  226        1     Staples                                                2630 South Western Drive
  227        1     Commerce Point                                         3511 West Commercial Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  228        1     93 Broadway                                            93 Broadway
  229        1     Arvada Square Shopping Center                          9215 Ralston Road
  230        1     Battlefield Center                                     3500 Plank Road, Suites A1-F1
  231        1     CVS - Asheboro                                         285 North Fayetteville Street
  232        1     NFC Office Plaza                                       9400 Williamsburg Plaza
------------------------------------------------------------------------------------------------------------------------------------
  233        2     Oakwood Terrace Apartments                             917 Coury Street
  234        1     CVS - Ballentine                                       NEC of U.S. Hwy #76 and Bickley Road
  235        1     Jackson's Landing Apartments                           53 Newnan Estates Drive
  236        1     Centergate                                             5540-5590 Bee Ridge Road
  237        1     King Kullen Shopping Center                            600 North Wellwood Avenue
------------------------------------------------------------------------------------------------------------------------------------
  238        1     Anaheim Springs Office                                 181 Old Springs Road
  239        1     AUS Building                                           155 Gaither Drive
  240        1     Queens West Industrial                                 5-05, 5-15, 5-17, 5-19, 5-25 48th Avenue & 5-28 47th Rd.
  241        2     Forest Hill Park Apartment Complex                     13995 Superior Road
  242        1     West Brandon Square                                    9931 & 9935 State Road 60
------------------------------------------------------------------------------------------------------------------------------------
  243        1     CVS - Stanley                                          542 South Main Street
  244        2     Deer Park                                              87 Ruby Road
  245        1     Fairmont Building                                      4936 Fairmont Avenue
  246        1     Papago Place                                           1122 North Seventh Street
  247        1     Humble Office Building                                 20202 Eastex Freeway
------------------------------------------------------------------------------------------------------------------------------------
  248        2     Golden Oak Village Apartments                          5150 Hamlin Court
  249        1     CVS - Denver                                           Corner of NC Hwys 150 & 16
  250        1     Free State Self Storage                                681 West Dallas Street
  251        1     Brookmeade Plaza                                       1255 Route 376
  252        1     80 Garden Court                                        80 Garden Court
------------------------------------------------------------------------------------------------------------------------------------
  253        1     CVS - Sunset Beach                                     1701 Seaside Road SW
  254        1     Centenial Mall                                         1111 West Victory Way
  255        1     CVS - King's Mountain                                  1101 Shelby Highway
  256        1     Southland (7-11)                                       5000 NW Minton Road
  257        1     North Grove Plaza                                      707-787 State Road 574
------------------------------------------------------------------------------------------------------------------------------------
  258        1     Thomas Center                                          111 Smith Hines Road
  259        1     4708 North Milwaukee                                   4708 N. Milwaukee Avenue
  260        1     9255 South Western Avenue                              9255 South Western Avenue
  261        1     Greenwich/Laguardia                                    355-361 Greenwich Street/496 LaGuardia Place
  262        1     Kmart - Rock Springs Plaza                             2540 Foothill Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  263        1     Rockwood Plaza Shopping Center                         3501 Courthouse Road
  264        2     Sierra Carmichael Apartments                           800 South Carmichael Avenue
  265        1     1501 Estes Avenue                                      1501 Estes Avenue

Control
No.        Group   Property Name                                          Address
====================================================================================================================================
  266        1     581 Wolcott Street                                     581 Wolcott Street
  267        1     Dixie Commerce Center                                  3395-3595 North Dixie Highway
------------------------------------------------------------------------------------------------------------------------------------
  268        1     IHOP                                                   3400 Clarendon Boulevard
  269        1     Ridge at White Oak Apartments                          123 The Ridge Court
  270        1     388 Tarrytown Road                                     388 Tarrytown Road
  271        1     Governors Park Office Park                             2600 East South Boulevard
  272        1     Remax Building                                         6801 Falls of the Neuse Road
------------------------------------------------------------------------------------------------------------------------------------
  273        1     Ferndale Mobile Village                                2350 Douglas Road
  274        1     Lions Lair Travel Park                                 58950 Overseas Highway
  275        1     Rite Aid - Richmond                                    66711 Gratiot Avenue
  276        2     Hartstown Village Apartment Complex                    7155 Hart Street
  277        1     6300 Richmond                                          6300 Richmond Avenue
------------------------------------------------------------------------------------------------------------------------------------
  278        2     Pindle East Apartments                                 270-272 Pindle Street
  279        1     Lake of 610                                            9000 Kirby Drive
  280        1     Ames - Palmer Plaza                                    1178 Thorndike Road
  281        1     Grogan's Forest Shopping Center                        25114 Grogan's Mill Road
  282        1     Bearden Place Shopping Center                          5803-5809 Kingston Pike
------------------------------------------------------------------------------------------------------------------------------------
  283        1     56th Street Warehouse                                  11105-11119 E. 56th Street
  284        1     Frys In-Line Space                                     1379 East Florence Boulevard
  285        1     2120 South Oak Park Ave                                2120 South Oak Park Avenue
  286        1     Shops on Cumberland                                    1903 - 1911 Cumberland Avenue
------------------------------------------------------------------------------------------------------------------------------------

                                                                      Cross
Control                                                               Collateralized     Original Balance       Cut-off Date
No.       City                        State            Zip Code       Groups             ($)                    Balance ($)
====================================================================================================================================
   1      Various                     Various           Various       LB-28              $ 250,000,000          $249,347,368
  1a      Chicago                     IL                 60611
  1b      New York                    NY                 10022
  1c      Irving                      TX                 75039
------------------------------------------------------------------------------------------------------------------------------------
  1d      Dallas                      TX                 75234
  1e      Houston                     TX                 77056

   2      Ontario                     CA                 91730        No                   145,000,000           145,000,000

------------------------------------------------------------------------------------------------------------------------------------
   3      Various                     CA                Various       LB-27                111,200,000           111,200,000
  3a      Culver City                 CA                 90230
  3b      Los Angeles                 CA                 90025
  3c      Encino                      CA                 91436
  3d      La Palma                    CA                 90623
------------------------------------------------------------------------------------------------------------------------------------
  3e      San Diego                   CA                 92122
  3f      Huntington Beach            CA                 92649
  3g      Huntington Beach            CA                 92649
  3h      Poway                       CA                 92064
  3i      Newhall                     CA                 91381
------------------------------------------------------------------------------------------------------------------------------------
  3j      Rancho Bernardo             CA                 92129
  3k      Irvine                      CA                 92714
  3l      Yorba Linda                 CA                 92687

   4      Fresno                      CA                 93710        No                    69,000,000            69,000,000
------------------------------------------------------------------------------------------------------------------------------------
   5      Miami                       FL                 33132        No                    63,000,000            62,936,317

   6      Various                     Various           Various       LB-29                 54,600,000            54,600,000
  6a      Homewood                    IL                 60430
  6b      Oak Forest                  IL                 60452
------------------------------------------------------------------------------------------------------------------------------------
  6c      Westmont                    IL                 60559
  6d      Naperville                  IL                 60563
  6e      Oakdale                     MN                 55128
  6f      Wauconda                    IL                 60084
  6g      Michigan City               IN                 46360
------------------------------------------------------------------------------------------------------------------------------------
  6h      Darien                      IL                 60561
  6i      Elmhurst City               IL                 60126
  6j      Chicago                     IL                 60645
  6k      Chicago                     IL                 60618
  6l      Madison                     WI                 53717
------------------------------------------------------------------------------------------------------------------------------------

   7      Montgomery                  AL                 36116        No                    47,750,000            47,643,694
   8      Griffith                    IN                 46319        No                    46,000,000            45,871,866
   9      New York                    NY                 10036        No                    30,818,758            30,818,758
  10      Nashville                   TN                 37204        No                    27,500,000            27,481,479
------------------------------------------------------------------------------------------------------------------------------------
  11      Philadelphia                PA                 19103        No                    23,000,000            22,984,600
  12      Seattle                     WA                 98121        No                    18,500,000            18,480,470
  13      Las Vegas                   NV                 89115        No                    18,100,000            18,073,694
  14      Oklahoma City               OK                 73134        No                    17,760,000            17,732,659
  15      Danbury                     CT                 6810         No                    17,700,000            17,689,266
------------------------------------------------------------------------------------------------------------------------------------
  16      Philadelphia                PA                 19130        No                    17,535,597            17,510,145

  17      New York                    NY                Various       LB-26                 17,250,000            17,225,889
  17a     New York                    NY                 10021
  17b     New York                    NY                 10021
------------------------------------------------------------------------------------------------------------------------------------
  17c     New York                    NY                 10021
  17d     New York                    NY                 10021
  17e     New York                    NY                 11415

  18      Orlando                     FL                 32792        No                    15,150,000            15,150,000
------------------------------------------------------------------------------------------------------------------------------------
  19      New York                    NY                 10023        No                    15,000,000            15,000,000
  21      Savannah                    GA                 31406        No                    14,175,000            14,138,000
  22      Winston-Salem               NC                 27106        No                    14,000,000            13,963,957

  23      Various                     VA                Various       LB-17                 13,920,000            13,891,086
------------------------------------------------------------------------------------------------------------------------------------

                                                                      Cross
Control                                                               Collateralized     Original Balance       Cut-off Date
No.       City                        State            Zip Code       Groups             ($)                    Balance ($)
====================================================================================================================================
  23a     Bedford                     VA                 24523
  23b     Rocky Mount                 VA                 24151
  23c     Farmville                   VA                 23901

  24      Croydon                     PA                 19021        No                    13,700,000            13,679,553
------------------------------------------------------------------------------------------------------------------------------------
  25      Lansing                     MI                 48911        No                    12,350,000            12,342,671
  26      Rochester                   NY                 14606        No                    12,000,000            11,968,591
  27      Rolling Meadows             IL                 60008        No                    11,500,000            11,492,142
  28      Sarasota                    FL                 34236        No                    11,100,000            11,074,203
  29      Tucson                      AZ                 85746        No                    10,600,000            10,566,533
------------------------------------------------------------------------------------------------------------------------------------
  30      Hoffman Estates             IL                 60194        No                    10,400,000            10,384,441
  31      Stockbridge                 GA                 30281        No                    10,377,575            10,377,575
  32      Seattle                     WA                 98116        No                    10,200,000            10,178,868
  33      Charlotte                   NC                 28212        No                     9,800,000             9,794,148
  34      Santa Maria                 CA                 93454        No                     9,770,000             9,749,066
------------------------------------------------------------------------------------------------------------------------------------
  35      Arlington                   TX                 76010        No                     9,300,000             9,286,153
  36      Knoxville                   TN                 37909        No                     9,250,000             9,240,421
  37      O'Fallon                    IL                 62269        No                     8,600,000             8,587,890
  38      Boynton Beach               FL                 33435        No                     8,544,000             8,531,461
  39      Thornton                    CO                 80229        No                     8,487,177             8,471,798
------------------------------------------------------------------------------------------------------------------------------------
  40      Arlington Heights           IL                 60005        No                     8,250,000             8,224,477
  41      Fullerton                   CA                 92631        No                     8,200,000             8,193,399
  42      Indianapolis                IN                 46260        No                     8,050,000             8,038,072

  43      Various                     TX                Various       LB-20                  8,000,000             7,991,787
------------------------------------------------------------------------------------------------------------------------------------
  43a     Arlington                   TX                 76017
  43b     Lewisville                  TX                 75067
  43c     North Richland Hills        TX                 76180
  43d     Plano                       TX                 75074
  43e     Houston                     TX                 77069
------------------------------------------------------------------------------------------------------------------------------------

  44      Phoenix                     AZ                 85033        No                     7,750,000             7,738,378
  45      Scottsdale                  AZ                 85250        No                     7,650,000             7,644,893
  46      Tucson                      AZ                 85710        No                     7,550,000             7,538,678
  47      New York                    NY                 10012        No                     7,500,000             7,481,918
------------------------------------------------------------------------------------------------------------------------------------
  48      Cedar Hill                  TX                 75104        No                     7,379,302             7,366,676
  49      Syracuse                    NY                 13206        No                     7,350,000             7,345,035
  50      Chicago                     IL                 60603        No                     7,180,000             7,163,405
  51      Bedford Heights             OH                 44146        No                     7,000,000             6,995,368
  52      Richmond                    VA                 23832        No                     6,900,000             6,890,520
------------------------------------------------------------------------------------------------------------------------------------
  53      Gardendale                  AL                 35071        No                     6,850,000             6,842,598
  54      Plainview                   NY                 11803        No                     6,725,000             6,721,157
  55      Greenbelt                   MD                 20706        No                     6,720,000             6,715,501
  56      Huntington                  NY                 11743        No                     6,600,000             6,585,686
  57      Nashville                   TN                 37210        No                     6,560,000             6,553,178
------------------------------------------------------------------------------------------------------------------------------------
  58      Staten Island               NY                 10314        No                     6,500,000             6,485,303
  59      Kannapolis                  NC                 28083        No                     6,300,000             6,283,510
  60      Athens                      GA                 30605        No                     6,120,000             6,100,295
  61      Burke                       VA                 22015        No                     6,000,000             6,000,000
  62      Tampa                       FL                 33611        No                     6,000,000             5,997,685
------------------------------------------------------------------------------------------------------------------------------------
  63      Chicago                     IL                 60618        No                     6,000,000             5,979,956
  64      San Mateo                   CA                 94403        No                     5,900,000             5,886,611
  65      Virginia Beach              VA                 23451        No                     5,775,000             5,769,717
  66      Aventura                    FL                 33180        No                     5,715,000             5,711,693
  67      Pelham                      AL                 35244        No                     5,700,000             5,693,841
------------------------------------------------------------------------------------------------------------------------------------
  68      Columbus                    OH                 43215        No                     5,700,000             5,692,246
  69      Kent                        WA                 98032        No                     5,645,000             5,636,555
  70      Manati                      PR                  674         No                     5,600,000             5,600,000
  71      Hudson                      FL                 33562        No                     5,600,000             5,597,347
  72      Forest Hill                 TX                 76140        No                     5,600,000             5,591,979
------------------------------------------------------------------------------------------------------------------------------------
  73      Atlanta                     GA                 30345        No                     5,600,000             5,587,721
  74      Collinsville                IL                 62234        No                     5,550,000             5,542,204
  75      Lake Havasu City            AZ                 86403        No                     5,520,000             5,516,228
  76      Valencia                    CA                 91355        No                     5,500,000             5,492,256
  77      Elmsford                    NY                 10523        No                     5,500,000             5,488,665
------------------------------------------------------------------------------------------------------------------------------------
  78      Orlando                     FL                 32751        No                     5,400,000             5,388,696
  79      Lacey                       WA                 98513        No                     5,400,000             5,361,172

                                                                      Cross
Control                                                               Collateralized     Original Balance       Cut-off Date
No.       City                        State            Zip Code       Groups             ($)                    Balance ($)
====================================================================================================================================
  80      Bend                        OR                 97701        No                     5,360,000             5,355,867
  81      Scottsdale                  AZ                 85255        No                     5,200,000             5,191,745
  82      Kansas City                 MO                 64111        No                     5,170,074             5,159,541
------------------------------------------------------------------------------------------------------------------------------------
  83      Phoenix                     AZ                 85044        No                     5,150,000             5,147,214
  84      Ardsley                     NY                 10502        No                     5,128,991             5,128,991
  85      College Park                GA                 30349        No                     5,000,000             4,989,037
  86      New York                    NY                 10011        No                     5,000,000             4,987,945
  87      Las Vegas                   NV                 89130        No                     5,000,000             4,986,441
------------------------------------------------------------------------------------------------------------------------------------
  88      Village of Ashwaubenon      WI                 54304        No                     4,985,461             4,985,461
  89      Minnetonka                  MN                 55343        No                     4,950,000             4,939,533
  90      Cambridge                   MA                 2139         No                     4,950,000             4,939,353
  91      Stafford                    TX                 77477        No                     4,800,000             4,797,026
  92      Tucson                      AZ                 85710        No                     4,800,000             4,792,802
------------------------------------------------------------------------------------------------------------------------------------
  93      Chantilly                   VA                 22102        No                     4,600,000             4,596,530
  94      Trenton                     NJ                 8608         No                     4,600,000             4,590,912
  95      Bryan                       TX                 77803        No                     4,600,000             4,581,215
  96      Takoma Park                 MD                 20783        No                     4,500,000             4,489,561
  97      Kennesaw                    GA                 30152        No                     4,500,000             4,469,945
------------------------------------------------------------------------------------------------------------------------------------
  98      Monroeville                 PA                 10588        No                     4,400,000             4,391,003
  99      Chicago                     IL                 60610        No                     4,400,000             4,388,859
  100     Williamsburg                VA                 23185        No                     4,387,500             4,373,095
  101     Amarillo                    TX                 79106        No                     4,400,000             4,369,259
  102     Massena                     NY                 13662        No                     4,220,390             4,214,860
------------------------------------------------------------------------------------------------------------------------------------
  103     San Diego                   CA                 92110        No                     4,200,000             4,200,000
  104     Cincinnati                  OH                 45255        No                     4,150,000             4,138,655

  105     Various                     VA                Various       LB-25                  4,156,559             4,132,482
 105a     Fairfax                     VA                 22030
------------------------------------------------------------------------------------------------------------------------------------
 105b     Hampton                     VA                 23666
 105c     Springfield                 VA                 22151

  106     Salem                       OR                 97302        No                     4,100,000             4,086,243
  107     Harrisburg                  PA                 17110        No                     4,100,000             4,084,927
------------------------------------------------------------------------------------------------------------------------------------
  108     Los Angeles                 CA                 91345        No                     4,037,000             4,034,209
  109     Blacksburg                  VA                 24060        No                     4,000,000             3,995,822
  110     Ramapo                      NY                 10901        No                     4,000,000             3,994,450
  111     Sunnyside                   WA                 98944        No                     4,000,000             3,992,223
  112     San Jose                    CA                 95131        No                     4,000,000             3,991,121
------------------------------------------------------------------------------------------------------------------------------------
  113     Ashland                     VA                 23005        No                     3,975,000             3,966,388
  114     Detroit                     MI                 48233        No                     3,900,000             3,900,000
  115     Oceanside                   CA                 92054        No                     3,900,000             3,894,562
  116     Christiansburg              VA                 24073        No                     3,900,000             3,894,508
  117     Amherst                     NY                 14221        No                     3,900,000             3,894,332
------------------------------------------------------------------------------------------------------------------------------------
  118     Bronxville                  NY                 10708        No                     3,800,000             3,792,432
  119     Laurel                      MD                 20707        No                     3,800,000             3,791,881
  120     Stratford                   CT                 6947         No                     3,750,000             3,737,878
  121     Dallas                      TX                 75228        No                     3,740,000             3,729,721
  122     Atlanta                     GA                 30311        No                     3,700,000             3,697,405
------------------------------------------------------------------------------------------------------------------------------------
  123     Hackensack                  NJ                 7601         LB-3                   3,686,000             3,673,898
  124     Miami                       FL                 33169        No                     3,664,246             3,662,054
  125     La Crosse                   WI                 54601        No                     3,650,000             3,650,000
  126     Fort Worth                  TX                 76116        No                     3,644,585             3,637,119
  127     Fresno                      CA                 93726        No                     3,615,000             3,612,501
------------------------------------------------------------------------------------------------------------------------------------
  128     White Plains                NY                 10607        No                     3,600,000             3,597,722
  129     Arlington                   TX                 76010        No                     3,500,000             3,492,692
  130     Arvada                      CO                 80003        No                     3,500,000             3,490,560
  131     San Antonio                 TX                 48029        No                     3,412,721             3,407,706
  132     Memphis                     TN                 38103        No                     3,400,000             3,400,000
------------------------------------------------------------------------------------------------------------------------------------
  133     Fort Lauderdale             FL                 33316        No                     3,400,000             3,398,051
  134     Glenolden                   PA                 19036        No                     3,400,000             3,395,070
  135     Southlake                   TX                 76092        No                     3,400,000             3,391,027
  136     Manchester                  CT                 6040         LB-14                  3,400,000             3,380,752

------------------------------------------------------------------------------------------------------------------------------------
  137     Las Vegas                   NV                Various       LB-16                  3,350,000             3,347,172
 137a     Las Vegas                   NV                 88901
 137b     Las Vegas                   NV                 89103

                                                                      Cross
Control                                                               Collateralized     Original Balance       Cut-off Date
No.       City                        State            Zip Code       Groups             ($)                    Balance ($)
====================================================================================================================================
  138     Cameron Park                CA                 95682        No                     3,300,000             3,295,063
------------------------------------------------------------------------------------------------------------------------------------
  139     Albany                      NY                 12204        No                     3,275,000             3,268,667
  140     New York                    NY                 10014        No                     3,250,000             3,236,444
  141     Indianapolis                IN                 46204        No                     3,225,000             3,220,369
  142     Joliet                      IL                 60436        No                     3,199,473             3,199,473
  143     New York                    NY                 10002        No                     3,200,000             3,198,195
------------------------------------------------------------------------------------------------------------------------------------
  144     Alton                       IL                 62002        No                     3,200,000             3,198,029
  145     Houston                     TX                 77090        No                     3,200,000             3,197,926
  146     Houston                     TX                 77373        No                     3,200,000             3,193,249
  147     Webster                     TX                 77598        No                     3,200,000             3,184,932
  148     Arlington                   TX                 76010        No                     3,150,000             3,147,766
------------------------------------------------------------------------------------------------------------------------------------
  149     Phoenix                     AZ                 85053        No                     3,100,000             3,100,000
  150     Fort Worth                  TX                 76116        No                     3,103,956             3,097,451
  151     Middletown                  PA                 19058        No                     3,100,000             3,091,525
  152     Fountain Valley             CA                 92708        No                     3,082,000             3,077,564
  153     Victoria                    TX                 77901        No                     3,050,000             3,048,023
------------------------------------------------------------------------------------------------------------------------------------
  154     Philadelphia                PA              19114-1900      No                     3,050,000             3,045,524
  155     Fountain Hills              AZ                 85268        No                     3,000,000             2,998,101
  156     Tucson                      AZ                 85711        No                     3,000,000             2,995,501

  157     Various                     RI                Various       LB-18                  3,000,000             2,994,746
------------------------------------------------------------------------------------------------------------------------------------
 157a     West Warwick                RI                 2893
 157b     West Warwick                RI                 2893
 157c     West Warwick                RI                 2893
 157d     Providence                  RI                 2904

------------------------------------------------------------------------------------------------------------------------------------
  158     Lakewood                    CO                 80228        No                     3,000,000             2,991,909
  159     Portage                     IN                 46386        No                     2,974,173             2,970,449
  160     Columbia                    SC                 29205        No                     2,928,000             2,921,453
  161     Williamsburg                VA                 23185        No                     2,925,000             2,915,397
  162     Greenburgh                  NY                 10607        No                     2,850,000             2,848,196
------------------------------------------------------------------------------------------------------------------------------------
  163     Crystal River               FL                 34429        LB-24                  2,830,000             2,830,000
  164     Kansas City                 MO                 64132        No                     2,825,000             2,822,945
  165     Newton                      NC                 28658        No                     2,800,000             2,800,000
  166     Upland                      CA                 91786        No                     2,800,000             2,800,000
  167     Charlotte                   NC                 28210        No                     2,800,000             2,794,585
------------------------------------------------------------------------------------------------------------------------------------
  168     Randolph Township           OH                 44265        No                     2,800,000             2,790,861
  169     Orange                      CA                 92668        No                     2,775,000             2,773,275
  170     Greensboro                  NC                 27410        No                     2,700,000             2,700,000
  171     Oceanside                   CA                 92054        No                     2,700,000             2,696,235
  172     Wood-Ridge                  NJ                 7075         No                     2,700,000             2,683,453
------------------------------------------------------------------------------------------------------------------------------------
  173     Waltham                     MA                 2154         No                     2,650,000             2,646,597
  174     Galesburg                   IL                 61401        No                     2,646,619             2,640,770
  175     Pineville                   LA                 71360        No                     2,625,000             2,625,000
  176     Bay St. Louis               MS                 39520        No                     2,600,000             2,593,980
  177     Lawrence                    MA                 1843         No                     2,595,447             2,593,845
------------------------------------------------------------------------------------------------------------------------------------
  178     Brookfield                  CT                 6804         LB-14                  2,600,000             2,585,281
  179     Chattanooga                 TN                 37421        No                     2,530,034             2,520,704
  180     Clearwater                  FL                 34619        No                     2,520,000             2,514,914
  181     Manhattan                   KS                 66502        No                     2,500,000             2,500,000
  182     Marietta                    GA                 30067        No                     2,500,000             2,500,000
------------------------------------------------------------------------------------------------------------------------------------
  183     Rolling Meadows             IL                 60008        No                     2,500,000             2,498,475
  184     Lawrence                    KS                 66049        No                     2,500,000             2,496,497
  185     Warwick                     RI                 2886         No                     2,500,000             2,495,230
  186     Norwalk                     CA                 90650        No                     2,500,000             2,494,928
  187     Fargo                       ND                 58103        No                     2,500,000             2,494,604
------------------------------------------------------------------------------------------------------------------------------------
  188     Aurora                      CO                 80046        No                     2,500,000             2,494,441
  189     Miami Beach                 FL                 33139        No                     2,480,000             2,478,165
  190     Savannah                    GA                 31406        No                     2,440,922             2,440,922
  191     Newport News                VA                 23602        No                     2,400,000             2,395,067
  192     Wallkill                    NY                 10940        No                     2,383,816             2,379,613
------------------------------------------------------------------------------------------------------------------------------------
  193     Medley                      FL                 33166        No                     2,382,000             2,378,613
  194     Boynton Beach               FL                 33436        No                     2,375,000             2,368,784
  195     Arlington                   TX                 76017        No                     2,350,000             2,348,513
  196     Monterey                    CA                 93940        LB-23                  2,350,000             2,346,691
  197     Miami Beach                 FL                 33141        No                     2,350,000             2,342,225
------------------------------------------------------------------------------------------------------------------------------------
  198     Hialeah                     FL                 33014        No                     2,300,000             2,298,639

                                                                      Cross
Control                                                               Collateralized     Original Balance       Cut-off Date
No.       City                        State            Zip Code       Groups             ($)                    Balance ($)
====================================================================================================================================
  199     Grand Prairie               TX                 75050        No                     2,300,000             2,296,801
  200     Humble                      TX                 77338        No                     2,300,000             2,296,706
  201     Avon                        IN                 46168        No                     2,300,000             2,296,706
  202     Dallas                      TX                 75228        No                     2,300,000             2,296,681
------------------------------------------------------------------------------------------------------------------------------------
  203     Jacksonville                FL                 32207        No                     2,250,000             2,244,078
  204     Warsaw                      IN                 46580        No                     2,225,000             2,223,692
  205     Miami                       FL                 33169        No                     2,200,000             2,200,000
  206     Santa Rosa                  CA                 95404        No                     2,200,000             2,198,582
  207     Philadelphia                PA                 19126        No                     2,200,000             2,196,917
------------------------------------------------------------------------------------------------------------------------------------
  208     Baltimore                   MD                 21210        No                     2,200,000             2,194,383
  209     Port Jefferson              NY                 11777        No                     2,200,000             2,186,160
  210     Roswell                     GA                 30075        No                     2,183,000             2,181,456
  211     Miami                       FL                 33144        No                     2,175,000             2,173,409
  212     Chicago                     IL                 60657        No                     2,175,000             2,170,714
------------------------------------------------------------------------------------------------------------------------------------
  213     Elizabethtown               NC                 28337        No                     2,150,000             2,148,841
  214     Deerfield Beach             FL                 33441        No                     2,137,500             2,136,065
  215     Lakewood                    WA                 98499        No                     2,100,000             2,098,838
  216     St. Louis                   MO                 63103        No                     2,050,000             2,048,757
  217     Greensboro                  NC                 27612        No                     2,050,000             2,045,996
------------------------------------------------------------------------------------------------------------------------------------
  218     Houston                     TX                 77096        No                     2,025,000             2,021,018
  219     Clarksville                 VA                 23927        No                     2,000,000             1,998,922
  220     Ponte Vedra                 FL                 32082        No                     2,000,000             1,998,813
  221     Antioch                     CA                 94509        No                     2,000,000             1,998,030
  222     The Woodlands               TX                 77380        No                     1,975,000             1,970,624
------------------------------------------------------------------------------------------------------------------------------------
  223     Lantana                     FL                 33462        No                     1,975,000             1,970,624
  224     Staten Island               NY                 10304        No                     1,950,000             1,943,385
  225     West Haven                  CT                 6516         No                     1,909,482             1,902,371
  226     Marion                      IN                 46953        No                     1,900,000             1,898,883
  227     Fort Lauderdale             FL                 33309        No                     1,850,000             1,847,793
------------------------------------------------------------------------------------------------------------------------------------
  228     Menands                     NY                 12204        No                     1,850,000             1,847,439
  229     Arvada                      CO                 80002        No                     1,825,000             1,823,873
  230     Fredericksburg              VA                 22407        No                     1,800,000             1,798,749
  231     Asheboro                    NC                 27203        No                     1,776,000             1,776,000
  232     Louisville                  KY                 40222        No                     1,776,000             1,771,992
------------------------------------------------------------------------------------------------------------------------------------
  233     Everman                     TX                 76140        No                     1,750,000             1,750,000
  234     Ballentine                  SC                 29002        No                     1,750,000             1,750,000
  235     Newnan                      GA                 30263        LB-21                  1,720,000             1,717,554
  236     Sarasota                    FL                 34233        No                     1,700,000             1,696,686
  237     North Lindenhurst           NY                 11757        No                     1,700,000             1,689,305
------------------------------------------------------------------------------------------------------------------------------------
  238     Anaheim                     CA                 92808        No                     1,680,000             1,676,250
  239     Mount Laurel Township       NJ                 8054         No                     1,680,000             1,674,281
  240     Long Island City            NY                 11101        No                     1,650,000             1,648,927
  241     East Cleveland              OH                 44118        No                     1,640,000             1,636,312
  242     Brandon                     FL                 33509        No                     1,625,000             1,622,644
------------------------------------------------------------------------------------------------------------------------------------
  243     Stanley                     NC                 28164        No                     1,600,000             1,597,097
  244     Willington                  CT                 64097        No                     1,600,000             1,595,926
  245     Bethesda                    MD                 20814        No                     1,600,000             1,595,057
  246     Phoenix                     AZ                 85006        No                     1,575,000             1,572,782
  247     Humble                      TX                 77338        No                     1,550,000             1,547,780
------------------------------------------------------------------------------------------------------------------------------------
  248     South Bend                  IN                 46637        No                     1,550,000             1,547,769
  249     Denver                      NC                 28037        No                     1,550,000             1,547,289
  250     Canton                      TX                 75103        No                     1,550,000             1,546,635
  251     East Fishkill               NY                 12590        No                     1,500,000             1,498,545
  252     Monterey                    CA                 93940        LB-23                  1,500,000             1,497,888
------------------------------------------------------------------------------------------------------------------------------------
  253     Sunset Beach                NC                 28468        No                     1,500,000             1,497,089
  254     Craig                       CO                 81625        No                     1,500,000             1,495,189
  255     King's Mountain             NC                 28086        No                     1,500,000             1,491,080
  256     Palm Bay                    FL                 32907        No                     1,466,286             1,462,648
  257     Seffner                     FL                 33584        LB-24                  1,450,000             1,450,000
------------------------------------------------------------------------------------------------------------------------------------
  258     Greenville                  SC                 29607        No                     1,450,000             1,448,553
  259     Chicago                     IL                 60630        No                     1,450,000             1,447,143
  260     Chicago                     IL                 60620        No                     1,450,000             1,447,143
  261     New York                    NY             10012, 10013     No                     1,425,000             1,422,863
  262     Rock Springs                WY                 82401        No                     1,400,000             1,399,225
------------------------------------------------------------------------------------------------------------------------------------
  263     Richmond                    VA                 23236        No                     1,400,000             1,398,043
  264     Sierra Vista                AZ                 85635        No                     1,400,000             1,397,167
  265     Elk Grove Village           IL                 60007        No                     1,400,000             1,397,122

                                                                      Cross
Control                                                               Collateralized     Original Balance       Cut-off Date
No.       City                        State            Zip Code       Groups             ($)                    Balance ($)
====================================================================================================================================
  266     Waterbury                   CT                 6705         LB-14                  1,400,000             1,392,074
  267     Boca Raton                  FL                 33431        No                     1,380,000             1,376,388
------------------------------------------------------------------------------------------------------------------------------------
  268     New Bern                    NC                 28562        No                     1,375,000             1,375,000
  269     Newnan                      GA                 30265        LB-21                  1,368,000             1,366,055
  270     Greenburgh                  NY                 10607        No                     1,300,000             1,299,209
  271     Montgomery                  AL                 36111        No                     1,300,000             1,298,133
  272     Raleigh                     NC                 27615        No                     1,300,000             1,297,438
------------------------------------------------------------------------------------------------------------------------------------
  273     Ferndale                    WA                 98248        No                     1,297,500             1,296,626
  274     Marathon                    FL                 33050        No                     1,300,000             1,296,024
  275     Richmond                    MI                 48062        No                     1,281,016             1,278,688
  276     Mentor                      OH                 44060        No                     1,200,000             1,197,302
  277     Houston                     TX                 77057        No                     1,200,000             1,196,106
------------------------------------------------------------------------------------------------------------------------------------
  278     Englewood                   NJ                 7631         LB-3                   1,164,000             1,160,178
  279     Houston                     TX                 77054        No                     1,100,000             1,097,536
  280     Palmer                      MA                 1069         No                     1,050,000             1,049,419
  281     Spring                      TX                 77380        No                       900,000               898,388
  282     Knoxville                   TN                 37919        No                       750,000               747,765
------------------------------------------------------------------------------------------------------------------------------------
  283     Tulsa                       OK                 74146        No                       750,000               745,925
  284     Casa Grande                 AZ                 85222        No                       710,000               709,597
  285     Berwyn                      IL                 60402        No                       700,000               698,621
  286     Knoxville                   TN                 37916        No                 $     600,000             $ 598,212
------------------------------------------------------------------------------------------------------------------------------------

                                      Cumulative
                    % of              % of
                    Aggregate         Aggregate                                        Interest
Control             Cut-off Date      Cut-off Date      Mortgage       Administrative  Accrual
No.                 Balance (%)       Balance (%)       Rate (%)        Cost Rate (%)  Method        Amortization Type
====================================================================================================================================
   1                12.31%            12.31%            6.250%             0.058%      Act/360       ARD
  1a
  1b
  1c
------------------------------------------------------------------------------------------------------------------------------------
  1d
  1e

   2                 7.16             19.47             6.750              0.058       Act/360       ARD

------------------------------------------------------------------------------------------------------------------------------------
   3                 5.49             24.96             6.610              0.058       Act/360       Interest-Only, ARD
  3a
  3b
  3c
  3d
------------------------------------------------------------------------------------------------------------------------------------
  3e
  3f
  3g
  3h
  3i
------------------------------------------------------------------------------------------------------------------------------------
  3j
  3k
  3l

   4                 3.41             28.36             6.520              0.058       Act/360       Interest-Only, ARD
------------------------------------------------------------------------------------------------------------------------------------
   5                 3.11             31.47             5.920              0.058       Act/360       Balloon

   6                 2.70             34.17             6.360              0.058       Act/360       Interest-Only
  6a
  6b
------------------------------------------------------------------------------------------------------------------------------------
  6c
  6d
  6e
  6f
  6g
------------------------------------------------------------------------------------------------------------------------------------
  6h
  6i
  6j
  6k
  6l
------------------------------------------------------------------------------------------------------------------------------------

   7                 2.35             36.52             6.790              0.103       Act/360       Step
   8                 2.26             38.78             6.910              0.103       Act/360       Balloon
   9                 1.52             40.31             7.875              0.103       Act/360       Balloon
  10                 1.36             41.66             6.750              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  11                 1.13             42.80             6.770              0.103       Act/360       Balloon
  12                 0.91             43.71             6.930              0.103       Act/360       Balloon
  13                 0.89             44.60             6.990              0.103       Act/360       Balloon
  14                 0.88             45.48             6.750              0.103       Act/360       Balloon
  15                 0.87             46.35             7.100              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  16                 0.86             47.21             7.250              0.103       Act/360       ARD

  17                 0.85             48.06             7.150              0.103       Act/360       Balloon
  17a
  17b
------------------------------------------------------------------------------------------------------------------------------------
  17c
  17d
  17e

  18                 0.75             48.81             7.650              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  19                 0.74             49.55             7.250              0.103       Act/360       Balloon
  21                 0.70             50.25             7.150              0.153       Act/360       Balloon
  22                 0.69             50.94             7.200              0.103       Act/360       Balloon

  23                 0.69             51.63             7.010              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                      Cumulative
                     % of             % of
                     Aggregate        Aggregate                                        Interest
Control              Cut-off Date     Cut-off Date      Mortgage       Administrative  Accrual
No.                  Balance (%)      Balance (%)       Rate (%)        Cost Rate (%)  Method        Amortization Type
====================================================================================================================================
  23a
  23b
  23c

  24                 0.68             52.30             6.880              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  25                 0.61             52.91             7.170              0.103       Act/360       Balloon
  26                 0.59             53.50             7.140              0.103       Act/360       Balloon
  27                 0.57             54.07             6.700              0.103       Act/360       Balloon
  28                 0.55             54.62             6.900              0.103       Act/360       Balloon
  29                 0.52             55.14             7.280              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  30                 0.51             55.65             6.870              0.103       Act/360       Balloon
  31                 0.51             56.16             8.940              0.103       30/360        Balloon
  32                 0.50             56.67             7.020              0.103       Act/360       Balloon
  33                 0.48             57.15             7.150              0.103       Act/360       Balloon
  34                 0.48             57.63             6.890              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  35                 0.46             58.09             6.890              0.153       Act/360       Balloon
  36                 0.46             58.54             7.020              0.103       Act/360       Balloon
  37                 0.42             58.97             7.120              0.103       Act/360       Balloon
  38                 0.42             59.39             6.950              0.103       Act/360       Balloon
  39                 0.42             59.81             7.613              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  40                 0.41             60.21             7.540              0.153       Act/360       Balloon
  41                 0.40             60.62             6.110              0.153       Act/360       Balloon
  42                 0.40             61.02             6.910              0.103       Act/360       Balloon

  43                 0.39             61.41             7.060              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  43a
  43b
  43c
  43d
  43e
------------------------------------------------------------------------------------------------------------------------------------

  44                 0.38             61.79             6.860              0.103       Act/360       Balloon
  45                 0.38             62.17             6.780              0.153       Act/360       Balloon
  46                 0.37             62.54             6.860              0.103       Act/360       Balloon
  47                 0.37             62.91             6.420              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  48                 0.36             63.27             8.100              0.103       Act/360       Balloon
  49                 0.36             63.64             6.740              0.103       Act/360       Balloon
  50                 0.35             63.99             6.930              0.103       Act/360       Balloon
  51                 0.35             64.34             6.810              0.103       Act/360       Balloon
  52                 0.34             64.68             7.220              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  53                 0.34             65.01             6.820              0.153       Act/360       Balloon
  54                 0.33             65.35             7.290              0.153       Act/360       Balloon
  55                 0.33             65.68             6.770              0.103       Act/360       Balloon
  56                 0.33             66.00             7.830              0.103       30/360        Fully Amortizing
  57                 0.32             66.33             7.000              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  58                 0.32             66.65             7.050              0.103       Act/360       Balloon
  59                 0.31             66.96             7.140              0.153       Act/360       Balloon
  60                 0.30             67.26             7.180              0.103       Act/360       Balloon
  61                 0.30             67.55             6.740              0.103       Act/360       Balloon
  62                 0.30             67.85             6.610              0.103       Act/360       Step
------------------------------------------------------------------------------------------------------------------------------------
  63                 0.30             68.15             6.990              0.103       Act/360       Balloon
  64                 0.29             68.44             7.030              0.103       Act/360       Balloon
  65                 0.28             68.72             7.580              0.103       Act/360       Balloon
  66                 0.28             69.00             7.250              0.103       Act/360       Balloon
  67                 0.28             69.28             6.820              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  68                 0.28             69.56             7.260              0.103       Act/360       Balloon
  69                 0.28             69.84             6.870              0.103       Act/360       Balloon
  70                 0.28             70.12             7.000              0.103       Act/360       Balloon
  71                 0.28             70.40             6.610              0.103       Act/360       Step
  72                 0.28             70.67             7.050              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  73                 0.28             70.95             6.800              0.103       Act/360       Balloon
  74                 0.27             71.22             7.130              0.103       Act/360       Balloon
  75                 0.27             71.49             6.700              0.153       Act/360       Balloon
  76                 0.27             71.76             7.120              0.153       Act/360       Balloon
  77                 0.27             72.04             7.040              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  78                 0.27             72.30             6.980              0.103       Act/360       Balloon
  79                 0.26             72.57             6.860              0.103       Act/360       ARD

                                      Cumulative
                     % of             % of
                     Aggregate        Aggregate                                        Interest
Control              Cut-off Date     Cut-off Date      Mortgage       Administrative  Accrual
No.                  Balance (%)      Balance (%)       Rate (%)        Cost Rate (%)  Method        Amortization Type
====================================================================================================================================
  80                 0.26             72.83             6.270              0.103       Act/360       Balloon
  81                 0.26             73.09             6.620              0.153       Act/360       Balloon
  82                 0.25             73.34             7.430              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  83                 0.25             73.60             7.460              0.103       Act/360       Balloon
  84                 0.25             73.85             7.200              0.103       Act/360       Balloon
  85                 0.25             74.10             6.800              0.103       Act/360       Balloon
  86                 0.25             74.34             6.420              0.103       Act/360       Balloon
  87                 0.25             74.59             7.010              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  88                 0.25             74.83             7.100              0.103       30/360        Step
  89                 0.24             75.08             7.410              0.103       Act/360       Balloon
  90                 0.24             75.32             6.875              0.103       Act/360       Balloon
  91                 0.24             75.56             7.030              0.103       Act/360       Balloon
  92                 0.24             75.80             6.860              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  93                 0.23             76.02             6.350              0.103       Act/360       Balloon
  94                 0.23             76.25             7.200              0.103       Act/360       Balloon
  95                 0.23             76.47             7.110              0.103       Act/360       Balloon
  96                 0.22             76.70             6.910              0.103       Act/360       Balloon
  97                 0.22             76.92             7.570              0.103       Act/360       ARD
------------------------------------------------------------------------------------------------------------------------------------
  98                 0.22             77.13             7.070              0.103       Act/360       Balloon
  99                 0.22             77.35             7.260              0.103       Act/360       Balloon
  100                0.22             77.57             7.080              0.103       Act/360       Balloon
  101                0.22             77.78             6.990              0.103       Act/360       ARD
  102                0.21             77.99             7.840              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  103                0.21             78.20             7.560              0.103       Act/360       Balloon
  104                0.20             78.40             6.980              0.153       Act/360       Balloon

  105                0.20             78.61             6.590              0.103       30/360        Balloon
 105a
------------------------------------------------------------------------------------------------------------------------------------
 105b
 105c

  106                0.20             78.81             7.130              0.153       Act/360       Balloon
  107                0.20             79.01             6.960              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  108                0.20             79.21             6.660              0.103       Act/360       Balloon
  109                0.20             79.41             6.980              0.133       Act/360       Balloon
  110                0.20             79.60             7.180              0.103       Act/360       Balloon
  111                0.20             79.80             7.260              0.153       Act/360       Balloon
  112                0.20             80.00             7.150              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  113                0.20             80.19             7.280              0.103       Act/360       Balloon
  114                0.19             80.39             7.000              0.103       Act/360       Balloon
  115                0.19             80.58             7.160              0.153       Act/360       Balloon
  116                0.19             80.77             7.120              0.103       Act/360       Balloon
  117                0.19             80.96             6.990              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  118                0.19             81.15             7.170              0.103       Act/360       Balloon
  119                0.19             81.34             7.355              0.103       Act/360       Balloon
  120                0.18             81.52             7.160              0.103       Act/360       Balloon
  121                0.18             81.71             6.960              0.153       Act/360       Balloon
  122                0.18             81.89             6.610              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  123                0.18             82.07             7.080              0.103       Act/360        Balloon
  124                0.18             82.25             7.350              0.103       Act/360       ARD
  125                0.18             82.43             7.100              0.103       30/360        Interest-Only, Fully Amortizing
  126                0.18             82.61             6.650              0.103       30/360        Fully Amortizing
  127                0.18             82.79             6.660              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  128                0.18             82.97             6.960              0.103       Act/360       Balloon
  129                0.17             83.14             6.990              0.103       Act/360       Balloon
  130                0.17             83.31             7.030              0.153       Act/360       Balloon
  131                0.17             83.48             6.730              0.103       30/360        Step
  132                0.17             83.65             7.050              0.103       Act/360       Fully Amortizing
------------------------------------------------------------------------------------------------------------------------------------
  133                0.17             83.81             7.280              0.103       Act/360       Balloon
  134                0.17             83.98             7.000              0.103       Act/360       Balloon
  135                0.17             84.15             7.110              0.103       Act/360       Balloon
  136                0.17             84.32             7.190              0.103       30/360        Fully Amortizing

------------------------------------------------------------------------------------------------------------------------------------
  137                0.17             84.48             7.030              0.103       Act/360       Balloon
 137a
 137b

                                      Cumulative
                     % of             % of
                     Aggregate        Aggregate                                        Interest
Control              Cut-off Date     Cut-off Date      Mortgage       Administrative  Accrual
No.                  Balance (%)      Balance (%)       Rate (%)        Cost Rate (%)  Method        Amortization Type
====================================================================================================================================
  138                0.16             84.64             6.870              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  139                0.16             84.81             7.280              0.153       Act/360       Balloon
  140                0.16             84.97             7.260              0.103       Act/360       Balloon
  141                0.16             85.12             7.040              0.153       Act/360       Balloon
  142                0.16             85.28             7.100              0.103       30/360        Interest-Only, Fully Amortizing
  143                0.16             85.44             7.330              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  144                0.16             85.60             7.050              0.103       Act/360       Balloon
  145                0.16             85.76             6.880              0.103       Act/360       Balloon
  146                0.16             85.91             6.950              0.153       Act/360       Balloon
  147                0.16             86.07             7.280              0.153       Act/360       Balloon
  148                0.16             86.23             6.570              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  149                0.15             86.38             7.500              0.103       Act/360       Balloon
  150                0.15             86.53             6.650              0.103       30/360        Fully Amortizing
  151                0.15             86.68             6.980              0.153       Act/360       Balloon
  152                0.15             86.84             7.030              0.103       Act/360       Balloon
  153                0.15             86.99             6.880              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  154                0.15             87.14             6.950              0.103       Act/360       Balloon
  155                0.15             87.29             6.960              0.153       Act/360       Balloon
  156                0.15             87.43             6.860              0.103       Act/360       Balloon

  157                0.15             87.58             6.900              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
 157a
 157b
 157c
 157d

------------------------------------------------------------------------------------------------------------------------------------
  158                0.15             87.73             7.030              0.153       Act/360       Balloon
  159                0.15             87.88             7.680              0.103       30/360        Balloon
  160                0.14             88.02             7.110              0.103       Act/360       Balloon
  161                0.14             88.16             7.080              0.103       Act/360       Balloon
  162                0.14             88.30             6.960              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  163                0.14             88.44             7.850              0.103       Act/360       Balloon
  164                0.14             88.58             6.480              0.103       Act/360       Balloon
  165                0.14             88.72             6.800              0.153       Act/360       Balloon
  166                0.14             88.86             7.750              0.153       Act/360       Balloon
  167                0.14             89.00             7.280              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  168                0.14             89.14             7.110              0.103       Act/360       Balloon
  169                0.14             89.27             7.020              0.103       Act/360       Balloon
  170                0.13             89.41             6.660              0.153       Act/360       Balloon
  171                0.13             89.54             7.160              0.153       Act/360       Balloon
  172                0.13             89.67             7.210              0.103       Act/360       Fully Amortizing
------------------------------------------------------------------------------------------------------------------------------------
  173                0.13             89.80             7.490              0.103       Act/360       Balloon
  174                0.13             89.93             6.650              0.103       Act/360       Balloon
  175                0.13             90.06             7.850              0.103       Act/360       Balloon
  176                0.13             90.19             6.920              0.153       Act/360       Balloon
  177                0.13             90.32             7.130              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  178                0.13             90.45             7.190              0.103       30/360        Fully Amortizing
  179                0.12             90.57             6.710              0.103       30/360        Step
  180                0.12             90.69             7.120              0.103       Act/360       Balloon
  181                0.12             90.82             7.370              0.153       Act/360       Balloon
  182                0.12             90.94             6.450              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  183                0.12             91.06             7.080              0.103       Act/360       Balloon
  184                0.12             91.19             7.140              0.153       Act/360       Balloon
  185                0.12             91.31             7.330              0.103       Act/360       Balloon
  186                0.12             91.43             7.100              0.153       Act/360       Balloon
  187                0.12             91.56             7.300              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  188                0.12             91.68             7.140              0.153       Act/360       Balloon
  189                0.12             91.80             6.420              0.103       Act/360       Balloon
  190                0.12             91.92             6.950              0.103       30/360        Step
  191                0.12             92.04             7.050              0.103       Act/360       Balloon
  192                0.12             92.16             7.010              0.103       30/360        Step
------------------------------------------------------------------------------------------------------------------------------------
  193                0.12             92.28             7.080              0.103       Act/360       Balloon
  194                0.12             92.39             7.140              0.153       Act/360       Balloon
  195                0.12             92.51             6.960              0.103       Act/360       Balloon
  196                0.12             92.63             7.120              0.153       Act/360       Balloon
  197                0.12             92.74             7.040              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  198                0.11             92.85             7.180              0.103       Act/360       Balloon

                                      Cumulative
                     % of             % of
                     Aggregate        Aggregate                                        Interest
Control              Cut-off Date     Cut-off Date      Mortgage       Administrative  Accrual
No.                  Balance (%)      Balance (%)       Rate (%)        Cost Rate (%)  Method        Amortization Type
====================================================================================================================================
  199                0.11             92.97             7.170              0.153       Act/360       Balloon
  200                0.11             93.08             7.050              0.153       Act/360       Balloon
  201                0.11             93.19             7.050              0.103       Act/360       Balloon
  202                0.11             93.31             7.020              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  203                0.11             93.42             7.120              0.103       Act/360       Balloon
  204                0.11             93.53             7.200              0.103       Act/360       Balloon
  205                0.11             93.64             7.250              0.103       Act/360       Balloon
  206                0.11             93.75             6.900              0.103       Act/360       Balloon
  207                0.11             93.85             7.140              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  208                0.11             93.96             7.230              0.103       Act/360       Balloon
  209                0.11             94.07             6.730              0.103       Act/360       Balloon
  210                0.11             94.18             6.580              0.103       Act/360       Balloon
  211                0.11             94.29             6.460              0.103       Act/360       Balloon
  212                0.11             94.39             7.210              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  213                0.11             94.50             7.470              0.103       Act/360       Balloon
  214                0.11             94.60             6.760              0.103       Act/360       Balloon
  215                0.10             94.71             7.390              0.103       Act/360       Balloon
  216                0.10             94.81             7.100              0.153       Act/360       Balloon
  217                0.10             94.91             7.050              0.103       30/360        Fully Amortizing
------------------------------------------------------------------------------------------------------------------------------------
  218                0.10             95.01             7.220              0.103       Act/360       Balloon
  219                0.10             95.11             7.470              0.103       Act/360       Balloon
  220                0.10             95.21             7.170              0.103       Act/360       Balloon
  221                0.10             95.31             7.250              0.103       Act/360       Balloon
  222                0.10             95.40             7.160              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  223                0.10             95.50             7.160              0.103       Act/360       Balloon
  224                0.10             95.60             6.910              0.103       Act/360       Balloon
  225                0.09             95.69             7.180              0.103       30/360        Balloon
  226                0.09             95.78             7.200              0.103       Act/360       Balloon
  227                0.09             95.88             6.340              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  228                0.09             95.97             7.190              0.103       Act/360       Balloon
  229                0.09             96.06             7.040              0.103       Act/360       Balloon
  230                0.09             96.15             6.640              0.103       Act/360       Balloon
  231                0.09             96.23             7.010              0.103       30/360        Step
  232                0.09             96.32             7.060              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  233                0.09             96.41             6.330              0.153       Act/360       Balloon
  234                0.09             96.49             5.970              0.103       30/360        Fully Amortizing
  235                0.08             96.58             7.080              0.103       Act/360       Balloon
  236                0.08             96.66             7.250              0.103       Act/360       Balloon
  237                0.08             96.74             6.730              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  238                0.08             96.83             7.120              0.103       Act/360       Balloon
  239                0.08             96.91             7.280              0.103       Act/360       Balloon
  240                0.08             96.99             6.870              0.103       Act/360       Balloon
  241                0.08             97.07             7.080              0.103       Act/360       Balloon
  242                0.08             97.15             7.000              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  243                0.08             97.23             7.660              0.103       30/360        Fully Amortizing
  244                0.08             97.31             7.240              0.103       Act/360       Balloon
  245                0.08             97.39             7.390              0.153       Act/360       Balloon
  246                0.08             97.47             7.120              0.153       Act/360       Balloon
  247                0.08             97.54             7.050              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  248                0.08             97.62             7.030              0.103       Act/360       Balloon
  249                0.08             97.70             6.910              0.103       Act/360       Balloon
  250                0.08             97.77             7.270              0.103       Act/360       Balloon
  251                0.07             97.85             7.320              0.153       Act/360       Balloon
  252                0.07             97.92             7.120              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  253                0.07             97.99             6.910              0.103       30/360        Fully Amortizing
  254                0.07             98.07             7.200              0.153       Act/360       Balloon
  255                0.07             98.14             6.910              0.103       30/360        Fully Amortizing
  256                0.07             98.21             6.900              0.103       30/360        Step
  257                0.07             98.29             7.850              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  258                0.07             98.36             7.190              0.153       Act/360       Balloon
  259                0.07             98.43             7.210              0.103       Act/360       Balloon
  260                0.07             98.50             7.210              0.103       Act/360       Balloon
  261                0.07             98.57             6.860              0.103       Act/360       Balloon
  262                0.07             98.64             7.390              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  263                0.07             98.71             7.150              0.103       Act/360       Balloon
  264                0.07             98.78             7.110              0.153       Act/360       Balloon
  265                0.07             98.85             7.050              0.103       Act/360       Balloon

                                      Cumulative
                     % of             % of
                     Aggregate        Aggregate                                        Interest
Control              Cut-off Date     Cut-off Date      Mortgage       Administrative  Accrual
No.                  Balance (%)      Balance (%)       Rate (%)        Cost Rate (%)  Method        Amortization Type
====================================================================================================================================
  266                0.07             98.91             7.190              0.103       30/360        Fully Amortizing
  267                0.07             98.98             7.140              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  268                0.07             99.05             7.100              0.103       30/360        Step
  269                0.07             99.12             7.080              0.103       Act/360       Balloon
  270                0.06             99.18             7.090              0.103       Act/360       Balloon
  271                0.06             99.25             7.040              0.153       Act/360       Balloon
  272                0.06             99.31             7.210              0.153       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  273                0.06             99.37             6.750              0.103       Act/360       Balloon
  274                0.06             99.44             7.440              0.103       Act/360       Balloon
  275                0.06             99.50             7.050              0.103       30/360        Step
  276                0.06             99.56             7.080              0.103       Act/360       Balloon
  277                0.06             99.62             7.140              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  278                0.06             99.68             7.080              0.103       Act/360       Balloon
  279                0.05             99.73             7.100              0.103       Act/360       Balloon
  280                0.05             99.78             7.390              0.103       Act/360       Balloon
  281                0.04             99.83             6.750              0.103       Act/360       Balloon
  282                0.04             99.86             7.570              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------
  283                0.04             99.90             7.500              0.103       30/360        Fully Amortizing
  284                0.04             99.94             7.310              0.153       Act/360       Balloon
  285                0.03             99.97             7.210              0.103       Act/360       Balloon
  286                0.03            100.00             7.570              0.103       Act/360       Balloon
------------------------------------------------------------------------------------------------------------------------------------

                   Original      Remaining
                   Interest-     Interest-       Original         Remaining
                   Only          Only            Term to          Term to          Original           Remaining
Control            Period        Period          Maturity         Maturity         Amortization       Amortization    Origination
No.               (Mos.)         (Mos.)          (Mos.)           (Mos.)           Term (Mos.)        Term (Mos.)     Date
====================================================================================================================================
   1                                             120              118              300                298             8/28/98
  1a
  1b
  1c
------------------------------------------------------------------------------------------------------------------------------------
  1d
  1e

   2                                             120              120              360                360             11/2/98

------------------------------------------------------------------------------------------------------------------------------------
   3               57             53             118              114              300                300             6/8/98
  3a
  3b
  3c
  3d
------------------------------------------------------------------------------------------------------------------------------------
  3e
  3f
  3g
  3h
  3i
------------------------------------------------------------------------------------------------------------------------------------
  3j
  3k
  3l

   4               35             32             120              117              360                360             8/7/98
------------------------------------------------------------------------------------------------------------------------------------
   5                                             121              120              360                359             10/2/98

   6              120            119             120              119                0                  0             9/25/98
  6a
  6b
------------------------------------------------------------------------------------------------------------------------------------
  6c
  6d
  6e
  6f
  6g
------------------------------------------------------------------------------------------------------------------------------------
  6h
  6i
  6j
  6k
  6l
------------------------------------------------------------------------------------------------------------------------------------

   7                                              84               81              360                357             7/15/98
   8                                              84               80              360                356             6/16/98
   9                                             114              114              294                294             4/6/98
  10                                             120              119              360                359             9/22/98
------------------------------------------------------------------------------------------------------------------------------------
  11                                             120              119              360                359             9/25/98
  12                                             120              119              300                299             10/1/98
  13                                             120              118              360                358             8/28/98
  14                                             120              118              360                358             8/19/98
  15                                              60               59              360                359             10/1/98
------------------------------------------------------------------------------------------------------------------------------------
  16                                             112              110              352                350             12/11/97

  17                                             120              118              360                358             8/18/98
  17a
  17b
------------------------------------------------------------------------------------------------------------------------------------
  17c
  17d
  17e

  18                                             120              120              360                360             9/28/98
------------------------------------------------------------------------------------------------------------------------------------
  19                                             120              120              300                300             10/8/98
  21                                             120              116              360                356             6/16/98
  22                                             120              116              360                356             6/26/98

  23                                             120              117              360                357             7/29/98
------------------------------------------------------------------------------------------------------------------------------------

                   Original      Remaining
                   Interest-     Interest-       Original         Remaining
                   Only          Only            Term to          Term to          Original           Remaining
Control            Period        Period          Maturity         Maturity         Amortization       Amortization    Origination
No.               (Mos.)         (Mos.)          (Mos.)           (Mos.)           Term (Mos.)        Term (Mos.)     Date
====================================================================================================================================
  23a
  23b
  23c

  24                                             120              118              360                358             8/31/98
------------------------------------------------------------------------------------------------------------------------------------
  25                                             120              119              360                359             9/22/98
  26                                             120              116              360                356             6/10/98
  27                                              84               83              360                359             9/14/98
  28                                             120              118              300                298             8/18/98
  29                                             180              177              300                297             7/9/98
------------------------------------------------------------------------------------------------------------------------------------
  30                                              84               82              360                358             8/28/98
  31                                             214              214              267                267             10/7/98
  32                                              60               57              360                357             7/24/98
  33                                              84               83              360                359             9/30/98
  34                                             120              117              360                357             7/31/98
------------------------------------------------------------------------------------------------------------------------------------
  35                                              84               82              360                358             8/14/98
  36                                             120              119              300                299             9/17/98
  37                                             120              118              360                358             8/3/98
  38                                             120              118              360                358             7/31/98
  39                                             237              234              357                354             4/8/98
------------------------------------------------------------------------------------------------------------------------------------
  40                                             120              115              360                355             5/5/98
  41                                              60               59              360                359             9/23/98
  42                                             120              118              360                358             8/14/98

  43                                             120              119              300                299             9/2/98
------------------------------------------------------------------------------------------------------------------------------------
  43a
  43b
  43c
  43d
  43e
------------------------------------------------------------------------------------------------------------------------------------

  44                                             120              118              360                358             8/25/98
  45                                             120              119              360                359             9/4/98
  46                                             120              118              360                358             8/25/98
  47                                             120              117              360                357             7/16/98
------------------------------------------------------------------------------------------------------------------------------------
  48                                             108              105              349                346             7/9/98
  49                                             120              119              360                359             9/21/98
  50                                             120              118              300                298             8/17/98
  51                                             120              119              360                359             9/2/98
  52                                             240              238              360                358             8/5/98
------------------------------------------------------------------------------------------------------------------------------------
  53                                             120              119              300                299             9/2/98
  54                                             120              119              360                359             9/9/98
  55                                             120              119              360                359             10/1/98
  56                                             300              298              300                298             8/7/98
  57                                             120              119              300                299             9/18/98
------------------------------------------------------------------------------------------------------------------------------------
  58                                             120              118              300                298             8/27/98
  59                                             120              116              360                356             6/30/98
  60                                             180              177              300                297             7/14/98
  61                                             120              120              360                360             10/2/98
  62                                             239              238              278                277             9/15/98
------------------------------------------------------------------------------------------------------------------------------------
  63                                              84               81              300                297             7/22/98
  64                                             120              118              300                298             8/18/98
  65                                             120              119              300                299             9/16/98
  66                                             120              119              360                359             10/1/98
  67                                             120              119              300                299             9/2/98
------------------------------------------------------------------------------------------------------------------------------------
  68                                             120              118              360                358             8/10/98
  69                                              60               58              360                358             8/11/98
  70                                             120              120              360                360             10/7/98
  71                                             239              238              271                270             9/15/98
  72                                             180              178              360                358             8/6/98
------------------------------------------------------------------------------------------------------------------------------------
  73                                             120              117              360                357             7/2/98
  74                                             120              118              360                358             8/14/98
  75                                             120              119              360                359             9/11/98
  76                                             120              118              360                358             8/5/98
  77                                              84               81              360                357             7/10/98
------------------------------------------------------------------------------------------------------------------------------------
  78                                             120              117              360                357             7/6/98
  79                                             120              111              360                351             1/15/98

                   Original      Remaining
                   Interest-     Interest-       Original         Remaining
                   Only          Only            Term to          Term to          Original           Remaining
Control            Period        Period          Maturity         Maturity         Amortization       Amortization    Origination
No.               (Mos.)         (Mos.)          (Mos.)           (Mos.)           Term (Mos.)        Term (Mos.)     Date
====================================================================================================================================
  80                                             120              119              360                359             9/21/98
  81                                              84               82              360                358             8/28/98
  82                                             109              106              349                346             8/21/97
------------------------------------------------------------------------------------------------------------------------------------
  83                                             120              119              360                359             9/18/98
  84                                             113              113              353                353             3/17/98
  85                                             120              117              360                357             7/2/98
  86                                             120              117              360                357             7/16/98
  87                                             120              116              360                356             6/24/98
------------------------------------------------------------------------------------------------------------------------------------
  88                                             240              240              240                240             10/13/98
  89                                             120              118              300                298             8/4/98
  90                                              60               57              360                357             7/23/98
  91                                             120              119              360                359             9/10/98
  92                                             120              118              360                358             8/25/98
------------------------------------------------------------------------------------------------------------------------------------
  93                                             120              119              360                359             10/1/98
  94                                             120              117              360                357             7/20/98
  95                                             120              114              360                354             4/30/98
  96                                             120              118              300                298             8/25/98
  97                                             120              110              360                350             12/24/97
------------------------------------------------------------------------------------------------------------------------------------
  98                                             120              117              360                357             7/13/98
  99                                             120              116              360                356             6/30/98
  100                                            120              117              300                297             7/9/98
  101                                             84               75              360                351             1/22/98
  102                                            107              105              347                345             8/21/98
------------------------------------------------------------------------------------------------------------------------------------
  103                                            120              120              300                300             10/2/98
  104                                            120              116              360                356             6/25/98

  105                                            180              178              195                193             8/20/98
 105a
------------------------------------------------------------------------------------------------------------------------------------
 105b
 105c

  106                                            120              116              330                326             7/1/98
  107                                            120              118              240                238             8/12/98
------------------------------------------------------------------------------------------------------------------------------------
  108                                            120              119              360                359             9/30/98
  109                                            120              119              300                299             9/24/98
  110                                            120              118              360                358             8/24/98
  111                                            144              141              360                357             7/14/98
  112                                            180              178              300                298             8/13/98
------------------------------------------------------------------------------------------------------------------------------------
  113                                             84               82              300                298             8/24/98
  114                                            120              120              360                360             10/2/98
  115                                            120              118              360                358             8/13/98
  116                                            240              238              360                358             8/20/98
  117                                            120              118              360                358             8/18/98
------------------------------------------------------------------------------------------------------------------------------------
  118                                            120              117              360                357             7/31/98
  119                                             84               82              300                298             8/24/98
  120                                            120              117              300                297             7/22/98
  121                                            120              116              360                356             6/23/98
  122                                            240              239              360                359             10/1/98
------------------------------------------------------------------------------------------------------------------------------------
  123                                            120              117              300                297             7/29/98
  124                                            113              112              353                352             2/17/98
  125              60             60             240              240              180                180             10/13/98
  126                                            237              236              237                236              9/2/98
  127                                            120              119              360                359             9/14/98
------------------------------------------------------------------------------------------------------------------------------------
  128                                            120              119              360                359             9/16/98
  129                                            120              117              360                357             7/16/98
  130                                            180              176              360                356             6/11/98
  131                                            239              238              267                266             9/29/98
  132                                            180              180              180                180             10/7/98
------------------------------------------------------------------------------------------------------------------------------------
  133                                            120              119              360                359             9/22/98
  134                                             84               82              360                358             8/14/98
  135                                            120              116              360                356             6/22/98
  136                                            240              237              240                237             7/7/98

------------------------------------------------------------------------------------------------------------------------------------
  137                                             84               83              324                323             9/8/98
 137a
 137b

                   Original      Remaining
                   Interest-     Interest-       Original         Remaining
                   Only          Only            Term to          Term to          Original           Remaining
Control            Period        Period          Maturity         Maturity         Amortization       Amortization    Origination
No.               (Mos.)         (Mos.)          (Mos.)           (Mos.)           Term (Mos.)        Term (Mos.)     Date
====================================================================================================================================
  138                                             60               58              360                358             8/18/98
------------------------------------------------------------------------------------------------------------------------------------
  139                                            120              117              360                357             7/13/98
  140                                            120              116              300                296             6/24/98
  141                                            120              118              360                358             8/26/98
  142              60             60             240              240              180                180             10/13/98
  143                                            120              119              360                359             9/18/98
------------------------------------------------------------------------------------------------------------------------------------
  144                                            120              119              360                359             9/30/98
  145                                            120              119              360                359             10/1/98
  146                                             60               57              360                357             7/17/98
  147                                            120              113              360                353             3/25/98
  148                                             84               83              360                359             9/8/98
------------------------------------------------------------------------------------------------------------------------------------
  149                                            120              120              360                360             10/9/98
  150                                            234              233              234                233             9/2/98
  151                                            120              116              360                356             6/24/98
  152                                            120              118              360                358             8/27/98
  153                                            120              119              360                359             10/1/98
------------------------------------------------------------------------------------------------------------------------------------
  154                                            120              118              360                358             8/13/98
  155                                            120              119              360                359             9/3/98
  156                                            120              118              360                358             8/25/98

  157                                            120              119              240                239             9/25/98
------------------------------------------------------------------------------------------------------------------------------------
  157a
  157b
  157c
  157d

------------------------------------------------------------------------------------------------------------------------------------
  158                                            180              176              360                356             6/11/98
  159                                            239              238              284                283             9/23/98
  160                                            120              118              300                298             8/31/98
  161                                            120              117              300                297             7/9/98
  162                                            120              119              360                359             9/16/98
------------------------------------------------------------------------------------------------------------------------------------
  163                                            120              120              360                360             10/14/98
  164                                            120              119              360                359             9/30/98
  165                                            120              120              360                360             10/6/98
  166                                            120              120              360                360             10/9/98
  167                                             84               81              360                357             6/30/98
------------------------------------------------------------------------------------------------------------------------------------
  168                                            120              117              300                297             7/22/98
  169                                            120              119              360                359             9/10/98
  170                                            120              120              360                360             10/9/98
  171                                            120              118              360                358             8/13/98
  172                                            180              178              180                178             8/28/98
------------------------------------------------------------------------------------------------------------------------------------
  173                                            120              118              360                358             8/13/98
  174                                            175              174              217                216             9/10/98
  175                                            120              120              360                360             10/14/98
  176                                            120              118              300                298             8/31/98
  177                                            117              116              357                356             6/15/98
------------------------------------------------------------------------------------------------------------------------------------
  178                                            240              237              240                237             7/7/98
  179                                            237              235              237                235             8/31/98
  180                                            120              117              360                357             7/24/98
  181                                            120              120              240                240             10/6/98
  182                                            120              120              300                300             10/5/98
------------------------------------------------------------------------------------------------------------------------------------
  183                                            120              119              360                359             9/22/98
  184                                            120              118              360                358             8/2/98
  185                                            120              117              360                357             7/8/98
  186                                            120              117              360                357             7/28/98
  187                                            120              118              300                298             8/19/98
------------------------------------------------------------------------------------------------------------------------------------
  188                                            120              118              300                298             8/11/98
  189                                            120              119              360                359             9/9/98
  190                                            239              239              275                275             10/15/98
  191                                            120              117              360                357             7/17/98
  192                                            237              236              237                236             9/9/98
------------------------------------------------------------------------------------------------------------------------------------
  193                                            120              118              360                358             8/3/98
  194                                            120              116              360                356             6/8/98
  195                                            120              119              360                359             9/22/98
  196                                            120              118              360                358             8/27/98
  197                                            120              117              300                297             7/20/98
------------------------------------------------------------------------------------------------------------------------------------
  198                                            120              119              360                359             9/10/98

                   Original      Remaining
                   Interest-     Interest-       Original         Remaining
                   Only          Only            Term to          Term to          Original           Remaining
Control            Period        Period          Maturity         Maturity         Amortization       Amortization    Origination
No.               (Mos.)         (Mos.)          (Mos.)           (Mos.)           Term (Mos.)        Term (Mos.)     Date
====================================================================================================================================
  199                                            120              118              360                358             8/19/98
  200                                            120              118              360                358             8/17/98
  201                                            120              118              360                358             8/19/98
  202                                            120              118              360                358             8/13/98
------------------------------------------------------------------------------------------------------------------------------------
  203                                            120              116              360                356             6/11/98
  204                                            120              119              360                359             9/10/98
  205                                             84               84              324                324             10/7/98
  206                                            120              119              360                359             9/16/98
  207                                            120              118              360                358             8/12/98
------------------------------------------------------------------------------------------------------------------------------------
  208                                            180              176              360                356             6/30/98
  209                                            120              118              180                178             8/24/98
  210                                            120              119              360                359             10/1/98
  211                                            120              119              360                359             9/21/98
  212                                            120              117              360                357             7/22/98
------------------------------------------------------------------------------------------------------------------------------------
  213                                            240              239              360                359             9/10/98
  214                                            120              119              360                359             9/4/98
  215                                            240              239              360                359             9/15/98
  216                                            120              119              360                359             8/28/98
  217                                            237              236              237                236             9/29/98
------------------------------------------------------------------------------------------------------------------------------------
  218                                             84               81              360                357             7/30/98
  219                                            240              239              360                359             9/10/98
  220                                            120              119              360                359             9/11/98
  221                                            120              119              300                299             9/3/98
  222                                             60               58              300                298             8/3/98
------------------------------------------------------------------------------------------------------------------------------------
  223                                            120              118              300                298             9/1/98
  224                                            120              117              300                297             7/7/98
  225                                            238              235              282                279             7/7/98
  226                                            120              119              360                359             9/10/98
  227                                            120              119              300                299             9/29/98
------------------------------------------------------------------------------------------------------------------------------------
  228                                            120              118              360                358             8/24/98
  229                                            120              119              360                359             9/11/98
  230                                            120              119              360                359             9/17/98
  231                                            237              237              237                237             10/9/98
  232                                            120              118              300                298             8/20/98
------------------------------------------------------------------------------------------------------------------------------------
  233                                            120              120              360                360             10/2/98
  234                                            240              240              240                240             10/2/98
  235                                            120              118              360                358             8/17/98
  236                                            120              117              360                357             7/27/98
  237                                            120              118              180                178             8/24/98
------------------------------------------------------------------------------------------------------------------------------------
  238                                            120              118              300                298             8/12/98
  239                                            120              116              324                320             6/30/98
  240                                            120              119              360                359             9/16/98
  241                                            120              118              300                298             9/1/98
  242                                            120              118              360                358             8/31/98
------------------------------------------------------------------------------------------------------------------------------------
  243                                            237              236              237                236             9/16/98
  244                                            120              116              360                356             7/1/98
  245                                            120              117              300                297             7/8/98
  246                                             60               58              360                358             8/25/98
  247                                            120              118              360                358             8/17/98
------------------------------------------------------------------------------------------------------------------------------------
  248                                            180              178              360                358             8/10/98
  249                                            240              239              240                239             3/5/98
  250                                            120              118              300                298             8/26/98
  251                                            120              119              300                299             9/3/98
  252                                            120              118              360                358             8/27/98
------------------------------------------------------------------------------------------------------------------------------------
  253                                            240              239              240                239             3/5/98
  254                                            120              117              300                297             7/30/98
  255                                            238              235              238                235             7/8/98
  256                                            177              176              177                176             9/17/98
  257                                            120              120              360                360             10/14/98
------------------------------------------------------------------------------------------------------------------------------------
  258                                            120              119              300                299             9/23/98
  259                                            120              117              360                357             7/22/98
  260                                            120              117              360                357             7/22/98
  261                                            120              118              360                358             9/1/98
  262                                            240              239              360                359             9/15/98
------------------------------------------------------------------------------------------------------------------------------------
  263                                            120              118              360                358             8/19/98
  264                                            120              117              360                357             7/14/98
  265                                            120              117              360                357             7/24/98

                   Original      Remaining
                   Interest-     Interest-       Original         Remaining
                   Only          Only            Term to          Term to          Original           Remaining
Control            Period        Period          Maturity         Maturity         Amortization       Amortization    Origination
No.               (Mos.)         (Mos.)          (Mos.)           (Mos.)           Term (Mos.)        Term (Mos.)     Date
====================================================================================================================================
  266                                            240              237              240                237             7/7/98
  267                                            120              116              360                356             6/17/98
------------------------------------------------------------------------------------------------------------------------------------
  268                                            237              237              237                237             10/16/98
  269                                            120              118              360                358             8/17/98
  270                                            120              119              360                359             9/21/98
  271                                            120              118              360                358             8/25/98
  272                                            120              117              360                357             7/28/98
------------------------------------------------------------------------------------------------------------------------------------
  273                                            120              119              360                359             9/30/98
  274                                            120              117              300                297             7/30/98
  275                                            218              216              257                255             8/18/98
  276                                            120              118              300                298             9/1/98
  277                                            120              117              300                297             7/9/98
------------------------------------------------------------------------------------------------------------------------------------
  278                                            120              117              300                297             7/29/98
  279                                             84               82              300                298             8/12/98
  280                                            240              239              360                359             9/15/98
  281                                            120              119              240                239             9/4/98
  282                                            120              117              300                297             7/8/98
------------------------------------------------------------------------------------------------------------------------------------
  283                                            192              190              192                190             8/24/98
  284                                            120              119              360                359             10/1/98
  285                                            120              117              360                357             7/22/98
  286                                            120              117              300                297             7/8/98
------------------------------------------------------------------------------------------------------------------------------------

             Maturity of
             Anticipated
Control      Repayment        Balloon Balance                                                                      Annual Debt
No.          Date             ($)                  Property Type                  Prepayment Provisions            Service ($)
====================================================================================================================================
   1         9/1/08           $ 195,225,103        Hotel                          L(2.25),D(7.75)                  $ 19,790,000
  1a                                               Hotel
  1b                                               Hotel
  1c                                               Hotel
------------------------------------------------------------------------------------------------------------------------------------
  1d                                               Hotel
  1e                                               Hotel

   2         12/1/08            125,623,449        Retail                         L(1.917),D(8),O(.083)              11,285,604

------------------------------------------------------------------------------------------------------------------------------------
   3         4/16/08            101,284,797        Office/Industrial              L(2.417),D(7.416)                   7,452,408
  3a                                               Office/Industrial
  3b                                               Office/Industrial
  3c                                               Office/Industrial
  3d                                               Office/Industrial
------------------------------------------------------------------------------------------------------------------------------------
  3e                                               Office/Industrial
  3f                                               Office/Industrial
  3g                                               Office/Industrial
  3h                                               Office/Industrial
  3i                                               Office/Industrial
------------------------------------------------------------------------------------------------------------------------------------
  3j                                               Office/Industrial
  3k                                               Office/Industrial
  3l                                               Office/Industrial

   4         8/10/08             62,890,459        Retail                         L(2.25),D(7.75)                     5,244,420
------------------------------------------------------------------------------------------------------------------------------------
   5         11/1/08             53,186,796        Retail                         L(2.083),D(8)                       4,493,796

   6         10/1/08             54,600,000        Retail                         L(2.083),D(7.667),O(.25)            3,520,790
  6a                                               Retail
  6b                                               Retail
------------------------------------------------------------------------------------------------------------------------------------
  6c                                               Retail
  6d                                               Retail
  6e                                               Retail
  6f                                               Retail
  6g                                               Retail
------------------------------------------------------------------------------------------------------------------------------------
  6h                                               Retail
  6i                                               Retail
  6j                                               Retail
  6k                                               Retail
  6l                                               Retail
------------------------------------------------------------------------------------------------------------------------------------

   7         8/1/05              43,790,880        Retail                         L(2.333),D(4.667)                   3,731,621
   8         7/1/05              42,277,571        Multi-Family                   L(4),D(2.75),O(.25)                 3,639,166
   9         5/1/08              25,430,657        Hotel                          L(2),D(7.25),O(.25)                 2,842,417
  10         10/1/08             23,825,825        Retail                         L(4),D(5.75),O(.25)                 2,140,374
------------------------------------------------------------------------------------------------------------------------------------
  11         10/1/08             19,937,901        Multi-Family                   L(4),D(6)                           1,793,802
  12         10/1/08             14,768,276        Hotel                          L(4),D(5.75),O(.25)                 1,559,150
  13         9/1/08              15,781,492        Multi-Family                   L(5),D(4.75),O(.25)                 1,443,579
  14         9/1/08              15,385,526        Multi-Family                   L(4),D(5.75),O(.25)                 1,382,292
  15         10/1/03             16,785,415        Office                         L(2.167),D(2.833)                   1,427,396
------------------------------------------------------------------------------------------------------------------------------------
  16         1/1/08              15,465,930        Retail                         L(3.333),D(5.5),O(.5)               1,444,693

  17         9/1/08              15,103,797        Retail                         L(4),D(5.75),O(.25)                 1,398,092
  17a                                              Retail
  17b                                              Retail
------------------------------------------------------------------------------------------------------------------------------------
  17c                                              Retail
  17d                                              Retail
  17e                                              Retail

  18         11/1/08             13,434,112        Office                         L(4),D(5.75),O(.25)                 1,289,897
------------------------------------------------------------------------------------------------------------------------------------
  19         11/1/08             12,091,418        Hotel                          L(4),D(5.75),O(.25)                 1,301,052
  21         7/1/08              12,415,097        Health Care                    L(4),D(5.75),O(.25)                 1,148,867
  22         7/1/08              12,277,831        Industrial                     L(3),D(6.667),O(.333)               1,140,364

  23         8/1/08              12,145,114        Retail                         L(4),D(5.75),O(.25)                 1,112,443
------------------------------------------------------------------------------------------------------------------------------------

             Maturity of
             Anticipated
Control      Repayment        Balloon Balance                                                                      Annual Debt
No.          Date             ($)                  Property Type                  Prepayment Provisions            Service ($)
====================================================================================================================================
  23a                                              Retail
  23b                                              Retail
  23c                                              Retail

  24         9/1/08              11,910,103        Multi-Family                   L(4),D(5.75),O(.25)                 1,080,540
------------------------------------------------------------------------------------------------------------------------------------
  25         10/1/08             10,820,361        Office                         L(4),D(5.75),O(.25)                 1,002,956
  26         7/1/08              10,507,386        Industrial                     L(4),D(5.75),O(.25)                   971,613
  27         10/1/05             10,529,258        Office                         L(4),D(2.917),O(.083)                 890,484
  28         9/1/08               8,851,490        Office                         L(4),D(5.75),O(.25)                   932,950
  29         8/1/13               6,805,935        Retail                         L(4),D(10.75),O(.25)                  921,870
------------------------------------------------------------------------------------------------------------------------------------
  30         9/1/05               9,550,159        Office                         L(4),D(2.75),O(.25)                   819,430
  31         9/1/16               3,883,837        CTL                            L(4),D(13.833)                      1,076,770
  32         8/1/03               9,664,093        Retail                         L(2.33),D(2.42),O(.25)                815,975
  33         10/1/05              9,043,225        Multi-Family                   L(4),D(2.75),O(.25)                   794,278
  34         8/1/08               8,497,022        Multi-Family                   L(4),D(5.667),O(.333)                 771,359
------------------------------------------------------------------------------------------------------------------------------------
  35         9/1/05               8,543,028        Multi-Family                   L(3),D(3.667),O(.333)                 734,251
  36         10/1/08              7,404,943        Multi-Family                   L(4),D(6)                             785,942
  37         9/1/08               7,524,112        Retail                         L(4),D(5.75),O(.25)                   694,929
  38         9/1/08               7,441,645        Retail                         L(4),YM1%(5.75),O(.25)                678,682
  39         5/1/18               5,430,991        Retail                         L(10.25),YM1%(9),O(.5)                721,600
------------------------------------------------------------------------------------------------------------------------------------
  40         6/1/08               7,297,346        Retail                         L(4),D(5.75),O(.25)                   694,936
  41         10/1/03              7,681,880        Retail                         L(3),D(1.75),O(.25)                   596,935
  42         9/1/08               7,003,899        Multi-Family                   L(4),D(5.75),O(.25)                   636,854

  43         10/1/08              6,412,247        Retail                         L(4),YM3%(5.75),O(.25)                682,187
------------------------------------------------------------------------------------------------------------------------------------
  43a                                              Retail
  43b                                              Retail
  43c                                              Retail
  43d                                              Retail
  43e                                              Retail
------------------------------------------------------------------------------------------------------------------------------------

  44         9/1/08               6,733,848        Multi-Family                   L(3),D(6.75),O(.25)                   610,012
  45         10/1/08              6,633,322        Multi-Family                   L(4),D(5.75),O(.25)                   597,245
  46         9/1/08               6,560,071        Multi-Family                   L(3),D(6.75),O(.25)                   594,270
  47         8/1/08               6,438,960        Multi-Family                   L(4),D(5.75),O(.25)                   564,134
------------------------------------------------------------------------------------------------------------------------------------
  48         8/1/07               6,627,203        Retail                         L(3),D(5.5),O(.5)                     661,164
  49         10/1/08              6,366,259        Multi-Family                   L(4),D(5.75),O(.25)                   571,477
  50         9/1/08               5,730,951        Office                         L(4),D(5.75),O(.25)                   605,119
  51         10/1/08              6,074,644        Multi-Family                   L(4),D(5.5),O(.5)                     548,177
  52         9/1/18               4,291,614        Retail                         L(4),D(15.75),O(.25)                  563,158
------------------------------------------------------------------------------------------------------------------------------------
  53         10/1/08              5,449,334        Retail                         L(4),D(5.75),O(.25)                   571,568
  54         10/1/08              5,910,393        Office                         L(4),D(5.75),O(.25)                   552,707
  55         10/1/08              5,825,334        Retail                         L(4),D(5.75),O(.25)                   524,102
  56         9/1/23                      --        Retail                         L(12),D(12.5),O(.5)                   602,386
  57         10/1/08              5,248,231        Industrial                     L(4),D(5.75),O(.25)                   556,377
------------------------------------------------------------------------------------------------------------------------------------
  58         9/1/08               5,207,642        Hotel                          L(4),D(5.75),O(.25)                   553,778
  59         7/1/08               5,516,377        Retail                         L(4),D(5.75),O(.25)                   510,097
  60         8/1/13               3,908,694        Multi-Family                   L(7),D(7.75),O(.25)                   527,522
  61         11/1/08              5,196,248        Retail                         L(4),D(5.75),O(.25)                   466,512
  62         9/1/18               1,997,999        CTL                            L(4),D(15.917)                        437,598
------------------------------------------------------------------------------------------------------------------------------------
  63         8/1/05               5,251,755        Industrial                     L(4),D(2.75),O(.25)                   508,422
  64         9/1/08               4,724,000        Self-Storage                   L(4),D(5.75),O(.25)                   501,755
  65         10/1/08              4,702,647        Hotel                          L(4),D(5.75),O(.25)                   515,733
  66         10/1/08              5,017,559        Office                         L(3),D(6.75),O(.25)                   467,836
  67         10/1/08              4,534,482        Retail                         L(4),D(5.75),O(.25)                   475,611
------------------------------------------------------------------------------------------------------------------------------------
  68         9/1/08               5,005,073        Office                         L(4),D(5.75),O(.25)                   467,073
  69         9/1/03               5,338,671        Industrial                     L(2.25),D(2.5),O(.25)                 444,777
  70         11/1/08              4,883,814        Retail                         L(4),D(5.75),O(.25)                   447,083
  71         9/1/18               1,584,999        CTL                            L(4),D(15.917)                        414,330
  72         9/1/13               4,293,591        Retail                         L(7),D(7.5),O(.5)                     449,342
------------------------------------------------------------------------------------------------------------------------------------
  73         8/1/08               4,858,542        Multi-Family                   L(4),D(5.75),O(.25)                   438,094
  74         9/1/08               4,856,946        Retail                         L(4),D(5.75),O(.25)                   448,921
  75         10/1/08              4,775,968        Retail                         L(4),D(5.75),O(.25)                   427,432
  76         9/1/08               4,811,931        Retail                         L(4),D(5.75),O(.25)                   444,432
  77         8/1/05               5,065,877        Industrial                     L(4),D(2.75),O(.25)                   440,874
------------------------------------------------------------------------------------------------------------------------------------
  78         8/1/08               4,707,716        Multi-Family                   L(4),D(5.5),O(.5)                     430,246
  79         2/1/08               4,689,805        Retail                         L(4),D(5.5),O(.5)                     425,041

             Maturity of
             Anticipated
Control      Repayment        Balloon Balance                                                                      Annual Debt
No.          Date             ($)                  Property Type                  Prepayment Provisions            Service ($)
====================================================================================================================================
  80         10/1/08              4,582,012        Multi-Family                   L(4),D(5.917),O(.083)                 396,866
  81         9/1/05               4,753,938        Retail                         L(4),D(2.917),O(.083)                 399,348
  82         9/1/07               4,588,747        Multi-Family                   L(2.083),YM1%(6.5),O(.5)              434,542
------------------------------------------------------------------------------------------------------------------------------------
  83         10/1/08              4,545,837        Office                         L(2.083),D(7.750),O(.167)             430,423
  84         4/1/08               4,512,537        Retail                         L(3.417),D(5.75),O(.25)               420,304
  85         8/1/08               4,337,983        Multi-Family                   L(4),D(5.75),O(.25)                   391,155
  86         8/1/08               4,292,640        Multi-Family                   L(4),D(5.75),O(.25)                   376,090
  87         7/1/08               4,363,097        Retail                         L(4),D(5.75),O(.25)                   399,585
------------------------------------------------------------------------------------------------------------------------------------
  88         11/1/18                     --        CTL                            L(4),D(16)                            388,833
  89         9/1/08               4,009,752        Hotel                          L(4),D(5.75),O(.25)                   435,489
  90         8/1/03               4,681,914        Multi-Family                   L(2.33),D(2.17),O(.5)                 390,216
  91         10/1/08              4,190,058        Multi-Family                   L(4),D(5.75),O(.25)                   384,375
  92         9/1/08               4,170,641        Multi-Family                   L(3),D(6.75),O(.25)                   377,814
------------------------------------------------------------------------------------------------------------------------------------
  93         10/1/08              3,941,308        Retail                         L(4),D(6)                             343,474
  94         8/1/08               4,033,534        Office                         L(4),D(5.75),O(.25)                   374,691
  95         5/1/08               4,024,784        Multi-Family                   L(4),D(5.5),O(.5)                     371,334
  96         9/1/08               3,589,569        Office                         L(4),D(5.917),O(.083)                 378,566
  97         1/1/08               3,981,096        Retail                         L(3),D(6.75),O(.25)                   380,168
------------------------------------------------------------------------------------------------------------------------------------
  98         8/1/08               3,845,065        Retail                         L(4),D(5.75),O(.25)                   353,765
  99         7/1/08               3,864,757        Office                         L(4),D(5.75),O(.25)                   360,547
  100        8/1/08               3,519,029        Hotel                          L(7),D(3)                             374,811
  101        2/1/05               4,048,202        Multi-Family                   L(4),D(2.75),O(.25)                   350,925
  102        8/1/07               3,783,443        Retail                         L(4),D(4.417),O(.5)                   369,442
------------------------------------------------------------------------------------------------------------------------------------
  103        11/1/08              3,417,410        Hotel                          L(3),D(6.75),O(.25)                   374,421
  104        7/1/08               3,618,482        Multi-Family                   L(4),D(5.75),O(.25)                   330,652

  105        9/1/13                 483,964        CTL                            L(4),D(11)                            417,984
  105a                                             CTL
------------------------------------------------------------------------------------------------------------------------------------
  105b                                             CTL
  105c                                             CTL

  106        7/1/08               3,458,973        Retail                         L(3),D(6.75),O(.25)                   340,541
  107        9/1/08               2,786,574        Retail                         L(4),D(5.5),O(.5)                     380,267
------------------------------------------------------------------------------------------------------------------------------------
  108        10/1/08              3,489,027        Multi-Family                   L(4),D(5.75),O(.25)                   311,314
  109        10/1/08              3,198,144        Hotel                          L(4),D(5.917),O(.083)                 338,642
  110        9/1/08               3,505,067        Office                         L(4),D(5.75),O(.25)                   325,169
  111        8/1/10               3,364,291        Retail                         L(5),D(6.75),O(.25)                   327,770
  112        9/1/13               2,549,595        Self-Storage                   L(7),D(7.75),O(.25)                   343,861
------------------------------------------------------------------------------------------------------------------------------------
  113        9/1/05               3,499,258        Hotel                          L(3),D(3.75),O(.25)                   345,701
  114        11/1/08              3,401,227        Retail                         L(4),D(5.75),O(.25)                   311,362
  115        9/1/08               3,415,661        Retail                         L(4),D(5.75),O(.25)                   316,407
  116        9/1/18               2,408,534        Retail                         L(4),D(15.75),O(.25)                  315,142
  117        9/1/08               3,400,432        Multi-Family                   L(4),D(5.75),O(.25)                   311,047
------------------------------------------------------------------------------------------------------------------------------------
  118        8/1/08               3,329,451        Office                         L(4),D(5.75),O(.25)                   308,602
  119        9/1/05               3,350,155        Hotel                          L(3),5(1),4(1),3(1),2(.75),O(.25)     332,691
  120        8/1/08               3,015,165        Office                         L(4),D(5.5),O(.5)                     322,658
  121        7/1/08               3,259,256        Multi-Family                   L(5),D(4.75),O(.25)                   297,383
  122        10/1/18              2,203,665        Retail                         L(4),D(15.75),O(.25)                  283,858
------------------------------------------------------------------------------------------------------------------------------------
  123        8/1/08               2,956,386        Multi-Family                   L(4),YM1%(5.75),O(.25)                314,883
  124        3/1/08               3,237,690        Office                         L(3.33),D(5.834),O(.25)               304,608
  125        11/1/18                     --        CTL                            L(4),D(16)                            259,150
  126        7/1/18                      --        CTL                            L(4),D(15.75)                         331,956
  127        10/1/08              3,124,309        Multi-Family                   L(4),D(5.75),O(.25)                   278,772
------------------------------------------------------------------------------------------------------------------------------------
  128        10/1/08              3,136,710        Retail                         L(4),D(5.75),O(.25)                   286,251
  129        8/1/08               3,052,108        Retail                         L(4),D(5.75),O(.25)                   279,145
  130        7/1/13               2,682,695        Retail                         L(7),D(7.5),O(.5)                     280,274
  131        9/1/18                 654,451        CTL                            L(4),D(15.917)                        289,861
  132        11/1/13                     --        Hotel                          L(5),D(9.75),O(.25)                   370,184
------------------------------------------------------------------------------------------------------------------------------------
  133        10/1/08              2,987,385        Office                         L(4),D(5.75),O(.25)                   279,159
  134        9/1/05               3,129,215        Multi-Family                   L(4),D(2.75),O(.25)                   271,443
  135        7/1/08               2,974,750        Office                         L(4),D(5.75),O(.25)                   274,464
  136        8/1/18                      --        Retail                         L(19.75),O(.25)                       320,992

------------------------------------------------------------------------------------------------------------------------------------
  137        10/1/05              3,003,354        Retail                         L(4),D(2.917),O(.083)                 277,288
 137a                                              Retail
 137b                                              Retail

             Maturity of
             Anticipated
Control      Repayment        Balloon Balance                                                                      Annual Debt
No.          Date             ($)                  Property Type                  Prepayment Provisions            Service ($)
====================================================================================================================================
  138        9/1/03               3,120,923        Multi-Family                   L(2.5),D(2.083),O(.417)               260,012
------------------------------------------------------------------------------------------------------------------------------------
  139        8/1/08               2,877,651        Retail                         L(4),D(5.75),O(.25)                   268,895
  140        7/1/08               2,621,640        Parking Garage                 L(4),D(5.75),O(.25)                   282,146
  141        9/1/08               2,815,618        Office                         L(4),D(5.75),O(.25)                   258,513
  142        11/1/18                     --        CTL                            L(4),D(16)                            227,163
  143        10/1/08              2,815,269        Office                         L(4),D(5.75),O(.25)                   264,043
------------------------------------------------------------------------------------------------------------------------------------
  144        10/1/08              2,794,849        Retail                         L(5),D(4.75),O(.25)                   256,767
  145        10/1/08              2,782,227        Multi-Family                   L(3),D(6.917),O(.083)                 252,389
  146        8/1/03               3,029,383        Multi-Family                   L(2.333),D(2.417),O(.25)              254,188
  147        4/1/08               2,811,927        Retail                         L(4),D(5.75),O(.25)                   262,737
  148        10/1/05              2,877,358        Multi-Family                   L(3),D(3.67),O(.33)                   240,665
------------------------------------------------------------------------------------------------------------------------------------
  149        11/1/08              2,738,638        Retail                         L(4),D(5.917),O(.083)                 260,108
  150        4/1/18                       -        CTL                            L(4),D(15.5)                          284,472
  151        7/1/08               2,702,962        Multi-Family                   L(4),D(5.75),O(.25)                   246,993
  152        9/1/08               2,690,059        Retail                         L(4),D(6)                             246,801
  153        10/1/08              2,651,810        Multi-Family                   L(3),D(6.917),O(.083)                 240,558
------------------------------------------------------------------------------------------------------------------------------------
  154        9/1/08               2,656,486        Retail                         L(4),D(5.5),O(.5)                     242,273
  155        10/1/08              2,613,925        Retail                         L(3),D(6.75),O(.25)                   238,543
  156        9/1/08               2,606,650        Multi-Family                   L(3),D(6.75),O(.25)                   236,134

  157        10/1/08              2,034,821        Multi-Family                   L(4),D(5.917),O(.083)                 276,951
------------------------------------------------------------------------------------------------------------------------------------
  157a                                             Multi-Family
  157b                                             Multi-Family
  157c                                             Multi-Family
  157d                                             Multi-Family

------------------------------------------------------------------------------------------------------------------------------------
  158        7/1/13               2,299,452        Retail                         L(7),D(7.5),O(.5)                     240,235
  159        9/1/18                 883,036        CTL                            L(4),D(15.917)                        273,103
  160        9/1/08               2,350,205        Multi-Family                   L(4),D(5.75),O(.25)                   250,805
  161        8/1/08               2,346,018        Hotel                          L(7),D(3)                             249,874
  162        10/1/08              2,483,230        Retail                         L(4),D(5.75),O(.25)                   226,615
------------------------------------------------------------------------------------------------------------------------------------
  163        11/1/08              2,521,782        Retail                         L(2.083),D(7.667),O(.25)              245,645
  164        10/1/08              2,429,372        Multi-Family                   L(4),D(5.5),O(.5)                     213,825
  165        11/1/08              2,428,867        Retail                         L(4),D(5.75),O(.25)                   219,047
  166        11/1/08              2,488,986        Retail                         L(3),D(6.917),O(.083)                 240,714
  167        8/1/05               2,589,472        Retail                         L(3),D(3.75),O(.25)                   229,895
------------------------------------------------------------------------------------------------------------------------------------
  168        8/1/08               2,247,850        Retail                         L(4),D(5.75),O(.25)                   239,841
  169        10/1/08              2,421,737        Office                         L(4),D(5.917),O(.083)                 221,993
  170        11/1/08              2,333,201        Retail                         L(3),D(6.75),O(.25)                   208,211
  171        9/1/08               2,364,689        Office                         L(4),D(5.75),O(.25)                   219,051
  172        9/1/13                      --        Industrial                     L(4),D(10.75),O(.25)                  296,882
------------------------------------------------------------------------------------------------------------------------------------
  173        9/1/08               2,340,589        Retail                         L(4),D(5.75),O(.25)                   222,132
  174        5/1/13                 830,409        CTL                            L(4),D(10.583)                        252,051
  175        11/1/08              2,339,109        Retail                         L(2.083),D(7.667),O(.25)              227,850
  176        9/1/08               2,074,624        Hotel                          L(4),D(5.75),O(.25)                   218,925
  177        7/1/08               2,275,409        Retail                         L(3.75),D(5.75),O(.25)                210,445
------------------------------------------------------------------------------------------------------------------------------------
  178        8/1/18                      --        Retail                         L(19.75),O(.25)                       245,464
  179        6/1/18                      --        CTL                            L(10),D(9.75)                         225,588
  180        8/1/08               2,205,068        Mobile Home Park               L(4),D(5.75),O(.25)                   203,630
  181        11/1/08              1,724,406        Retail                         L(5),D(4.917),O(.083)                 239,299
  182        11/1/08              1,965,033        Office                         L(4),D(5.667),O(.333)                 201,626
------------------------------------------------------------------------------------------------------------------------------------
  183        10/1/08              2,185,201        Industrial                     L(4),D(5.75),O(.25)                   201,205
  184        9/1/08               2,188,385        Multi-Family                   L(5),D(4.75),O(.25)                   202,419
  185        8/1/08               2,199,504        Office                         L(4),D(5.75),O(.25)                   206,283
  186        8/1/08               2,186,420        Retail                         L(4),D(5.75),O(.25)                   201,610
  187        9/1/08               2,018,389        Hotel                          L(4),D(5.75),O(.25)                   217,809
------------------------------------------------------------------------------------------------------------------------------------
  188        9/1/08               2,008,523        Retail                         L(4),YM1%(5.75),O(.25)                214,721
  189        10/1/08              2,129,093        Multi-Family                   L(4),D(5.75),O(.25)                   186,540
  190        10/1/18                613,071        CTL                            L(4),D(15.917)                        201,070
  191        8/1/08               2,096,203        Retail                         L(4),D(5.75),O(.25)                   192,575
  192        7/1/18                      --        CTL                            L(4),D(15.75)                         217,542
------------------------------------------------------------------------------------------------------------------------------------
  193        9/1/08               2,081,820        Industrial                     L(4),D(5.75),O(.25)                   191,708
  194        7/1/08               2,079,586        Retail                         L(4),YM1%(5.75),O(.25)                192,298
  195        10/1/08              2,047,575        Retail                         L(4),D(5.75),O(.25)                   186,858
  196        9/1/08               2,056,006        Office                         L(3),D(6.75),O(.25)                   189,894
  197        8/1/08               1,882,496        Multi-Family                   L(4),D(5.75),O(.25)                   200,032
------------------------------------------------------------------------------------------------------------------------------------
  198        10/1/08              2,015,653        Multi-Family                   L(4),D(5.75),O(.25)                   186,972

             Maturity of
             Anticipated
Control      Repayment        Balloon Balance                                                                      Annual Debt
No.          Date             ($)                  Property Type                  Prepayment Provisions            Service ($)
====================================================================================================================================
  199        9/1/08               2,014,889        Retail                         L(5),D(4.75),O(.25)                   186,785
  200        9/1/08               2,008,567        Office                         L(4),D(5.75),O(.25)                   184,551
  201        9/1/08               2,008,567        Retail                         L(4),D(5.75),O(.25)                   184,551
  202        9/1/08               2,006,977        Multi-Family                   L(4),D(5.75),O(.25)                   183,994
------------------------------------------------------------------------------------------------------------------------------------
  203        7/1/08               1,969,103        Multi-Family                   L(4),D(5.75),O(.25)                   181,813
  204        10/1/08              1,950,939        Retail                         L(4),D(6)                             181,236
  205        11/1/05              1,980,322        Industrial                     L(4),D(2.75),O(.25)                   185,907
  206        10/1/08              1,913,808        Multi-Family                   L(4),D(6)                             173,870
  207        9/1/08               1,925,779        Multi-Family                   L(4),D(5.917),O(.083)                 178,129
------------------------------------------------------------------------------------------------------------------------------------
  208        7/1/13               1,701,587        Retail                         L(4),D(10.75),O(.25)                  179,737
  209        9/1/08               1,012,475        Retail                         L(4),D(5.75),O(.25)                   233,323
  210        10/1/08              1,882,523        Retail                         L(4),D(5.666),O(.333)                 166,957
  211        10/1/08              1,869,353        Retail                         L(4),D(5.75),O(.25)                   164,284
  212        8/1/08               1,907,656        Retail                         L(4),D(5.75),O(.25)                   177,340
------------------------------------------------------------------------------------------------------------------------------------
  213        10/1/18              1,361,777        Retail                         L(4),D(15.75),O(.25)                  179,868
  214        10/1/08              1,852,420        Retail                         L(4),D(5.75),O(.25)                   166,536
  215        10/1/18              1,322,637        Retail                         L(4),D(15.75),O(.25)                  174,308
  216        10/1/08              1,792,807        Office                         L(5),D(4.75),O(.25)                   165,320
  217        7/1/18                      --        CTL                            L(4),D(15.75)                         185,271
------------------------------------------------------------------------------------------------------------------------------------
  218        8/1/05               1,870,866        Multi-Family                   L(3),D(3.667),O(.333)                 165,275
  219        10/1/18              1,266,769        Retail                         L(4),D(15.75),O(.25)                  167,319
  220        10/1/08              1,752,285        Office                         L(4),D(5.75),O(.25)                   162,422
  221        10/1/08              1,612,476        Self-Storage                   L(4),D(5.75),O(.25)                   173,474
  222        9/1/03               1,815,879        Office                         L(3),D(1.75),O(.25)                   169,933
------------------------------------------------------------------------------------------------------------------------------------
  223        9/1/08               1,587,710        Self-Storage                   L(4),D(5.75),O(.25)                   169,933
  224        8/1/08               1,555,734        Multi-Family                   L(4),D(5.75),O(.25)                   164,045
  225        6/1/18                 541,521        CTL                            L(4),D(15.58),O(.25)                  168,418
  226        10/1/08              1,665,970        Retail                         L(4),D(6)                             154,764
  227        10/1/08              1,449,107        Office                         L(4),D(5.75),O(.25)                   147,684
------------------------------------------------------------------------------------------------------------------------------------
  228        9/1/08               1,621,515        Industrial                     L(4),D(5.917),O(.083)                 150,541
  229        10/1/08              1,593,516        Retail                         L(4),D(5.75),O(.25)                   146,290
  230        10/1/08              1,554,815        Retail                         L(4),D(5.75),O(.25)                   138,522
  231        8/1/18                      --        CTL                            L(10),D(9.75)                         163,829
  232        9/1/08               1,423,329        Office                         L(4),D(5.75),O(.25)                   151,446
------------------------------------------------------------------------------------------------------------------------------------
  233        11/1/08              1,498,379        Multi-Family                   L(4),D(5.75),O(.25)                   130,395
  234        11/1/18                     --        CTL                            L(10),D(10)                           150,087
  235        9/1/08               1,503,246        Multi-Family                   L(4),D(5.75),O(.25)                   138,429
  236        8/1/08               1,492,586        Office                         L(4),D(5.75),O(.25)                   139,164
  237        9/1/08                 782,366        Retail                         L(4),D(5.75),O(.25)                   180,295
------------------------------------------------------------------------------------------------------------------------------------
  238        9/1/08               1,348,894        Office                         L(4),D(5.75),O(.25)                   144,034
  239        7/1/08               1,411,176        Office                         L(4),D(5.75),O(.25)                   142,364
  240        10/1/08              1,434,201        Industrial                     L(4),D(5.75),O(.25)                   130,006
  241        9/1/08               1,315,151        Multi-Family                   L(4),D(5.75),O(.25)                   140,100
  242        9/1/08               1,417,222        Retail                         L(4),D(5.75),O(.25)                   129,734
------------------------------------------------------------------------------------------------------------------------------------
  243        7/1/18                      --        CTL                            L(10),D(9.75)                         157,399
  244        7/1/08               1,404,639        Multi-Family                   L(4),D(5.75),O(.25)                   130,848
  245        8/1/08               1,295,537        Office                         L(4),D(5.75),O(.25)                   140,515
  246        9/1/03               1,493,897        Office                         L(2.167),D(2.583),O(.25)              127,269
  247        9/1/08               1,353,599        Office                         L(4),D(5.75),O(.25)                   124,371
------------------------------------------------------------------------------------------------------------------------------------
  248        9/1/13               1,187,326        Multi-Family                   L(4),D(10.75),O(.25)                  124,121
  249        10/1/18                 48,956        CTL                            L(10),D(10)                           143,202
  250        9/1/08               1,250,257        Self-Storage                   L(4),D(5.75),O(.25)                   134,682
  251        10/1/08              1,211,943        Retail                         L(4),D(5.5),O(.5)                     130,918
  252        9/1/08               1,312,344        Office                         L(3),D(6.75),O(.25)                   121,209
------------------------------------------------------------------------------------------------------------------------------------
  253        10/1/18                     --        CTL                            L(10),D(10)                           138,583
  254        8/1/08               1,207,551        Retail                         L(3),YM1%(6.5),O(.5)                  129,526
  255        6/1/18                      --        CTL                            L(10),D(9.83)                         139,125
  256        7/1/13                      --        CTL                            L(4),D(10.75)                         144,836
  257        11/1/08              1,292,079        Retail                         L(2.083),D(7.667),O(.25)              125,860
------------------------------------------------------------------------------------------------------------------------------------
  258        10/1/08              1,166,897        Office                         L(4),D(5.75),O(.25)                   125,097
  259        8/1/08               1,271,770        Retail                         L(4),D(5.75),O(.25)                   118,227
  260        8/1/08               1,271,770        Retail                         L(4),D(5.75),O(.25)                   118,227
  261        9/1/08               1,238,159        Retail                         L(4),D(5.75),O(.25)                   112,164
  262        10/1/18                881,756        Retail                         L(4),D(15.75),O(.25)                  116,205
------------------------------------------------------------------------------------------------------------------------------------
  263        9/1/08               1,225,816        Retail                         L(4),D(5.75),O(.25)                   113,468
  264        8/1/08               1,224,717        Multi-Family                   L(4),D(5.75),O(.25)                   113,015
  265        8/1/08               1,222,785        Industrial                     L(4),D(5.75),O(.25)                   112,335

             Maturity of
             Anticipated
Control      Repayment        Balloon Balance                                                                      Annual Debt
No.          Date             ($)                  Property Type                  Prepayment Provisions            Service ($)
====================================================================================================================================
  266        8/1/18                      --        Retail                         L(19.75),O(.25)                       132,173
  267        7/1/08               1,208,350        Industrial                     L(4),D(5.75),O(.25)                   111,735
------------------------------------------------------------------------------------------------------------------------------------
  268        8/1/18                      --        CTL                            L(4),D(15.75)                         124,157
  269        9/1/08               1,195,603        Multi-Family                   L(4),D(5.75),O(.25)                   110,100
  270        10/1/08              1,136,604        Retail                         L(4),D(5.75),O(.25)                   104,732
  271        9/1/08               1,134,978        Office                         L(4),D(5.75),O(.25)                   104,207
  272        8/1/08               1,140,208        Office                         L(4),D(5.75),O(.25)                   105,997
------------------------------------------------------------------------------------------------------------------------------------
  273        10/1/08              1,124,146        Mobile Home Park               L(4),D(5.75),O(.25)                   100,987
  274        8/1/08               1,054,215        Mobile Home Park               L(4),D(5.75),O(.25)                   114,675
  275        11/1/16                375,480        CTL                            L(10),D(8.167)                        104,240
  276        9/1/08                 962,305        Multi-Family                   L(4),D(5.75),O(.25)                   102,512
  277        8/1/08                 964,256        Office                         L(4),D(2),3(2),2(1),1(.75),O(.25)     103,066
------------------------------------------------------------------------------------------------------------------------------------
  278        8/1/08                 933,595        Multi-Family                   L(4),D(5.75),O(.25)                    99,437
  279        9/1/05                 964,876        Industrial                     L(4),D(2.75),O(.25)                    94,139
  280        10/1/18                661,316        Retail                         L(4),D(15.75),O(.25)                   87,154
  281        10/1/08                607,081        Retail                         L(4),D(5.75),O(.25)                    82,119
  282        8/1/08                 610,576        Retail                         L(4),D(5.75),O(.25)                    66,920
------------------------------------------------------------------------------------------------------------------------------------
  283        9/1/14                      --        Industrial                     L(4),D(11.75),O(.25)                   80,625
  284        10/1/08                624,318        Retail                         L(4),D(5.917),O(.083)                  58,469
  285        8/1/08                 613,958        Retail                         L(4),D(5.75),O(.25)                    57,075
  286        8/1/08           $     488,462        Retail                         L(4),D(5.75),O(.25)              $     53,536
------------------------------------------------------------------------------------------------------------------------------------

                               DSCR                                                        Scheduled        Underwritten
                               Net                                              Cut-off    Maturity/AR      Hospitality
Control                        Cash         Appraised Value     Appraisal       Date       Date             Average Daily
No.         Net Cash Flow ($)  Flow (x)     ($)                 Date            LTV (%)    LTV (%)          Rate ($)
==========================================================================================================================
1            $ 46,315,573      2.34x        $ 499,800,000         N/A           49.9%      39.1%
1a                                            119,800,000       8/12/98                                     187
1b                                            172,300,000       8/21/98                                     260
1c                                             87,700,000       8/10/98                                     154
--------------------------------------------------------------------------------------------------------------------------
1d                                             53,800,000       8/10/98                                     120
1e                                             66,200,000       8/10/98                                     129

2              19,563,151      1.73           250,000,000       9/23/98         58.0       50.2

--------------------------------------------------------------------------------------------------------------------------
3              17,527,688      2.35           235,000,000         N/A           47.3       43.1
3a                                                      -         N/A
3b                                                      -         N/A
3c                                                      -         N/A
3d                                                      -         N/A
--------------------------------------------------------------------------------------------------------------------------
3e                                                      -         N/A
3f                                                      -         N/A
3g                                                      -         N/A
3h                                                      -         N/A
3i                                                      -         N/A
--------------------------------------------------------------------------------------------------------------------------
3j                                                      -         N/A
3k                                                      -         N/A
3l                                                      -         N/A

4               9,126,053      1.74           113,693,000         N/A           60.7       55.3
--------------------------------------------------------------------------------------------------------------------------
5               8,073,460      1.80           101,980,000       6/10/98         61.7       52.2

6               9,641,221      2.74           105,995,000         N/A           51.5       51.5
6a                                              1,975,000        9/1/98
6b                                             12,465,000        9/1/98
--------------------------------------------------------------------------------------------------------------------------
6c                                              7,500,000       8/20/98
6d                                             15,000,000       8/22/98
6e                                             17,820,000       9/20/98
6f                                              2,600,000        9/1/98
6g                                             12,650,000        9/1/98
--------------------------------------------------------------------------------------------------------------------------
6h                                             16,800,000        9/1/98
6i                                              4,900,000        9/1/98
6j                                              1,935,000       8/13/98
6k                                              1,900,000       8/26/98
6l                                             10,450,000       8/24/98
--------------------------------------------------------------------------------------------------------------------------

7               5,530,670      1.48            71,000,000       7/11/98         67.1       61.7
8               4,915,280      1.35            58,450,000       4/24/98         78.5       72.3
9               4,187,613      1.47            46,500,000       3/15/98         66.3       54.7             133
10              4,102,882      1.92            48,000,000       6/17/98         57.3       49.6
--------------------------------------------------------------------------------------------------------------------------
11              2,810,845      1.57            41,200,000       6/30/98         55.8       48.4
12              2,446,423      1.57            33,500,000        9/1/98         55.2       44.1             114
13              1,832,472      1.27            23,100,000       7/22/98         78.2       68.3
14              1,842,407      1.33            22,200,000        6/1/98         79.9       69.3
15              1,909,760      1.34            25,000,000       8/12/98         70.8       67.1
--------------------------------------------------------------------------------------------------------------------------
16              1,942,163      1.34            22,800,000        5/1/98         76.8       67.8

17              1,818,552      1.30            25,700,000       6/22/98         67.0       58.8
17a                                             4,500,000       6/22/98
17b                                             4,200,000       6/22/98
--------------------------------------------------------------------------------------------------------------------------
17c                                             7,700,000       6/22/98
17d                                             5,500,000       6/22/98
17e                                             3,800,000       6/22/98

18              1,778,178      1.38            20,500,000       4/28/98         73.9       65.5
--------------------------------------------------------------------------------------------------------------------------
19              1,902,318      1.46            22,000,000        7/1/98         68.2       55.0             142
21              1,571,001      1.37            18,900,000       5/20/98         74.8       65.7
22              1,558,636      1.37            17,960,000        6/8/98         77.8       68.4

23              1,468,966      1.32            17,550,000         N/A           79.2       69.2
--------------------------------------------------------------------------------------------------------------------------

                               DSCR                                                        Scheduled        Underwritten
                               Net                                              Cut-off    Maturity/AR      Hospitality
Control                        Cash         Appraised Value     Appraisal       Date       Date             Average Daily
No.         Net Cash Flow ($)  Flow (x)     ($)                 Date            LTV (%)    LTV (%)          Rate ($)
==========================================================================================================================
23a                                             5,450,000       4/30/98
23b                                             7,200,000       4/30/98
23c                                             4,900,000       4/27/98

24              1,510,121      1.40            17,200,000       7/22/98         79.5       69.2
--------------------------------------------------------------------------------------------------------------------------
25              1,309,614      1.31            16,300,000       6/29/98         75.7       66.4
26              1,303,804      1.34            16,250,000       4/21/98         73.7       64.7
27              1,132,227      1.27            15,500,000       8/20/98         74.1       67.9
28              1,212,242      1.30            14,700,000        7/9/98         75.3       60.2
29              1,165,087      1.26            14,500,000       6/18/98         72.9       46.9
--------------------------------------------------------------------------------------------------------------------------
30              1,134,830      1.38            14,500,000        3/6/98         71.6       65.9
31              1,080,000       NAP            11,500,000       8/15/98          NAP        NAP
32              1,189,451      1.46            13,600,000        5/1/98         74.8       71.1
33                952,100      1.20            12,400,000       7/29/98         79.0       72.9
34                989,113      1.28            12,300,000       4/17/98         79.3       69.1
--------------------------------------------------------------------------------------------------------------------------
35              1,030,788      1.40            11,750,000        4/3/98         79.0       72.7
36                990,146      1.26            11,600,000       8/19/98         79.7       63.8
37                928,205      1.34            11,100,000       6/19/98         77.4       67.8
38                898,471      1.32            10,680,000        4/1/98         79.9       69.7
39              1,098,642      1.52            11,500,000        6/1/98         73.7       47.2
--------------------------------------------------------------------------------------------------------------------------
40                940,490      1.35            11,000,000       3/26/98         74.8       66.3
41                833,496      1.40            11,000,000       3/23/98         74.5       69.8
42                834,435      1.31            10,100,000        8/3/98         79.6       69.3

43                852,157      1.25            10,550,000         N/A           75.8       60.8
--------------------------------------------------------------------------------------------------------------------------
43a                                             1,850,000        7/1/98
43b                                             2,250,000       7/20/98
43c                                             1,980,000        7/1/98
43d                                             2,300,000       7/12/98
43e                                             2,170,000       7/20/98
--------------------------------------------------------------------------------------------------------------------------

44                812,056      1.33             9,700,000        7/7/98         79.8       69.4
45                752,743      1.26             9,650,000       7/21/98         79.2       68.7
46                751,240      1.26             9,550,000        7/3/98         78.9       68.7
47              1,172,205      2.08            14,400,000        6/1/98         52.0       44.7
--------------------------------------------------------------------------------------------------------------------------
48                838,420      1.27            10,150,000       6/16/98         72.6       65.3
49                913,840      1.60            10,875,000        8/4/98         67.5       58.5
50                877,886      1.45            10,900,000       6/25/98         65.7       52.6
51                905,016      1.65             9,900,000       2/13/98         70.7       61.4
52                761,451      1.35             8,700,000       5/28/98         79.2       49.3
--------------------------------------------------------------------------------------------------------------------------
53                763,360      1.34             8,900,000        5/1/98         76.9       61.2
54                738,839      1.34             9,200,000        6/2/98         73.1       64.2
55                762,818      1.46             8,400,000        7/1/98         79.9       69.3
56                846,539      1.41            10,600,000        7/1/97         62.1
57                726,470      1.31             8,750,000       7/14/98         74.9       60.0
--------------------------------------------------------------------------------------------------------------------------
58                957,976      1.73            10,000,000        5/1/98         64.9       52.1              94
59                700,245      1.37             8,400,000       1/21/98         74.8       65.7
60                670,388      1.27             7,650,000       6/17/98         79.7       51.1
61                677,790      1.45             7,800,000        7/1/98         76.9       66.6
62                463,108       NAP             6,000,000       8/18/98          NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
63                755,845      1.49             9,400,000        6/5/98         63.6       55.9
64                754,018      1.50             8,500,000       6/23/98         69.3       55.6
65                748,500      1.45             7,700,000       7/28/98         74.9       61.1             107
66                607,690      1.30             8,200,000        6/9/98         69.7       61.2
67                638,934      1.34             7,450,000        5/1/98         76.4       60.9
--------------------------------------------------------------------------------------------------------------------------
68                650,328      1.39             7,550,000        9/1/98         75.4       66.3
69                632,234      1.42             7,625,000       6/25/98         73.9       70.0
70                581,992      1.30             7,700,000       7/24/98         72.7       63.4
71                430,289       NAP             5,600,000       8/18/98          NAP        NAP
72                598,101      1.33             7,000,000        6/1/98         79.9       61.3
--------------------------------------------------------------------------------------------------------------------------
73                576,958      1.32             7,000,000       4/15/98         79.8       69.4
74                588,414      1.31             7,025,000        5/1/98         78.9       69.1
75                622,307      1.46             6,900,000       5/26/98         79.9       69.2
76                628,519      1.41             7,375,000       6/18/98         74.5       65.2
77                635,102      1.44             8,000,000       2/27/98         68.6       63.3
--------------------------------------------------------------------------------------------------------------------------
78                590,322      1.37             7,280,000       4/24/98         74.0       64.7
79                562,773      1.32             7,050,000       11/1/97         76.0       66.5

                               DSCR                                                        Scheduled        Underwritten
                               Net                                              Cut-off    Maturity/AR      Hospitality
Control                        Cash         Appraised Value     Appraisal       Date       Date             Average Daily
No.         Net Cash Flow ($)  Flow (x)     ($)                 Date            LTV (%)    LTV (%)          Rate ($)
==========================================================================================================================
80                569,050      1.43             6,760,000       6/24/98         79.2       67.8
81                574,105      1.44             7,000,000       7/31/98         74.2       67.9
82                576,374      1.33             6,500,000        7/1/97         79.4       70.6
--------------------------------------------------------------------------------------------------------------------------
83                598,707      1.39             7,240,000       8/10/98         71.1       62.8
84                559,502      1.33             6,800,000       9/10/98         75.4       66.4
85                578,030      1.48             6,475,000       4/15/98         77.1       67.0
86                898,977      2.39            11,700,000        6/1/98         42.6       36.7
87                599,379      1.50             7,750,000        2/6/98         64.3       56.3
--------------------------------------------------------------------------------------------------------------------------
88                390,000       NAP             5,000,000        4/3/98          NAP        NAP
89                732,761      1.68             6,600,000       5/18/98         74.8       60.8              75
90                532,773      1.37             7,000,000       12/31/97        70.6       66.9
91                510,154      1.33             6,000,000       7/15/98         80.0       69.8
92                516,047      1.37             6,050,000       6/23/98         79.2       68.9
--------------------------------------------------------------------------------------------------------------------------
93                506,873      1.48             7,500,000       9/15/98         61.3       52.6
94                469,898      1.25             6,000,000        6/1/98         76.5       67.2
95                488,048      1.31             6,250,000       2/11/98         73.3       64.4
96                503,796      1.33             6,000,000        7/6/98         74.8       59.8
97                560,004      1.47             6,800,000        8/1/97         65.7       58.5
--------------------------------------------------------------------------------------------------------------------------
98                510,471      1.44             6,000,000       5/14/98         73.2       64.1
99                468,609      1.30             5,900,000       5/19/98         74.4       65.5
100               537,596      1.43             5,850,000        1/1/98         74.8       60.2              94
101               436,097      1.24             5,625,000       12/29/97        77.7       72.0
102               454,770      1.23             5,450,000       6/22/98         77.3       69.4
--------------------------------------------------------------------------------------------------------------------------
103               540,887      1.44             6,500,000       8/11/98         64.6       52.6              58
104               412,153      1.25             5,235,000       2/26/98         79.1       69.1

105               419,238       NAP             5,000,000         N/A            NAP        NAP
105a                                            1,705,000        8/6/98
--------------------------------------------------------------------------------------------------------------------------
105b                                            1,565,000        8/8/98
105c                                            1,730,000        8/7/98

106               448,253      1.32             5,500,000       4/15/98         74.3       62.9
107               470,538      1.24             5,700,000        5/1/98         71.7       48.9
--------------------------------------------------------------------------------------------------------------------------
108               411,360      1.32             5,100,000       8/18/98         79.1       68.4
109               511,638      1.51             5,750,000        7/1/98         69.5       55.6              56
110               437,660      1.35             5,300,000       2/19/98         75.4       66.1
111               456,340      1.39             5,525,000       5/18/98         72.3       60.9
112               507,972      1.48             5,380,000       7/29/98         74.2       47.4
--------------------------------------------------------------------------------------------------------------------------
113               514,064      1.49             5,300,000        6/1/98         74.8       66.0              58
114               415,255      1.33             4,980,000       7/15/98         78.3       68.3
115               471,894      1.49             5,750,000       5/19/98         67.7       59.4
116               404,803      1.28             5,200,000        4/7/98         74.9       46.3
117               418,969      1.35             4,900,000        7/6/98         79.5       69.4
--------------------------------------------------------------------------------------------------------------------------
118               422,798      1.37             5,400,000        5/7/98         70.2       61.7
119               498,068      1.50             5,100,000        6/1/98         74.4       65.7              63
120               455,576      1.41             5,450,000        7/8/98         68.6       55.3
121               406,035      1.37             4,750,000       5/14/98         78.5       68.6
122               450,709      1.59             4,950,000        7/1/98         74.7       44.5
--------------------------------------------------------------------------------------------------------------------------
123               475,414      1.51             5,100,000       4/21/98         72.0       58.0
124               384,954      1.26             4,600,000        9/1/98         79.6       70.4
125               220,078       NAP             3,650,000        4/3/98          NAP        NAP
126               341,915       NAP             4,000,000       6/30/98          NAP        NAP
127               367,622      1.32             4,600,000       8/20/98         78.5       67.9
--------------------------------------------------------------------------------------------------------------------------
128               420,873      1.47             4,700,000       7/30/98         76.5       66.7
129               355,910      1.28             4,500,000       6/25/98         77.6       67.8
130               371,789      1.33             4,550,000       1/13/98         76.7       59.0
131               290,731       NAP             3,420,000       10/1/98          NAP        NAP
132               795,310      2.15             8,500,000       7/24/98         40.0        NAP              67
--------------------------------------------------------------------------------------------------------------------------
133               404,527      1.45             5,500,000        7/9/98         61.8       54.3
134               413,913      1.52             4,500,000       6/29/98         75.4       69.5
135               359,859      1.31             4,550,000       5/13/98         74.5       65.4
136               490,617      1.53             4,700,000       5/20/98         71.9        NAP

--------------------------------------------------------------------------------------------------------------------------
137               365,003      1.32             4,550,000       8/11/98         73.6       66.0
137a                                            2,150,000       8/25/98
137b                                            2,400,000       8/11/98

                               DSCR                                                        Scheduled        Underwritten
                               Net                                              Cut-off    Maturity/AR      Hospitality
Control                        Cash         Appraised Value     Appraisal       Date       Date             Average Daily
No.         Net Cash Flow ($)  Flow (x)     ($)                 Date            LTV (%)    LTV (%)          Rate ($)
==========================================================================================================================
138               349,446      1.34             4,650,000       7/14/98         70.9       67.1
--------------------------------------------------------------------------------------------------------------------------
139               361,221      1.34             4,475,000        5/7/98         73.0       64.3
140               420,704      1.49             6,300,000        6/1/98         51.4       41.6
141               350,617      1.36             4,500,000       5/22/98         71.6       62.6
142               199,000       NAP             3,200,000       3/27/98          NAP        NAP
143               341,992      1.30             4,000,000       5/22/98         80.0       70.4
--------------------------------------------------------------------------------------------------------------------------
144               340,678      1.33             4,100,000       7/31/98         78.0       68.2
145               321,970      1.28             4,070,000       8/24/98         78.6       68.4
146               338,603      1.33             4,000,000        4/3/98         79.8       75.7
147               366,656      1.40             4,300,000       1/14/98         74.1       65.4
148               339,209      1.41             4,500,000        4/3/98         70.0       63.9
--------------------------------------------------------------------------------------------------------------------------
149               344,221      1.32             4,150,000        6/9/98         74.7       66.0
150               293,006       NAP             3,400,000        7/1/98          NAP        NAP
151               381,946      1.55             4,000,000       4/14/98         77.3       67.6
152               336,149      1.36             4,000,000        3/1/98         76.9       67.3
153               311,175      1.29             3,882,000       8/17/97         78.5       68.3
--------------------------------------------------------------------------------------------------------------------------
154               311,564      1.29             4,600,000       4/20/98         66.2       57.7
155               323,241      1.36             4,000,000       7/10/98         75.0       65.3
156               322,471      1.37             3,850,000        7/1/98         77.8       67.7

157               365,678      1.32             3,800,000        9/3/98         78.8       53.5
--------------------------------------------------------------------------------------------------------------------------
157a                                                    -         N/A
157b                                                    -         N/A
157c                                                    -         N/A
157d                                                    -         N/A

--------------------------------------------------------------------------------------------------------------------------
158               328,691      1.37             4,000,000       1/13/98         74.8       57.5
159               279,385       NAP             3,300,000       7/31/98          NAP        NAP
160               313,729      1.25             3,750,000        7/6/98         77.9       62.7
161               355,051      1.42             3,900,000        1/1/98         74.8       60.2              54
162               337,324      1.49             4,100,000       7/30/98         69.5       60.6
--------------------------------------------------------------------------------------------------------------------------
163               309,234      1.26             3,800,000       7/26/98         74.5       66.4
164               294,166      1.38             3,650,000       6/17/98         77.3       66.6
165               313,226      1.43             3,600,000       5/11/98         77.8       67.5
166               320,201      1.33             3,800,000       7/15/98         73.7       65.5
167               310,975      1.35             3,500,000        7/2/98         79.8       74.0
--------------------------------------------------------------------------------------------------------------------------
168               315,483      1.32             3,945,000       6/15/98         70.7       57.0
169               310,555      1.40             3,900,000       7/27/98         71.1       62.1
170               309,912      1.49             3,760,000        6/9/98         71.8       62.1
171               307,742      1.40             3,460,000       5/19/98         77.9       68.3
172               430,270      1.45             5,500,000        5/5/98         48.8                         91
--------------------------------------------------------------------------------------------------------------------------
173               311,195      1.40             3,800,000       7/10/98         69.6       61.6
174               259,612       NAP             2,800,000       7/23/98          NAP        NAP
175               319,726      1.40             3,500,000       7/29/98         75.0       66.8
176               330,509      1.51             4,340,000        7/1/98         59.8       47.8              90
177               316,023      1.50             3,500,000        5/1/98         74.1       65.0
--------------------------------------------------------------------------------------------------------------------------
178               340,235      1.39             3,600,000        5/7/98         71.8
179               232,355       NAP             2,600,000        7/1/98          NAP        NAP
180               256,409      1.26             3,185,000       6/16/98         79.0       69.2
181               309,148      1.29             3,350,000        9/1/98         74.6       51.5
182               322,219      1.60             3,900,000        9/1/98         64.1       50.4
--------------------------------------------------------------------------------------------------------------------------
183               263,240      1.31             3,150,000        9/1/98         79.3       69.4
184               271,539      1.34             3,300,000       7/29/98         75.7       66.3
185               291,858      1.41             3,400,000       5/20/98         73.4       64.7
186               253,047      1.26             3,240,000       5/20/98         77.0       67.5
187               343,133      1.58             3,350,000       5/20/98         74.5       60.3              50
--------------------------------------------------------------------------------------------------------------------------
188               293,752      1.37             3,400,000       4/15/98         73.4       59.1
189               257,919      1.38             3,100,000        8/6/98         79.9       68.7
190               201,791       NAP             2,520,000        8/1/98          NAP        NAP
191               308,610      1.60             3,350,000       6/29/98         71.5       62.6
192               222,546       NAP             2,700,000        7/2/98          NAP        NAP
--------------------------------------------------------------------------------------------------------------------------
193               247,002      1.29             3,000,000        7/1/98         79.3       69.4
194               256,364      1.33             4,015,000        3/5/98         59.0       51.8
195               261,530      1.40             3,200,000       8/29/98         73.4       64.0
196               266,606      1.40             3,250,000       7/15/98         72.2       63.3
197               272,159      1.36             3,200,000       5/18/98         73.2       58.8
--------------------------------------------------------------------------------------------------------------------------
198               250,388      1.34             2,900,000        4/6/98         79.3       69.5

                               DSCR                                                        Scheduled        Underwritten
                               Net                                              Cut-off    Maturity/AR      Hospitality
Control                        Cash         Appraised Value     Appraisal       Date       Date             Average Daily
No.         Net Cash Flow ($)  Flow (x)     ($)                 Date            LTV (%)    LTV (%)          Rate ($)
==========================================================================================================================
199               274,018      1.47             3,250,000       2/10/98         70.7       62.0
200               247,604      1.34             3,250,000        6/5/98         70.7       61.8
201               272,853      1.48             3,080,000        8/1/98         74.6       65.2
202               275,595      1.50             3,000,000       7/15/98         76.6       66.9
--------------------------------------------------------------------------------------------------------------------------
203               273,735      1.51             3,200,000        5/5/98         70.1       61.5
204               238,725      1.32             2,790,000        7/8/98         79.7       69.9
205               238,041      1.28             2,750,000        9/4/98         80.0       72.0
206               227,063      1.31             2,750,000       7/20/98         79.9       69.6
207               267,707      1.50             2,850,000        1/9/98         77.1       67.6
--------------------------------------------------------------------------------------------------------------------------
208               236,424      1.32             2,940,000       1/30/98         74.6       57.9
209               434,842      1.86             8,700,000       5/29/98         25.1       11.6
210               271,597      1.63             3,050,000        9/1/98         71.5       61.7
211               258,856      1.58             2,900,000       3/30/98         74.9       64.5
212               270,512      1.53             3,000,000       6/19/98         72.4       63.6
--------------------------------------------------------------------------------------------------------------------------
213               252,183      1.40             2,870,000        4/6/98         74.9       47.4
214               259,727      1.56             2,850,000        8/1/98         74.9       65.0
215               245,613      1.41             2,800,000       3/30/98         75.0       47.2
216               216,537      1.31             2,800,000       1/22/98         73.2       64.0
217               194,162       NAP             2,250,000       7/27/98          NAP
--------------------------------------------------------------------------------------------------------------------------
218               216,497      1.31             2,700,000        7/1/98         74.9       69.3
219               232,794      1.39             2,670,000        4/7/98         74.9       47.4
220               227,736      1.40             2,800,000        9/9/98         71.4       62.6
221               326,907      1.88             3,430,000       4/22/98         58.3       47.0
222               236,059      1.39             2,700,000       3/24/98         73.0       67.3
--------------------------------------------------------------------------------------------------------------------------
223               227,652      1.34             2,950,000       7/10/98         66.8       53.8
224               204,706      1.25             2,600,000       4/14/98         74.7       59.8
225               184,779       NAP             2,000,000       6/12/98          NAP        NAP
226               215,456      1.39             2,550,000       7/23/98         74.5       65.3
227               214,464      1.45             2,520,000       8/25/98         73.3       57.5
--------------------------------------------------------------------------------------------------------------------------
228               211,202      1.40             2,525,000       7/25/98         73.2       64.2
229               200,523      1.37             2,700,000       7/23/98         67.6       59.0
230               211,633      1.53             2,470,000        7/7/98         72.8       62.9
231               169,594       NAP             1,930,000       9/17/98          NAP        NAP
232               205,135      1.35             2,320,000        7/7/98         76.4       61.4
--------------------------------------------------------------------------------------------------------------------------
233               179,088      1.37             2,350,000       4/27/98         74.5       63.8
234               157,444       NAP             1,900,000       8/25/98          NAP        NAP
235               192,964      1.39             2,150,000       7/13/98         79.9       69.9
236               217,726      1.56             2,315,000       5/15/98         73.3       64.5
237               646,822      3.59             9,400,000       5/29/98         18.0        8.3
--------------------------------------------------------------------------------------------------------------------------
238               194,347      1.35             2,350,000       3/10/98         71.3       57.4
239               193,700      1.36             2,250,000       6/11/98         74.4       62.7
240               175,318      1.35             2,900,000       7/15/98         56.9       49.5
241               214,863      1.53             2,100,000        5/1/98         77.9       62.6
242               185,554      1.43             2,175,000        5/5/98         74.6       65.2
--------------------------------------------------------------------------------------------------------------------------
243               175,163       NAP             1,900,000       8/26/98          NAP        NAP
244               175,177      1.34             2,100,000        6/3/98         76.0       66.9
245               182,860      1.30             2,140,000        6/9/98         74.5       60.5
246               179,404      1.41             2,100,000       4/10/98         74.9       71.1
247               169,050      1.36             2,150,000        6/5/98         72.0       63.0
--------------------------------------------------------------------------------------------------------------------------
248               150,798      1.21             1,880,000       3/27/98         82.3       63.2
249               165,544       NAP             2,000,000       7/29/98          NAP        NAP
250               178,383      1.32             2,100,000       7/27/98         73.6       59.5
251               181,820      1.39             2,050,000        6/8/98         73.1       59.1
252               159,070      1.31             2,850,000       7/15/98         52.6       46.0
--------------------------------------------------------------------------------------------------------------------------
253               170,100       NAP             2,000,000       8/25/98          NAP        NAP
254               174,282      1.35             2,250,000        2/2/98         66.5       53.7
255               150,733       NAP             1,700,000        6/2/98          NAP        NAP
256               149,181       NAP             1,700,000       7/29/98          NAP        NAP
257               162,005      1.29             2,125,000       7/26/98         68.2       60.8
--------------------------------------------------------------------------------------------------------------------------
258               183,368      1.47             2,400,000       6/10/98         60.4       48.6
259               174,974      1.48             2,000,000       6/19/98         72.4       63.6
260               166,488      1.41             2,000,000       6/19/98         72.4       63.6
261               153,830      1.37             2,050,000       5/27/98         69.4       60.4
262               155,591      1.34             2,100,000       3/27/98         66.6       42.0
--------------------------------------------------------------------------------------------------------------------------
263               161,079      1.42             2,200,000       7/20/98         63.5       55.7
264               147,628      1.31             2,100,000       5/19/98         66.5       58.3
265               145,532      1.30             2,000,000       5/29/98         69.9       61.1

                               DSCR                                                        Scheduled        Underwritten
                               Net                                              Cut-off    Maturity/AR      Hospitality
Control                        Cash         Appraised Value     Appraisal       Date       Date             Average Daily
No.         Net Cash Flow ($)  Flow (x)     ($)                 Date            LTV (%)    LTV (%)          Rate ($)
==========================================================================================================================
266               175,985      1.33             2,000,000        5/4/98         69.6
267               157,599      1.41             1,845,000       5/15/98         74.6       65.5
--------------------------------------------------------------------------------------------------------------------------
268               131,000       NAP             1,390,000       3/17/98          NAP        NAP
269               146,290      1.33             1,710,000       7/13/98         79.9       69.9
270               147,569      1.41             1,800,000       7/30/98         72.2       63.1
271               138,623      1.33             1,750,000       6/17/98         74.2       64.9
272               168,065      1.59             1,770,000       4/27/98         73.3       64.4
--------------------------------------------------------------------------------------------------------------------------
273               130,181      1.29             1,700,000       7/22/98         76.3       66.1
274               169,337      1.48             1,840,000       6/18/98         70.4       57.3
275               107,680       NAP             1,350,000       4/18/98          NAP        NAP
276               149,562      1.46             1,600,000        5/1/98         74.8       60.1
277               149,871      1.45             1,700,000        3/2/98         70.4       56.7
--------------------------------------------------------------------------------------------------------------------------
278               138,948      1.40             1,600,000       4/21/98         72.5       58.3
279               128,760      1.37             1,500,000       7/21/98         73.2       64.3
280               112,815      1.29             1,500,000        4/2/98         70.0       44.1
281               114,936      1.40             1,250,000       7/30/98         71.9       48.6
282                87,247      1.30             1,030,000       5/25/98         72.6       59.3
--------------------------------------------------------------------------------------------------------------------------
283               101,215      1.26             1,100,000       5/28/98         67.8
284                80,295      1.37               945,000        8/4/98         75.1       66.1
285                84,583      1.48             1,000,000       6/19/98         69.9       61.4
286          $     80,211      1.50x        $     805,000       5/25/98         74.3%      60.7%

                                                     Sq. Ft.,                                         Occupancy
Control                          Year                Bed, Pad,                      Loan Per          Perentage   Rent Roll
No.          Year Built          Renovated           or Room     Unit               Unit              (%)         Date
===========================================================================================================================
1               N/A                 N/A                  1,858   Rooms              $ 134,202         74.1%         N/A
1a              1990                N/A                    347   Rooms                                78.6        7/31/98
1b              1926               1995                    396   Rooms                                73.7        7/31/98
1c              1982                N/A                    410   Rooms                                73.9        7/31/98
---------------------------------------------------------------------------------------------------------------------------
1d              1990                N/A                    337   Rooms                                71.9        7/31/98
1e              1981                N/A                    368   Rooms                                72.3        7/31/98

2               1996                N/A              1,220,625   Sq Feet                  119         98.5        10/1/98

---------------------------------------------------------------------------------------------------------------------------
3            1981-1991           1995-1997           2,239,948   Sq Feet                   50         94.0          N/A
3a              1989                N/A                273,339   Sq Feet                              99.6         4/1/98
3b              1988               1995                103,772   Sq Feet                              95.0         4/1/98
3c              1981                N/A                174,841   Sq Feet                              89.0         4/1/98
3d              1990                N/A                597,550   Sq Feet                              92.9         4/1/98
---------------------------------------------------------------------------------------------------------------------------
3e              1986                N/A                104,065   Sq Feet                              90.5         4/1/98
3f              1984                N/A                 52,186   Sq Feet                              87.9         4/1/98
3g              1987                N/A                 67,551   Sq Feet                             100.0         4/1/98
3h              1991               1996                112,000   Sq Feet                             100.0         4/1/98
3i              1988                N/A                 58,105   Sq Feet                              97.0         4/1/98
---------------------------------------------------------------------------------------------------------------------------
3j              1978               1997                 77,920   Sq Feet                              93.4         4/1/98
3k            1981-85               N/A                451,477   Sq Feet                              91.8         4/1/98
3l              1989                N/A                167,142   Sq Feet                              97.8         4/1/98

4               1970            1983, 1996             881,413   Sq Feet                   78         98.3        6/30/98
---------------------------------------------------------------------------------------------------------------------------
5               1987                N/A                230,781   Sq Feet                  273         95.7        9/25/98

6               N/A                 N/A              1,196,551   Sq Feet                   46         98.4          N/A
6a              1993                N/A                 19,000   Sq Feet                             100.0        10/1/98
6b              1997                N/A                108,360   Sq Feet                              95.9        9/17/98
---------------------------------------------------------------------------------------------------------------------------
6c              1988                N/A                 49,992   Sq Feet                             100.0        10/1/98
6d              1985                N/A                165,311   Sq Feet                              93.6        10/1/98
6e              1979               1989                270,283   Sq Feet                             100.0        10/1/98
6f              1988                N/A                 31,157   Sq Feet                             100.0        10/1/98
6g           1990-1991              N/A                229,639   Sq Feet                             100.0        10/1/98
---------------------------------------------------------------------------------------------------------------------------
6h              1986                N/A                170,027   Sq Feet                              98.7        10/1/98
6i           1945, 1994        1969, 81, 94             39,117   Sq Feet                             100.0        10/1/98
6j              1985                N/A                 12,784   Sq Feet                             100.0        10/1/98
6k              1994                N/A                 14,677   Sq Feet                             100.0        10/1/98
6l            1984-87               N/A                 86,204   Sq Feet                             100.0        10/1/98
---------------------------------------------------------------------------------------------------------------------------

7               1970               1988                729,575   Sq Feet                   65         98.5        6/23/98
8            1968-1976              N/A                  1,342   Units                 34,182         92.0         6/2/98
9               1929            1994-95, 98                354   Rooms                 87,059         81.2        12/31/97
10             1960s            1995-96, 98            703,574   Sq Feet                   39         88.2        8/31/98
---------------------------------------------------------------------------------------------------------------------------
11              1962                N/A                    536   Units                 42,882         89.6        8/10/98
12              1981                N/A                    229   Rooms                 80,701         74.3        6/30/98
13              1997                N/A                    352   Units                 51,346         90.9        8/21/98
14              1998                N/A                    316   Units                 56,116         97.2        8/20/98
15              1988                N/A                215,936   Sq Feet                   82         83.1        6/30/98
---------------------------------------------------------------------------------------------------------------------------
16            1930/96              1998                272,915   Sq Feet                   64         98.5        8/31/98

17            Various               N/A                 47,688   Sq Feet                  361         92.2          N/A
17a             1963                N/A                  7,798   Sq Feet                             100.0         7/1/98
17b             1954                N/A                  5,681   Sq Feet                             100.0         7/1/98
---------------------------------------------------------------------------------------------------------------------------
17c             1961                N/A                 12,263   Sq Feet                             100.0         7/1/98
17d             1931                N/A                  7,466   Sq Feet                             100.0         7/1/98
17e             1960                N/A                 14,480   Sq Feet                              74.2         7/1/98

18           1986, 1988             N/A                183,349   Sq Feet                   83        100.0        10/1/98
---------------------------------------------------------------------------------------------------------------------------
19              1925             1994-1997                 133   Rooms                112,782         90.0        6/30/98
21           1987-1996              N/A                    196   Units                 72,133         90.8         9/1/98

                                                     Sq. Ft.,                                         Occupancy
Control                          Year                Bed, Pad,                      Loan Per          Perentage   Rent Roll
No.          Year Built          Renovated           or Room     Unit               Unit              (%)         Date
===========================================================================================================================
22           1980-1987              N/A                676,884   Sq Feet                   21         90.1        6/17/98

23              N/A                 N/A                377,245   Sq Feet                   37         99.0          N/A
---------------------------------------------------------------------------------------------------------------------------
23a          1973, 1996            1998                132,684   Sq Feet                              99.3        5/29/98
23b         1987, 93, 97            N/A                132,777   Sq Feet                              97.8         4/1/98
23c             1980                N/A                111,784   Sq Feet                              99.9         4/1/98

24              1970               1986                    615   Units                 22,243         95.6         8/4/98
---------------------------------------------------------------------------------------------------------------------------
25             1970s                N/A                398,012   Sq Feet                   31         89.7        9/15/98
26           1960, 1988          1997-1998             595,771   Sq Feet                   20         95.6        6/24/98
27              1976               1988                120,797   Sq Feet                   95        100.0        8/25/98
28              1969                N/A                130,189   Sq Feet                   85         97.0        8/11/98
29              1994                N/A                191,008   Sq Feet                   55        100.0         3/1/93
---------------------------------------------------------------------------------------------------------------------------
30              1991                N/A                 77,897   Sq Feet                  133        100.0         8/1/98
31              1998                N/A                141,284   Sq Feet                   73        100.0        9/22/97
32              1987                N/A                142,950   Sq Feet                   71         94.1        7/20/98
33              1988                N/A                    254   Units                 38,560         87.0        9/21/98
34              1986                N/A                    208   Units                 46,871         97.6        7/23/98
---------------------------------------------------------------------------------------------------------------------------
35           1967-1969           1995-1996                 484   Units                 19,186         91.7        4/26/98
36              1980                N/A                    350   Units                 26,401         95.7        8/21/98
37              1998                N/A                141,284   Sq Feet                   61        100.0        9/10/97
38              1971                N/A                112,374   Sq Feet                   76         98.1        4/30/98
39              1987                N/A                229,468   Sq Feet                   37         91.1         6/1/98
---------------------------------------------------------------------------------------------------------------------------
40              1991                N/A                 60,080   Sq Feet                  137        100.0         5/5/98
41              1973                N/A                161,014   Sq Feet                   51         97.8        9/24/98
42              1979                N/A                    244   Units                 32,943         95.1        8/13/98

43            Various               N/A                 73,520   Sq Feet                  109        100.0          N/A
---------------------------------------------------------------------------------------------------------------------------
43a             1992                N/A                 15,080   Sq Feet                             100.0         7/1/98
43b             1998                N/A                 13,200   Sq Feet                             100.0         7/1/98
43c             1995                N/A                 15,080   Sq Feet                             100.0         7/1/98
43d             1994                N/A                 15,080   Sq Feet                             100.0         7/1/98
43e             1995                N/A                 15,080   Sq Feet                             100.0         7/1/98
---------------------------------------------------------------------------------------------------------------------------

44              1987                N/A                    300   Units                 25,795         94.0        6/30/98
45              1983                N/A                    151   Units                 50,628         94.7        7/21/98
46              1979                N/A                    272   Units                 27,716         94.5        7/31/98
47          Early 1900s           Various                  152   Units                 49,223        100.0         7/7/98
---------------------------------------------------------------------------------------------------------------------------
48              1986                N/A                128,383   Sq Feet                   57         98.0        6/22/98
49              1950               1996                    520   Units                 14,125         96.0         9/2/98
50              1962                N/A                156,613   Sq Feet                   46         98.6        8/26/98
51           1968-1971              N/A                    382   Units                 18,312         94.8        6/18/98
52           1986, 1989             N/A                 69,803   Sq Feet                   99         98.4        6/22/98
---------------------------------------------------------------------------------------------------------------------------
53              1988                N/A                150,755   Sq Feet                   45        100.0         6/9/98
54              1984                N/A                 66,801   Sq Feet                  101        100.0        6/30/98
55              1987                N/A                 35,793   Sq Feet                  188         93.1        6/30/98
56              1997                N/A                 48,217   Sq Feet                  137        100.0        9/25/97
57           1956/1963              N/A                280,981   Sq Feet                   23         93.5        8/12/98
---------------------------------------------------------------------------------------------------------------------------
58              1974                N/A                    187   Rooms                 34,681         65.8        6/30/98
59          1965, 88, 89            N/A                244,128   Sq Feet                   26         88.9         6/1/98
60           1996/1997              N/A                    104   Units                 58,657         84.6         6/9/98
61              1984                N/A                 38,463   Sq Feet                  156         94.8        10/7/98
62              1985                N/A                 55,956   Sq Feet                  107        100.0         8/3/98
---------------------------------------------------------------------------------------------------------------------------
63              1912                N/A                412,576   Sq Feet                   14         95.7         7/8/98
64              1985                N/A                 84,653   Sq Feet                   70         99.5        5/20/98
65           1966, 1987            1990                     83   Rooms                 69,515         57.0        6/30/98
66              1996                N/A                 48,203   Sq Feet                  118        100.0        8/20/98
67              1988                N/A                 75,158   Sq Feet                   76        100.0         6/8/98
---------------------------------------------------------------------------------------------------------------------------
68              1998                N/A                 68,901   Sq Feet                   83        100.0         8/1/98
69              1986             1996-1997              91,487   Sq Feet                   62        100.0         7/1/98
70              1979                N/A                 69,640   Sq Feet                   80         99.2        9/15/98
71              1985                N/A                 55,547   Sq Feet                  101        100.0        3/13/85
72              1997                N/A                 74,756   Sq Feet                   75         96.4        4/15/98
---------------------------------------------------------------------------------------------------------------------------
73              1971               1998                    164   Units                 34,071         95.1        4/22/98

                                                     Sq. Ft.,                                         Occupancy
Control                          Year                Bed, Pad,                      Loan Per          Perentage   Rent Roll
No.          Year Built          Renovated           or Room     Unit               Unit              (%)         Date
===========================================================================================================================
74              1989                N/A                109,379   Sq Feet                   51        100.0        9/16/98
75           1992-1993             1998                148,088   Sq Feet                   37         94.3        9/15/98
76              1997                N/A                 32,343   Sq Feet                  170         92.4         6/1/98
77              1964              1974/97              118,976   Sq Feet                   46        100.0         3/1/98
---------------------------------------------------------------------------------------------------------------------------
78              1971             1994-1998                 247   Units                 21,817         98.8        5/12/98
79              1986               1997                 56,352   Sq Feet                   95        100.0        7/13/98
80           1993-1997              N/A                    146   Units                 36,684         98.6        7/31/98
81              1986                N/A                 40,842   Sq Feet                  127         98.4         8/1/98
82              1948               1997                    222   Units                 23,241         94.6        5/17/98
---------------------------------------------------------------------------------------------------------------------------
83            1997-98               N/A                 43,030   Sq Feet                  120         97.4        8/26/98
84            1966/83              1996                 37,558   Sq Feet                  137        100.0         9/8/98
85              1975             1997-1998                 240   Units                 20,788         95.4        4/19/98
86              1891               1981                     36   Units                138,554        100.0         7/6/98
87              1993                N/A                 61,450   Sq Feet                   81         98.5         5/1/98
---------------------------------------------------------------------------------------------------------------------------
88              1968                N/A                104,000   Sq Feet                   48        100.0        10/13/98
89              1997                N/A                     93   Rooms                 53,113         72.6        3/31/98
90              1989                N/A                     40   Units                123,484         97.5         4/6/98
91              1969               1997                    176   Units                 27,256         96.6        6/25/98
92              1989                N/A                    160   Units                 29,955         89.4        6/30/98
---------------------------------------------------------------------------------------------------------------------------
93              1991                N/A                 50,721   Sq Feet                   91         79.2        8/27/98
94              1985                N/A                 43,099   Sq Feet                  107        100.0        6/29/98
95           1972/1973           1995-1997                 248   Units                 18,473         98.0         9/9/98
96              1988                N/A                 55,073   Sq Feet                   82         93.2        8/13/98
97              1997                N/A                 56,856   Sq Feet                   79         80.5        12/1/97
---------------------------------------------------------------------------------------------------------------------------
98              1984               1984                 55,191   Sq Feet                   80         95.9        5/22/98
99              1915               1987                 73,879   Sq Feet                   59        100.0         6/1/98
100             1986                N/A                    118   Rooms                 37,060         56.1        4/30/98
101             1985                N/A                    216   Units                 20,228         93.5        9/25/98
102          1991, 1994             N/A                166,157   Sq Feet                   25         98.0         6/8/98
---------------------------------------------------------------------------------------------------------------------------
103             1986                N/A                    158   Rooms                 26,582         79.5        6/30/98
104             1980                N/A                    200   Units                 20,693         96.0        5/31/98

105             1975                N/A                 46,982   Sq Feet                   88        100.0          N/A
105a            1975                N/A                 13,170   Sq Feet                             100.0        8/20/98
---------------------------------------------------------------------------------------------------------------------------
105b            1975                N/A                 12,812   Sq Feet                             100.0        8/20/98
105c            1975                N/A                 21,000   Sq Feet                             100.0        8/20/98

106          1959/1966           1981-1986              78,351   Sq Feet                   52         96.4         7/6/98
107          1958, 1966             N/A                141,557   Sq Feet                   29         85.6        8/12/98
---------------------------------------------------------------------------------------------------------------------------
108             1987                N/A                     91   Units                 44,332        100.0        8/31/98
109             1990                N/A                     80   Rooms                 49,948         78.0        5/31/98
110             1990                N/A                 53,479   Sq Feet                   75        100.0        8/11/98
111             1993                N/A                 94,841   Sq Feet                   42        100.0         1/1/93
112             1973                N/A                    638   Units                  6,256         91.1        5/21/98
---------------------------------------------------------------------------------------------------------------------------
113             1972               1995                    166   Rooms                 23,894         63.7        5/31/98
114             1959             1995-1998              51,320   Sq Feet                   76         98.7        9/15/98
115          1983, 1994             N/A                 47,087   Sq Feet                   83        100.0        6/24/98
116             1969               1998                158,522   Sq Feet                   25         96.2        8/14/98
117             1965                N/A                     76   Units                 51,241         93.4        6/10/98
---------------------------------------------------------------------------------------------------------------------------
118          1926-1928              N/A                 80,801   Sq Feet                   47         97.2        7/31/98
119             1988                N/A                    109   Rooms                 34,788         65.4        5/31/98
120          1985, 1986             N/A                 85,148   Sq Feet                   44        100.0        7/21/98
121             1984                N/A                    228   Units                 16,358         96.1        5/26/98
122             1974                N/A                142,720   Sq Feet                   26        100.0        9/29/98
---------------------------------------------------------------------------------------------------------------------------
123             1930               1978                    104   Units                 35,326        100.0        6/24/98
124             1986               1998                 45,558   Sq Feet                   80         97.3         8/1/98
125             1965                N/A                 90,000   Sq Feet                   41        100.0        10/13/98
126             1998                N/A                 13,905   Sq Feet                  262        100.0        8/22/98
127             1984                N/A                    120   Units                 30,104         98.3        8/31/98
---------------------------------------------------------------------------------------------------------------------------
128             1985                N/A                 20,850   Sq Feet                  173        100.0        7/29/98
129             1982                N/A                 93,799   Sq Feet                   37        100.0        9/10/98
130             1972                N/A                 81,953   Sq Feet                   43        100.0        1/21/98
131             1998                N/A                 10,908   Sq Feet                  312        100.0         9/4/98
132             1996                N/A                    124   Rooms                 27,419         71.9        6/30/98
---------------------------------------------------------------------------------------------------------------------------

                                                     Sq. Ft.,                                         Occupancy
Control                          Year                Bed, Pad,                      Loan Per          Perentage   Rent Roll
No.          Year Built          Renovated           or Room     Unit               Unit              (%)         Date
===========================================================================================================================
133             1986               1991                 18,540   Sq Feet                  183        100.0        7/29/98
134             1966                N/A                    126   Units                 26,945         94.4         8/1/98
135          1995-1998              N/A                 73,257   Sq Feet                   46         92.6        5/31/98
136             1986               1993                 72,210   Sq Feet                   47        100.0        6/30/98

---------------------------------------------------------------------------------------------------------------------------
137           19881997              N/A                 19,546   Sq Feet                  171        100.0          N/A
137a            1988                N/A                 10,713   Sq Feet                             100.0         8/1/98
137b            1997                N/A                  8,833   Sq Feet                             100.0        6/10/98

138             1985                N/A                     99   Units                 33,283         97.0        6/25/98
---------------------------------------------------------------------------------------------------------------------------
139         1950s, 1985           1986-87               53,112   Sq Feet                   62         86.7         8/1/98
140            1930s                N/A                    253   Spaces                12,792         94.1        4/30/98
141             1912               1993                 80,912   Sq Feet                   40         93.5        8/25/98
142             1965               1997                 97,000   Sq Feet                   33        100.0        10/13/98
143             1920                N/A                 22,145   Sq Feet                  144        100.0        4/24/98
---------------------------------------------------------------------------------------------------------------------------
144             1965                N/A                 97,474   Sq Feet                   33        100.0         9/1/98
145          1977-1980              N/A                    134   Units                 23,865         94.0         7/8/98
146             1984                N/A                     96   Units                 33,263         96.9        3/31/98
147             1979                N/A                 70,375   Sq Feet                   45        100.0        3/24/98
148             1970            1994, 1995                 205   Units                 15,355         93.2        8/25/98
---------------------------------------------------------------------------------------------------------------------------
149          1972, 1975             N/A                 79,362   Sq Feet                   39         98.9        10/5/98
150             1997                N/A                 13,905   Sq Feet                  223        100.0        4/29/97
151             1967               1996                    106   Units                 29,165        100.0         5/1/98
152             1989                N/A                 38,305   Sq Feet                   80         87.8        10/15/98
153             1976                N/A                    110   Units                 27,709         94.6        8/19/98
---------------------------------------------------------------------------------------------------------------------------
154             1976                N/A                108,229   Sq Feet                   28         93.4         5/4/98
155             1986                N/A                 64,704   Sq Feet                   46         88.4         8/1/98
156             1972                N/A                     96   Units                 31,203         88.5        6/27/98

157          1967, 1970        1996, 97, 98                100   Units                 29,947         99.0          N/A
---------------------------------------------------------------------------------------------------------------------------
157a            1970               1997                      8   Units                               100.0         9/1/98
157b            1970               1996                     60   Units                               100.0         9/1/98
157c            1967               1998                     12   Units                               100.0         9/1/98
157d            1970               1997                     20   Units                                95.0         9/1/98

---------------------------------------------------------------------------------------------------------------------------
158             1977                N/A                 78,418   Sq Feet                   38         96.2        8/15/98
159             1998                N/A                 13,905   Sq Feet                  214        100.0        11/11/97
160             1978                N/A                    176   Units                 16,599         91.5        7/22/98
161             1982                N/A                    149   Rooms                 19,566         52.2        4/30/98
162             1983                N/A                 18,156   Sq Feet                  157        100.0         8/1/98
---------------------------------------------------------------------------------------------------------------------------
163          1976, 1980             N/A                118,001   Sq Feet                   24         98.5         7/1/98
164             1986                N/A                    150   Units                 18,820         89.3        5/26/98
165             1984               1997                 60,102   Sq Feet                   47        100.0        10/5/98
166             1997                N/A                 18,070   Sq Feet                  155        100.0        8/19/98
167          1989/1990              N/A                 51,732   Sq Feet                   54         93.4        6/30/98
---------------------------------------------------------------------------------------------------------------------------
168          1982, 1985             N/A                 62,790   Sq Feet                   44         97.5         7/9/98
169             1976                N/A                 50,495   Sq Feet                   55         93.1        8/10/98
170          1988, 1989             N/A                 36,406   Sq Feet                   74        100.0        8/11/98
171             1984                N/A                 29,854   Sq Feet                   90        100.0        6/23/98
172             1975                N/A                110,000   Sq Feet                   24         95.8        8/27/98
---------------------------------------------------------------------------------------------------------------------------
173             1998                N/A                 19,736   Sq Feet                  134        100.0        7/14/97
174             1998                N/A                 23,965   Sq Feet                  110        100.0        7/15/97
175             1986                N/A                 61,640   Sq Feet                   43         92.2         7/1/98
176             1995                N/A                    127   Rooms                 20,425         90.4        5/31/98
177             1988                N/A                 40,169   Sq Feet                   65         93.8        8/21/98
---------------------------------------------------------------------------------------------------------------------------
178             1983               1997                 28,600   Sq Feet                   90        100.0        6/30/98
179             1998                N/A                 10,908   Sq Feet                  231        100.0        2/20/98
180             1960                N/A                    116   Pads                  21,680         98.3        6/30/98
181             1983                N/A                 41,100   Sq Feet                   61         94.7         9/1/98
182             1975            1996, 1997              51,572   Sq Feet                   48        100.0        6/17/98
---------------------------------------------------------------------------------------------------------------------------
183             1997                N/A                 60,200   Sq Feet                   42        100.0         8/1/98
184             1996                N/A                     88   Units                 28,369         97.7        6/24/98
185             1976                N/A                 58,861   Sq Feet                   42         94.5         7/1/98
186             1998                N/A                 16,854   Sq Feet                  148        100.0        5/14/97

                                                     Sq. Ft.,                                         Occupancy
Control                          Year                Bed, Pad,                      Loan Per          Perentage   Rent Roll
No.          Year Built          Renovated           or Room     Unit               Unit              (%)         Date
===========================================================================================================================
187             1994                N/A                     77   Rooms                 32,397         71.0        3/31/98
---------------------------------------------------------------------------------------------------------------------------
188             1986                N/A                 35,107   Sq Feet                   71        100.0        8/31/98
189             1987                N/A                     77   Units                 32,184         93.5        8/18/98
190             1998                N/A                 10,125   Sq Feet                  241        100.0        7/11/97
191             1988                N/A                 53,775   Sq Feet                   45        100.0         7/1/98
192             1998                N/A                 11,180   Sq Feet                  213        100.0        12/5/97
---------------------------------------------------------------------------------------------------------------------------
193             1997                N/A                 66,500   Sq Feet                   36        100.0        6/19/98
194         1991, 93, 96            N/A                 30,997   Sq Feet                   76         86.3         6/2/98
195             1998                N/A                 25,046   Sq Feet                   94        100.0        3/20/97
196             1983                N/A                 31,066   Sq Feet                   76        100.0        6/25/98
197        1950-1958, 81         1996-1997                  78   Units                 30,029        100.0         5/1/98
---------------------------------------------------------------------------------------------------------------------------
198             1970                N/A                     76   Units                 30,245         96.1        4/29/98
199             1986                N/A                 43,747   Sq Feet                   53        100.0        7/31/98
200             1984                N/A                 48,485   Sq Feet                   47         99.9         8/1/98
201             1997                N/A                 26,736   Sq Feet                   86        100.0         8/4/98
202             1972                N/A                    172   Units                 13,353         95.4         8/6/98
---------------------------------------------------------------------------------------------------------------------------
203             1973               1991                    106   Units                 21,171         98.1         5/8/98
204             1998                N/A                 23,990   Sq Feet                   93        100.0        11/1/98
205             1981                N/A                 75,757   Sq Feet                   29        100.0         9/2/98
206             1990               1997                     50   Units                 43,972        100.0         6/1/98
207             1960s               N/A                     82   Units                 26,792         96.3         2/1/98
---------------------------------------------------------------------------------------------------------------------------
208             1896               1960s                26,629   Sq Feet                   82        100.0        5/20/98
209             1972                N/A                101,210   Sq Feet                   22         75.0        6/30/98
210             1984                N/A                 31,820   Sq Feet                   69         92.4         9/2/98
211             1980                N/A                 34,790   Sq Feet                   62        100.0        9/17/98
212             1995                N/A                 24,025   Sq Feet                   90        100.0        6/30/98
---------------------------------------------------------------------------------------------------------------------------
213             1987                N/A                 45,273   Sq Feet                   47        100.0        8/10/98
214             1978                N/A                 26,784   Sq Feet                   80        100.0        7/13/98
215             1972                N/A                104,000   Sq Feet                   20        100.0        8/20/98
216             1904               1985                 34,975   Sq Feet                   59         95.7         9/9/98
217             1998                N/A                 10,908   Sq Feet                  188        100.0         9/2/97
---------------------------------------------------------------------------------------------------------------------------
218             1978                N/A                    140   Units                 14,436         92.9        6/29/98
219             1985                N/A                 51,900   Sq Feet                   39         94.2        4/17/98
220          1997-1998              N/A                 17,500   Sq Feet                  114        100.0         9/1/98
221             1989                N/A                    429   Units                  4,657         98.0         6/1/98
222             1982                N/A                 35,784   Sq Feet                   55        100.0        7/31/98
---------------------------------------------------------------------------------------------------------------------------
223             1985                N/A                    390   Sq Feet                5,053         93.4         8/5/98
224             1945               1984                     78   Units                 24,915         97.4         4/8/98
225             1998                N/A                 11,180   Sq Feet                  170        100.0         9/1/97
226             1997                N/A                 23,925   Sq Feet                   79        100.0        9/10/98
227             1987                N/A                 28,307   Sq Feet                   65        100.0        8/19/98
---------------------------------------------------------------------------------------------------------------------------
228             1949               1992                 66,000   Sq Feet                   28        100.0        7/17/98
229             1964                N/A                 80,702   Sq Feet                   23         88.2         8/1/98
230             1986               1996                 19,254   Sq Feet                   93         93.5        8/21/98
231             1998                N/A                 10,125   Sq Feet                  175        100.0        10/17/97
232             1989                N/A                 28,486   Sq Feet                   62        100.0        8/13/98
---------------------------------------------------------------------------------------------------------------------------
233             1969               1994                    144   Units                 12,153         90.3        9/19/98
234             1988                N/A                 10,125   Sq Feet                  173        100.0        2/16/98
235             1975               1998                     53   Units                 32,407        100.0        6/30/98
236             1978                N/A                 32,124   Sq Feet                   53         96.3         7/1/98
237             1972                N/A                102,076   Sq Feet                   17        100.0        6/30/98
---------------------------------------------------------------------------------------------------------------------------
238             1991                N/A                 15,646   Sq Feet                  107        100.0        6/16/98
239             1979               1991                 21,000   Sq Feet                   80        100.0        6/25/98
240          1898-1936              N/A                 51,887   Sq Feet                   32        100.0        10/2/98
241             1948               1994                    174   Units                  9,404         85.1         5/1/98
242             1993                N/A                 22,750   Sq Feet                   71        100.0         4/7/98
---------------------------------------------------------------------------------------------------------------------------
243             1997                N/A                 10,125   Sq Feet                  158        100.0        7/29/97
244             1976                N/A                     45   Units                 35,465         95.6        4/23/98
245            1960s           1974, 94, 98             13,850   Sq Feet                  115        100.0         6/8/98
246             1964            1988, 1990              23,089   Sq Feet                   68         89.2         9/2/98
247             1982                N/A                 35,358   Sq Feet                   44         98.6         8/1/98
---------------------------------------------------------------------------------------------------------------------------
248           1994-95               N/A                     64   Units                 24,184         96.9        5/27/98
249             1997                N/A                 10,125   Sq Feet                  153        100.0        9/10/97
250          1983-1998              N/A                    525   Units                  2,946         91.6        5/29/98

                                                     Sq. Ft.,                                         Occupancy
Control                          Year                Bed, Pad,                      Loan Per          Perentage   Rent Roll
No.          Year Built          Renovated           or Room     Unit               Unit              (%)         Date
===========================================================================================================================
251             1975               1991                 37,075   Sq Feet                   40        100.0         9/1/98
252             1983                N/A                 38,636   Sq Feet                   39        100.0        6/25/98
---------------------------------------------------------------------------------------------------------------------------
253             1997                N/A                 10,125   Sq Feet                  148        100.0        10/29/97
254             1979                N/A                109,344   Sq Feet                   14         92.6         8/4/98
255             1997                N/A                 10,722   Sq Feet                  139        100.0        1/13/97
256             1996                N/A                  2,960   Sq Feet                  494        100.0        7/27/98
257             1978                N/A                 70,040   Sq Feet                   21         95.4         8/1/98
---------------------------------------------------------------------------------------------------------------------------
258          1988-1990              N/A                 36,222   Sq Feet                   40         93.4        9/22/98
259             1996                N/A                 23,005   Sq Feet                   63        100.0        7/31/98
260             1996                N/A                 18,000   Sq Feet                   80        100.0        6/30/98
261          1893, 1909             N/A                  5,810   Sq Feet                  245        100.0         6/3/98
262             1978                N/A                 87,355   Sq Feet                   16        100.0        8/20/98
---------------------------------------------------------------------------------------------------------------------------
263             1990                N/A                 39,000   Sq Feet                   36         92.4        7/10/98
264             1986                N/A                    120   Units                 11,643         91.7         4/1/98
265             1989               1997                 30,500   Sq Feet                   46        100.0        10/4/95
266             1988                N/A                 25,695   Sq Feet                   54        100.0        6/30/98
267             1985               1997                 34,352   Sq Feet                   40        100.0        5/31/98
---------------------------------------------------------------------------------------------------------------------------
268             1998                N/A                  5,247   Sq Feet                  262        100.0        3/18/98
269             1996                N/A                     25   Units                 54,642        100.0        6/30/98
270             1987                N/A                 12,250   Sq Feet                  106        100.0        7/29/98
271          1976-1979              N/A                 33,317   Sq Feet                   39         96.6         7/1/98
272             1995                N/A                 16,656   Sq Feet                   78        100.0         8/6/98
---------------------------------------------------------------------------------------------------------------------------
273         1969, 91, 92            N/A                     55   Pads                  23,575         96.4         9/1/98
274          mid 1970s              N/A                     69   Pads                  18,783         71.0        7/13/98
275             1996                N/A                 11,180   Sq Feet                  114        100.0        6/29/95
276             1968                N/A                     48   Units                 24,944        100.0        7/11/98
277             1975            1986, 1997              34,863   Sq Feet                   34         93.1         5/1/98
---------------------------------------------------------------------------------------------------------------------------
278             1930               1995                     33   Units                 35,157         97.0         4/8/98
279             1985                N/A                 30,271   Sq Feet                   36        100.0        8/10/98
280             1985                N/A                 43,820   Sq Feet                   24        100.0         3/2/98
281             1998                N/A                  7,098   Sq Feet                  127        100.0        8/24/98
282          1960, 1972            1996                  8,598   Sq Feet                   87        100.0         7/1/98
---------------------------------------------------------------------------------------------------------------------------
283             1977                N/A                 43,200   Sq Feet                   17        100.0        6/22/98
284             1998                N/A                  7,195   Sq Feet                   99        100.0         8/1/98
285             1958               1996                 10,000   Sq Feet                   70        100.0        5/29/98
286            1920s            1996, 1997               7,871   Sq Feet            $      76        100.0%        7/1/98

                                           Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
1
1a           Limited Express                                       24,680     1/31/11
1b
1c
---------------------------------------------------------------------------------------
1d
1e

2            JC Penny                                             105,028     7/31/11

---------------------------------------------------------------------------------------
3
3a           Sony                                                  88,916     4/30/04
3b           Jewish Federation of L.A.                             17,463     5/20/03
3c           Barrister Executive Suites I                          16,142     8/31/99
3d           ARCO                                                  82,358     4/30/06
---------------------------------------------------------------------------------------
3e           Document Sciences                                     33,102     2/28/02
3f           Marina Medical Billing Services                       13,667     2/28/02
3g           Everlasting Gardens                                    8,260     4/30/02
3h           Executone Info Systems                               112,000     10/31/05
3i           Greystone Homes                                        5,783     12/31/99
---------------------------------------------------------------------------------------
3j           GDE Systems, Inc.                                     39,260     10/31/98
3k           Interplay Productions                                 50,379     6/14/06
3l           A.J. Oster Company                                    50,282     12/31/98

4            Macy's                                               176,410     9/20/33
---------------------------------------------------------------------------------------
5            Hard Rock Cafe                                        19,200     11/30/23

6
6a           Super Trak Auto                                       10,000      1/1/04
6b           Dominick's Finer Foods                                72,385     9/30/17
---------------------------------------------------------------------------------------
6c           Nevada Bob's                                           7,562      3/1/02
6d           TJ Maxx                                               33,260     11/1/99
6e           K-Mart                                                87,680      1/1/03
6f           Sears Hardware                                        21,600      9/1/06
6g           Walmart                                              114,557      8/1/10
---------------------------------------------------------------------------------------
6h           Steinmart                                             36,266      9/1/08
6i           Walgreens                                             13,687      4/1/44
6j           Super Gap                                              7,944      1/1/01
6k           Blockbuster                                            6,600     11/1/99
6l           Pier 1 Imports                                         8,976      2/1/05
---------------------------------------------------------------------------------------

7            J.C. Penney                                          176,279     4/30/00
8
9
10           Cobb Theatres                                        107,014     8/31/18
---------------------------------------------------------------------------------------
11
12
13
14
15           First Brands                                          77,741     7/31/05
---------------------------------------------------------------------------------------
16           Fresh Fields                                          33,055     12/31/17

17           CVS Center Inc.                                        6,478     1/31/07
17a          Scarcella Florist                                      2,269     9/30/07
17b          Spartis Power                                          2,762     2/28/07
---------------------------------------------------------------------------------------
17c          CVS Center Inc.                                        6,478     1/31/07
17d          Carlyle                                                2,565     7/20/03
17e          Silver Tower Supermarket                               4,358     7/31/06

18           Full Sail                                            116,763     5/31/17
---------------------------------------------------------------------------------------
19
21

                                           Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
22           Supermarket Information Systems                      158,400     5/31/01

23           Roses                                                 52,500     9/30/05
---------------------------------------------------------------------------------------
23a          Winn-Dixie                                            48,900     1/31/17
23b          Roses                                                 45,495     10/21/06
23c          Roses                                                 52,500     9/30/05

24
---------------------------------------------------------------------------------------
25           State of Michigan                                    110,695     10/31/00
26           Menlo #1 ( Emery Air Freight )                       156,560      3/5/02
27           Motorola                                             120,797     3/31/03
28           Nationsbank N.A. (South)                              54,048      3/9/01
29           K-mart corporation                                   191,008     7/31/19
---------------------------------------------------------------------------------------
30           The Care Center                                        6,764     2/28/17
31           Garden Ridge                                         141,284     8/31/18
32           Safeway Stores                                        39,556     2/28/07
33
34
---------------------------------------------------------------------------------------
35
36
37           Garden Ridge                                         141,284     9/10/17
38           Winn Dixie                                            55,550      2/1/18
39           Hobby Lobby                                           49,337      6/8/99
---------------------------------------------------------------------------------------
40           Yaohan                                                           5/30/18
41           Target                                               114,975      1/1/05
42

43           La-Z-Boy                                              73,520     8/30/13
---------------------------------------------------------------------------------------
43a          La-Z-Boy                                              15,080     8/30/13
43b          La-Z-Boy                                              13,200     8/30/13
43c          La-Z-Boy                                              15,080     8/30/13
43d          La-Z-Boy                                              15,080     8/30/13
43e          La-Z-Boy                                              15,080     8/30/13
---------------------------------------------------------------------------------------

44
45
46
47           97 Restaurant Corp.                                    2,173     7/31/06
---------------------------------------------------------------------------------------
48           Kmart                                                 79,965     6/30/12
49
50           LaSalle Talman Corportation                           34,809     12/31/02
51
52           People's Drug                                         11,297     12/31/06
---------------------------------------------------------------------------------------
53           Walmart                                               81,922      8/5/08
54           Titleserv, Inc.                                       27,640     9/30/02
55           Kmart (Shadow)
56           RKO/Cineplex Odeon                                    48,217
57           Black & Decker                                       172,000     6/30/04
---------------------------------------------------------------------------------------
58
59           Concord Tribune                                       34,945     12/31/00
60
61           Kmart (Shadow)
62           Kash n' Karry Food Stores, Inc.                       55,956     1/31/32
---------------------------------------------------------------------------------------
63           North American Bear Company, Inc.                     69,130     1/31/01
64
65
66           Miami Beach Healthcare Group                          11,250     3/31/02
67           Delchamps                                             46,733     7/31/08
---------------------------------------------------------------------------------------
68           Title First                                           22,821     3/31/08
69           Dept. of Social & Health Services                     30,732     11/30/98
70           Grande Supermarket                                    20,350     12/13/99
71           Kash n' Karry Food Stores, Inc.                       55,547     1/31/32
72           Winn-Dixie Texas, Inc.                                58,406     11/25/17
---------------------------------------------------------------------------------------
73

                                           Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
74           K-Mart                                                86,479     10/31/13
75           Basha's                                               53,574
76           Advanced Ent.                                         10,400      6/1/07
77           Extra Space                                           88,178     12/31/08
---------------------------------------------------------------------------------------
78
79           Payless\Rite Aid                                      20,122     5/31/17
80
81           Peak Restaurant Group                                  9,541     9/30/07
82
---------------------------------------------------------------------------------------
83           Iridium                                               19,804     12/31/03
84           Genovese Drug                                         10,000     6/30/13
85
86           Jefferson Market, Inc.                                 7,533     6/30/10
87           America's Best Furniture Store                        19,205     6/14/06
---------------------------------------------------------------------------------------
88           Kmart Corporation                                    104,000     12/1/18
89
90
91
92
---------------------------------------------------------------------------------------
93           C.T. Cycles                                            6,000     2/28/03
94           LMC Properties, Inc. (Lockheed)                        8,206     4/30/99
95
96           Salvation Army Store                                  10,514     7/31/03
97           Acworth Pharmacy                                      10,000     10/31/02
---------------------------------------------------------------------------------------
98           Health South of PGH, Inc.                              9,324     3/31/99
99           Center for Human Reproduction                         43,877     12/31/09
100
101
102          BJ's Wholesale Club                                   68,160     11/30/19
---------------------------------------------------------------------------------------
103
104

1105         Bell Atlantic                                         49,982     8/31/13
105a         Bell Atlantic                                         13,170     8/31/13
---------------------------------------------------------------------------------------
105b         Bell Atlantic                                         12,812     8/31/13
105c         Bell Atlantic                                         21,000     8/31/13

106          Roth's IGA                                            25,380     11/4/03
107          Sav-A-Lot                                             13,680     8/31/02
---------------------------------------------------------------------------------------
108
109
110          Temtec                                                21,218     1/31/02
111          K-Mart Corporation                                    94,841      1/1/18
112
---------------------------------------------------------------------------------------
113
114          Rite-Aid Drug                                         12,750     10/31/02
115          Blockbuster Video                                      5,075     1/31/04
116          Hills Department Store                                81,864     10/31/99
117
---------------------------------------------------------------------------------------
118          Bronxville Garage & Service Corp.                     40,000     8/31/04
119
120          Oriel Instruments Corp.                               31,700     1/31/08
121
122          Kmart                                                 95,810     1/31/00
---------------------------------------------------------------------------------------
123
124          Oxford Publishing                                      4,930     7/31/01
125          Kmart                                                 90,000     10/31/18
126          Walgreens Co.                                         13,905     6/30/18
127
---------------------------------------------------------------------------------------
128          Mandees                                               10,800     2/28/08
129          Minyard Food Stores, Inc.                             43,853     6/30/04
130          Safeway Stores, Inc.                                  43,646     8/31/02
131          Eckerd                                                10,908      9/3/18
132
---------------------------------------------------------------------------------------

                                           Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
133          Ships Cafe                                             7,500     8/30/08
134
135          Advanced Floors                                       10,800     2/28/02
136          Bob's Discount Furniture                              72,210     6/30/18

---------------------------------------------------------------------------------------
137
137a         Blockbuster Video                                      6,000      6/1/03
137b         Lucky's (Shadow)                                      62,070

138
---------------------------------------------------------------------------------------
139          Norrell Health Care                                    3,495     11/30/00
140
141          Wash Penn II Corp (Benvenuti)                          6,351     7/31/01
142          Kmart                                                 97,000     1/31/18
143          Professional Business Institute                       11,250     3/31/00
---------------------------------------------------------------------------------------
144          Shop N Save                                           51,100     6/30/05
145
146
147          MacFrugal's                                           26,064     10/31/08
148
---------------------------------------------------------------------------------------
149          MacFrugals                                            26,550     5/31/12
150          Walgreens                                             13,905     11/30/57
151
152          Star Real Estate                                      14,391     12/31/03
153
---------------------------------------------------------------------------------------
154          A&P                                                   29,400     10/31/01
155          Paul's Scottsdale Hardware                            16,800      3/1/07
156

157
---------------------------------------------------------------------------------------
157a
157b
157c
157d

---------------------------------------------------------------------------------------
158          Safeway                                               56,674     7/12/04
159          Walgreens Co.                                         13,905     6/30/18
160
161
162          Fabric Bonanza                                         7,280     8/31/00
---------------------------------------------------------------------------------------
163          K-Mart                                                43,018     11/30/05
164
165          Winn Dixie                                            42,452     8/30/13
166          Carl's Junior                                          3,200      9/1/17
167          Niagra of America                                      7,270     6/30/99
---------------------------------------------------------------------------------------
168          Bally's                                               20,000     6/30/01
169          General Rehab                                          7,647     4/30/00
170          J&S Cafeteria                                         12,115     11/30/08
171          University of Phoenix                                  9,400     1/31/00
172          Reddy Raw                                             49,445     7/31/00
---------------------------------------------------------------------------------------
173          Landmark Theatre Corporation                          19,736      6/1/23
174          Staples                                               23,965     4/30/13
175          Winn Dixie                                            35,000     2/28/06
176
177          Family Dollar Stores of MA                             7,500     6/30/08
---------------------------------------------------------------------------------------
178          Bob's Discount Furniture                              28,600     6/30/18
179          Eckerd                                                10,908     6/16/18
180
181          Craig Smith                                           12,960     8/30/03
182          Premier Lending Corporation                           24,090     12/31/02
---------------------------------------------------------------------------------------
183          Aaron Rents, Inc.                                     30,127     6/30/05
184
185          IRS                                                   14,420     7/12/99
186          American Drug Stores, Inc.                            16,584     1/28/18

                                           Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
187
---------------------------------------------------------------------------------------
188          U. S. Postal Service                                  13,618     12/31/01
189
190          Revco Discount Drug Centers, Inc.                     10,125     9/30/18
191          Aaron Rents                                           19,600     7/31/06
192          Rite Aid of New York, Inc.                            11,180     6/30/18
---------------------------------------------------------------------------------------
193          J.B. Power, LTD                                       20,000     11/30/02
194          Target (Shadow)                                      124,729
195          Golfsmith International, Inc.                         25,046     5/31/10
196          Sequoia Insurance Co.                                 20,040     2/22/03
197
---------------------------------------------------------------------------------------
198
199          FF Development, L.P.                                  32,785     3/31/03
200          Meridian Health                                        6,490     5/31/01
201          DentLease, Inc.                                        3,850     8/26/03
202
---------------------------------------------------------------------------------------
203
204          Staples                                               23,990     9/25/32
205          Transcor of Miami                                     75,757     8/31/03
206
207
---------------------------------------------------------------------------------------
208          Long and Foster                                        4,995     9/30/00
209          Pathmark                                              48,904     2/28/08
210          Trovato's                                              4,294     9/30/01
211          Nick's Cigar Corp                                     14,760      1/6/02
212          Hollywood Entertainment Corp.                          8,640     6/18/06
---------------------------------------------------------------------------------------
213          Food Lion                                             26,171     12/5/07
214          Pet Supermarket                                        6,335     2/27/99
215          Kmart                                                 84,000     1/31/03
216          Fox Sports Midwest                                     6,712     12/31/00
217          Eckerd                                                10,908      7/3/18
---------------------------------------------------------------------------------------
218
219          Winn Dixie                                            26,000      4/9/06
220          Legg Mason                                             4,500     3/31/03
221
222          Innovative Office                                     11,588     5/31/02
---------------------------------------------------------------------------------------
223
224
225          Rite Aid of CT, Inc.                                  11,180     5/31/18
226          Staples                                               23,925      5/2/12
227          Radiation Centers Inc.                                 8,120     9/14/03
---------------------------------------------------------------------------------------
228          NYS Office of Temporary & Disability Assistance       66,000     10/31/07
229          Chuck E. Cheese                                       11,145     3/31/02
230          Mt. Vernon Sleep Center/ Team Sports                   5,200     7/31/99
231          CVS                                                   10,125     1/31/19
232          LCA Leasing Corp.                                      7,500     2/28/99
---------------------------------------------------------------------------------------
233
234          CVS                                                   10,125     1/31/19
235
236          Giannini                                               4,200     1/31/01
237          King Kullen                                           43,802     8/31/08
---------------------------------------------------------------------------------------
238          Polygon Construction, Inc.                            10,186     3/31/05
239          AUS, Inc.                                             21,000     6/30/05
240          Asia Tex                                              10,000     6/30/01
241
242          Carolina Sofa Factory of America                      15,750     9/30/02
---------------------------------------------------------------------------------------
243          Revco Discount Drug Centers, Inc.                     10,125     6/30/18
244
245          Politics, Inc.                                         8,850     12/31/07
246          United States Social Security                         11,956     9/22/07
247          Texas AM Tiltle                                        3,382     5/31/01
---------------------------------------------------------------------------------------
248
249          Revco Discount Drug Centers, Inc.                     10,125     1/31/19
250

                                           Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
251          Club Concepts II                                       6,280     12/31/09
252          Starlight International                               25,392     7/31/01
---------------------------------------------------------------------------------------
253          Revco Discount Drug Centers, Inc.                     10,125     9/30/18
254          Stage                                                 16,259     8/31/01
255          CVS                                                   10,722     5/31/18
256          The Southland Corporation                              2,960     6/30/13
257          Winn Dixie                                            34,590     8/19/03
---------------------------------------------------------------------------------------
258          Entergy                                                8,157     12/31/99
259          Murray's Discount Auto                                11,712     7/10/06
260          Murray's Discount Auto                                10,000     3/14/06
261          Sunflower Restaurant                                   2,302     6/30/06
262          Kmart                                                 87,355     3/31/04
---------------------------------------------------------------------------------------
263          Shoe Forum                                            11,200     8/31/02
264
265          Dal-Tile Corporation                                  30,500     3/31/06
266          Bob's Discount furniture                              25,695     6/30/18
267          American Sport Line                                    6,762     12/31/00
---------------------------------------------------------------------------------------
268          IHOP                                                   5,247     7/31/23
269
270          Kinko's                                                6,125     5/31/07
271          Guildford Partners/ Capital                           12,897     12/31/02
272          Remax                                                 11,247     9/30/08
---------------------------------------------------------------------------------------
273
274
275          Rite Aid                                              11,180     10/31/16
276
277          Crawford                                              13,350     3/31/02
---------------------------------------------------------------------------------------
278
279          Uarco                                                 15,607     11/30/00
280          Ames                                                  43,820     1/23/11
281          Castle Dental Centers of Texas                         2,508     5/25/03
282          Kenny Siao/Mango                                       2,430     7/31/07
---------------------------------------------------------------------------------------
283          Nathan Hostaller                                       6,900     3/31/01
284          Dobson Communications                                  2,527     4/12/03
285          Murray's Discount Auto                                10,000     4/14/06
286          Prima Pizza                                            2,260     9/30/01

                                         2nd Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
1
1a           MBNA Marketing Systems                                11,283     12/31/03
1b
1c
---------------------------------------------------------------------------------------
1d
1e

2            Burlington Coat Factory                               79,989      1/31/12

---------------------------------------------------------------------------------------
3
3a           Karl Storz Endoscopy                                  56,324      3/31/99
3b           You Bet                                                9,465      8/4/98
3c           Encino State Bank                                      8,723      11/5/07
3d           Kaiser Foundation Health Pla                          42,051     10/30/03
---------------------------------------------------------------------------------------
3e           DPR Construction                                      15,636      5/31/02
3f           Cash & Associates                                      6,307      8/31/01
3g           California Faucets                                     7,152     12/31/98
3h
3i           Centex Homes                                           5,755      5/31/98
---------------------------------------------------------------------------------------
3j           Xpress Data Imaging                                   15,120      8/31/02
3k           Chicago Title Company                                 46,446      5/15/04
3l           Home Centers                                           8,896     10/14/00

4            Gottschalk's                                         154,052      4/30/16
---------------------------------------------------------------------------------------
5            Dick's Last Resort                                    10,432      8/31/08

6
6a           Blockbuster                                            7,500      12/1/03
6b           Murray's Discount Auto                                10,000     12/31/07
---------------------------------------------------------------------------------------
6c           Luciano's                                              5,954      9/1/01
6d           Douglas TV                                            23,764      12/1/02
6e           Rainbow Foods                                         64,189      7/1/09
6f           Spasso, LTC                                            4,667      12/1/00
6g           Jondex (BDA Value-Mart) Dark Space                    52,882     12/11/98
---------------------------------------------------------------------------------------
6h           Irv's Menswear                                        15,679      10/1/99
6i           Ruby's                                                13,250      7/1/99
6j           Payless Shoe                                           2,840      10/1/01
6k           Spincycle Coin                                         5,139      7/1/01
6l           Salon 2000                                             7,525      10/1/06
---------------------------------------------------------------------------------------

7            Gayfers                                              171,062      1/31/01
8
9
10           Burlington                                            85,870      5/31/08
---------------------------------------------------------------------------------------
11
12
13
14
15           Cendant aka HFS Mobility Services, Inc.               15,546      1/31/99
---------------------------------------------------------------------------------------
16           City of Philadelphia (Library)                        28,996      9/1/00

17           Silver Tower Supermarket                               4,358      7/31/06
17a          O.T.B.                                                 1,978      3/31/03
17b          Ephesus Inc.                                           1,184      5/31/06
---------------------------------------------------------------------------------------
17c          72nd Street Hardware                                   1,974      2/28/03
17d          S-Nails                                                1,852      6/30/07
17e          Pizza Hut                                              3,516      2/28/11

18           Humana                                                35,154      6/14/02
---------------------------------------------------------------------------------------
19
21

                                         2nd Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
22           Triad Packaging                                       70,562     12/31/00

23           Winn-Dixie                                            48,900      1/31/17
---------------------------------------------------------------------------------------
23a          Schewell Furniture                                    17,634      4/1/08
23b          Food Lion                                             32,455      1/21/07
23c          Harris Teeter                                         22,638      8/31/99

24
---------------------------------------------------------------------------------------
25           State of Michigan                                     43,862      1/31/01
26           Fritz Co. #1                                          94,365      1/31/01
27
28           Sarasota University Club, Inc.                        13,407      4/28/01
29
---------------------------------------------------------------------------------------
30           Center for Human Reproduction                          5,515     11/30/17
31
32           Prudential Benton                                     14,212     12/31/04
33
34
---------------------------------------------------------------------------------------
35
36
37
38           Walgreens                                             20,000      2/1/18
39           Super Saver Cinema                                    26,468     11/30/10
---------------------------------------------------------------------------------------
40
41           Roderick Fraser                                        7,084      5/31/01
42

43
---------------------------------------------------------------------------------------
43a
43b
43c
43d
43e
---------------------------------------------------------------------------------------

44
45
46
47           Yemma Bar Corp.                                          840      5/31/03
---------------------------------------------------------------------------------------
48           Cato of Texas, LP                                      6,000      1/31/00
49
50           Chicago College of Commerce                           15,868      7/31/05
51
52           Murphy's Law                                           5,800      4/30/99
---------------------------------------------------------------------------------------
53           Delchamps                                             46,733      9/30/08
54           H.J. Meyers & Co.                                      7,559     10/31/02
55           Jennifer Convertibles, Inc.                            5,680      1/31/99
56
57           First American                                        69,377      6/30/03
---------------------------------------------------------------------------------------
58
59           Drug Emporium                                         30,688      5/31/00
60
61           Planet Play Amusement Center                           8,000     10/31/04
62
---------------------------------------------------------------------------------------
63           Cosmographics                                         53,091      4/30/04
64
65
66           Uro-Care                                               7,200      3/20/02
67           Harco Drugs                                           10,125      6/30/03
---------------------------------------------------------------------------------------
68           Claremont Consulting                                  19,797      2/28/03
69           Impression Graphix                                     6,995      1/31/01
70           El Amal                                                8,875     11/30/09
71
72           Hollywood Entertainment Corp.                          7,500      11/3/07
---------------------------------------------------------------------------------------
73

                                         2nd Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
74           Blockbuster Video                                      6,100      5/31/00
75           J C Penney                                            34,688      8/4/07
76           Val-Surf                                               4,750      5/1/07
77           Mechanical Plastics                                   22,800      6/30/99
---------------------------------------------------------------------------------------
78
79           Steve Sanderson                                        4,900      3/31/01
80
81           Giant Industries Az., Inc.                             8,177      6/30/03
82
---------------------------------------------------------------------------------------
83           Resource Marketing                                     3,753      9/30/08
84           Chase Manhattan Bank                                   8,200     12/31/11
85
86           Village Vintners/Association                             954     12/31/99
87           Spence Gymnastics                                      5,995      1/31/99
---------------------------------------------------------------------------------------
88
89
90
91
92
---------------------------------------------------------------------------------------
93           Chantilly Muffler                                      4,825      1/31/00
94           United Jersey Bank (Summit)                            5,700      9/30/00
95
96           Carribean Market II                                    5,628      3/31/99
97           Hollywood Video                                        6,656     12/31/06
---------------------------------------------------------------------------------------
98           Parts America                                          8,520      5/18/01
99           Breslow, Morrison & Terzian                           11,645      3/31/03
100
101
102          Sun Foods                                             56,717      8/31/11
---------------------------------------------------------------------------------------
103
104

105
105a
---------------------------------------------------------------------------------------
105b
105c

106          AM Family Video                                        8,149      6/30/02
107          Penn Employment Security                              10,743      4/30/00
---------------------------------------------------------------------------------------
108
109
110          Ramapo Orthopedic                                      6,420      1/31/05
111
112
---------------------------------------------------------------------------------------
113
114          Ace Hardware                                          10,500      4/30/08
115          Rookies                                                3,780      6/30/01
116          Food Lion                                             29,000     12/31/17
117
---------------------------------------------------------------------------------------
118          Medicom International                                  4,343      5/1/01
119
120          Nature Plus Inc.                                       9,610      3/31/02
121
122          MacFrugals                                            25,050      8/31/09
---------------------------------------------------------------------------------------
123
124          Brittany Imports                                       3,954      7/31/00
125
126
127
---------------------------------------------------------------------------------------
128          Moovies                                                6,050      4/30/00
129          Goodwill Industries of Fort Worth                     25,542      8/31/04
130          Hancock Fabrics                                       11,200     12/31/02
131
132
---------------------------------------------------------------------------------------

                                         2nd Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
133          Pro Dive                                               4,000      6/30/08
134
135          Pioneer Electronics                                    9,000     10/31/02
136

---------------------------------------------------------------------------------------
137
137a         Style 5                                                2,210      3/1/03
137b         Sav-On-Drugs (Shadow)                                 17,278

138
---------------------------------------------------------------------------------------
139          A. Celli                                               3,226     10/31/99
140
141          Principal Health                                       6,331      4/30/01
142
143          Shanghai Xinshuo                                       2,704      3/31/05
---------------------------------------------------------------------------------------
144          Big Lots                                              25,099      1/31/02
145
146
147          NAL Men's Supercenter                                 13,988      9/30/98
148
---------------------------------------------------------------------------------------
149          Only Oak                                              15,480     10/31/00
150
151
152          Star Real Estate                                       5,250     12/31/99
153
---------------------------------------------------------------------------------------
154          Diamond Furniture                                     23,984      6/30/04
155          Sasparilla's                                           8,450      5/30/03
156

157
---------------------------------------------------------------------------------------
157a
157b
157c
157d

---------------------------------------------------------------------------------------
158          Neighborhood Computer Store                            3,642
159
160
161
162          Rockaway Bedding                                       3,768      5/31/03
---------------------------------------------------------------------------------------
163          Publix                                                41,883     12/31/01
164
165          Revco/ CVS                                             8,450      1/31/00
166          Tasty Goody                                            2,700      2/4/10
167          Yellow Rose                                            4,701      9/30/00
---------------------------------------------------------------------------------------
168          Supreme Drycleaners                                    8,000      5/31/01
169          Edit Bay                                               3,928     10/15/01
170          Hahna Korean Restaurant                                5,338      2/28/03
171          GMAC Mortgage                                          4,670      5/31/01
172          All-Media Leasing                                     38,115      9/30/00
---------------------------------------------------------------------------------------
173
174
175          Eckerd's                                               8,640      2/28/06
176
177          Bank Boston, N.A.                                      6,855     12/31/01
---------------------------------------------------------------------------------------
178
179
180
181          R.L. Polk Publishing                                   8,700     12/31/99
182          Aqua Sun Investment                                    8,528      5/31/99
---------------------------------------------------------------------------------------
183          Modern Tuxedo                                         15,780      5/31/05
184
185          Social Security Administration                        10,024      3/31/04
186

                                         2nd Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
187
---------------------------------------------------------------------------------------
188          7-11 The Southland Co.                                 2,585     11/30/06
189
190
191          Penisula Pro Golf                                      7,200     11/30/01
192
---------------------------------------------------------------------------------------
193          Carribean Ocean Corp.                                 15,000     12/31/01
194          Barnes & Noble                                        11,772      3/30/06
195
196          Harcourt Brace & Co.                                  11,046     12/31/01
197
---------------------------------------------------------------------------------------
198
199          Chapps Hamburgers                                      2,580      7/10/06
200          Enterprise                                             6,490      5/31/01
201          Avon Liquors                                           3,730      1/1/02
202
---------------------------------------------------------------------------------------
203
204
205
206
207
---------------------------------------------------------------------------------------
208          Chase Fitzgerald                                       4,010      6/30/02
209          Sears Paint & Hardware                                27,000     10/31/12
210          Fit For Life (PFT), Inc.                               3,000      5/31/00
211          Sunny Day Treatment                                    3,490      2/28/03
212          Pet Care Plus, Inc.                                    8,125      6/20/00
---------------------------------------------------------------------------------------
213          Cato                                                   5,600      1/31/03
214          Vitamin Wholesalers                                    3,520      5/31/01
215          Post Office                                           20,000     10/31/03
216          Emmis Broadcasting Corporation                         5,788      9/30/07
217
---------------------------------------------------------------------------------------
218
219          CVS                                                    9,100      2/28/01
220          Chef's Market                                          3,000     10/31/02
221
222          Montgomery County Title                               10,324      1/31/99
---------------------------------------------------------------------------------------
223
224
225
226
227          Atlas Specialty Underwriters                           6,214      9/30/00
---------------------------------------------------------------------------------------
228
229          Family Dollar Store                                   10,704     12/31/01
230          McNew Culligen Water Treatment                         2,899      1/31/02
231
232          Freibert                                               3,650      2/28/99
---------------------------------------------------------------------------------------
233
234
235
236          Gindoff                                                3,911     12/31/03
237          Sears Paint and Hardware                              29,346      6/30/12
---------------------------------------------------------------------------------------
238          Communities SW                                         5,460      3/31/05
239
240          Fashion Corp.                                          7,750      9/30/01
241
242          Boaters World Discount Marine Centers                  7,000      3/31/03
---------------------------------------------------------------------------------------
243
244
245          H & M Enterprises                                      5,000     12/31/17
246          AZ Dept. of Juvenile Corrections                       5,759     10/31/99
247          W.D. Hamm, III                                         2,451     12/31/99
---------------------------------------------------------------------------------------
248
249
250

                                         2nd Largest Tenant
             --------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.          Tenant Name                                          (Sq. Ft.)   Exp. Date
=======================================================================================
251          All County Insulation Plus                             5,200      2/28/99
252          R.K. Harray                                            3,202     11/30/02
---------------------------------------------------------------------------------------
253
254          Big O Tires                                            8,743      6/30/01
255
256
257          Eckerd's                                              10,800      8/19/03
---------------------------------------------------------------------------------------
258          Frankl & Thomas                                        6,054     12/31/03
259          Stanton Hobby Shop                                     6,200      1/31/99
260          ChildServ                                              8,000      7/14/02
261          CSK                                                    2,108      2/28/04
262
---------------------------------------------------------------------------------------
263          Wolf Gangs' Gym                                       10,400      5/31/03
264
265
266
267          Spot Cooler                                            2,704      7/31/00
---------------------------------------------------------------------------------------
268
269
270          Nova Lighting                                          3,115      3/31/03
271          Checkcare Systems, Inc.                                2,195      7/31/98
272          Piedmont Foot Clinic                                   3,202      4/30/01
---------------------------------------------------------------------------------------
273
274
275
276
277          PC People                                              5,805      8/31/00
---------------------------------------------------------------------------------------
278
279          Lincare Inc.                                           7,390      4/30/99
280
281          Wolf Camera, Inc.                                      2,000      7/31/03
282          Brad Copeland/ Heavenly Cheesecake                     2,409      9/30/02
---------------------------------------------------------------------------------------
283          Shannon's Crating                                      4,500      9/30/98
284          Household Finance Corp.                                1,445      7/31/08
285
286          Kenny Siao                                             2,030      4/30/00

                                          3rd Largest Tenant
              -------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.           Tenant Name                                         (Sq. Ft.)   Exp. Date
=======================================================================================
1
1a            Northwestern University                              11,274     5/31/10
1b
1c
---------------------------------------------------------------------------------------
1d
1e

2             Marshalls                                            50,895     1/31/12

---------------------------------------------------------------------------------------
3
3a            Protection One                                       23,520     8/16/03
3b            New Times, Inc.                                       8,841     10/6/01
3c            Information Technology                                8,665     12/31/01
3d            ADP, Inc.                                            37,904     12/31/02
---------------------------------------------------------------------------------------
3e            Mitsui Vendor Leasing                                10,338     1/31/04
3f            Konica                                                4,755     8/31/98
3g            A Table for Five                                      5,902     1/31/00
3h
3i            Huntway Partners                                      5,385     8/12/01
---------------------------------------------------------------------------------------
3j            Sony Electronics                                      8,064     2/14/00
3k            Pacific Thrift & Loan Co.                            39,273     3/31/00
3l            Specialty Motions, Inc.                               7,544     12/31/99

4             JC Penney                                           153,769     11/30/02
---------------------------------------------------------------------------------------
5             The Limited                                           8,269     7/31/99

6
6a            Red Wing Shoes                                        1,500      5/1/02
6b            Hollywood Video                                       6,931     10/21/07
---------------------------------------------------------------------------------------
6c            Morean Perris                                         3,840      3/1/99
6d            American Oak Design                                  11,122      8/1/00
6e            Petco                                                19,513      4/1/06
6f            Mr. E's Bagels                                        2,445      9/1/00
6g            Fabri Centers                                        15,000      1/1/03
---------------------------------------------------------------------------------------
6h            Just ducky (specialty gifts, crafts etc.)            14,136      1/1/03
6i            Famous Footwear                                       5,115      9/1/99
6j            Pearle Vision                                         2,000      5/1/05
6k            Giordano's Restaurant                                 1,500     12/1/99
6l            Dimagio's                                             6,360      3/1/00
---------------------------------------------------------------------------------------

7             Lerner New York                                      15,089     1/31/08
8
9
10            Mars Music                                           39,987     7/13/13
---------------------------------------------------------------------------------------
11
12
13
14
15            Pinney, Payne, van Lenten                            15,508     2/29/04
---------------------------------------------------------------------------------------
16            WGPS UPN -57                                         22,420     9/30/00

17            Pizza Hut                                             3,516     2/28/11
17a           Crest Cleaners                                        1,807     12/31/02
17b           Show Fair                                               500     12/14/02
---------------------------------------------------------------------------------------
17c           Bistro LLC                                            1,641     4/30/06
17d           Bambini By Marco                                      1,084     2/24/04
17e           Bagel Store                                           1,200     10/31/07

18            Florida Power                                        10,830     3/31/99
---------------------------------------------------------------------------------------
19
21

                                          3rd Largest Tenant
              -------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.           Tenant Name                                         (Sq. Ft.)   Exp. Date
=======================================================================================
22            Triad Packaging                                      44,625     8/31/98

23            Roses                                                45,495     10/21/06
---------------------------------------------------------------------------------------
23a           Greens Drug                                           8,400     12/31/03
23b           Revco Drugs                                           8,470     1/31/02
23c           Peoples                                              10,500     5/31/04

24
---------------------------------------------------------------------------------------
25            Jackson National Life Ins. Co.                       38,404     10/31/00
26            Fritz Co. #2                                         78,078     10/31/02
27
28            PaineWebber, Inc.                                    13,306     5/31/04
29
---------------------------------------------------------------------------------------
30            Suburban Plastic Surgeons                             5,269     2/28/17
31
32            Bartell Drug Company                                 13,327     9/30/02
33
34
---------------------------------------------------------------------------------------
35
36
37
38            FCA of Ohio (Jo-Ann)                                 15,000     1/31/07
39            Adams District 12                                    18,000     8/31/03
---------------------------------------------------------------------------------------
40
41            Sizzler Restaurant                                    5,805     10/31/06
42

43
---------------------------------------------------------------------------------------
43a
43b
43c
43d
43e
---------------------------------------------------------------------------------------

44
45
46
47            Flexible Fish Co.                                       800     1/30/06
---------------------------------------------------------------------------------------
48            Blockbuster Videos                                    5,242     2/28/01
49
50            Loop Lab School                                      11,607     11/30/05
51
52            Movie Gallery                                         5,200     10/31/98
---------------------------------------------------------------------------------------
53            Pic 'N Pay                                            2,800     8/31/03
54            American Home Mo.                                     6,188     8/31/00
55            Hunan Village Restaurant                              3,160     6/30/98
56
57            Can Do National Tape                                 21,275     10/31/02
---------------------------------------------------------------------------------------
58
59            Ben Franklin                                         15,000     7/31/01
60
61            Blockbuster Video                                     6,429     4/30/99
62
---------------------------------------------------------------------------------------
63            Northwestern Memorial Hospital                       25,880     1/14/02
64
65
66            Lifetime Healthcare                                   4,000     2/28/02
67            Gun & Pawn Shop                                       2,600     3/31/00
---------------------------------------------------------------------------------------
68            MRI                                                  12,805     2/28/08
69            Morton & Assoc.                                       4,979     10/31/02
70            Western Auto                                          8,463     12/31/98
71
72            Chief Auto Parts                                      4,950     10/31/02
---------------------------------------------------------------------------------------
73

                                          3rd Largest Tenant
              -------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.           Tenant Name                                         (Sq. Ft.)   Exp. Date
=======================================================================================
74            Westcorp Financial                                    2,800     12/14/00
75            Staples, Inc.                                        24,000     8/31/13
76            Maria's Italian                                       2,800      6/1/07
77            Best Salon Equipment, Inc.                            8,000     6/15/99
---------------------------------------------------------------------------------------
78
79            Melaque Restaurant                                    4,800     3/31/04
80
81            Johnson Bank                                          6,704     1/30/99
82
---------------------------------------------------------------------------------------
83            Kerrin & Assoc.                                       2,505     7/31/05
84            Ardsley Golden Wok II                                 3,900     4/30/08
85
86            O.J. Art Gallery                                        726     1/31/07
87            Lake Mead Hosp. Med Ctr.                              5,600     9/14/03
---------------------------------------------------------------------------------------
88
89
90
91
92
---------------------------------------------------------------------------------------
93            Backyard Steakhouse                                   4,671     3/14/06
94            NJ College Governing BD                               3,814     11/30/05
95
96            Michael Darden, MD                                    3,200     6/30/00
97            Mexico Tipico                                         3,600     7/31/02
---------------------------------------------------------------------------------------
98            Blockbuster Video                                     6,000     12/12/06
99            Torchia Assoc.                                        7,750     2/28/04
100
101
102           Office Max                                           25,200     1/31/13
---------------------------------------------------------------------------------------
103
104

105
105a
---------------------------------------------------------------------------------------
105b
105c

106           Sylvan Learning Center                                3,894     2/28/02
107           CVS Pharmacy                                         10,500     5/21/03
---------------------------------------------------------------------------------------
108
109
110           Tele Vue                                              5,568     4/30/02
111
112
---------------------------------------------------------------------------------------
113
114           Sibley Shoes                                          5,250     6/30/99
115           Bruno's                                               3,115     3/30/99
116           Central Tractor                                      20,000     5/31/00
117
---------------------------------------------------------------------------------------
118           Houlihan Appr.                                        3,475     12/31/03
119
120           Wray Tech Instruments                                 8,000     12/31/98
121
122           Aaron Rents                                           6,000     3/31/99
---------------------------------------------------------------------------------------
123
124           N. Miami Nuclear Medicine                             2,742     8/31/03
125
126
127
---------------------------------------------------------------------------------------
128           Home Savings of America                               4,000     6/30/02
129           U.S. Postal Service                                  13,200     12/31/01
130           Plates, Etc.                                          2,534     11/30/98
131
132
---------------------------------------------------------------------------------------

                                          3rd Largest Tenant
              -------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.           Tenant Name                                         (Sq. Ft.)   Exp. Date
=======================================================================================
133           Financial Grp.                                        2,000     5/31/99
134
135           Giftec Filter                                         7,250     1/31/01
136

---------------------------------------------------------------------------------------
137                                                                 3,500
137a          Flamingo Cleaners                                     1,302      7/1/01
137b          Del Taco                                              3,600     12/1/16

138
---------------------------------------------------------------------------------------
139           Stewart's Convenience                                 3,039     6/30/01
140
141           Alpha Tau Omega Fraternity                            6,318     8/31/05
142
143           Kiu King Import & Co.                                 1,830     12/31/01
---------------------------------------------------------------------------------------
144           Goodwill Industries                                  18,000     3/31/03
145
146
147           La-Z-Boy                                              9,614     2/28/99
148
---------------------------------------------------------------------------------------
149           Lord's Vineyard                                      11,400     5/31/00
150
151
152           Health Objects                                        4,706     12/31/00
153
---------------------------------------------------------------------------------------
154           Eckerd                                               17,000     5/31/02
155           FTN Hills Medical Clinic                              2,560     10/31/99
156

157
---------------------------------------------------------------------------------------
157a
157b
157c
157d

---------------------------------------------------------------------------------------
158           Mountain High Cleaners                                3,584     10/31/01
159
160
161
162           Casual Male/Big & Tall                                2,700     10/31/03
---------------------------------------------------------------------------------------
163           Eckerds Drugs                                        10,800     12/31/01
164
165           Family Dollar                                         1,800     12/31/03
166           Computer Solutions                                    2,408     4/30/03
167           Keith Clinic Rehab                                    4,323     8/31/02
---------------------------------------------------------------------------------------
168           Diet Workshop                                         3,000     2/28/03
169           Pacific Clinics                                       3,280     6/29/01
170           Once Upon a Child                                     4,365     10/31/99
171           Morwell Corp.                                         3,500     2/28/99
172           Schratter Foods                                      17,784     5/31/99
---------------------------------------------------------------------------------------
173
174
175           Chinese Kitchen                                       2,750     9/30/04
176
177           Blockbuster Videos, Inc.                              5,895     12/31/02
---------------------------------------------------------------------------------------
178
179
180
181           El Cazador                                            5,240     3/31/01
182           Newspaper Services of America                         4,617     9/30/01
---------------------------------------------------------------------------------------
183           Duron, Inc.                                          14,293     2/28/03
184
185           U.S. Dept. of Agriculture                             9,991     9/30/00
186

                                          3rd Largest Tenant
              -------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.           Tenant Name                                         (Sq. Ft.)   Exp. Date
=======================================================================================
187
---------------------------------------------------------------------------------------
188           Girlfriend                                            2,544     5/31/01
189
190
191           Printing Plus                                         2,575     1/31/03
192
---------------------------------------------------------------------------------------
193           Consolidated Industries, Inc.                        14,000     11/30/99
194           Carrabba's Italian Grill                              6,200     3/30/06
195
196
197
---------------------------------------------------------------------------------------
198
199           Texas Apartment Locators                              1,830     3/31/00
200           Sterling Medical                                      5,586     6/30/99
201           A.J.'s Accents                                        2,521      2/1/99
202
---------------------------------------------------------------------------------------
203
204
205
206
207
---------------------------------------------------------------------------------------
208           Nationsbank                                           3,534      7/1/02
209
210           A Book Deal                                           2,610     12/31/98
211           International Cafeteria                               2,810     6/30/01
212           Northwestern Memorial Management Corp.                6,060     5/31/04
---------------------------------------------------------------------------------------
213           Movie Max                                             3,500     11/30/00
214           Carpets Plus                                          3,000     11/30/02
215
216           Ralph Korts Construction Co.                          5,100     12/31/00
217
---------------------------------------------------------------------------------------
218
219           Variety Wholesalers                                   6,000      2/4/01
220           Front & Centre                                        2,000     10/31/02
221
222           Ted Bates- Remax                                      8,820     5/31/99
---------------------------------------------------------------------------------------
223
224
225
226
227           Daniel Goldberg Esq.                                  2,417     5/31/00
---------------------------------------------------------------------------------------
228
229           Excel                                                 8,760     8/31/03
230           Einstein Noah Bagel Corp.                             2,800     9/30/01
231
232           Secure Louisville                                     3,500     8/31/00
---------------------------------------------------------------------------------------
233
234
235
236           HME Builders                                          3,013     1/31/99
237           Courtesy Drugs                                       17,296     9/30/04
---------------------------------------------------------------------------------------
238
239
240           McGraime Woodworking                                  6,000     4/30/01
241
242
---------------------------------------------------------------------------------------
243
244
245           Federal Mortgage
246           AZ Dept. of Economic Security                         2,874     10/31/00
247           Cappadonna                                            2,225     4/30/99
---------------------------------------------------------------------------------------
248
249
250

                                          3rd Largest Tenant
              -------------------------------------------------------------------------
                                                                  Tenant
                                                                  Area
Control                                                           Leased      Lease
No.           Tenant Name                                         (Sq. Ft.)   Exp. Date
=======================================================================================
251           Hardwood Flooring Showroom & Warehouse                3,800     2/28/00
252           Robert A. Hewitt, Jr./ Royal Alliance                 3,183     4/30/00
---------------------------------------------------------------------------------------
253
254           JC Flicks, Inc.                                       8,469     11/30/99
255
256
257           Dollar General                                        6,500     8/31/00
---------------------------------------------------------------------------------------
258           Priority One                                          4,000     10/31/01
259           Mid America Title Company                             1,033     5/31/99
260
261           Number One Sun Noodle Shop                            1,400     1/17/99
262
---------------------------------------------------------------------------------------
263           Cary Clarke Dance Academy, Inc.                       4,200     10/31/04
264
265
266
267           The Carpet Connection                                 2,704     6/30/00
---------------------------------------------------------------------------------------
268
269
270           Four Star Beauty Supply                               1,990     4/14/07
271           Administrative Services                               1,886     11/30/98
272           Skin Sense, Inc.                                      2,207     4/30/01
---------------------------------------------------------------------------------------
273
274
275
276
277           Mystery Shoppers                                      3,390     10/22/98
---------------------------------------------------------------------------------------
278
279           Sharps Compliance                                     7,274     7/31/02
280
281           Great Clips                                           1,184     6/30/03
282           Gift & Gormet                                         1,313     4/15/00
---------------------------------------------------------------------------------------
283           OK Posi Tension                                       3,900     6/30/99
284           Hastings & Hastings                                   1,133     4/30/03
285
286           J.M. Smith/Cup of Joe's Coffee                        1,245     8/30/02

Lehman Brothers Commercial Mortgage Trust 98 - C4                      Annex A-2

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
1       TRT Holdings                                                           ARD              $249,347,368      $1,649,167
2       Mills                                                                  ARD               145,000,000         940,467
3       Arden II                                    57             53          ARD               111,200,000         621,034
4       Fresno                                      35             32          ARD                69,000,000         437,035
5       Bayside                                                                Balloon            62,936,317         374,483
6       Inland                                     120            119          ARD                54,600,000         293,399
7       Montgomery Mall                                                        ARD                47,643,694           Step*
8       Mansards Apartment Community                                           Balloon            45,871,866         303,264
9       Best Western President Hotel                                           Balloon            30,818,758         236,868
10      Hundred Oaks Shopping Center                                           Balloon            27,481,479         178,364
11      Sterling Apartments                                                    Balloon            22,984,600         149,483
12      Warwick Hotel                                                          Balloon            18,480,470         129,929
13      Avion at Sunrise Mountain Apartments                                   Balloon            18,073,694         120,298
14      Park at Memorial Apartments                                            Balloon            17,732,659         115,191
15      Lee Farm Corporate Park                                                Balloon            17,689,266         118,950
16      Rodin Place                                                            ARD                17,510,145         120,391
17      MacArthur Properties2                                                  Balloon            17,225,889         116,508
18      University Place                                                       Balloon            15,150,000         107,491
19      Milburn NYC                                                            Balloon            15,000,000         108,421
21      Savannah Square                                                        Balloon            14,138,000          95,739
22      Winston Salem Industrial                                               Balloon            13,963,957          95,030
23      Covington Portfolio                                                    Balloon            13,891,086          92,704
24      Glen Hollow Apartments                                                 Balloon            13,679,553          90,045
25      Holiday Office Park                                                    Balloon            12,342,671          83,580
26      Gateway Business Center                                                Balloon            11,968,591          80,968
27      Motorola                                                               Balloon            11,492,142          74,207
28      Ellis Building                                                         Balloon            11,074,203          77,746
29      Super K-Mart                                                           Balloon            10,566,533          76,823
30      Hospital Professional Bldg II                                          Balloon            10,384,441          68,286
31      Garden Ridge - Stockbridge                                             Balloon            10,377,575          89,731
32      Jefferson Square                                                       Balloon            10,178,868          67,998
33      Wellington Farms Apartments                                            Balloon             9,794,148          66,190
34      Arbor Ridge Apartments                                                 Balloon             9,749,066          64,280
35      L'Atriums on the Creek                                                 Balloon             9,286,153          61,188
36      Country Oaks Apartments                                                Balloon             9,240,421          65,495
37      Garden Ridge                                                           Balloon             8,587,890          57,911
38      Riverwalk Plaza                                                        Balloon             8,531,461          56,557
39      Pinnacle Center                                                        Balloon             8,471,798          60,133
40      Yaohan Plaza                                                           Balloon             8,224,477          57,911
41      Fullerton University Shopping Center                                   Balloon             8,193,399          49,745
42      Presidential Estates Apartments                                        Balloon             8,038,072          53,071
43      5 La-Z-Boy Retail Locations                                            Balloon             7,991,787          56,849
44      Promenade Apartments                                                   Balloon             7,738,378          50,834
45      Miramonte Apartments                                                   Balloon             7,644,893          49,770
46      Ashton Meadows Apartments                                              Balloon             7,538,678          49,522
47      Sullivan Street                                                        Balloon             7,481,918          47,011
48      Market at Cedar Hill Shopping Center                                   Balloon             7,366,676          55,097
49      Grant Village Apartments                                               Balloon             7,345,035          47,623
50      11 East Adams                                                          Balloon             7,163,405          50,427
51      Southgate Towers Apartments                                            Balloon             6,995,368          45,681
52      Chesterfield Meadows Shopping Center                                   Balloon             6,890,520          46,930
53      Northgate Shopping Center                                              Balloon             6,842,598          47,631
54      45 Executive Drive                                                     Balloon             6,721,157          46,059
55      Cipriano Square                                                        Balloon             6,715,501          43,675
56      Cineplex Multiplex                                                     Fully Amortizing    6,585,686          50,199
57      Black & Decker                                                         Balloon             6,553,178          46,365
58      Staten Island Hotel                                                    Balloon             6,485,303          46,148
59      Cloverleaf Shopping Center                                             Balloon             6,283,510          42,508
60      Deer Park Apartments                                                   Balloon             6,100,295          43,960
61      Kmart Town Center                                                      Balloon             6,000,000          38,876
62      Kash and Karry - Tampa                                                 Balloon             5,997,685           Step*
63      River Place                                                            Balloon             5,979,956          42,368
64      Security Public Storage                                                Balloon             5,886,611          41,813
65      Newcastle Motel                                                        Balloon             5,769,717          42,978


                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
1       TRT Holdings                             $195,225,103         9/1/08         9/1/23         6.250         300
2       Mills                                     125,623,449        12/1/08        12/1/28         6.750         360
3       Arden II                                  101,284,797        4/16/08        4/16/28         6.610         300
4       Fresno                                     62,890,459        8/10/08        8/10/31         6.520         360
5       Bayside                                    53,186,796                       11/1/08         5.920         360
6       Inland                                     54,600,000        10/1/08        10/1/33         6.360          0
7       Montgomery Mall                            43,790,880         8/1/05         8/1/28         6.790         360
8       Mansards Apartment Community               42,277,571                        7/1/05         6.910         360
9       Best Western President Hotel               25,430,657                        5/1/08         7.875         294
10      Hundred Oaks Shopping Center               23,825,825                       10/1/08         6.750         360
11      Sterling Apartments                        19,937,901                       10/1/08         6.770         360
12      Warwick Hotel                              14,768,276                       10/1/08         6.930         300
13      Avion at Sunrise Mountain Apartments       15,781,492                        9/1/08         6.990         360
14      Park at Memorial Apartments                15,385,526                        9/1/08         6.750         360
15      Lee Farm Corporate Park                    16,785,415                       10/1/03         7.100         360
16      Rodin Place                                15,465,930         1/1/08         1/1/28         7.250         352
17      MacArthur Properties2                      15,103,797                        9/1/08         7.150         360
18      University Place                           13,434,112                       11/1/08         7.650         360
19      Milburn NYC                                12,091,418                       11/1/08         7.250         300
21      Savannah Square                            12,415,097                        7/1/08         7.150         360
22      Winston Salem Industrial                   12,277,831                        7/1/08         7.200         360
23      Covington Portfolio                        12,145,114                        8/1/08         7.010         360
24      Glen Hollow Apartments                     11,910,103                        9/1/08         6.880         360
25      Holiday Office Park                        10,820,361                       10/1/08         7.170         360
26      Gateway Business Center                    10,507,386                        7/1/08         7.140         360
27      Motorola                                   10,529,258                       10/1/05         6.700         360
28      Ellis Building                              8,851,490                        9/1/08         6.900         300
29      Super K-Mart                                6,805,935                        8/1/13         7.280         300
30      Hospital Professional Bldg II               9,550,159                        9/1/05         6.870         360
31      Garden Ridge - Stockbridge                  3,883,837                        9/1/16         8.940         267
32      Jefferson Square                            9,664,093                        8/1/03         7.020         360
33      Wellington Farms Apartments                 9,043,225                       10/1/05         7.150         360
34      Arbor Ridge Apartments                      8,497,022                        8/1/08         6.890         360
35      L'Atriums on the Creek                      8,543,028                        9/1/05         6.890         360
36      Country Oaks Apartments                     7,404,943                       10/1/08         7.020         300
37      Garden Ridge                                7,524,112                        9/1/08         7.120         360
38      Riverwalk Plaza                             7,441,645                        9/1/08         6.950         360
39      Pinnacle Center                             5,430,991                        5/1/18         7.613         357
40      Yaohan Plaza                                7,297,346                        6/1/08         7.540         360
41      Fullerton University Shopping Center        7,681,880                       10/1/03         6.110         360
42      Presidential Estates Apartments             7,003,899                        9/1/08         6.910         360
43      5 La-Z-Boy Retail Locations                 6,412,247                       10/1/08         7.060         300
44      Promenade Apartments                        6,733,848                        9/1/08         6.860         360
45      Miramonte Apartments                        6,633,322                       10/1/08         6.780         360
46      Ashton Meadows Apartments                   6,560,071                        9/1/08         6.860         360
47      Sullivan Street                             6,438,960                        8/1/08         6.420         360
48      Market at Cedar Hill Shopping Center        6,627,203                        8/1/07         8.100         349
49      Grant Village Apartments                    6,366,259                       10/1/08         6.740         360
50      11 East Adams                               5,730,951                        9/1/08         6.930         300
51      Southgate Towers Apartments                 6,074,644                       10/1/08         6.810         360
52      Chesterfield Meadows Shopping Center        4,291,614                        9/1/18         7.220         360
53      Northgate Shopping Center                   5,449,334                       10/1/08         6.820         300
54      45 Executive Drive                          5,910,393                       10/1/08         7.290         360
55      Cipriano Square                             5,825,334                       10/1/08         6.770         360
56      Cineplex Multiplex                                NAP                        9/1/23         7.830         300
57      Black & Decker                              5,248,231                       10/1/08         7.000         300
58      Staten Island Hotel                         5,207,642                        9/1/08         7.050         300
59      Cloverleaf Shopping Center                  5,516,377                        7/1/08         7.140         360
60      Deer Park Apartments                        3,908,694                        8/1/13         7.180         300
61      Kmart Town Center                           5,196,248                       11/1/08         6.740         360
62      Kash and Karry - Tampa                      1,997,999                        9/1/18         6.610         278
63      River Place                                 5,251,755                        8/1/05         6.990         300
64      Security Public Storage                     4,724,000                        9/1/08         7.030         300
65      Newcastle Motel                             4,702,647                       10/1/08         7.580         300


                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
1       TRT Holdings                                   2           118         25          2.34      49.9        39.1          1
2       Mills                                          0           120         23          1.73      58.0        50.2          1
3       Arden II                                       4           114         25          2.35      47.3        43.1          1
4       Fresno                                         3           117         24          1.74      60.7        55.3          1
5       Bayside                                        1           120         24          1.80      61.7        52.2          1
6       Inland                                         1           119         24          2.74      51.5        51.5          1
7       Montgomery Mall                                3            81         25          1.48      67.1        61.7          1
8       Mansards Apartment Community                   4            80         44          1.35      78.5        72.3          2
9       Best Western President Hotel                   0           114         24          1.47      66.3        54.7          1
10      Hundred Oaks Shopping Center                   1           119         47          1.92      57.3        49.6          1
11      Sterling Apartments                            1           119         47          1.57      55.8        48.4          1
12      Warwick Hotel                                  1           119         47          1.57      55.2        44.1          1
13      Avion at Sunrise Mountain Apartments           2           118         58          1.27      78.2        68.3          2
14      Park at Memorial Apartments                    2           118         46          1.33      79.9        69.3          2
15      Lee Farm Corporate Park                        1            59         25          1.34      70.8        67.1          1
16      Rodin Place                                    2           110         37          1.34      76.8        67.8          1
17      MacArthur Properties2                          2           118         46          1.30      67.0        58.8          1
18      University Place                               0           120         48          1.38      73.9        65.5          1
19      Milburn NYC                                    0           120         48          1.46      68.2        55.0          1
21      Savannah Square                                4           116         44          1.37      74.8        65.7          1
22      Winston Salem Industrial                       4           116         32          1.37      77.8        68.4          1
23      Covington Portfolio                            3           117         45          1.32      79.2        69.2          1
24      Glen Hollow Apartments                         2           118         46          1.40      79.5        69.2          2
25      Holiday Office Park                            1           119         47          1.31      75.7        66.4          1
26      Gateway Business Center                        4           116         44          1.34      73.7        64.7          1
27      Motorola                                       1            83         47          1.27      74.1        67.9          1
28      Ellis Building                                 2           118         46          1.30      75.3        60.2          1
29      Super K-Mart                                   3           177         45          1.26      72.9        46.9          1
30      Hospital Professional Bldg II                  2            82         46          1.38      71.6        65.9          1
31      Garden Ridge - Stockbridge                     0           214         48          NAP       NAP         NAP           1
32      Jefferson Square                               3            57         25          1.46      74.8        71.1          1
33      Wellington Farms Apartments                    1            83         47          1.20      79.0        72.9          2
34      Arbor Ridge Apartments                         3           117         45          1.28      79.3        69.1          2
35      L'Atriums on the Creek                         2            82         34          1.40      79.0        72.7          2
36      Country Oaks Apartments                        1           119         47          1.26      79.7        63.8          2
37      Garden Ridge                                   2           118         46          1.34      77.4        67.8          1
38      Riverwalk Plaza                                2           118         46          1.32      79.9        69.7          1
39      Pinnacle Center                                3           234         120         1.52      73.7        47.2          1
40      Yaohan Plaza                                   5           115         43          1.35      74.8        66.3          1
41      Fullerton University Shopping Center           1            59         35          1.40      74.5        69.8          1
42      Presidential Estates Apartments                2           118         46          1.31      79.6        69.3          2
43      5 La-Z-Boy Retail Locations                    1           119         47          1.25      75.8        60.8          1
44      Promenade Apartments                           2           118         34          1.33      79.8        69.4          2
45      Miramonte Apartments                           1           119         47          1.26      79.2        68.7          1
46      Ashton Meadows Apartments                      2           118         34          1.26      78.9        68.7          2
47      Sullivan Street                                3           117         45          2.08      52.0        44.7          1
48      Market at Cedar Hill Shopping Center           3           105         33          1.27      72.6        65.3          1
49      Grant Village Apartments                       1           119         47          1.60      67.5        58.5          2
50      11 East Adams                                  2           118         46          1.45      65.7        52.6          1
51      Southgate Towers Apartments                    1           119         47          1.65      70.7        61.4          2
52      Chesterfield Meadows Shopping Center           2           238         46          1.35      79.2        49.3          1
53      Northgate Shopping Center                      1           119         47          1.34      76.9        61.2          1
54      45 Executive Drive                             1           119         47          1.34      73.1        64.2          1
55      Cipriano Square                                1           119         47          1.46      79.9        69.3          1
56      Cineplex Multiplex                             2           298         142         1.41      62.1        NAP           1
57      Black & Decker                                 1           119         47          1.31      74.9        60.0          1
58      Staten Island Hotel                            2           118         46          1.73      64.9        52.1          1
59      Cloverleaf Shopping Center                     4           116         44          1.37      74.8        65.7          1
60      Deer Park Apartments                           3           177         81          1.27      79.7        51.1          2
61      Kmart Town Center                              0           120         48          1.45      76.9        66.6          1
62      Kash and Karry - Tampa                         1           238         47          NAP       NAP         NAP           1
63      River Place                                    3            81         45          1.49      63.6        55.9          1
64      Security Public Storage                        2           118         46          1.50      69.3        55.6          1
65      Newcastle Motel                                1           119         47          1.45      74.9        61.1          1


                                                                   Annex A-2 - 1

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
66      Aventura Medical Plaza                                                 Balloon             5,711,693          38,986
67      Southgate Village Shopping Center                                      Balloon             5,693,841          39,634
68      Brewery District Office                                                Balloon             5,692,246          38,923
69      Kent Business Center                                                   Balloon             5,636,555          37,065
70      Villa Maria                                                            Balloon             5,600,000          37,257
71      Kash and Karry - Hudson                                                Balloon             5,597,347           Step*
72      Forest Hill Shopping Center                                            Balloon             5,591,979          37,445
73      Wyntree Apartments                                                     Balloon             5,587,721          36,508
74      Keebler Krossing Shopping Center                                       Balloon             5,542,204          37,410
75      Havasu North Shopping Center                                           Balloon             5,516,228          35,619
76      Valencia Entertainment Center                                          Balloon             5,492,256          37,036
77      444 Saw Mill River Road                                                Balloon             5,488,665          36,740
78      Twin Lakes Apartments                                                  Balloon             5,388,696          35,854
79      Little Prairie Shopping Center                                         ARD                 5,361,172          35,420
80      JJ Court Apartments                                                    Balloon             5,355,867          33,072
81      Citadel                                                                Balloon             5,191,745          33,279
82      Roanoke West Apartments                                                Balloon             5,159,541          36,212
83      Foothills Center                                                       Balloon             5,147,214          35,869
84      Ardsley Plaza                                                          Balloon             5,128,991          35,025
85      Wyngrove Apartments                                                    Balloon             4,989,037          32,596
86      450 Village Company                                                    Balloon             4,987,945          31,341
87      Lone Mountain Plaza Shopping Center                                    Balloon             4,986,441          33,299
88      Kmart Store No. 4219 - Ashwaubenon, WI                                 Fully Amortizing    4,985,461           Step*
89      Holiday Inn Express - Minnetonka                                       Balloon             4,939,533          36,291
90      335-355 Franklin Street                                                Balloon             4,939,353          32,518
91      Fountain Park Apartments                                               Balloon             4,797,026          32,031
92      Brittany Court Apartments                                              Balloon             4,792,802          31,484
93      Sully Square Shopping Center                                           Balloon             4,596,530          28,623
94      Capitol View Office Building                                           Balloon             4,590,912          31,224
95      The Oaks Apartments                                                    Balloon             4,581,215          30,944
96      Hampshire Place                                                        Balloon             4,489,561          31,547
97      Shops at Butler Creek                                                  ARD                 4,469,945          31,681
98      Mosside Village                                                        Balloon             4,391,003          29,480
99      River North Concourse                                                  Balloon             4,388,859          30,046
100     Quality Suites                                                         Balloon             4,373,095          31,234
101     Huntington Pointe Apartments                                           ARD                 4,369,259          29,244
102     St. Lawrence Plaza                                                     Balloon             4,214,860          30,787
103     Days Inn - San Diego                                                   Balloon             4,200,000          31,202
104     Beechwood South Apartments                                             Balloon             4,138,655          27,554
105     Bell Atlantic of Virginia                                              Balloon             4,132,482          34,832
106     Sunnyslope Shopping Centre                                             Balloon             4,086,243          28,378
107     Uptown Shopping Center                                                 Balloon             4,084,927          31,689
108     Woodman Lassen Apartments                                              Balloon             4,034,209          25,943
109     Comfort Inn - Blacksburg                                               Balloon             3,995,822          28,220
110     Castle Rockland                                                        Balloon             3,994,450          27,097
111     K-Mart Plaza                                                           Balloon             3,992,223          27,314
112     Lock It Up - San Jose                                                  Balloon             3,991,121          28,655
113     Holiday Inn - Ashland                                                  Balloon             3,966,388          28,808
114     Grandland Shopping Center                                              Balloon             3,900,000          25,947
115     North County Plaza                                                     Balloon             3,894,562          26,367
116     Christiansburg Hills Plaza Shopping Center                             Balloon             3,894,508          26,262
117     Forest Village Apartments                                              Balloon             3,894,332          25,921
118     Bronxville West                                                        Balloon             3,792,432          25,717
119     Days Inn - Laurel                                                      Balloon             3,791,881          27,724
120     Stratford Executive Park                                               Balloon             3,737,878          26,888
121     Chenault Creek                                                         Balloon             3,729,721          24,782
122     Greenbriar Market Place                                                Balloon             3,697,405          23,655
123     Alston Arms Apartments                                                 Balloon             3,673,898          26,240
124     Citi Centre                                                            ARD                 3,662,054          25,384
125     Kmart - La Crosse                           60             60          Fully Amortizing    3,650,000          21,596
126     Walgreen - Camp Bowie                                                  Fully Amortizing    3,637,119          27,663
127     Sun Ridge Apartments                                                   Balloon             3,612,501          23,231
128     410-420 Tarrytown Road                                                 Balloon             3,597,722          23,854
129     New York Plaza                                                         Balloon             3,492,692          23,262
130     Lake Arbor Shopping Center                                             Balloon             3,490,560          23,356
131     Eckerd Drug Store                                                      Balloon             3,407,706           Step*
132     Sleep Inn                                                              Fully Amortizing    3,400,000          30,849


                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
66      Aventura Medical Plaza                      5,017,559                       10/1/08         7.250         360
67      Southgate Village Shopping Center           4,534,482                       10/1/08         6.820         300
68      Brewery District Office                     5,005,073                        9/1/08         7.260         360
69      Kent Business Center                        5,338,671                        9/1/03         6.870         360
70      Villa Maria                                 4,883,814                       11/1/08         7.000         360
71      Kash and Karry - Hudson                     1,584,999                        9/1/18         6.610         271
72      Forest Hill Shopping Center                 4,293,591                        9/1/13         7.050         360
73      Wyntree Apartments                          4,858,542                        8/1/08         6.800         360
74      Keebler Krossing Shopping Center            4,856,946                        9/1/08         7.130         360
75      Havasu North Shopping Center                4,775,968                       10/1/08         6.700         360
76      Valencia Entertainment Center               4,811,931                        9/1/08         7.120         360
77      444 Saw Mill River Road                     5,065,877                        8/1/05         7.040         360
78      Twin Lakes Apartments                       4,707,716                        8/1/08         6.980         360
79      Little Prairie Shopping Center              4,689,805         2/1/08         2/1/28         6.860         360
80      JJ Court Apartments                         4,582,012                       10/1/08         6.270         360
81      Citadel                                     4,753,938                        9/1/05         6.620         360
82      Roanoke West Apartments                     4,588,747                        9/1/07         7.430         349
83      Foothills Center                            4,545,837                       10/1/08         7.460         360
84      Ardsley Plaza                               4,512,537                        4/1/08         7.200         353
85      Wyngrove Apartments                         4,337,983                        8/1/08         6.800         360
86      450 Village Company                         4,292,640                        8/1/08         6.420         360
87      Lone Mountain Plaza Shopping Center         4,363,097                        7/1/08         7.010         360
88      Kmart Store No. 4219 - Ashwaubenon, WI            NAP                       11/1/18         7.100         240
89      Holiday Inn Express - Minnetonka            4,009,752                        9/1/08         7.410         300
90      335-355 Franklin Street                     4,681,914                        8/1/03         6.875         360
91      Fountain Park Apartments                    4,190,058                       10/1/08         7.030         360
92      Brittany Court Apartments                   4,170,641                        9/1/08         6.860         360
93      Sully Square Shopping Center                3,941,308                       10/1/08         6.350         360
94      Capitol View Office Building                4,033,534                        8/1/08         7.200         360
95      The Oaks Apartments                         4,024,784                        5/1/08         7.110         360
96      Hampshire Place                             3,589,569                        9/1/08         6.910         300
97      Shops at Butler Creek                       3,981,096         1/1/08         1/1/28         7.570         360
98      Mosside Village                             3,845,065                        8/1/08         7.070         360
99      River North Concourse                       3,864,757                        7/1/08         7.260         360
100     Quality Suites                              3,519,029                        8/1/08         7.080         300
101     Huntington Pointe Apartments                4,048,202         2/1/05         2/1/28         6.990         360
102     St. Lawrence Plaza                          3,783,443                        8/1/07         7.840         347
103     Days Inn - San Diego                        3,417,410                       11/1/08         7.560         300
104     Beechwood South Apartments                  3,618,482                        7/1/08         6.980         360
105     Bell Atlantic of Virginia                     483,964                        9/1/13         6.590         195
106     Sunnyslope Shopping Centre                  3,458,973                        7/1/08         7.130         330
107     Uptown Shopping Center                      2,786,574                        9/1/08         6.960         240
108     Woodman Lassen Apartments                   3,489,027                       10/1/08         6.660         360
109     Comfort Inn - Blacksburg                    3,198,144                       10/1/08         6.980         300
110     Castle Rockland                             3,505,067                        9/1/08         7.180         360
111     K-Mart Plaza                                3,364,291                        8/1/10         7.260         360
112     Lock It Up - San Jose                       2,549,595                        9/1/13         7.150         300
113     Holiday Inn - Ashland                       3,499,258                        9/1/05         7.280         300
114     Grandland Shopping Center                   3,401,227                       11/1/08         7.000         360
115     North County Plaza                          3,415,661                        9/1/08         7.160         360
116     Christiansburg Hills Plaza Shopping Cente   2,408,534                        9/1/18         7.120         360
117     Forest Village Apartments                   3,400,432                        9/1/08         6.990         360
118     Bronxville West                             3,329,451                        8/1/08         7.170         360
119     Days Inn - Laurel                           3,350,155                        9/1/05         7.355         300
120     Stratford Executive Park                    3,015,165                        8/1/08         7.160         300
121     Chenault Creek                              3,259,256                        7/1/08         6.960         360
122     Greenbriar Market Place                     2,203,665                       10/1/18         6.610         360
123     Alston Arms Apartments                      2,956,386                        8/1/08         7.080         300
124     Citi Centre                                 3,237,690         3/1/08         3/1/28         7.350         353
125     Kmart - La Crosse                                 NAP                       11/1/18         7.100         180
126     Walgreen - Camp Bowie                             NAP                        7/1/18         6.650         237
127     Sun Ridge Apartments                        3,124,309                       10/1/08         6.660         360
128     410-420 Tarrytown Road                      3,136,710                       10/1/08         6.960         360
129     New York Plaza                              3,052,108                        8/1/08         6.990         360
130     Lake Arbor Shopping Center                  2,682,695                        7/1/13         7.030         360
131     Eckerd Drug Store                             654,451                        9/1/18         6.730         267
132     Sleep Inn                                         NAP                       11/1/13         7.050         180


                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
66      Aventura Medical Plaza                         1           119         35          1.30      69.7        61.2          1
67      Southgate Village Shopping Center              1           119         47          1.34      76.4        60.9          1
68      Brewery District Office                        2           118         46          1.39      75.4        66.3          1
69      Kent Business Center                           2            58         25          1.42      73.9        70.0          1
70      Villa Maria                                    0           120         48          1.30      72.7        63.4          1
71      Kash and Karry - Hudson                        1           238         47          NAP       NAP         NAP           1
72      Forest Hill Shopping Center                    2           178         82          1.33      79.9        61.3          1
73      Wyntree Apartments                             3           117         45          1.32      79.8        69.4          2
74      Keebler Krossing Shopping Center               2           118         46          1.31      78.9        69.1          1
75      Havasu North Shopping Center                   1           119         47          1.46      79.9        69.2          1
76      Valencia Entertainment Center                  2           118         46          1.41      74.5        65.2          1
77      444 Saw Mill River Road                        3            81         45          1.44      68.6        63.3          1
78      Twin Lakes Apartments                          3           117         45          1.37      74.0        64.7          2
79      Little Prairie Shopping Center                 9           111         39          1.32      76.0        66.5          1
80      JJ Court Apartments                            1           119         47          1.43      79.2        67.8          2
81      Citadel                                        2            82         46          1.44      74.2        67.9          1
82      Roanoke West Apartments                        3           106         22          1.33      79.4        70.6          2
83      Foothills Center                               1           119         24          1.39      71.1        62.8          1
84      Ardsley Plaza                                  0           113         41          1.33      75.4        66.4          1
85      Wyngrove Apartments                            3           117         45          1.48      77.1        67.0          2
86      450 Village Company                            3           117         45          2.39      42.6        36.7          1
87      Lone Mountain Plaza Shopping Center            4           116         44          1.50      64.3        56.3          1
88      Kmart Store No. 4219 - Ashwaubenon, WI         0           240         48          NAP       NAP         NAP           1
89      Holiday Inn Express - Minnetonka               2           118         46          1.68      74.8        60.8          1
90      335-355 Franklin Street                        3            57         25          1.37      70.6        66.9          1
91      Fountain Park Apartments                       1           119         47          1.33      80.0        69.8          2
92      Brittany Court Apartments                      2           118         34          1.37      79.2        68.9          2
93      Sully Square Shopping Center                   1           119         47          1.48      61.3        52.6          1
94      Capitol View Office Building                   3           117         45          1.25      76.5        67.2          1
95      The Oaks Apartments                            6           114         42          1.31      73.3        64.4          2
96      Hampshire Place                                2           118         46          1.33      74.8        59.8          1
97      Shops at Butler Creek                          10          110         26          1.47      65.7        58.5          1
98      Mosside Village                                3           117         45          1.44      73.2        64.1          1
99      River North Concourse                          4           116         44          1.30      74.4        65.5          1
100     Quality Suites                                 3           117         81          1.43      74.8        60.2          1
101     Huntington Pointe Apartments                   9            75         39          1.24      77.7        72.0          2
102     St. Lawrence Plaza                             2           105         46          1.23      77.3        69.4          1
103     Days Inn - San Diego                           0           120         36          1.44      64.6        52.6          1
104     Beechwood South Apartments                     4           116         44          1.25      79.1        69.1          2
105     Bell Atlantic of Virginia                      2           178         46          NAP       NAP         NAP           1
106     Sunnyslope Shopping Centre                     4           116         32          1.32      74.3        62.9          1
107     Uptown Shopping Center                         2           118         46          1.24      71.7        48.9          1
108     Woodman Lassen Apartments                      1           119         47          1.32      79.1        68.4          2
109     Comfort Inn - Blacksburg                       1           119         47          1.51      69.5        55.6          1
110     Castle Rockland                                2           118         46          1.35      75.4        66.1          1
111     K-Mart Plaza                                   3           141         57          1.39      72.3        60.9          1
112     Lock It Up - San Jose                          2           178         82          1.48      74.2        47.4          1
113     Holiday Inn - Ashland                          2            82         34          1.49      74.8        66.0          1
114     Grandland Shopping Center                      0           120         48          1.33      78.3        68.3          1
115     North County Plaza                             2           118         46          1.49      67.7        59.4          1
116     Christiansburg Hills Plaza Shopping Cente      2           238         46          1.28      74.9        46.3          1
117     Forest Village Apartments                      2           118         46          1.35      79.5        69.4          2
118     Bronxville West                                3           117         45          1.37      70.2        61.7          1
119     Days Inn - Laurel                              2            82         34          1.50      74.4        65.7          1
120     Stratford Executive Park                       3           117         45          1.41      68.6        55.3          1
121     Chenault Creek                                 4           116         56          1.37      78.5        68.6          2
122     Greenbriar Market Place                        1           239         47          1.59      74.7        44.5          1
123     Alston Arms Apartments                         3           117         45          1.51      72.0        58.0          2
124     Citi Centre                                    1           112         39          1.26      79.6        70.4          1
125     Kmart - La Crosse                              0           240         48          NAP       NAP         NAP           1
126     Walgreen - Camp Bowie                          1           236         47          NAP       NAP         NAP           1
127     Sun Ridge Apartments                           1           119         47          1.32      78.5        67.9          2
128     410-420 Tarrytown Road                         1           119         47          1.47      76.5        66.7          1
129     New York Plaza                                 3           117         45          1.28      77.6        67.8          1
130     Lake Arbor Shopping Center                     4           176         80          1.33      76.7        59.0          1
131     Eckerd Drug Store                              1           238         47          NAP       NAP         NAP           1
132     Sleep Inn                                      0           180         60          2.15      40.0        NAP           1


Annex A-2 - 2

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
133     Hall of Fame Marina                                                    Balloon             3,398,051          23,263
134     Contemporary Village Apartments                                        Balloon             3,395,070          22,620
135     Commerce Exchange Business Park                                        Balloon             3,391,027          22,872
136     428 Tolland Turnpike                                                   Fully Amortizing    3,380,752          26,749
137     Tropicana Center and Flamingo Jones                                    Balloon             3,347,172          23,107
138     Cameron Ridge Apartments                                               Balloon             3,295,063          21,668
139     Loudon Plaza                                                           Balloon             3,268,667          22,408
140     Smartpark                                                              Balloon             3,236,444          23,512
141     One North Penn Office Building                                         Balloon             3,220,369          21,543
142     Kmart                                       60             60          Fully Amortizing    3,199,473          18,930
143     125 Canal Street                                                       Balloon             3,198,195          22,004
144     Alton Circle                                                           Balloon             3,198,029          21,397
145     Country Club Apartments                                                Balloon             3,197,926          21,032
146     Trailing Vine Place Apartment                                          Balloon             3,193,249          21,182
147     Bayway Shopping Center                                                 Balloon             3,184,932          21,895
148     Park Row East Apartments                                               Balloon             3,147,766          20,055
149     Thunderbird Square                                                     Balloon             3,100,000          21,676
150     Walgreens                                                              Fully Amortizing    3,097,451          23,706
151     Sherwood Gardens Apts.                                                 Balloon             3,091,525          20,583
152     Star Plaza                                                             Balloon             3,077,564          20,567
153     Stratford Place Apartments                                             Balloon             3,048,023          20,047
154     Morrell Plaza Shopping Center                                          Balloon             3,045,524          20,189
155     Fountain Hills Plaza Shopping Center                                   Balloon             2,998,101          19,879
156     La Quinta Apartments                                                   Balloon             2,995,501          19,678
157     Franklin Properties                                                    Balloon             2,994,746          23,079
158     Foot Hills Shopping Center                                             Balloon             2,991,909          20,020
159     Walgreen - Portage                                                     Balloon             2,970,449          22,759
160     Riverchase Apartments                                                  Balloon             2,921,453          20,900
161     Quality Inn                                                            Balloon             2,915,397          20,823
162     350-360 Tarrytown Road                                                 Balloon             2,848,196          18,885
163     Kings Bay Plaza                                                        Balloon             2,830,000          20,470
164     Hidden Valley Apartments                                               Balloon             2,822,945          17,819
165     Warlick Plaza                                                          Balloon             2,800,000          18,254
166     Upland Plaza                                                           Balloon             2,800,000          20,060
167     Sharon Lakes Plaza                                                     Balloon             2,794,585          19,158
168     Randolph Plaza                                                         Balloon             2,790,861          19,987
169     Orangewood Business Plaza                                              Balloon             2,773,275          18,499
170     Guilford Village                                                       Balloon             2,700,000          17,351
171     North County Office                                                    Balloon             2,696,235          18,254
172     1 Ethel Blvd                                                           Fully Amortizing    2,683,453          24,740
173     The Embassy Cinema                                                     Balloon             2,646,597          18,511
174     Staples - Galesburg                                                    Balloon             2,640,770          21,004
175     Pinebrook Village                                                      Balloon             2,625,000          18,988
176     Studio Inn                                                             Balloon             2,593,980          18,244
177     Plaza 114                                                              Balloon             2,593,845          17,537
178     201 Federal Road                                                       Fully Amortizing    2,585,281          20,455
179     Eckerd                                                                 Fully Amortizing    2,520,704           Step*
180     Glen Ellen Mobile Home Park                                            Balloon             2,514,914          16,969
181     Plaza West Strip Center                                                Balloon             2,500,000          19,942
182     Atrium at Delk Center                                                  Balloon             2,500,000          16,802
183     3650 Industrial Avenue                                                 Balloon             2,498,475          16,767
184     Jacksonville Apartments                                                Balloon             2,496,497          16,868
185     West Bay Office Park                                                   Balloon             2,495,230          17,190
186     Sav-On Drug Store                                                      Balloon             2,494,928          16,801
187     Holiday Inn Express - Fargo                                            Balloon             2,494,604          18,151
188     Smokey Hill Plaza Shopping Center                                      Balloon             2,494,441          17,893
189     Rue Granville Apartments                                               Balloon             2,478,165          15,545
190     Revco - Savannah                                                       Balloon             2,440,922           Step*
191     Turnberry Crossing Shopping Center                                     Balloon             2,395,067          16,048
192     Rite Aid - Walkill                                                     Fully Amortizing    2,379,613           Step*
193     Lucky Industrial Park                                                  Balloon             2,378,613          15,976
194     Target Center                                                          Balloon             2,368,784          16,025
195     Golfsmith                                                              Balloon             2,348,513          15,572
196     70 Garden Court                                                        Balloon             2,346,691          15,824
197     Bonita Harbor Apartments                                               Balloon             2,342,225          16,669
198     Caputo                                                                 Balloon             2,298,639          15,581
199     Heather Ridge Village                                                  Balloon             2,296,801          15,565
                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
133     Hall of Fame Marina                         2,987,385                       10/1/08         7.280         360
134     Contemporary Village Apartments             3,129,215                        9/1/05         7.000         360
135     Commerce Exchange Business Park             2,974,750                        7/1/08         7.110         360
136     428 Tolland Turnpike                              NAP                        8/1/18         7.190         240
137     Tropicana Center and Flamingo Jones         3,003,354                       10/1/05         7.030         324
138     Cameron Ridge Apartments                    3,120,923                        9/1/03         6.870         360
139     Loudon Plaza                                2,877,651                        8/1/08         7.280         360
140     Smartpark                                   2,621,640                        7/1/08         7.260         300
141     One North Penn Office Building              2,815,618                        9/1/08         7.040         360
142     Kmart                                             NAP                       11/1/18         7.100         180
143     125 Canal Street                            2,815,269                       10/1/08         7.330         360
144     Alton Circle                                2,794,849                       10/1/08         7.050         360
145     Country Club Apartments                     2,782,227                       10/1/08         6.880         360
146     Trailing Vine Place Apartment               3,029,383                        8/1/03         6.950         360
147     Bayway Shopping Center                      2,811,927                        4/1/08         7.280         360
148     Park Row East Apartments                    2,877,358                       10/1/05         6.570         360
149     Thunderbird Square                          2,738,638                       11/1/08         7.500         360
150     Walgreens                                         NAP                        4/1/18         6.650         234
151     Sherwood Gardens Apts.                      2,702,962                        7/1/08         6.980         360
152     Star Plaza                                  2,690,059                        9/1/08         7.030         360
153     Stratford Place Apartments                  2,651,810                       10/1/08         6.880         360
154     Morrell Plaza Shopping Center               2,656,486                        9/1/08         6.950         360
155     Fountain Hills Plaza Shopping Center        2,613,925                       10/1/08         6.960         360
156     La Quinta Apartments                        2,606,650                        9/1/08         6.860         360
157     Franklin Properties                         2,034,821                       10/1/08         6.900         240
158     Foot Hills Shopping Center                  2,299,452                        7/1/13         7.030         360
159     Walgreen - Portage                            883,036                        9/1/18         7.680         284
160     Riverchase Apartments                       2,350,205                        9/1/08         7.110         300
161     Quality Inn                                 2,346,018                        8/1/08         7.080         300
162     350-360 Tarrytown Road                      2,483,230                       10/1/08         6.960         360
163     Kings Bay Plaza                             2,521,782                       11/1/08         7.850         360
164     Hidden Valley Apartments                    2,429,372                       10/1/08         6.480         360
165     Warlick Plaza                               2,428,867                       11/1/08         6.800         360
166     Upland Plaza                                2,488,986                       11/1/08         7.750         360
167     Sharon Lakes Plaza                          2,589,472                        8/1/05         7.280         360
168     Randolph Plaza                              2,247,850                        8/1/08         7.110         300
169     Orangewood Business Plaza                   2,421,737                       10/1/08         7.020         360
170     Guilford Village                            2,333,201                       11/1/08         6.660         360
171     North County Office                         2,364,689                        9/1/08         7.160         360
172     1 Ethel Blvd                                      NAP                        9/1/13         7.210         180
173     The Embassy Cinema                          2,340,589                        9/1/08         7.490         360
174     Staples - Galesburg                           830,409                        5/1/13         6.650         217
175     Pinebrook Village                           2,339,109                       11/1/08         7.850         360
176     Studio Inn                                  2,074,624                        9/1/08         6.920         300
177     Plaza 114                                   2,275,409                        7/1/08         7.130         357
178     201 Federal Road                                  NAP                        8/1/18         7.190         240
179     Eckerd                                            NAP                        6/1/18         6.710         237
180     Glen Ellen Mobile Home Park                 2,205,068                        8/1/08         7.120         360
181     Plaza West Strip Center                     1,724,406                       11/1/08         7.370         240
182     Atrium at Delk Center                       1,965,033                       11/1/08         6.450         300
183     3650 Industrial Avenue                      2,185,201                       10/1/08         7.080         360
184     Jacksonville Apartments                     2,188,385                        9/1/08         7.140         360
185     West Bay Office Park                        2,199,504                        8/1/08         7.330         360
186     Sav-On Drug Store                           2,186,420                        8/1/08         7.100         360
187     Holiday Inn Express - Fargo                 2,018,389                        9/1/08         7.300         300
188     Smokey Hill Plaza Shopping Center           2,008,523                        9/1/08         7.140         300
189     Rue Granville Apartments                    2,129,093                       10/1/08         6.420         360
190     Revco - Savannah                              613,071                       10/1/18         6.950         275
191     Turnberry Crossing Shopping Center          2,096,203                        8/1/08         7.050         360
192     Rite Aid - Walkill                                NAP                        7/1/18         7.010         237
193     Lucky Industrial Park                       2,081,820                        9/1/08         7.080         360
194     Target Center                               2,079,586                        7/1/08         7.140         360
195     Golfsmith                                   2,047,575                       10/1/08         6.960         360
196     70 Garden Court                             2,056,006                        9/1/08         7.120         360
197     Bonita Harbor Apartments                    1,882,496                        8/1/08         7.040         300
198     Caputo                                      2,015,653                       10/1/08         7.180         360
199     Heather Ridge Village                       2,014,889                        9/1/08         7.170         360

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
133     Hall of Fame Marina                            1           119         47          1.45      61.8        54.3          1
134     Contemporary Village Apartments                2            82         46          1.52      75.4        69.5          2
135     Commerce Exchange Business Park                4           116         44          1.31      74.5        65.4          1
136     428 Tolland Turnpike                           3           237         234         1.53      71.9        NAP           1
137     Tropicana Center and Flamingo Jones            1            83         47          1.32      73.6        66.0          1
138     Cameron Ridge Apartments                       2            58         28          1.34      70.9        67.1          2
139     Loudon Plaza                                   3           117         45          1.34      73.0        64.3          1
140     Smartpark                                      4           116         44          1.49      51.4        41.6          1
141     One North Penn Office Building                 2           118         46          1.36      71.6        62.6          1
142     Kmart                                          0           240         48          NAP       NAP         NAP           1
143     125 Canal Street                               1           119         47          1.30      80.0        70.4          1
144     Alton Circle                                   1           119         59          1.33      78.0        68.2          1
145     Country Club Apartments                        1           119         35          1.28      78.6        68.4          2
146     Trailing Vine Place Apartment                  3            57         25          1.33      79.8        75.7          2
147     Bayway Shopping Center                         7           113         41          1.40      74.1        65.4          1
148     Park Row East Apartments                       1            83         35          1.41      70.0        63.9          2
149     Thunderbird Square                             0           120         48          1.32      74.7        66.0          1
150     Walgreens                                      1           233         47          NAP       NAP         NAP           1
151     Sherwood Gardens Apts.                         4           116         44          1.55      77.3        67.6          1
152     Star Plaza                                     2           118         46          1.36      76.9        67.3          1
153     Stratford Place Apartments                     1           119         35          1.29      78.5        68.3          2
154     Morrell Plaza Shopping Center                  2           118         46          1.29      66.2        57.7          1
155     Fountain Hills Plaza Shopping Center           1           119         35          1.36      75.0        65.3          1
156     La Quinta Apartments                           2           118         34          1.37      77.8        67.7          2
157     Franklin Properties                            1           119         47          1.32      78.8        53.5          2
158     Foot Hills Shopping Center                     4           176         80          1.37      74.8        57.5          1
159     Walgreen - Portage                             1           238         47          NAP       NAP         NAP           1
160     Riverchase Apartments                          2           118         46          1.25      77.9        62.7          2
161     Quality Inn                                    3           117         81          1.42      74.8        60.2          1
162     350-360 Tarrytown Road                         1           119         47          1.49      69.5        60.6          1
163     Kings Bay Plaza                                0           120         25          1.26      74.5        66.4          1
164     Hidden Valley Apartments                       1           119         47          1.38      77.3        66.6          2
165     Warlick Plaza                                  0           120         48          1.43      77.8        67.5          1
166     Upland Plaza                                   0           120         36          1.33      73.7        65.5          1
167     Sharon Lakes Plaza                             3            81         33          1.35      79.8        74.0          1
168     Randolph Plaza                                 3           117         45          1.32      70.7        57.0          1
169     Orangewood Business Plaza                      1           119         47          1.40      71.1        62.1          1
170     Guilford Village                               0           120         36          1.49      71.8        62.1          1
171     North County Office                            2           118         46          1.40      77.9        68.3          1
172     1 Ethel Blvd                                   2           178         46          1.45      48.8        NAP           1
173     The Embassy Cinema                             2           118         46          1.40      69.6        61.6          1
174     Staples - Galesburg                            1           174         47          NAP       NAP         NAP           1
175     Pinebrook Village                              0           120         25          1.40      75.0        66.8          1
176     Studio Inn                                     2           118         46          1.51      59.8        47.8          1
177     Plaza 114                                      1           116         44          1.50      74.1        65.0          1
178     201 Federal Road                               3           237         234         1.39      71.8        NAP           1
179     Eckerd                                         2           235         118         NAP       NAP         NAP           1
180     Glen Ellen Mobile Home Park                    3           117         45          1.26      79.0        69.2          1
181     Plaza West Strip Center                        0           120         60          1.29      74.6        51.5          1
182     Atrium at Delk Center                          0           120         48          1.60      64.1        50.4          1
183     3650 Industrial Avenue                         1           119         47          1.31      79.3        69.4          1
184     Jacksonville Apartments                        2           118         58          1.34      75.7        66.3          2
185     West Bay Office Park                           3           117         45          1.41      73.4        64.7          1
186     Sav-On Drug Store                              3           117         45          1.26      77.0        67.5          1
187     Holiday Inn Express - Fargo                    2           118         46          1.58      74.5        60.3          1
188     Smokey Hill Plaza Shopping Center              2           118         46          1.37      73.4        59.1          1
189     Rue Granville Apartments                       1           119         47          1.38      79.9        68.7          2
190     Revco - Savannah                               0           239         48          NAP       NAP         NAP           1
191     Turnberry Crossing Shopping Center             3           117         45          1.60      71.5        62.6          1
192     Rite Aid - Walkill                             1           236         47          NAP       NAP         NAP           1
193     Lucky Industrial Park                          2           118         46          1.29      79.3        69.4          1
194     Target Center                                  4           116         44          1.33      59.0        51.8          1
195     Golfsmith                                      1           119         47          1.40      73.4        64.0          1
196     70 Garden Court                                2           118         34          1.40      72.2        63.3          1
197     Bonita Harbor Apartments                       3           117         45          1.36      73.2        58.8          2
198     Caputo                                         1           119         47          1.34      79.3        69.5          2
199     Heather Ridge Village                          2           118         58          1.47      70.7        62.0          1


                                                                   Annex A-2 - 3

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
200     Leviner Office Building                                                Balloon             2,296,706          15,379
201     Shoppes of Avon                                                        Balloon             2,296,706          15,379
202     Buckner Village Apartments                                             Balloon             2,296,681          15,333
203     San Marco Village                                                      Balloon             2,244,078          15,151
204     Staples                                                                Balloon             2,223,692          15,103
205     Transcor                                                               Balloon             2,200,000          15,492
206     Vista Park Apartments                                                  Balloon             2,198,582          14,489
207     Windsor Estates                                                        Balloon             2,196,917          14,844
208     Roland Park Shopping Center                                            Balloon             2,194,383          14,978
209     Pathmark Shopping Center                                               Balloon             2,186,160          19,444
210     Old Lake Place Shopping Center                                         Balloon             2,181,456          13,913
211     West Flagler Shops                                                     Balloon             2,173,409          13,690
212     3128 North Ashland Avenue                                              Balloon             2,170,714          14,778
213     Westgate Plaza                                                         Balloon             2,148,841          14,989
214     Hillsboro Shoppes                                                      Balloon             2,136,065          13,878
215     Kmart - Tacoma                                                         Balloon             2,098,838          14,526
216     Post Office Annex Building                                             Balloon             2,048,757          13,777
217     Eckerd - Greensboro                                                    Fully Amortizing    2,045,996           Step*
218     Regal Pointe Apartments                                                Balloon             2,021,018          13,773
219     Clarksville Crossing                                                   Balloon             1,998,922          13,943
220     Merchants Plaza                                                        Balloon             1,998,813          13,535
221     Statewide Self Storage                                                 Balloon             1,998,030          14,456
222     25227 Grogans Mill Office Building                                     Balloon             1,970,624          14,161
223     Florida Space Center                                                   Balloon             1,970,624          14,161
224     Fairway Gardens                                                        Balloon             1,943,385          13,670
225     Rite Aid - West Haven                                                  Balloon             1,902,371          14,035
226     Staples                                                                Balloon             1,898,883          12,897
227     Commerce Point                                                         Balloon             1,847,793          12,307
228     93 Broadway                                                            Balloon             1,847,439          12,545
229     Arvada Square Shopping Center                                          Balloon             1,823,873          12,191
230     Battlefield Center                                                     Balloon             1,798,749          11,543
231     CVS - Asheboro                                                         Fully Amortizing    1,776,000           Step*
232     NFC Office Plaza                                                       Balloon             1,771,992          12,620
233     Oakwood Terrace Apartments                                             Balloon             1,750,000          10,866
234     CVS - Ballentine                                                       Fully Amortizing    1,750,000          12,507
235     Jackson's Landing Apartments                                           Balloon             1,717,554          11,536
236     Centergate                                                             Balloon             1,696,686          11,597
237     King Kullen Shopping Center                                            Balloon             1,689,305          15,025
238     Anaheim Springs Office                                                 Balloon             1,676,250          12,003
239     AUS Building                                                           Balloon             1,674,281          11,864
240     Queens West Industustrial                                              Balloon             1,648,927          10,834
241     Forest Hill Park Apartment Complex                                     Balloon             1,636,312          11,675
242     West Brandon Square                                                    Balloon             1,622,644          10,811
243     CVS - Stanley                                                          Fully Amortizing    1,597,097          13,117
244     Deer Park                                                              Balloon             1,595,926          10,904
245     Fairmont Building                                                      Balloon             1,595,057          11,710
246     Papago Place                                                           Balloon             1,572,782          10,606
247     Humble Office Building                                                 Balloon             1,547,780          10,364
248     Golden Oak Village Apartments                                          Balloon             1,547,769          10,343
249     CVS - Denver                                                           Balloon             1,547,289          11,934
250     Free State Self Storage                                                Balloon             1,546,635          11,223
251     Brookmeade Plaza                                                       Balloon             1,498,545          10,910
252     80 Garden Court                                                        Balloon             1,497,888          10,101
253     CVS - Sunset Beach                                                     Fully Amortizing    1,497,089          11,549
254     Centenial Mall                                                         Balloon             1,495,189          10,794
255     CVS - King's Mountian                                                  Fully Amortizing    1,491,080          11,594
256     Southland (7-11)                                                       Fully Amortizing    1,462,648           Step*
257     North Grove Plaza                                                      Balloon             1,450,000          10,488
258     Thomas Center                                                          Balloon             1,448,553          10,425
259     4708 North Milwaukee                                                   Balloon             1,447,143           9,852
260     9255 South Western Avenue                                              Balloon             1,447,143           9,852
261     Greenwich/Laguardia                                                    Balloon             1,422,863           9,347
262     Kmart - Rock Springs Plaza                                             Balloon             1,399,225           9,684
263     Rockwood Plaza Shopping Center                                         Balloon             1,398,043           9,456
264     Sierra Carmichael Apartments                                           Balloon             1,397,167           9,418
265     1501 Estes Avenue                                                      Balloon             1,397,122           9,361
266     581 Wolcott Street                                                     Fully Amortizing    1,392,074          11,014

                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
200     Leviner Office Building                     2,008,567                        9/1/08         7.050         360
201     Shoppes of Avon                             2,008,567                        9/1/08         7.050         360
202     Buckner Village Apartments                  2,006,977                        9/1/08         7.020         360
203     San Marco Village                           1,969,103                        7/1/08         7.120         360
204     Staples                                     1,950,939                       10/1/08         7.200         360
205     Transcor                                    1,980,322                       11/1/05         7.250         324
206     Vista Park Apartments                       1,913,808                       10/1/08         6.900         360
207     Windsor Estates                             1,925,779                        9/1/08         7.140         360
208     Roland Park Shopping Center                 1,701,587                        7/1/13         7.230         360
209     Pathmark Shopping Center                    1,012,475                        9/1/08         6.730         180
210     Old Lake Place Shopping Center              1,882,523                       10/1/08         6.580         360
211     West Flagler Shops                          1,869,353                       10/1/08         6.460         360
212     3128 North Ashland Avenue                   1,907,656                        8/1/08         7.210         360
213     Westgate Plaza                              1,361,777                       10/1/18         7.470         360
214     Hillsboro Shoppes                           1,852,420                       10/1/08         6.760         360
215     Kmart - Tacoma                              1,322,637                       10/1/18         7.390         360
216     Post Office Annex Building                  1,792,807                       10/1/08         7.100         360
217     Eckerd - Greensboro                               NAP                        7/1/18         7.050         237
218     Regal Pointe Apartments                     1,870,866                        8/1/05         7.220         360
219     Clarksville Crossing                        1,266,769                       10/1/18         7.470         360
220     Merchants Plaza                             1,752,285                       10/1/08         7.170         360
221     Statewide Self Storage                      1,612,476                       10/1/08         7.250         300
222     25227 Grogans Mill Office Building          1,815,879                        9/1/03         7.160         300
223     Florida Space Center                        1,587,710                        9/1/08         7.160         300
224     Fairway Gardens                             1,555,734                        8/1/08         6.910         300
225     Rite Aid - West Haven                         541,521                        6/1/18         7.180         282
226     Staples                                     1,665,970                       10/1/08         7.200         360
227     Commerce Point                              1,449,107                       10/1/08         6.340         300
228     93 Broadway                                 1,621,515                        9/1/08         7.190         360
229     Arvada Square Shopping Center               1,593,516                       10/1/08         7.040         360
230     Battlefield Center                          1,554,815                       10/1/08         6.640         360
231     CVS - Asheboro                                    NAP                        8/1/18         7.010         237
232     NFC Office Plaza                            1,423,329                        9/1/08         7.060         300
233     Oakwood Terrace Apartments                  1,498,379                       11/1/08         6.330         360
234     CVS - Ballentine                                  NAP                       11/1/18         5.970         240
235     Jackson's Landing Apartments                1,503,246                        9/1/08         7.080         360
236     Centergate                                  1,492,586                        8/1/08         7.250         360
237     King Kullen Shopping Center                   782,366                        9/1/08         6.730         180
238     Anaheim Springs Office                      1,348,894                        9/1/08         7.120         300
239     AUS Building                                1,411,176                        7/1/08         7.280         324
240     Queens West Industustrial                   1,434,201                       10/1/08         6.870         360
241     Forest Hill Park Apartment Complex          1,315,151                        9/1/08         7.080         300
242     West Brandon Square                         1,417,222                        9/1/08         7.000         360
243     CVS - Stanley                                     NAP                        7/1/18         7.660         237
244     Deer Park                                   1,404,639                        7/1/08         7.240         360
245     Fairmont Building                           1,295,537                        8/1/08         7.390         300
246     Papago Place                                1,493,897                        9/1/03         7.120         360
247     Humble Office Building                      1,353,599                        9/1/08         7.050         360
248     Golden Oak Village Apartments               1,187,326                        9/1/13         7.030         360
249     CVS - Denver                                   48,956                       10/1/18         6.910         240
250     Free State Self Storage                     1,250,257                        9/1/08         7.270         300
251     Brookmeade Plaza                            1,211,943                       10/1/08         7.320         300
252     80 Garden Court                             1,312,344                        9/1/08         7.120         360
253     CVS - Sunset Beach                                NAP                       10/1/18         6.910         240
254     Centenial Mall                              1,207,551                        8/1/08         7.200         300
255     CVS - King's Mountian                             NAP                        6/1/18         6.910         238
256     Southland (7-11)                                  NAP                        7/1/13         6.900         177
257     North Grove Plaza                           1,292,079                       11/1/08         7.850         360
258     Thomas Center                               1,166,897                       10/1/08         7.190         300
259     4708 North Milwaukee                        1,271,770                        8/1/08         7.210         360
260     9255 South Western Avenue                   1,271,770                        8/1/08         7.210         360
261     Greenwich/Laguardia                         1,238,159                        9/1/08         6.860         360
262     Kmart - Rock Springs Plaza                    881,756                       10/1/18         7.390         360
263     Rockwood Plaza Shopping Center              1,225,816                        9/1/08         7.150         360
264     Sierra Carmichael Apartments                1,224,717                        8/1/08         7.110         360
265     1501 Estes Avenue                           1,222,785                        8/1/08         7.050         360
266     581 Wolcott Street                                NAP                        8/1/18         7.190         240

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
200     Leviner Office Building                        2           118         46          1.34      70.7        61.8          1
201     Shoppes of Avon                                2           118         46          1.48      74.6        65.2          1
202     Buckner Village Apartments                     2           118         46          1.50      76.6        66.9          2
203     San Marco Village                              4           116         44          1.51      70.1        61.5          2
204     Staples                                        1           119         47          1.32      79.7        69.9          1
205     Transcor                                       0            84         48          1.28      80.0        72.0          1
206     Vista Park Apartments                          1           119         47          1.31      79.9        69.6          2
207     Windsor Estates                                2           118         46          1.50      77.1        67.6          2
208     Roland Park Shopping Center                    4           176         44          1.32      74.6        57.9          1
209     Pathmark Shopping Center                       2           118         46          1.86      25.1        11.6          1
210     Old Lake Place Shopping Center                 1           119         47          1.63      71.5        61.7          1
211     West Flagler Shops                             1           119         47          1.58      74.9        64.5          1
212     3128 North Ashland Avenue                      3           117         45          1.53      72.4        63.6          1
213     Westgate Plaza                                 1           239         47          1.40      74.9        47.4          1
214     Hillsboro Shoppes                              1           119         47          1.56      74.9        65.0          1
215     Kmart - Tacoma                                 1           239         47          1.41      75.0        47.2          1
216     Post Office Annex Building                     1           119         59          1.31      73.2        64.0          1
217     Eckerd - Greensboro                            1           236         47          NAP       NAP         NAP           1
218     Regal Pointe Apartments                        3            81         33          1.31      74.9        69.3          2
219     Clarksville Crossing                           1           239         47          1.39      74.9        47.4          1
220     Merchants Plaza                                1           119         47          1.40      71.4        62.6          1
221     Statewide Self Storage                         1           119         47          1.88      58.3        47.0          1
222     25227 Grogans Mill Office Building             2            58         34          1.39      73.0        67.3          1
223     Florida Space Center                           2           118         46          1.34      66.8        53.8          1
224     Fairway Gardens                                3           117         45          1.25      74.7        59.8          2
225     Rite Aid - West Haven                          3           235         45          NAP       NAP         NAP           1
226     Staples                                        1           119         47          1.39      74.5        65.3          1
227     Commerce Point                                 1           119         47          1.45      73.3        57.5          1
228     93 Broadway                                    2           118         46          1.40      73.2        64.2          1
229     Arvada Square Shopping Center                  1           119         47          1.37      67.6        59.0          1
230     Battlefield Center                             1           119         47          1.53      72.8        62.9          1
231     CVS - Asheboro                                 0           237         120         NAP       NAP         NAP           1
232     NFC Office Plaza                               2           118         46          1.35      76.4        61.4          1
233     Oakwood Terrace Apartments                     0           120         48          1.37      74.5        63.8          2
234     CVS - Ballentine                               0           240         120         NAP       NAP         NAP           1
235     Jackson's Landing Apartments                   2           118         46          1.39      79.9        69.9          1
236     Centergate                                     3           117         45          1.56      73.3        64.5          1
237     King Kullen Shopping Center                    2           118         46          3.59      18.0         8.3          1
238     Anaheim Springs Office                         2           118         46          1.35      71.3        57.4          1
239     AUS Building                                   4           116         44          1.36      74.4        62.7          1
240     Queens West Industustrial                      1           119         47          1.35      56.9        49.5          1
241     Forest Hill Park Apartment Complex             2           118         46          1.53      77.9        62.6          2
242     West Brandon Square                            2           118         46          1.43      74.6        65.2          1
243     CVS - Stanley                                  1           236         119         NAP       NAP         NAP           1
244     Deer Park                                      4           116         44          1.34      76.0        66.9          2
245     Fairmont Building                              3           117         45          1.30      74.5        60.5          1
246     Papago Place                                   2            58         24          1.41      74.9        71.1          1
247     Humble Office Building                         2           118         46          1.36      72.0        63.0          1
248     Golden Oak Village Apartments                  2           178         46          1.21      82.3        63.2          2
249     CVS - Denver                                   1           239         119         NAP       NAP         NAP           1
250     Free State Self Storage                        2           118         46          1.32      73.6        59.5          1
251     Brookmeade Plaza                               1           119         47          1.39      73.1        59.1          1
252     80 Garden Court                                2           118         34          1.31      52.6        46.0          1
253     CVS - Sunset Beach                             1           239         119         NAP       NAP         NAP           1
254     Centenial Mall                                 3           117         33          1.35      66.5        53.7          1
255     CVS - King's Mountian                          3           235         117         NAP       NAP         NAP           1
256     Southland (7-11)                               1           176         47          NAP       NAP         NAP           1
257     North Grove Plaza                              0           120         25          1.29      68.2        60.8          1
258     Thomas Center                                  1           119         47          1.47      60.4        48.6          1
259     4708 North Milwaukee                           3           117         45          1.48      72.4        63.6          1
260     9255 South Western Avenue                      3           117         45          1.41      72.4        63.6          1
261     Greenwich/Laguardia                            2           118         46          1.37      69.4        60.4          1
262     Kmart - Rock Springs Plaza                     1           239         47          1.34      66.6        42.0          1
263     Rockwood Plaza Shopping Center                 2           118         46          1.42      63.5        55.7          1
264     Sierra Carmichael Apartments                   3           117         45          1.31      66.5        58.3          2
265     1501 Estes Avenue                              3           117         45          1.30      69.9        61.1          1
266     581 Wolcott Street                             3           237         234         1.33      69.6        NAP           1


Annex A-2 - 4

                                                Original      Remaining
                                              Interest-Only  Interest-Only
Control                                          Period         Period         Amortization     Cut-off Date         Monthly
No.     Property Name                           (months)       (months)        Type              Balance ($)         P&I ($)
=============================================================================================================================
267     Dixie Commerce Center                                                  Balloon             1,376,388           9,311
268     IHOP                                                                   Fully Amortizing    1,375,000           Step*
269     Ridge at White Oak Apartments                                          Balloon             1,366,055           9,175
270     388 Tarrytown Road                                                     Balloon             1,299,209           8,728
271     Governors Park Office Park                                             Balloon             1,298,133           8,684
272     Remax Building                                                         Balloon             1,297,438           8,833
273     Ferndale Mobile Village                                                Balloon             1,296,626           8,416
274     Lions Lair Travel Park                                                 Balloon             1,296,024           9,556
275     Rite Aid - Richmond                                                    Balloon             1,278,688           Step*
276     Hartstown Village Apartment Complex                                    Balloon             1,197,302           8,543
277     6300 Richmond                                                          Balloon             1,196,106           8,589
278     Pindle East Apartments                                                 Balloon             1,160,178           8,286
279     Lake of 610                                                            Balloon             1,097,536           7,845
280     Ames - Palmer Plaza                                                    Balloon             1,049,419           7,263
281     Grogan's Forest Shopping Center                                        Balloon               898,388           6,843
282     Bearden Place Shopping Center                                          Balloon               747,765           5,577
283     56th Street Warehouse                                                  Fully Amortizing      745,925           6,719
284     Frys In-Line Space                                                     Balloon               709,597           4,872
285     2120 South Oak Park Ave                                                Balloon               698,621           4,756
286     Shops on Cumberland                                                    Balloon               598,212           4,461

                                                                                              $2,025,590,706
                                                                                              ==============

                                                                                                                Original
                                                 Balloon/                                                     Amortization
Control                                          ARD                                              Mortgage        Term
No.     Property Name                            Balance ($)           ARD          Maturity      Rate (%)      (months)
==========================================================================================================================
267     Dixie Commerce Center                       1,208,350                        7/1/08         7.140         360
268     IHOP                                              NAP                        8/1/18         7.100         237
269     Ridge at White Oak Apartments               1,195,603                        9/1/08         7.080         360
270     388 Tarrytown Road                          1,136,604                       10/1/08         7.090         360
271     Governors Park Office Park                  1,134,978                        9/1/08         7.040         360
272     Remax Building                              1,140,208                        8/1/08         7.210         360
273     Ferndale Mobile Village                     1,124,146                       10/1/08         6.750         360
274     Lions Lair Travel Park                      1,054,215                        8/1/08         7.440         300
275     Rite Aid - Richmond                           375,480                       11/1/16         7.050         257
276     Hartstown Village Apartment Complex           962,305                        9/1/08         7.080         300
277     6300 Richmond                                 964,256                        8/1/08         7.140         300
278     Pindle East Apartments                        933,595                        8/1/08         7.080         300
279     Lake of 610                                   964,876                        9/1/05         7.100         300
280     Ames - Palmer Plaza                           661,316                       10/1/18         7.390         360
281     Grogan's Forest Shopping Center               607,081                       10/1/08         6.750         240
282     Bearden Place Shopping Center                 610,576                        8/1/08         7.570         300
283     56th Street Warehouse                             NAP                        9/1/14         7.500         192
284     Frys In-Line Space                            624,318                       10/1/08         7.310         360
285     2120 South Oak Park Ave                       613,958                        8/1/08         7.210         360
286     Shops on Cumberland                           488,462                        8/1/08         7.570         300

                                                               Remaining                                        Scheduled
                                                                  term                                          Maturity
                                                                 to ARD    Remaining    Cut-off     Cut-off     or ARD
Control                                           Seasoning   or Maturity   Lockout     Date        Date        Date         Loan
No.     Property Name                             (months)      (months)     Months     DSCR (x)    LTV (%)     LTV (%)      Group
====================================================================================================================================
267     Dixie Commerce Center                          4           116         44          1.41      74.6        65.5          1
268     IHOP                                           0           237         48          NAP       NAP         NAP           1
269     Ridge at White Oak Apartments                  2           118         46          1.33      79.9        69.9          1
270     388 Tarrytown Road                             1           119         47          1.41      72.2        63.1          1
271     Governors Park Office Park                     2           118         46          1.33      74.2        64.9          1
272     Remax Building                                 3           117         45          1.59      73.3        64.4          1
273     Ferndale Mobile Village                        1           119         47          1.29      76.3        66.1          1
274     Lions Lair Travel Park                         3           117         45          1.48      70.4        57.3          1
275     Rite Aid - Richmond                            2           216         118         NAP       NAP         NAP           1
276     Hartstown Village Apartment Complex            2           118         46          1.46      74.8        60.1          2
277     6300 Richmond                                  3           117         45          1.45      70.4        56.7          1
278     Pindle East Apartments                         3           117         45          1.40      72.5        58.3          2
279     Lake of 610                                    2            82         46          1.37      73.2        64.3          1
280     Ames - Palmer Plaza                            1           239         47          1.29      70.0        44.1          1
281     Grogan's Forest Shopping Center                1           119         47          1.40      71.9        48.6          1
282     Bearden Place Shopping Center                  3           117         45          1.30      72.6        59.3          1
283     56th Street Warehouse                          2           190         46          1.26      67.8        NAP           1
284     Frys In-Line Space                             1           119         47          1.37      75.1        66.1          1
285     2120 South Oak Park Ave                        3           117         45          1.48      69.9        61.4          1
286     Shops on Cumberland                            3           117         45          1.50      74.3        60.7          1

* Refer to the sheet "Step" in the file named LB98C4.XLS contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       Annex A-3

Lehman Brothers Commercial Mortgage Trust 98 - C4 Group 2

Bold Italics Indicates Loans with Multiple Properties

Control                                                                  Cut-off Date
No.     Property Name                               County               Balance ($)   Utilities Paid by Tenant
====================================================================================================================================
8       Mansards Apartment Community                Lake                 45,871,866    Cable
13      Avion at Sunrise Mountain Apartments        Clark                18,073,694    Electricity, gas, cable
14      Park at Memorial Apartments                 Oklahoma             17,732,659    Electricity,  cable
24      Glen Hollow Apartments                      Bucks                13,679,553    Electricity, cable, heat
33      Wellington Farms Apartments                 Mecklenburg           9,794,148    Electricity, gas, cable
34      Arbor Ridge Apartments                      Santa Barbara         9,749,066    Electricity, gas, cable
35      L'Atriums on the Creek                      Tarrant               9,286,153    Electricity, cable
36      Country Oaks Apartments                     Knox                  9,240,421    Cable, gas, electric
42      Presidential Estates Apartments             Marion                8,038,072    Electricity, gas, cable, water/sewer
44      Promenade Apartments                        Maricopa              7,738,378    Electricity, gas, trash, water, sewer, cable
46      Ashton Meadows Apartments                   Pima                  7,538,678    Electricity,  trash, cable
49      Grant Village Apartments                    Onondaga              7,345,035    Electricity, gas, cable
51      Southgate Towers Apartments                 Cuyahoga              6,995,368    Electricity, cable
60      Deer Park Apartments                        Clarke                6,100,295    Electricity, gas, cable
73      Wyntree Apartments                          DeKalb                5,587,721    Electricity, gas, cable
78      Twin Lakes Apartments                       Orange                5,388,696    Electricity, gas, cable
80      JJ Court Apartments                         Deschutes             5,355,867    Electricity, cable
82      Roanoke West Apartments                     Jackson               5,159,541    Electricity, gas, cable
85      Wyngrove Apartments                         Fulton                4,989,037    Electricity, gas, cable
91      Fountain Park Apartments                    Fort Bend             4,797,026    Electricity, cable
92      Brittany Court Apartments                   Pima                  4,792,802    Electricity, gas, cable
95      The Oaks Apartments                         Brazos                4,581,215    Electricity, gas, cable
101     Huntington Pointe Apartments                Potter                4,369,259    Electricity, gas, cable
104     Beechwood South Apartments                  Clermont              4,138,655    Electricity, gas, cable
108     Woodman Lassen Apartments                   Los Angeles           4,034,209    Electricity, gas, cable
117     Forest Village Apartments                   Erie                  3,894,332    N/A
121     Chenault Creek                              Dallas                3,729,721    Electricity, cable
123     Alston Arms Apartments                      Bergen                3,673,898    Electricity, cable, cooking gas
127     Sun Ridge Apartments                        Fresno                3,612,501    Electricity, gas, cable
134     Contemporary Village Apartments             Delaware              3,395,070    Electricity, cooking gas, cable
138     Cameron Ridge Apartments                    El Dorado             3,295,063    Electricity, gas, cable.
145     Country Club Apartments                     Harris                3,197,926    Electricity, gas, cable
146     Trailing Vine Place Apartment               Harris                3,193,249    Electricity, cable, water/sewer
148     Park Row East Apartments                    Tarrant               3,147,766    Electricity, cable
153     Stratford Place Apartments                  Victoria              3,048,023    Electricity, gas, cable
156     La Quinta Apartments                        Pima                  2,995,501    Cable

157     Franklin Properties                         Various               2,994,746    Electricity, cable
157a    Franklin Manor                              Kent                    239,580    Electricity, cable
157b    Franklin Woods                              Kent                  1,796,847    Electricity, cable
157c    Franklin Terrace                            Kent                    359,369    Electricity, cable
157d    Franklin Place                              Providence              598,949    Electricity, cable

160     Riverchase Apartments                       Richland              2,921,453    Gas, electric
164     Hidden Valley Apartments                    Jackson               2,822,945    Electricity, gas, cable
184     Jacksonville Apartments                     Douglas               2,496,497    Electricity, gas, trash, water, sewer, cable
189     Rue Granville Apartments                    Dade                  2,478,165    Electricity, gas, cable
197     Bonita Harbor Apartments                    Dade                  2,342,225    Electricity, gas, cable
198     Caputo                                      Dade                  2,298,639    Electricity, cable
202     Buckner Village Apartments                  Dallas                2,296,681    Electricity, cable
203     San Marco Village                           Duval                 2,244,078    Electricity, gas, water, sewer, cable
206     Vista Park Apartments                       Sonoma                2,198,582    Electricity, gas, trash, water, sewer, cable
207     Windsor Estates                             Philadelphia          2,196,917    Electricity, gas, cable


Control                                                # of       Avg Rent      # of     Avg Rent     # of      Avg Rent      # of
No.     Property Name                                  Studios    Studios ($)   1 Bed    1 Bed ($)    2 Bed     2 Bed ($)     3 Bed
====================================================================================================================================
8         Mansards Apartment Community                                           455       580          777        689          104
13        Avion at Sunrise Mountain Apartments                                   112       625          208        749           32
14        Park at Memorial Apartments                                            186       657          114        868           16
24        Glen Hollow Apartments                         69         405          358       480          188        650
33        Wellington Farms Apartments                                            164       554           90        659
34        Arbor Ridge Apartments                                                  88       580           88        668           32
35        L'Atriums on the Creek                                                 160       388          226        513           98
36        Country Oaks Apartments                                                140       445          130        558           70
42        Presidential Estates Apartments                                         64       511          180        570
44        Promenade Apartments                                                   192       424          108        555
46        Ashton Meadows Apartments                                              144       428          128        557
49        Grant Village Apartments                                               392       396          128        550
51        Southgate Towers Apartments                    51         371          174       455          157        558
60        Deer Park Apartments                                                                           16        581           54
73        Wyntree Apartments                                                      32       560          108        675           24
78        Twin Lakes Apartments                           5         316          108       401           86        594           48
80        JJ Court Apartments                                                     52       433           80        567           14
82        Roanoke West Apartments                        78         365           82       450           62        525
85        Wyngrove Apartments                                                     40       455          180        530           20
91        Fountain Park Apartments                                               110       489           48        625           16
92        Brittany Court Apartments                                               64       443           96        563
95        The Oaks Apartments                                                    120       436          104        564           24
101       Huntington Pointe Apartments                                           120       405           96        535
104       Beechwood South Apartments                                              42       590          158        945
108       Woodman Lassen Apartments                       2         550           26       637           63        753
117       Forest Village Apartments                                                                      41        688            7
121       Chenault Creek                                                         156       367           72        510
123       Alston Arms Apartments                                                   9       774           85        869
127       Sun Ridge Apartments                                                                           80        540           40
134       Contemporary Village Apartments                                         57       554           63        650            5
138       Cameron Ridge Apartments                        3         540           60       590           36        690
145       Country Club Apartments                                                 60       381           74        503
146       Trailing Vine Place Apartment                                                                  72        657           24
148       Park Row East Apartments                                                46       384          159        479
153       Stratford Place Apartments                                              20       415           74        541           16
156       La Quinta Apartments                                                    36       556           60        674

157       Franklin Properties                             2         400           32       531           66        584
157a      Franklin Manor                                                           2       462            6        507
157b      Franklin Woods                                                          10       491           50        600
157c      Franklin Terrace                                                         2       450           10        550
157d      Franklin Place                                  2         400           18       569

160       Riverchase Apartments                                                  152       387           24        483
164       Hidden Valley Apartments                       36         345           90       402           24        485
184       Jacksonville Apartments                                                 44       350           44        450
189       Rue Granville Apartments                                                56       537           21        717
197       Bonita Harbor Apartments                       14         450           62       588            2        800
198       Caputo                                                                  68       489            8        598
202       Buckner Village Apartments                                              72       364           80        491           20
203       San Marco Village                                                       63       420           43        525
206       Vista Park Apartments                                                   50       596
207       Windsor Estates                                                          1       450           80        575


                                                                                                  Number
Control                                                     Avg Rent     # of       Avg Rent        of
No.     Property Name                                       3 Bed ($)    4 Bed      4 Bed ($)    Elevators
==========================================================================================================
8         Mansards Apartment Community                      945          1       1,430
13        Avion at Sunrise Mountain Apartments              865
14        Park at Memorial Apartments                     1,000
24        Glen Hollow Apartments
33        Wellington Farms Apartments
34        Arbor Ridge Apartments                            734
35        L'Atriums on the Creek                            629
36        Country Oaks Apartments                           685         10         800
42        Presidential Estates Apartments
44        Promenade Apartments
46        Ashton Meadows Apartments
49        Grant Village Apartments
51        Southgate Towers Apartments                                                               4
60        Deer Park Apartments                              802         34         993
73        Wyntree Apartments                                775
78        Twin Lakes Apartments                             631
80        JJ Court Apartments                               629
82        Roanoke West Apartments
85        Wyngrove Apartments                               650
91        Fountain Park Apartments                          725
92        Brittany Court Apartments
95        The Oaks Apartments                               728
101       Huntington Pointe Apartments
104       Beechwood South Apartments
108       Woodman Lassen Apartments
117       Forest Village Apartments                         871
121       Chenault Creek
123       Alston Arms Apartments                                        10       1,069
127       Sun Ridge Apartments                              660
134       Contemporary Village Apartments                   800          1       1,200
138       Cameron Ridge Apartments
145       Country Club Apartments
146       Trailing Vine Place Apartment                     705
148       Park Row East Apartments
153       Stratford Place Apartments                        635
156       La Quinta Apartments

157       Franklin Properties
157a      Franklin Manor
157b      Franklin Woods
157c      Franklin Terrace
157d      Franklin Place

160       Riverchase Apartments
164       Hidden Valley Apartments
184       Jacksonville Apartments
189       Rue Granville Apartments                                                                  2
197       Bonita Harbor Apartments
198       Caputo
202       Buckner Village Apartments                        569
203       San Marco Village
206       Vista Park Apartments
207       Windsor Estates

Control                                                                  Cut-off Date
No.     Property Name                               County               Balance ($)   Utilities Paid by Tenant
====================================================================================================================================
218     Regal Pointe Apartments                     Harris               2,021,018     Electricity, cable
224     Fairway Gardens                             Richmond             1,943,385     Electricity, cable
233     Oakwood Terrace Apartments                  Tarrant              1,750,000     Electricity, gas, water, sewer, cable
241     Forest Hill Park Apartment Complex          Cuyahoga             1,636,312     Electricity, cable
244     Deer Park                                   Tolland              1,595,926     Electricity, cable.
248     Golden Oak Village Apartments               St. Joseph           1,547,769     Electricity, gas, cable
264     Sierra Carmichael Apartments                Cochise              1,397,167     Electricity
276     Hartstown Village Apartment Complex         Lake                 1,197,302     Electricity, gas, cable, heat
278     Pindle East Apartments                      Bergen               1,160,178     Electricity, cable, cooking gas


                                                                      $309,100,450
                                                                      ============


Control                                                # of       Avg Rent      # of     Avg Rent     # of      Avg Rent      # of
No.     Property Name                                  Studios    Studios ($)   1 Bed    1 Bed ($)    2 Bed     2 Bed ($)     3 Bed
====================================================================================================================================
218     Regal Pointe Apartments                                                  92        370           48        460
224     Fairway Gardens                                                          36        697           42        805
233     Oakwood Terrace Apartments                        1         300          48        360           94        455           1
241     Forest Hill Park Apartment Complex                                       32        427          113        491          29
244     Deer Park                                                                10        575           34        660
248     Golden Oak Village Apartments                                            24        430           36        482           4
264     Sierra Carmichael Apartments                     72         310          24        360           24        465
276     Hartstown Village Apartment Complex                                                              36        565          12
278     Pindle East Apartments                                                   23        793           10        892

                                                                                                  Number
Control                                                     Avg Rent     # of       Avg Rent        of
No.     Property Name                                       3 Bed ($)    4 Bed      4 Bed ($)    Elevators
==========================================================================================================
218     Regal Pointe Apartments
224     Fairway Gardens
233     Oakwood Terrace Apartments                        535
241     Forest Hill Park Apartment Complex                578                                       4
244     Deer Park
248     Golden Oak Village Apartments                     550
264     Sierra Carmichael Apartments
276     Hartstown Village Apartment Complex               665
278     Pindle East Apartments

                                                                   Annex A-4 - 1

Lehman Brothers Commercial Mortgage Trust 98 - C4
Reserve Account (All Mortgage Loans)

                                                                                                 Initial Deposit    Annual Deposit
                                                                                                 Capital            To Replacement
Control                                                                                          Improvement        Reserve
No.        Property Name                                Property Type                            Account ($)        Account ($)
===================================================================================================================================
1          TRT Holdings                                 Hotel - Full Service                               -           4,830,000
2          Mills                                        Retail - Regional Mall                             -                   -
3          Arden II                                     Office/Industrial - Office/R&D                     -                   -
4          Fresno                                       Retail - Regional Mall                             -                   -
5          Bayside                                      Retail - Anchored                            281,250              33,000
6          Inland                                       Retail - Anchored                                  -                   -
7          Montgomery Mall                              Retail - Regional Mall                       150,000             145,800
8          Mansards Apartment Community                 Multi-Family - Conventional                    8,438             334,250
9          Best Western President Hotel                 Hotel - Limited Service                      470,000                   -
10         Hundred Oaks Shopping Center                 Retail - Anchored                             40,000             105,456
11         Sterling Apartments                          Multi-Family - Conventional                1,796,743             135,540
12         Warwick Hotel                                Hotel - Full Service                          10,088             366,076
13         Avion at Sunrise Mountain Apartments         Multi-Family - Conventional                        -              55,620
14         Park at Memorial Apartments                  Multi-Family - Conventional                        -              59,724
15         Lee Farm Corporate Park                      Office                                             -              32,439
16         Rodin Place                                  Retail - Anchored                                  -              27,187
17         MacArthur Properties2                        Retail - Anchored                              1,500              10,280
18         University Place                             Office                                        37,906              57,691
19         Milburn NYC                                  Hotel - Limited Service                       55,000             215,929
21         Savannah Square                              Health Care - Assisted Living                 10,000              72,520
22         Winston Salem Industrial                     Industrial                                    57,500              67,564
23         Covington Portfolio                          Retail - Anchored                                  -             113,567
24         Glen Hollow Apartments                       Multi-Family - Conventional                        -             138,996
25         Holiday Office Park                          Office                                             -              94,056
26         Gateway Business Center                      Industrial                                    51,250              89,366
27         Motorola                                     Office                                        18,125              24,637
28         Ellis Building                               Office                                       423,750              51,915
29         Super K-Mart                                 Retail - Anchored                                  -                   -
30         Hospital Professional Bldg II                Office                                             -              11,685
31         Garden Ridge - Stockbridge                   CTL                                                -                   -
32         Jefferson Square                             Retail - Anchored                                  -              12,870
33         Wellington Farms Apartments                  Multi-Family - Conventional                  143,450              51,048
34         Arbor Ridge Apartments                       Multi-Family - Conventional                        -              41,600
35         L'Atriums on the Creek                       Multi-Family - Conventional                  190,325             105,648
36         Country Oaks Apartments                      Multi-Family - Conventional                  223,525              98,350
37         Garden Ridge                                 Retail - Anchored                                  -                   -
38         Riverwalk Plaza                              Retail - Anchored                                  -              14,424
39         Pinnacle Center                              Retail - Unanchored                           25,000              34,420
40         Yaohan Plaza                                 Retail - Anchored                                  -               6,008
41         Fullerton University Shopping Center         Retail - Anchored                             99,688              24,152
42         Presidential Estates Apartments              Multi-Family - Conventional                    7,250              67,100
43         5 La-Z-Boy Retail Locations                  Retail - Unanchored                           25,914              11,480
44         Promenade Apartments                         Multi-Family - Conventional                   11,938              64,608
45         Miramonte Apartments                         Multi-Family - Conventional                   11,288              36,427
46         Ashton Meadows Apartments                    Multi-Family - Conventional                   18,438              65,280
47         Sullivan Street                              Multi-Family - Conventional                        -                   -
48         Market at Cedar Hill Shopping Center         Retail - Anchored                             35,823              36,186
49         Grant Village Apartments                     Multi-Family - Conventional                   45,000                   -
50         11 East Adams                                Office                                             -              23,492
51         Southgate Towers Apartments                  Multi-Family - Conventional                   10,312              87,860
52         Chesterfield Meadows Shopping Center         Retail - Anchored                              1,250              14,841
53         Northgate Shopping Center                    Retail - Anchored                             10,375              28,888
54         45 Executive Drive                           Office                                             -              10,020
55         Cipriano Square                              Retail - Anchored                                  -               5,376
56         Cineplex Multiplex                           Retail - Unanchored                                -                   -
57         Black & Decker                               Industrial                                         -              28,098
58         Staten Island Hotel                          Hotel - Full Service                          27,000             190,236
59         Cloverleaf Shopping Center                   Retail - Unanchored                           19,125              85,445
60         Deer Park Apartments                         Multi-Family - Conventional                        -              15,600
61         Kmart Town Center                            Retail - Anchored                             26,000             110,652
62         Kash and Karry - Tampa                       CTL                                                -                   -
63         River Place                                  Industrial                                   244,938              61,886
64         Security Public Storage                      Self-Storage                                       -              12,696
65         Newcastle Motel                              Hotel - Limited Service                            -              83,089
66         Aventura Medical Plaza                       Office                                             -               4,820

                                                           Annual         Current              As of Date
                                                           Deposit        Balance              of
Control                                                    TILC           TILC                 Reserve
No.        Property Name                                   Account ($)    Account ($)          Accounts ($)
==========================================================================================================
1          TRT Holdings                                          -               -               11/9/98
2          Mills                                                 -               -               11/2/98
3          Arden II                                              -       3,270,000                6/8/98
4          Fresno                                                -               -               11/9/98
5          Bayside                                               -               -               11/9/98
6          Inland                                                -               -               11/13/98
7          Montgomery Mall                                       -               -               10/26/98
8          Mansards Apartment Community                          -               -               10/22/98
9          Best Western President Hotel                          -               -               10/22/98
10         Hundred Oaks Shopping Center                    250,008         250,000               10/22/98
11         Sterling Apartments                              74,328               -               10/22/98
12         Warwick Hotel                                         -               -               10/22/98
13         Avion at Sunrise Mountain Apartments                  -               -               10/22/98
14         Park at Memorial Apartments                           -               -               10/23/98
15         Lee Farm Corporate Park                         114,417           9,535               10/22/98
16         Rodin Place                                     125,000          94,845               10/22/98
17         MacArthur Properties2                           122,130          10,178               10/22/98
18         University Place                                 58,899           4,908               10/22/98
19         Milburn NYC                                           -               -               10/22/98
21         Savannah Square                                       -               -               10/23/98
22         Winston Salem Industrial                        123,756         127,302               10/22/98
23         Covington Portfolio                             144,677          24,136               10/22/98
24         Glen Hollow Apartments                                -               -               10/22/98
25         Holiday Office Park                             500,000          12,500               10/22/98
26         Gateway Business Center                               -               -               10/22/98
27         Motorola                                        225,000          18,757               10/22/98
28         Ellis Building                                   99,937           8,328               10/22/98
29         Super K-Mart                                          -               -               10/22/98
30         Hospital Professional Bldg II                         -               -               10/22/98
31         Garden Ridge - Stockbridge                            -               -               10/22/98
32         Jefferson Square                                      -               -               10/22/98
33         Wellington Farms Apartments                           -               -               10/22/98
34         Arbor Ridge Apartments                                -               -               10/22/98
35         L'Atriums on the Creek                                -               -               10/21/98
36         Country Oaks Apartments                               -               -               10/22/98
37         Garden Ridge                                          -               -               10/22/98
38         Riverwalk Plaza                                  13,500               -               10/22/98
39         Pinnacle Center                                 118,949          49,801               10/21/98
40         Yaohan Plaza                                          -               -               10/21/98
41         Fullerton University Shopping Center             30,069               -               10/21/98
42         Presidential Estates Apartments                       -               -               10/22/98
43         5 La-Z-Boy Retail Locations                           -               -               10/22/98
44         Promenade Apartments                                  -               -               10/22/98
45         Miramonte Apartments                                  -               -               10/21/98
46         Ashton Meadows Apartments                             -               -               10/22/98
47         Sullivan Street                                       -               -               10/22/98
48         Market at Cedar Hill Shopping Center             47,502          95,658               10/22/98
49         Grant Village Apartments                              -               -               10/22/98
50         11 East Adams                                   187,936          15,661               10/22/98
51         Southgate Towers Apartments                           -               -               10/22/98
52         Chesterfield Meadows Shopping Center                  -               -               10/22/98
53         Northgate Shopping Center                         6,000               -               10/22/98
54         45 Executive Drive                               45,000               -               10/29/98
55         Cipriano Square                                  37,956               -               10/22/98
56         Cineplex Multiplex                                    -               -               10/22/98
57         Black & Decker                                   50,000               -               10/22/98
58         Staten Island Hotel                                   -               -               10/22/98
59         Cloverleaf Shopping Center                       89,935          22,484               10/23/98
60         Deer Park Apartments                                  -               -               10/26/98
61         Kmart Town Center                                     -               -               10/22/98
62         Kash and Karry - Tampa                                -               -               10/22/98
63         River Place                                     114,945          28,797               10/22/98
64         Security Public Storage                               -               -               10/22/98
65         Newcastle Motel                                       -               -               10/22/98
66         Aventura Medical Plaza                                -               -               10/22/98

Annex A-4 - 2

                                                                                                 Initial Deposit    Annual Deposit
                                                                                                 Capital            To Replacement
Control                                                                                          Improvement        Reserve
No.        Property Name                                Property Type                            Account ($)        Account ($)
===================================================================================================================================
67         Southgate Village Shopping Center            Retail - Anchored                           11,000              21,712
68         Brewery District Office                      Office                                           -              10,332
69         Kent Business Center                         Industrial                                 176,163              13,723
70         Villa Maria                                  Retail - Anchored                           27,500              20,892
71         Kash and Karry - Hudson                      CTL                                              -                   -
72         Forest Hill Shopping Center                  Retail - Anchored                                -               7,476
73         Wyntree Apartments                           Multi-Family - Conventional                  8,750              47,232
74         Keebler Krossing Shopping Center             Retail - Anchored                            4,500              16,380
75         Havasu North Shopping Center                 Retail - Anchored                           29,875               8,506
76         Valencia Entertainment Center                Retail - Unanchored                              -               3,234
77         444 Saw Mill River Road                      Industrial                                   7,700              17,946
78         Twin Lakes Apartments                        Multi-Family - Conventional                 43,750              65,184
79         Little Prairie Shopping Center               Retail - Anchored                            5,531               8,453
80         JJ Court Apartments                          Multi-Family - Conventional                      -              30,132
81         Citadel                                      Retail - Unanchored                          1,860                   -
82         Roanoke West Apartments                      Multi-Family - Conventional                 22,500              55,944
83         Foothills Center                             Office                                           -               8,400
84         Ardsley Plaza                                Retail - Anchored                           31,250               9,014
85         Wyngrove Apartments                          Multi-Family - Conventional                 38,375              72,960
86         450 Village Company                          Multi-Family - Conventional                      -                   -
87         Lone Mountain Plaza Shopping Center          Retail - Unanchored                              -              11,676
88         Kmart Store No. 4219 - Ashwaubenon, WI       CTL                                              -                   -
89         Holiday Inn Express - Minnetonka             Hotel - Limited Service                      3,125              78,372
90         335-355 Franklin Street                      Multi-Family - Conventional                  1,063               8,080
91         Fountain Park Apartments                     Multi-Family - Conventional                    250              22,272
92         Brittany Court Apartments                    Multi-Family - Conventional                 12,750              38,240
93         Sully Square Shopping Center                 Retail - Unanchored                              -               7,608
94         Capitol View Office Building                 Office                                       3,112              16,438
95         The Oaks Apartments                          Multi-Family - Conventional                 39,900              62,004
96         Hampshire Place                              Office                                       3,125               8,261
97         Shops at Butler Creek                        Retail - Unanchored                              -               5,686
98         Mosside Village                              Retail - Unanchored                          1,437               8,279
99         River North Concourse                        Office                                      13,750              11,082
100        Quality Suites                               Hotel - Limited Service                          -              97,250
101        Huntington Pointe Apartments                 Multi-Family - Conventional                103,750              51,408
102        St. Lawrence Plaza                           Retail - Anchored                            5,938               6,192
103        Days Inn - San Diego                         Hotel - Limited Service                      1,250               6,924
104        Beechwood South Apartments                   Multi-Family - Conventional                156,475              50,000
105        Bell Atlantic of Virginia                    CTL                                              -                   -
106        Sunnyslope Shopping Centre                   Retail - Anchored                          112,000              35,005
107        Uptown Shopping Center                       Retail - Anchored                                -              28,311
108        Woodman Lassen Apartments                    Multi-Family - Conventional                188,078              18,200
109        Comfort Inn - Blacksburg                     Hotel - Limited Service                          -              47,928
110        Castle Rockland                              Office                                           -              13,905
111        K-Mart Plaza                                 Retail - Anchored                                -              17,071
112        Lock It Up - San Jose                        Self-Storage                                     -              11,801
113        Holiday Inn - Ashland                        Hotel - Limited Service                     37,388             120,900
114        Grandland Shopping Center                    Retail - Anchored                                -               7,740
115        North County Plaza                           Retail - Unanchored                              -               9,417
116        Christiansburg Hills Plaza Shopping Center   Retail - Anchored                           21,500              19,428
117        Forest Village Apartments                    Multi-Family - Conventional                 11,125              13,373
118        Bronxville West                              Office                                           -               8,080
119        Days Inn - Laurel                            Hotel - Limited Service                      2,000              69,311
120        Stratford Executive Park                     Office                                           -              26,396
121        Chenault Creek                               Multi-Family - Conventional                 37,063              57,469
122        Greenbriar Market Place                      Retail - Anchored                           93,289              26,643
123        Alston Arms Apartments                       Multi-Family - Conventional                  5,000              26,000
124        Citi Centre                                  Office                                           -               8,287
125        Kmart - La Crosse                            CTL                                              -                   -
126        Walgreen - Camp Bowie                        CTL                                              -               2,086
127        Sun Ridge Apartments                         Multi-Family - Conventional                 96,000              30,304
128        410-420 Tarrytown Road                       Retail - Unanchored                          3,438               3,132
129        New York Plaza                               Retail - Anchored                           44,375              15,946
130        Lake Arbor Shopping Center                   Retail - Anchored                          139,937                   -
131        Eckerd Drug Store                            CTL                                              -                   -
132        Sleep Inn                                    Hotel - Limited Service                          -              91,327
133        Hall of Fame Marina                          Office                                         938               3,893
134        Contemporary Village Apartments              Multi-Family - Conventional                 10,438              28,980
135        Commerce Exchange Business Park              Office                                       3,420               7,326

                                                           Annual         Current              As of Date
                                                           Deposit        Balance              of
Control                                                    TILC           TILC                 Reserve
No.        Property Name                                   Account ($)    Account ($)          Accounts ($)
==========================================================================================================
67         Southgate Village Shopping Center                 6,000             -                 10/22/98
68         Brewery District Office                          63,384         5,282                 10/22/98
69         Kent Business Center                             48,000         8,006                 10/22/98
70         Villa Maria                                     204,000         1,700                 10/22/98
71         Kash and Karry - Hudson                               -             -                 10/22/98
72         Forest Hill Shopping Center                           -             -                 10/21/98
73         Wyntree Apartments                                    -             -                 10/22/98
74         Keebler Krossing Shopping Center                 19,500         3,250                 10/22/98
75         Havasu North Shopping Center                     28,241             -                 10/21/98
76         Valencia Entertainment Center                    16,175         1,348                 10/21/98
77         444 Saw Mill River Road                          35,688         2,970                 10/21/98
78         Twin Lakes Apartments                                 -             -                 10/29/98
79         Little Prairie Shopping Center                   20,000        13,333                  1/16/98
80         JJ Court Apartments                                   -             -                 10/22/98
81         Citadel                                               -             -                 10/21/98
82         Roanoke West Apartments                               -             -                 10/22/98
83         Foothills Center                                 75,000             -                 10/21/98
84         Ardsley Plaza                                    25,163        12,585                 10/22/98
85         Wyngrove Apartments                                   -             -                 10/22/98
86         450 Village Company                                   -             -                 10/22/98
87         Lone Mountain Plaza Shopping Center              51,240             -                 10/25/98
88         Kmart Store No. 4219 - Ashwaubenon, WI                -             -                 10/22/98
89         Holiday Inn Express - Minnetonka                      -             -                 10/22/98
90         335-355 Franklin Street                               -             -                 10/22/98
91         Fountain Park Apartments                              -             -                 10/22/98
92         Brittany Court Apartments                             -             -                 10/22/98
93         Sully Square Shopping Center                     16,738         1,395                 10/22/98
94         Capitol View Office Building                     36,000         3,000                 10/22/98
95         The Oaks Apartments                                   -             -                 10/21/98
96         Hampshire Place                                  41,304        43,442                 10/29/98
97         Shops at Butler Creek                            39,458             -                 10/22/98
98         Mosside Village                                  33,276         8,319                 10/22/98
99         River North Concourse                            20,000         6,667                 10/22/98
100        Quality Suites                                        -             -                 10/22/98
101        Huntington Pointe Apartments                          -             -                 10/22/98
102        St. Lawrence Plaza                                8,000         5,995                 10/22/98
103        Days Inn - San Diego                             33,852             -                 10/22/98
104        Beechwood South Apartments                            -             -                 10/23/98
105        Bell Atlantic of Virginia                             -             -                 10/22/98
106        Sunnyslope Shopping Centre                       26,725         6,696                 10/21/98
107        Uptown Shopping Center                           60,000        45,000                 10/22/98
108        Woodman Lassen Apartments                             -             -                 10/22/98
109        Comfort Inn - Blacksburg                              -             -                 10/23/98
110        Castle Rockland                                  23,894             -                 10/22/98
111        K-Mart Plaza                                          -             -                 10/21/98
112        Lock It Up - San Jose                                 -             -                 10/22/98
113        Holiday Inn - Ashland                                 -             -                 10/22/98
114        Grandland Shopping Center                        20,400         1,700                 10/22/98
115        North County Plaza                               40,173         3,348                 10/21/98
116        Christiansburg Hills Plaza Shopping Center       38,148         3,179                 10/22/98
117        Forest Village Apartments                             -             -                 10/22/98
118        Bronxville West                                  36,000       317,120                 10/22/98
119        Days Inn - Laurel                                     -             -                 10/22/98
120        Stratford Executive Park                              -             -                 10/22/98
121        Chenault Creek                                        -             -                 10/22/98
122        Greenbriar Market Place                          25,000             -                 10/22/98
123        Alston Arms Apartments                                -             -                 10/22/98
124        Citi Centre                                      43,200        17,120                 10/22/98
125        Kmart - La Crosse                                     -             -                 10/22/98
126        Walgreen - Camp Bowie                                 -             -                 10/22/98
127        Sun Ridge Apartments                                  -             -                 10/22/98
128        410-420 Tarrytown Road                           10,008        10,000                 10/22/98
129        New York Plaza                                        -             -                 10/22/98
130        Lake Arbor Shopping Center                            -       125,000                 10/21/98
131        Eckerd Drug Store                                     -             -                 10/22/98
132        Sleep Inn                                             -             -                 10/22/98
133        Hall of Fame Marina                              25,029         2,086                 10/22/98
134        Contemporary Village Apartments                       -             -                 10/22/98
135        Commerce Exchange Business Park                  30,000        10,000                 10/22/98

                                                                   Annex A-4 - 3

                                                                                                 Initial Deposit    Annual Deposit
                                                                                                 Capital            To Replacement
Control                                                                                          Improvement        Reserve
No.        Property Name                                Property Type                            Account ($)        Account ($)
===================================================================================================================================
136        428 Tolland Turnpike                         Retail - Unanchored                          1,625             10,831
137        Tropicana Center and Flamingo Jones          Retail - Anchored                            4,375              3,889
138        Cameron Ridge Apartments                     Multi-Family - Conventional                  7,438             19,800
139        Loudon Plaza                                 Retail - Unanchored                         38,525             13,428
140        Smartpark                                    Parking                                      5,938              7,500
141        One North Penn Office Building               Office                                       4,000              8,856
142        Kmart                                        CTL                                              -                  -
143        125 Canal Street                             Office                                       5,963              5,850
144        Alton Circle                                 Retail - Anchored                                -             16,490
145        Country Club Apartments                      Multi-Family - Conventional                 20,175             30,144
146        Trailing Vine Place Apartment                Multi-Family - Conventional                 36,875             21,600
147        Bayway Shopping Center                       Retail - Anchored                           26,383             10,560
148        Park Row East Apartments                     Multi-Family - Conventional                 53,500             51,521
149        Thunderbird Square                           Retail - Anchored                           42,975             16,164
150        Walgreens                                    CTL                                              -              2,086
151        Sherwood Gardens Apts.                       Multi-Family - Conventional                  6,250              6,250
152        Star Plaza                                   Retail - Unanchored                              -                  -
153        Stratford Place Apartments                   Multi-Family - Conventional                 29,250             24,750
154        Morrell Plaza Shopping Center                Retail - Anchored                          123,715             25,194
155        Fountain Hills Plaza Shopping Center         Retail - Unanchored                              -             15,169
156        La Quinta Apartments                         Multi-Family - Conventional                  5,375             21,504
157        Franklin Properties                          Multi-Family - Conventional                    625             15,000
158        Foot Hills Shopping Center                   Retail - Anchored                           15,875                  -
159        Walgreen - Portage                           CTL                                              -              3,615
160        Riverchase Apartments                        Multi-Family - Conventional                  2,125             23,869
161        Quality Inn                                  Hotel - Limited Service                          -             64,920
162        350-360 Tarrytown Road                       Retail - Unanchored                          6,625              3,996
163        Kings Bay Plaza                              Retail - Anchored                           28,750             17,700
164        Hidden Valley Apartments                     Multi-Family - Conventional                 15,625             31,343
165        Warlick Plaza                                Retail - Anchored                            6,250              5,358
166        Upland Plaza                                 Retail - Unanchored                              -              3,374
167        Sharon Lakes Plaza                           Retail - Unanchored                          1,500              7,725
168        Randolph Plaza                               Retail - Unanchored                         16,667             11,302
169        Orangewood Business Plaza                    Office                                      49,994              7,801
170        Guilford Village                             Retail - Unanchored                          3,125              5,460
171        North County Office                          Office                                       5,688              7,464
172        1 Ethel Blvd                                 Industrial                                  26,875             16,500
173        The Embassy Cinema                           Retail - Unanchored                              -                  -
174        Staples - Galesburg                          CTL                                              -              3,600
175        Pinebrook Village                            Retail - Anchored                           18,125              9,246
176        Studio Inn                                   Hotel - Limited Service                     10,625             44,676
177        Plaza 114                                    Retail - Unanchored                          5,625              6,022
178        201 Federal Road                             Retail - Unanchored                              -              4,290
179        Eckerd                                       CTL                                              -              1,963
180        Glen Ellen Mobile Home Park                  Multi-Family - Manufactured Housing         17,455              5,300
181        Plaza West Strip Center                      Retail - Unanchored                        126,594              6,516
182        Atrium at Delk Center                        Office                                         625              9,832
183        3650 Industrial Avenue                       Industrial                                       -              9,030
184        Jacksonville Apartments                      Multi-Family - Conventional                  1,250             15,000
185        West Bay Office Park                         Office                                      20,500              8,841
186        Sav-On Drug Store                            Retail - Anchored                                -              2,610
187        Holiday Inn Express - Fargo                  Hotel - Full Service                           250             49,200
188        Smokey Hill Plaza Shopping Center            Retail - Unanchored                        100,000              7,020
189        Rue Granville Apartments                     Multi-Family - Conventional                      -             23,100
190        Revco - Savannah                             CTL                                              -                  -
191        Turnberry Crossing Shopping Center           Retail - Unanchored                              -              5,378
192        Rite Aid - Walkill                           CTL                                              -              2,236
193        Lucky Industrial Park                        Industrial                                       -              6,650
194        Target Center                                Retail - Anchored                                -             13,290
195        Golfsmith                                    Retail - Anchored                                -              3,750
196        70 Garden Court                              Office                                           -             16,808
197        Bonita Harbor Apartments                     Multi-Family - Conventional                      -             19,500
198        Caputo                                       Multi-Family - Conventional                  3,938             19,000
199        Heather Ridge Village                        Retail - Unanchored                          8,625             10,578
200        Leviner Office Building                      Office                                      55,188             17,615
201        Shoppes of Avon                              Retail - Unanchored                          1,875              4,278
202        Buckner Village Apartments                   Multi-Family - Conventional                  6,044             43,000
203        San Marco Village                            Multi-Family - Conventional                      -             28,296
204        Staples                                      Retail - Anchored                              888              3,599

                                                           Annual         Current              As of Date
                                                           Deposit        Balance              of
Control                                                    TILC           TILC                 Reserve
No.        Property Name                                   Account ($)    Account ($)          Accounts ($)
==========================================================================================================
136        428 Tolland Turnpike                            21,666          3,614                 10/22/98
137        Tropicana Center and Flamingo Jones             10,215              -                 10/22/98
138        Cameron Ridge Apartments                             -              -                 10/22/98
139        Loudon Plaza                                    11,500              -                 10/29/98
140        Smartpark                                            -              -                 10/22/98
141        One North Penn Office Building                       -        100,132                 10/22/98
142        Kmart                                                -              -                 10/22/98
143        125 Canal Street                                24,000            250                 10/22/98
144        Alton Circle                                         -              -                 10/21/98
145        Country Club Apartments                              -              -                 10/22/98
146        Trailing Vine Place Apartment                        -              -                 10/21/98
147        Bayway Shopping Center                          29,520         15,075                 10/23/98
148        Park Row East Apartments                             -              -                 10/21/98
149        Thunderbird Square                              15,000              -                 10/22/98
150        Walgreens                                            -              -                 10/22/98
151        Sherwood Gardens Apts.                               -              -                 10/29/98
152        Star Plaza                                           -        100,333                 10/22/98
153        Stratford Place Apartments                           -              -                 10/22/98
154        Morrell Plaza Shopping Center                   41,147          5,000                 10/22/98
155        Fountain Hills Plaza Shopping Center            33,039         35,040                 10/21/98
156        La Quinta Apartments                                 -              -                 10/22/98
157        Franklin Properties                                  -              -                 10/22/98
158        Foot Hills Shopping Center                           -        125,000                 10/21/98
159        Walgreen - Portage                                   -              -                 10/22/98
160        Riverchase Apartments                                -              -                 10/22/98
161        Quality Inn                                          -              -                 10/22/98
162        350-360 Tarrytown Road                          10,008         10,000                 10/22/98
163        Kings Bay Plaza                                 43,898          3,658                 10/22/98
164        Hidden Valley Apartments                             -              -                 10/21/98
165        Warlick Plaza                                   15,000              -                 10/22/98
166        Upland Plaza                                     8,853              -                 10/21/98
167        Sharon Lakes Plaza                              27,405              -                 10/29/98
168        Randolph Plaza                                  38,679          9,670                 10/22/98
169        Orangewood Business Plaza                       30,000              -                 10/22/98
170        Guilford Village                                 7,281              -                 10/22/98
171        North County Office                             27,770          2,314                 10/21/98
172        1 Ethel Blvd                                    36,150          6,028                 10/22/98
173        The Embassy Cinema                                   -              -                 10/22/98
174        Staples - Galesburg                                  -              -                 10/22/98
175        Pinebrook Village                               16,019          1,335                 10/22/98
176        Studio Inn                                           -              -                 10/23/98
177        Plaza 114                                       25,377          8,477                 10/22/98
178        201 Federal Road                                 8,580          1,430                 10/22/98
179        Eckerd                                               -              -                 10/22/98
180        Glen Ellen Mobile Home Park                          -              -                 10/22/98
181        Plaza West Strip Center                         22,212         72,000                 10/21/98
182        Atrium at Delk Center                           30,000          2,500                 10/22/98
183        3650 Industrial Avenue                             425            425                 10/22/98
184        Jacksonville Apartments                              -              -                 10/21/98
185        West Bay Office Park                            60,000         85,619                 10/22/98
186        Sav-On Drug Store                                    -              -                 10/21/98
187        Holiday Inn Express - Fargo                          -              -                 10/22/98
188        Smokey Hill Plaza Shopping Center               24,000              -                 10/21/98
189        Rue Granville Apartments                             -              -                 10/29/98
190        Revco - Savannah                                     -              -                 10/22/98
191        Turnberry Crossing Shopping Center                   -              -                 10/29/98
192        Rite Aid - Walkill                                   -              -                 10/22/98
193        Lucky Industrial Park                            7,500          1,250                 10/22/98
194        Target Center                                   18,188          4,547                 10/22/98
195        Golfsmith                                            -              -                 10/22/98
196        70 Garden Court                                 35,062              -                 10/21/98
197        Bonita Harbor Apartments                             -              -                 10/22/98
198        Caputo                                               -              -                 10/22/98
199        Heather Ridge Village                           48,338          4,028                 10/21/98
200        Leviner Office Building                         42,088          3,507                 10/21/98
201        Shoppes of Avon                                  1,114          2,228                 10/22/98
202        Buckner Village Apartments                           -              -                 10/22/98
203        San Marco Village                                    -              -                 10/29/98
204        Staples                                              -              -                 10/22/98

Annex A-4 - 4

                                                                                                 Initial Deposit    Annual Deposit
                                                                                                 Capital            To Replacement
Control                                                                                          Improvement        Reserve
No.        Property Name                                Property Type                            Account ($)        Account ($)
===================================================================================================================================
205        Transcor                                     Industrial                                       -              9,077
206        Vista Park Apartments                        Multi-Family - Conventional                      -             11,256
207        Windsor Estates                              Multi-Family - Conventional                 18,750             20,500
208        Roland Park Shopping Center                  Retail - Unanchored                              -              4,427
209        Pathmark Shopping Center                     Retail - Anchored                          119,063             15,136
210        Old Lake Place Shopping Center               Retail - Unanchored                          1,875              6,658
211        West Flagler Shops                           Retail - Unanchored                          1,935              5,596
212        3128 North Ashland Avenue                    Retail - Unanchored                          1,250              4,821
213        Westgate Plaza                               Retail - Anchored                            3,688              7,789
214        Hillsboro Shoppes                            Retail - Unanchored                          2,250              5,357
215        Kmart - Tacoma                               Retail - Anchored                                -             15,600
216        Post Office Annex Building                   Office                                           -              6,996
217        Eckerd - Greensboro                          CTL                                              -                  -
218        Regal Pointe Apartments                      Multi-Family - Conventional                 18,813             39,000
219        Clarksville Crossing                         Retail - Anchored                                -             13,494
220        Merchants Plaza                              Office                                           -              2,613
221        Statewide Self Storage                       Self-Storage                                     -              8,652
222        25227 Grogans Mill Office Building           Office                                           -              7,185
223        Florida Space Center                         Self-Storage                                30,000              1,457
224        Fairway Gardens                              Multi-Family - Conventional                  3,750             19,500
225        Rite Aid - West Haven                        CTL                                              -              2,236
226        Staples                                      Retail - Anchored                              838              3,589
227        Commerce Point                               Office                                      18,688              4,275
228        93 Broadway                                  Industrial                                       -              6,600
229        Arvada Square Shopping Center                Retail - Unanchored                         42,125              9,600
230        Battlefield Center                           Retail - Unanchored                         10,625              2,971
231        CVS - Asheboro                               CTL                                              -              1,519
232        NFC Office Plaza                             Office                                       1,875              4,273
233        Oakwood Terrace Apartments                   Multi-Family - Conventional                 97,813             36,000
234        CVS - Ballentine                             CTL                                              -              1,519
235        Jackson's Landing Apartments                 Multi-Family - Conventional                  2,063             12,349
236        Centergate                                   Office                                       7,313              7,054
237        King Kullen Shopping Center                  Retail - Anchored                           19,338             15,311
238        Anaheim Springs Office                       Office                                       1,188              2,347
239        AUS Building                                 Office                                           -              3,150
240        Queens West Industustrial                    Industrial                                  27,813              7,598
241        Forest Hill Park Apartment Complex           Multi-Family - Conventional                      -             43,500
242        West Brandon Square                          Retail - Unanchored                          1,875              3,413
243        CVS - Stanley                                CTL                                              -              2,025
244        Deer Park                                    Multi-Family - Conventional                 12,906             11,250
245        Fairmont Building                            Office                                           -              2,078
246        Papago Place                                 Office                                           -              6,254
247        Humble Office Building                       Office                                      20,281             18,242
248        Golden Oak Village Apartments                Multi-Family - Conventional                      -              9,600
249        CVS - Denver                                 CTL                                              -              1,519
250        Free State Self Storage                      Self-Storage                                30,625             16,932
251        Brookmeade Plaza                             Retail - Unanchored                          8,188              5,561
252        80 Garden Court                              Office                                           -             17,857
253        CVS - Sunset Beach                           CTL                                              -              2,025
254        Centenial Mall                               Retail - Unanchored                          5,250             28,446
255        CVS - King's Mountian                        CTL                                              -              1,519
256        Southland (7-11)                             CTL                                              -                459
257        North Grove Plaza                            Retail - Anchored                           97,281             10,506
258        Thomas Center                                Office                                       6,688              3,233
259        4708 North Milwaukee                         Retail - Unanchored                              -              3,451
260        9255 South Western Avenue                    Retail - Unanchored                          7,500              3,240
261        Greenwich/Laguardia                          Retail - Unanchored                          1,375                630
262        Kmart - Rock Springs Plaza                   Retail - Anchored                              775             20,965
263        Rockwood Plaza Shopping Center               Retail - Unanchored                              -              3,900
264        Sierra Carmichael Apartments                 Multi-Family - Conventional                 62,875             33,026
265        1501 Estes Avenue                            Industrial                                     875              3,050
266        581 Wolcott Street                           Retail - Unanchored                              -              6,414
267        Dixie Commerce Center                        Industrial                                   1,488              7,259
268        IHOP                                         CTL                                              -                  -
269        Ridge at White Oak Apartments                Multi-Family - Conventional                      -              3,775
270        388 Tarrytown Road                           Retail - Unanchored                          1,125              1,836
271        Governors Park Office Park                   Office                                       1,125              5,997
272        Remax Building                               Office                                       1,875              2,007
273        Ferndale Mobile Village                      Multi-Family - Manufactured Housing          1,250              1,925

                                                           Annual         Current              As of Date
                                                           Deposit        Balance              of
Control                                                    TILC           TILC                 Reserve
No.        Property Name                                   Account ($)    Account ($)          Accounts ($)
==========================================================================================================
205        Transcor                                             -        100,000                 10/22/98
206        Vista Park Apartments                                -              -                 10/22/98
207        Windsor Estates                                      -              -                 10/29/98
208        Roland Park Shopping Center                     15,521          5,179                 10/22/98
209        Pathmark Shopping Center                        40,361              -                 10/29/98
210        Old Lake Place Shopping Center                  21,950          1,829                 10/22/98
211        West Flagler Shops                              25,000              -                 10/22/98
212        3128 North Ashland Avenue                       12,493          3,123                 10/22/98
213        Westgate Plaza                                  21,636              -                 10/22/98
214        Hillsboro Shoppes                                3,333          1,667                 10/22/98
215        Kmart - Tacoma                                       -              -                 10/22/98
216        Post Office Annex Building                      28,008              -                 10/21/98
217        Eckerd - Greensboro                                  -              -                 10/22/98
218        Regal Pointe Apartments                              -              -                 10/22/98
219        Clarksville Crossing                            25,000              -                 10/22/98
220        Merchants Plaza                                 18,197              -                 10/22/98
221        Statewide Self Storage                           9,756              -                 10/22/98
222        25227 Grogans Mill Office Building              31,483          2,624                 10/21/98
223        Florida Space Center                                 -              -                 10/22/98
224        Fairway Gardens                                      -              -                 10/22/98
225        Rite Aid - West Haven                                -              -                 10/22/98
226        Staples                                              -              -                 10/22/98
227        Commerce Point                                  18,810          1,568                 10/22/98
228        93 Broadway                                      3,000         25,000                 10/29/98
229        Arvada Square Shopping Center                   18,000          1,501                 10/22/98
230        Battlefield Center                              13,200              -                 10/22/98
231        CVS - Asheboro                                       -              -                 10/30/98
232        NFC Office Plaza                                18,516          3,084                 10/22/98
233        Oakwood Terrace Apartments                           -              -                 10/21/98
234        CVS - Ballentine                                     -              -                 10/29/98
235        Jackson's Landing Apartments                         -              -                 10/26/98
236        Centergate                                      10,000          1,667                 10/22/98
237        King Kullen Shopping Center                     40,830              -                 10/29/98
238        Anaheim Springs Office                           7,667            639                 10/22/98
239        AUS Building                                    12,600          4,200                 10/22/98
240        Queens West Industustrial                       17,143          1,429                 10/22/98
241        Forest Hill Park Apartment Complex                   -              -                 10/21/98
242        West Brandon Square                             14,174              -                 10/21/98
243        CVS - Stanley                                        -              -                 10/29/98
244        Deer Park                                            -              -                 10/22/98
245        Fairmont Building                               11,080            913                 10/29/98
246        Papago Place                                    12,897          1,075                 10/21/98
247        Humble Office Building                          27,230          2,269                 10/21/98
248        Golden Oak Village Apartments                        -              -                 10/21/98
249        CVS - Denver                                         -              -                 10/29/98
250        Free State Self Storage                              -              -                 10/22/98
251        Brookmeade Plaza                                18,537              -                 10/29/98
252        80 Garden Court                                 32,980              -                 10/21/98
253        CVS - Sunset Beach                                   -              -                 10/29/98
254        Centenial Mall                                  35,285          6,055                 10/21/98
255        CVS - King's Mountian                                -              -                 10/26/98
256        Southland (7-11)                                     -              -                 10/22/98
257        North Grove Plaza                               17,656          1,471                 10/22/98
258        Thomas Center                                   30,000              -                 10/22/98
259        4708 North Milwaukee                             4,692          1,173                 10/22/98
260        9255 South Western Avenue                       10,620          2,655                 10/22/98
261        Greenwich/Laguardia                              6,768            564                 10/22/98
262        Kmart - Rock Springs Plaza                           -              -                 10/22/98
263        Rockwood Plaza Shopping Center                  12,000          2,000                 10/22/98
264        Sierra Carmichael Apartments                         -              -                 10/21/98
265        1501 Estes Avenue                                    -              -                 10/22/98
266        581 Wolcott Street                               7,706          1,284                 10/22/98
267        Dixie Commerce Center                           13,741          4,581                 10/22/98
268        IHOP                                                 -              -                 10/30/98
269        Ridge at White Oak Apartments                        -              -                 10/26/98
270        388 Tarrytown Road                              36,000          3,000                 10/22/98
271        Governors Park Office Park                      14,007          1,167                 10/23/98
272        Remax Building                                  15,000          2,501                 10/22/98
273        Ferndale Mobile Village                              -                  -             10/22/98

                                                                   Annex A-4 - 5

                                                                                                 Initial Deposit    Annual Deposit
                                                                                                 Capital            To Replacement
Control                                                                                          Improvement        Reserve
No.        Property Name                                Property Type                            Account ($)        Account ($)
===================================================================================================================================
274        Lions Lair Travel Park                       Multi-Family - Manufactured Housing         5,188               2,170
275        Rite Aid - Richmond                          CTL                                             -               2,324
276        Hartstown Village Apartment Complex          Multi-Family - Conventional                     -              12,000
277        6300 Richmond                                Office                                     19,938               7,518
278        Pindle East Apartments                       Multi-Family - Conventional                 4,375               8,250
279        Lake of 610                                  Industrial                                 17,625                   -
280        Ames - Palmer Plaza                          Retail - Anchored                           3,063                   -
281        Grogan's Forest Shopping Center              Retail - Unanchored                             -                   -
282        Bearden Place Shopping Center                Retail - Unanchored                             -                   -
283        56th Street Warehouse                        Industrial                                 48,935               7,601
284        Frys In-Line Space                           Retail - Unanchored                             -               1,140
285        2120 South Oak Park Ave                      Retail - Unanchored                         7,062               1,440
286        Shops on Cumberland                          Retail - Unanchored                             -                   -

                                                           Annual         Current              As of Date
                                                           Deposit        Balance              of
Control                                                    TILC           TILC                 Reserve
No.        Property Name                                   Account ($)    Account ($)          Accounts ($)
==========================================================================================================
274        Lions Lair Travel Park                               -            -                   10/29/98
275        Rite Aid - Richmond                                  -            -                   10/22/98
276        Hartstown Village Apartment Complex                  -            -                   10/21/98
277        6300 Richmond                                   26,103        4,351                   10/22/98
278        Pindle East Apartments                               -            -                   10/22/98
279        Lake of 610                                          -            -                   10/22/98
280        Ames - Palmer Plaza                                  -            -                   10/22/98
281        Grogan's Forest Shopping Center                      -            -                   10/22/98
282        Bearden Place Shopping Center                        -            -                   10/21/98
283        56th Street Warehouse                           10,368        1,728                   10/22/98
284        Frys In-Line Space                               7,104            -                   10/21/98
285        2120 South Oak Park Ave                          3,900          975                   10/22/98
286        Shops on Cumberland                                  -            -                   10/21/98

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

                    Lehman Brothers Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C4

                                 $1,833,159,000
                                  (Approximate)
                              Offered Certificates

                                  [MAP OMITTED]

                                 LEHMAN BROTHERS

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                    Lehman Brothers Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C4

     % C/E
                   -----------------------------------------------
                   Class A-1-a
                   -----------             Class A-2
     27.50%        Class A-1-b
                   ---------------------------------
     22.25%                      Class B
                   ---------------------------------
     17.00%                      Class C
                   ---------------------------------
     11.00%                      Class D
                   ---------------------------------
      9.50%                      Class E
                   ---------------------------------
      7.00%                      Class F
                   ---------------------------------
      4.75%                      Class G                   Class X
                   ---------------------------------
      4.00%                      Class H
                   ---------------------------------
      3.00%                      Class J
                   ---------------------------------
      2.50%                      Class K
                   ---------------------------------
      1.75%                      Class L
                   ---------------------------------
      1.25%                      Class M
                   ---------------------------------
      0.00%                      Class N
                   -----------------------------------------------

==========================================================================================================================
Class         Original         Rating(1)     Description      Coupon      Avg Life(2)      Principal           Legal
              Face ($)                                                      (years)        Window (2)         Status
==========================================================================================================================
A-1-a       $275,000,000       AAA/Aaa         Fixed          5.870          5.085        12/98-08/06         Public
--------------------------------------------------------------------------------------------------------------------------
A-1-b       $693,553,000       AAA/Aaa         Fixed          6.210          9.613        08/06-10/08         Public
--------------------------------------------------------------------------------------------------------------------------
 A-2        $500,000,000       AAA/Aaa         Fixed          6.300          8.388        12/98-10/08         Public
--------------------------------------------------------------------------------------------------------------------------
  B         $106,343,000        AA/Aa2         Fixed          6.360          9.892        10/08-10/08         Public
--------------------------------------------------------------------------------------------------------------------------
  C         $106,344,000         A/A2          Fixed          6.500          9.916        10/08-11/08         Public
--------------------------------------------------------------------------------------------------------------------------
  D         $121,535,000       BBB/Baa2        Fixed          6.500          9.999        11/08-12/08         Public
--------------------------------------------------------------------------------------------------------------------------
  E          $30,384,000      BBB-/Baa3        Fixed          6.500         10.058        12/08-12/08         Public
--------------------------------------------------------------------------------------------------------------------------
  F          $50,640,000       BB+/Ba1         Fixed          6.000         10.058        12/08-12/08      Private, 144A
--------------------------------------------------------------------------------------------------------------------------
  G          $45,576,000         (5)           Fixed          5.600         11.795        12/08-05/13      Private, 144A
--------------------------------------------------------------------------------------------------------------------------
  H          $15,192,000         (5)           Fixed          5.600         14.659        05/13-08/13      Private, 144A
--------------------------------------------------------------------------------------------------------------------------
  J          $20,255,000         (5)           Fixed          5.600         14.932        08/13-09/14      Private, 144A
--------------------------------------------------------------------------------------------------------------------------
  K          $10,128,000         (5)           Fixed          5.600         16.557        09/14-03/16      Private, 144A
--------------------------------------------------------------------------------------------------------------------------
  L          $15,192,000         (5)           Fixed          5.600         18.009        03/16-10/17      Private, 144A
--------------------------------------------------------------------------------------------------------------------------
  M          $10,128,000         (5)           Fixed          5.600         19.351        10/17-06/18      Private, 144A
--------------------------------------------------------------------------------------------------------------------------
  N          $25,320,706         (5)           Fixed          5.600         20.088        06/18-09/23      Private, 144A
--------------------------------------------------------------------------------------------------------------------------
  X       $2,025,590,706(3)    AAAr/Aaa       WAC I/O         0.5638       9.185(4)       12/98-09/23         Public
==========================================================================================================================
Total     $2,025,590,706          --             --             --            --               --               --
==========================================================================================================================

(1)  Anticipated ratings of Standard & Poor's and Moody's.
(2) Assuming among other things, 0% CPR, no losses and that ARD loans pay off on their Anticipated Repayment Date.
(3)   Represents notional amount on Class X.
(4)   Represents average life of notional amount on Class X.
(5)   Not offered hereby.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

CERTAIN OFFERING POINTS

      o     Newly Originated Collateral. The collateral consists of Mortgage
                  Loans with a principal balance (as of the Cut-off Date) of approximately $2.025 billion. All the Mortgage Loans were originated by an affiliate of Lehman Brothers or its approved conduit originators.

      o     Call Protection. 100% of the Mortgage Loans contain call protection provisions. As of the Cut-off Date, 100% of the Mortgage Loans provide for initial lockout period. The weighted average lockout and defeasance period for all loans is 9.96 years. The Mortgage Loans are generally prepayable without penalty between zero to three months from Mortgage Loan maturity or Anticipated Repayment Date ("ARD"), with a weighted average open period of 2 months.

      o     Weighted average lock-out and treasury defeasance of 9.96 years.

      o     No loan delinquent 30 days or more as of the Cut-off Date.

      o     $7,107,336 average loan balance as of the Cut-off Date.

      o     $4,959,482 average loan balance for Conduit component of the mortgage pool as of the Cut-off Date.

      o     1.67x Weighted Average Debt Service Coverage Ratio ("DSCR") as of
                  the Cut-off Date.(1)

      o     65.69% Weighted Average Loan to Value ("LTV") as of the Cut-off
                  Date.(1)

      o     Property Type Diversification. 40.1% Retail (50.1% Anchored, 32.2%
                  Regional Mall, and 17.7% Unanchored), 17.9% Multifamily, 17.9% Hotel, 9.5% Office, 5.5% Office/Industrial, 3.9% Credit Tenant Lease ("CTL"), 3.3% Industrial/Warehouse, 0.8% Self Storage, 0.7% Health Care, 0.3% Manufactured Housing and 0.2% Parking Garage.

      o     Geographic Distribution. The properties are distributed throughout
                  35 states and Puerto Rico. California (19.8%); Texas (11.5%); New York (10.5%); Illinois (9.5%); Florida (8.3%), all other states less than 4% each.

      o     Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy information to the extent delivered by borrowers, will be available to Certificate holders.

      o     Cash Flows will be Modeled on BLOOMBERG.

(Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans as of the Cut-off Date (as to each loan the "Cut-off Date Balance") compared to aggregate pool balance, as of the Cut-off Date (the "Initial Pool Balance"); weighted averages are weighted using Cut-off Date B balance; loans with properties in multiple states have been allocated to certain states based upon "allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.)

(1) Weighted Averages for Cut-off Date LTV and DSC Ratio do not include Credit Tenant Lease Loans.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

RATING AGENCIES:    Moody's and Standard & Poor's.

TRUSTEE:            LaSalle National Bank.

MASTER SERVICER:    First Union National Bank

SPECIAL SERVICER:   Lennar Partners, Inc.

CLOSING DATE:       On or about November 24, 1998.

CUT-OFF DATE:       November 1, 1998 (or for loans with due dates other than the first and for loans originated in November 1998, their due date or origination date in November 1998).

ERISA: Classes A-1-a, A-1-b, A-2 and X are expected to be eligible for Lehman's individual prohibited transaction exemption with respect to ERISA subject to certain conditions for eligibility.

SMMEA: Classes A-1-a, A-1-b, A-2, B and X are "mortgage related securities" for purposes of SMMEA.

PAYMENT: Pays on 15th of each month or, if such date is not a business day, then the following business day, commencing December 15, 1998.

THE CLASS X:        The Class X is comprised of multiple components, one
                    relating to each class of Sequential Pay Certificates.

OPTIONAL CALL:      1% Clean-up Call.

MORTGAGE LOANS:     The mortgage loans were originated by an affiliate of Lehman
                    Brothers, or its approved conduit originators. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 6.84% and a remaining weighted average maturity ("WAM") of 121 months (assuming that the ARD loans mature on their ARD date). See the Collateral Overview
                    Tables at the end of this memo for more Mortgage Loan details.

LOAN GROUPS:        The collateral consists of two loan groups allocated by cash flow:
                    Group 1 consists of 229 loans (totaling $1,716,490,256 of
                    Mortgage Loans secured by first liens on commercial and multifamily properties). Group 2 consists of 56 loans
                    (totaling $309,100,450 of Mortgage Loans secured by first liens on multifamily properties).

THE A-1 CLASSES:    The A-1 Classes are backed by 84% of the cash flows of the
                    Group 1.

CLASS A-2:          Class A-2 is backed by 100% of the cash flows from Group 2 and approximately 16% of the cash flows from Group 1.

CREDIT ENHANCEMENT: Credit enhancement for each class of Certificates will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

DISTRIBUTIONS:      Principal and interest payments will generally be made to
                    Certificate holders in the following order: Principal and interest payments from Group 1 will be applied in the following manner:

                      1)  Interest to the A-1 Classes pro rata,
                      2) 84% of Principal to the A-1 Classes sequentially and 16% to the A-2 Class until retired *,
                      3) After the A-1 Classes are retired Principal to the Class A-2 until all Class A Certificates are retired,
                      4) Interest to Class B, then Principal to Class B until such Class is retired,
                      5) Interest to Class C, then Principal to Class C until such Class is retired,
                      6) Interest to Class D, then Principal to Class D until such Class is retired,
                      7) Interest to Class E, then Principal to Class E until such Class is retired,
                      8) Interest and Principal to the Private Classes, sequentially.

                      *Pro rata if Classes B through N are retired.

                    Principal and interest payments from Group 2 will be applied in the following manner:

                      1)  Interest to Class A-2,
                      2)  Principal to Class A-2,
                      3) Upon the retirement of Class A-2, all remaining Group 2 cash flow will be combined with Group 1 cash flow and will be applied as set forth above..

REALIZED LOSSES:    Realized Losses from any Mortgage Loan will be allocated in reverse sequential order (i.e. Classes N, M, L, K, J, H, G,
                    F, E, D, C and B, in that order). If Classes B through N have been retired by losses, Realized Losses shall be applied to the then existing A Classes pro-rata.

APPRAISAL
REDUCTIONS:         With respect to certain specially serviced Mortgage Loans as to which an appraisal is required; generally (including any Mortgage Loan that becomes 90 days delinquent), an Appraisal
                    Reduction Amount may be created, in the amount, if any, by which the Stated Principal Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related Mortgaged Property. The Appraisal Reduction
                    Amount will reduce proportionately the interest portion of any P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal Balance Certificates outstanding. The Appraisal
                    Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for twelve months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

MINIMUM DENOMINATIONS:

                                            Minimum      Increments
                Classes                  Denomination    Thereafter    Delivery
--------------------------------------------------------------------------------
   A-1-a, A-1-b, A-2, B, C, D, and E        $10,000          $1          DTC
--------------------------------------------------------------------------------
                   X                       $250,000          $1          DTC

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUMS FOR AGGREGATE POOL*

=============================================================================================================================
  Prepayment       12/98    12/99    12/00    12/01    12/02     12/03     12/04    12/05   12/06    12/07    12/08    12/09
    Premium
-----------------------------------------------------------------------------------------------------------------------------
Lock-out / Def.   100.0%   100.0%    99.7%    99.5%    98.3%     98.2%     97.9%    98.2%   98.2%    96.4%    94.3%    94.1%
-----------------------------------------------------------------------------------------------------------------------------
      YM                             0.3%     0.3%     1.6%       1.6%     1.6%     1.8%    1.8%     1.5%     5.7%     5.9%
=============================================================================================================================
  Sub Total:      100.0%   100.0%   100.0%    99.8%    99.8%     99.8%     99.5%    99.9%   99.9%    97.9%   100.0%   100.0%
=============================================================================================================================

=============================================================================================================================
      5%                                      0.2%
-----------------------------------------------------------------------------------------------------------------------------
      4%                                               0.2%
-----------------------------------------------------------------------------------------------------------------------------
      3%                                                          0.2%     0.1%     0.1%
-----------------------------------------------------------------------------------------------------------------------------
      2%                                                                   0.2%             0.1%
-----------------------------------------------------------------------------------------------------------------------------
      1%                                                                                             0.1%
-----------------------------------------------------------------------------------------------------------------------------
     Open                                                                  0.2%                      2.1%
=============================================================================================================================
    Total:        100.0%   100.0%   100.0%   100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%   100.0%   100.0%
=============================================================================================================================

* % represents % of then outstanding balance as of the date shown utilizing Cut-off Date balances.

PREPAYMENT PREMIUMS FOR GROUP 1*

=============================================================================================================================
  Prepayment       12/98    12/99     12/00    12/01    12/02    12/03      12/04    12/05   12/06    12/07    12/08    12/09
    Premium
-----------------------------------------------------------------------------------------------------------------------------
Lock-out / Def.   100.0%   100.0%    100.0%    99.7%    98.5%    98.4%      98.3%    98.5%   98.5%    96.4%    94.0%    93.8%
-----------------------------------------------------------------------------------------------------------------------------
      YM                                       0.1%     1.3%      1.4%      1.4%     1.5%    1.5%     1.5%     6.0%     6.2%
=============================================================================================================================
  Sub Total:      100.0%   100.0%    100.0%    99.8%    99.8%    99.8%      99.7%    99.9%   99.9%    97.9%   100.0%   100.0%
=============================================================================================================================

=============================================================================================================================
      5%                                       0.2%
-----------------------------------------------------------------------------------------------------------------------------
      4%                                                0.2%
-----------------------------------------------------------------------------------------------------------------------------
      3%                                                          0.2%      0.1%     0.1%
-----------------------------------------------------------------------------------------------------------------------------
      2%                                                                    0.2%             0.1%
-----------------------------------------------------------------------------------------------------------------------------
      1%                                                                                              0.1%
-----------------------------------------------------------------------------------------------------------------------------
     Open                                                                                             2.1%
=============================================================================================================================
    Total:        100.0%   100.0%    100.0%   100.0%   100.0%    100.0%    100.0%   100.0%  100.0%   100.0%   100.0%   100.0%
=============================================================================================================================

* % represents % of then outstanding balance as of the date shown utilizing Cut-off Date balances.

PREPAYMENT PREMIUMS FOR GROUP 2*

=============================================================================================================================
  Prepayment       12/98    12/99     12/00    12/01    12/02    12/03      12/04    12/05   12/06    12/07    12/08    12/09
    Premium
-----------------------------------------------------------------------------------------------------------------------------
Lock-out / Def.   100.0%   100.0%     98.3%    98.3%    97.2%    97.1%      95.7%    96.1%   96.1%    96.3%   100.0%   100.0%
-----------------------------------------------------------------------------------------------------------------------------
      YM                              1.7%     1.7%     2.8%      2.9%      2.9%     3.9%    3.9%     1.6%
=============================================================================================================================
  Sub Total:      100.0%   100.0%    100.0%   100.0%   100.0%    100.0%     98.6%   100.0%  100.0%    97.9%   100.0%   100.0%
=============================================================================================================================

=============================================================================================================================
     Open                                                                   1.4%                      2.1%
=============================================================================================================================
    Total:        100.0%   100.0%    100.0%   100.0%   100.0%    100.0%    100.0%   100.0%  100.0%   100.0%   100.0%   100.0%
=============================================================================================================================

* % represents % of then outstanding balance as of the date shown utilizing Cut-off Date balances.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

OPEN PREPAYMENT PERIOD AT END OF LOAN (i.e. Prior to Maturity Date or ARD, as applicable) FOR AGGREGATE POOL:

   ======================================================================
     Open Period at End        Number of Loans            % of Initial
         Of  Loan*                                        Pool Balance
   ======================================================================
           None                      40                        33.97%
   ----------------------------------------------------------------------
         1 Month                     17                        10.07%
   ----------------------------------------------------------------------
         2 Months                     1                         0.25%
   ----------------------------------------------------------------------
         3 Months                   199                        48.22%
   ----------------------------------------------------------------------
         4 Months                     7                         2.12%
   ----------------------------------------------------------------------
         5 Months                     1                         0.16%
   ----------------------------------------------------------------------
         6 Months                    20                         5.20%
   ======================================================================
          Total:                    285                       100.00%
   ======================================================================
           * Weighted average open period at end of loan is 2 months.

OPEN PREPAYMENT PERIOD AT END OF LOAN (i.e. Prior to Maturity Date or ARD, as applicable) FOR GROUP 1:

   ======================================================================
     Open Period at End        Number of Loans            % of Initial
         Of  Loan*                                        Pool Balance
   ======================================================================
           None                      38                        39.43%
   ----------------------------------------------------------------------
         1 Month                     12                        10.91%
   ----------------------------------------------------------------------
         2 Months                     1                         0.30%
   ----------------------------------------------------------------------
         3 Months                   160                        43.60%
   ----------------------------------------------------------------------
         4 Months                     3                         1.09%
   ----------------------------------------------------------------------
         6 Months                    15                         4.68%
   ======================================================================
          Total:                    229                       100.00%
   ======================================================================
           * Weighted average open period at end of loan is 2 months.

OPEN PREPAYMENT PERIOD AT END OF LOAN (i.e. Prior to Maturity Date or ARD, as applicable) FOR GROUP 2:

   ======================================================================
     Open Period at End        Number of Loans            % of Initial
         Of  Loan*                                        Pool Balance
   ======================================================================
           None                       2                         3.70%
   ----------------------------------------------------------------------
         1 Month                      5                         5.43%
   ----------------------------------------------------------------------
         3 Months                    39                        73.90%
   ----------------------------------------------------------------------
         4 Months                     4                         7.83%
   ----------------------------------------------------------------------
         5 Months                     1                         1.07%
   ----------------------------------------------------------------------
         6 Months                     5                         8.07%
   ======================================================================
          Total:                     56                        100.00%
   ======================================================================
            *Weighted average open period at end of loan is 3 months.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

                  The Yield Maintenance prepayment premium will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the prepaid Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

                  General Yield Maintenance Example for Group 1 Mortgage Loan:
                  Assuming the structure presented in the beginning of this memo, that a Group 1 Mortgage Loan prepays, so Class A-1-a and Class A-2 are the only classes entitled to principal and the following assumptions: Mortgage Loan Characteristics of Group 1 Mortgage Loan being prepaid:

                                      Balance          $10,000,000
                                       Coupon          7.00%
                                     Maturity          10 yrs (December 1, 2008)
                  Treasury Rate (monthly)              4.50%
                  Certificate Characteristics
                          Class A-1-a Coupon           6.35%
                          Class A-2 Coupon             6.35%
                  Discount Rate Fraction Example:

=================================================================================================================================
                                                            Class A-1-a                   Class A-2                 Class X
                                                            Certificates                 Certificates             Certificates
=================================================================================================================================
Principal Payment                                           $8,400,000                    $1,600,000                  N/A
---------------------------------------------------------------------------------------------------------------------------------
Discount Rate Fraction Calculation (ii)                  (6.35% - 4.50%) /            (6.35% - 4.50%) /
(Class A-1-a Coupon - Reinvestment Yield) /              (7.00% - 4.50%) =            (7.00% - 4.50%) =          (100% - 74%) =
(Gross Mortgage Rate - Reinvestment Yield) =              1.85% / 2.50% =              1.85% / 2.50% =
Discount Rate Fraction =                                       74.0%                           74.0%                  26%
---------------------------------------------------------------------------------------------------------------------------------
% of Total Principal Distribution (iii)              8,400,000 / 10,000,000 =      1,600,000 / 10,000,000 =           N/A
                                                                84%                          16%
---------------------------------------------------------------------------------------------------------------------------------
% of Premium allocated to Classes (ii * iii)           74% * 84% = 62.16%            74% * 16% = 11.84%             26.0%
=================================================================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

                  The Yield Maintenance prepayment premium will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the prepaid Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

                  General Yield Maintenance Example for Group 2 Mortgage Loan:

                  Assuming the structure presented in the beginning of this memo, that a Group 2 Mortgage Loan prepays, so Class A-2 is the only class entitled to principal and the following assumptions: Mortgage Loan Characteristics of Group 2 Mortgage Loan being prepaid:

                          Balance                      $10,000,000
                          Coupon                       7.00%
                          Maturity                     10 yrs (December 1, 2008)
                  Treasury Rate (monthly)              4.50%
                  Certificate Characteristics
                          Class A-1-a Coupon           6.35%
                          Class A-2 Coupon             6.35%
                  Discount Rate Fraction Example:

===========================================================================================
                                                      Class A-2                Class X
                                                    Certificates             Certificates
===========================================================================================
Principal Payment                                    $10,000,000                 N/A
-------------------------------------------------------------------------------------------
Discount Rate Fraction Calculation (ii)           (6.35% - 4.50%) /
(Class A-2 Coupon - Reinvestment Yield) /         (7.00% - 4.50%) =        (100% - 74%) =
(Gross Mortgage Rate - Reinvestment Yield) =       1.85% / 2.50% =
Discount Rate Fraction =                                74.0%                   26.0%
-------------------------------------------------------------------------------------------
% of Total Principal Distribution (iii)                 100%                     N/A
-------------------------------------------------------------------------------------------
% of Premium allocated to Classes (ii * iii)      74% * 100% = 74%             26.0%
===========================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

CREDIT TENANT LEASE LOANS:

                  Credit Tenant Lease Loans are secured by mortgages on properties which are leased (each a "Credit Tenant Lease") to a tenant which possesses (or whose parent or other affiliate which guarantees the lease obligation possesses) the rating indicated in the following table. Scheduled monthly rent payments under the Credit Tenant Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Tenant Lease Loans.

                  The Credit Tenant Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property:

                        (i) the Tenant is obligated to continue making payments;

                        (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or

                        (iii) the Trustee on behalf of the Certificate holders
                              will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

                  Approximately 3.9% of the Mortgage Loans and 4.6% of the Group 1 Mortgage Loans are Credit Tenant Lease Loans.

CREDIT TENANT LEASE LOANS:

=========================================================================================================
   Tenant / Guarantor            Number of     Cut-off Date     Lease     Credit Rating     Credit Rating
                                   Loans       Balance ($)     Type(1)      (Moody's)           (S&P)
=========================================================================================================
    Kmart                            3         $11,834,934       NNN           Ba2               BB
---------------------------------------------------------------------------------------------------------
    Food Lion                        2         $11,595,033       NNN            A3               A-
---------------------------------------------------------------------------------------------------------
    Garden Ridge                     1         $10,377,575       NNN          N/A(3)           N/A(3)
---------------------------------------------------------------------------------------------------------
    Walgreens                        3          $9,705,019       NN            Aa3               A+
---------------------------------------------------------------------------------------------------------
    CVS                              6          $9,658,555       NN             A3               A-
---------------------------------------------------------------------------------------------------------
    Eckerd(2)                        3          $7,974,406       NNN            A2                A
---------------------------------------------------------------------------------------------------------
    Rite Aid                         3          $5,560,672       NN            Baa1             BBB+
---------------------------------------------------------------------------------------------------------
    Bell Atlantic of Virginia        1          $4,132,482        B             A1               AA
---------------------------------------------------------------------------------------------------------
    Staples                          1          $2,640,770       NN            Baa2             BBB-
---------------------------------------------------------------------------------------------------------
    Revco / CVS(4)                   1          $2,440,922       NN             A3               A-
---------------------------------------------------------------------------------------------------------
    Southland (7-11)(5)              1          $1,462,648       NN            Ba1               BB+
---------------------------------------------------------------------------------------------------------
    IHOP                             1          $1,375,000       NNN          N/A(3)           N/A(3)
=========================================================================================================
    Total:                           26        $78,758,016       --                              --
=========================================================================================================

Unless otherwise indicated, such ratings were the highest long term senior unsecured rating assigned to the applicable tenant or guarantor, as applicable, by Moody's and Standard & Poor's, respectively. See "Description of the Mortgage Pool-Credit Tenant Lease Loans" in the Prospectus Supplement.

(1) "NNN" means triple net lease; "NN" means double net lease; "B" means bond type lease.
(2) Based upon the rating of Eckerd's parent, J.C. Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations. Eckerd Greensboro and Eckerd San Antonio, with a total Cut-Off Balance of $5,453,702, are triple net leased and Eckerd Chattanooga, with a Cut-Off Balance $2,520,704, is double leased.
(3)   Not publicly available.
(4) Based upon the rating of Revco's parent, CVS, although it has made no explicit guaranty of Revco's obligations.
(5)   Senior unsecured credit facilities.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

RESERVES FOR AGGREGATE POOL:

The below table relates only to Conduit loans and excludes all CTL loans as well as the Large Loans.

=========================================================================================
                                   % of Conduit Loans   Current Balance    Annual Deposit
                                    w/Annual Escrows
-----------------------------------------------------------------------------------------
Replacement Reserves                    95.6%             $1,652,713           $6,854,795
-----------------------------------------------------------------------------------------
Taxes                                   89.4%             $8,924,206          $16,242,736
-----------------------------------------------------------------------------------------
Insurance                               84.9%             $1,551,093           $2,859,848
-----------------------------------------------------------------------------------------
T1 & LC (Retail)                        67.8%             $1,223,861           $2,562,776
-----------------------------------------------------------------------------------------
TI & LC (Office)                        89.7%               $694,784           $2,188,497
-----------------------------------------------------------------------------------------
TI & LC (Industrial/Warehouse)          78.6%               $307,515             $460,716
=========================================================================================

RESERVES FOR GROUP 1:

The below table relates only to Conduit loans and excludes all CTL loans as well as the Large Loans.

=========================================================================================
                                   % of Conduit Loans    Current Balance   Annual Deposit
                                    w/Annual Escrows
-----------------------------------------------------------------------------------------
Replacement Reserves                      94.1%             $927,639           $4,368,100
-----------------------------------------------------------------------------------------
Taxes                                     86.0%           $6,409,959          $11,482,854
-----------------------------------------------------------------------------------------
Insurance                                 82.1%           $1,052,057           $1,978,476
-----------------------------------------------------------------------------------------
TI & LC (Retail)                          67.8%           $1,223,861           $2,562,776
-----------------------------------------------------------------------------------------
TI & LC (Office)                          89.7%             $694,784           $2,188,497
-----------------------------------------------------------------------------------------
TI & LC (Industrial/Warehouse)            78.6%             $307,515             $460,716
=========================================================================================

RESERVES FOR GROUP 2:

=========================================================================================
                                       % of Loans        Current Balance   Annual Deposit
                                    w/Annual Escrows
-----------------------------------------------------------------------------------------
Replacement Reserves                   100.0%               $725,074           $2,486,695
-----------------------------------------------------------------------------------------
Taxes                                  100.0%             $2,514,247           $4,759,882
-----------------------------------------------------------------------------------------
Insurance                               93.3%               $499,036             $881,372
=========================================================================================

CASH MANAGEMENT:

===============================================================================================================================
                               Aggregate Pool                          Group 1                             Group 2
-------------------------------------------------------------------------------------------------------------------------------
Hard Lockbox           11.0% of Initial Pool Balance        13.0% of Initial Group Balance                   N/A
-------------------------------------------------------------------------------------------------------------------------------
Springing Lockbox      85.6% of Initial Pool Balance        83.7% of Initial Group Balance      95.8% of Initial Group Balance
-------------------------------------------------------------------------------------------------------------------------------
N/A                     3.4% of Initial Pool Balance         3.3% of Initial Group Balance       4.2% of Initial Group Balance
===============================================================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

LARGE LOANS:        There are 6 loans with a Cut-off Date principal balance in excess of $50 million. The following table provides a summary of 6 largest loans (the "Large Loans").

Large Loan Mortgage Loan Summary:

============================================================================================================================
     Mortgage         Property        # of       Cut-off Date     Coupon     Original    Amortization     DSCR        LTV
       Loan             Type       Properties      Balance                     Term          Term
============================================================================================================================
Omni / TRT             Hotel            5        $249,347,368      6.25%       120           300          2.34x      49.89%
----------------------------------------------------------------------------------------------------------------------------
Ontario Mills         Regional          1        $145,000,000      6.75%       120           360          1.73x      58.00%
                        Mall
----------------------------------------------------------------------------------------------------------------------------
Arden               Office/R&D/        12        $111,200,000      6.61%       118       57 I/O / 300     2.35x      47.32%
                     Industrial
----------------------------------------------------------------------------------------------------------------------------
Fresno Fashion        Regional          1         $69,000,000      6.52%       120           360          1.74x      60.69%
Fair Mall               Mall
----------------------------------------------------------------------------------------------------------------------------
Bayside                Retail           1         $62,936,317      5.92%       121           360          1.80x      61.71%
----------------------------------------------------------------------------------------------------------------------------
Inland                 Retail          12         $54,600,000      6.36%       120           I/O          2.74x      51.51%
============================================================================================================================
      Total /            --            32        $692,083,685      6.42%       120            --          2.14x      53.46%
  Weighted Ave.:
============================================================================================================================

Omni / TRT:

================================================================================
Cut-Off Date Balance:  $249,347,368
--------------------------------------------------------------------------------
Coupon:                6.25%
--------------------------------------------------------------------------------
Term/Am:               120/300
--------------------------------------------------------------------------------
Sponsor:               TRT Holding Inc. / Omni Hotels
--------------------------------------------------------------------------------
Properties:            5 Full Service Omni Hotels
--------------------------------------------------------------------------------
Size:                  1,858 rooms
--------------------------------------------------------------------------------
Locations:             IL, NY, TX
--------------------------------------------------------------------------------
Appraised Value:       $499,800,000
--------------------------------------------------------------------------------
LTV:                   49.89%
--------------------------------------------------------------------------------
DSCR:                  2.34x
--------------------------------------------------------------------------------
Lockbox:               Springing, if DSCR falls below 1.50x
--------------------------------------------------------------------------------
Reserves:              Ongoing taxes, insurance,  and 3.5% FF&E and an
                       approximate $2.7 million letter of credit to cover one
                       month's payments for tax, insurance,  FF&E and debt
                       service.
================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Ontario Mills:

================================================================================
Cut-Off Date Balance:      $145,000,000
--------------------------------------------------------------------------------
Coupon:                    6.75%
--------------------------------------------------------------------------------
Term/Am:                   120/360
--------------------------------------------------------------------------------
Sponsor:                   Simon Property Group, The Mills Corporation, Kan Am
--------------------------------------------------------------------------------
Anchors:                   AMC Entertainment, JC Penney, Sports Authority,
                           Burlington Coat Factory, Marshalls
--------------------------------------------------------------------------------
Property:                  Super Regional Mall
--------------------------------------------------------------------------------
Size:                      1,220,625 SF
--------------------------------------------------------------------------------
Location:                  Ontario, CA
--------------------------------------------------------------------------------
Appraised Value:           $250,000,000
--------------------------------------------------------------------------------
LTV:                       58.00%
--------------------------------------------------------------------------------
DSCR:                      1.73x
--------------------------------------------------------------------------------
Lockbox:                   Springing, if DSCR falls below 1.25x
--------------------------------------------------------------------------------
Reserves:                  Ongoing taxes and insurance reserves
================================================================================

Arden:

================================================================================
Cut-Off Date Balance:      $111,200,000
--------------------------------------------------------------------------------
Coupon:                    6.61%
--------------------------------------------------------------------------------
Term/Am:                   118 / 57 I/O/300
--------------------------------------------------------------------------------
Sponsor:                   Arden Realty, Inc.
--------------------------------------------------------------------------------
Properties:                12 Suburban Office, R&D and Industrial Properties
--------------------------------------------------------------------------------
Size:                      2,239,948 SF
--------------------------------------------------------------------------------
Location:                  CA
--------------------------------------------------------------------------------
Value:                     $235,000,000 based upon 9.0% cap rate on Lehman
                           Underwritten NOI
--------------------------------------------------------------------------------
LTV:                       47.32%
--------------------------------------------------------------------------------
DSCR(1):                   2.35x
--------------------------------------------------------------------------------
Lockbox:                   Springing, if DSCR falls below 1.50x
--------------------------------------------------------------------------------
Reserves:                  Ongoing taxes, insurance, and a $3,270,000
                           replenishing capital expenditure, tenant improvement,
                           leasing commissions and capital expenditures reserve.
================================================================================
(1) DSCR shown is based upon the required debt service period during the loan's IO period.

Fresno Fashion Fair Mall:

================================================================================
Cut-Off Date Balance:      $69,000,000
--------------------------------------------------------------------------------
Coupon:                    6.52%
--------------------------------------------------------------------------------
Term/Am:                   120/360
--------------------------------------------------------------------------------
Sponsor:                   The Macerich Company
--------------------------------------------------------------------------------
Anchors:                   Macy's, JC Penney, Gottschalk's
--------------------------------------------------------------------------------
Property:                  Regional Mall
--------------------------------------------------------------------------------
Size:                      881,413 SF
--------------------------------------------------------------------------------
Location:                  Fresno, CA
--------------------------------------------------------------------------------
Value:                     $113,693,000 based upon 8.5% cap rate on Lehman
                           Underwritten NOI
--------------------------------------------------------------------------------
LTV:                       60.69%
--------------------------------------------------------------------------------
DSCR:                      1.74x
--------------------------------------------------------------------------------
Lockbox:                   Springing, if DSCR falls to or below 1.35x
--------------------------------------------------------------------------------
Reserves:                  Taxes and insurance if lockbox triggered
================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Bayside:

================================================================================
Cut-Off Date Balance:      $62,936,317
--------------------------------------------------------------------------------
Coupon:                    5.92%
--------------------------------------------------------------------------------
Term/Am:                   121/360
--------------------------------------------------------------------------------
Sponsor:                   The Rouse Company
--------------------------------------------------------------------------------
Anchors:                   Hard Rock Cafe, The Limited, Warner Brothers Store
--------------------------------------------------------------------------------
Property:                  Festival Marketplace and adjacent parking garage
--------------------------------------------------------------------------------
Size:                      230,781 SF
--------------------------------------------------------------------------------
Location:                  Miami, FL
--------------------------------------------------------------------------------
Value(1):                  $101,980,000
--------------------------------------------------------------------------------
LTV(1):                    61.71%
--------------------------------------------------------------------------------
DSCR:                      1.80x
--------------------------------------------------------------------------------
Lockbox                    Hard
--------------------------------------------------------------------------------
Reserves:                  Ongoing taxes, insurance, replacement reserves,
                           tenant improvements, and leasing commissions.
================================================================================
(1) Bayside has an appraised value of $116,000,000. For purposes of calculating LTV this value has been adjusted to $101,980,000 to reflect the existence of municipal bond financing on the adjacent parking garage.

Inland:

================================================================================
Cut-Off Date Balance:      $54,600,000
--------------------------------------------------------------------------------
Coupon:                    6.36%
--------------------------------------------------------------------------------
Term/Am:                   120/IO
--------------------------------------------------------------------------------
Sponsor:                   Inland Real Estate Company
--------------------------------------------------------------------------------
Anchors:                   Wal-Mart, The Gap, Dominick's, Pier One
--------------------------------------------------------------------------------
Properties:                12 Community and Neighborhood Shopping Centers
--------------------------------------------------------------------------------
Size:                      1,196,551 SF
--------------------------------------------------------------------------------
Location:                  IL, MN, IN, WI
--------------------------------------------------------------------------------
Appraised Value:           $105,995,000
--------------------------------------------------------------------------------
LTV:                       51.51%
--------------------------------------------------------------------------------
DSCR:                      2.74x
--------------------------------------------------------------------------------
Lockbox                    Springing, If DSCR falls below 1.50x
--------------------------------------------------------------------------------
Reserves:                  Ongoing taxes.  Tenant improvements and leasing
                           commissions if lockbox triggered
================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

ANTICIPATED REPAYMENT DATE LOANS:

                    Mortgage Loans representing 35.16% of the Initial Pool Balance provided that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and are treated like balloon loans that mature on the ARD.

DETAILED MONTHLY INVESTOR REPORTING:

                    Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificate holders through the Trustee. The following is a list of all the reports that will be available to Certificate holders:

              Name of Report                              Description (information provided)
----------------------------------------------------------------------------------------------------------------
1    Remittance Report                         Principal and interest distributions, principal balances
----------------------------------------------------------------------------------------------------------------
2    Mortgage Loan Status Report               Portfolio stratifications
----------------------------------------------------------------------------------------------------------------
3    Comparative Financial Status Report       Revenue, NOI, DSCR to the extent available
----------------------------------------------------------------------------------------------------------------
4    Delinquent Loan Status Report             Listing of delinquent mortgage loans
----------------------------------------------------------------------------------------------------------------
5    Historical Loan Modification Report       Information on modified mortgage loans
----------------------------------------------------------------------------------------------------------------
6    Historical Loss Estimate Report           Liquidation proceeds, expenses, and realized losses
----------------------------------------------------------------------------------------------------------------
7    REO Status Report                         NOI and value of REO
----------------------------------------------------------------------------------------------------------------
8    Watch List                                Listing of loans in jeopardy of becoming Specially Serviced
----------------------------------------------------------------------------------------------------------------
9    Loan Payoff Notification Report           Listing of loans where borrower has requested a pay-off statement

ADVANCING:          The Master Servicer will be obligated to make advances of
                    scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal Reduction
                    Amounts) and certain servicing expenses ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related loan. If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS:  A majority of Certificate holders of the Controlling Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class will, subject to certain limitations, be entitled to replace the Special Servicer.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SPECIAL SERVICER
FLEXIBILITY:        The Pooling and Servicing Agreement will generally permit
                    the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and
                    (b) among other things, such modification, waiver or amendment will not, subject to certain exceptions:

                        (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;

                        (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;

                        (iii) except as expressly provided by the related
                              Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or;

                        (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                 AGGREGATE POOL

                             GENERAL CHARACTERISTICS
           ==========================================================
                Characteristics
           ==========================================================
              Initial Pool Balance                $2,025,590,706
           ----------------------------------------------------------
                Number of Loans                        285
           ----------------------------------------------------------
                   Gross WAC                          6.840%
           ----------------------------------------------------------
                  Original WAM                      123 months
           ----------------------------------------------------------
                 Remaining WAM                      121 months
           ----------------------------------------------------------
               Avg. Loan Balance                    $7,107,336
           ----------------------------------------------------------
                    WA DSCR*                          1.67x
           ----------------------------------------------------------
           WA Cut-off Date LTV Ratio*                 65.69%
           ----------------------------------------------------------
              Balloon or ARD Loans                    97.17%
           ==========================================================
           *  Excludes CTL loans

                                PROPERTY TYPES
           ==========================================================
                    Property                     % of Initial Pool
                      Types                           Balance
           ==========================================================
                     Retail                          40.12%
           ----------------------------------------------------------
                   Multifamily                       17.94%
           ----------------------------------------------------------
                      Hotel                          17.90%
           ----------------------------------------------------------
                     Office                           9.46%
           ----------------------------------------------------------
                Office/Industrial                     5.49%
           ----------------------------------------------------------
                       CTL                            3.89%
           ----------------------------------------------------------
              Industrial/Warehouse                    3.33%
           ----------------------------------------------------------
                  Self Storage                        0.76%
           ----------------------------------------------------------
                   Health Care                        0.70%
           ----------------------------------------------------------
              Manufactured Housing                    0.25%
           ----------------------------------------------------------
                 Parking Garage                       0.16%
           ==========================================================
                     Total:                         100.00%
           ==========================================================

                          DEAL SUMMARY BY PROPERTY TYPE

====================================================================================================================================
       Property Type     # of      Aggregate        % of         Average      Gross    Rem.     WA       WA          WA      Balloon
                         Loans    Cut-off Date  Initial Pool  Cut-off Date     WAC     WAM     LTV     DSCR(1)    Occupancy     %
                                   Balance ($)    Balance      Balance ($)     (%)    (mos)  Ratio(1)            Rate(%)(2)
====================================================================================================================================
Retail                    108     $812,726,976     40.1%        $7,525,250    6.83%    123    66.33%    1.62x      97.00%    39.43%
------------------------------------------------------------------------------------------------------------------------------------
    Anchored               55     $407,508,749     20.1%        $7,409,250    6.80%    125    68.26%    1.65x      96.62%    20.12%
------------------------------------------------------------------------------------------------------------------------------------
    Unanchored             50     $143,574,532     7.1%         $2,871,491    7.13%    138    71.71%    1.43x      95.51%     6.40%
------------------------------------------------------------------------------------------------------------------------------------
    Regional Mall          3      $261,643,694     12.9%       $87,214,565    6.70%    112    60.37%    1.69x      98.42%    12.92%
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                64     $363,314,293     17.9%        $5,676,786    6.89%    109    75.26%    1.39x      94.28%    17.94%
------------------------------------------------------------------------------------------------------------------------------------
Hotel                      16     $362,572,315     17.9%       $22,660,770    6.60%    118    54.88%    2.09x        NAP     17.73%
------------------------------------------------------------------------------------------------------------------------------------
    Full Service           4      $276,807,744     13.7%       $69,201,936    6.32%    118    50.81%    2.27x        NAP     13.67%
------------------------------------------------------------------------------------------------------------------------------------
    Limited Service        12      $85,764,571     4.2%         $7,147,048    7.48%    116    67.99%    1.51x        NAP      4.07%
------------------------------------------------------------------------------------------------------------------------------------
Office                     44     $191,679,298     9.5%         $4,356,348    7.13%    108    72.60%    1.36x      96.50%     9.46%
------------------------------------------------------------------------------------------------------------------------------------
Office/Industrial          1      $111,200,000     5.5%       $111,200,000    6.61%    114    47.32%    2.35x      93.99%     5.49%
------------------------------------------------------------------------------------------------------------------------------------
CTL                        26      $78,758,016     3.9%         $3,029,154    7.15%    228     NAP       NAP       100.00%    2.09%
------------------------------------------------------------------------------------------------------------------------------------
Industrial/W'hse           16      $67,464,779     3.3%         $4,216,549    7.09%    108    72.41%    1.37x      96.00%     3.16%
------------------------------------------------------------------------------------------------------------------------------------
Self Storage               5       $15,393,022     0.8%         $3,078,604    7.13%    134    69.23%    1.51x      95.55%     0.76%
------------------------------------------------------------------------------------------------------------------------------------
Health Care                1       $14,138,000     0.7%        $14,138,000    7.15%    116    74.80%    1.37x      90.80%     0.70%
------------------------------------------------------------------------------------------------------------------------------------
Manf'd Housing             3        $5,107,564     0.3%         $1,702,521    7.11%    118    76.12%    1.32x      90.87%     0.25%
------------------------------------------------------------------------------------------------------------------------------------
Parking Garage             1        $3,236,444     0.2%         $3,236,444    7.26%    116    51.37%    1.49x      94.07%     0.16%
====================================================================================================================================
Total / Avg / Wtd.Avg:    285   $2,025,590,706    100.0%        $7,107,336    6.84%    121    65.69%    1.67x      96.16%    97.17%
====================================================================================================================================

(1)  Excludes credit tenant lease loans.
(2)  Excludes hotels.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                 AGGREGATE POOL

                             LOAN SIZE DISTRIBUTION
================================================================================
     Cut-off Date Balance Ranges            # of            % of Initial
                 ($)                       Loans            Pool Balance
================================================================================
         0.01 - 2,000,000.00                 68                4.99%
--------------------------------------------------------------------------------
     2,000,000.01 - 4,000,000.00            110               15.80%
--------------------------------------------------------------------------------
     4,000,000.01 - 6,000,000.00             48               11.95%
--------------------------------------------------------------------------------
     6,000,000.01 - 8,000,000.00             18                6.24%
--------------------------------------------------------------------------------
    8,000,000.01 - 10,000,000.00             10                4.35%
--------------------------------------------------------------------------------
    10,000,000.01 - 15,000,000.00            13                7.85%
--------------------------------------------------------------------------------
    15,000,000.01 - 20,000,000.00            7                 6.02%
--------------------------------------------------------------------------------
    20,000,000.01 - 30,000,000.00            2                 2.49%
--------------------------------------------------------------------------------
    30,000,000.01 - 40,000,000.00            1                 1.52%
--------------------------------------------------------------------------------
    40,000,000.01 - 50,000,000.00            2                 4.62%
--------------------------------------------------------------------------------
    50,000,000.01 - 60,000,000.00            1                 2.70%
--------------------------------------------------------------------------------
    60,000,000.01 - 70,000,000.00            2                 6.51%
--------------------------------------------------------------------------------
   110,000,000.01 - 112,000,000.00           1                 5.49%
--------------------------------------------------------------------------------
   144,000,000.01 - 248,000,000.00           1                 7.16%
--------------------------------------------------------------------------------
          248,000,000.01 >=                  1                12.31%
================================================================================
               Total:                       285               100.00%
================================================================================

                             GROSS RATE DISTRIBUTION
          =========================================================
           Gross Rate Ranges                          % of Initial
                  (%)                                 Pool Balance
          =========================================================
             5.751 - 6.000                                3.19%
          ---------------------------------------------------------
             6.001 - 6.250                               12.71%
          ---------------------------------------------------------
             6.251 - 6.500                                4.47%
          ---------------------------------------------------------
             6.501 - 6.750                               22.92%
          ---------------------------------------------------------
             6.751 - 7.000                               21.52%
          ---------------------------------------------------------
             7.001 - 7.250                               23.86%
          ---------------------------------------------------------
             7.251 - 7.500                                5.34%
          ---------------------------------------------------------
             7.501 - 7.750                                2.72%
          ---------------------------------------------------------
             7.751 - 8.000                                2.40%
          ---------------------------------------------------------
             8.001 - 8.250                                0.36%
          ---------------------------------------------------------
             8.751 - 9.000                                0.51%
          =========================================================
                 Total:                                 100.00%
          =========================================================

                         REMAINING TERM TO MATURITY (1)
               ===================================================
                  Months                             % of Initial
                                                     Pool Balance
               ===================================================
                  49 - 60                                2.80%
               ---------------------------------------------------
                  73 - 84                                8.95%
               ---------------------------------------------------
                  97 - 108                               0.83%
               ---------------------------------------------------
                 109 - 120                              78.95%
               ---------------------------------------------------
                 133 - 144                               0.20%
               ---------------------------------------------------
                 169 - 180                               2.51%
               ---------------------------------------------------
                 181 - 192                               0.04%
               ---------------------------------------------------
                 205 - 216                               0.58%
               ---------------------------------------------------
                 229 - 240                               4.83%
               ---------------------------------------------------
                 289 - 300                               0.33%
               ===================================================
                  Total:                               100.00%
               ===================================================
               (1)  Assumes ARD Loans payoff on their Anticipated
                    Repayment Date

                         REMAINING AMORTIZATION TERM(1)
               ===================================================
                   Months                            % of Initial
                                                     Pool Balance
               ===================================================
                     I/O                                  2.70%
               ---------------------------------------------------
                  169 - 180                               0.90%
               ---------------------------------------------------
                  181 - 192                               0.04%
               ---------------------------------------------------
                  193 - 204                               0.20%
               ---------------------------------------------------
                  205 - 216                               0.13%
               ---------------------------------------------------
                  229 - 240                               2.35%
               ---------------------------------------------------
                  253 - 264                               0.06%
               ---------------------------------------------------
                  265 - 276                               1.08%
               ---------------------------------------------------
                  277 - 288                               0.54%
               ---------------------------------------------------
                  289 - 300                              30.70%
               ---------------------------------------------------
                  313 - 324                               0.36%
               ---------------------------------------------------
                  325 - 336                               0.20%
               ---------------------------------------------------
                  337 - 348                               0.83%
               ---------------------------------------------------
                  349 - 360                              59.92%
               ===================================================
                    Total:                              100.00%
               ===================================================
               (1)  Assumes ARD Loans payoff on their Anticipated
                    Repayment Date

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                 AGGREGATE POOL

                     DEBT SERVICE COVERAGE RATIOS (DSCR)(1)
             =======================================================
                Cut-off Date                           % of Initial
              DSCR Ranges (x)                          Pool Balance
             =======================================================
                1.16 - 1.20                                 0.50%
             -------------------------------------------------------
                1.21 - 1.25                                 1.45%
             -------------------------------------------------------
                1.26 - 1.30                                 8.26%
             -------------------------------------------------------
                1.31 - 1.35                                16.47%
             -------------------------------------------------------
                1.36 - 1.45                                17.80%
             -------------------------------------------------------
                1.46 - 1.50                                10.25%
             -------------------------------------------------------
                1.51 - 1.55                                 2.68%
             -------------------------------------------------------
                1.56 - 1.60                                 3.33%
             -------------------------------------------------------
                1.61 - 1.65                                 0.24%
             -------------------------------------------------------
                1.66 - 1.70                                 0.61%
             -------------------------------------------------------
                1.71 - 1.75                                11.33%
             -------------------------------------------------------
                1.76 - 1.80                                 3.23%
             -------------------------------------------------------
                1.86 - 1.90                                 0.21%
             -------------------------------------------------------
                1.91 - 2.05                                 1.41%
             -------------------------------------------------------
                2.06 - 2.10                                 0.38%
             -------------------------------------------------------
                2.11 - 2.20                                 0.17%
             -------------------------------------------------------
                2.31 - 2.50                                18.78%
             -------------------------------------------------------
                2.51 - 3.00                                 2.80%
             -------------------------------------------------------
                3.01 - 3.60                                 0.09%
             =======================================================
                   Total:                                 100.00%
             =======================================================
             (1)  Excludes CTL Loans

                          LOAN TO VALUE RATIOS (LTV)(1)
             =======================================================
                  Cut-Off Date                          % of Initial
                 LTV Ranges (%)                         Pool Balance
             =======================================================
                  15.01 - 20.00                             0.09%
             -------------------------------------------------------
                  25.01 - 30.00                             0.11%
             -------------------------------------------------------
                  35.01 - 40.00                             0.17%
             -------------------------------------------------------
                  40.01 - 45.00                             0.26%
             -------------------------------------------------------
                  45.01 - 50.00                            18.66%
             -------------------------------------------------------
                  50.01 - 55.00                             3.43%
             -------------------------------------------------------
                  55.01 - 60.00                            11.43%
             -------------------------------------------------------
                  60.01 - 65.00                             8.91%
             -------------------------------------------------------
                  65.01 - 70.00                             9.57%
             -------------------------------------------------------
                  70.01 - 75.00                            21.68%
             -------------------------------------------------------
                  75.01 - 80.00                            25.61%
             -------------------------------------------------------
                  80.01 - 85.00                             0.08%(2)
             =======================================================
                     Total:                               100.00%
             =======================================================
             (1)  Excludes CTL Loans
             (2)  Section 42 multifamily property

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                 AGGREGATE POOL

                             GEOGRAPHIC DISTRIBUTION
            =========================================================
                  State                                 % of Initial
                                                        Pool Balance
            =========================================================
                 Alabama                                   3.04%
            ---------------------------------------------------------
                 Arizona                                   3.30%
            ---------------------------------------------------------
                California                                19.80%
            ---------------------------------------------------------
                 Colorado                                  1.03%
            ---------------------------------------------------------
               Connecticut                                 1.59%
            ---------------------------------------------------------
                 Florida                                   8.30%
            ---------------------------------------------------------
                 Georgia                                   2.94%
            ---------------------------------------------------------
                 Illinois                                  9.45%
            ---------------------------------------------------------
                 Indiana                                   3.68%
            ---------------------------------------------------------
                  Kansas                                   0.25%
            ---------------------------------------------------------
                 Kentucky                                  0.09%
            ---------------------------------------------------------
                Louisiana                                  0.13%
            ---------------------------------------------------------
              Massachusetts                                0.55%
            ---------------------------------------------------------
                 Maryland                                  0.93%
            ---------------------------------------------------------
                 Michigan                                  0.86%
            ---------------------------------------------------------
                Minnesota                                  0.70%
            ---------------------------------------------------------
                 Missouri                                  0.50%
            ---------------------------------------------------------
               Mississippi                                 0.13%
            ---------------------------------------------------------
                  Nevada                                   1.30%
            ---------------------------------------------------------
               New Jersey                                  0.68%
            ---------------------------------------------------------
                New York                                  10.52%
            ---------------------------------------------------------
             North Carolina                                2.62%
            ---------------------------------------------------------
              North Dakota                                 0.12%
            ---------------------------------------------------------
                  Ohio                                     1.11%
            ---------------------------------------------------------
                Oklahoma                                   0.91%
            ---------------------------------------------------------
                 Oregon                                    0.47%
            ---------------------------------------------------------
              Pennsylvania                                 3.67%
            ---------------------------------------------------------
              Puerto Rico                                  0.28%
            ---------------------------------------------------------
              Rhode Island                                 0.27%
            ---------------------------------------------------------
             South Carolina                                0.30%
            ---------------------------------------------------------
               Tennessee                                   2.50%
            ---------------------------------------------------------
                 Texas                                    11.54%
            ---------------------------------------------------------
                Virginia                                   3.36%
            ---------------------------------------------------------
               Washington                                  2.32%
            ---------------------------------------------------------
               Wisconsin                                   0.69%
            ---------------------------------------------------------
                Wyoming                                    0.07%
            =========================================================
                 Total:                                  100.00%
            =========================================================

                   ===========================================
                       Loan Type                 % of Initial
                                                 Pool Balance
                   ===========================================
                        Balloon                    62.02%
                   -------------------------------------------
                    Fully Amortizing                2.83%
                   -------------------------------------------
                        ARD Loan                   35.16%
                   ===========================================
                         Total:                   100.00%
                   ===========================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                     GROUP 1

                             GENERAL CHARACTERISTICS
           ==========================================================
                Characteristics
           ==========================================================
              Initial Pool Balance                   $1,716,490,256
           ----------------------------------------------------------
                Number of Loans                           229
           ----------------------------------------------------------
                   Gross WAC                             6.827%
           ----------------------------------------------------------
                  Original WAM                         125 months
           ----------------------------------------------------------
                 Remaining WAM                         123 months
           ----------------------------------------------------------
               Avg. Loan Balance                       $7,495,591
           ----------------------------------------------------------
                    WA DSCR*                             1.73x
           ----------------------------------------------------------
           WA Cut-off Date LTV Ratio*                    63.42%
           ----------------------------------------------------------
              Balloon or ARD Loans                       96.67%
           ==========================================================
           *  Excludes CTL loans

                                 PROPERTY TYPES
           ==========================================================
                      Property                          % of Initial
                        Types                           Group Balance
           ==========================================================
                       Retail                             47.35%
           ----------------------------------------------------------
                        Hotel                             21.12%
           ----------------------------------------------------------
                       Office                             11.17%
           ----------------------------------------------------------
                  Office/Industrial                        6.48%
           ----------------------------------------------------------
                         CTL                               4.59%
           ----------------------------------------------------------
                Industrial/Warehouse                       3.93%
           ----------------------------------------------------------
                     Multifamily                           3.16%
           ----------------------------------------------------------
                    Self Storage                           0.90%
           ----------------------------------------------------------
                     Health Care                           0.82%
           ----------------------------------------------------------
               Manufactured Housing                       0.30%
           ----------------------------------------------------------
                   Parking Garage                          0.19%
           ==========================================================
                       Total:                            100.00%
           ==========================================================

                             LOAN SIZE DISTRIBUTION
      =====================================================================
         Cut-off Date Balance Ranges            # of          % of Initial
                     ($)                       Loans             Group
                                                                Balance
      =====================================================================
             0.01 - 2,000,000.00                 60              5.18%
      ---------------------------------------------------------------------
         2,000,000.01 - 4,000,000.00             87             14.77%
      ---------------------------------------------------------------------
         4,000,000.01 - 6,000,000.00             37             11.00%
      ---------------------------------------------------------------------
         6,000,000.01 - 8,000,000.00             13              5.29%
      ---------------------------------------------------------------------
        8,000,000.01 - 10,000,000.00             5               2.45%
      ---------------------------------------------------------------------
        10,000,000.01 - 15,000,000.00            12              8.47%
      ---------------------------------------------------------------------
        15,000,000.01 - 20,000,000.00            5               5.01%
      ---------------------------------------------------------------------
        20,000,000.01 - 30,000,000.00            2               2.94%
      ---------------------------------------------------------------------
        30,000,000.01 - 40,000,000.00            1               1.80%
      ---------------------------------------------------------------------
        40,000,000.01 - 50,000,000.00            1               2.78%
      ---------------------------------------------------------------------
        50,000,000.01 - 60,000,000.00            1               3.18%
      ---------------------------------------------------------------------
        60,000,000.01 - 70,000,000.00            2               7.69%
      ---------------------------------------------------------------------
       110,000,000.01 - 112,000,000.00           1               6.48%
      ---------------------------------------------------------------------
       144,000,000.01 - 248,000,000.00           1               8.45%
      ---------------------------------------------------------------------
              248,000,000.01 >=                  1              14.53%
      =====================================================================
                   Total:                       229            100.00%
      =====================================================================

                             GROSS RATE DISTRIBUTION
                 ==============================================
                  Gross Rate Ranges                % of Initial
                         (%)                           Group
                                                      Balance
                 ==============================================
                    5.751 - 6.000                      3.77%
                 ----------------------------------------------
                    6.001 - 6.250                     15.00%
                 ----------------------------------------------
                    6.251 - 6.500                      4.56%
                 ----------------------------------------------
                    6.501 - 6.750                     24.96%
                 ----------------------------------------------
                    6.751 - 7.000                     14.32%
                 ----------------------------------------------
                    7.001 - 7.250                     24.34%
                 ----------------------------------------------
                    7.251 - 7.500                      6.00%
                 ----------------------------------------------
                    7.501 - 7.750                      3.20%
                 ----------------------------------------------
                    7.751 - 8.000                      2.83%
                 ----------------------------------------------
                    8.001 - 8.250                      0.43%
                 ----------------------------------------------
                    8.751 - 9.000                      0.60%
                 ==============================================
                        Total:                        100.00%
                 ==============================================


                                  Page 21 of 25

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                     GROUP 1

                          REMAINING TERM TO MATURITY(1)
                ===============================================
                    Months                        % of Initial
                                                  Group Balance
                ===============================================
                     49 - 60                          2.92%
                -----------------------------------------------
                     73 - 84                          6.02%
                -----------------------------------------------
                    97 - 108                          0.67%
                -----------------------------------------------
                   109 - 120                         80.82%
                -----------------------------------------------
                   133 - 144                          0.23%
                -----------------------------------------------
                   169 - 180                          2.51%
                -----------------------------------------------
                   181 - 192                          0.04%
                -----------------------------------------------
                   205 - 216                          0.68%
                -----------------------------------------------
                   229 - 240                          5.70%
                -----------------------------------------------
                   289 - 300                          0.38%
                ===============================================
                 Total:                             100.00%
                ===============================================
                (1)  Assumes ARD Loans payoff on their
                     Anticipated Repayment Date

                         REMAINING AMORTIZATION TERM(1)
                ===============================================
                     Months                       % of Initial
                                                  Group Balance
                ===============================================
                      I/O                             3.18%
                -----------------------------------------------
                   169 - 180                          1.06%
                -----------------------------------------------
                   181 - 192                          0.04%
                -----------------------------------------------
                   193 - 204                          0.24%
                -----------------------------------------------
                   205 - 216                          0.15%
                -----------------------------------------------
                   229 - 240                          2.59%
                -----------------------------------------------
                   253 - 264                          0.07%
                -----------------------------------------------
                   265 - 276                          1.27%
                -----------------------------------------------
                   277 - 288                          0.63%
                -----------------------------------------------
                   289 - 300                         34.47%
                -----------------------------------------------
                   313 - 324                          0.42%
                -----------------------------------------------
                   325 - 336                          0.24%
                -----------------------------------------------
                   337 - 348                          0.67%
                -----------------------------------------------
                   349 - 360                         54.94%
                ===============================================
                     Total:                         100.00%
                ===============================================
                (1)  Assumes ARD Loans payoff on their
                     Anticipated Repayment Date

                     DEBT SERVICE COVERAGE RATIOS (DSCR)(1)
               ==================================================
                 Cut-off Date                      % of Initial
               DSCR Ranges (x)                     Group Balance
               ==================================================
                 1.21 - 1.25                            0.99%
               --------------------------------------------------
                 1.26 - 1.30                            6.17%
               --------------------------------------------------
                 1.31 - 1.35                           14.28%
               --------------------------------------------------
                 1.36 - 1.45                           14.76%
               --------------------------------------------------
                 1.46 - 1.50                           11.66%
               --------------------------------------------------
                 1.51 - 1.55                            2.38%
               --------------------------------------------------
                 1.56 - 1.60                            3.51%
               --------------------------------------------------
                 1.61 - 1.65                            0.28%
               --------------------------------------------------
                 1.66 - 1.70                            0.30%
               --------------------------------------------------
                 1.71 - 1.75                           13.46%
               --------------------------------------------------
                 1.76 - 1.80                            3.84%
               --------------------------------------------------
                 1.86 - 1.90                            0.26%
               --------------------------------------------------
                 1.91 - 1.95                            1.68%
               --------------------------------------------------
                 2.06 - 2.10                            0.46%
               --------------------------------------------------
                 2.11 - 2.20                            0.21%
               --------------------------------------------------
                 2.31 - 2.50                           22.32%
               --------------------------------------------------
                 2.51 - 3.00                            3.33%
               --------------------------------------------------
                 3.01 - 3.60                            0.10%
               ==================================================
                    Total:                            100.00%
               ==================================================
               (1)  Excludes CTL Loans

                          LOAN TO VALUE RATIOS (LTV)(1)
               ==================================================
                 Cut-Off Date                      % of Initial
                LTV Ranges (%)                    Group Balance
               ==================================================
                 15.01 - 20.00                        0.10%
               --------------------------------------------------
                 25.01 - 30.00                        0.13%
               --------------------------------------------------
                 35.01 - 40.00                        0.21%
               --------------------------------------------------
                 40.01 - 45.00                        0.30%
               --------------------------------------------------
                 45.01 - 50.00                       22.18%
               --------------------------------------------------
                 50.01 - 55.00                        4.08%
               --------------------------------------------------
                 55.01 - 60.00                       13.59%
               --------------------------------------------------
                 60.01 - 65.00                       10.59%
               --------------------------------------------------
                 65.01 - 70.00                       10.65%
               --------------------------------------------------
                 70.01 - 75.00                       23.54%
               --------------------------------------------------
                 75.01 - 80.00                       14.62%
               ==================================================
                    Total:                          100.00%
               ==================================================
               (1)  Excludes CTL Loans

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                     GROUP 1

                             GEOGRAPHIC DISTRIBUTION
             =======================================================
                    State                              % of Initial
                                                      Group Balance
             =======================================================
                   Alabama                                3.58%
             -------------------------------------------------------
                   Arizona                                2.47%
             -------------------------------------------------------
                  California                             22.03%
             -------------------------------------------------------
                   Colorado                               1.21%
             -------------------------------------------------------
                 Connecticut                              1.79%
             -------------------------------------------------------
                   Florida                                8.94%
             -------------------------------------------------------
                   Georgia                                2.50%
             -------------------------------------------------------
                   Illinois                              11.15%
             -------------------------------------------------------
                   Indiana                                1.11%
             -------------------------------------------------------
                    Kansas                                0.15%
             -------------------------------------------------------
                   Kentucky                               0.10%
             -------------------------------------------------------
                  Louisiana                               0.15%
             -------------------------------------------------------
                Massachusetts                             0.65%
             -------------------------------------------------------
                   Maryland                               1.09%
             -------------------------------------------------------
                   Michigan                               1.02%
             -------------------------------------------------------
                  Minnesota                               0.82%
             -------------------------------------------------------
                   Missouri                               0.12%
             -------------------------------------------------------
                 Mississippi                              0.15%
             -------------------------------------------------------
                    Nevada                                0.49%
             -------------------------------------------------------
                  New Jersey                              0.52%
             -------------------------------------------------------
                   New York                              11.65%
             -------------------------------------------------------
                North Carolina                            2.52%
             -------------------------------------------------------
                 North Dakota                             0.15%
             -------------------------------------------------------
                     Ohio                                 0.49%
             -------------------------------------------------------
                   Oklahoma                               0.04%
             -------------------------------------------------------
                    Oregon                                0.24%
             -------------------------------------------------------
                 Pennsylvania                             3.21%
             -------------------------------------------------------
                 Puerto Rico                              0.33%
             -------------------------------------------------------
                 Rhode Island                             0.15%
             -------------------------------------------------------
                South Carolina                            0.19%
             -------------------------------------------------------
                  Tennessee                               2.41%
             -------------------------------------------------------
                    Texas                                10.98%
             -------------------------------------------------------
                   Virginia                               3.96%
             -------------------------------------------------------
                  Washington                              2.74%
             -------------------------------------------------------
                  Wisconsin                               0.82%
             -------------------------------------------------------
                   Wyoming                                0.08%
             =======================================================
                    Total:                              100.00%
             =======================================================

                   ===========================================
                        Loan Type               % of Initial
                                                Group Balance
                   ===========================================
                         Balloon                   55.43%
                   -------------------------------------------
                     Fully Amortizing               3.33%
                   -------------------------------------------
                         ARD Loan                  41.23%
                   ===========================================
                          Total:                  100.00%
                   ===========================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                     GROUP 2

                             GENERAL CHARACTERISTICS
           ==========================================================
                Characteristics
           ==========================================================
              Initial Pool Balance                    $309,100,450
           ----------------------------------------------------------
                Number of Loans                            56
           ----------------------------------------------------------
                   Gross WAC                             6.912%
           ----------------------------------------------------------
                  Original WAM                         111 months
           ----------------------------------------------------------
                 Remaining WAM                         109 months
           ----------------------------------------------------------
               Avg. Loan Balance                       $5,519,651
           ----------------------------------------------------------
                    WA DSCR*                              1.35x
           ----------------------------------------------------------
           WA Cut-off Date LTV Ratio*                     77.7%
           ----------------------------------------------------------
              Balloon or ARD Loans                       100.0%
           ----------------------------------------------------------
                 Property Type                      Multifamily 100%
           ==========================================================
           *  Excludes CTL loans

                             LOAN SIZE DISTRIBUTION
      ====================================================================
       Cut-off Date Balance Ranges             # of          % of Initial
                   ($)                        Loans             Group
                                                               Balance
      ====================================================================
           0.01 - 2,000,000.00                  8                3.96%
      --------------------------------------------------------------------
       2,000,000.01 - 4,000,000.00             23               21.51%
      --------------------------------------------------------------------
       4,000,000.01 - 6,000,000.00             11               17.21%
      --------------------------------------------------------------------
       6,000,000.01 - 8,000,000.00              5               11.56%
      --------------------------------------------------------------------
       8,000,000.01 - 10,000,000.00             5               14.92%
      --------------------------------------------------------------------
      10,000,000.01 - 15,000,000.00             1                4.43%
      --------------------------------------------------------------------
      15,000,000.01 - 20,000,000.00             2               11.58%
      --------------------------------------------------------------------
      40,000,000.01 - 50,000,000.00             1               14.84%
      ====================================================================
                Total:                         56              100.00%
      ====================================================================

                             GROSS RATE DISTRIBUTION
                  ============================================
                   Gross Rate                    % of Initial
                      (%)                            Group
                                                    Balance
                  ============================================
                  6.251 - 6.500                       4.01%
                  --------------------------------------------
                  6.501 - 6.750                      11.61%
                  --------------------------------------------
                  6.751 - 7.000                      61.51%
                  --------------------------------------------
                  7.001 - 7.250                      21.20%
                  --------------------------------------------
                  7.251 - 7.500                       1.67%
                  ============================================
                     Total:                         100.00%
                  ============================================

                          REMAINING TERM TO MATURITY(1)
                  ============================================
                      Months                     % of Initial
                                                 Group Balance
                  ============================================
                      49 - 60                        2.10%
                  --------------------------------------------
                      73 - 84                       25.20%
                  --------------------------------------------
                      97 - 108                       1.67%
                  --------------------------------------------
                     109 - 120                      68.56%
                  --------------------------------------------
                     169 - 180                       2.47%
                  ============================================
                      Total:                       100.00%
                  ============================================
                  (1)  Assumes ARD Loans payoff on their
                       Anticipated Repayment Date

                         REMAINING AMORTIZATION TERM(1)
                  ============================================
                        Months                  % of Initial
                                                Group Balance
                  ============================================
                      229 - 240                     0.97%
                  --------------------------------------------
                      289 - 300                     9.78%
                  --------------------------------------------
                      337 - 348                     1.67%
                  --------------------------------------------
                      349 - 360                    87.59%
                  ============================================
                        Total:                    100.00%
                  ============================================
                  (1)  Assumes ARD Loans payoff on their
                       Anticipated Repayment Date

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                     GROUP 2

                       DEBT SERVICE COVERAGE RATIOS (DSCR)
               ==================================================
                 Cut-off Date                       % of Initial
               DSCR Ranges (x)                     Group Balance
               ==================================================
                 1.16 - 1.20                            3.17
               --------------------------------------------------
                 1.21 - 1.25                            3.88
               --------------------------------------------------
                 1.26 - 1.30                           19.37
               --------------------------------------------------
                 1.31 - 1.35                           28.04
               --------------------------------------------------
                 1.36 - 1.45                           33.91
               --------------------------------------------------
                 1.46 - 1.50                            2.74
               --------------------------------------------------
                 1.51 - 1.55                            4.25
               --------------------------------------------------
                 1.56 - 1.60                            2.38
               --------------------------------------------------
                 1.66 - 1.70                            2.26
               ==================================================
                    Total:                            100.00%
               ==================================================

                           LOAN TO VALUE RATIOS (LTV)
               ==================================================
                  Cut-Off Date                       % of Initial
                 LTV Ranges (%)                     Group Balance
               ==================================================
                 65.01 - 70.00                           3.85%
               --------------------------------------------------
                 70.01 -  75.00                         11.84%
               --------------------------------------------------
                 75.01 - 80.00                          83.81%
               --------------------------------------------------
                 80.01 - 85.00(1)                        0.50%
               ==================================================
                    Total:                             100.00%
               ==================================================
               (1)  Section 42 multifamily property

                             GEOGRAPHIC DISTRIBUTION
              =====================================================
                      State                           % of Initial
                                                     Group Balance
              =====================================================
                     Arizona                             7.91%
              -----------------------------------------------------
                    California                           7.41%
              -----------------------------------------------------
                   Connecticut                           0.52%
              -----------------------------------------------------
                     Florida                             4.77%
              -----------------------------------------------------
                     Georgia                             5.40%
              -----------------------------------------------------
                     Indiana                            17.94%
              -----------------------------------------------------
                      Kansas                             0.81%
              -----------------------------------------------------
                     Missouri                            2.58%
              -----------------------------------------------------
                    New Jersey                           1.56%
              -----------------------------------------------------
                      Nevada                             5.85%
              -----------------------------------------------------
                     New York                            4.26%
              -----------------------------------------------------
                   North Carolina                        3.17%
              -----------------------------------------------------
                        Ohio                             4.52%
              -----------------------------------------------------
                      Oklahoma                           5.74%
              -----------------------------------------------------
                       Oregon                            1.73%
              -----------------------------------------------------
                    Pennsylvania                         6.23%
              -----------------------------------------------------
                    Rhode Island                         0.97%
              -----------------------------------------------------
                   South Carolina                        0.95%
              -----------------------------------------------------
                     Tennessee                           2.99%
              -----------------------------------------------------
                       Texas                            14.69%
              =====================================================
                       Total:                          100.00%
              =====================================================

                     =======================================
                     Loan Type                % of Initial
                                              Group Balance
                     =======================================
                      Balloon                   98.59%
                     ---------------------------------------
                      ARD Loan                   1.41%
                     =======================================
                       Total:                  100.00%
                     =======================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     Annex C-1-1

              Weighted Average Life, First Principal Payment Date,
           Last Principal Payment Date, Pre-Tax Yield to Maturity and
                  Modified Duration of Class A-1-a Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)          0% CPR                 10% CPR                 20% CPR                 30% CPR                 50% CPR
-------------   --------------------   ---------------------   ---------------------   ---------------------   ---------------------
                      CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified
                    Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration
                      (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)
                      ---     ------          ---     ------          ---     ------           ---    ------          ---     ------
        99.24      5.947%       4.19       5.947%       4.19       5.947%       4.19        5.947%     4.19        5.947%       4.19
        99.28      5.918%       4.19       5.918%       4.19       5.918%       4.19        5.918%     4.19        5.918%       4.19
       100.00      5.888%       4.19       5.888%       4.19       5.888%       4.19        5.888%     4.19        5.888%       4.19
       100.04      5.858%       4.19       5.858%       4.19       5.858%       4.19        5.858%     4.19        5.858%       4.19
       100.08      5.829%       4.20       5.829%       4.20       5.829%       4.20        5.829%     4.20        5.828%       4.19
       100.12      5.799%       4.20       5.799%       4.20       5.799%       4.20        5.799%     4.20        5.799%       4.20
       100.16      5.769%       4.20       5.769%       4.20       5.769%       4.20        5.769%     4.20        5.769%       4.20
       100.20      5.740%       4.20       5.740%       4.20       5.740%       4.20        5.740%     4.20        5.740%       4.20
       100.24      5.711%       4.20       5.711%       4.20       5.711%       4.20        5.710%     4.20        5.710%       4.20
       100.28      5.681%       4.21       5.681%       4.21       5.681%       4.21        5.681%     4.21        5.681%       4.20
       101.00      5.652%       4.21       5.652%       4.21       5.652%       4.21        5.652%     4.21        5.652%       4.21
       101.04      5.623%       4.21       5.623%       4.21       5.623%       4.21        5.622%     4.21        5.623%       4.21
       101.08      5.593%       4.21       5.593%       4.21       5.593%       4.21        5.593%     4.21        5.593%       4.21

Weighted Average
Life (yrs.)         5.09                     5.08                    5.08                     5.08                   5.08

First
Principal
Payment
Date           15-Dec-98                15-Dec-98               15-Dec-98                15-Dec-98              15-Dec-98

Last
Principal
Payment
Date         15-Aug-2006              15-Aug-2006             15-Aug-2006              15-Aug-2006            15-Aug-2006

                                                                     Annex C-1-2

              Weighted Average Life, First Principal Payment Date,
           Last Principal Payment Date, Pre-Tax Yield to Maturity and
                  Modified Duration of Class A-1-b Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)          0% CPR                 10% CPR                 20% CPR                 30% CPR                 50% CPR
-------------   --------------------   ---------------------   ---------------------   ---------------------   ---------------------
                      CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified
                    Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration
                      (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)           (%)    (yrs.)          (%)     (yrs.)
                      ---     ------          ---     ------          ---     ------           ---    ------          ---     ------
         99.16     6.328%       7.02       6.328%       7.02       6.328%       7.02        6.328%     7.02        6.328%      7.02
         99.24     6.292%       7.03       6.292%       7.03       6.292%       7.03        6.292%     7.02        6.292%      7.02
        100.00     6.257%       7.03       6.257%       7.03       6.257%       7.03        6.257%     7.03        6.257%      7.03
        100.08     6.221%       7.04       6.221%       7.04       6.221%       7.03        6.221%     7.03        6.221%      7.03
        100.16     6.186%       7.04       6.186%       7.04       6.186%       7.04        6.186%     7.04        6.186%      7.03
        100.24     6.151%       7.05       6.151%       7.05       6.151%       7.04        6.151%     7.04        6.151%      7.04
        101.00     6.116%       7.05       6.116%       7.05       6.116%       7.05        6.116%     7.05        6.116%      7.04
        101.08     6.081%       7.06       6.081%       7.05       6.081%       7.05        6.081%     7.05        6.081%      7.05
        101.16     6.046%       7.06       6.046%       7.06       6.046%       7.06        6.046%     7.06        6.046%      7.05
        101.24     6.011%       7.06       6.011%       7.06       6.011%       7.06        6.011%     7.06        6.011%      7.06
        102.00     5.977%       7.07       5.977%       7.07       5.977%       7.07        5.977%     7.07        5.977%      7.06
        102.08     5.942%       7.07       5.942%       7.07       5.942%       7.07        5.942%     7.07        5.942%      7.07
        102.16     5.908%       7.08       5.908%       7.08       5.908%       7.08        5.908%     7.07        5.908%      7.07

Weighted Average
Life (yrs.)          9.61                    9.61                    9.61                     9.61                   9.60

First
Principal
Payment
Date          15-Aug-2006             15-Aug-2006             15-Aug-2006              15-Aug-2006            15-Aug-2006

Last
Principal
Payment
Date          15-Oct-2008             15-Oct-2008             15-Oct-2008              15-Oct-2008            15-Oct-2008

                                                                     Annex C-1-3

              Weighted Average Life, First Principal Payment Date,
           Last Principal Payment Date, Pre-Tax Yield to Maturity and
                   Modified Duration of Class A-2 Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)          0% CPR                 10% CPR                 20% CPR                 30% CPR                 50% CPR
-------------   --------------------   ---------------------   ---------------------   ---------------------   ---------------------
                      CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified
                    Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration
                      (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)
                      ---     ------          ---     ------          ---     ------          ---     ------          ---     ------
        99.16      6.424%       6.23       6.424%       6.23       6.424%       6.22        6.424%     6.22        6.424%       6.22
        99.24      6.384%       6.23       6.384%       6.23       6.384%       6.23        6.384%     6.23        6.384%       6.22
       100.00      6.344%       6.24       6.344%       6.24       6.344%       6.23        6.344%     6.23        6.344%       6.23
       100.08      6.304%       6.24       6.304%       6.24       6.304%       6.24        6.304%     6.24        6.304%       6.23
       100.16      6.264%       6.25       6.264%       6.25       6.264%       6.24        6.264%     6.24        6.264%       6.24
       100.24      6.225%       6.25       6.225%       6.25       6.225%       6.25        6.225%     6.25        6.225%       6.24
       101.00      6.185%       6.26       6.185%       6.26       6.185%       6.25        6.185%     6.25        6.185%       6.25
       101.08      6.146%       6.26       6.146%       6.26       6.146%       6.26        6.146%     6.26        6.146%       6.25
       101.16      6.107%       6.27       6.107%       6.27       6.107%       6.26        6.107%     6.26        6.107%       6.26
       101.24      6.068%       6.27       6.068%       6.27       6.068%       6.27        6.068%     6.27        6.067%       6.26
       102.00      6.029%       6.28       6.029%       6.28       6.029%       6.27        6.029%     6.27        6.028%       6.27
       102.08      5.990%       6.28       5.990%       6.28       5.990%       6.28        5.990%     6.28        5.990%       6.27
       102.16      5.951%       6.29       5.951%       6.29       5.951%       6.28        5.951%     6.28        5.951%       6.28

Weighted Average
Life (yrs.)          8.39                    8.39                    8.38                     8.38                   8.37

First
Principal
Payment
Date            15-Dec-98               15-Dec-98               15-Dec-98                15-Dec-98              15-Dec-98

Last
Principal
Payment
Date          15-Oct-2008             15-Oct-2008             15-Oct-2008              15-Oct-2008            15-Oct-2008

                                                                     Annex C-1-4

              Weighted Average Life, First Principal Payment Date,
           Last Principal Payment Date, Pre-Tax Yield to Maturity and
                    Modified Duration of Class B Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)          0% CPR                 10% CPR                 20% CPR                 30% CPR                 50% CPR
-------------   --------------------   ---------------------   ---------------------   ---------------------   ---------------------
                      CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified
                    Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration
                      (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)
                      ---     ------          ---     ------          ---     ------          ---     ------          ---     ------
        98.16      6.622%       7.10       6.622%       7.10       6.622%       7.10        6.622%     7.10        6.622%       7.10
        98.24      6.586%       7.11       6.586%       7.11       6.586%       7.11        6.586%     7.11        6.586%       7.11
        99.00      6.551%       7.11       6.551%       7.11       6.551%       7.11        6.551%     7.11        6.551%       7.11
        99.08      6.515%       7.12       6.515%       7.12       6.515%       7.12        6.515%     7.12        6.515%       7.12
        99.16      6.480%       7.12       6.480%       7.12       6.480%       7.12        6.480%     7.12        6.480%       7.12
        99.24      6.445%       7.13       6.445%       7.13       6.445%       7.13        6.445%     7.13        6.445%       7.13
       100.00      6.410%       7.13       6.410%       7.13       6.410%       7.13        6.410%     7.13        6.410%       7.13
       100.08      6.375%       7.14       6.375%       7.14       6.375%       7.14        6.375%     7.14        6.375%       7.14
       100.16      6.341%       7.14       6.341%       7.14       6.341%       7.14        6.341%     7.14        6.341%       7.14
       100.24      6.306%       7.14       6.306%       7.14       6.306%       7.14        6.306%     7.14        6.306%       7.14
       101.00      6.271%       7.15       6.271%       7.15       6.271%       7.15        6.271%     7.15        6.271%       7.15
       101.08      6.237%       7.15       6.237%       7.15       6.237%       7.15        6.237%     7.15        6.237%       7.15
       100.16      6.203%       7.16       6.203%       7.16       6.203%       7.16        6.203%     7.16        6.203%       7.16

Weighted Average
Life (yrs.)          9.89                    9.89                    9.89                     9.89                   9.89

First
Principal
Payment
Date          15-Oct-2008             15-Oct-2008             15-Oct-2008              15-Oct-2008            15-Oct-2008

Last
Principal
Payment
Date          15-Oct-2008             15-Oct-2008             15-Oct-2008              15-Oct-2008            15-Oct-2008

                                                                     Annex C-1-5

              Weighted Average Life, First Principal Payment Date,
           Last Principal Payment Date, Pre-Tax Yield to Maturity and
                    Modified Duration of Class C Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)          0% CPR                 10% CPR                 20% CPR                 30% CPR                 50% CPR
-------------   --------------------   ---------------------   ---------------------   ---------------------   ---------------------
                      CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified
                    Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration
                      (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)
                      ---     ------          ---     ------          ---     ------          ---     ------          ---     ------
        98.16      6.766%       7.06       6.766%       7.06       6.766%       7.06        6.766%     7.06        6.766%       7.06
        98.24      6.730%       7.07       6.730%       7.07       6.730%       7.07        6.730%     7.07        6.730%       7.07
        99.00      6.694%       7.07       6.694%       7.07       6.694%       7.07        6.694%     7.07        6.694%       7.07
        99.08      6.659%       7.08       6.659%       7.08       6.659%       7.08        6.659%     7.08        6.659%       7.08
        99.16      6.623%       7.08       6.623%       7.08       6.623%       7.08        6.623%     7.08        6.624%       7.08
        99.24      6.588%       7.09       6.588%       7.09       6.588%       7.09        6.588%     7.09        6.588%       7.09
       100.00      6.553%       7.09       6.553%       7.09       6.553%       7.09        6.553%     7.09        6.553%       7.09
       100.08      6.518%       7.10       6.518%       7.10       6.518%       7.10        6.518%     7.10        6.518%       7.10
       100.16      6.483%       7.10       6.483%       7.10       6.483%       7.10        6.483%     7.10        6.483%       7.10
       100.24      6.448%       7.11       6.448%       7.11       6.448%       7.11        6.448%     7.11        6.448%       7.11
       101.00      6.414%       7.11       6.414%       7.11       6.414%       7.11        6.414%     7.11        6.414%       7.11
       101.08      6.379%       7.12       6.379%       7.12       6.379%       7.12        6.379%     7.12        6.379%       7.12
       101.16      6.344%       7.12       6.344%       7.12       6.344%       7.12        6.344%     7.12        6.344%       7.12

Weighted Average
Life (yrs.)          9.92                    9.92                    9.91                     9.91                   9.91

First
Principal
Payment
Date          15-Oct-2008             15-Oct-2008             15-Oct-2008              15-Oct-2008            15-Oct-2008

Last
Principal
Payment
Date          15-Nov-2008             15-Nov-2008             15-Nov-2008              15-Nov-2008            15-Nov-2008

                                                                     Annex C-1-6

              Weighted Average Life, First Principal Payment Date,
           Last Principal Payment Date, Pre-Tax Yield to Maturity and
                    Modified Duration of Class D Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)          0% CPR                 10% CPR                 20% CPR                 30% CPR                 50% CPR
-------------   --------------------   ---------------------   ---------------------   ---------------------   ---------------------
                      CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified          CBE   Modified
                    Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration        Yield   Duration
                      (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)          (%)     (yrs.)
                      ---     ------          ---     ------          ---     ------          ---     ------          ---     ------
        92.00      7.731%       6.97       7.731%       6.97       7.731%       6.97        7.731%     6.97        7.731%      6.97
        92.16      7.653%       6.98       7.653%       6.98       7.653%       6.98        7.653%     6.98        7.653%      6.98
        93.00      7.576%       6.99       7.576%       6.99       7.576%       6.99        7.576%     6.99        7.576%      6.99
        93.16      7.500%       7.00       7.500%       7.00       7.500%       7.00        7.500%     7.00        7.500%      7.00
        94.00      7.424%       7.01       7.424%       7.01       7.424%       7.01        7.424%     7.01        7.424%      7.01
        94.16      7.349%       7.02       7.349%       7.02       7.349%       7.02        7.349%     7.02        7.349%      7.02
        95.00      7.274%       7.03       7.274%       7.03       7.274%       7.03        7.274%     7.03        7.274%      7.03
        95.16      7.200%       7.04       7.200%       7.04       7.200%       7.04        7.200%     7.04        7.200%      7.04
        96.00      7.126%       7.05       7.126%       7.05       7.126%       7.05        7.126%     7.05        7.126%      7.05
        96.16      7.053%       7.07       7.053%       7.07       7.053%       7.07        7.053%     7.07        7.053%      7.07
        97.00      6.980%       7.08       6.980%       7.08       6.980%       7.08        6.980%     7.08        6.980%      7.08
        97.16      6.908%       7.09       6.908%       7.09       6.908%       7.09        6.908%     7.09        6.908%      7.09
        98.00      6.836%       7.10       6.836%       7.10       6.836%       7.10        6.836%     7.10        6.836%      7.10

Weighted Average
Life (yrs.)         10.00                   10.00                   10.00                    10.00                  10.00

First
Principal
Payment
Date          15-Nov-2008             15-Nov-2008             15-Nov-2008              15-Nov-2008            15-Nov-2008

Last
Principal
Payment
Date          15-Dec-2008             15-Dec-2008             15-Dec-2008              15-Dec-2008            15-Dec-2008

                                                                     Annex C-1-7

              Weighted Average Life, First Principal Payment Date,
           Last Principal Payment Date, Pre-Tax Yield to Maturity and
                    Modified Duration of Class E Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)               0% CPR                 10% CPR                20% CPR                30% CPR                50% CPR
-------------       -------------------    --------------------   --------------------   --------------------   --------------------
                          CBE  Modified           CBE  Modified          CBE  Modified          CBE  Modified          CBE  Modified
                        Yield  Duration         Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration
                          (%)    (yrs.)           (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)          (%)    (yrs.)
                          ---    ------           ---    ------          ---    ------          ---    ------          ---    ------
        87.00          8.527%      6.88        8.527%      6.88       8.527%      6.88        8.527%    6.88        8.527%      6.88
        87.16          8.445%      6.89        8.445%      6.89       8.445%      6.89        8.445%    6.89        8.445%      6.89
        88.00          8.362%      6.90        8.362%      6.90       8.362%      6.90        8.362%    6.90        8.362%      6.90
        88.16          8.281%      6.92        8.281%      6.92       8.281%      6.92        8.281%    6.92        8.281%      6.92
        89.00          8.200%      6.93        8.200%      6.93       8.200%      6.93        8.200%    6.93        8.200%      6.93
        89.16          8.119%      6.94        8.119%      6.94       8.119%      6.94        8.119%    6.94        8.119%      6.94
        90.00          8.039%      6.95        8.039%      6.95       8.039%      6.95        8.039%    6.95        8.039%      6.95
        90.16          7.960%      6.96        7.960%      6.96       7.960%      6.96        7.960%    6.96        7.960%      6.96
        91.00          7.881%      6.97        7.881%      6.97       7.881%      6.97        7.881%    6.97        7.881%      6.97
        91.16          7.803%      6.99        7.803%      6.99       7.803%      6.99        7.803%    6.99        7.803%      6.99
        92.00          7.726%      7.00        7.726%      7.00       7.726%      7.00        7.726%    7.00        7.726%      7.00
        92.16          7.649%      7.01        7.649%      7.01       7.649%      7.01        7.649%    7.01        7.649%      7.01
        93.00          7.572%      7.02        7.572%      7.02       7.572%      7.02        7.572%    7.02        7.572%      7.02

Weighted Average
Life (yrs.)             10.06                   10.06                  10.06                   10.06                 10.06

First
Principal
Payment
Date              15-Dec-2008             15-Dec-2008            15-Dec-2008             15-Dec-2008           15-Dec-2008

Last
Principal
Payment
Date              15-Dec-2008             15-Dec-2008            15-Dec-2008             15-Dec-2008           15-Dec-2008

                                                                     Annex C-1-8

       Weighted Average Life, First Principal Payment Date, Last Principal Payment Date and Pre-Tax Yield to Maturity of Class X Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
    ------------------------------------------------------------------------

Price (32nds)          0% CPR                 10% CPR                20% CPR                30% CPR                50% CPR
-------------       ---------              ----------             ----------             ----------             ----------
                          CBE                     CBE                    CBE                    CBE                    CBE
                        Yield                   Yield                  Yield                  Yield                  Yield
                          (%)                     (%)                    (%)                    (%)                    (%)
                          ---                     ---                    ---                    ---                    ---
         3.26         10.282%                 10.279%                10.275%                 10.271%               10.262%
         3.27         10.082%                 10.079%                10.076%                 10.072%               10.062%
         3.28          9.885%                  9.882%                 9.879%                  9.875%                9.865%
         3.29          9.691%                  9.688%                 9.684%                  9.680%                9.671%
         3.30          9.499%                  9.496%                 9.493%                  9.489%                9.479%
         3.31          9.310%                  9.307%                 9.303%                  9.299%                9.290%
         4.00          9.123%                  9.120%                 9.117%                  9.113%                9.103%
         4.01          8.939%                  8.936%                 8.932%                  8.928%                8.919%
         4.02          8.757%                  8.754%                 8.750%                  8.746%                8.737%
         4.03          8.578%                  8.574%                 8.571%                  8.567%                8.557%
         4.04          8.400%                  8.397%                 8.394%                  8.390%                8.380%
         4.05          8.225%                  8.222%                 8.218%                  8.214%                8.205%
         4.06          8.053%                  8.049%                 8.046%                  8.042%                8.032%

Weighted Average
Life (yrs.)              9.18                    9.18                   9.18                    9.18                  9.18

First
Principal
Payment
Date                15-Dec-98               15-Dec-98              15-Dec-98               15-Dec-98             15-Dec-98

Last
Principal
Payment
Date              15-Sep-2023             15-Sep-2023            15-Sep-2023             15-Sep-2023           15-Sep-2023

                                                                     Annex C-2-1

 Percentages of the Initial Certificate Balance of the Class A-1-a Certificates

                                                    0% CPR During LOP, YMP or Declining Premium -
                                                             Otherwise at Indicated CPR
                                             ==========================================================
Distribution Date                            0% CPR      10% CPR      20% CPR      30% CPR      50% CPR
-----------------                            ------      -------      -------      -------      -------
Closing Date ............................      100%         100%         100%         100%         100%
November 1999 ...........................       95           95           95           95           95
November 2000 ...........................       89           89           89           89           89
November 2001 ...........................       82           82           82           82           82
November 2002 ...........................       75           75           75           75           75
November 2003 ...........................       53           53           53           53           53
November 2004 ...........................       45           45           45           45           45
November 2005 ...........................        7            7            7            7            7
November 2006 and thereafter ............        0            0            0            0            0

Weighted Average Life (in years) ........      5.1          5.1          5.1          5.1          5.1

                                                                     Annex C-2-2

 Percentages of the Initial Certificate Balance of the Class A-1-b Certificates

                                                    0% CPR During LOP, YMP or Declining Premium -
                                                             Otherwise at Indicated CPR
                                             ==========================================================
Distribution Date                            0% CPR      10% CPR      20% CPR      30% CPR      50% CPR
-----------------                            ------      -------      -------      -------      -------
Closing Date ............................      100%         100%         100%         100%         100%
November 1999 ...........................      100          100          100          100          100
November 2000 ...........................      100          100          100          100          100
November 2001 ...........................      100          100          100          100          100
November 2002 ...........................      100          100          100          100          100
November 2003 ...........................      100          100          100          100          100
November 2004 ...........................      100          100          100          100          100
November 2005 ...........................      100          100          100          100          100
November 2006 ...........................       99           99           99           99           99
November 2007 ...........................       94           94           94           94           93
November 2008 and thereafter ............        0            0            0            0            0

Weighted Average Life (in years) ........      9.6          9.6          9.6          9.6          9.6

                                                                     Annex C-2-3

  Percentages of the Initial Certificate Balance of the Class A-2 Certificates

                                                    0% CPR During LOP, YMP or Declining Premium -
                                                             Otherwise at Indicated CPR
                                             ==========================================================
Distribution Date                            0% CPR      10% CPR      20% CPR      30% CPR      50% CPR
-----------------                            ------      -------      -------      -------      -------
Closing Date ............................      100%         100%         100%         100%         100%
November 1999 ...........................       99           99           99           99           99
November 2000 ...........................       98           98           98           98           98
November 2001 ...........................       96           96           96           96           96
November 2002 ...........................       95           95           95           95           95
November 2003 ...........................       90           90           90           90           90
November 2004 ...........................       89           89           89           89           89
November 2005 ...........................       69           69           69           69           69
November 2006 ...........................       68           68           68           68           68
November 2007 ...........................       64           64           64           64           64
November 2008 and thereafter ............        0            0            0            0            0

Weighted Average Life (in years) ........      8.4          8.4          8.4          8.4          8.4

                                                                     Annex C-2-4

  Percentages of the Initial Certificate Balance of the Class B Certificates

                                                    0% CPR During LOP, YMP or Declining Premium -
                                                             Otherwise at Indicated CPR
                                             ==========================================================
Distribution Date                            0% CPR      10% CPR      20% CPR      30% CPR      50% CPR
-----------------                            ------      -------      -------      -------      -------
Closing Date ............................      100%         100%         100%         100%         100%
November 1999 ...........................      100          100          100          100          100
November 2000 ...........................      100          100          100          100          100
November 2001 ...........................      100          100          100          100          100
November 2002 ...........................      100          100          100          100          100
November 2003 ...........................      100          100          100          100          100
November 2004 ...........................      100          100          100          100          100
November 2005 ...........................      100          100          100          100          100
November 2006 ...........................      100          100          100          100          100
November 2007 ...........................      100          100          100          100          100
November 2008 and thereafter ............        0            0            0            0            0

Weighted Average Life (in years) ........      9.9          9.9          9.9          9.9          9.9

                                                                     Annex C-2-5

   Percentages of the Initial Certificate Balance of the Class C Certificates

                                                    0% CPR During LOP, YMP or Declining Premium -
                                                             Otherwise at Indicated CPR
                                             ==========================================================
Distribution Date                            0% CPR      10% CPR      20% CPR      30% CPR      50% CPR
-----------------                            ------      -------      -------      -------      -------
Closing Date ............................      100%         100%         100%         100%         100%
November 1999 ...........................      100          100          100          100          100
November 2000 ...........................      100          100          100          100          100
November 2001 ...........................      100          100          100          100          100
November 2002 ...........................      100          100          100          100          100
November 2003 ...........................      100          100          100          100          100
November 2004 ...........................      100          100          100          100          100
November 2005 ...........................      100          100          100          100          100
November 2006 ...........................      100          100          100          100          100
November 2007 ...........................      100          100          100          100          100
November 2008 and thereafter ............        0            0            0            0            0

Weighted Average Life (in years) ........      9.9          9.9          9.9          9.9          9.9

                                                                     Annex C-2-6

   Percentages of the Initial Certificate Balance of the Class D Certificates

                                                    0% CPR During LOP, YMP or Declining Premium -
                                                             Otherwise at Indicated CPR
                                             ==========================================================
Distribution Date                            0% CPR      10% CPR      20% CPR      30% CPR      50% CPR
-----------------                            ------      -------      -------      -------      -------
Closing Date ............................      100%         100%         100%         100%         100%
November 1999 ...........................      100          100          100          100          100
November 2000 ...........................      100          100          100          100          100
November 2001 ...........................      100          100          100          100          100
November 2002 ...........................      100          100          100          100          100
November 2003 ...........................      100          100          100          100          100
November 2004 ...........................      100          100          100          100          100
November 2005 ...........................      100          100          100          100          100
November 2006 ...........................      100          100          100          100          100
November 2007 ...........................      100          100          100          100          100
November 2008 ...........................       28           28           28           28           28
November 2009 and thereafter ............        0            0            0            0            0

Weighted Average Life (in years) ........     10.0         10.0         10.0         10.0         10.0

                                                                     Annex C-2-7

   Percentages of the Initial Certificate Balance of the Class E Certificates

                                                    0% CPR During LOP, YMP or Declining Premium -
                                                             Otherwise at Indicated CPR
                                             ==========================================================
Distribution Date                            0% CPR      10% CPR      20% CPR      30% CPR      50% CPR
-----------------                            ------      -------      -------      -------      -------
Closing Date ............................      100%         100%         100%         100%         100%
November 1999 ...........................      100          100          100          100          100
November 2000 ...........................      100          100          100          100          100
November 2001 ...........................      100          100          100          100          100
November 2002 ...........................      100          100          100          100          100
November 2003 ...........................      100          100          100          100          100
November 2004 ...........................      100          100          100          100          100
November 2005 ...........................      100          100          100          100          100
November 2006 ...........................      100          100          100          100          100
November 2007 ...........................      100          100          100          100          100
November 2008 ...........................      100          100          100          100          100
November 2009 and thereafter ............        0            0            0            0            0

Weighted Average Life (in years) ........     10.1         10.1         10.1         10.1         10.1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex D

                   LB Commercial Mortgage Trust Series 1998-C4
                          DELINQUENT LOAN STATUS REPORT
                               as of ___________


====================================================================================================================================
                                                                          S62 or
           S4                         S55         S61     S57     S58      S63     P8      P7        P37       P39       P38
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (a)       (b)       (c)       (d)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Other
                                  Short Name                               Sq Ft   Paid  Scheduled  Total P&I   Total    Advances
                                     (When      Property                    or     Thru    Loan      Advances  Expenses  (Taxes &
    Prospectus ID                 Appropriate)    Type     City   State    Units   Date   Balance     To Date   To Date   Escrow)
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
====================================================================================================================================
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In
      Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be
      Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod,
      BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.
------------------------------------------------------------------------------------------------------------------------------------


===================================================================================================================

           S4                                P25        P10       P11     P58    P54   P55     P81
-------------------------------------------------------------------------------------------------------------------
                                  (e)=a+b+c+d                                                           (f)=P38/P81
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Value
                                            Current   Current             LTM                 ***Cap       using
                                    Total   Monthly   Interest  Maturity  NOI    LTM   LTM     Rate         NOI &
    Prospectus ID                 Exposure    P&I      Rate       Date    Date   NOI   DSCR   Assigned    Cap Rate
-------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex E

                   LB Commercial Mortgage Trust Series 1998-C4
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________

=========================================================================================================================
    S4      S57     S58      P49                     P48       P7*            P7*          P50*
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                                        Extension            Balance       Balance at
                             Mod /      per Docs            When Sent    the Effective                # Mths
Prospectus                 Extension       or       Effect  to Special      Date of                  for Rate
    ID      City   State     Flag       Servicer     Date    Servicer    Rehabilitation   Old Rate    Change
=========================================================================================================================
THIS REPORT IS HISTORICAL
-------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
Total For All Loans:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
-------------------------------------------------------------------------------------------------------------------------

                                      # of Loans           $ Balance
-------------------------------------------------------------------------------------------------------------------------
Modifications:
-------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
-------------------------------------------------------------------------------------------------------------------------
Total:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=================================================================================================
    S4      P50*   P25*   P25*    P11*       P11*               P47
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                              Future
                                                                             Interest
                                                      Total #      (1)       Loss to
                                                      Mths for  Realized     Trust $
Prospectus  New    Old    New     Old        New      Change    Loss to       (Rate
    ID      Rate   P&I    P&I   Maturity   Maturity   of Mod    Trust $     Reduction)    COMMENT
=================================================================================================

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

=================================================================================================

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
*     The information in these columns is from a particular point in time and should not change on this report once assigned.
-------------------------------------------------------------------------------------------------
(1)   Actual principal loss taken by bonds
-------------------------------------------------------------------------------------------------
(2)   Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-------------------------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex F

                   LB Commercial Mortgage Trust Series 1998-C4
        HISTORICAL LOSS ESTIMATE REPORT (RE0-SOLD or DISCOUNTED PAYOFF)
                            as of _________________

====================================================================================================================================
    S4          S55         S61       S57    S58      P45/P7       P75                           P45         P7          P37
------------------------------------------------------------------------------------------------------------------------------------
                                                     (c)=b/a       (a)                  (b)      (d)         (e)         (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Latest
             Short Name                                          Appraisal    Effect            Net Amt                 Total
Prospectus     (When      Property                  % Received   or Brokers   Date of  Sales   Received    Scheduled     P&I
    ID      Appropriate)    Type     City   State   From Sale     Opinion      Sale    Price   from Sale    Balance    Advanced
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================
    S4      P39+P38
-----------------------------------------------------------------------------------------------------------------------------
              (g)         (h)     (i)=d-(f+g+h)   (k)=i-e                     (m)                    (n)=k+m       (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------

                       Servicing                   Actual                     Minor                   Total         Loss %
Prospectus   Total       Fees                      Losses       Date Loss    Adj to    Minor Adj    Loss with    of Scheduled
    ID      Expenses    Expense   Net Proceeds   Passed thru   Passed thru    Trust   Passed thru   Adjustment      Balance
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex G

                   LB Commercial Mortgage Trust Series 1998-C4
                                REO STATUS REPORT
                                as of ___________


===========================================================================================================================
                                                                 S62 or
           S4                S55         S61      S57     S58      S63     P8      P7        P37       P39       P38
---------------------------------------------------------------------------------------------------------------------------
                                                                                   (a)       (b)       (c)       (d)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Other
                         Short Name                               Sq Ft   Paid  Scheduled  Total P&I   Total    Advances
                            (When      Property                    or     Thru    Loan      Advances  Expenses  (Taxes &
    Prospectus ID        Appropriate)    Type     City   State    Units   Date   Balance     To Date   To Date   Escrow)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

           S4                       P25        P11     P58    P54    P81         P74                    P75
-----------------------------------------------------------------------------------------------------------------------------
                         (e)=a+b+c+d                          (k)    (j)                 (f)=(k/j)      (g)       (h)=(.92*g)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            Value     Appraisal      Loss
                                   Current             LTM    LTM     Cap                   using      BPO or      using 92%
                           Total   Monthly   Maturity  NOI    NOI/    Rate    Valuation     NOI &     Internal     Appr. or
    Prospectus ID        Exposure    P&I       Date    Date   DSC   Assigned     Date      Cap Rate    Value**      BPO (f)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

===============================================================================================================

           S4                             P35           P77       P82         P79
---------------------------------------------------------------------------------------------------------------
                          (i)=(g/a)
---------------------------------------------------------------------------------------------------------------

                                    Total Appraisal               REO        Pending
                         Estimated    Reduction      Transfer  Acquisition  Resolution
    Prospectus ID        Recovery %   Realized         Date       Date         Date      Comments
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex H

                   LB Commercial Mortgage Trust Series 1998-C4
                               SERVICER WATCH LIST
                                as of ___________

====================================================================================================================================
    S4          S55         S61       S57    S58       P7         P8       P11       P54
------------------------------------------------------------------------------------------------------------------------------------
             Short Name                             Scheduled    Paid
Prospectus     (When      Property                    Loan       Thru    Maturity    LTM          Comment / Reason on Watch List
    ID      Appropriate)    Type     City   State    Balance     Date      Date      DSCR
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                              $
------------------------------------------------------------------------------------------------------------------------------------
* LTM - Last 12 months either trailing or last annual
====================================================================================================================================

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex I

                   LB Commercial Mortgage Trust Series 1998-C4
                       OPERATING STATEMENT ANALYSIS REPORT
                               as of _____________


 PROPERTY OVERVIEW
                                          ---------------
      LB Control Number
                                          -----------------------------
      Current Balance/Paid to Date
                                          ------------------------------------------------------------------------------------------
      Property Name
                                          ------------------------------------------------------------------------------------------
      Property Type
                                          ------------------------------------------------------------------------------------------
      Property Address, City, State
                                          ------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                          -----------------------------
      Year Built/Year Renovated
                                          ------------------------------------------------------------------
      Year of Operations                     Underwriting    1994          1995          1996       Trailing
                                          ------------------------------------------------------------------
      Occupancy Rate *
                                          ------------------------------------------------------------------
      Average Rental Rate
                                          ------------------------------------------------------------------

                                          * Occupancy rates are year end or the ending date of the financial statement for the period.

  INCOME:                                                                                        No. of Mos.
                                                                                               -------------
      Number of Mos.                                                  Prior Year   Current Yr.
                                          ------------------------------------------------------------------------------------------
      Period Ended                        Underwriting     1994          1995          1996    97 Trailing**   1996-Base   1996-1995
      Statement Classification              Base Line   Normalized    Normalized    Normalized  as of / /97     Variance    Variance
                                          ------------------------------------------------------------------------------------------
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                          ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                          ------------------------------------------------------------------------------------------
      Other Income
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   Effective Gross Income                     $0.00        $0.00        $0.00         $0.00        $0.00             %           %
                                          ------------------------------------------------------------------------------------------
                                          Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                          Servicer
                                          ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:
                                          ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                          ------------------------------------------------------------------------------------------
      Property Insurance
                                          ------------------------------------------------------------------------------------------
      Utilities
                                          ------------------------------------------------------------------------------------------
      General & Administration
                                          ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                          ------------------------------------------------------------------------------------------
      Management Fees
                                          ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                          ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                          ------------------------------------------------------------------------------------------
      Professional Fees
                                          ------------------------------------------------------------------------------------------
      Other Expenses
                                          ------------------------------------------------------------------------------------------
      Ground Rent
                                          ------------------------------------------------------------------------------------------
   Total Operating Expenses                   $0.00        $0.00        $0.00         $0.00        $0.00             %           %
                                          ------------------------------------------------------------------------------------------
   Operating Expense Ratio
                                          ------------------------------------------------------------------------------------------
   Net Operating Income                       $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------
      Leasing Commissions
                                          ------------------------------------------------------------------------------------------
      Tenant Improvements
                                          ------------------------------------------------------------------------------------------
      Replacement Reserve
                                          ------------------------------------------------------------------------------------------
   Total Capital Items                        $0.00        $0.00        $0.00         $0.00        $0.00                       $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   N.O.I. After Capital Items                 $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
Debt Service (per Servicer)                   $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------
Cash Flow after debt service                  $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   Source of Financial Data:
                                          ------------------------------------------------------------------------------------------
                                          (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                   LB Commercial Mortgage Trust Series 1998-C4
                   Form of NOI ADJUSTMENT WORKSHEET for "year"           Annex J
                               as of _____________

 PROPERTY OVERVIEW
                                   --------
      LB Control Number
                                   ----------------------
      Current Balance/Paid to Date
                                   ---------------------------------------------
      Property Name
                                   ---------------------------------------------
      Property Type
                                   ---------------------------------------------
      Property Address, City, State
                                   ---------------------------------------------
      Net Rentable Square Feet
                                   ----------------------
      Year Built/Year Renovated
                                   ---------------------------------------
      Year of Operations           Borrower    Adjustment       Normalized
                                   ---------------------------------------
      Occupancy Rate *
                                   ---------------------------------------
      Average Rental Rate
                                   ---------------------------------------
                                   *Occupancy rates are year end or the ending
                                    date of the financial statement for the
                                    period.
  INCOME:
      Number of Mos.Annualized      "Year"
                                   ---------------------------------------------
      Period Ended                 Borrower        Adjustment         Normalized
      Statement Classification      Actual
                                   ---------------------------------------------
      Rental Income (Category 1)
                                   ---------------------------------------------
      Rental Income (Category 2)
                                   ---------------------------------------------
      Rental Income (Category 3)
                                   ---------------------------------------------
      Pass Throughs/Escalations
                                   ---------------------------------------------
      Other Income
                                   ---------------------------------------------

                                   ---------------------------------------------
   Effective Gross Income           $0.00            $0.00              $0.00
                                   ---------------------------------------------
                                   Normalized - Full year financial statements that have been reviewed by the Servicer.

  OPERATING EXPENSES:
                                   ---------------------------------------------
      Real Estate Taxes
                                   ---------------------------------------------
      Property Insurance
                                   ---------------------------------------------
      Utilities
                                   ---------------------------------------------
      General & Administration
                                   ---------------------------------------------
      Repairs and Maintenance
                                   ---------------------------------------------
      Management Fees
                                   ---------------------------------------------
      Payroll & Benefits Expense
                                   ---------------------------------------------
      Advertising & Marketing
                                   ---------------------------------------------
      Professional Fees
                                   ---------------------------------------------
      Other Expenses
                                   ---------------------------------------------
      Ground Rent
                                   ---------------------------------------------
   Total Operating Expenses         $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
   Operating Expense Ratio
                                   ---------------------------------------------

                                   ---------------------------------------------
   Net Operating Income             $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
      Leasing Commissions
                                   ---------------------------------------------
      Tenant Improvements
                                   ---------------------------------------------
      Replacement Reserve
                                   ---------------------------------------------
   Total Capital Items              $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
   N.O.I. After Capital Items       $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
Debt Service (per Servicer)         $0.00        $0.00            $0.00
                                   ---------------------------------------------
Cash Flow after debt service        $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                   ---------------------------------------------

                                   ---------------------------------------------
DSCR: (after reserves\Cap exp.)
                                   ---------------------------------------------

                                   ---------------------------------------------
   Source of Financial Data:
                                   ---------------------------------------------
                                    (ie. operating statements, financial
                                    statements, tax return, other)

Notes and  Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex K

                   LB Commercial Mortgage Trust Series 1998-C4
                      COMPARATIVE FINANCIAL STATUS REPORT
                             as of _______________

============================================================================================================================
      S4         S57     S58                   P7        P8                         S72          S69        S70    S65  S66
----------------------------------------------------------------------------------------------------------------------------
                                                                                       Original Underwriting
----------------------------------------------------------------------------------------------------------------------------
                                                                                             Information
----------------------------------------------------------------------------------------------------------------------------
                                                                                 Basis Year
----------------------------------------------------------------------------------------------------------------------------
                                  Last                                           Financial
                                Property    Scheduled   Paid     Annual            Info
                                 Inspect      Loan      Thru      Debt            as of           %        Total    %   (1)
Prospectus ID   City    State     Date       Balance    Date     Service           Date          Occ      Revenue  NOI  DSCR
----------------------------------------------------------------------------------------------------------------------------
                                 yy/mm                                            yy/mm
----------------------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Total:                                      $                    $                              WA       $        $    WA
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================
                                                                                       Received
----------------------------------------------------------------------------------------------------------------------------
Financial Information:                                                                    Loans               Balance
----------------------------------------------------------------------------------------------------------------------------
                                                                                         #        %          $       %
----------------------------------------------------------------------------------------------------------------------------
Current Full Year:
----------------------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
----------------------------------------------------------------------------------------------------------------------------
Prior Full Year:
----------------------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using
    NOI / Debt Service.
----------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
      S4             P65    P64    P59     P61    P63   P58      P57     P52    P54  P56     P72    P73     P66     P68     P70
--------------------------------------------------------------------------------------------------------------------------------
                  2nd Preceding Annual Operating        Preceding Annual Operating           Trailing Financial
--------------------------------------------------------------------------------------------------------------------------------
                            Information                          Information                       Information
--------------------------------------------------------------------------------------------------------------------------------
                  as of _______            Normalized  as of _______            Normalized         Month Reported  Actual
--------------------------------------------------------------------------------------------------------------------------------
                  Financial                           Financial
                    Info                                Info                                 FS     FS
                    as of     %   Total     $    (1)   as of      %    Total     $   (1)    Start  End     Total     $      (%)
Prospectus ID       Date    Occ  Revenue   NOI   DSCR   Date     Occ   Revenue  NOI  DSCR   Date   Date   Revenue   NOI     DSC
--------------------------------------------------------------------------------------------------------------------------------
                   yy/mm                               yy/mm                                yy/mm  yy/mm
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Total:                     WA   $         $     WA               WA   $        $    WA            WA      $        $        WA
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
                    Required
--------------------------------------------------------------------------------------------------------------------------------
Financial Infor        Loans         Balance
--------------------------------------------------------------------------------------------------------------------------------
                      #      %      $       %
--------------------------------------------------------------------------------------------------------------------------------
Current Full Year:
--------------------------------------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------------------------------------
Prior Full Year:
--------------------------------------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using
    NOI / Debt Service.
--------------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
--------------------------------------------------------------------------------------------------------------------------------

=============================================================
      S4                              (2)
-------------------------------------------------------------
                                       Net Change
-------------------------------------------------------------

-------------------------------------------------------------
                                       Preceding & Basis
-------------------------------------------------------------

                                                %
                                       %      Total    (1)
Prospectus ID                         Occ    Revenue   DSC
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
Total:                                WA      $         WA
-------------------------------------------------------------

-------------------------------------------------------------

=============================================================

-------------------------------------------------------------
Financial Information:
-------------------------------------------------------------

-------------------------------------------------------------
Current Full Year:
-------------------------------------------------------------
Current Full Yr. received with DSC < 1:
-------------------------------------------------------------
Prior Full Year:
-------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
(1)   DSCR should match to Operating Statement and is normally
      calculated using NOI / Debt Service.
-------------------------------------------------------------
(2)   Net change should compare the latest year to the
      underwriting year
-------------------------------------------------------------

-------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                     Structured Asset Securities Corporation
                 Mortgage-Backed Securities, Issuable in Series

      This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Mortgage-Backed Certificates (the "Certificates," together with the Bonds, the "Securities") which may be issued from time to time in one or more series ("Series") under this Prospectus and the supplements hereto (each, a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

      The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ("PAC") Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the "Senior Securities"). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.

      Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, "Mortgage Loans") and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ("Private Mortgage-Backed Securities") issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus

Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See "SECURITY FOR THE BONDS AND CERTIFICATES."

      Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "RISK FACTORS."

      An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                                    Lehman Brothers

                                    November 17, 1998

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUPPLEMENT.......................................................   7

ADDITIONAL INFORMATION......................................................   7

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   8

SUMMARY OF TERMS............................................................   9

RISK FACTORS................................................................  30

DESCRIPTION OF THE SECURITIES...............................................  36
      General...............................................................  36
      The Bonds--General....................................................  36
      The Certificates--General.............................................  37
      Bearer Securities and Registered Securities...........................  38
      Book-Entry Registration...............................................  39
      Valuation of Mortgage Assets..........................................  40
      Payments or Distributions of Interest.................................  41
      Payments or Distributions of Principal................................  42
      Special Redemption....................................................  43
      Optional Redemption...................................................  44
      Mandatory Redemption..................................................  44
      Optional Termination..................................................  44
      Optional Repurchase of Certificates...................................  44
      Other Repurchases.....................................................  45

YIELD AND PREPAYMENT CONSIDERATIONS.........................................  45
      Timing of Payment or Distribution of Interest and Principal...........  45
      Principal Prepayments.................................................  45
      Prepayments and Weighted Average Life.................................  46
      Other Factors Affecting Weighted Average Life.........................  47

SECURITY FOR THE BONDS AND CERTIFICATES.....................................  48
      General...............................................................  48
      Mortgage Loans........................................................  49
      Private Mortgage-Backed Securities....................................  53
      Substitution of Mortgage Assets.......................................  54
      Collection Account....................................................  55
      Other Funds or Accounts...............................................  55
      Investment of Funds...................................................  56
      Guaranteed Investment Contract........................................  56
      Enhancement...........................................................  56

SERVICING OF MORTGAGE LOANS.................................................  56
      General...............................................................  56
      Collection Procedures.................................................  57
      Payments on Mortgage Loans; Deposits to Custodial Accounts............  58

                                                                            PAGE
                                                                            ----

      Advances..............................................................  58
      Maintenance of Insurance Policies and Other Servicing Procedures......  59
      Enforcement of Due-On Sale Clauses....................................  60
      Modification; Waivers.................................................  60
      Servicing Compensation and Payment of Expenses........................  60
      Evidence as to Compliance.............................................  60
      Certain Matters Regarding the Master Servicer and Special Servicer....  61

ENHANCEMENT.................................................................  61
      General...............................................................  61
      Subordinate Securities................................................  62
      Cross-Support Features................................................  63
      Insurance on the Mortgage Loans.......................................  63
      Letter of Credit......................................................  63
      Bond Guarantee Insurance..............................................  63
      Reserve Funds.........................................................  63

DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS..............................  64
      General...............................................................  64
      Hazard Insurance on the Mortgage Loans................................  64
      FHA Insurance.........................................................  65

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................................  65
      Mortgages.............................................................  66
      Interest in Real Property.............................................  66
      Junior Mortgages; Rights of Senior Mortgages or Beneficiaries.........  66
      Foreclosure of Mortgage...............................................  68
      Leasehold Risks.......................................................  70
      Rights of Redemption..................................................  70
      Environmental Matters.................................................  71
      Certain Laws and Regulations..........................................  73
      Leases and Rents......................................................  73
      Personalty............................................................  73
      Anti-Deficiency Legislation and Other Limitations on Lenders..........  74
      Federal Bankruptcy and Other Laws Affecting Creditors' Rights.........  74
      Due On-Sale Clauses in Mortgage Loans.................................  76
      Enforceability of Prepayment and Late Payment Fees....................  76
      Equitable Limitations on Remedies.....................................  77
      Applicability of Usury Laws...........................................  77
      Alternative Mortgage Instruments......................................  78
      Secondary Financing; Due-On-Encumbrance Provisions....................  78
      Americans With Disabilities Act.......................................  78
      Soldiers' and Sailors' Civil Relief Act of 1940.......................  79
      Forfeitures in Drug and RICO Proceedings..............................  79

THE INDENTURE...............................................................  79
      Certain Covenants.....................................................  80
      Modification of Indenture.............................................  80
      Events of Default.....................................................  81

                                                                            PAGE
                                                                            ----

      Authentication and Delivery of Bonds..................................  83
      Satisfaction and Discharge of the Indenture...........................  83
      Issuer's Annual Compliance Statement..................................  83
      List of Bondholders...................................................  83
      Meetings of Bondholders...............................................  84
      Fiscal Year...........................................................  84
      Trustee's Annual Report...............................................  84
      The Trustee...........................................................  84

THE TRUST AGREEMENT.........................................................  84
      Assignment of Mortgage Assets.........................................  85
      Repurchase of Non-Conforming Loans....................................  85
      Reports to Certificateholders.........................................  86
      Event of Default......................................................  87
      Rights Upon Event of Default..........................................  88
      The Trustee...........................................................  89
      Duties of the Trustee.................................................  89
      Resignation of Trustee................................................  89
      Amendment of Trust Agreement..........................................  90
      Voting Rights.........................................................  90
      List of Certificateholders............................................  90
      REMIC Administrator...................................................  90
      Termination...........................................................  90

THE ISSUER..................................................................  91
      The Company...........................................................  91
      Owner Trust...........................................................  91
      Administrator.........................................................  92

USE OF PROCEEDS.............................................................  92

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES................................  93

FEDERAL INCOME TAX CONSIDERATIONS...........................................  93
      General...............................................................  93
      Characterization of Securities........................................  94
      Taxation of Regular Interest Securities...............................  95
      Sale or Exchange of Regular Interest Securities.......................  99
      REMIC Expenses.......................................................  100
      Taxation of the REMIC................................................  100
      Taxation of Holders of Residual Interest Securities..................  102
      Excess Inclusion Income..............................................  103
      Restrictions on Ownership and Transfer of Residual Interest
      Securities ..........................................................  103
      Administrative Matters...............................................  104
      Tax Status as a Grantor Trust........................................  104
      Miscellaneous Tax Aspects............................................  108
      Tax Treatment of Foreign Investors...................................  108

STATE AND LOCAL TAX CONSIDERATIONS.........................................  109

                                                                            PAGE
                                                                            ----

ERISA CONSIDERATIONS.......................................................  109

LEGAL INVESTMENT...........................................................  113

PLAN OF DISTRIBUTION.......................................................  115

LEGAL MATTERS..............................................................  116

GLOSSARY...................................................................  117

                              PROSPECTUS SUPPLEMENT

      The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series;
(c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (e) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (f) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (g) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied; (h) the extent of subordination of any Subordinate Securities; (i) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (j) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (k) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (l) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (m) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (n) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (o) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series; (p) the plan of distribution of such Series; and (q) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                             ADDITIONAL INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number (212) 526-5594.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Indenture (the "Trust Indenture") or Trust Agreement (the "Trust Agreement"), as applicable, and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company or a trust established by the Company and LaSalle National Bank, a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the "Trustee") or a Trust and the Trustee (collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the "Trust Agreement").

Securities Offered
A.  The Bonds...................... Collateralized Mortgage Obligations (the
                                    "Bonds"). The Bonds may be issued from time to time in separately secured Series pursuant to the Indenture and a related Series Supplement. Each Series will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC") Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities, Senior Securities or Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, maturity date, Payment Dates and Bond Interest Rate. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Bonds with respect to the right to receive payments of principal, interest, or both, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Bonds under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Bonds of each Class will be issued in fully registered form in the minimum denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Bonds or certain Classes of such Bonds offered thereby may be available in book-entry form only. The Bonds may be issued in registered form or bearer form with coupons attached. Bonds in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "DESCRIPTION OF THE SECURITIES--The Bonds--General" and
                                    "ENHANCEMENT--Subordinate Securities."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

B.  The Certificates............... Mortgage-Backed Certificates (the
                                    "Certificates"). The Certificates are
                                    issuable from time to time in separate
                                    Series pursuant to separate Trust Agreements and a related Series Supplement. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such Series. Each Series of Certificates will consist of one or more Classes of Certificates, one or more of which may be Classes of Compound Interest Securities, PAC Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities,
                                    Subordinate Securities or Senior Securities.
                                    If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain Classes of such Certificates offered thereby may be available in book-entry form only.

Issuer............................. The Issuer with respect to a Series of Bonds will be Structured Asset Securities
                                    Corporation (the "Company") or an owner
                                    trust established by it ("Owner Trust") for the purpose of issuing one or more Series of Bonds. Each such Owner Trust will be created by an agreement (the "Deposit Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"). The Bonds will be non-recourse obligations of the Issuer. The Series Supplement for a particular Series of Bonds may permit the assets pledged to secure the related Bonds to be transferred by the Issuer to a trust or other limited purpose affiliate of the Company, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

                                    The Issuer with respect to a Series of
                                    Certificates will be a trust fund (the
                                    "Trust Fund") established by the Company for the purpose of issuing one or more Series of Certificates. Such Trust Fund will be created by an agreement (the "Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as trustee (the "Trustee").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Bonds or distributions on a Series of Certificates, other than the assets pledged as security for a specific Series of Bonds issued by it, or assets deposited into a Trust Fund, the Certificates issued by such Trust Fund as Issuer representing a beneficial ownership interest in such assets. Unless otherwise specified in the related Prospectus Supplement, (i) each Series of Bonds will be separately secured and no Series of Bonds will have any claim against or security interest in the assets pledged to secure any other Series, and (ii) no Series of Certificates will have a beneficial ownership interest in any other Series.

                                    The Company, a Delaware corporation, is a limited-purpose finance subsidiary organized for the purpose of issuing one or more Series and other similar obligations directly or through one or more Trust Funds established by it. Although all of the outstanding capital stock of the Company is owned by Lehman Commercial Paper Inc. ("LCPI"), a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), neither LCPI nor Lehman Brothers nor any of their affiliates has guaranteed or is otherwise obligated with respect to any Series, except with respect to any representations and warranties given by any such affiliate as originator, seller or servicer of Mortgage Assets relating to a Series.

                                    The Company's principal office is located at 200 Vesey Street, New York, New York 10285 and its telephone number is (212) 526-5594. See "RISK FACTORS" and "THE ISSUER."

Interest Payments on
the Bonds.......................... Each Class of a Series of Bonds (other than a Class of Zero Coupon Securities or
                                    Principal Only Securities) will accrue
                                    interest at the rate set forth in (or, in the case of Variable Interest Securities, as determined by the method described in) the related Prospectus Supplement (the "Bond Interest Rate"). Interest on all Bonds which bear interest, other than Compound Interest Securities, will be due and payable on the Payment Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Bonds. Payments of interest on a Class of Variable Interest Securities will be made on the dates set forth in the related Prospectus Supplement (the "Variable Interest Payment Dates"). Interest on any Class of Compound Interest Securities will not be paid currently, but will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date through

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                                    the Accrual Termination Date specified in
                                    the related Prospectus Supplement. Following the applicable Accrual Termination Date, interest payments on such Bonds will be made on the Compound Value thereof. Interest Only Bonds may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Bonds based on the principal balances or Bond Value of the Mortgage Loans attributable to the Bonds of a Series entitled to receive principal, and will be adjusted monthly over the life of the Bonds based upon adjustments to the Bond Value of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal. Zero Coupon Securities and Principal Only Securities will not accrue, and will not be entitled to receive, any interest.

                                    Each payment of interest on each Class of Bonds (or addition to principal of a Class of Compound Interest Securities) on a Payment Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date for such Series, the yield realized by the Holders of such Bonds may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Bonds), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding. See "YIELD AND PREPAYMENT CONSIDERATIONS."

                                    With respect to any Class of Variable
                                    Interest Securities, the related Prospectus
                                    Supplement will set forth: (a) the initial
                                    Bond Interest Rate (or the manner of
                                    determining the initial Bond Interest Rate);
                                    (b) the formula, index or other method by which the Bond Interest Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; (d) the interest rate cap (the "Maximum Variable Interest Rate") or the interest rate floor

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                                    (the "Minimum Variable Interest Rate") on
                                    the Bond Interest Rate, if any, for such Variable Interest Securities; and (e) the Variable Interest Period and any other terms relevant to such Class of Bonds. See "DESCRIPTION OF THE SECURITIES--Payments or Distributions of Interest."

Interest Distributions on
the Certificates................... Interest distributions on the Certificates of a Series (other than Certificates that are Zero Coupon Securities or Principal Only Securities) will be made from amounts available therefor on each Distribution Date at the applicable rate specified in (or determined in the manner set forth in) the related Prospectus Supplement. The interest rate on Certificates of a Series may be variable or change with changes in the mortgage rates or annual percentage rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets. Zero Coupon Securities and Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Compound Interest Securities will not receive distributions of interest but accrued interest will be added to the principal balance thereof on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Securities will be made on the basis of their Compound Value.

Principal Payments on the
Bonds.............................. All payments of principal of a Series will be allocated among the Classes of such
                                    Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Bonds of any such Class, as specified in the related Prospectus Supplement.

                                    Except with respect to Zero Coupon
                                    Securities, Compound Interest Securities and
                                    Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date principal payments will be made on the Bonds of each Series in an amount (the "Principal Payment Amount") as determined by a formula specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, if the Series of Bonds has a Class of Compound Interest Securities, additional principal payments on the Bonds will be made on each Payment Date in an amount equal to the interest accrued, but not then payable, on such Bonds for the related Interest Accrual Period. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted

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                                    amounts with respect to each Payment Date,
                                    as set forth in the related Prospectus
                                    Supplement.

Principal Distributions on the
Certificates....................... Principal distributions on the Certificates of a Series will be made from amounts
                                    available therefor on each Distribution
                                    Date, unless otherwise specified in the
                                    related Prospectus Supplement, in an
                                    aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

                                    Except with respect to Zero Coupon
                                    Securities, Compound Interest Securities and
                                    Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Distribution Date principal payments will be made on the Certificates of each Series in the Principal Payment Amount as determined by a formula specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, if the Series of Certificates has a Class of Compound Interest Securities, additional principal payments on the Certificates will be made on each Distribution Date in an amount equal to the interest accrued, but not then payable, on such Certificates for the related Interest Accrual Period. If the Series of Certificates has a Class of PAC Securities, such PAC Securities will have certain priorities of distribution with respect to principal to the extent of certain targeted amounts with respect to each Distribution Date, as set forth in the related Prospectus Supplement.

Allocation of Losses............... If so specified in the related Prospectus
                                    Supplement, on any Payment Date or
                                    Distribution Date, as applicable, on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro

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                                    rata in the proportion which the outstanding
                                    principal of each Bond or Certificate of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class. See "DESCRIPTION OF THE SECURITIES--Payments or Distributions of Principal."

Stated Maturity of the Bonds....... The "Stated Maturity" for each Class of a
                                    Series is the date specified in the related
                                    Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement. However, the actual maturity of the Bonds is likely to occur earlier and may occur significantly earlier than their Stated Maturity. The rate of prepayments on the Mortgage Assets pledged as security for any Series will depend on a variety of factors, including the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, geographic, tax, legal and other factors. No assurance can be given as to the actual prepayment experience of such Mortgage Assets. See "YIELD AND PREPAYMENT CONSIDERATIONS."

Final Scheduled Distribution
Date of the Certificates........... The Final Scheduled Distribution Date for
                                    each Class of Certificates of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                    The actual maturity date of the Certificates of a Series will depend primarily upon the level of prepayments with respect to the Mortgage Loans comprising the Mortgage Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates. The rate of prepayments on the Mortgage Loans comprising Mortgage Assets in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS"

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                                    and "YIELD AND PREPAYMENT
                                    CONSIDERATIONS--Prepayments and Weighted
                                    Average" herein.

Redemption of Bonds................ The Bonds will be redeemable only as follows:

                                    a. Special Redemption

                                    If specified in the related Prospectus
                                    Supplement, Bonds of a Series will be
                                    subject to special redemption, in whole or in part, if, as a result of principal payments on the Mortgage Assets securing such Series or low reinvestment yields or both, the Trustee determines (based on assumptions, if any, specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account for such Series on the date specified in the related Prospectus Supplement will be insufficient to meet debt service requirements on any portion of the Bonds. Any such redemption would be limited to the aggregate amount of all scheduled principal payments and prepayments on the Mortgage Assets received since the last Payment Date or Special Redemption Date, whichever is later, and may shorten the maturity of any Bond so redeemed by no more than the period between the date of such special redemption and the next Payment Date. Unless otherwise specified in the related Prospectus Supplement, special redemptions of Bonds of a Series will be made in the same priority and manner as principal payments are made on a Payment Date. Bonds subject to special redemption shall be redeemed on the applicable Special Redemption Date at 100% of their unpaid principal amount plus accrued interest on such principal to the date specified in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement or other agreement, and in certain other events at the Redemption Price. See "DESCRIPTION OF THE SECURITIES--Special Redemption."

                                    b. Optional Redemption

                                    To the extent specified in the related
                                    Prospectus Supplement, one or more Classes of any Series may be redeemed in whole, or in part, at, unless otherwise specified in the related Prospectus Supplement, the Issuer's option on any Payment Date on or after the date specified in the related Prospectus Supplement and at the Redemption Price. See "DESCRIPTION OF THE SECURITIES--Optional Redemption."

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                                    c. Mandatory Redemption

                                    If specified in the related Prospectus
                                    Supplement for a Series, the Bonds of one or more Classes ("Individual Investor Bonds") may be subject to mandatory redemptions by lot or by such other method set forth in the Prospectus Supplement. The related Prospectus Supplement relating to a Series of Bonds with Individual Investor Securities will set forth Class priorities, if any, and conditions with respect to redemptions. Individual Investor Securities to be redeemed shall be selected by random lot in $1,000 units, after making all permitted redemptions requested by holders of Individual Investor Securities or by such other method set forth in the Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Mandatory Redemption."

Optional Termination of Trust
Fund............................... If so specified in the related Prospectus
                                    Supplement, the Company, as depositor of the Primary Assets into the Trust Fund (acting in such capacity, and in such capacity in respect of an Owner Trust, the "Depositor"), the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Certificates of any Class of the Series is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination."

Repurchases of Certificates........ If so specified in the related Prospectus
                                    Supplement, one or more classes of the
                                    Certificates of such Series may be
                                    repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement and at the repurchase price set forth therein. See "DESCRIPTION OF THE SECURITIES--Optional Repurchase of Certificates" herein.

                                    If so specified in the related Prospectus
                                    Supplement, any Class of the Certificates may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor (including by random lot). See "DESCRIPTION OF THE SECURITIES--Other Repurchases" herein.

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Security for the Bonds,
or the Trust Fund for the
Certificates....................... Each Series of Bonds will be separately secured by Primary Assets consisting of one or more of the assets described below, as specified in the Prospectus Supplement. The Trust Fund for a Series of Certificates will consist of one or more of the assets described below, as specified in the related Prospectus Supplement.

                                    a. Mortgage Assets

                                    The Primary Assets for a Series may consist of any combination of the following, to the extent and as specified in the related Prospectus Supplement:

                                    (1) Mortgage Loans

                                    Mortgage Assets for a Series may consist, in whole or in part, of Mortgage Loans, including participation interests therein owned by the Issuer. Some Mortgage Loans or Mortgage Loans underlying such participation interests may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Mortgage Loans comprising or underlying the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loan. Payments on such Mortgage Loans will be collected by the Trustee or by the Servicer or Master Servicer with respect to a Series and remitted to the Trustee as described in the related Prospectus Supplement and will be available in the priority described in the related Prospectus Supplement to make payments on the Bonds of that Series. To the extent specified in the related Prospectus Supplement, Mortgage Loans owned by the Issuer will be serviced by Servicers, and, if applicable, a Master Servicer, either of which may be affiliates or shareholders of the Issuer.

                                    Mortgaged Properties securing Mortgage Loans may consist of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units, mixed multifamily/commercial property or commercial property. Mortgage Loans secured by Multifamily Property may consist of FHA Loans. Mortgage Loans may, as specified in the related Prospectus Supplement, have various payment characteristics and may consist of fixed rate loans or ARMs or Mortgage Loans having balloon or other irregular payment features. Unless otherwise specified in the related Prospectus Supplement, the

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                                    Mortgage Loans will be secured by first
                                    mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will describe certain characteristics of the Mortgage Loans comprising the Mortgage Assets for a Series, including, without limitation, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Assets; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any enhancement relating to the Mortgage Assets; (h) the relative percentage (by principal balance as of the Cut-Off
                                    Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property;
                                    (i) the geographic dispersion of Mortgaged
                                    Properties securing the Mortgage Loans; and
                                    (j) the use or type of each Mortgaged
                                    Property securing a Mortgage Loan.

                                    If permitted by applicable law, the Mortgage
                                    Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer or the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate, by the mortgagor as debtor-in-possession or otherwise. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans" and "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing
                                    Procedures--Presentation of Claims;
                                    Realization Upon Defaulted Mortgage Loans."

                                    (2) Private Mortgage-Backed Securities

                                    Private Mortgage-Backed Securities may
                                    include (a) mortgage participations or
                                    pass-through certificates representing
                                    beneficial interests in certain Mortgage
                                    Loans,

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                                    (b) debt obligations interest payments on
                                    which may be tax-exempt in whole or in part secured by mortgages or (c) participations or other interests in any of the foregoing. Although individual Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be, so insured or guaranteed. Unless otherwise specified in the Prospectus Supplement relating to a Series, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee (on behalf of the Trust Estate) as registered owner of such Private Mortgage-Backed Securities. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal income tax characteristics relating to the tax-exempt status of such obligations.

                                    The related Prospectus Supplement for a
                                    Series will specify, to the extent
                                    applicable, (i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund for such Series; (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed interest rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features), (B) the approximate aggregate principal amount, if known, of the underlying Mortgage Loans, participations or other interests which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the stated maturities of the Mortgage Loans, participations or other interests at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities or formula therefor; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the Servicer or Master Servicer of the Private Mortgage-Backed Securities and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve

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                                    funds, insurance policies, letters of
                                    credit, guarantees or overcollateralization, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities themselves may, or are required to, be repurchased prior to maturity; and (x) the terms on which substitute Mortgage Loans, participations or other interests may be delivered to replace those initially deposited with the PMBS Trustee.

                                    (3) Determination of Asset Value

                                    If provided in the applicable Prospectus
                                    Supplement, each item of Mortgage Assets for a Series will be assigned an Asset Value. Unless otherwise specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Primary Assets securing a Series of Bonds or comprising a Trust Fund will equal not less than the original Aggregate Outstanding Principal of such Series. The Asset Value of an item of Primary Assets securing any Series of Bonds or comprising a Trust Fund is intended to represent the principal amount of Securities of such Series that, based on certain assumptions stated in the related Series Supplement, can be supported by payments on such item of Primary Assets, irrespective of prepayments thereon, together with, depending on the type of Primary Assets and method used to determine its Asset Value, reinvestment earnings at the related Assumed Reinvestment Rate, if any, and amounts in any Reserve Fund established for that Series. In such a case, the related Prospectus Supplement will set forth the method or methods and related assumptions used to determine Asset Value, if such method is used, for the Primary Assets securing the related Series. See "DESCRIPTION OF THE SECURITIES--Valuation of Mortgage Assets."

                                    b. Collection Account

                                    Unless otherwise provided in the related
                                    Prospectus Supplement, all payments on the Primary Assets pledged as security for a Series or comprising the assets of a Trust Fund will be remitted to a Collection Account to be established with the Trustee, or if the Trustee is not also the Paying Agent, with the Paying Agent, for such Series. Unless otherwise provided in the related Prospectus Supplement, such payments, together with the Reinvestment Income thereon, if any, the amount of cash, if any, initially deposited in the Collection Account by the Issuer together with Reinvestment Income thereon, if any, and any amounts

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                                    withdrawn from any Reserve Fund established
                                    for such Series, will be available to make payments or distributions of principal of and interest on such Series on the next Payment Date or Distribution Date, as applicable. Any funds remaining in the Collection Account for a Series immediately following a Payment Date or Distribution Date, as applicable (unless required to be deposited into one or more Reserve Funds, as described below, or applied to pay certain expenses or other payments provided for in the Indenture or Trust Agreement, as applicable) will be promptly paid as provided in the Indenture or Trust Agreement to the Issuer or, in certain circumstances, to owners of residual interests and, upon such payment, will be released from the lien of the Indenture or Trust Agreement, as applicable. See "SECURITY FOR THE BONDS AND CERTIFICATES--Collection Account."

                                    c. Guaranteed Investment Contracts and Other
                                    Agreements

                                    The Issuer may obtain and deliver to the Trustee Guaranteed Investment Contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate for the Series. The Issuer may also obtain and deliver to the Trustee certain other agreements such as interest rate swap agreements, interest rate cap or floor agreements or similar agreements issued by a bank, insurance company, savings bank, savings and loan association or other entity which reduce the effects of interest rate fluctuations on the Mortgage Assets or the Securities. The principal terms of any such Guaranteed Investment Contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. Additionally, the related Prospectus Supplement will provide certain information with respect to the issuer of such Guaranteed Investment Contract or other agreement.

Enhancement........................ Enhancement in the form of reserve funds, subordination, overcollateralization,
                                    insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Securities of a Series. If the Mortgage Assets are divided into separate Mortgage Groups, each securing or supporting a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities secured by one Mortgage Group prior to distributions to Subordinate

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                                       22
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                                    Securities secured by another Mortgage Group
                                    within the Trust Estate or Trust Fund.

                                    The type, characteristics and amount of
                                    enhancement will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. If so specified in the related Prospectus Supplement, any such enhancement may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such enhancement will be limited. See "ENHANCEMENT" and "RISK FACTORS" herein.

                                    a. Subordinate Securities

                                    A Series of Securities may include one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Payment Date or Distribution Date, as applicable, will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other enhancement. Unless otherwise specified in the related Prospectus Supplement, such subordination will be in lieu of providing insurance policies or other credit support with respect to losses arising from such events. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Securities.

                                    The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to holders of Senior Securities and/or to holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and

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                                       23
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                                    conditions for applying such a cross-support
                                    feature. See "ENHANCEMENT--Subordinate
                                    Securities."

                                    b. Insurance

                                    If so specified in the related Prospectus
                                    Supplement, certain insurance policies will be required to be maintained with respect to the Mortgage Loans included in the Trust Estate or Trust Fund for a Series. Such insurance policies may include, but are not limited to, a standard hazard insurance policy or, with respect to FHA Loans, FHA Insurance. See "ENHANCEMENT" and "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS" herein. The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including (a) the types of coverage provided by each, (b) the amount of such coverage and (c) conditions to payment under each. To the extent described in the related Prospectus Supplement, certain insurance policies to be maintained with respect to the Mortgage Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority or creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Servicer or Master Servicer, if any, provided that no rating assigned to Securities of the related Series offered hereby and by the related Prospectus Supplement is adversely affected and such insurance policies may apply only in the event of certain types of losses, all as set forth in the related Prospectus Supplement.

                                    c. Letter of Credit

                                    If so specified in the related Prospectus
                                    Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

                                    The maximum liability of an L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Mortgage Loans in the Trust Estate or Trust Fund or one or more Classes of Securities of the related Series (the "L/C Percentage"). The

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                                       24
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                                    maximum amount available at any time to be
                                    paid under a letter of credit will be
                                    determined in the manner specified therein and in the related Prospectus Supplement. See "ENHANCEMENT--Letter of Credit."

                                    d. Bond Guarantee Insurance

                                    If so specified in the related Prospectus
                                    Supplement, credit support for a Series may be provided by an insurance policy (the "Bond Guarantee Insurance") issued by one or more insurance companies. Such Bond Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. See "ENHANCEMENT--Bond Guarantee Insurance."

                                    e. Reserve Funds

                                    The Issuer may deposit in one or more
                                    reserve funds (collectively, the "Reserve
                                    Funds") for any Series cash, Eligible
                                    Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Securities of such Series or to reduce the likelihood of a special redemption with respect to any Series. Reserve Funds may be established to provide protection against certain losses or delinquencies in addition to or in lieu of other credit support. Amounts on deposit in the Reserve Funds for a Series, together with (unless otherwise specified in the related Prospectus Supplement) the reinvestment income thereon, if any, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

                                    On each Payment Date or Distribution Date, as applicable, for a Series, all amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Indenture or Trust Agreement, as applicable, and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future payments or distributions on the Securities of such Series.

                                    Additional information concerning any
                                    Reserve Funds, including whether any such Reserve Fund is a part of the Trust Estate or Trust Fund, the circumstances under which

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                                    moneys therein will be applied to make
                                    distributions to Bondholders or
                                    Certificateholders, the balance required to be maintained in such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding any such Reserve Fund, will be set forth in the related Prospectus Supplement. See "ENHANCEMENT--Reserve Funds."

                                    f. Overcollateralization

                                    To the extent applicable and as specified in the related Prospectus Supplement, a Series may be structured such that the outstanding principal balances or Aggregate Asset Value of the Mortgage Assets securing a Series may exceed the Aggregate Outstanding Principal of such Series, thereby resulting in overcollateralization. See "DESCRIPTION OF THE SECURITIES--Valuation of Mortgage Assets."

Servicing Agreements............... Various Servicers will perform certain servicing functions with respect to any
                                    Mortgage Loans comprising Mortgage Assets or
                                    Underlying Collateral for a Series. In
                                    addition, if so specified in the related
                                    Prospectus Supplement, a Master Servicer identified in the related Prospectus Supplement may service Mortgage Loans directly or administer and supervise the performance by the Servicers of their duties and responsibilities under separate servicing agreements. Each Servicer must meet the requirements of the Master Servicer, if any, and be approved by the Issuer, and, if specified in the related Prospectus Supplement, the Master Servicer and each Servicer must be approved by either FNMA or FHLMC as a seller-servicer of mortgage loans and, in the case of FHA Loans, by HUD as an FHA mortgagee. Each Servicer will be obligated under a servicing agreement to perform customary servicing functions and may be obligated to advance funds to cover certain payments not made by the Mortgagors to the extent described herein and in the related Prospectus Supplement. The Master Servicer, if any, may, if so specified in the related Prospectus Supplement, be obligated to advance funds to cover any required Advances not made by the Servicers to the extent that, in the judgment of the Master Servicer, such Advances are recoverable under the Insurance Policies, any Enhancement or from the proceeds of liquidation of the Mortgage Loans or as provided in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions to and any limitations on such Advances and the conditions under which such Advances will be recoverable. With respect to any such Series, the Issuer may (i) enter into a standby agreement with an independent standby Servicer acceptable to each Rating Agency rating such Securities providing that such standby Servicer will assume the Servicer's or Master Servicer's

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                                    obligations in the event of a default by the
                                    Master Servicer or Servicer or (ii) obtain a servicer performance bond acceptable to each Rating Agency rating such Securities that will guarantee certain of the Servicer's or Master Servicer's obligations. The Issuer will assign to the Trustee its rights under any Master Servicing Agreement and any servicing agreements so provided with respect to a Series as security for the Series. See "SERVICING OF MORTGAGE LOANS" and "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans" herein.

Special Servicer................... If so specified in the related Prospectus
                                    Supplement, to the extent a Mortgage Loan on or after the Closing Date meets certain criteria set forth in the related Prospectus Supplement, (i) all or a portion of the servicing responsibilities with respect to such Mortgage Loan may be transferred to a Special Servicer or (ii) the Special Servicer will provide advisory services with respect to the servicing of such Mortgage Loan. See "SERVICING OF MORTGAGE LOANS" herein.

Federal Income Tax
Considerations..................... Unless otherwise stated in the applicable
                                    Prospectus Supplement, a real estate
                                    mortgage investment conduit (a "REMIC")
                                    election will be made with respect to each Series of Securities. Securities of such Series will be designated as "regular interests" in a REMIC ("Regular Interest Securities") or as "residual interests" in a REMIC ("Residual Interest Securities").

                                    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; (iv) interests in an entity that will be treated as a partnership for federal income tax purposes; or (v) interests in an entity or a pool of assets that will satisfy the requirements for qualification as a financial asset securitization investment trust (a "FASIT") for federal income tax purposes. Federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

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                                    Compound Interest Securities, Interest
                                    Weighted Securities and Zero Coupon
                                    Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Bondholder or
                                    Certificateholder will be required to
                                    include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC will generally represent "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Securities (other than interests in grantor trusts and certain interests in a FASIT) will not qualify for such treatment.

                                    A holder of a Residual Interest Security will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the holder of a Residual Interest Security may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. Accordingly, a Residual Interest Security may have a negative "value". In addition, a portion (or all) of the income from a Residual Interest Security
                                    (i) is not subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, is treated as unrelated business taxable income and (iii) for a foreign holder, does not qualify for exemption from or reduction of withholding. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See "FEDERAL INCOME TAX CONSIDERATIONS."

ERISA Considerations............... A fiduciary of any employee benefit plan or other retirement arrangement subject to
                                    Title I of the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA
                                    CONSIDERATIONS."

Legal Investment................... The related Prospectus Supplement will specify whether any Class of the Securities of the particular Series offered by this Prospectus and the related Prospectus Supplement will

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                                    constitute "mortgage related securities"
                                    under the Secondary Mortgage Market
                                    Enhancement Act of 1984, as amended
                                    ("SMMEA"). Investors whose investment
                                    authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

                                    The Issuer will use the net proceeds from the sale of each Series to (i) purchase Mortgage Loans and/or Private
                                    Mortgage-Backed Securities comprising the
                                    Mortgage Assets securing such Securities,
                                    (ii) repay indebtedness which has been
                                    incurred to acquire Mortgage Assets to be pledged by the Issuer as security for the Bonds or to be deposited into a Trust Fund,
                                    (iii) establish any Reserve Funds described in the related Prospectus Supplement, or
                                    (iv) pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the seller of such Mortgage Assets. See "USE OF PROCEEDS."

Ratings............................ It will be a condition to the issuance of any Securities offered by this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one Rating Agency. The rating or ratings applicable to Securities of each Series will be as set forth in the related Prospectus Supplement.

                                    A security rating should be evaluated
                                    independently of similar ratings of
                                    different types of securities. A security rating does not address the effect that the rate of prepayment on Mortgage Loans comprising or underlying the Mortgage Assets or the effect that reinvestment rates may have on the yield to investors in the Securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. See "RISK FACTORS."

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                                       29

                                  RISK FACTORS

      Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

      Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading "DESCRIPTION OF THE SECURITIES--General," "--The Bonds--General," and "--The Certificates--General" for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Special Redemption," "--Optional Redemption," "--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases." Lehman Brothers Inc. ("Lehman Brothers"), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

      Limited Assets. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

      Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

      Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

      Yield and Prepayment Considerations. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See "YIELD AND PREPAYMENT CONSIDERATIONS."

      Limited Nature of Rating. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

      The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

      Certain Mortgage Loans and Mortgaged Property; Obligor Default. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

      Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

      If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "ENHANCEMENT."

      Enhancement Limitations. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

      In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

      The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "DESCRIPTION OF THE SECURITIES," "SECURITY FOR THE BONDS AND CERTIFICATES" and "ENHANCEMENT."

      Overcollateralization and Subordination. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the aggregate principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

      Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

      Delinquent and Non-Performing Mortgage Loans. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans."

      Remedies Following Default. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See "THE INDENTURE--Events of Default."

      In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

      In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

      Enforceability. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

      As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders."

      Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which sch action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters."

      ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA CONSIDERATIONS."

      Certain Federal Tax Considerations Regarding Residual Interest Bonds and Residual Interest Certificates. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Holders of Residual Interest Securities." Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal (if any). A portion (or all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Bonds and Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Bond or a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

                          DESCRIPTION OF THE SECURITIES

General

      The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

The Bonds--General

      The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and LaSalle National Bank (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

      The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "--Bearer Securities and Registered Securities." Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

      Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

      The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

The Certificates--General

      The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and LaSalle National Bank (or another bank or trust company named in the related Prospectus Supplement). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

      Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ("PACs"). A Series of Certificates may also include one or more Classes of Subordinate Securities.

      Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Bearer Securities and Registered Securities."

      Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

      Distributions of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

      The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "THE TRUST AGREEMENT--Reports to Certificateholders."

Bearer Securities and Registered Securities

      Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

      Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES."

      Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

      Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certification Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the Issuer's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Book-Entry Registration

      If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

      DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

      The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

      Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ("Definitive Securities") to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Securities Owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

Valuation of Mortgage Assets

      If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

      With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

      There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

      The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

Payments or Distributions of Interest

      Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

      To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

      Interest Only Securities or Interest Weighted Securities, among others, may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

      If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

Payments or Distributions of Principal

      On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

      Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the "Principal Payment Amount") will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

      If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

      One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "ENHANCEMENT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "ENHANCEMENT." If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

Special Redemption

      If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

      To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

      All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

      In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

Optional Redemption

      The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it qualifies as a "qualified liquidation" under Section 860F of the Code. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

Mandatory Redemption

      If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ("Individual Investor Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

      Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

Optional Termination

      If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which one or more REMIC elections have been made, the Trustee must conduct the optional termination so as to constitute a "qualified liquidation" under Section 860F of the Code. See "THE TRUST AGREEMENT--Termination."

Optional Repurchase of Certificates

      If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

                       YIELD AND PREPAYMENT CONSIDERATIONS

Timing of Payment or Distribution of Interest and Principal

      Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

Principal Prepayments

      The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

      The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

Prepayments and Weighted Average Life

      The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

      The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

      "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "SECURITY FOR THE BONDS AND CERTIFICATES."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

      The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

      Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

Other Factors Affecting Weighted Average Life

      Type of Mortgage Loan. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

      A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid or distributed to the investor.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

      Due on Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series will not exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

      Single Mortgage Loan or Single Obligor. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                     SECURITY FOR THE BONDS AND CERTIFICATES

General

      Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets, (c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any, (f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account,
(g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

      To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

      Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:
(a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

      The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See "--Private Mortgage-Backed Securities" below.

      Unless otherwise specified in the related Prospectus Supplement for a Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required payments of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "YIELD AND PREPAYMENT CONSIDERATIONS." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

Mortgage Loans

      General. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests are conveyed to the Trustee, and Mortgage Loans underlying Private Mortgage-Backed Securities are referred to herein as the "Mortgage Loans." Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

      The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS--Hazard Insurance on the Mortgage Loans--FHA Insurance."

      Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

      If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures--Presentation of Claims; Realization Upon Defaulted Mortgage Loans." In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

      The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof;
(c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

      If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

      The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See "RISK FACTORS" and "YIELD AND PREPAYMENT CONSIDERATIONS."

      Mortgage Underwriting Standards and Procedures. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

      Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

      Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with pre-established guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "YIELD AND PREPAYMENT CONSIDERATIONS."

      Determination of Compliance With Pool Requirements and Underwriting Procedures. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

      If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

      Repurchase and Substitution of Non-Conforming Mortgage Loans. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price generally equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

      Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate (a "Deleted Mortgage Loan") or Trust Fund, as applicable, and substitute in its place one or more other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

      The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Master Servicer and Special Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payments to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

      Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "SERVICING OF THE MORTGAGE LOANS." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "SERVICING OF MORTGAGE LOANS."

Private Mortgage-Backed Securities

      General. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or (c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a "PMBS Agreement"). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

      The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Underlying Mortgage Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

      Enhancement Relating to Private Mortgage-Backed Securities. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

      Additional Information. The Prospectus Supplement for a Series which includes Private Mortgage-Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and
(D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor, (vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their maturity or the maturity of the Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

Substitution of Mortgage Assets

      Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing Date) securing a Series may be substituted for, (3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made (1) if such substitution would result in the Issuer becoming required to register as an "Investment Company" for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

      If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

Collection Account

      Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement, such amounts may be paid as provided in the Indenture or Trust Agreement to the Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

Other Funds or Accounts

      A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "--Enhancement."

Investment of Funds

      The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

      Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

Guaranteed Investment Contract

      If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

Enhancement

      Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See "ENHANCEMENT."

                           SERVICING OF MORTGAGE LOANS

General

      The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

      If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and (iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

      To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

      The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "--Servicing Compensation and Payment of Expenses" below.

Collection Procedures

      The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

      Unless otherwise specified in the related Prospectus Supplement, the Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

Payments on Mortgage Loans; Deposits to Custodial Accounts

      With respect to any Series, the Master Servicer, if any, will establish an account (the "Custodial Account") in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

      In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "--Advances" below.

      If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

      The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

      With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

Advances

      General. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

      Adjustments to Servicing Fee or Advances in Connection with Prepaid Mortgage Loans. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "YIELD AND PREPAYMENT CONSIDERATIONS."

Maintenance of Insurance Policies and Other Servicing Procedures

      General. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

      Presentation of Claims; Realization Upon Defaulted Mortgage Loans. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

      The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable, and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

      The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will generally follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, subject to the express provisions of the related Servicing Agreement.

Enforcement of Due-On Sale Clauses

      Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

Modification; Waivers

      As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

Servicing Compensation and Payment of Expenses

      The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

      The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

Evidence as to Compliance

      The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement, Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and

(ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

Certain Matters Regarding the Master Servicer and Special Servicer

      The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

                                   ENHANCEMENT

General

      For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

      Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of
(a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordinate Securities

      If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

      A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

      The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured


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by another Mortgage Group within the Trust Estate or Trust Fund, the related
Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Cross-Support Features

      If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities secured by one Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Insurance on the Mortgage Loans

      Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

Letter of Credit

      The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Bond Guarantee Insurance

      Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

Reserve Funds

      One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by


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

depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

      Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS". The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

      The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

General

      Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

Hazard Insurance on the Mortgage Loans

      The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the


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

conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified in the Federal Register by the Flood Emergency Management Agency, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

      The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

      In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

FHA Insurance

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


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

Mortgages

      Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien upon, or grants a title interest in, the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The lien of the mortgage is generally subordinate to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. The priority of the lien with respect to such mortgage depends on its terms, the knowledge of the parties to the mortgage and generally on the order of recording the mortgage with the applicable public recording office.

      There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. In the case where the borrower is a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the related Mortgaged Property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

Junior Mortgages; Rights of Senior Mortgages or Beneficiaries

      If specified in the applicable Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. Accordingly, the Trust Fund (and therefore the Certificateholders), as the holder of the junior lien, bear
(i) the risk of delay in distributions while a deficiency judgement against the borrower is obtained and (ii) the risk of loss if the deficiency judgement


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is not realized upon. Moreover, deficiency judgements may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, by applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.


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      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure of Mortgage

      In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.


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

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      The holder of a junior mortgage that forecloses on any Mortgaged Property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

      In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) would cause such property to be treated as "foreclosure property" by any REMIC in which such REO Property is held and (ii) would, to the extent commercially reasonable and consistent with clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special


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

Servicer could determine (particularly in the case of an REO Property that is a hospitality property or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Leasehold Risks

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in is obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

      In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until


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the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the end of the third taxable year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Environmental Matters

      Real property pledged as security to a lender may be subject to environmental risks. For example, certain environmental liabilities may (1) cause a diminution in the value of the Mortgaged Property; (2) limit the lender's foreclosure rights; and (3) subject the lender to liability for clean-up costs or other remedial actions. Under the laws of many states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

      The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the laws of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.


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      Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

      This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), signed into law by President Clinton on September 30, 1996, which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. In addition to its application to CERCLA, the Asset Conservation Act applies to determining a lender's liability as an owner or operator of a petroleum or hazardous substance underground storage tank ("UST") under the federal Resource Conservation and Recovery Act ("RCRA").

      The secured creditor exemption does not protect a lender from liability under CERCLA in cases, among others, where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or the petroleum and hazardous substance UST provisions of RCRA. For example, under other provisions of RCRA, a past or present owner or operator of a facility may be ordered to conduct environmental property remediation in a proceeding brought by the government or by private citizens. In addition, many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.

      In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

      Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

      Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a


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report prepared by a person who regularly conducts environmental audits, that
(i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which any action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

Certain Laws and Regulations

      The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

      For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

Leases and Rents

      Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

Personalty

      Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


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Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

      In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy and Other Laws Affecting Creditors' Rights

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the "Bankruptcy Code") and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a bankruptcy petition acts as a stay of the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose the junior lien.

      In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can also reinstate accelerated indebtedness and, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a debtor, or a debtor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell its Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

      The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will


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constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term has been interpreted under the Bankruptcy Code. It should be noted, however, that, in the case of hospitality properties, the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

      Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the bankruptcy petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

      Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that "adequate assurance of future performance" by the assignee is provided to the lessor or contract party. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and that the assignment will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.


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      Under Section 365(h) of the Bankruptcy Code, if a trustee for a debtor, or a debtor as a debtor-in-possession, rejects an unexpired lease of real property as to which it is the lessor, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by a mortgagor under the related Mortgage Loan to the Trust Fund. Such payments may be protected from recovery as preferences if they are payments in the ordinary course of business made according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to the particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with the ability to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage and the claim of the mortgagee may be subordinated to the claims of unsecured creditors.

Due On-Sale Clauses in Mortgage Loans

      A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a


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restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.


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Alternative Mortgage Instruments

      Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Secondary Financing; Due-On-Encumbrance Provisions

      Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

      Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Americans With Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord,


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the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                                  THE INDENTURE

      The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.


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

Certain Covenants

      The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 662/3% of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 662/3% of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and (d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

      The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

Modification of Indenture

      Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

      Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding," (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds of such Series (or Class of such Series) contained therein or in the related Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as


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applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

      The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

Events of Default

      Unless otherwise stated in the related Prospectus Supplement, an "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

      Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain


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

circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series.

      The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

      An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

      Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay
(a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3% of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

      The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default


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with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

      Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

Authentication and Delivery of Bonds

      The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

Satisfaction and Discharge of the Indenture

      The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or (2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

Issuer's Annual Compliance Statement

      The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

List of Bondholders

      Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.


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

Meetings of Bondholders

      Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or
(iv) take any other action authorized to be taken by or on behalf of the Bondholders of any specified percentage of the Aggregate Outstanding Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

Fiscal Year

      The fiscal year of each Issuer ends on December 31.

Trustee's Annual Report

      The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

The Trustee

      LaSalle National Bank (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series of Bonds) will be the Trustee under the Indenture for the Bonds. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If LaSalle National Bank serves as Trustee, the Trustee's "Corporate Trust Office" is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, or at such other addressees as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. If another bank or trust company serves as Trustee, the address of its Corporate Trust Office will be specified in the related Prospectus Supplement. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the "New York Presenting Agent"), which will be specified in the related Prospectus Supplement.

                               THE TRUST AGREEMENT

      The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.


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Assignment of Mortgage Assets

      General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

      Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

      If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

      Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Repurchase of Non-Conforming Loans

      Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price generally equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).


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

      Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

      The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

      The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See "RISK FACTORS".

Reports to Certificateholders

      The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

      (i) with respect to a Series, the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

      (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

      (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

      (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

      (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

      (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (ii) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

      (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

      (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);


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

      (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

      (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

      (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

      (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

      (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

      (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

      (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders of Senior Securities is less than their required distribution, the amount of the shortfall;

      (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

      (xvii) such other information as specified in the related Trust Agreement.

      In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" herein.

Event of Default

      Unless otherwise specified in the related Prospectus Supplement, events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer


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

and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

      So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

      In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

      During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

      No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.


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

The Trustee

      The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such Trustee may be LaSalle National Bank. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

Duties of the Trustee

      The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement; provided, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it.

      The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in connection with the occurrence and/or continuation of an Event of Default (see "--Rights Upon Event of Default" above). The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

      The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, if the Trustee becomes insolvent, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (ii) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


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

Amendment of Trust Agreement

      Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

Voting Rights

      The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

List of Certificateholders

      Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

      No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC Administrator

      With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

      The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such


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

Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases" herein.

                                   THE ISSUER

The Company

      The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

      The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

      The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

Owner Trust

      Each owner trust established to act as Issuer of a Series of bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure


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

one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

      The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

      Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

Administrator

      Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                                USE OF PROCEEDS

      The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.


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

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

      Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "DESCRIPTION OF THE SECURITIES--Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

      Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

      As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

      The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary and the opinion of counsel to which the summary refers below, are based are subject to change, and such a change could apply retroactively. No rulings have been or will be sought from the IRS on these matters.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the


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

Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

Characterization of Securities

      Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

      If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; (iv) interests in an entity that will be treated as a partnership for federal income tax purposes, or (v) interests in an entity or a pool of assets that will satisfy the requirements for qualification as a financial asset securitization investment trust (a "FASIT") for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement or Indenture with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

      Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities,
(i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property which is . . . residential real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then Securities will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts


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of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

      It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

Taxation of Regular Interest Securities

      Interest and Acquisition Discount. Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

      Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the meaning of Code Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). Treasury regulations (the "Contingent Regulations") governing the treatment of contingent payment obligations also have been adopted. As described more fully below, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Contingent Regulations contain rules applicable to instruments governed by
Section 1272(a)(6). Although technically not applicable to prepayable securities, the Contingent Regulations may represent a possible method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury Department issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

      In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a de minimis amount determined under the Code, generally less than 0.25% of the stated redemption price at maturity of the Regular Interest Security multiplied by the weighted average maturity of the Regular Interest Security. For this purpose, the weighted average maturity of the Regular Interest Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest Security and the denominator of which is the stated redemption price at maturity


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of the Regular Interest Security. The schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Interest Securities (the "Prepayment Assumption") relating to the Regular Interest Securities. The Prepayment Assumption with respect to a Series of Regular Interest Securities will be set forth in the applicable Prospectus Supplement. However, the amount of any de minimis OID must be included in income as principal payments are received on a Regular Interest Security, in the proportion that each such payment bears to the original principal balance of the Security.

      The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest, that is unconditionally payable at least annually. See "--Variable Rate Securities" below. In the case of the Compound Interest Securities, Interest Weighted Securities and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Securities") will not be "qualified stated interest." In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position for income tax information reporting purposes that interest on the Regular Interest Securities is "unconditionally payable."

      The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

      Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.


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      Certain Series of Securities may be structured to include two or more
REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

      A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of offsetting portions of such excess.

      Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities is treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. Those calculations could result in an income accrual for a period below zero (a "Negative Adjustment"). The legislative history to the relevant Code provisions indicates, and the relevant Code provisions appear to provide that any such Negative Adjustment may not be taken as current loss or deduction, but may only be carried forward to offset future accruals of positive OID. Thus, in the absence of such accruals of positive OID, it appears that any losses resulting from a Negative Adjustment must be carried forward until disposition or retirement of the debt obligation, and may give rise to a capital loss at that time. However it is possible that income derived from an Interest Weighted Security that had a principal balance might be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it had in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.

      Variable Rate Regular Securities. The REMIC regulations (the "REMIC Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or (ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or
(d) a singled fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.


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      Under the OID Regulations, the amount and accrual of OID on a Variable
Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

      Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities bear interest at an "objective rate."

      Due to the complexity of these rules and the variety of Variable Rate Securities that may be offered hereunder, the precise application of these rules to any Variable Rate Securities offered hereunder will be discussed in the related Prospectus Supplement, based on the specific characteristics of each such security.

      Effect of Defaults and Delinquencies. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

      Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

      Market Discount and Premium. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in the ratio of (a) in the case of a Regular Interest Security not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of a Regular Interest Security originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be


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paid. A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

      A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Interest Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Interest Securities

      A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount and market discount included in income and reduced by any payments received (other than qualified periodic interest payments), any amortized premium, and any prior losses. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the


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amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 (the "1997 Act") has generally reduced capital gains tax rates for non-corporate taxpayers, who should consult their tax advisors regarding the consequences to them of the 1997 Act. There is no such discrepancy in tax rates on capital gains and ordinary income in the case of corporations.

REMIC Expenses

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, such expenses are disallowed entirely as deductions for purposes of the Alternative Minimum Tax. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

      Unless otherwise disclosed in the related Prospectus Supplement, REMICs issuing securities offered hereunder will not be treated as "single class" REMICs under these rules.

Taxation of the REMIC

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

      Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, income from amortization of premium on Regular Interest Securities issued at a premium and income from write-off of Regular Interest Securities, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, losses on Mortgage Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such


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holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "--REMIC Expenses" above.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      Income from Foreclosure Property. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income for a real estate investment trust. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing tax if certain conditions are satisfied. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "net income from foreclosure property" at a rate of 100%. Accordingly, operation of Foreclosed Properties generally will be required to be conducted through an independent contractor.

      Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. Unless chargeable to the servicer or trustee under the applicable Trust Agreement


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or Indenture, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

      The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

      The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative. Consequently, a Residual Interest Security may have a negative "value".

      Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

      Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

      Mark-to-Market Rules. A Residual Interest Security is not treated as a security and thus may not be marked to market under Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.


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

      Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

Excess Inclusion Income

      The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

      The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

Restrictions on Ownership and Transfer of Residual Interest Securities

      As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.


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

      If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its share of the excess inclusion income of the REMIC allocable to such Disqualified Organization.

      Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors" below.

Administrative Matters

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding. The holder of the Residual Interest Security holding the largest percentage interest will be designated as "tax matters person" of the related REMIC for purposes of any such proceeding.

Tax Status as a Grantor Trust

      General. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a "grantor" or "fixed investment" trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

      Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans,


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

and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents original issue discount or market discount. Under Legislation enacted in 1997, Section 1272(a)(6) of the Code requires in the case of a pool of Mortgage Loans with original issue discount in excess of a prescribed de minimis amount, that a holder of a Certificate report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, based on a prepayment assumption, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. It is unclear when such prepayment assumption is determined or adjusted. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

      Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount


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

would accrue, using a prepayment assumption, in a manner to be provided in Treasury regulations. The relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

      Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

      A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above), which rules now appear to require the use of a prepayment assumption, will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

      Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. Legislation enacted in 1997 extends this treatment to instruments such as the Stripped Certificates. The Cash Flow Bond Method will consequently be used in preparing information reports as to the income accruing on such Certificates, and it is expected that original issue discount will be reported on that basis. In applying the calculation to a class of Certificates, the


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

Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a "stripped bond" which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are "qualified stated interest." The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

      Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

      A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), may be taxed as a contingent payment instrument.

      Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

      Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

      Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case to the extent the underlying Mortgage Loans qualify for such treatments. However, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, it is possible that various reserve funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.


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

      Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

Miscellaneous Tax Aspects

      Backup Withholding. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

Tax Treatment of Foreign Investors

      Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of the Code that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and original issue discount paid to Nonresidents.

      It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder that is a Nonresident if such holder owns 10% or more of one or more underlying mortgagors or if the holder is a controlled foreign corporation that is related to one or more mortgagors.


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

      Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. In such case, however, they will generally be subject to the regular United States income tax.

      Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusion Income."

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans and other retirement arrangements, such as individual retirement accounts and Keogh plans, that are subject to Section 4975 of the Code.


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

      The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be or may become Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction might be considered to violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager"; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Security if the Issuer, the Master Servicer, if any, the Servicer, the Trustee, the provider of Enhancement, if any, or an affiliate thereof is a fiduciary with respect to such assets.

      The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, another exception provides that if at all times less than 25% of the value of all classes of equity interests in the Issuer are held by "benefit plan investors" (which is defined as including plans subject to ERISA, individual retirement accounts, certain plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of plan investment in such entities), the investing Plan's assets will not include any of the underlying assets of the Issuer.

      If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

      If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of


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

the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether one or more statutory or administrative exemptions is applicable.

      Furthermore, in either of the cases above, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

      Even if the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series, an additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman Hutton, Inc. an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met. The Prospectus Supplement will specify whether the Exemption will apply with respect to any particular series.

      Among the conditions which must be satisfied for the Exemption to apply are the following:

      1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

      3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

      4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

      5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

      6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

      The trust also must meet the following requirements:

      (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;


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

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

      (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, provider of Enhancement, if any, or any affiliate of such parties (the "Restricted Group").

      There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, it should be assumed, unless the Prospectus Supplement provides otherwise, that none of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

      The sale of Securities to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.


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

                                LEGAL INVESTMENT

      The Prospectus Supplement for each Series of Securities will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Securities not qualifying as "mortgage related securities" ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

      Those Classes of Securities that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or Private Mortgage-Backed Securities, provided that such Mortgage Loans (or the Mortgage Loans underlying the Private Mortgage-Backed Securities) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Securities satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. '1.5), certain "Type IV securities," defined in 12 C.F.R. '1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series or Classes of Securities), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. 703.140.

      All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series or Classes of the Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series or Classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain Classes of Securities as "mortgage related securities," no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

      Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

      The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the "Underwriters") or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

      The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

      The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

      If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

      Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

      If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such

Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, Sidley & Austin, New York, New York or Thacher Proffitt & Wood, New York, New York.

                                    GLOSSARY

      The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

      "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

      "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

      "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

      "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

      "Administration Fee" means the fee specified as such in the Administration Agreement.

      "Advances" means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

      "Aggregate Asset Value" means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

      "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

      "Appraised Value" means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.


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

      "ARM," "ARM Loan," or "Adjustable Rate Mortgage Loan" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

      "Asset Value" means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series Supplement shall set forth, for purposes of calculating the Asset Value of Mortgage Assets, the dates on which the scheduled principal and interest payments with respect to such Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

      "Assumed Deposit Date" means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

      "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

      "BIF" means Bank Insurance Fund.

      "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

      "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

      "Bond Register" means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

      "Bonds" means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

      "Business Day" means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the cities in which the Corporate Trust Office or, if applicable, the offices of the Servicer or the Special Servicer, are then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

      "Cash Liquidation" means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

      "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

      "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.


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

      "Certificate Interest Rate" means the per annum interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

      "Certificate Register" means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

      "Certificates" means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

      "Class" means a class of Securities of a Series.

      "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

      "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

      "Collection Account" means, with respect to a Series, the account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

      "Commercial Property" means any property securing a Mortgage Loan that used for commercial purposes.

      "Commission" means the Securities and Exchange Commission.

      "Company" means Structured Asset Securities Corporation.

      "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

      "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

      "Corporate Trust Office" means the corporate trust office of the Trustee.

      "Covered Trust" means a Trust Estate or Trust Fund covered by a form of credit support.

      "CPR" means the Constant Prepayment Rate prepayment model.

      "Custodial Account" means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.


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

      "Custodian" means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

      "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

      "Deferred Interest" means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

      "Deferred Interest Securities" means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

      "Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

      "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

      "Delivery Date" means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

      "Depositor" means the Company (i) when acting in such capacity under a Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

      "Deposit Trust Agreement" means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

      "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

      "Determination Date" means the date specified in the related Prospectus Supplement.

      "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

      "Distribution Date" means the date on which distributions of principal of and interest on Certificates of a Series will be made.

      "DOL" means Department of Labor.

      "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.


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

      "Due Period" means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

      "Eligible Investments" means any one or more of the obligations or securities described herein under "SECURITY FOR THE BONDS AND
CERTIFICATES--Investment of Funds."

      "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

      "Enhancement Agreement" means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plans" means qualified employee benefit plans established under ERISA or the Code.

      "Escrow Account" means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

      "Event of Default" unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under "THE INDENTURE AND TRUST AGREEMENT--Events of Default."

      "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHA" means the Federal Housing Administration, a division of HUD. "FHA Loan" means a fixed-rate mortgage loan insured by the FHA. "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "FNMA" means the Federal National Mortgage Association.

      "Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

      "First Mandatory Principal Distribution Date" means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

      "First Mandatory Principal Payment Date" means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

      "First PAC Paydown Date" means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

      "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.


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

      "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

      "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

      "Guarantor" means a guarantor acceptable to the Rating Agencies rating the Securities.

      "Highest Bond Interest Rate" means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

      "Highest Certificate Interest Rate" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

      "Holder" means a Bondholder or Certificateholder, as applicable.

      "Housing Act" means the National Housing Act of 1934, as amended.

      "HUD" means the United States Department of Housing and Urban Development.

      "Indenture" means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

      "Individual Investor Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

      "Individual Investor Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

      "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

      "Insurance Proceeds" means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

      "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

      "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

      "Interest Weighted Securities" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

      "IRS" means the Internal Revenue Service.


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

      "Issuer" means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

      "L/C Bank" means the issuer of the letter of credit.

      "LCPI" means Lehman Commercial Paper Inc.

      "Lehman Brothers" means Lehman Brothers Inc.

      "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

      "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

      "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

      "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

      "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

      "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

      "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

      "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

      "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

      "Mortgage Loan Group" means groups of Mortgage Assets.

      "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

      "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

      "Mortgage Pool" means, with respect to a Series, the pool of Mortgage
Loans.

      "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

      "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

      "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

      "New York Presenting Agent" means the Issuer's agent in the State of New York.

      "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

      "OID" means "original issue discount" within the meaning of section 1273 of the Code.

      "OTS" means the Office of the Thrift Supervision.

      "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

      "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

      "PAC" means Planned Amortization Class Securities.

      "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

      "PAC Security" or "Planned Amortization Class Security" means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

      "PAC Paydown Date" means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

      "PAC Principal Payment" means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

      "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

      "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

      "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

      "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

      "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

      "Pledged Fund or Account" means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

      "PMBS Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

      "PMBS Issuer" means the issuer of the Private Mortgage-Backed Securities.

      "PMBS Trustee" means the trustee of the Private Mortgage-Backed
Securities.

      "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

      "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

      "Prepayment Period" means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

      "Primary Assets" means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

      "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

      "Principal Balance" means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

      "Principal Determination Date" means the day specified in the related Prospectus Supplement.

      "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

      "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

      "Principal Only Securities" means a Security entitled to receive payments of principal only.

      "Principal Prepayment" means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans underlying such Private Mortgage-Backed Security but not including any Scheduled Payment received prior to the Due Period in which it was scheduled to be paid.

      "Private Mortgage-Backed Security" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

      "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

      "PTE" means Prohibited Transactions Exemption.

      "Rating Agency" means a nationally recognized statistical rating agency.

      "Realized Losses" means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

      "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

      "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

      "Regular Bondholder" means a Holder of a Regular Interest Bond.

      "Regular Certificateholder" means a Holder of a Regular Interest Certificate.

      "Regular Interest Bonds" means Classes of Bonds constituting regular interests in a REMIC.

      "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

      "Regular Interest Securities" means Regular Interest Bonds, Regular Interest Certificates or Uncertificated Regular Interests, as applicable.

      "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

      "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

      "REMIC Regulations" means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

      "REO Disposition" means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

      "REO Property" means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

      "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

      "Reserve Funds" means, collectively, more than one reserve fund.

      "Residual Bondholder" means the Holder of a Residual Interest Bond.

      "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

      "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

      "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

      "Residual Interest Securities" means Residual Interest Bonds or Residual Interest Certificates, as applicable.

      "SAIF" means Savings Association Insurance Fund.

      "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

      "Scheduled Principal Balance" means the principal balance of a Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of (a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor, (b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

      "Securities" means Bonds of Certificates.

      "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

      "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

      "Series" means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

      "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

      "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC-approved seller and servicer.

      "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

      "Servicing Account" means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

      "Servicing Agreements" means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

      "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SPA" means the Standard Prepayment Assumption prepayment model.

      "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

      "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

      "Start Up Day" means the "startup day" of the REMIC as defined in section 860G(a)(9) of the Code.

      "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

      "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans. "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

      "Substitute Mortgage Asset" means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

      "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

      "TIN" means Taxpayer Identification Number.

      "Trust Agreement" means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

      "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

      "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

      "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

      "Trustee" means LaSalle National Bank or another bank or trust company named as trustee in the Prospectus Supplement for a series of Securities and, in the case of a series of Bonds, qualified under the TIA.

      "Unavailable Amount" means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

      "Uncertificated Regular Interest" means a regular interest in a REMIC that is not represented by a physical Certificate.

      "Undelivered Mortgage Assets" means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

      "Underlying Collateral" means, with respect to a Private Mortgage-Backed Security, the underlying Mortgage Loans.

      "Underwriters" means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

      "VRDI Security" means a Regular Interest Security that qualifies as a "variable rate debt instrument" under Section 1.7275-5 of the Treasury Regulations.

      "Variable Interest Distribution Date" means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi-annual or annual.

      "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

      "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period applicable to the first Variable Interest Payment Date with respect to such Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

      "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

      "Variable Interest Security" means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

      "Weighted Average Securities" means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

      "Zero Coupon Bonds" means a Security entitled to receive payments or distributions of Principal only. "1986 Act" means the Tax Reform Act of 1986, as amended.

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"LB98C4.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2, A-3 and A-4, as well as certain Mortgage Loan and Mortgaged Property information shown in the Prospectus Supplement. In addition, the spreadsheet provides certain Mortgage Loan and Mortgage Property information contained in Annex A-1 in the CSSA format and information detailing the changes in the amount of Scheduled P&I Payments with regard to certain Mortgage Loans. As described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this Prospectus Supplement, each month the Trustee will make available through its bulletin board system an electronic file in the CSSA format updating and supplementing the information contained in the LB98C4.XLS file.

To open the file, insert the diskette into your floppy drive. Copy the file "LB98C4.XLS" to your hard drive or network drive. Open the file "LB98C4.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Step:, "Annex A-1", "Annex A-2", "Annex A-3", "Annex A-4", "CSSALOAN" or "CSSAPROP", respectively.

--------------
*  Microsoft Excel is a registered trademark of Microsoft Corporation.

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              Prospectus Supplement

Important Notice about the Information Contained in
   this Prospectus Supplement and the Accompanying Prospectus.............S-2
Executive Summary.........................................................S-6
Summary of Prospectus Supplement..........................................S-7
Risk Factors.............................................................S-27
Description of the Mortgage Pool.........................................S-40
Servicing of the Mortgage Loans..........................................S-72
Description of the Offered Certificates..................................S-90
Yield and Maturity Considerations.......................................S-115
Use of Proceeds.........................................................S-120
Federal Income Tax Consequences.........................................S-120
Certain ERISA Considerations............................................S-123
Legal Investment........................................................S-126
Method of Distribution..................................................S-127
Legal Matters...........................................................S-127
Ratings.................................................................S-128
Index of Principal Definitions..........................................S-130
ANNEX A-1 - Certain Characteristics of the Mortgage Loans.................A-1
ANNEX A-2 - Certain Monetary Terms of the Mortgage Loans..................A-2
ANNEX A-3 - Certain Additional Information Regarding
   the Group 2 Mortgaged Properties.......................................A-3
ANNEX A-4 - Certain Information Regarding Reserves........................A-4
ANNEX B - Term Sheet......................................................B-1
ANNEX C-1 - Price/Yield Tables............................................C-1
ANNEX C-2 - Decrement Tables..............................................C-2
ANNEX D - Form of Delinquent Loan Status Report...........................D-1
ANNEX E - Form of Historical Loan  Modification Report....................E-1
ANNEX F - Form of Historical Loss Estimate Report.........................F-1
ANNEX G - Form of REO Status Report.......................................G-1
ANNEX H - Form of Watch List Report.......................................H-1
ANNEX I - Form of Operating Statement Analysis............................I-1
ANNEX J - Form of NOI Adjustment Worksheet................................J-1
ANNEX K - Form of Comparative Financial Status Report.....................K-1

                                   Prospectus

Prospectus Supplement.......................................................7
Additional Information......................................................7
Incorporation of Certain Documents by Reference.............................8
Summary of Terms............................................................9
Risk Factors...............................................................30
Description of the Securities..............................................36
Yield and Prepayment Considerations........................................45
Security for the Bonds and Certificates....................................48
Servicing of Mortgage Loans................................................56
Enhancement................................................................61
Description of Insurance on the Mortgage Loans.............................64
Certain Legal Aspects of Mortgage Loans....................................65
The Indenture..............................................................79
The Trust Agreement........................................................84
The Issuer.................................................................91
Use of Proceeds............................................................92
Limitations on Issuance of Bearer Securities...............................93
Federal Income Tax Considerations..........................................93
State and Local Tax Considerations........................................109
ERISA Considerations......................................................109
Legal Investment..........................................................113
Plan of Distribution......................................................115
Legal Matters.............................................................116
Glossary..................................................................117

Until February 23, 1999, all dealers that effect transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a Prospectus Supplement and the accompanying Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and the accompanying Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                 $1,833,159,000
                                  (Approximate)

                          LB Commercial Mortgage Trust

                      Class A-1-a, Class A-1-b, Class A-2,
                           Class B, Class C, Class D,
                               Class E and Class X

                               Commercial Mortgage
                            Pass-Through Certificates
                                 Series 1998-C4

                         -----------------------------

                              PROSPECTUS SUPPLEMENT

                         -----------------------------


                         -----------------------------
                                 LEHMAN BROTHERS
                         -----------------------------


                                November 17, 1998

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